As filed with the Securities and Exchange Commission on December 12, 1997


                       1933 Act Registration No. 33-68704
                       1940 Act Registration No. 811-8006

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form N-1A

           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933     [_]

                      Pre-Effective Amendment No. ___                  [_]


                      Post-Effective Amendment No.  18                 [X]


                                     and/or

           REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT
           OF 1940                                                     [_]


                      Amendment No.  20                                [X}


                        (Check appropriate box or boxes)

                        MORGAN GRENFELL INVESTMENT TRUST
               (Exact name of registrant as specified in Charter)
                                885 Third Avenue
                            New York, New York 10022
                    (Address of Principal Executive Offices)

                         Registrant's Telephone Number,
                        including Area Code: 212-230-2600

                                                    Copy to:

James E. Minnick                                    Ernest V. Klein, Esq.
Morgan Grenfell Capital Management, Inc.            Hale and Dorr
885 Third Avenue                                    Sixty State Street
New York, New York  10022                           Boston, Massachusetts  02109
(Name and Address of Agent for Service)

It is proposed that this filing will become effective:


       _X_ on February 25, 1998 pursuant to paragraph (a)(2) of Rule 485.

Registrant has registered an indefinite number of shares pursuant to Rule 24f-2 under the Investment Company Act of 1940, as amended.

 CROSS REFERENCE SHEET FOR PROSPECTUSES AND STATEMENTS OF ADDITIONAL INFORMATION
        COVERING INSTITUTIONAL SHARES OF MORGAN GRENFELL INVESTMENT TRUST
                            (as required by Rule 495)


                        Morgan Grenfell Investment Trust


N-1A Item No.                                  Location
-------------                                  --------

Part A

Item 1.   Cover Page                           Cover Page

Item 2.   Synopsis                             Expense Information

Item 3.   Condensed Financial Information      Financial Highlights

Item 4.   General Description of Registrant    Cover Page; Investment Objectives
                                               and Policies; Description of
                                               Securities and Investment
                                               Techniques and Related Risks;
                                               Additional Investment
                                               Information; Organization and
                                               Shares of the Trust


Item 5.   Management of the Fund               Management of the Funds; The
                                               Adviser's Microcap Investment
                                               Results


Item 6.   Capital Stock and Other Securities   Dividends, Distributions and
                                               Taxes; Organization and Shares of
                                               the Trust; Purchase of Shares

Item 7.   Purchase of Securities Being         Purchase of Shares;
          Offered                              Net Asset Value

Item 8.   Redemption or Repurchase             Redemption of Shares

Item 9.   Pending Legal Proceedings            Not Applicable


Part B

Item 10.  Cover Page                           Cover Page

Item 11.  Table of Contents                    Table of Contents

Item 12.  General Information and History      Not Applicable

N-1A Item No.                                  Location
-------------                                  --------

Item 13.  Investment Objectives and Policies   Additional Information on Fund
                                               Investments and Strategies and
                                               Related Risks; Investment
                                               Restrictions; Investment Advisory
                                               and Other Services

Item 14.  Management of the Fund               Trustees and Officers

Item 15.  Control Persons and Principal        Trustees and Officers;
          Holders of Securities                General Information About
                                               The Trust

Item 16.  Investment Advisory and              Investment Advisory and
          Other Services                       Other Services; Additional
                                               Information

Item 17.  Brokerage Allocation and Other       Portfolio Transactions
          Practices

Item 18.  Capital Stock and Other              General Information About
          Securities                           the Trust

Item 19.  Purchase, Redemption and             Net Asset Value
          Pricing of Securities Being
          Offered

Item 20.  Tax Status                           Taxes

Item 21.  Underwriters                         Investment Advisory and Other
                                               Services

Item 22.  Calculation of Performance Data      Performance Information

Item 23.  Financial Statements                 Financial Statements

Part C

Information required to be included in Part C is set forth under the appropriate Item, so numbered, in Part C to this Registration Statement.

 CROSS REFERENCE SHEET FOR PROSPECTUSES AND STATEMENTS OF ADDITIONAL INFORMATION
        COVERING INSTITUTIONAL SHARES OF MORGAN GRENFELL INVESTMENT TRUST
                            (as required by Rule 495)


                        Morgan Grenfell Investment Trust


N-1A Item No.                                  Location
-------------                                  --------

Part A

Item 1.   Cover Page                           Cover Page

Item 2.   Synopsis                             Expense Information

Item 3.   Condensed Financial Information      Financial Highlights

Item 4.   General Description of Registrant    Cover Page; Investment Objectives
                                               and Policies; Description of
                                               Securities and Investment
                                               Techniques and Related Risks;
                                               Additional Investment
                                               Information; Organization and
                                               Shares of the Trust


Item 5.   Management of the Fund               Management of the Funds; The
                                               Adviser's Microcap Investment
                                               Results


Item 6.   Capital Stock and Other Securities   Dividends, Distributions and
                                               Taxes; Organization and Shares of
                                               the Trust; Purchase of Service
                                               Shares

Item 7.   Purchase of Securities Being         Purchase of Service Shares;
          Offered                              Net Asset Value

Item 8.   Redemption or Repurchase             Redemption of Service Shares

Item 9.   Pending Legal Proceedings            Not Applicable


Part B

Item 10.  Cover Page                           Cover Page

Item 11.  Table of Contents                    Table of Contents

Item 12.  General Information and History      Not Applicable

N-1A Item No.                                  Location
-------------                                  --------

Item 13.  Investment Objectives and Policies   Additional Information on Fund
                                               Investments and Strategies and
                                               Related Risks; Investment
                                               Restrictions; Investment Advisory
                                               and Other Services

Item 14.  Management of the Fund               Trustees and Officers

Item 15.  Control Persons and Principal        Trustees and Officers;
          Holders of Securities                General Information About
                                               The Trust

Item 16.  Investment Advisory and              Investment Advisory and
          Other Services                       Other Services; Additional
                                               Information

Item 17.  Brokerage Allocation and Other       Portfolio Transactions
          Practices

Item 18.  Capital Stock and Other              General Information About
          Securities                           the Trust

Item 19.  Purchase, Redemption and             Net Asset Value
          Pricing of Securities Being
          Offered

Item 20.  Tax Status                           Taxes

Item 21.  Underwriters                         Investment Advisory and Other
                                               Services

Item 22.  Calculation of Performance Data      Performance Information

Item 23.  Financial Statements                 Financial Statements

Part C

Information required to be included in Part C is set forth under the appropriate Item, so numbered, in Part C to this Registration Statement.

                        MORGAN GRENFELL INVESTMENT TRUST
                              Institutional Shares
                             No-Load Open-End Funds
                                885 Third Avenue
                            New York, New York 10022


                                February 25, 1998

Morgan Grenfell Investment Trust (the "Trust") is an open-end management investment company consisting of a number of investment portfolios. This Prospectus offers institutional shares of the following investment portfolios of the Trust: Morgan Grenfell Fixed Income Fund, Morgan Grenfell Municipal Bond Fund, Morgan Grenfell Short-Term Fixed Income Fund, Morgan Grenfell Short-Term Municipal Bond Fund, Morgan Grenfell Total Return Bond Fund, Morgan Grenfell High Yield Bond Fund, Morgan Grenfell Smaller Companies Fund, Morgan Grenfell Microcap Fund and Morgan Grenfell Large Cap Growth Fund (each a "Fund"). Each Fund other than Morgan Grenfell Total Return Bond Fund is diversified. Information concerning investment portfolios of the Trust that focus on international investments (the "International Funds") is contained in a separate prospectus that may be obtained by calling 1-800-550-6426.


                    ----------------------------------------


This Prospectus provides information about the Trust and each of the Funds that investors should know before investing in institutional shares of the Funds. Investors should carefully read this Prospectus and retain it for future reference. For investors seeking more detailed information, the Statement of Additional Information dated February 25, 1998, as amended or supplemented from time to time, is available upon request without charge by calling 1-800-550-6426 or by writing to SEI Financial Services Company, 1 Freedom Valley Drive, Oaks, Pennsylvania 19456-0100. The Statement of Additional Information, which is incorporated by reference into this Prospectus, has been filed with the Securities and Exchange Commission (the "Commission"). Not all of the Funds are available in certain states. Please call 1-800-550-6426 to determine availability in a particular state.


                    ----------------------------------------


INSTITUTIONAL SHARES OF THE FUNDS ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY, ANY BANK OR OTHER INSURED DEPOSITORY INSTITUTION, AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD OR ANY OTHER GOVERNMENT AGENCY.

MORGAN GRENFELL HIGH YIELD BOND FUND MAY INVEST UP TO 100% OF ITS ASSETS IN LOWER QUALITY BONDS, COMMONLY KNOWN AS "JUNK BONDS." MORGAN GRENFELL TOTAL RETURN BOND FUND MAY INVEST UP TO 15% OF ITS ASSETS IN SUCH BONDS. THESE INVESTMENTS ENTAIL GREATER RISKS, INCLUDING DEFAULT RISKS, THAN INVESTMENTS IN HIGHER QUALITY BONDS. INVESTORS SHOULD CAREFULLY CONSIDER THESE RISKS BEFORE INVESTING IN THESE FUNDS. SEE "INVESTMENT OBJECTIVES AND POLICIES" AND "DESCRIPTION OF SECURITIES AND INVESTMENT TECHNIQUES AND RELATED RISKS."

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


--------------------------------------------------------------------------------

The investment objective of Morgan Grenfell Fixed Income Fund and Morgan Grenfell Short-Term Fixed Income Fund is to seek a high level of income consistent with the preservation of capital. The investment objective of Morgan Grenfell Municipal Bond Fund and Morgan Grenfell Short-Term Municipal Bond Fund is to seek a high level of income exempt from federal income tax, consistent with the preservation of capital. The investment objective of Morgan Grenfell Total Return Bond Fund is to maximize total return consistent with the preservation of capital. The investment objective of the Morgan Grenfell High Yield Bond Fund is to seek high current income and, as a secondary objective, capital growth. The primary investment objective of Morgan Grenfell Smaller Companies Fund and Morgan Grenfell Large Cap Growth Fund is to maximize capital appreciation. The sole objective of Morgan Grenfell Microcap Fund is to maximize capital appreciation.


Each Fund's primary investments are summarized below:


Morgan Grenfell Fixed Income Fund invests primarily in U.S. dollar-denominated debt securities, including U.S. and non-U.S. government securities, corporate debt securities and debentures, mortgage-backed and asset-backed securities and taxable municipal debt securities, and repurchase agreements with respect to the foregoing. The Fund expects to maintain a dollar weighted effective average portfolio maturity of between five and ten years.

Morgan Grenfell Municipal Bond Fund invests primarily in municipal debt securities that pay interest exempt from U.S. federal income tax. The Fund expects to maintain a dollar weighted effective average portfolio maturity of between five and ten years.

Morgan Grenfell Short-Term Fixed Income Fund invests in the same types of securities as Morgan Grenfell Fixed Income Fund, but expects to maintain a dollar weighted effective average portfolio maturity of no longer than three years.

Morgan Grenfell Short-Term Municipal Bond Fund invests in the same types of securities as Morgan Grenfell Municipal Bond Fund, but expects to maintain a dollar weighted effective average portfolio maturity of no longer than three years.

Morgan Grenfell Total Return Bond Fund invests primarily in U.S. dollar-denominated, investment grade bonds of domestic and foreign issuers. The Fund may invest up to 20% of its assets in securities denominated in foreign currencies and up to 15% of its assets in certain below investment grade securities. The Fund expects to maintain a dollar weighted effective average portfolio maturity of between five and ten years.

Morgan Grenfell High Yield Bond Fund invests primarily in U.S.
dollar-denominated bonds that are below investment grade. The Fund expects to maintain a dollar weighted effective average portfolio maturity of between five and ten years.


Morgan Grenfell Smaller Companies Fund invests primarily in equity and equity-related securities of small capitalization U.S. companies.

Morgan Grenfell Microcap Fund invests primarily in equity and equity-related securities of micro capitalization U.S. companies. Micro capitalization or "microcap" companies are the smallest capitalization U.S. companies.

Morgan Grenfell Large Cap Growth Fund invests primarily in equity and equity-related securities of large capitalization U.S. companies.

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS


                                                                            Page
Expense Information                                                            4
Financial Highlights                                                           6
Introduction to the Funds                                                      8
Risk Factors                                                                   9
Investment Objectives and Policies                                             9
Description of Securities and Investment Techniques
  and Related Risks                                                           16
Additional Investment Information                                             25
Management of the Funds                                                       26
Purchase of Institutional Shares                                              29
Redemption of Institutional Shares                                            32
Net Asset Value                                                               33
Dividends, Distributions and Taxes                                            34
Organization and Shares of the Trust                                          36
Performance Information                                                       37
Appendix A (The Adviser's Microcap Investment Results)                        39
Appendix B (Tax Certification Instructions)                                   41



--------------------------------------------------------------------------------

                              EXPENSE INFORMATION

------------------------------------------------------------------------------------------------------------------------------------
                                                           Short-Term                          High
                                         Fixed                Fixed   Short-Term    Total      Yield    Smaller            Large Cap
                                         Income  Municipal   Income    Municipal  Return Bond  Bond    Companies  Microcap  Growth
Shareholder Transaction Expenses          Fund   Bond Fund    Fund     Bond Fund     Fund*     Fund*      Fund      Fund     Fund*
                                          ----   --------- ---------- ----------  -----------  -----   ---------  -------- ---------
------------------------------------------------------------------------------------------------------------------------------------
Maximum Sales Charge
Imposed on Purchases ...................  None      None      None        None       None       None       None     None     None

Maximum Sales Charge Imposed on
Reinvested Dividends ...................  None      None      None        None       None       None       None     None     None

Deferred Sales Charge Imposed
on Redemptions .........................  None      None      None        None       None       None       None     None     None

Exchange Fee ...........................  None      None      None        None       None       None       None     None     None

------------------------------------------------------------------------------------------------------------------------------------
Annual Fund Operating Expenses
(as a percentage of average net assets)

Advisory fees ..........................  0.40%     0.40%     0.40%       0.40%      0.45%      0.50%      1.00%    1.50%    0.75%

Other Expenses .........................  ___%      ___%      ___%        ___%       0.31%      0.31%      ___%     ___%     0.48%

Reduction of Advisory Fee and Expense
Limitation by Adviser** ................  ___%      ___%      ___%        ___%      (0.16)%    (0.16)%     ___%     ___%    (0.23)%

Net Fund Operating Expenses (after
advisory fee reduction and expense
limitation)** ..........................  0.55%     0.55%     0.55%       0.55%      0.60%      0.65%      1.25%    1.75%    1.00%

------------------------------------------------------------------------------------------------------------------------------------

* Total Return Bond Fund, High Yield Bond Fund and Large Cap Growth Fund were not operational during the fiscal year ended October 31, 1997.

** The Adviser has agreed to reduce its advisory fee and to make arrangements to limit certain other expenses to the extent necessary to limit Fund Operating Expenses of institutional shares of each Fund, on an annualized basis, to the specified percentages of each Fund's assets shown in the above table as Net Fund Operating Expenses The above table and the following example reflect this voluntary agreement In its sole discretion, the Adviser may terminate or modify this voluntary agreement at any time after October 31, 1998. The purpose of the voluntary agreement is to enhance a Fund's total return during the period when, because of its smaller size, fixed expenses have a more significant impact on total return After giving effect to the Adviser's voluntary agreement, each Fund's advisory fee is as follows: Fixed Income Fund ___%, Municipal Bond Fund ___%, Short-Term Fixed Income Fund ___%, Short-Term Municipal Bond Fund ___%, Total Return Bond Fund 0.29%, High Yield Bond Fund 0.34%, Smaller Companies Fund ___%, Microcap Fund ___% and Large Cap Growth Fund 0.52%; and the Other Expenses of each of Short-Term Fixed Income Fund and Short-Term Municipal Bond Fund and Smaller Companies Fund are equal to the respective amounts shown in the above table as Net Fund Operating Expenses. If the Adviser's voluntary agreement was not in effect, the Fund Operating Expenses for institutional shares of each Fund would be as follows: Fixed Income Fund __%, Municipal Bond Fund __%, Short-Term Fixed Income Fund __%, Short-Term Municipal Bond Fund __%, Total Return Bond Fund 0.76%, High Yield Bond Fund 0.81%, Smaller Companies Fund __%, Microcap Fund __% and Large Cap Growth Fund 1.23%.

--------------------------------------------------------------------------------

Example:

Investors in institutional shares would pay the following expenses on a $1,000(1) investment assuming (1) a 5% annual return and (2) redemption at the end of each time period:

                                                      1       3       5      10
                                                   Year    Years   Years   Years
                                                   ----    -----   -----   -----
Morgan Grenfell Fixed Income Fund                   $--     $--     $--     $--
Morgan Grenfell Municipal Bond Fund                 $--     $--     $--     $--
Morgan Grenfell Short-Term Fixed Income Fund        $--     $--     $--     $--
Morgan Grenfell Short-Term Municipal Bond Fund      $--     $--     $--     $--
Morgan Grenfell Total Return Bond Fund              $ 6     $19     N/A     N/A
Morgan Grenfell High Yield Bond Fund                $ 7     $21     N/A     N/A
Morgan Grenfell Smaller Companies Fund              $--     $--     $--     $--
Morgan Grenfell Microcap Fund                       $--     $--     $--     $--
Morgan Grenfell Large Cap Growth Fund               $10     $32     N/A     N/A


(1) The minimum initial investment required for institutional shares of each Fund is $250,000. Exchanges may be made in amounts as low as $50,000. See "Purchase of Shares--Exchange Privilege."

The purpose of the Expense Information Table and Example is to assist investors in understanding the various direct and indirect costs and expenses that an investment in institutional shares of a Fund will bear. "Other Expenses" included in the Expense Information Table and Example for each Fund other than Morgan Grenfell Total Return Bond Fund, Morgan Grenfell High Yield Bond Fund and Morgan Grenfell Large Cap Growth Fund are estimates for the fiscal year ending October 31, 1998 that are based on actual expenses incurred during the fiscal year ended October 31, 1997. "Other Expenses" for Morgan Grenfell Total Return Bond Fund, Morgan Grenfell High Yield Bond Fund and Morgan Grenfell Large Cap Growth Fund are based on estimated average net assets for the current fiscal year ending October 31, 1998. If the average net assets of any of these Funds exceeds the applicable estimate for such year, then that Fund's "Other Expenses" (as a percentage of average net assets) will be lower than the rate shown in the table. Conversely, if any of these Funds' average net assets are lower than the applicable estimate for such year, then that Fund's "Other Expenses" (as a percentage of average net assets) will be higher than the rate shown in the table.

The Example assumes reinvestment of all dividends and distributions and that the percentage amounts listed in the Expense Information Table remain the same each year. If the Adviser were to discontinue its voluntary fee reductions, the expenses contained in the Example could increase.

THE EXAMPLE IS DESIGNED FOR INFORMATION PURPOSES ONLY, AND SHOULD NOT BE CONSIDERED A REPRESENTATION OF FUTURE EXPENSES OR RETURN FOR ANY FUND. ACTUAL EXPENSES AND RETURN VARY FROM YEAR TO YEAR AND MAY BE HIGHER OR LOWER THAN THOSE SHOWN. For further information regarding advisory fees and other expenses of the Funds, see "Management of the Funds."

--------------------------------------------------------------------------------

                              FINANCIAL HIGHLIGHTS


Selected audited data for an outstanding institutional share of each Fund other than Morgan Grenfell Total Return Bond Fund, Morgan Grenfell High Yield Bond Fund and Morgan Grenfell Large Cap Growth Fund are presented for periods prior to and ending October 31, 1997. This data, insofar as it relates to the periods ended October 31, 1995, October 31, 1996 and October 31, 1997, has been audited by _______________, the Funds' independent accountants. The data for periods prior to and ending October 31, 1994 for Morgan Grenfell Fixed Income Fund and Morgan Grenfell Municipal Bond Fund have been audited by these Funds' prior independent accountants. This information should be read in conjunction with the Funds' audited financial statements as of October 31, 1997 and the notes thereto, which appear in the Funds' Statement of Additional Information. The Funds' annual report, which contains additional performance information, and Statement of Additional Information are available free of charge by calling 1-800-550-6426.

No data is shown below for Morgan Grenfell Total Return Bond Fund, Morgan Grenfell High Yield Bond Fund or Morgan Grenfell Large Cap Growth Fund because these Funds had not commenced operations on or prior to October 31, 1997.


--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                              FINANCIAL HIGHLIGHTS
------------------------------------------------------------------------------------------------------------------------------------
For an Institutional Share Outstanding Throughout Each Period Ended October 31

Net
       Net Asset      Net        Realized     Distributions   Distributions                                         Ratio of
         Value    Investment       and          from Net      from Realized   Net Asset             Net Assets    Expenses to
       Beginning   Income /     Unrealized     Investment        Capital      Value End   Total         End of      Average
Year   of Period    (Loss)    Gains/(Losses)     Income           Gains       of Period  Return    Period (000)    Net Assets
----   ---------    ------    --------------     ------           -----       ---------  ------    ------------    ----------
--------------------------------------------------------------------------------------------------------------------------------
------------------------------
Fixed Income Fund
------------------------------

1997
1996     $10.62    $ 0.68         $(0.04)       $(0.68)          $(0.07)        $10.51     6.27 %    $758,003         0.55%
1995     $ 9.93    $ 0.70         $ 0.69        $(0.70)             --          $10.62    14.53 %    $494,221         0.54%
1994     $10.95    $ 0.64         $(0.91)       $(0.64)          $(0.11)        $ 9.93    (2.58)%    $239,556         0.54%
1993     $ 9.92    $ 0.64         $ 1.03        $(0.64)             --          $10.95    17.28 %    $147,917         0.55%
1992(1)  $10.00    $ 0.06         $(0.08)       $(0.06)             --          $ 9.92    (1.61)%    $ 25,528         0.55%


------------------------------
Municipal Bond Fund
------------------------------

1997
1996     $10.86    $ 0.60         $ 0.13        $(0.60)             --          $10.99     6.90 %    $252,152         0.55%
1995     $10.37    $ 0.61         $ 0.49        $(0.61)             --          $10.86    10.90 %    $221,058         0.54%
1994     $11.36    $ 0.60         $(0.61)       $(0.60)          $(0.38)        $10.37    (0.15)%    $165,677         0.54%
1993     $10.56    $ 0.67         $ 0.84        $(0.67)          $(0.04)        $11.36    14.68 %    $148,022         0.55%
1992(2)  $10.00    $ 0.60         $ 0.56        $(0.60)             --          $10.56    13.42 %    $ 94,700         0.55%

------------------------------
Short-Term Fixed Income Fund
------------------------------

1997
1996     $10.01    $ 0.60         $(0.01)       $(0.60)             --          $10.00     6.09 %    $  6,751         0.53%
1995(3)  $10.00    $ 0.37         $ 0.01        $(0.37)             --          $10.01     3.82 %(#) $  4,140         0.52%

------------------------------
Short-Term Municipal Bond Fund
------------------------------

1997
1996     $10.13    $ 0.54         $ 0.04        $(0.54)          $(0.04)        $10.13     5.90 %    $  9,132         0.53%
1995(4)  $10.00    $ 0.30         $ 0.13        $(0.30)             --          $10.13     4.39 %(#) $  3,724         0.52%

------------------------------
Smaller Companies Fund
------------------------------

1997
1996     $10.55    $(0.02)       $ 2.61        $(0.04)             --          $13.10     24.58 %    $  4,115         1.25%
1995(5)  $10.00    $ 0.03        $ 0.52           --               --          $10.55      5.50 %(#) $  2,638         1.25%

------------------------------
Microcap Fund
------------------------------

1997(6)


                                    Ratio of Net
                       Ratio of      Investment
                       Expenses     Income(Loss)
        Ratio of Net  to Average     to Average
         Investment   Net Assets     Net Assets
        Income(Loss)  (Excluding     (Excluding    Portfolio   Average
         to Average    Expense         Expense     Turnover   Commission
Year     Net Assets   Limitations)  Limitations)     Rate       Rate*
----     ----------   ------------  ------------     ----       -----
------------------------------------------------------------------------
------------------------------
Fixed Income Fund
------------------------------

1997
1996          6.52%       0.61%         6.46%         176%       N/A
1995          6.81%       0.63%         6.72%         182%       N/A
1994          6.22%       0.66%         6.10%         251%       N/A
1993          6.01%       0.72%         5.84%         196%       N/A
1992(1)       5.24%       1.66%         4.13%         148%       N/A

------------------------------
Municipal Bond Fund
------------------------------

1997
1996          5.50%       0.61%         5.44%          66%       N/A
1995          5.75%       0.62%         5.67%          63%       N/A
1994          5.60%       0.67%         5.47%          94%       N/A
1993          5.94%       0.75%         5.74%         160%       N/A
1992(2)       6.31%       0.79%         6.07%         143%       N/A

------------------------------
Short-Term Fixed Income Fund
------------------------------

1997
1996          6.00%       1.29%         5.24%         124%       N/A
1995(3)       5.86%       2.84%         3.54%          90%       N/A

------------------------------
Short-Term Municipal Bond Fund
------------------------------

1997
1996          5.34%       1.58%         4.29%         129%       N/A
1995(4)       4.60%       2.16%         2.96%          62%       N/A

------------------------------
Smaller Companies Fund
------------------------------

1997
1996         (0.23)%      2.55%        (1.53)%        141%     $0.0560
1995(5)       0.94%       2.28%        (0.09)%         23%       N/A

------------------------------
Microcap Fund
------------------------------

1997(6)


--------------------------------------------------------------------------------
(#)  Returns are for the period indicated and have not been annualized.
* Average commission rate paid per share for security purchases and sales during the period. Presentation of the rate is only required for fiscal years beginning after September 1, 1995.
(1) Fixed Income Fund commenced operations on 9/18/92. All ratios for the period have been annualized.
(2) Municipal Bond Fund commenced operations on 12/13/91. All ratios for the period have been annualized.
(3) Short-Term Fixed Income Fund commenced operations on 3/13/95. All ratios for the period have been annualized.
(4) Short-Term Municipal Bond Fund commenced operations on 3/6/95. All ratios for the period have been annualized.
(5) Smaller Companies Fund commenced operations on 6/30/95. All ratios for the period have been annualized.
(6) Microcap Fund commenced operations on 12/18/96. All ratios for the period have been annualized.
--------------------------------------------------------------------------------

                            INTRODUCTION TO THE FUNDS

Morgan Grenfell Investment Trust (the "Trust") offers a number of mutual funds, each of which is a separate series of the Trust. This Prospectus relates solely to the Funds. Information regarding the Trust's other mutual funds (the "International Funds"), which invest primarily in non-U.S. securities, is contained in a separate prospectus that may be obtained by calling 1-800-550-6426.


The Adviser, with offices in Philadelphia and New York City, serves as investment adviser to each of the Funds. The Adviser is a U.S. investment management subsidiary of London-based Morgan Grenfell Asset Management. Together with the Adviser and its other investment management subsidiaries, Morgan Grenfell Asset Management now has over US$146.46 billion under management.


This prospectus relates solely to institutional shares of the Funds. The Funds offer another class of shares (service shares), which is subject to different expenses and therefore has different performance than institutional shares. Information regarding service shares may be obtained by calling 1-800-550-6426.


As of the date of this Prospectus, Morgan Grenfell Total Return Bond Fund, Morgan Grenfell High Yield Bond Fund and Morgan Grenfell Large Cap Growth Fund had not commenced operations and, therefore, had no operating history. There can be no assurance that any Fund will be able to achieve its investment objectives.


General Portfolio Management Strategies


Fixed Income Investments. In selecting fixed income investments (including municipal securities) for Fixed Income Fund, Short-Term Fixed Income Fund, Municipal Bond Fund, Short-Term Municipal Bond Fund, Total Return Bond Fund and High Yield Bond Fund, the Adviser seeks to achieve these Funds' investment objectives by identifying fixed income securities and sectors which it believes to be undervalued relative to the market and alternative sectors rather than forecasting changes in the interest rate environment. Fixed income securities may be undervalued for a variety of reasons, such as market inefficiencies relating to lack of market information about particular securities and sectors, supply and demand shifts and lack of market penetration by some issuers.


Equity Investments. In selecting equity investments for Large Cap Growth Fund, Smaller Companies Fund and Microcap Fund (the "Equity Funds"), the Adviser looks for companies whose earnings it believes will grow both faster than inflation and faster than the economy in general. An Equity Fund may invest in such a company if the Adviser believes that such growth is not yet fully reflected in the market price of the company's securities. In managing the Smaller Companies Fund and the Microcap Fund, the Adviser may also consider the fundamental value of a company, and may invest in a company where it believes that value is not fully recognized in the marketplace. Fundamental value is determined by taking into account various factors including earnings per share, the ratio of book value to market price, and the company's cash flow and dividend yield.


--------------------------------------------------------------------------------

In selecting equity investments, the Adviser considers a number of company-specific factors, including quality of management, a leading or dominant position in a major product line, a sound financial position, and a relatively high rate of return on invested capital so that future growth can be financed from internal sources. The Adviser also considers a company's record of dividend payments and/or the likelihood that the company will pay dividends in the future. However, consistent with their investment objectives, each Equity Fund may purchase securities of companies that are not expected to pay dividends in the foreseeable future.


                                  RISK FACTORS


General. An investment in any of the Funds is neither insured nor guaranteed by the U.S. Government, or any agency thereof or any other entity. The value of each Fund's portfolio securities, and thus the net asset value of its shares will fluctuate as a result of market factors, including interest rate and stock market changes, such that the value of the shares, when redeemed, may be more or less than their original cost.

Derivative Instruments. Certain of the Funds may employ investment techniques, including options and futures contracts and other investments that may be considered derivative instruments. These may entail special risks. For example, there is no limit on the percentage of assets of an Equity Fund that may be at risk with respect to futures and related options. See "Investment Objectives and Policies" and "Description of Securities and Investment Techniques and Related Risks."

Below Investment Grade Bonds. The High Yield Bond Fund and, to a lesser extent, the Total Return Bond Fund may invest in below investment grade bonds, including securities in default. These securities are considered speculative and, while generally offering greater income than investments in higher quality securities, involve greater risk of loss. See "Description of Securities and Investment Techniques and Related Risks-Below Investment Grade Bonds."

Diversification. The Total Return Bond Fund is non-diversified under the Investment Company Act of 1940 (the "1940 Act") and, therefore, may be more susceptible than the other Funds to developments affecting any single issuer of portfolio securities. See "Description of Securities and Investment Techniques and Related Risks-Diversification." Each of the other Funds is diversified under the 1940 Act.



                       INVESTMENT OBJECTIVES AND POLICIES

Fixed Income Fund and Short-Term Fixed Income Fund


The investment objective of the Fixed Income Fund and the Short-Term Fixed Income Fund is to seek a high level of income consistent with the preservation of capital. Under normal circumstances, the Fixed Income Fund expects to maintain a dollar weighted effective average portfolio maturity of 5 to 10 years, and the Short-Term Fixed Income Fund expects to maintain a dollar weighted effective average portfolio maturity of no more than 3 years. Because of its shorter portfolio maturity, it is expected that the Short-Term Fixed Income Fund's per share net asset



--------------------------------------------------------------------------------
value will be less volatile in response to changes in interest rates. However, under normal conditions, it is expected that the Fixed Income Fund will have a higher yield than the Short-Term Fixed Income Fund.


Each Fund normally invests at least 80% of its assets in fixed income securities of all types, including (i) U.S. Treasury obligations; (ii) obligations issued or guaranteed as to principal and interest by agencies and instrumentalities of the U.S. Government; (iii) custodial receipts evidencing separately traded principal and interest components of U.S. Government obligations; (iv) corporate bonds and debentures; (v) equipment lease and trust certificates; (vi) mortgage-backed securities and asset-backed securities; (vii) U.S. dollar denominated securities of the Government of Canada and its provincial and local governments, U.S dollar denominated securities issued or guaranteed by other foreign governments, their political subdivisions, agencies or instrumentalities and U.S. dollar denominated obligations of supranational entities; (viii) taxable municipal securities, and state, municipal or private activity bonds; and (ix) repurchase agreements involving any of the foregoing. Certain of these securities may have floating or variable rates of interest or include put features providing the Fund the right to sell the security at face value prior to maturity. The existence in a Fund's portfolio of floating and variable rate securities and securities with put features will have the effect of shortening its dollar weighted average maturity. Each Fund may purchase securities on a when-issued basis. Neither Fund's investments in U.S. dollar denominated securities of non-U.S. issuers will exceed 25% of its total assets.

Subject to its portfolio maturity policy, each Fund may purchase securities with any stated remaining maturity. In determining the maturity of mortgage-backed securities, the Adviser will use the expected life of such securities, which is based upon the anticipated prepayment patterns of the underlying mortgages. In determining the effective maturity of callable securities, the call date may be used as the effective maturity if interest rates have fallen since the bonds original issue date.

Each Fund invests primarily in fixed income securities that, at the time of purchase, are either rated in one of the three highest rating categories assigned by Moody's Investors Service, Inc. ("Moody's"), Standard & Poor's Ratings Group ("Standard & Poor's"), Duff & Phelps, Inc. ("Duff") or Fitch Investors Service, Inc. ("Fitch") or unrated securities determined by the Adviser to be of comparable quality. However, each Fund may also invest up to 15% of its assets in fixed income securities that are, at the time of purchase, either rated within the fourth highest rating category assigned by Moody's, Standard & Poor's, Duff or Fitch, or unrated but determined by the Adviser to be of comparable quality. See "Description of Securities and Investment Techniques and Related Risks--Fixed Income Securities." In the event any security held by either Fund is downgraded below the rating categories set forth above, the Adviser will review the security and determine whether to retain or dispose of that security, provided that neither Fund may hold, at any time, more than 5% of its net assets in fixed income securities that are not investment grade. Fixed income securities rated in one of the four highest ratings categories and unrated securities determined by the Adviser to be of comparable quality are referred to herein as "investment grade fixed income securities." Fixed income securities in the lowest investment grade category are considered medium grade securities. Such securities have speculative characteristics, involve greater risk of loss than higher quality securities, and are more sensitive to changes in the issuer's capacity to pay.

Under normal conditions, each Fund may hold up to 20% of its total assets in cash or money market instruments in order to maintain liquidity, or in the event that the Adviser determines that



--------------------------------------------------------------------------------
securities meeting the Fund's investment objective and policies are not otherwise readily available for purchase. For a definition of money market instruments and these Funds' policies on temporary defensive investments, see "Description of Securities and Investment Techniques and Related
Risks--Additional Investment Techniques."


Municipal Bond Fund and Short-Term Municipal Bond Fund


The investment objective of the Municipal Bond Fund and the Short-Term Municipal Bond Fund (the "Municipal Funds") is to seek a high level of income exempt from regular federal income tax (i.e., excluded from gross income for federal income tax purposes), consistent with the preservation of capital. However, there is no restriction on the percentage of either Municipal Fund's assets that may be invested in obligations the interest on which is a preference item for purposes of the federal alternative minimum tax. Under normal circumstances, the Municipal Bond Fund expects to maintain a dollar weighted effective average portfolio maturity of 5 to 10 years, and the Short-Term Municipal Bond Fund expects to maintain a dollar weighted effective average portfolio maturity of no more than 3 years. Because of its shorter portfolio maturity, it is expected that the Short-Term Municipal Bond Fund's per share net asset value will be less volatile in response to changes in interest rates. However, under normal conditions, it is expected that the Municipal Bond Fund will have a higher yield than the Short-Term Municipal Bond Fund.

Subject to its portfolio maturity policy, each Fund may purchase securities with any stated remaining maturity. In determining the maturity of mortgage-backed securities, the Adviser will use the expected life of such securities, which is based upon the anticipated prepayment patterns of the underlying mortgages. In determining the effective maturity of callable securities, the call date may be used as the effective maturity if interest rates have fallen since the bonds original issue date.


Under normal market conditions, each Municipal Fund invests at least 80% of its net assets in municipal securities the interest on which is exempt from regular federal income tax, and invests at least 65% of its total assets in municipal bonds. Municipal bonds consist of (i) securities, including municipal leases, issued by or on behalf of public authorities to obtain funds to be used for various public facilities, for refunding outstanding obligations, for general operating expenses and for lending such funds to other public institutions and facilities, and (ii) certain private activity and industrial development bonds issued by or on behalf of public authorities to obtain funds to provide for the construction, equipment, repair or improvement of privately operated facilities. The issuers of these municipal securities may be located in all 50 U.S. states, the District of Columbia, Puerto Rico and other U.S. territories and possessions. Certain of these securities may have variable and floating rates of interest or include "put" features providing the Fund the right to sell the securities at face value prior to maturity. The existence in a Fund's portfolio of variable and floating rate securities and securities having put features will have the effect of shortening its average dollar weighted portfolio maturity. The Municipal Funds may purchase securities on a when-issued basis.

The Municipal Funds' investments in municipal notes may include, but are not limited to, general obligation notes, tax anticipation notes (notes sold to finance working capital needs of the issuers in anticipation of receiving taxes on a future date), revenue anticipation notes (notes sold to provide needed cash prior to receipt of expected non-tax revenues from a specific source), bond anticipation notes, certificates of indebtedness, demand notes and construction loan notes and participation rights therein. Investments in any of the notes described above will be limited to those


--------------------------------------------------------------------------------
obligations that, at the time of purchase, are rated MIG-1 or V-MIG-1 by Moody's, rated SP-1 by Standard & Poor's, or are unrated but are determined by the Adviser to be of comparable quality.

The Municipal Funds' investments in municipal bonds may include, but are not limited to, general obligation bonds, revenue or special obligation bonds, and private activity and industrial development bonds. Each Municipal Fund may invest 25% or more of its total assets in private activity and industrial development bonds if the interest paid on them is exempt from regular federal income tax. See "Description of Securities and Investment Techniques--Fixed Income Securities."


Except as noted below, municipal bonds in which a Municipal Fund invests must be rated A or better by Moody's or by Standard & Poor's at the time of investment or, if unrated, must be determined by the Adviser to be of comparable quality. Each Municipal Fund may, however, invest up to 15% of its assets in bonds that, at the time of purchase, are rated Baa by Moody's or BBB by Standard & Poor's, or, if unrated, determined by the Adviser to be of comparable quality. Municipal securities in the lowest investment grade category are considered medium grade securities. Such securities have speculative characteristics, involve greater risk of loss than higher quality securities, and are more sensitive to changes in the issuer's capacity to pay.


The Municipal Funds' investments in tax-exempt commercial paper will be limited to obligations that, at the time of purchase, are rated at least A-1 by Standard & Poor's or Prime-1 by Moody's, or that are unrated but are determined by the Adviser to be of comparable quality. The Municipal Funds may purchase other types of tax-exempt instruments as long as they are of a quality equivalent to the long-term bond or commercial paper ratings stated above. In the event any security held by either Municipal Fund is downgraded below the rating categories set forth above, the Adviser will review the security and determine whether to retain or dispose of that security, provided that neither Municipal Fund will hold, at any time, more than 5% of its net assets in securities that are rated below investment grade.

Under normal circumstances, each Municipal Fund may invest up to 20% of its total assets in certain taxable securities in order to maintain liquidity. In addition, for temporary defensive purposes during periods when the Adviser determines that market conditions warrant, each Municipal Fund may invest without limit in such taxable securities. Such taxable securities include: U.S. Treasury obligations (including separately traded interest and principal component parts of U.S. Treasury obligations, transferable through the federal book-entry system and known as Separately Traded Registered Interest and Principal Securities or "STRIPS"); other marketable obligations issued or guaranteed as to principal and interest by agencies or instrumentalities of the U.S. Government whether or not backed by the full faith and credit of the U.S. Treasury; short-term instruments of U.S. commercial banks or savings and loan institutions (not including foreign branches of U.S. banks or U.S. branches of foreign banks) that are members of the Federal Reserve System or the Federal Deposit Insurance Corporation and that have total assets of $1 billion or more as shown on their last published financial statements at the time of investment; repurchase agreements involving any of the foregoing obligations; and, to the extent permitted by applicable law, shares of other investment companies investing solely in the foregoing obligations.

Distributions by a Fund that are derived from income from taxable securities held by the Fund will generally be taxable to shareholders as ordinary income.


--------------------------------------------------------------------------------

Total Return Bond Fund

The investment objective of the Total Return Bond Fund is to maximize total return consistent with the preservation of capital. Under normal circumstances, the Fund expects to maintain a dollar weighted effective average portfolio maturity of 5 to 10 years and to invest at least 65% of its total assets in U.S. dollar-denominated investment grade bonds. For purposes of this policy, "bonds" include the U.S. dollar-denominated fixed income securities in which the Fixed Income Fund and the Short-Term Fixed Income Fund may invest, convertible securities, and securities (including equity securities) of other investment companies that invest primarily in any one or more of the foregoing types of securities.

Under normal circumstances, the Fund may invest up to 35% of its total assets in cash, money market instruments and, subject to the limits described below, foreign currency-denominated bonds and below investment grade bonds, including below investment grade bonds of issuers located in countries with emerging securities markets. The Fund may not invest more than 20% of its total assets in foreign currency-denominated bonds and, at the discretion of the Adviser, the Fund may use certain techniques to hedge its foreign currency exposure back into the U.S. dollar. See "Description of Securities and Investment Techniques and Related Risks--Currency Management Techniques."

Also, the Fund may not invest more than 15% of its total assets in below investment grade bonds, and may not invest more than 10% of its total assets in below investment grade bonds of issuers located in countries with emerging securities markets. The Fund's investments in below investment grade bonds will be limited to securities that are rated B or higher by Moody's, Standard & Poor's, Duff or Fitch and unrated securities determined by the Adviser to be of comparable quality, provided that this quality limitation will not apply to the Fund's investments in other investment companies. Below investment grade bonds involve greater price volatility and risk of loss of principal and income than investment grade bonds. See "Description of Securities and Investment Techniques and Related Risks--Below Investment Grade Bonds." In the event a security held by the Fund is downgraded below the rating categories set forth above, the Adviser will review the security and determine whether to retain or dispose of that security.

For a description of the Fund's policy on temporary defensive investments, see "Description of Securities and Investment Techniques and Related Risks-- Additional Investment Techniques."

High Yield Bond Fund

The investment objective of the High Yield Bond Fund is to seek high current income and, as a secondary objective, capital growth. Under normal circumstances, the Fund expects to maintain a dollar weighted effective average remaining portfolio maturity of 5 to 10 years and to invest at least 65% of its total assets in below investment grade bonds. For purposes of this policy, "bonds" include the types of fixed income securities in which the Fixed Income Fund and the Short-Term Fixed Income Fund may invest (without regard to credit quality), as well as U.S. dollar-denominated convertible and nonconvertible fixed income securities of domestic and foreign issuers.



--------------------------------------------------------------------------------

Below investment grade bonds generally offer higher yields than investment grade bonds, but involve greater price volatility and risk of loss of principal and income. The Fund's investments in these securities may be of any credit quality and may include securities not paying interest currently, zero coupon bonds, securities that pay interest in the form of other securities (i.e., "pay in kind" or PIK securities) and securities in default. For a description of these and other risks of investing in below investment grade bonds, see "Description of Securities and Investment Techniques and Related Risks--Below Investment Grade Bonds."

Under normal conditions, the Fund may invest up to 35% of its total assets in cash or money market instruments in order to maintain liquidity, or in the event that the Adviser determines that securities meeting the Fund's investment objective and policies are not otherwise readily available for purchase. For a definition of money market instruments and the Fund's policy on temporary defensive investments, see "Description of Securities and Investment Techniques and Related Risks--Additional Investment Techniques."


Smaller Companies Fund

The primary investment objective of the Smaller Companies Fund is to maximize capital appreciation. The Fund seeks current income as its secondary investment objective. Under normal market conditions, the Fund pursues these objectives by investing at least 65% of its total assets in equity and equity-related securities (but not less than 60% directly in stocks) of small capitalization U.S. companies. Equity securities in which the Fund may invest include common stocks and preferred stocks, while equity-related securities include warrants, purchased call options and other rights to acquire stocks. See "Description of Securities and Investment Techniques and Related Risks."

For purposes of the Fund's investment policies, small capitalization companies are those ranked (at time of investment) according to market capitalization in the bottom 20% of the Wilshire 5000 Index. The Adviser believes that investments in equity and equity-related securities of many small capitalization companies, although involving greater risk, provide the opportunity for greater capital growth than investments in larger, better-known companies. For a description of the risks associated with investing in small capitalization companies, see "Description of Securities and Investment Techniques and Related Risks--Small and Micro Capitalization Companies."


Up to 35% of the Fund's total assets may be invested in investment grade fixed income securities (see definition on page - ), cash equivalents and equity and equity-related securities of medium and large capitalization companies. In the event any fixed income security held by the Fund is downgraded below investment grade, the Adviser will review the security and determine whether to retain or dispose of it. In no event, however, will the Fund hold more than 5% of its net assets in fixed income securities that are not investment grade. Up to 5% of the Fund's net assets (measured at time of investment) may be invested in the securities of non-U.S. issuers of all sizes.


Microcap Fund

The investment objective of the Microcap Fund is to maximize capital appreciation. Under normal market conditions, the Fund pursues this objective by investing at least 65% of its total assets in common stocks of micro capitalization U.S. companies and securities convertible into such stocks. For purposes of the Fund's investment policies, micro capitalization companies are those ranked


--------------------------------------------------------------------------------

(at the time of investment) according to market capitalization in the bottom 5% of the U.S. equity market, including both listed and unlisted companies.

The Adviser believes that investments in many micro capitalization companies, although involving greater risk, provide the opportunity for greater capital growth than investments in larger, better-known companies. In particular, the Adviser believes that the inefficiencies in this sector of the marketplace often provide opportunities for investment gains. The Fund's investments in securities of U.S. micro capitalization companies will be limited to securities traded on a U.S. exchange or in the over-the-counter market. For a description of the risks associated with investing in micro capitalization companies, see "Description of Securities and Investment Techniques and Related Risks--Small and Micro Capitalization Companies."

Up to 25% of the Fund's total assets may be invested in securities of non-U.S. companies with individual market capitalizations that would place them in the bottom 5% of the U.S. equity market. For liquidity purposes, the Fund will normally invest a portion of its assets (no more than 35%) in high quality debt securities and money market instruments with remaining maturities of one year or less, including repurchase agreements. In addition, the Fund may invest up to 5% of its net assets in non-convertible bonds and preferred stocks that are rated, at the time of purchase, Aaa or Aa by Moody's or AAA or AA by Standard & Poor's or determined by the Adviser to be of comparable quality.

Large Cap Growth Fund

The primary investment objective of the Large Cap Growth Fund is to maximize capital appreciation. The Fund seeks current income as its secondary investment objective. Under normal market conditions, the Fund pursues these objectives by investing at least 65% of its total assets in equity and equity-related securities (but not less than 60% directly in stocks) of large capitalization U.S. companies. The Fund may invest in the same types of equity and equity-related securities as the Smaller Companies Fund (see above).

For purposes of the Fund's investment policies, large capitalization companies are those ranked (at time of investment) according to market capitalization in the top 25% of the Wilshire 5000 Index, a broad-based index that includes nearly all U.S. public companies. The Adviser believes that the equity and equity-related securities of many large capitalization companies offer significant potential for capital growth, but with less risk than investments in smaller capitalization companies.


Up to 35% of the Fund's total assets may be invested in investment grade fixed income securities (see definition on page - ), cash equivalents and equity and equity-related securities of small and medium capitalization companies. In the event any fixed income security held by the Fund is downgraded below investment grade, the Adviser will review the security and determine whether to retain or dispose of it. In no event, however, will the Fund hold more than 5% of its net assets in fixed income securities that are not investment grade. Up to 5% of the Fund's net assets (measured at time of investment) may be invested in the securities of non-U.S. issuers of all sizes.



--------------------------------------------------------------------------------

      DESCRIPTION OF SECURITIES AND INVESTMENT TECHNIQUES AND RELATED RISKS

Fixed Income Securities

General. Each Fund may invest in fixed income securities. In periods of declining interest rates, the yield (income from portfolio investments over a stated period of time) of a Fund that invests in fixed income securities may tend to be higher than prevailing market rates, and in periods of rising interest rates, the yield of the Fund may tend to be lower. Also, when interest rates are falling, the inflow of net new money to such a Fund will likely be invested in portfolio instruments producing lower yields than the balance of the Fund's portfolio, thereby reducing the yield of the Fund. In periods of rising interest rates, the opposite can be true. The net asset value of a Fund investing in fixed income securities can generally be expected to change as general levels of interest rates fluctuate. The value of fixed income securities in a Fund's portfolio generally varies inversely with changes in interest rates. Prices of fixed income securities with longer effective maturities are more sensitive to interest rate changes than those with shorter effective maturities.


Private Activity and Industrial Development Bonds. Each of the Funds other than the Equity Funds may invest in private activity and industrial development bonds, which are obligations issued by or on behalf of public authorities to raise money to finance various privately owned or operated facilities for business and manufacturing, housing, sports and pollution control. These bonds are also used to finance public facilities such as airports, mass transit systems, ports, parking or sewage or solid waste disposal facilities, as well as certain other facilities or projects. The payment of the principal and interest on such bonds is generally dependent solely on the ability of the facility's user to meet its financial obligations and the pledge, if any, of real and personal property so financed as security for such payment.

Put Bonds. Each of the Funds other than the Equity Funds may invest in "put" bonds, which are tax exempt securities (including securities with variable interest rates) that may be sold back to the issuer of the security at face value at the option of the holder prior to their stated maturity. The Adviser intends to purchase only those "put" bonds for which the put option is an integral part of the security as originally issued. The option to "put" the bond back to the issuer prior to the stated final maturity can cushion the price decline of the bond in a rising interest rate environment. However, the premium paid, if any, for an option to put will have the effect of reducing the yield otherwise payable on the underlying security. For the purpose of determining the "maturity" of securities purchased subject to an option to put, and for the purpose of determining the dollar weighted average maturity of a Fund holding such securities, the Fund will consider "maturity" to be the first date on which it has the right to demand payment from the issuer of the put although the final maturity of the security is later than such date.

Variable or Floating Rate Instruments and Variable Rate Demand Instruments. Each of the Funds other than the Equity Funds may invest in variable or floating rate instruments and variable rate demand instruments, including variable amount master demand notes. These instruments will normally involve industrial development or revenue bonds that provide that the rate of interest is set as a specific percentage of a designated base rate (such as the prime rate) at a major commercial bank. In addition, the interest rate on these securities may be reset daily, weekly or on some other reset period and may have a floor or ceiling on interest rate changes. A Fund holding



--------------------------------------------------------------------------------
such an instrument can demand payment of the obligation at all times or at stipulated dates on short notice (not to exceed 30 days) at par plus accrued interest.

U.S. Government Securities. The Funds may invest in obligations issued or guaranteed as to both principal and interest by the U.S. Government, its agencies, instrumentalities or sponsored enterprises ("U.S. Government securities"). Some U.S. Government securities, such as U.S. Treasury bills, notes and bonds, are supported by the full faith and credit of the United States. Others, such as obligations issued or guaranteed by U.S. Government agencies or instrumentalities are supported either by (i) the full faith and credit of the U.S. Government (such as securities of the Small Business Administration), (ii) the right of the issuer to borrow from the U.S. Treasury (such as securities of the Federal Home Loan Banks), (iii) the discretionary authority of the U.S. Government to purchase the agency's obligations (such as securities of the Federal National Mortgage Association, or (iv) only the credit of the issuer. No assurance can be given that the U.S. Government will provide financial support to U.S. Government agencies or instrumentalities in the future.


Each of the Funds other than the Equity Funds may also invest in separately traded principal and interest components of securities guaranteed or issued by the U.S. Government or its agencies, instrumentalities or sponsored enterprises if such components are traded independently under the Separate Trading of Registered Interest and Principal of Securities program ("STRIPS") or any similar program sponsored by the U.S. Government. However, no Fund may actively trade these instruments. STRIPS are sold as zero coupon securities.
See"Zero Coupon Securities."


Custodial Receipts. Custodial receipts are interests in separately traded interest and principal component parts of U.S. Government securities that are issued by banks or brokerage firms and are created by depositing U.S. Government securities into a special account at a custodian bank. The custodian holds the interest and principal payments for the benefit of the registered owners of the certificates or receipts. The custodian arranges for the issuance of the certificates or receipts evidencing ownership and maintains the register. Custodial receipts include Treasury Receipts ("TRs"), Treasury Investment Growth Receipts ("TIGRs"), and Certificates of Accrual on Treasury Securities ("CATS"). TIGRs and CATS are interests in private proprietary accounts while TRs and STRIPS (see "U.S. Government Securities" above) are interests in accounts sponsored by the U.S. Treasury. Receipts are sold as zero coupon securities; for more information, see "Zero Coupon Securities."

Zero Coupon Securities. STRIPS and custodial receipts (TRs, TIGRs and CATS) are sold as zero coupon securities, that is, fixed income securities that have been stripped of their unmatured interest coupons. Zero coupon securities are sold at a (usually substantial) discount and redeemed at face value at their maturity date without interim cash payments of interest or principal. The amount of this discount is accreted over the life of the security, and the accretion constitutes the income earned on the security for both accounting and tax purposes. Because a Fund must distribute the accreted amounts in order to qualify for favorable tax treatment, it may have to sell portfolio securities to generate cash to satisfy the applicable distribution requirements. Because of these features, the market prices of zero coupon securities are generally more volatile than the market prices of securities that have similar maturity but that pay interest periodically. Zero coupon securities are likely to respond to a greater degree to interest rate changes than are non-zero coupon securities with similar maturity and credit qualities.


--------------------------------------------------------------------------------

Below Investment Grade Bonds. The High Yield Bond Fund and, to a lesser extent, the Total Return Bond Fund may invest in below investment grade bonds, including securities in default. These securities are considered speculative and, while generally offering greater income than investments in higher quality securities, involve greater risk of loss of principal and income, including the possibility of default or bankruptcy of the issuers of such securities, and have greater price volatility, especially during periods of economic uncertainty or change. These lower quality bonds tend to be affected by economic changes and short-term corporate and industry developments to a greater extent than higher quality securities, which react primarily to fluctuations in the general level of interest rates. To the extent a Fund invests in such lower quality securities, the achievement of its investment objective may be more dependent on the Adviser's own credit analysis.

Below investment grade bonds will also be affected by the market's perception of their credit quality, especially during times of adverse publicity, and the outlook for economic growth. In the past, economic downturns or an increase in interest rates have, under certain circumstances, caused a higher incidence of default by the issuers of these securities and may do so in the future, especially in the case of highly leveraged issuers. The market for these lower quality bonds is generally less liquid than the market for investment grade bonds. Therefore, the Adviser's judgment may at times play a greater role in valuing these securities than in the case of investment grade bonds, and it also may be more difficult under certain adverse market conditions to sell these lower quality securities to meet redemption requests, to respond to changes in the market, or to determine accurately a Fund's net asset value.


Securities of Foreign Issuers


General. Each of the Funds other than the Municipal Funds may invest to varying extents in securities of foreign issuers and supranational entities. Investments in the securities of foreign issuers and supranational entities may subject the Funds to investment risks that differ in some respects from those related to investments in securities of U.S. issuers. Such risks include future adverse political and economic developments, possible imposition of withholding taxes on income or sales proceeds, possible seizure, nationalization or expropriation of foreign deposits, possible establishment of exchange controls or taxation at the source or fluctuation in value due to changes in currency exchange rates. Foreign issuers of securities often engage in business practices different from those of domestic issuers of similar securities and there may be less information publicly available about foreign issuers. In addition, foreign issuers are, generally speaking, subject to less government supervision and regulation and different accounting treatment than are those in the United States.

Foreign Government Securities. The foreign government securities in which each Fund (other than the Municipal Funds) may invest generally consist of debt obligations issued or guaranteed by national, state or provincial governments or similar political subdivisions. Foreign government securities also include debt obligations of supranational or quasi-governmental entities. Quasi-governmental and supranational entities include international organizations designated or supported by governmental entities to promote economic reconstruction or development and international banking institutions and related government agencies. Examples include the International Bank for Reconstruction and Development (the "World Bank"), the Japanese Development Bank, the Asian Development Bank and the InterAmerican Development Bank. Foreign government securities also include mortgage-



--------------------------------------------------------------------------------
related securities issued or guaranteed by national, state or provincial governmental instrumentalities, including quasi-governmental agencies.

Currency Management Techniques

To the extent that they invest in securities denominated or quoted in foreign currencies, the Equity Funds and the Total Return Bond Fund may enter into forward currency exchange contracts ("forward contracts") and buy and sell currency options to hedge against currency exchange rate fluctuations. For the same purpose, the Total Return Bond Fund may also enter into currency swap agreements, purchase securities indexed to foreign currencies and buy and sell futures contracts relating to foreign currencies and options on such futures contracts. Transactions in these instruments, together with transactions in forward contracts and currency options, are referred to below collectively as "Currency-Related Transactions." The instruments involved in Currency-Related Transactions may be considered derivative instruments. A Fund may enter into Currency-Related Transactions to attempt to protect against an anticipated rise in the U.S. dollar price of securities that it intends to purchase. In addition, a Fund may enter into Currency-Related Transactions to attempt to protect against the decline in value of its foreign currency denominated or quoted portfolio securities, or a decline in the value of anticipated dividends or interest from such securities, due to a decline in the value of the foreign currency against the U.S. dollar. The forecasting of currency market movements is extremely difficult and there can be no assurance that currency hedging strategies will be successful. If the Adviser is incorrect in its forecast, currency hedging strategies may result in investment performance worse than if the strategies were not attempted. In addition, forward contracts and over-the-counter options and currency swap agreements may be illiquid and are subject to the risk that the counterparty will default on its obligations. For more information on these instruments, see the Statement of Additional Information.


Mortgage-Backed and Asset-Backed Securities


The Fixed Income Fund, the Short-Term Fixed Income Fund, the Total Return Bond Fund, the High Yield Bond Fund and, to a more limited extent, the Municipal Funds may invest in mortgage-backed securities, which represent direct or indirect participations in, or are collateralized by and payable from, mortgage loans secured by real property. The Fixed Income Fund, the Short-Term Fixed Income Fund, the Total Return Bond Fund and the High Yield Bond Fund may also invest in asset-backed securities, which represent participations in, or are secured by and payable from, assets such as motor vehicle installment sales, installment loan contracts, leases of various types of real and personal property and receivables from revolving credit (credit card) agreements and other categories of receivables. Such securities are generally issued by trusts and special purpose corporations.


Mortgage-backed and asset-backed securities are often subject to more rapid repayment than their stated maturity date would indicate as a result of the pass-through of prepayments of principal on the underlying loans. During periods of declining interest rates, prepayment of loans underlying mortgage-backed and asset-backed securities can be expected to accelerate, and thus impair a Fund's ability to reinvest the returns of principal at comparable yields. Accordingly, the market values of such securities will vary with changes in market interest rates generally and in yield differentials among various kinds of U.S. Government securities and other mortgage-backed and asset-backed securities. Asset-backed securities present certain risks that are not presented by mortgage-backed securities because asset-backed securities generally do not have the benefit of a security interest in collateral that is comparable to mortgage assets. In addition, there is the


--------------------------------------------------------------------------------
possibility that, in some cases, recoveries on repossessed collateral may not be available to support payments on these securities. Many mortgage and asset-backed securities may be considered derivative instruments. No Fund will invest 25% or more of its total assets in collateralized mortgage obligations or in asset-backed securities (in each case, excluding U.S. Government Securities).

Options


Written Options. The Total Return Bond Fund, the High Yield Bond Fund and each Equity Fund may write (sell) covered put and call options on securities and enter into related closing transactions. A Fund may receive fees (referred to as "premiums") for granting the rights evidenced by the options. However, in return for the premium for a written call option, the Fund assumes certain risks. For example, in the case of a written call option, the Fund forfeits the right to any appreciation in the underlying security while the option is outstanding. A put option gives to its purchaser the right to compel the Fund to purchase an underlying security from the option holder at the specified price at any time during the option period. In contrast, a call option written by the Fund gives to its purchaser the right to compel the Fund to sell an underlying security to the option holder at a specified price at any time during the option period. Upon the exercise of a put option written by a Fund, the Fund may suffer a loss equal to the difference between the price at which the Fund is required to purchase the underlying security and its market value at the time of the option exercise, less the premium received for writing the option. All options written by a Fund are covered. In the case of a call option, this means that the Fund will own the securities subject to the option or an offsetting call option as long as the written option is outstanding, or will have the absolute and immediate right to acquire other securities that are the same as those subject to the written option. In the case of a put option, this means that the Fund will deposit cash or liquid securities in a segregated account with the custodian with a value at least equal to the exercise price of the put option.

Purchased Options. The Total Return Bond Fund, the High Yield Bond Fund and each Equity Fund may also purchase put and call options on securities. A put option entitles a Fund to sell, and a call option entitles a Fund to buy, a specified security at a specified price during the term of the option. The advantage to the purchaser of a call option is that it may hedge against an increase in the price of securities it ultimately wishes to buy. The advantage to the purchaser of a put option is that it may hedge against a decrease in the price of portfolio securities it ultimately wishes to sell.

A Fund may enter into closing transactions in order to offset an open option position prior to exercise or expiration by selling an option it has purchased or by entering into an offsetting option. If a Fund cannot effect closing transactions, it may have to retain a security in its portfolio it would otherwise sell, or deliver a security it would otherwise retain.

A Fund may purchase and sell options traded on U.S. exchanges and, to the extent permitted by law, options traded over-the-counter. A Fund may also purchase and sell options traded on recognized foreign exchanges. There can be no assurance that a liquid secondary market will exist for any particular option. Over-the-counter options also involve the risk that a counterparty will fail to meet its obligation under the option.



--------------------------------------------------------------------------------

Stock Index Options

The Equity Funds may purchase and write exchange-listed put and call options on stock indices to hedge against risks of market-wide price movements. A stock index measures the movement of a certain group of stocks by assigning relative values to the common stocks included in the index. Examples of well-known stock indices are the Standard & Poor's Index of 500 Common Stocks and the Wilshire 5000 Index. Options on stock indices are similar to options on securities. However, because options on stock indices do not involve the delivery of an underlying security, the option represents the holder's right to obtain from the writer in cash a fixed multiple of the amount by which the exercise price exceeds (in the case of a put) or is less than (in the case of a call) the closing value of the underlying index on the exercise date.

When an Equity Fund writes an option on a stock index, it will cover the option by depositing cash or liquid securities or a combination of both in an amount equal to the market value of the option, in a segregated account, which will be marked to market daily, with the Fund's custodian, and will maintain the account while the option is open. Alternatively, and only in the case of a written call option on a stock index, the Fund may cover the written option by owning an offsetting call option.

Futures Contracts and Options on Futures Contracts


When deemed advisable by the Adviser, the Total Return Bond Fund, the High Yield Bond Fund and each of the Equity Funds may enter into futures contracts and purchase and write options on futures contracts to hedge against changes in interest rates, securities prices or currency exchange rates or for certain non-hedging purposes. The Funds may purchase and sell financial futures contracts, including stock index futures, and purchase and write related options. A Fund may engage in futures and related options transactions for hedging and non-hedging purposes as defined in regulations of the Commodity Futures Trading Commission. A Fund will not enter into futures contracts or options thereon for non-hedging purposes, if immediately thereafter, the aggregate initial margin and premiums required to establish non-hedging positions in futures contracts and options on futures will exceed 5% of the net asset value of the Fund's portfolio, after taking into account unrealized profits and losses on any such positions and excluding the amount by which such options were in-the-money at the time of purchase. Transactions in futures contracts and options on futures involve brokerage costs, require margin deposits and, in the case of contracts and options obligating the Funds to purchase securities, require the Funds to segregate cash or liquid securities with a value equal to the amount of the Fund's obligations.


Limitations and Risks Associated With Transactions In Options, Futures Contracts and Options on Futures Contracts


Options and futures transactions involve (1) liquidity risk that contractual positions cannot be easily closed out in the event of market changes or generally in the absence of a liquid secondary market, (2) correlation risk that changes in the value of hedging positions may not match the securities market fluctuations intended to be hedged, and (3) market risk that an incorrect prediction of securities prices by the Adviser may cause a Fund to perform worse than if such positions had not been taken. The ability to terminate over-the-counter options is more limited than with exchange traded options and may involve the risk that the counterparty to the option will not fulfill its obligations. In accordance with a position taken by the Commission, each Fund will limit its investments in illiquid securities to 15% of the Fund's net assets.



--------------------------------------------------------------------------------

Options and futures transactions are highly specialized activities which involve investment techniques and risks that are different from those associated with ordinary portfolio transactions. Gains and losses on investments in options and futures depend on the Adviser's ability to predict the direction of stock prices and other economic factors. The loss that may be incurred by a Fund in entering into futures contracts and written options thereon is potentially unlimited. There is no assurance that higher than anticipated trading activity or other unforeseen events might not, at times, render certain facilities of an options clearing entity or other entity performing the regulatory and liquidity functions of an options clearing entity inadequate, and thereby result in the institution by an exchange of special procedures which may interfere with the timely execution of customers' orders. Most futures exchanges limit the amount of fluctuation permitted in a futures contract's prices during a single trading day. Once the limit has been reached no further trades may be made that day at a price beyond the limit. The price limit will not limit potential losses, and may in fact prevent the prompt liquidation of futures positions, ultimately resulting in further losses.


Except as set forth above under "Futures Contracts and Options on Futures Contracts", there is no limit on the percentage of the assets of the Total Return Bond Fund, the High Yield Bond Fund or any Equity Fund that may be at risk with respect to futures contracts and related options. A Fund may not invest more than 25% of its total assets in purchased protective put options. A Fund's transactions in options, futures contracts and options on futures contracts may be limited by the requirements for qualification of the Fund as a regulated investment company for tax purposes. See "Taxes" in the Statement of Additional Information. Options, futures contracts and options on futures contracts are derivative instruments.


Small and Micro Capitalization Companies

Smaller Companies Fund and Microcap Fund invest a significant portion of their assets in smaller, lesser-known companies which the Adviser believes offer greater growth potential than larger, more mature, better-known companies. Investing in the securities of these companies, however, also involves greater risk and the possibility of greater portfolio price volatility. Among the reasons for the greater price volatility of these small companies and unseasoned stocks are the less certain growth prospects of smaller firms, the lower degree of liquidity in the markets for such stocks and the greater sensitivity of small companies to changing economic conditions in their geographic region. For example, securities of these companies involve higher investment risk than that normally associated with larger firms due to the greater business risks of small size and limited product lines, markets, distribution channels and financial and managerial resources.

Many smaller capitalization companies in which Smaller Companies Fund and Microcap Fund may invest are not well-known to the investing public, do not have significant institutional ownership and are followed by relatively few securities analysts. As a result, there may be less publicly available information concerning these companies than exists for larger capitalization companies. Also, the securities of smaller capitalization companies traded on the over-the-counter market may have fewer market makers, wider spreads between their quoted bid and asked prices and lower trading volumes, resulting in comparatively greater price volatility and less liquidity than exists for securities of larger capitalization companies.

Convertible Securities and Preferred Stocks


Subject to its investment objectives and policies, the Total Return Bond Fund, the High Yield Bond Fund and each Equity Fund may invest in convertible securities, which are ordinarily preferred



--------------------------------------------------------------------------------
stock or long-term fixed income securities of an issuer convertible at a stated exchange rate into common stock of the issuer. The market value of convertible securities tends to decline as interest rates increase and, conversely, to increase as interest rates decline. Convertible securities generally offer lower interest or dividend yields than non-convertible securities of similar quality. However, when the market price of the common stock underlying a convertible security exceeds the conversion price, the price of the convertible security tends to reflect the value of the underlying common stock. As the market price of the underlying common stock declines, the convertible security tends to trade increasingly on a yield basis, and thus may not depreciate to the same extent as the underlying common stock. Convertible securities generally rank senior to common stocks in an issuer's capital structure and are consequently of higher quality and entail less risk than the issuer's common stock. However, the extent to which such risk is reduced depends in large measure upon the degree to which the convertible security sells above its value as a fixed income security. The convertible debt securities in which each Fund may invest are subject to the same rating criteria and downgrade policy as the Fund's investments in fixed income securities.


Diversification


Each Fund other than the Total Return Bond Fund is "diversified" under the 1940 Act and is also subject to issuer diversification requirements imposed on regulated investment companies by Subchapter M of the Code. See "Investment Restrictions" and "Taxes" in the Funds' Statement of Additional Information. The Total Return Bond Fund is "non-diversified" under the 1940 Act. Accordingly, although it is subject to the issuer diversification requirements imposed on regulated investment companies by Subchapter M of the Code, the Total Return Bond Fund is not subject to the more stringent issuer diversification requirements imposed on diversified funds by the 1940 Act. To the extent that the Total Return Bond Fund does not meet the standards for being "diversified" under the 1940 Act, it will be more susceptible to developments affecting any single issuer of portfolio securities.

Concentration of Investments

As a matter of fundamental policy, no Fund may invest 25% or more of its total assets in the securities of one or more issuers conducting their principal business activities in the same industry (except U.S. Government securities). Currently, it is not anticipated that either Municipal Fund will invest 25% or more of its total assets (at market value at the time of purchase) in: (a) securities of one or more issuers conducting their principal activities in the same state; or (b) securities the principal and interest of which is paid from revenues of projects with similar characteristics, except that 25% or more of either Municipal Fund's total assets may be invested in single family and multi-family housing obligations. To the extent a Municipal Fund concentrates its investments in single family and multi-family housing obligations, the Fund will be subject to the peculiar risks associated with investments in such obligations, including prepayment risks and the risks of default on housing loans, which may be affected by economic conditions and other factors relating to such obligations.

Additional Investment Techniques

Mortgage Dollar Rolls. Each of the Funds other than the Equity Funds and the Municipal Funds may enter into mortgage "dollar rolls" in which a Fund sells securities for delivery in the current month and simultaneously contracts to repurchase substantially similar (same type, coupon and maturity) securities on a specified future date. During the roll period, a Fund



--------------------------------------------------------------------------------
forgoes principal and interest paid on the securities. A Fund is compensated by the difference between the current sales price and the lower forward price for the future purchase (often referred to as the "drop") or fee income and by the interest earned on the cash proceeds of the initial sale. A "covered roll" is a specific type of dollar roll for which there is an offsetting cash position or a cash equivalent security position which matures on or before the forward settlement date of the dollar roll transaction. The Funds may enter into both covered and uncovered rolls.

When-Issued Securities and Forward Commitments. Each Fund may purchase securities on a when-issued, delayed delivery or forward commitment basis. When these transactions are negotiated, the price of the securities is fixed at the time of the commitment, but delivery and payment may take place up to 90 days after the date of the commitment to purchase for equity securities, and up to 45 days after such date for fixed income securities. When-issued securities or forward commitments involve a risk of loss if the value of the security to be purchased declines prior to the settlement date. When a Fund purchases securities on a forward commitment or when-issued basis, the Fund's custodian will maintain in a segregated account cash or liquid securities having a value (determined daily) at least equal to the amount of the Fund's purchase commitment.


Repurchase Agreements. Each Fund may enter into repurchase agreements. In a repurchase agreement, a Fund buys a security subject to the right and obligation to sell it back to the other party at the same price plus accrued interest. The Fund's custodian will hold the security as collateral for the repurchase agreement. Collateral must be maintained at a value at least equal to 102% of the repurchase price, but repurchase agreements involve some credit risk to a Fund if the other party defaults on its obligation and the Fund is delayed in or prevented from liquidating the collateral. A Fund will enter into repurchase agreements only with financial institutions deemed to present minimal risk of bankruptcy during the term of the agreement based on guidelines established and periodically reviewed by the Trust's Board of Trustees.


Illiquid Securities. Each Fund other than the Municipal Bond Fund will not invest more than 15% of its net assets in illiquid securities. Municipal Bond Fund will not invest more than 10% of its total assets in illiquid securities. Illiquid securities include repurchase agreements and fixed time deposits maturing in more than seven days and securities that are not readily marketable.

Restricted Securities. Each of the Funds other than the Municipal Funds may invest to a limited extent in restricted securities. Restricted securities are securities that may not be sold freely to the public without prior registration under federal securities laws or an exemption from registration. Restricted securities will be considered illiquid unless they are restricted securities offered and sold to "qualified institutional buyers" under Rule 144A under the Securities Act of 1933 and the Board of Trustees determines that these securities are liquid based upon a review of the trading markets for the specific securities.


Warrants. Each Equity Fund may invest in warrants. Warrants generally entitle the holder to buy a specified number of shares of common stock at a specified price, which is often higher than the market price at the time of issuance, for a period of years or in perpetuity. Warrants may be issued in units with other securities or separately, and may be freely transferrable and traded on exchanges. While the market value of a warrant tends to be more volatile than that of the securities underlying the warrant, the market value of a warrant may not necessarily change with that of the underlying security. A warrant ceases to have value if it is not exercised prior to any expiration date to which the warrant is subject.


--------------------------------------------------------------------------------

Lending Securities. For the purpose of realizing income, each Fund other than the Fixed Income Fund and the Municipal Bond Fund may lend to broker-dealers portfolio securities amounting to not more than 33 1/3% of its total assets taken at current value. These transactions must be fully collateralized by cash, cash equivalents or U.S. Government securities at all times. They nevertheless involve some credit risk to a Fund if the other party should default on its obligation and the Fund is delayed in or prevented from recovering the collateral. Voting rights with respect to a portfolio security pass to the borrower when the security is loaned by a Fund, but the Adviser is required to call the loan if necessary to vote on a material event affecting the Fund's investment in the loaned security.

Other Investment Companies. Each Fund may invest in the aggregate no more than 10% of its total assets, calculated at the time of purchase, in the securities of other U.S.-registered investment companies. In addition, a Fund may not invest more than 5% of its total assets in the securities of any one such investment company or acquire more than 3% of the voting securities of any such investment company, except that, in accordance with an exemptive order expected to be issued by the Comission, the Total Return Bond Fund may invest up to 10% of its total assets in institutional shares of Morgan Grenfell Emerging Markets Debt Fund (but only after such order is issued). A Fund will indirectly bear its proportionate share of any management or other fees paid by investment companies in which it invests, in addition to its own fees.

Temporary Defensive Investments. For temporary defensive purposes during periods when the Adviser determines that conditions warrant, each of the Funds other than the Municipal Funds may invest up to 100% of its assets in cash and money market instruments, including securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities; certificates of deposit, time deposits, and bankers' acceptances issued by banks or savings and loans associations having net assets of at least $500 million as of the end of their most recent fiscal year; commercial paper rated at the time of purchase at least A-1 by Standard & Poor's or P-1 by Moody's, or unrated commercial paper determined by the Adviser to be of comparable quality; repurchase agreements involving any of the foregoing; and, to the extent permitted by applicable law, shares of other investment companies investing solely in money market instruments. For a description of the Municipal Funds' policy with respect to temporary defensive investments, see "Investment Objectives and Policies--Municipal Bond Fund and Short-Term Municipal Bond Fund."



                        ADDITIONAL INVESTMENT INFORMATION

Investment Restrictions

Each Fund has adopted certain fundamental investment restrictions which are described in detail in the Statement of Additional Information. Those investment restrictions designated as fundamental in the Statement of Additional Information can be changed only with shareholder approval. Each Fund's investment objective and all other investment restrictions and policies are nonfundamental and can be changed by the Board of Trustees of the Trust at any time without shareholder approval. Each Fund's shareholders will, however, be given 30 days' advance written notice of any change in a Fund's investment objective.

Each Fund has fundamental investment restrictions with respect to borrowing, lending, diversification of investments, senior securities, pledging of assets, underwriting, real estate


--------------------------------------------------------------------------------
investments and commodities. See "Investment Restrictions" in the Statement of Additional Information.

Portfolio Transactions


The Adviser is responsible for making specific decisions to buy and sell portfolio securities for the Funds. The Adviser is also responsible for selecting brokers and dealers to effect these transactions and negotiating, if possible, brokerage commissions and dealers' charges. Securities traded in the over-the-counter markets and fixed income securities generally are traded on a net basis with the dealers acting as principal for their own accounts without a stated commission.


The primary consideration in selecting broker-dealers to execute portfolio security transactions is the execution of such portfolio transactions at the most favorable prices. Consideration may also be given to the broker-dealer's sale of shares of the Funds. Subject to the most favorable price requirement and the provisions of Section 28(e) of the Securities Exchange Act of 1934, as amended, securities may be bought from or sold to broker-dealers who have furnished statistical, research and other information or services to the Adviser. Higher commissions may be paid to broker-dealers that provide research services. See "Portfolio Transactions and Brokerage Commissions" in the Statement of Additional Information for a more detailed discussion of portfolio transactions. The Trustees will periodically review each Fund's portfolio transactions.

Pursuant to procedures established by the Trustees, subject to applicable regulations and consistent with the above policy of obtaining the most favorable overall price, the Adviser may place securities transactions with SEI Financial Services Company, the Funds' distributor (the "Distributor"), and brokers with whom the Adviser or the Distributor is affiliated. No Fund will effect principal transactions with an affiliated broker.

Portfolio Turnover


It is estimated that, under normal circumstances, the portfolio turnover rate of each of the Equity Funds will not exceed 150%. It is estimated that, under normal circumstances, the portfolio turnover rate of each other Fund will not exceed 175%. The higher portfolio turnover rates of these Funds may result from their respective portfolio management strategies. These Funds may sell securities held for a short time in order to take advantage of what the Adviser believes to be temporary disparities in normal yield relationships between securities. A high rate of portfolio turnover (i.e., 100% or higher) will result in correspondingly higher transaction costs to a Fund, particularly if the Fund's primary investments are equity securities. A high rate of portfolio turnover will also increase the likelihood of net short-term capital gains (distributions of which are taxable to shareholders as ordinary income). (see "Portfolio Transactions"). See "Financial Highlights" for the Funds' portfolio turnover rates for the fiscal year ended October 31, 1997.


                             MANAGEMENT OF THE FUNDS


The Board of Trustees of the Trust is responsible for the overall supervision and management of the Funds. The day-to-day operations of the Funds, including investment decisions, have been delegated to the Adviser. The Statement of Additional Information contains general background information regarding each Trustee and executive officer of the Trust.


--------------------------------------------------------------------------------

The Adviser


MGCM, 885 Third Avenue, New York, New York, acts as investment adviser to each Fund pursuant to the terms of investment advisory contracts between the Trust, on behalf of the Funds, and MGCM (the "Advisory Contracts"). MGCM is registered as an investment adviser with the Commission and provides a full range of investment advisory services to institutional clients. All of the outstanding voting stock of MGCM is owned by Morgan Grenfell Asset Management ("MGAM"), which is an indirect wholly-owned subsidiary of Deutsche Bank AG, an international commercial and investment banking group. As of September 30, 1997, MGCM managed approximately $9.69 billion in assets.


Under its Advisory Contracts with the Trust, the Adviser manages each Fund's business and investment affairs. For these services, the Adviser is entitled to a monthly fee at an annual rate of each Fund's average daily net assets as follows:


                                                              Annual Rate
Morgan Grenfell Fixed Income Fund                                0.40%
Morgan Grenfell Municipal Bond Fund                              0.40%
Morgan Grenfell Short-Term Fixed Income Fund                     0.40%
Morgan Grenfell Short-Term Municipal Bond Fund                   0.40%
Morgan Grenfell Total Return Bond Fund                           0.45%
Morgan Grenfell High Yield Bond Fund                             0.50%
Morgan Grenfell Smaller Companies Fund                           1.00%
Morgan Grenfell Microcap Fund                                    1.50%
Morgan Grenfell Large Cap Growth Fund                            0.75%

The advisory fees to which the Adviser is entitled for Smaller Companies Fund, Microcap Fund and Large Cap Growth Fund are higher than the fees paid by most funds but the Adviser believes they are comparable to the fees paid by funds having similar investment objectives. As described in "Expense Information," the Adviser has voluntarily agreed to reduce its advisory fee and to make arrangements to limit certain other expenses to the extent necessary to limit each Fund's operating expenses to a specified level. For the fiscal period ended October 31, 1997, this voluntary agreement was in effect for each Fund (other than Morgan Grenfell Total Return Bond Fund, Morgan Grenfell High Yield Bond Fund and Morgan Grenfell Large Cap Growth Fund, which were not in operation during such year). During this year, Morgan Grenfell Fixed Income Fund, Morgan Grenfell Municipal Bond Fund, Morgan Grenfell Short-Term Fixed Income Fund, Morgan Grenfell Short-Term Municipal Bond Fund, Morgan Grenfell Smaller Companies Fund and Morgan Grenfell Microcap Fund paid advisory fees equal to - %, - %, - %, - %, - % and - % of their respective average daily net assets.

The Trust, on behalf of each Fund, is responsible for all of the Fund's expenses other than those expressly assumed by the Adviser under the terms of the Advisory Contracts. The expenses borne by each Fund include the Fund's advisory fee, transfer agent fee and taxes and its proportionate share of custodian fees, expenses of issuing reports to shareholders, legal fees, auditing and tax fees, blue sky fees, fees of the Commission, insurance expenses and disinterested Trustees' fees.



--------------------------------------------------------------------------------

Each Fund other than the Equity Funds and the High Yield Bond Fund is managed utilizing a team approach led by David W. Baldt, Exectuive President of the Adviser. Mr. Baldt has been in the investment advisory business since 1973 and with the Adviser since 1989. The rest of the team includes Gary W. Bartlett, Warren S. Davis, Tomas J. Flaherty, Christopher J. Gagnier and Timothy C. Vile, all Senior Vice Presidents of the Adviser. Mr. Bartlett has been in the investment advisory business since 1982 (with the Adviser since 1992) and previously managed funds with Provident National Bank. Mr. Davis has been in the investment advisory business since 1986 (with the Adviser since 1995) and has managed funds with Merrill Lynch and Paine Webber. Mr. Flaherty has been in the investment advisory business since 1985 (with the Adviser since 1995) and previously managed funds with Prudential Securities. Mr. Vile has been in the investment advisory business since 1986 (with the Adviser since 1991) and previously managed funds for Equitable Capital Management.

The High Yield Bond Fund is managed by a committee consisting of investment professionals employed by the Adviser. This committee makes investment decisions for the Fund.

The Smaller Companies Fund and Microcap Fund are each managed by a team of three experienced portfolio managers, Audrey M. T. Jones, David A. Baratta and John P. Callaghan. Ms. Jones and Mr. Baratta have served as members of the Funds's portfolio management team since the Fund's inception. Mr. Callaghan joined the Funds' portfolio management team (and the Adviser) in June 1997 and, prior to such time, worked as a portfolio manager for Odyssey Partners and Weiss, Peck & Greer. Ms. Jones has been employed by the Adviser as a portfolio manager since 1986. Prior to joining the Adviser in September 1994, Mr. Baratta worked as a portfolio manager for AIG Global Investors and Shearson Lehman Asset Management.


The Large Cap Growth Fund is managed by a committee consisting of investment professionals employed by the Adviser. This committee makes investment decisions for the Fund.

Administrator and Distributor

The Trust has entered into an Administration Agreement with SEI Financial Management Corporation ("SEI Financial Management" or the "Administrator"), 1 Freedom Valley Drive, Oaks, Pennsylvania 19456-0100, pursuant to which SEI Financial Management receives from all series of the Trust (i.e., the Funds and all other active series of the Trust) an aggregate monthly fee at the following annual rates of the aggregate average daily net assets ("aggregate assets") of such series:

0.12% of aggregate assets under $1 billion
0.08% of next $500 million of aggregate assets
0.06% of next $1 billion of aggregate assets
0.04% of aggregate assets exceeding $2.5 billion

Each Fund pays the Administrator a minimum annual fee of $60,000.

The Administrator generally assists in all matters relating to the administration of the Funds, including the coordination and monitoring of any third parties furnishing services to the Funds, the preparation and maintenance of financial and accounting records, and the provision of the necessary office space, equipment and personnel to perform administrative and clerical functions.


--------------------------------------------------------------------------------

SEI Financial Services Company (the "Distributor"), 1 Freedom Valley Drive, Oaks, Pennsylvania 19456-0100, serves as the distributor of institutional shares of the Funds pursuant to a Distribution Agreement with the Trust and assists in the sale of institutional shares of the Funds.

Custodians and Transfer Agent

The Trust has entered into a Custodian Agreement with CoreStates Bank, N.A. ("CoreStates"), pursuant to which CoreStates serves as custodian of the assets of Morgan Grenfell Fixed Income Fund and Morgan Grenfell Municipal Bond Fund.


The Trust has entered into a Custodian Agreement with The Northern Trust Company ("Northern"), pursuant to which Northern serves as custodian of the assets of each Fund other than Morgan Grenfell Fixed Income Fund and Morgan Grenfell Municipal Bond Fund.


DST Systems, Inc. (the "Transfer Agent"), 1004 Baltimore, Kansas City, Missouri 64105, serves as the transfer agent of the Funds. The Transfer Agent maintains the records of each record shareholder's account, processes purchases and redemptions of the Funds' institutional shares, acts as dividend and distribution disbursing agent and performs other shareholder servicing functions.

Additional information regarding the services performed by the Administrator, the Distributor, the Custodian and the Transfer Agent is provided in the Statement of Additional Information.


                        PURCHASE OF INSTITUTIONAL SHARES

Institutional shares of any Fund may be purchased on any Business Day at the net asset value next determined after receipt of the investor's order in good order by the Transfer Agent. A "Business Day" means any day on which the New York Stock Exchange (the "NYSE") is open. Shareholders will be entitled to dividends payable with respect to their shares of a Fund if they are shareholders of the Fund on the record date for such dividend. There is no sales charge in connection with purchases of institutional shares. The Trust reserves the right, in its sole discretion, to reject any purchase offer and to suspend the offering of shares.

Payments for institutional shares must be denominated in U.S. dollars. The minimum initial investment for any record shareholder account with a Fund is US$250,000 and subsequent investments will be accepted in any amount. The Trust reserves the right to vary the initial investment minimum and to establish minimums for additional investments at any time. In addition, the Trust may waive the minimum initial investment requirement for any investor. The Trust does not issue share certificates.

Purchases by Mail

Institutional shares may be purchased initially by completing the Account Application accompanying this Prospectus and mailing it, together with a check in the amount of $250,000 or more drawn on a U.S. bank payable to the appropriate Fund for each account an investor wishes to open, to:


--------------------------------------------------------------------------------

By Regular Mail:                              By Overnight Mail:
----------------                              ------------------
Morgan Grenfell Investment Trust              Morgan Grenfell Investment Trust
P.O Box 419165                                c/o DST Systems, Inc.
Kansas City, MO 64141-6165                    (SEI Division CT-7)
                                              1004 Baltimore
                                              Kansas City, MO 64105

Third party checks, credit card checks and cash will not be accepted.

Subsequent investments in an existing account in any Fund may be made at any time by sending to the Transfer Agent, at the above address, a check payable to the appropriate Fund, along with either (i) a subsequent order form which may be obtained from the Transfer Agent or (ii) a letter stating the amount of the investment, the name of the Fund and the account number in which the investment is to be made. Investors should indicate the name of the appropriate Fund and account number on all correspondence.

Purchases by Wire

Investors having an account with a commercial bank that is a member of the Federal Reserve System may purchase institutional shares of any Fund by requesting their bank to transmit funds by wire to:

United Missouri Bank, N.A.
ABA No. 10-10-00695
For:  Account Number 98-7052-395-7
Further Credit:  [appropriate Fund name]

The investor's name and account number must be specified in the wire. In addition, investors should be aware that some banks may charge wire fees.

Initial Purchases: Before making an initial investment by wire, an investor must first telephone 1-800-407-7301 to be assigned a wire account number. The investor may then transmit funds by wire through the wire procedures described above. The investor's name, account number, social security or other taxpayer identification number, and address must be specified in the wire. In addition, investors making initial investments by wire must promptly complete the Account Application accompanying this Prospectus and forward it to the Transfer Agent at:



By Regular Mail:                              By Overnight Mail:
----------------                              ------------------

Morgan Grenfell Investment Trust              Morgan Grenfell Investment Trust
P.O Box 419165                                c/o DST Systems, Inc.
Kansas City, MO 64141-6165                    (SEI Division CT-7)
                                              1004 Baltimore
                                              Kansas City, MO 64105

Subsequent Purchases: Additional investments may be made at any time through the wire procedures described above, which must include the investor's name and account number.


--------------------------------------------------------------------------------

Reports to Shareholders and Confirmations

Shareholders of each Fund receive an annual report containing audited financial statements and a semiannual report. All transactions in institutional shares of a Fund and dividends and distributions paid by a Fund are reflected in confirmations issued by the Transfer Agent at the time of the transaction and/or in monthly statements issued by the Transfer Agent. A year-to-date statement will be provided by the Transfer Agent. Shareholders with inquiries regarding a Fund may call Morgan Grenfell Investment Trust at 1-800-550-6426 or write to Morgan Grenfell Investment Trust at P.O. Box 419165, Kansas City, MO 64141-6165.

Exchange Privilege

The Funds provide a telephone exchange privilege and a written exchange privilege. Institutional shares of a Fund may be exchanged in amounts as low as $50,000 for institutional shares of any other Fund or any institutional International Fund. A shareholder should obtain and read the prospectus relating to institutional shares of an International Fund and consider its investment objective, policies and fees before making an exchange into that fund. Exchanges will be permitted only in those states in which the relevant fund is available for sale.

If a shareholder elects the telephone exchange privilege on the Account Application, the shareholder will be able to effect the exchange of institutional shares in its account in one Fund for institutional shares in any other Fund descibed in this Prospectus by telephone, as long as all accounts are identically registered. A shareholder can exchange shares by telephone by calling 1-800-407-7301 before 4:00 p.m., Eastern time, on any Business Day. Shares exchanged will be valued at their respective net asset values next determined after the telephone exchange request is received. Neither the Funds nor their agents will be liable for any loss incurred by a shareholder as a result of following instructions communicated by telephone that they reasonably believe to be genuine. To confirm that telephone exchange requests are genuine, the Funds will employ reasonable procedures such as providing written confirmation of telephone exchange transactions and tape recording of telephone exchange requests. If a Fund does not employ such reasonable procedures, it may be liable for any loss incurred by a shareholder due to a fraudulent or other unauthorized telephone exchange request. The Funds reserve the right to refuse any request made by any shareholder.

In addition to using the telephone exchange privilege, shareholders in any of the Funds may exchange their institutional shares for institutional shares in any other Fund by submitting a written request, in proper form, to the Transfer Agent. Institutional shares exchanged in this manner will be valued at their respective net asset values next determined after the receipt of the written exchange request.


An exchange is a taxable transaction for shareholders that are subject to tax. Investors will receive 60 days' written notice prior to any change in a Fund's exchange procedures.



--------------------------------------------------------------------------------

                       REDEMPTION OF INSTITUTIONAL SHARES

How To Redeem

Shareholders may redeem institutional shares of a Fund without charge upon request on any Business Day by placing redemption requests with the Transfer Agent prior to 4:00 p.m., Eastern Time. Institutional shares are redeemed at the net asset value next determined after receipt of the redemption request by the Transfer Agent. Institutional shares subject to a redemption request will earn any dividends for which the record date is the day the request is received.

Redemption requests may be made by telephoning Morgan Grenfell Investment Trust at 1-800-407-7301 or by a written request addressed to the Transfer Agent in accordance with the procedures set forth below. A written request must specify the number of institutional shares to be redeemed, the Fund from which institutional shares are being redeemed, the account number, payment instructions and the exact registration on the account. Signatures must be guaranteed in accordance with the procedures set forth below under "Payment of Redemption Proceeds." A shareholder may request redemptions by telephone if the optional telephone redemption privilege is elected on the Account Application. In order to verify the authenticity of telephone redemption requests, the Transfer Agent's telephone representatives will request that the caller provide certain information unique to the account. If the caller is unable to provide this information, telephone redemption requests will not be processed and the redemption will have to be completed by mail. As long as the Transfer Agent's telephone representatives comply with the procedures described above, neither the Trust nor the Transfer Agent will be liable for any losses due to fraudulent or unauthorized transactions. Finally, it may be difficult to implement telephone redemptions in times of drastic economic or market changes.

Payment of Redemption Proceeds


Redemption proceeds ordinarily will be wired to the bank account designated on the Account Application, unless payment by check has been requested. Normally, redemption proceeds will be wired within no more than seven days after the Transfer Agent receives the appropriate redemption request documents, including any additional documentation that may be required by the Transfer Agent in order to establish that a redemption request has been properly authorized. Frequently, redemption proceeds will be wired on the next Business Day after the Transfer Agent's receipt of such documents. In addition, the payment of redemption proceeds for institutional shares of a Fund recently purchased by check may be delayed for up to 15 calendar days from the purchase date. After a wire has been initiated by the Transfer Agent, neither the Transfer Agent nor the Trust assumes any further responsibility for the performance of intermediaries or the shareholder's bank in the transfer process. If a problem with such performance arises, the shareholder should deal directly with such intermediaries or bank.

Shareholders may request that redemption payments be made by Federal Reserve wire or Automated Clearing House (ACH) wire. Redemption payments made by Federal Reserve wire cannot be made on Federal holidays restricting wire transfers. There is no charge for ACH wire transactions; however, such transactions will not be posted to a shareholder's bank account until the second Business Day following the transaction.



--------------------------------------------------------------------------------

A shareholder may change the bank designated to receive redemption proceeds by providing written notice to the Transfer Agent which has been signed by the shareholder or its authorized representative. This signature must be guaranteed by a bank, a securities broker or dealer, a credit union having authority to issue signature guarantees, a savings and loan association, a building and loan association, a cooperative bank, a federal savings bank or association, a national securities exchange, a registered securities association or a clearing agency, provided that such institution satisfies standards established by the Transfer Agent. The Transfer Agent may also require additional documentation in connection with a request to change a designated bank.

If the Board of Trustees determines that it is appropriate in order to protect the best interests of a Fund and its shareholders, the Fund, under the limited circumstances described below, may satisfy all or part of a redemption request by delivering portfolio securities to a redeeming investor. However, the Trust, on behalf of each Fund, has elected, pursuant to Rule 18f-1 under the 1940 Act, to redeem its shares solely in cash up to the lesser of $250,000 or 1% of the net asset value of the Fund during any 90-day period for any one shareholder. Only redemptions in excess of this limit may be paid in kind. In-kind payments would not have to constitute a cross-section of a Fund's portfolio. Investors receiving redemption payment in portfolio securities will not have eliminated their investment exposure by their redemption as would investors receiving their redemption payment in cash. Instead these investors will be subject to risks inherent in owning such securities, including market value and currency fluctuations, difficulties in selling securities in particular markets and repatriating the sales proceeds, and the political and other risks described under "Description of Securities and Investment Techniques and Related Risks - Foreign Securities." In addition, a shareholder generally will incur additional expenses, such as brokerage commissions and, in the case of foreign currency denominated securities, currency conversion fees or expenses, on the sale or other disposition of securities received from a Fund. Any portfolio securities paid or distributed to a redeeming shareholder would be valued as described under "Net Asset Value."


                                 NET ASSET VALUE


The net asset value per share of each Fund is normally calculated as of the close of regular trading on the NYSE, currently 4:00 p.m. Eastern time, on each Business Day. The net asset value of each class of a Fund's shares is determined by adding the value of all securities, cash and other assets attributable to such class of the Fund, subtracting liabilities attributable to such class(including accrued expenses and dividends payable) and dividing the result by the total number of outstanding Fund shares of such class.


For purposes of calculating each Fund's net asset value per share, equity securities traded on a recognized securities exchange are valued at their last sale price on the principal exchange on which they are traded on the valuation day or, if no sale occurs, at the bid price. Unlisted equity securities for which current market quotations are readily available are valued at their most recent bid price. Debt securities and other fixed-income investments owned by the Funds are valued at prices supplied by independent pricing agents, which prices reflect broker-dealer supplied valuations and electronic data processing techniques. Short-term obligations maturing in sixty days or less may be valued at amortized cost, which does not take into account unrealized gains or losses on portfolio securities. Amortized cost valuation involves initially valuing a security at its


--------------------------------------------------------------------------------
cost, and thereafter assuming a constant amortization to maturity of any discount or premium, regardless of the impact of fluctuating interest rates on the security's market value. While this method provides certainty in valuation, it may result in periods in which the value of the security, as determined by the amortized cost method, may be higher or lower than the price a Fund would receive if the Fund sold the security. Other assets and assets whose market value does not, in the opinion of the Adviser, reflect fair value are valued at fair value using methods determined in good faith by the Board of Trustees.


Certain portfolio securities held by the Funds (not including the Municipal Funds) may be listed on foreign exchanges which trade on days when the NYSE is closed. As a result, the net asset value of each class of a Fund may be significantly affected by such trading on days when shareholders have no ability to redeem shares of the Fund.



                       DIVIDENDS, DISTRIBUTIONS AND TAXES


Each Equity Fund declares and pays dividends from net investment income, if any, and distributes net short-term capital gain, if any, at least annually. Each of the other Funds distributes substantially all of its net investment income in the form of dividends declared daily and paid monthly. Each Fund, including the Equity Funds, also distributes at least annually substantially all of the net long-term capital gain, if any, which it realizes for each taxable year and may make distributions at any other times when necessary to satisfy applicable tax requirements. Capital losses, including any capital loss carryovers from prior years, are taken into account in determining the amounts of short-term and long-term capital gains to be distributed.


From time to time, a portion of a Fund's distributions may constitute a return of capital for tax purposes. Dividends and distributions are made in additional institutional shares of the same Fund or, at the shareholder's election, in cash. The election to reinvest dividends and distributions or receive them in cash may be changed at any time upon written notice to the Transfer Agent. If no election is made, all dividends and capital gain distributions will be reinvested.

Taxes

Each Fund is treated as a separate entity for federal income tax purposes and has elected or intends to elect to be treated as a regulated investment company under Subchapter M of the Code. Each Fund intends to qualify for such treatment for each taxable year. To qualify as a regulated investment company, each Fund must satisfy certain requirements relating to the sources of its income, diversification of its assets and distribution of its income to shareholders. As a regulated investment company, a Fund will not be subject to federal income or excise tax on any net investment income or net realized capital gain that is distributed to its shareholders in accordance with certain timing and other requirements of the Code.


Dividends paid by a Fund from its net investment income (except for tax-exempt interest earned by the Municipal Funds), certain net realized foreign exchange gains, and the excess of net short-term capital gain over net long-term capital loss will be taxable to shareholders as ordinary income. Dividends paid by a Fund from any excess of net long-term capital gain over net short-term capital loss will be taxable to a shareholder as capital gain regardless of how long the shareholder has held its shares. It is anticipated that future tax regulations implementing federal tax legislation enacted



--------------------------------------------------------------------------------
on August 5, 1997 will provide that distributions of long-term capital gains to individuals or other noncorporate taxpayers will be subject to different maximum tax rates, depending on the dates on which the gains are recognized and the applicable Fund's holding periods for the assets that produce the gains. These tax consequences will apply regardless of whether distributions are received in cash or reinvested in shares. A portion of the dividends paid to corporate shareholders by the Equity Funds from dividends they receive from U.S. domestic corporations may qualify for the dividends-received deduction for corporate shareholders, subject to holding period requirements and debt-financing limitations under the Code. Certain distributions declared in October, November or December and paid in January of the following year are taxable to shareholders as if received on December 31 of the year in which they are declared. Shareholders will be informed annually about the amount and character of distributions received from a Fund for federal income tax purposes.


Each Municipal Fund intends to satisfy certain requirements of the Code so that it may distribute the tax-exempt interest it receives as "exempt-interest dividends," as defined in the Code. Distributions paid by a Municipal Fund that are attributable to interest on tax-exempt obligations and that the Municipal Fund designates as exempt-interest dividends will be excluded from gross income for federal income tax purposes, although all or a portion of such a distribution may increase a shareholder's liability (if any) for the federal alternative minimum tax and the entire distribution may be includable in the tax base for determining taxability of social security or railroad retirement benefits. Distributions by a Municipal Fund from sources other than tax-exempt interest will generally be taxable as described in the preceding paragraph. Persons who are "substantial users" (or related persons to such substantial users) of facilities financed by industrial development or certain private activity bonds should consult their own tax advisers before purchasing shares of a Municipal Fund. Interest on indebtedness incurred or continued to purchase or carry shares of a Municipal Fund is not deductible to the extent attributable to such Fund's distributions that are exempt-interest dividends.


Individuals and certain other classes of shareholders may be subject to 31% backup withholding of federal income tax on dividends (other than exempt-interest dividends), redemptions and exchanges if they fail to furnish their correct taxpayer identification number and certain certifications or if they are otherwise subject to back-up withholding. Individuals, corporations and other shareholders that are not U.S. persons under the Code are subject to different tax rules and may be subject to non-resident alien withholding tax at the rate of 30% (or a lower rate provided by an applicable tax treaty) on amounts treated as ordinary dividends from a Fund and, unless a current IRS Form W-8 or acceptable substitute for Form W-8 is on file, to backup witholding on certain other payments from a Fund.

A Fund that invests in foreign securities may be subject to foreign withholding or other foreign taxes on income earned on such securities (possibly including, in some cases, capital gains). The Funds anticipate that they generally will not be eligible to elect to pass such taxes or any associated foreign tax credits or deductions through to their shareholders, but will provide appropriate information to shareholders in the event such an election is made for any Fund.


Investors should consider the tax implications of buying institutional shares immediately prior to a distribution (other than a daily dividend).Investors who purchase institutional shares shortly before the record date for such a distribution will pay a per share price that includes the value of the anticipated distribution and will be taxed on any taxable distribution even though the distribution represents a return of a portion of the purchase price.


--------------------------------------------------------------------------------

Redemptions and exchanges of institutional shares are taxable events for shareholders that are subject to tax.

In addition to federal taxes, a shareholder may be subject to state, local or foreign taxes on dividends, capital gain distributions, or the proceeds of redemptions or exchanges. A state income (and possibly local income and/or intangible property) tax exemption is generally available to the extent a Fund's distributions are derived from interest on (or, in the case of intangible property taxes, the value of its assets is attributable to) certain U.S. Government obligations and/or municipal obligations of certain issuers located in the state or locality imposing the applicable taxes. In some states, such an exemption may be available only if certain thresholds for holdings of such obligations and/or reporting requirements are satisfied. The Funds may not satisfy such requirements in some states or localities. Shareholders should consult their tax advisors regarding the application to them of the federal tax legislation referred to above and any other specific questions about federal, state, local or foreign taxes and special rules that may be applicable to certain classes of investors, such as retirement plans, financial institutions, tax-exempt entities, insurance companies and non-U.S. persons.



                      ORGANIZATION AND SHARES OF THE TRUST


The Trust was formed as a business trust under the laws of the State of Delaware on September 13, 1993, and commenced investment operations on January 3, 1994. The Board of Trustees of the Trust is responsible for the overall management and supervision of the affairs of the Trust. The Declaration of Trust authorizes the Board of Trustees to create separate investment series or portfolios of shares. As of the date hereof, the Trustees have established the Funds described in this Prospectus and thirteen additional series. Until December 28, 1994, the Fixed Income Fund and the Municipal Bond Fund were series of The Advisors' Inner Circle Fund, a business trust organized under the laws of The Commonwealth of Massachusetts on July 18, 1991. The Declaration of Trust further authorizes the Trust to classify or reclassify any series or portfolio of shares into one or more classes. As of the date hereof, the Trustees have established two classes of shares: service shares and institutional shares.


The shares of each class represent an interest in the same portfolio of investments of a Fund. Each class has equal rights as to voting, redemption, dividends and liquidations, except that only service shares bear service fees and each class may bear other expenses properly attributable to the particular class. Also, holders of service shares of each Fund have exclusive voting rights with respect to the service plan adopted by their Fund.

When issued, shares of the Funds are fully paid and nonassessable. In the event of liquidation, shareholders are entitled to share pro rata in the net assets of the applicable Fund available for distribution to shareholders. Shares of the Funds entitle their holders to one vote per share, are freely transferable and have no preemptive, subscription or conversion rights.

Shares of a Fund will be voted separately with respect to matters pertaining to that Fund except for the election of Trustees and the ratification of independent accountants. For example, shareholders of each Fund are required to approve the adoption of any investment advisory agreement relating to such Fund and any change in the fundamental investment restrictions of such Fund. Approval by


--------------------------------------------------------------------------------
the shareholders of one Fund is effective only as to that Fund. The Trust does not intend to hold shareholder meetings, except as may be required by the 1940 Act. The Trust's Declaration of Trust provides that special meetings of shareholders shall be called for any purpose, including the removal of a Trustee, upon written request of shareholders entitled to vote at least 10% of the outstanding shares of the Trust, or Fund, as the case may be. In addition, if ten or more shareholders of record who have held shares for at least six months and who hold in the aggregate either shares having a net asset value of $25,000 or 1% of the outstanding shares, whichever is less, seek to call a meeting for the purpose of removing a Trustee, the Trust has agreed to provide certain information to such shareholders and generally to assist their efforts.

Certain of the Trustees and officers of the Trust reside outside the United States, and substantially all the assets of these persons are located outside the United States. It may not be possible, therefore, for investors to effect service of process within the United States upon these persons or to enforce against them, in United States courts or foreign courts, judgments obtained in United States courts predicated upon the civil liability provisions of the federal securities laws of the United States or the laws of the State of Delaware. In addition, it is not certain that a foreign court would enforce, in original actions or in actions to enforce judgments obtained in the United States, liabilities against these Trustees and officers predicated solely upon the federal securities laws. See "Trustees and Officers" in the Statement of Additional Information.


As of November 24, 1997, the Adviser owned 63.70% and Deutsche Morgan Grenfell
C. J. Lawrence owned 31.18% of the outstanding shares of the Smaller Companies Fund, Bankers Trust Company owned 42.08% of the outstanding shares of the Municipal Bond Fund, Deutsche Morgan Grenfell C. J. Lawrence Inc. owned 42.39% of the outstanding shares of the Microcap Fund and Charles Schwab & Co., Inc. owned 30.17% of the outstanding shares of the Short-Term Municipal Bond Fund.



                             PERFORMANCE INFORMATION

From time to time, performance information, such as total return and yield for institutional shares of a Fund, may be quoted in advertisements or in communications to shareholders. A Fund's total return may be calculated on an annualized and aggregate basis for various periods (which periods will be stated in the advertisement). Average annual return reflects the average percentage change per year in value of an investment in institutional shares of a Fund. Aggregate total return reflects the total percentage change over the stated period. In calculating total return, dividends and capital gain distributions made by the Fund during the period are assumed to be reinvested in the Fund's institutional shares. A Fund's yield reflects a Fund's overall rate of income on portfolio investments as a percentage of the institutional share price. Yield is computed by annualizing the result of dividing the net investment income per institutional share over a 30-day period by the net asset value per share on the last day of that period.

For the Municipal Funds, tax-equivalent yield may also be quoted. Tax-equivalent yield is calculated by determining the rate of return that would have to be achieved on a fully taxable investment to produce the after tax equivalent of a Municipal Fund's yield, assuming certain tax brackets for a shareholder.


--------------------------------------------------------------------------------

To help investors better evaluate how an investment in a Fund might satisfy their investment objective, advertisements regarding the Fund may discuss performance as reported by various financial publications. The performance of a Fund may be compared in publications to the performance of various indices and investments for which reliable performance data is available. In addition, the performance of a Fund may be compared in publications to averages, performance rankings or other information prepared by recognized mutual fund statistical services.

Performance quotations of a Fund represent the Fund's past performance and, consequently, should not be considered representative of the future performance of the Fund. The value of institutional shares, when redeemed, may be more or less than the original cost. Any fees charged by banks or other institutional investors directly to their customer accounts in connection with investments in institutional shares of a Fund are not at the direction or within the control of the Funds and will not be included in the Funds' calculations of total return.



--------------------------------------------------------------------------------

                                   APPENDIX A

                    THE ADVISER'S MICROCAP INVESTMENT RESULTS


     Set forth below are investment results for a composite of accounts managed by the Microcap Equity Team of Morgan Grenfell Capital Management, Inc. (the "Adviser" or "MGCM") in accordance with the microcap investment strategy (the "MGCM Microcap Composite"). For comparison purposes, performance information is also shown for the Russell 2000 (an index of small capitalization stocks).

     Each of the Adviser's discretionary, microcap accounts (other than Morgan Grenfell Microcap Fund, which commenced operations on December 18, 1996) is included in the MGCM Microcap Composite. These accounts had the same investment objective as Morgan Grenfell Microcap Fund and were managed using substantially similar, though not necessarily identical, investment strategies and techniques as those contemplated for Microcap Fund. See "Investment Objectives and Policies". Because of the similarities in investment strategies and techniques, the Adviser believes that the accounts included in the MGCM Microcap Composite are sufficiently comparable to Microcap Fund to make the performance data listed below relevant to prospective investors.*

     The investment results presented below are not Microcap Fund's actual investment results and are not intended to predict or suggest the returns that will be experienced by Microcap Fund or the return an investor may achieve by investing in shares of the Fund. Most of the accounts included in the MGCM Microcap Composite were not subject to the investment limitations, diversification requirements and other restrictions imposed on registered mutual funds by the Investment Company Act of 1940 and the Internal Revenue Code of 1986, as amended. If more of the accounts had been subject to these requirements, the performance of the MGCM Microcap Composite might have been lower.


     The investment results of the MGCM Microcap Composite are shown net of commissions and transaction costs (including custody fees) and net of the highest investment advisory fee charged to any account included in the Composite (2.00% for periods prior to October 1, 1993 and 1.50% for subsequent periods). Microcap Fund's estimated total annual operating expenses are higher than the highest investment advisory fee charged to any account included in the MGCM Microcap Composite.


------------

* Audrey Jones, David Baratta and John Callaghan are the members of the Adviser's Microcap Equity Team. Ms. Jones has been a member of the Team throughout the eleven-year period for which data is shown. Mr. Baratta joined the Team in September 1994, following the departure of two portfolio managers who had been members of the Team since at least 1987. Mr. Callaghan joined the Team in June 1997, following the departure of a portfolio manager who had been a member of the Team since at least 1987. Also, in May 1996, another portfolio manager who had been a member of the Team since at least 1987 left MGCM.



--------------------------------------------------------------------------------

                                              Average Annual Total Return
                                              ---------------------------


                                              MGCM Microcap
                                              Composite
Year                                          (Net of Fees)         Russell 2000
----                                          -------------         ------------
1997                                                 -- %                 -- %
1996                                              50.49 %              16.49 %
1995                                              54.29 %              28.44 %
1994                                             (16.71)%              (1.81)%
1993                                              18.15 %              18.89 %
1992                                               3.49 %              18.42 %
1991                                              74.37 %              46.05 %
1990                                              (2.48)%             (19.50)%
1989                                              24.25 %              16.24 %
1988                                              14.13 %              24.89 %
1987                                              (4.91)%              (8.77)%

                                              MGCM Microcap
                                              Composite
                                              (Net of Fees)         Russell 2000
                                              -------------         ------------
Annualized Total Return  For
Period From December 31, 1986
to December 31, 1997                                 -- %                 -- %


Another way to consider the above data is as follows:
$10,000 invested in a private account on December 31, 1986, which achieved a return based on the MGCM Microcap Composite, would have grown to $ - , assuming reinvestment of dividends, by December 31, 1997.



--------------------------------------------------------------------------------

                                   APPENDIX B


                         TAX CERTIFICATION INSTRUCTIONS

Federal law requires that taxable distributions and proceeds of redemptions and exchanges be reported to the IRS and that 31% be withheld if you fail to provide your correct Taxpayer Identification Number (TIN) and the certifications in Section H or you are otherwise subject to backup withholding. Amounts withheld and forwarded to the IRS can be credited as a payment of tax when completing your Federal income tax return.

For most individual taxpayers, the TIN is the social security number. Special rules apply for certain accounts. For example, for an account established under the Uniform Gift to Minor's Act, the TIN of the minor should be furnished. If you do not have a TIN, you may apply for one using forms available at local offices of the Social Security Administration or the IRS.

Recipients exempt from backup withholding, including corporations and certain other entities, should provide their TIN and write "exempt" after their signature in section H of the application to avoid possible erroneous withholding. Non-resident aliens and foreign entities may be subject to withholding of up to 30% on certain distributions received from the Funds and must provide certain certifications on IRS Form W-8 to avoid backup withholding with respect to other payments. For further information, see Internal Revenue Code Sections 1441, 1442 and 3406 and/or consult your tax adviser.


--------------------------------------------------------------------------------

                        Morgan Grenfell Investment Trust
                                885 Third Avenue
                            New York, New York 10022

                               Investment Adviser
                    Morgan Grenfell Capital Management, Inc.
                                885 Third Avenue
                            New York, New York 10022

                          Administrator and Shareholder
                                 Servicing Agent
                      SEI Financial Management Corporation
                             1 Freedom Valley Drive
                          Oaks, Pennsylvania 19456-0100

                                   Distributor
                         SEI Financial Services Company
                             1 Freedom Valley Drive
                          Oaks, Pennsylvania 19456-0100

                                   Custodians
                           The Northern Trust Company
                           Fifty South LaSalle Street
                             Chicago, Illinois 60675

                              CoreStates Bank, N.A.
                                  P.O. Box 7618
                           Broad and Chestnut Streets
                        Philadelphia, Pennsylvania 19101

                                 Transfer Agent
                                DST Systems, Inc.
                                SEI Division CT-7
                                 1004 Baltimore
                           Kansas City, Missouri 64105

                             Independent Accountants
                              Price Waterhouse LLP
                           1177 Avenue of the Americas
                            New York, New York 10036

                                  Legal Counsel
                                Hale and Dorr LLP
                                 60 State Street
                           Boston, Massachusetts 02109

                               Service Information
                 Existing accounts, new accounts, prospectuses,
                      statements of additional information,
                applications, and service forms - 1-800-550-6426
                      Telephone Exchanges - 1-800-407-7301
                           Share Price and Performance
                          Information - 1-800-550-6426


--------------------------------------------------------------------------------

MORGAN GRENFELL INVESTMENT TRUST
No-Load Open-End Funds
Institutional Shares
885 Third Avenue
New York, NY 10022


STATEMENT OF ADDITIONAL INFORMATION


February 25, 1998


Morgan Grenfell Investment Trust (the "Trust") is an open-end, management investment company consisting of twenty-two investment portfolios, each having separate and distinct investment objectives and policies. This Statement of Additional Information provides supplementary information pertaining to the following investment portfolios of the Trust (each, a "Fund"):



         o  Morgan Grenfell Fixed Income Fund

         o  Morgan Grenfell Municipal Bond Fund

         o  Morgan Grenfell Short-Term Fixed Income Fund

         o  Morgan Grenfell Short-Term Municipal Bond Fund


         o  Morgan Grenfell Total Return Bond Fund

         o  Morgan Grenfell High Yield Bond Fund


         o  Morgan Grenfell Smaller Companies Fund

         o  Morgan Grenfell Microcap Fund

         o  Morgan Grenfell Large Cap Growth Fund



This Statement of Additional Information is not a prospectus, and should be read only in conjunction with the Funds' Institutional Shares Prospectus dated February 25, 1998, as amended or supplemented from time to time (the "Prospectus"). A copy of the Prospectus may be obtained without charge from SEI Financial Services Company, the Trust's Distributor, by calling 1-800-550-6426 or writing to 1 Freedom Valley Drive, Oaks, Pennsylvania 19456-0100



--------------------------------------------------------------------------------

TABLE OF CONTENTS                                                           Page


Introduction ............................................................     3

Additional Information on Fund Investments
   and Strategies and Related Risks .....................................     4

Investment Restrictions .................................................    22

Trustees and Officers ...................................................    26

Investment Advisory and Other Services ..................................    29

Portfolio Transactions ..................................................    33

Net Asset Value .........................................................    35

Performance Information .................................................    36

Taxes ...................................................................    39

General Information About the Trust .....................................    47

Additional Information ..................................................    50

Financial Statements ....................................................    50

Appendix A--Description of Ratings ......................................    51




No person has been authorized to give any information or to make any representations not contained in this Statement of Additional Information or in the Prospectus in connection with the offering made by the Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Trust or its Distributor. The Prospectus does not constitute an offering by the Trust or by the Distributor in any jurisdiction in which such offering may not lawfully be made. Shares of the Funds are not available in certain states. Please call 1-800-550-6426 to determine availability in your state.


--------------------------------------------------------------------------------

                                  INTRODUCTION


The Trust is an open-end, management investment company that currently consists of twenty-two separate investment portfolios. This Statement of Additional Information relates to the following nine separate investment portfolios of the Trust (the "Funds"):



     Morgan Grenfell Smaller Companies Fund
     Morgan Grenfell Microcap Fund
     Morgan Grenfell Large Cap Growth Fund
     (collectively, the "Equity Funds")

     Morgan Grenfell Municipal Bond Fund
     Morgan Grenfell Short-Term Municipal Bond Fund
     (collectively, the "Municipal Funds")


     Morgan Grenfell Fixed Income Fund
     Morgan Grenfell Short-Term Fixed Income Fund
     Morgan Grenfell Total Return Bond Fund
     Morgan Grenfell High Yield Bond Fund


Each Fund other than the Total Return Bond Fund is classified as "diversified" within the meaning of the Investment Company Act of 1940 (the "1940 Act").


Morgan Grenfell Capital Management, Inc. (the "Adviser" or "MGCM") serves as investment adviser to the Funds. SEI Financial Services Company (the "Distributor") serves as the Funds' principal underwriter and distributor. SEI Financial Management Corporation serves as the Funds' administrator.

The information contained in this Statement of Additional Information generally supplements the information contained in the Prospectus. No investor should invest in institutional shares of a Fund without first reading the Prospectus. Capitalized terms used herein and not otherwise defined have the same meaning ascribed to them in the Prospectus.


--------------------------------------------------------------------------------

   ADDITIONAL INFORMATION ON FUND INVESTMENTS AND STRATEGIES AND RELATED RISKS


The following supplements the information contained in the Prospectus concerning the investment objectives and policies of each Fund.

Fixed Income Securities

Variable and Floating Rate Instruments. Debt instruments purchased by a Fund may be structured to have variable or floating interest rates. These instruments may include variable amount master demand notes that permit the indebtedness to vary in addition to providing for periodic adjustments in the interest rates. The Adviser will consider the earning power, cash flows and other liquidity ratios of the issuers and guarantors of such instruments and, if the instrument is subject to a demand feature, will continuously monitor their financial ability to meet payment on demand. Where necessary to ensure that a variable or floating rate instrument is equivalent to the quality standards applicable to a Fund's fixed income investments, the issuer's obligation to pay the principal of the instrument will be backed by an unconditional bank letter or line of credit, guarantee or commitment to lend. Any bank providing such a bank letter, line of credit, guarantee or loan commitment will meet the Fund's investment quality standards relating to investments in bank obligations. A Fund will invest in variable and floating rate instruments only when the Adviser deems the investment to involve minimal credit risk. The Adviser will also continuously monitor the creditworthiness of issuers of such instruments to determine whether a Fund should continue to hold the investments.

The absence of an active secondary market for certain variable and floating rate notes could make it difficult to dispose of the instruments, and a Fund could suffer a loss if the issuer defaults or during periods in which a Fund is not entitled to exercise its demand rights.

Variable and floating rate instruments held by a Fund will be subject to the Fund's limitation on investments in illiquid securities when a reliable trading market for the instruments does not exist and the Fund may not demand payment of the principal amount of such instruments within seven days.


Yields and Ratings. The yields on certain obligations, including the money market instruments in which each Fund may invest (such as commercial paper and bank obligations), are dependent on a variety of factors, including general money market conditions, conditions in the particular market for the obligation, the financial condition of the issuer, the size of the offering, the maturity of the obligation and the ratings of the issue. The ratings of Standard and Poor's Ratings Group ("Standard & Poor's"), Moody's Investor Service, Inc. ("Moody's") and other recognized rating organizations represent their respective opinions as to the quality of the obligations they undertake to rate. Ratings, however, are general and are not absolute standards of quality or value. Consequently, obligations with the same rating, maturity and interest rate may have different market prices. See Appendix A for a description of the ratings provided by Standard & Poor's, Moody's and certain other recognized rating organizations.


Subsequent to its purchase by a Fund, a rated security may cease to be rated or its rating may be reduced below the minimum rating required for purchase by the Fund. The Board of Trustees or the Adviser, pursuant to guidelines established by the Board of Trustees, will consider such an


--------------------------------------------------------------------------------
event in determining whether the Fund should continue to hold the security in accordance with the interests of the Fund and applicable regulations of the Securities and Exchange Commission (the "Commission"). In no event, however, will any Fund other than the Total Return Bond Fund and the High Yield Bond Fund hold more than 5% of its net assets in fixed income securities that are not investment grade.

Lower Quality High Yield "High Risk" Debt Obligations. As discussed in the Prospectus, the High Yield Bond Fund and, to a lesser extent, the Total Return Bond Fund may invest in high yielding fixed income securities that are rated lower than Baa by Moody's or BBB by Standard & Poor's and unrated securities determined to be of comparable quality. The values of these lower quality securities generally fluctuate more than those of higher quality securities. In addition, these securities involve a greater possibility of an adverse change in financial condition affecting the ability of the issuer to make payments of interest and principal. The Adviser seeks to reduce these risks through investment analysis and attention to current developments in interest rates and economic conditions, but there can be no assurance that the Adviser will be successful in reducing the risks associated with investments in such securities. To the extent that the High Yield Bond Fund and the Total Return Bond Fund invest in lower quality fixed income securities, the achievement of their respective investment objectives will be more dependent on the Adviser's ability than it would be otherwise.

As noted in the Prospectus, the High Yield Bond Fund and the Total Return Bond Fund may invest in pay-in-kind (PIK) securities, which pay interest in either cash or additional securities, at the issuer's option, for a specified period. In addition, each Fund may invest in zero coupon bonds. Both of these types of bonds may be more speculative and subject to greater fluctuations in value than securities which pay interest periodically and in cash, due to changes in interest rates. A Fund will accrue income on such investments for tax and accounting purposes, as required, which is distributable to shareholders and which, because no cash is generally received at the time of accrual, may require the liquidation of other portfolio securities to satisfy the Fund's distribution obligations. See "Taxes" below.

The market value of fixed income securities which carry no equity participation usually reflects yields generally available on securities of similar quality and type. When such yields decline, the market value of a portfolio already invested at higher yields can be expected to rise if such securities are protected against early call. Similarly, when such yields increase, the market value of a portfolio already invested at lower yields can be expected to decline.

Custodial Receipts. Each of the Funds other than the Equity Funds and the Municipal Funds may acquire U.S. Government Securities and their unmatured interest coupons that have been separated ("stripped") by their holder, typically a custodian bank or investment brokerage firm. Having separated the interest coupons from the underlying principal of the U.S. Government Securities, the holder will resell the stripped securities in custodial receipt programs with a number of different names, including "Treasury Income Growth Receipts" ("TIGRs") and "Certificate of Accrual on Treasury Securities" ("CATS"). The stripped coupons are sold separately from the underlying principal, which is usually sold at a deep discount because the buyer receives only the right to receive a future fixed payment on the security and does not receive any rights to periodic interest (cash) payments. The underlying U.S. Treasury bonds and notes themselves are generally held in book-entry form at a Federal Reserve Bank. Counsel to the underwriters of these certificates or other evidences of ownership of U.S. Treasury securities have stated that, in their opinion, purchasers of the stripped securities most likely will be deemed the



--------------------------------------------------------------------------------
beneficial holders of the underlying U.S. Government Securities for federal tax and securities purposes. In the case of CATS and TIGRS, the Internal Revenue Service ( the "IRS") has reached this conclusion for the purpose of applying the tax diversification requirements applicable to regulated investment companies such as the Funds. CATS and TIGRS are not considered U.S. Government Securities by the staff of the Commission. Further, the IRS conclusion noted above is contained only in a general counsel memorandum, which is an internal document of no precedential value or binding effect, and a private letter ruling, which also may not be relied upon by the Funds. The Trust is not aware of any binding legislative, judicial or administrative authority on this issue.


Preferred Stock


The Total Return Bond Fund, the High Yield Bond Fund and each of the Equity Funds, subject to its investment objectives, may purchase preferred stock. Preferred stocks are equity securities, but possess certain attributes of debt securities and are generally considered fixed income securities. Holders of preferred stocks normally have the right to receive dividends at a fixed rate when and as declared by the issuer's board of directors, but do not participate in other amounts available for distribution by the issuing corporation. Dividends on the preferred stock may be cumulative, and in such cases all cumulative dividends usually must be paid prior to dividend payments to common stockholders. Because of this preference, preferred stocks generally entail less risk than common stocks. Upon liquidation, preferred stocks are entitled to a specified liquidation preference, which is generally the same as the par or stated value, and are senior in right of payment to common stocks. However, preferred stocks are equity securities in that they do not represent a liability of the issuer and therefore do not offer as great a degree of protection of capital or assurance of continued income as investments in corporate debt securities. In addition, preferred stocks are subordinated in right of payment to all debt obligations and creditors of the issuer, and convertible preferred stocks may be subordinated to other preferred stock of the same issuer. See "Convertible Securities and Preferred Stocks" in the Prospectus for a description of certain characteristics of convertible preferred stock.


Warrants

As stated in the Prospectus, each of the Equity Funds may purchase warrants, which are privileges issued by corporations enabling the owners to subscribe to and purchase a specified number of shares of the corporation at a specified price during a specified period of time. The purchase of warrants involves a risk that a Fund could lose the purchase value of a warrant if the right to subscribe to additional shares is not exercised prior to the warrant's expiration. Also, the purchase of warrants involves the risk that the effective price paid for the warrant added to the subscription price of the related security may exceed the value of the subscribed security's market price such as when there is no movement in the level of the underlying security.

Municipal Securities



As stated in the Prospectus, the Municipal Funds and, to a more limited extent, the Fixed Income Fund, the Short-Term Fixed Income Fund, the Total Return Bond Fund and the High Yield Bond Fund may invest in municipal securities. Municipal securities consist of bonds, notes and other instruments issued by or on behalf of states, territories and possessions of the United States (including the District of Columbia) and their political subdivisions, agencies or instrumentalities, the interest on which is exempt from regular federal income tax (i.e., excluded from gross income for federal income tax purposes but not necessarily exempt from the federal alternative minimum



--------------------------------------------------------------------------------
tax or from state and local taxes). Municipal securities may also be issued on a taxable basis (i.e., the interest on such securities is not exempt from regular federal income tax).

Municipal securities are often issued to obtain funds for various public purposes, including the construction of a wide range of public facilities such as bridges, highways, housing, hospitals, mass transportation, schools, streets and water and sewer works. Other public purposes for which municipal securities may be issued include refunding outstanding obligations, obtaining funds for general operating expenses, and obtaining funds to lend to other public institutions and facilities. Municipal securities also include "private activity" or industrial development bonds, which are issued by or on behalf of public authorities to provide financing aid to acquire sites or construct or equip facilities within a municipality for privately or publicly owned corporations.

The two principal classifications of municipal securities are "general obligations" and "revenue obligations." General obligations are secured by the issuer's pledge of its full faith and credit for the payment of principal and interest although the characteristics and enforcement of general obligations may vary according to the law applicable to the particular issuer. Revenue obligations, which include, but are not limited to, private activity bonds, resource recovery bonds, certificates of participation and certain municipal notes, are not backed by the credit and taxing authority of the issuer and are payable solely from the revenues derived from a particular facility or class of facilities or, in some cases, from the proceeds of a special excise or other specific revenue source. Nevertheless, the obligations of the issuer may also be backed by a letter of credit, guarantee or insurance. General obligations and revenue obligations may be issued in a variety of forms, including commercial paper, fixed, variable and floating rate securities, tender option bonds, auction rate bonds and capital appreciation bonds.

In addition to general obligations and revenue obligations, there is a variety of hybrid and special types of municipal securities. There are also numerous differences in the credit backing of municipal securities both within and between these two principal classifications.

For the purpose of applying a Fund's investment restrictions, the identification of the issuer of a municipal security which is not a general obligation is made by the Adviser based on the characteristics of the municipal security, the most important of which is the source of funds for the payment of principal and interest on such securities.

An entire issue of municipal securities may be purchased by one or a small number of institutional investors such as a Fund. Thus, the issue may not be said to be publicly offered. Unlike some securities that are not publicly offered, a secondary market exists for many municipal securities that were not publicly offered initially and such securities can be readily marketable.

The obligations of an issuer to pay the principal of and interest on a municipal security are subject to the provisions of bankruptcy, insolvency and other laws affecting the rights and remedies of creditors, such as the Federal Bankruptcy Act, and laws, if any, that may be enacted by Congress or state legislatures extending the time for payment of principal or interest or imposing other constraints upon the enforcement of such obligations. There is also the possibility that, as a result of litigation or other conditions, the power or ability of the issuer to pay when due principal of or interest on a municipal security may be materially affected.

Municipal Leases, Certificates of Participation and Other Participation Interests. A municipal lease is an obligation in the form of a lease or installment purchase contract which is issued by a state or local government to acquire equipment and facilities. Income from such obligations is generally exempt from state and local taxes in the state of issuance (as well as regular Federal income tax). Municipal leases frequently involve special risks not normally associated with general


--------------------------------------------------------------------------------
obligation or revenue bonds. Leases and installment purchase or conditional sale contracts (which normally provide for title to the leased asset to pass eventually to the governmental issuer) have evolved as a means for governmental issuers to acquire property and equipment without meeting the constitutional and statutory requirements for the issuance of debt. The debt issuance limitations are deemed to be inapplicable because of the inclusion in many leases or contracts of "non-appropriation" clauses that relieve the governmental issuer of any obligation to make future payments under the lease or contract unless money is appropriated for such purpose by the appropriate legislative body on a yearly or other periodic basis. Thus, a Fund's investment in municipal leases will be subject to the special risk that the governmental issuer may not appropriate funds for lease payments.

In addition, such leases or contracts may be subject to the temporary abatement of payments in the event the issuer is prevented from maintaining occupancy of the leased premises or utilizing the leased equipment. Although the obligations may be secured by the leased equipment or facilities, the disposition of the property in the event of nonappropriation or foreclosure might prove difficult, time consuming and costly, and result in an unsatisfactory or delayed recoupment of a Fund's original investment.

Certificates of participation represent undivided interests in municipal leases, installment purchase contracts or other instruments. The certificates are typically issued by a trust or other entity which has received an assignment of the payments to be made by the state or political subdivision under such leases or installment purchase contracts.

Certain municipal lease obligations and certificates of participation may be deemed illiquid for the purpose of the Funds' respective limitations on investments in illiquid securities. Other municipal lease obligations and certificates of participation acquired by a Fund may be determined by the Adviser, pursuant to guidelines adopted by the Trustees of the Trust, to be liquid securities for the purpose of such Fund's limitation on investments in illiquid securities. In determining the liquidity of municipal lease obligations and certificates of participation, the Adviser will consider a variety of factors including: (1) the willingness of dealers to bid for the security; (2) the number of dealers willing to purchase or sell the obligation and the number of other potential buyers; (3) the frequency of trades or quotes for the obligation; and (4) the nature of the marketplace trades. In addition, the Adviser will consider factors unique to particular lease obligations and certificates of participation affecting the marketability thereof. These include the general creditworthiness of the issuer, the importance to the issuer of the property covered by the lease and the likelihood that the marketability of the obligation will be maintained throughout the time the obligation is held by a Fund. No Fund may invest more than 5% of its net assets in municipal leases.


Each of the Funds other than the Equity Funds may purchase participations in municipal securities held by a commercial bank or other financial institution. Such participations provide a Fund with the right to a pro rata undivided interest in the underlying municipal securities. In addition, such participations generally provide a Fund with the right to demand payment, on not more than seven days notice, of all or any part of the Fund's participation interest in the underlying municipal security, plus accrued interest.

Municipal Notes. Municipal securities in the form of notes generally are used to provide for short-term capital needs, in anticipation of an issuer's receipt of other revenues or financing, and typically have maturities of up to three years. Such instruments may include Tax Anticipation Notes, Revenue Anticipation Notes, Bond Anticipation Notes, Tax and Revenue Anticipation Notes and Construction Loan Notes. Tax Anticipation Notes are issued to finance the working capital needs of governments. Generally, they are issued in anticipation of various tax revenues,



--------------------------------------------------------------------------------
such as income, sales, property, use and business taxes, and are payable from these specific future taxes. Revenue Anticipation Notes are issued in expectation of receipt of other kinds of revenue, such as federal revenues available under federal revenue sharing programs. Bond Anticipation Notes are issued to provide interim financing until long-term bond financing can be arranged. In most cases, the long-term bonds then provide the funds needed for repayment of the notes. Tax and Revenue Anticipation Notes combine the funding sources of both Tax Anticipation Notes and Revenue Anticipation Notes. Construction Loan Notes are sold to provide construction financing. These notes are secured by mortgage notes insured by the Federal Housing Authority; however, the proceeds from the insurance may be less than the economic equivalent of the payment of principal and interest on the mortgage note if there has been a default. The obligations of an issuer of municipal notes are generally secured by the anticipated revenues from taxes, grants or bond financing. An investment in such instruments, however, presents a risk that the anticipated revenues will not be received or that such revenues will be insufficient to satisfy the issuer's payment obligations under the notes or that refinancing will be otherwise unavailable.

Tax-Exempt Commercial Paper. Issues of tax-exempt commercial paper typically represent short-term, unsecured, negotiable promissory notes. These obligations are issued by state and local governments and their agencies to finance working capital needs of municipalities or to provide interim construction financing and are paid from general revenues of municipalities or are refinanced with long-term debt. In most cases, tax-exempt commercial paper is backed by letters of credit, lending agreements, note repurchase agreements or other credit facility agreements offered by banks or other institutions.


Pre-Refunded Municipal Securities. The principal of and interest on municipal securities that have been pre-refunded are no longer paid from the original revenue source for the securities. Instead, after pre-refunding the source of such payments is typically an escrow fund consisting of obligations issued or guaranteed by the U.S. Government. The assets in the escrow fund are derived from the proceeds of refunding bonds issued by the same issuer as the pre-refunded municipal securities. Issuers of municipal securities use this advance refunding technique to obtain more favorable terms with respect to securities that are not yet subject to call or redemption by the issuer. For example, advance refunding enables an issuer to refinance debt at lower market interest rates, restructure debt to improve cash flow or eliminate restrictive covenants in the indenture or other governing instrument for the pre-refunded municipal securities. However, except for a change in the revenue source from which principal and interest payments are made, the pre-refunded municipal securities remain outstanding on their original terms until they mature or are redeemed by the issuer. Pre-refunded municipal securities are usually purchased at a price which represents a premium over their face value.


Tender Option Bonds. A tender option bond is a municipal security (generally held pursuant to a custodial arrangement) having a relatively long maturity and bearing interest at a fixed rate substantially higher than prevailing short-term tax-exempt rates. The bond is typically issued in conjunction with the agreement of a third party, such as a bank, broker-dealer or other financial institution, pursuant to which such institution grants the security holders the option, at periodic intervals, to tender their securities to the institution and receive the face value thereof.

As consideration for providing the option, the financial institution receives periodic fees equal to the difference between the bond's fixed coupon rate and the rate, as determined by a remarketing or similar agent at or near the commencement of such period, that would cause the securities, coupled with the tender option, to trade at par on the date of such determination. Thus, after payment of this fee, the security holder effectively holds a demand obligation that bears interest at the prevailing short-term tax-exempt rate.


--------------------------------------------------------------------------------

However, an institution will not be obligated to accept tendered bonds in the event of certain defaults or a significant downgrade in the credit rating assigned to the issuer of the bond. The liquidity of a tender option bond is a function of the credit quality of both the bond issuer and the financial institution providing liquidity. Tender option bonds are deemed to be liquid unless, in the opinion of the Adviser, the credit quality of the bond issuer and the financial institution is deemed, in light of the Fund's credit quality requirements, to be inadequate. Each Municipal Fund intends to invest only in tender option bonds the interest on which will, in the opinion of bond counsel, counsel for the issuer of interests therein or counsel selected by the Adviser, be exempt from regular federal income tax. However, because there can be no assurance that the IRS will agree with such counsel's opinion in any particular case, there is a risk that a Municipal Fund will not be considered the owner of such tender option bonds and thus will not be entitled to treat such interest as exempt from such tax. Additionally, the federal income tax treatment of certain other aspects of these investments, including the proper tax treatment of tender option bonds and the associated fees, in relation to various regulated investment company tax provisions is unclear. Each Municipal Fund intends to manage its portfolio in a manner designed to eliminate or minimize any adverse impact from the tax rules applicable to these investments.

Auction Rate Securities. Auction rate securities consist of auction rate municipal securities and auction rate preferred securities issued by closed-end investment companies that invest primarily in municipal securities. Provided that the auction mechanism is successful, auction rate securities usually permit the holder to sell the securities in an auction at par value at specified intervals. The dividend is reset by "Dutch" auction in which bids are made by broker-dealers and other institutions for a certain amount of securities at a specified minimum yield. The dividend rate set by the auction is the lowest interest or dividend rate that covers all securities offered for sale. While this process is designed to permit auction rate securities to be traded at par value, there is the risk that an auction will fail due to insufficient demand for the securities.

Dividends on auction rate preferred securities issued by a closed-end fund may be designated as exempt from federal income tax to the extent they are attributable to tax-exempt interest income earned by the fund on the securities in its portfolio and distributed to holders of the preferred securities, provided that the preferred securities are treated as equity securities for federal income tax purposes and the closed-end fund complies with certain requirements under the Internal Revenue Code of 1986, as amended (the "Code"). For purposes of complying with the 20% limitation on each Municipal Fund's investments in taxable investments, auction rate preferred securities will be treated as taxable investments unless substantially all of the dividends on such securities are expected to be exempt from regular federal income taxes.


A Fund's investments in auction rate preferred securities of closed-end funds are subject to limitations on investments in other U.S. registered investment companies, which limitations are prescribed by the 1940 Act. These limitations include prohibitions against acquiring more than 3% of the voting securities of any other such investment company, and investing more than 5% of the Fund's assets in securities of any one such investment company or more than 10% of its assets in securities of all such investment companies. A Fund will indirectly bear its proportionate share of any management fees paid by such closed-end funds in addition to the advisory fee payable directly by the Fund.


Private Activity Bonds. Certain types of municipal securities, generally referred to as industrial development bonds (and referred to under current tax law as private activity bonds), are issued by or on behalf of public authorities to obtain funds for privately-operated housing facilities, airport, mass transit or port facilities, sewage disposal, solid waste disposal or hazardous waste treatment or disposal facilities and certain local facilities for water supply, gas or electricity. Other types of


--------------------------------------------------------------------------------
industrial development bonds, the proceeds of which are used for the construction, equipment, repair or improvement of privately operated industrial or commercial facilities, may constitute municipal securities, although the current federal tax laws place substantial limitations on the size of such issues. The interest from certain private activity bonds owned by a Fund (including a Municipal Fund's distributions attributable to such interest) may be a preference item for purposes of the alternative minimum tax.

Mortgage-Backed Securities


As stated in the Prospectus, each of the Funds other than the Equity Funds may invest in mortgage-backed securities, including derivative instruments. Mortgage-backed securities represent direct or indirect participations in or obligations collateralized by and payable from mortgage loans secured by real property. A Fund may invest in mortgage-backed securities issued or guaranteed by U.S. Government agencies or instrumentalities such as the Government National Mortgage Association ("GNMA"), the Federal National Mortgage Association ("FNMA") and the Federal Home Loan Mortgage Corporation ("FHLMC"). Obligations of GNMA are backed by the full faith and credit of the U.S. Government. Obligations of FNMA and FHLMC are not backed by the full faith and credit of the U.S. Government but are considered to be of high quality since they are considered to be instrumentalities of the United States. The market value and yield of these mortgage-backed securities can vary due to market interest rate fluctuations and early prepayments of underlying mortgages. These securities represent ownership in a pool of Federally insured mortgage loans with a maximum maturity of 30 years. The scheduled monthly interest and principal payments relating to mortgages in the pool will be "passed through" to investors. Government mortgage-backed securities differ from conventional bonds in that principal is paid back to the certificate holders over the life of the loan rather than at maturity. As a result, there will be monthly scheduled payments of principal and interest.

Only the the Fixed Income Fund, the Short-Term Fixed Income Fund, the Total Return Bond Fund and the High Yield Bond Fund may invest in mortgage-backed securities issued by non-governmental entities including collateralized mortgage obligations ("CMOs") and real estate mortgage investment conduits ("REMICs"). CMOs are securities collateralized by mortgages, mortgage pass-throughs, mortgage pay-through bonds (bonds representing an interest in a pool of mortgages where the cash flow generated from the mortgage collateral pool is dedicated to bond repayment), and mortgage-backed bonds (general obligations of the issuers payable out of the issuers' general funds and additionally secured by a first lien on a pool of single family detached properties). Many CMOs are issued with a number of classes or series which have different maturities and are retired in sequence. Investors purchasing such CMOs in the shortest maturities receive or are credited with their pro rata portion of the unscheduled prepayments of principal up to a predetermined portion of the total CMO obligation. Until that portion of such CMO obligation is repaid, investors in the longer maturities receive interest only. Accordingly, the CMOs in the longer maturity series are less likely than other mortgage pass-throughs to be prepaid prior to their stated maturity. Although some of the mortgages underlying CMOs may be supported by various types of insurance, and some CMOs may be backed by GNMA certificates or other mortgage pass-throughs issued or guaranteed by U.S. Government agencies or instrumentalities, the CMOs themselves are not generally guaranteed.


REMICs are private entities formed for the purpose of holding a fixed pool of mortgages secured by an interest in real property. REMICs are similar to CMOs in that they issue multiple classes of securities, including "regular" interests and "residual" interests. The Funds do not intend to acquire


--------------------------------------------------------------------------------
residual interests in REMICs under current tax law, due to certain disadvantages for regulated investment companies that acquire such interests.

Mortgage-backed securities are subject to unscheduled principal payments representing prepayments on the underlying mortgages. Although these securities may offer yields higher than those available from other types of securities, mortgage-backed securities may be less effective than other types of securities as a means of "locking in" attractive long-term rates because of the prepayment feature. For instance, when interest rates decline, the value of these securities likely will not rise as much as comparable debt securities due to the prepayment feature. In addition, these prepayments can cause the price of a mortgage-backed security originally purchased at a premium to decline in price to its par value, which may result in a loss.


Due to prepayments of the underlying mortgage instruments, mortgage-backed securities do not have a known actual maturity. In the absence of a known maturity, market participants generally refer to an estimated average life. The Adviser believes that the estimated average life is the most appropriate measure of the maturity of a mortgage-backed security. Accordingly, in order to determine whether such security is a permissible investment, it will be deemed to have a remaining maturity of three years or less if the average life, as estimated by the Adviser, is three years or less at the time of purchase of the security by a Fund. An average life estimate is a function of an assumption regarding anticipated prepayment patterns. The assumption is based upon current interest rates, current conditions in the relevant housing markets and other factors. The assumption is necessarily subjective, and thus different market participants could produce somewhat different average life estimates with regard to the same security. Although the Adviser will monitor the average life of the portfolio securities of each Fund with a portfolio maturity policy and make needed adjustments to comply with such Funds' policy as to average dollar weighted portfolio maturity, there can be no assurance that the average life of portfolio securities as estimated by the Adviser will be the actual average life of such securities.


As stated in the Prospectus, no Fund will invest 25% or more of its total assets in CMOs (other than U.S. Government Securities).

Asset-Backed Securities


As stated in the Prospectus, the Fixed Income Fund, the Short-Term Fixed Income Fund, the Total Return Bond Fund and the High Yield Bond Fund may invest in asset-backed securities, which represent participations in, or are secured by and payable from, pools of assets including company receivables, truck and auto loans, leases and credit card receivables. The asset pools that back asset-backed securities are securitized through the use of privately-formed trusts or special purpose corporations. Payments or distributions of principal and interest may be guaranteed up to certain amounts and for a certain time period by a letter of credit or a pool insurance policy issued by a financial institution unaffiliated with the trust or corporation, or other credit enhancements may be present. Certain asset backed securities may be considered derivative instruments. As stated in the Prospectus, no Fund will invest 25% or more of its total assets in asset-backed securities.


Foreign Securities


Subject to their respective investment objectives and policies, each of the Funds other than the Municipal Funds may invest in securities of foreign issuers. While the non-U.S. investments of the Equity Funds and the Total Return Bond Fund may be denominated in any currency, the investments of the Fixed Income Fund, the Short-Term Fixed Income Fund and the High Yield Bond Fund in foreign securities may be denominated only in the U.S. dollar. Foreign securities may



--------------------------------------------------------------------------------
offer investment opportunities not available in the United States, but such investments also involve significant risks not typically associated with investing in domestic securities. In many foreign countries, there is less publicly available information about foreign issuers, and there is less government regulation and supervision of foreign stock exchanges, brokers and listed companies. Also, in many foreign countries, companies are not subject to uniform accounting, auditing, and financial reporting standards comparable to those applicable to domestic issuers. Security trading practices differ and there may be difficulty in enforcing legal rights outside the United States. Settlement of transactions in some foreign markets may be delayed or may be less frequent than in the United States, which could affect the liquidity of the Funds' portfolios. Additionally, in some foreign countries, there is the possibility of expropriation or confiscatory taxation, limitations on the removal of securities, property, or other Fund assets, political or social instability or diplomatic developments which could affect investments in foreign securities.


To the extent the investments of the Equity Funds and the Total Return Bond Fund are denominated in foreign currencies, the net asset values of such Funds may be affected favorably or unfavorably by fluctuations in currency exchange rates and by changes in exchange control regulations. For example, if the Adviser increases a Fund's exposure to a foreign currency, and that currency's value subsequently falls, the Adviser's currency management may result in increased losses to the Fund. Similarly, if the Adviser hedges a Fund's exposure to a foreign currency, and that currency's value rises, the Fund will lose the opportunity to participate in the currency's appreciation. The Equity Funds and the Total Return Bond Fund will incur transaction costs in connection with conversions between currencies.

Foreign Government Securities. The foreign government securities in which each of the Funds other than the Municipal Funds may invest generally consist of debt obligations issued or guaranteed by national, state or provincial governments or similar political subdivisions. Each of the Funds other than the Municipal Funds may invest in foreign government securities in the form of American Depositary Receipts. Foreign government securities also include debt securities of supranational entities. Currently, the Fixed Income Fund and the Short-Term Fixed Income Fund intend to invest only in obligations issued or guaranteed by the Asian Development Bank, the Inter-American Development Bank, the International Bank for Reconstruction and Development (the "World Bank"), the African Development Bank, the European Coal and Steel Community, the European Economic Community, the European Investment Bank and the Nordic Investment Bank. Foreign government securities also include mortgage-related securities issued or guaranteed by national, state or provincial governmental instrumentalities, including quasi-governmental agencies.


Forward Foreign Currency Exchange Contracts


The Total Return Bond Fund and each of the Equity Funds may exchange currencies in the normal course of managing its investments in foreign securities and may incur costs in doing so because a foreign exchange dealer will charge a fee for conversion. A Fund may conduct foreign currency exchange transactions on a "spot" basis (i.e., for prompt delivery and settlement) at the prevailing spot rate for purchasing or selling currency in the foreign currency exchange market. A Fund also may enter into forward foreign currency exchange contracts ("forward currency contracts") or other contracts to purchase and sell currencies for settlement at a future date. A foreign exchange dealer, in that situation, will expect to realize a profit based on the difference between the price at which a foreign currency is sold to a Fund and the price at which the dealer will cover the purchase in the foreign currency market. Foreign exchange transactions are entered into at prices quoted by dealers, which may include a mark-up over the price that the dealer must pay for the currency.



--------------------------------------------------------------------------------

A forward currency contract involves an obligation to purchase or sell a specific currency at a future date, which may be any fixed number of days from the date of the contract agreed upon by the parties, at a price set at the time of the contract. These contracts are traded in the interbank market conducted directly between currency traders (usually large commercial banks) and their customers. A forward contract generally has no deposit requirement, and no commissions are generally charged at any stage for trades.


At the maturity of a forward contract, a Fund may either accept or make delivery of the currency specified in the contract or, at or prior to maturity, enter into a closing purchase transaction involving the purchase or sale of an offsetting contract. Closing purchase transactions with respect to forward contracts are usually effected with the currency trader who is a party to the original forward contract.

The Equity Funds and the Total Return Bond Fund may enter into forward currency contracts only for the following hedging purposes. First, when a Fund enters into a contract for the purchase or sale of a security denominated in a foreign currency, or when a Fund anticipates the receipt in a foreign currency of dividend or interest payments on such a security which it holds, the Fund may desire to "lock in" the U.S. dollar price of the security or the U.S. dollar equivalent of such dividend or interest payment, as the case may be. By entering into a forward contract for the purchase or sale, for a fixed amount of U.S. dollars, of the amount of foreign currency involved in the underlying transactions, the Fund will attempt to protect itself against an adverse change in the relationship between the U.S. dollar and the subject foreign currency during the period between the date on which the security is purchased or sold, or on which the dividend or interest payment is declared, and the date on which such payments are made or received.

Additionally, when management of a Fund believes that the currency of a particular foreign country may suffer a substantial decline against the U.S. dollar, it may cause the Fund to enter into a forward contract to sell, for a fixed amount of U.S. dollars, the amount of foreign currency approximating the value of some or all of the Fund's portfolio securities denominated in such foreign currency. The precise matching of the forward contract amounts and the value of the securities involved will not generally be possible because the future value of such securities in foreign currencies will change as a consequence of market movements in the value of those securities between the date on which the contract is entered into and the date it matures.


Using forward currency contracts in an attempt to protect the value of a Fund's portfolio securities against a decline in the value of a currency does not eliminate fluctuations in the underlying prices of the securities. It simply establishes a rate of exchange which a Fund can achieve at some future point in time. The precise projection of short-term currency market movements is not possible, and short-term hedging provides a means of fixing the dollar value of only a portion of a Fund's foreign assets.


A Fund's custodian will place cash or liquid securities into a segregated account of the Fund in an amount equal to the value of the Fund's total assets committed to the consummation of forward currency contracts requiring the Fund to purchase foreign currencies. If the value of the securities placed in the segregated account declines, additional cash or liquid securities will be placed in the account on a daily basis so that the value of the account will equal the amount of a Fund's commitments with respect to such contracts. The segregated account will be marked-to-market on a daily basis. Although forward currency contracts are not presently regulated by the Commodity Futures Trading Commission (the "CFTC"), the CFTC may in the future assert authority to regulate these contracts. In such event, the Funds' ability to utilize forward currency



--------------------------------------------------------------------------------
contracts may be restricted. In addition, a particular forward currency contract and assets used to cover such contract may be illiquid.


A Fund generally will not enter into a forward currency contract with a term of greater than one year.

While a Fund will enter into forward currency contracts to reduce currency exchange rate risks, transactions in such contracts involve certain other risks. Thus, while a Fund may benefit from currency transactions, unanticipated changes in currency prices may result in a poorer overall performance for a Fund than if it had not engaged in any such transactions. Moreover, there may be an imperfect correlation between a Fund's portfolio holdings of securities denominated in a particular currency and forward contracts entered into by the Fund. Such imperfect correlation may cause a Fund to sustain losses which will prevent the Fund from achieving a complete hedge or expose the Fund to risk of foreign currency exchange loss. Forward currency contracts may be considered derivative instruments.

Each Fund's activities in forward currency exchange contracts, currency futures contracts and related options and currency options (see below) may be limited by the requirements of subchapter M of the Code, for qualification as a regulated investment company.


Options on Securities, Securities Indices and Foreign Currencies


The Total Return Bond Fund, the High Yield Bond Fund and each Equity Fund may write covered put and call options and purchase put and call options. Such options may relate to particular securities, to various stock indices, or to currencies. The Funds may write call and put options which are issued by the Options Clearing Corporation (the "OCC") or which are traded on U.S. and non-U.S. exchanges and over-the-counter. These instruments may be considered derivative instruments. See "Description of Securities and Investment Techniques and Related Risks--Options" in the Prospectus.


A call option on a securities index provides the holder with the right to receive a cash payment upon exercise of the option if the market value of the underlying index exceeds the option's exercise price. Conversely, a put option on a securities index provides the holder with the right to receive a cash payment upon exercise of the option if the market value of the underlying index is less than the option's exercise price. The amount of any payment to the option holder will be equal to the difference between the closing price of the index at the time of exercise and the exercise price of the option expressed in U.S. dollars or a foreign currency, times a specified multiple. A put option on a currency gives its holder the right to sell an amount (specified in units of the underlying currency) of the underlying currency at the stated exercise price at any time prior to the option's expiration. Conversely, a call option on a currency gives its holder the right to purchase an amount (specified in units of the underlying currency) of the underlying currency at the stated exercise price at any time prior to the option's expiration.

The Funds will engage in over-the-counter ("OTC") options only with broker-dealers deemed creditworthy by the Adviser. Closing transactions in certain options are usually effected directly with the same broker-dealer that effected the original option transaction. A Fund bears the risk that the broker-dealer may fail to meet its obligations. There is no assurance that a Fund will be able to close an unlisted option position. Furthermore, unlisted options are not subject to the protections afforded purchasers of listed options by the OCC, which performs the obligations of its members who fail to do so in connection with the purchase or sale of options.


--------------------------------------------------------------------------------

A Fund will write call options only if they are "covered." In the case of a call option on a security, the option is "covered" if the Fund owns the security underlying the call or has an absolute and immediate right to acquire that security without additional cash consideration (or, if additional cash consideration is required, cash or liquid securities in such amount are held in a segregated account by the Fund's custodian) upon conversion or exchange of other securities held by it. For a call option on an index, the option is covered if the Fund maintains with the Fund's custodian cash or liquid securities equal to the contract value. A call option on a security or an index is also covered if the Fund holds a call on the same security or index as the call written by the Fund where the exercise price of the call held is (i) equal to or less than the exercise price of the call written, or (ii) greater than the exercise price of the call written provided the difference is maintained by the Fund in cash or liquid securities in a segregated account with the Fund's custodian. A call option on currency written by a Fund is covered if the Fund owns an equal amount of the underlying currency.


When a Fund purchases a put option, the premium paid by it is recorded as an asset of the Fund. When the Fund writes an option, an amount equal to the net premium (the premium less the commission paid by the Fund) received by the Fund is included in the liability section of the Fund's statement of assets and liabilities as a deferred credit. The amount of this asset or deferred credit will be marked-to-market on an ongoing basis to reflect the current value of the option purchased or written. The current value of a traded option is the last sale price or, in the absence of a sale, the average of the closing bid and asked prices. If an option purchased by the Fund expires unexercised, the Fund realizes a loss equal to the premium paid. If the Fund enters into a closing sale transaction on an option purchased by it, the Fund will realize a gain if the premium received by the Fund on the closing transaction is more than the premium paid to purchase the option, or a loss if it is less. If an option written by the Fund expires on the stipulated expiration date or if the Fund enters into a closing purchase transaction, it will realize a gain (or loss if the cost of a closing purchase transaction exceeds the net premium received when the option is sold) and the deferred credit related to such option will be eliminated. If an option written by the Fund is exercised, the proceeds to the Fund from the exercise will be increased by the net premium originally received, and the Fund will realize a gain or loss.

There are several risks associated with transactions in options on securities, securities indices and currencies. For example, there are significant differences between the securities markets, currency markets and the corresponding options markets that could result in imperfect correlations, causing a given option transaction not to achieve its objectives. In addition, a liquid secondary market for particular options, whether traded OTC or on a U.S. or non-U.S. securities exchange may be absent for reasons which include the following: there may be insufficient trading interest in certain options; restrictions may be imposed by an exchange on opening transactions or closing transactions or both; trading halts, suspensions or other restrictions may be imposed with respect to particular classes or series of options or underlying securities; unusual or unforeseen circumstances may interrupt normal operations on an exchange; the facilities of an exchange or the OCC may not at all times be adequate to handle current trading volume; or one or more exchanges could, for economic or other reasons, decide or be compelled at some future date to discontinue the trading of options (or a particular class or series of options), in which event the secondary market on that exchange (or in that class or series of options) would cease to exist, although outstanding options that had been issued by the OCC as a result of trades on that exchange would continue to be exercisable in accordance with their terms.

The hours of trading for options may not conform to the hours during which the underlying securities and currencies are traded. To the extent that the options markets close before the markets


--------------------------------------------------------------------------------
for the underlying securities and currencies, significant price and rate movements can take place in the underlying markets that cannot be reflected in the options markets. The purchase of options is a highly specialized activity which involves investment techniques and risks different from those associated with ordinary portfolio securities transactions.

The risks described above also apply to options on futures, which are discussed below.

Futures Contracts and Related Options


To hedge against changes in interest rates or securities prices and for certain non-hedging purposes, the Total Return Bond Fund, the High Yield Bond Fund and each of the Equity Funds may purchase and sell various kinds of futures contracts, and purchase and write call and put options on any of such futures contracts. Each such Fund may also enter into closing purchase and sale transactions with respect to any of such contracts and options. The futures contracts may be based on various securities (such as U.S. Government securities), indices, currencies and other financial instruments. A Fund will engage in futures and related options transactions only for bona fide hedging or other non-hedging purposes as defined in regulations promulgated by the CFTC. All futures contracts entered into by a Fund are traded on U.S. exchanges or boards of trade that are licensed and regulated by the CFTC or on foreign exchanges approved by the CFTC.


Futures Contracts. A futures contract may generally be described as an agreement between two parties to buy and sell a particular financial instrument for an agreed price during a designated month (or to deliver the final cash settlement price, in the case of a contract relating to an index or otherwise not calling for physical delivery at the end of trading in the contract). Futures contracts obligate the long or short holder to take or make delivery of a specified quantity of a commodity or financial instrument, such as a security or the cash value of a securities index, during a specified future period at a specified price.


When interest rates are rising or securities prices are falling, a Fund can seek to offset a decline in the value of its current portfolio securities through the sale of futures contracts. When interest rates are falling or securities prices are rising, a Fund, through the purchase of futures contracts, can attempt to secure better rates or prices than might later be available in the market when it effects anticipated purchases.

Positions taken in the futures markets are not normally held to maturity but are instead liquidated through offsetting transactions which may result in a profit or a loss. While futures contracts on securities will usually be liquidated in this manner, the Funds may instead make, or take, delivery of the underlying securities whenever it appears economically advantageous to do so. A clearing corporation associated with the exchange on which futures on securities are traded guarantees that, if still open, the sale or purchase will be performed on the settlement date.

Hedging Strategies. Hedging, by use of futures contracts, seeks to establish with more certainty the effective price and rate of return on portfolio securities and securities that a Fund proposes to acquire. A Fund may, for example, take a "short" position in the futures market by selling futures contracts in order to hedge against an anticipated rise in interest rates or a decline in market prices that would adversely affect the value of a Fund's portfolio securities. Such futures contracts may include contracts for the future delivery of securities held by a Fund or securities with characteristics similar to those of the Fund's portfolio securities. If, in the opinion of the Adviser, there is a sufficient degree of correlation between price trends for a Fund's portfolio securities and futures contracts based on other financial instruments, securities indices or other indices, the Fund may also enter into such futures contracts as part of its hedging strategy. Although under some circumstances prices of securities in a Fund's portfolio may be more or less volatile than prices of



--------------------------------------------------------------------------------
such futures contracts, the Adviser will attempt to estimate the extent of this volatility difference based on historical patterns and compensate for any such differential by having the Fund enter into a greater or lesser number of futures contracts or by attempting to achieve only a partial hedge against price changes affecting a Fund's securities portfolio. When hedging of this character is successful, any depreciation in the value of portfolio securities will be substantially offset by appreciation in the value of the futures position. On the other hand, any unanticipated appreciation in the value of a Fund's portfolio securities would be substantially offset by a decline in the value of the futures position.


On other occasions, a Fund may take a "long" position by purchasing futures contracts. This would be done, for example, when a Fund anticipates the subsequent purchase of particular securities when it has the necessary cash, but expects the prices then available in the applicable market to be less favorable than prices that are currently available.

Options on Futures Contracts. The acquisition of put and call options on futures contracts will give a Fund the right (but not the obligation) for a specified price to sell or to purchase, respectively, the underlying futures contract at any time during the option period. As the purchaser of an option on a futures contract, a Fund obtains the benefit of the futures position if prices move in a favorable direction but limits its risk of loss in the event of an unfavorable price movement to the loss of the premium and transaction costs.


The writing of a call option on a futures contract generates a premium which may partially offset a decline in the value of a Fund's assets. By writing a call option, a Fund becomes obligated, in exchange for the premium, to sell a futures contract (if the option is exercised), which may have a value higher than the exercise price. Conversely, the writing of a put option on a futures contract generates a premium which may partially offset an increase in the price of securities that a Fund intends to purchase. However, a Fund becomes obligated to purchase a futures contract (if the option is exercised) which may have a value lower than the exercise price. Thus, the loss incurred by a Fund in writing options on futures is potentially unlimited and may exceed the amount of the premium received. The Funds will incur transaction costs in connection with the writing of options on futures.


The holder or writer of an option on a futures contract may terminate its position by selling or purchasing an offsetting option on the same series. There is no guarantee that such closing transactions can be effected. A Fund's ability to establish and close out positions on such options will be subject to the development and maintenance of a liquid market.

A Fund may use options on futures contracts solely for bona fide hedging or other non-hedging purposes as described below.

Other Considerations. The Total Return Bond Fund, the High Yield Bond Fund and each of the Equity Funds will engage in futures and related options transactions only for bona fide hedging or non-hedging purposes as permitted by CFTC regulations which permit principals of an investment company registered under the 1940 Act to engage in such transactions without registering as commodity pool operators. A Fund will determine that the price fluctuations in the futures contracts and options on futures used by it for hedging purposes are substantially related to price fluctuations in securities or instruments held by the Fund or securities or instruments which it expects to purchase. Except as stated below, a Fund's futures transactions will be entered into for traditional hedging purposes--i.e., futures contracts will be sold to protect against a decline in the price of securities (or the currency in which they are denominated) that a Fund owns or futures contracts will be purchased to protect a Fund against an increase in the price of securities (or the currency in which they are denominated) that a Fund intends to purchase. As evidence of this



--------------------------------------------------------------------------------
hedging intent, each Fund expects that, on 75% or more of the occasions on which it takes a long futures or option position (involving the purchase of futures contracts), the Fund will have purchased, or will be in the process of purchasing, equivalent amounts of related securities (or assets denominated in the related currency) in the cash market at the time when the futures or option position is closed out. However, in particular cases, when it is economically advantageous for a Fund to do so, a long futures position may be terminated or an option may expire without the corresponding purchase of securities or other assets.


As an alternative to compliance with the bona fide hedging definition, a CFTC regulation now permits a Fund to elect to comply with a different test under which the aggregate initial margin and premiums required to establish non-hedging positions in futures contracts and options on futures will not exceed 5% of the net asset value of a Fund's portfolio, after taking into account unrealized profits and losses on any such positions and excluding the amount by which such options were in-the-money at the time of purchase. A Fund will engage in transactions in futures contracts and related options only to the extent such transactions are consistent with the requirements of the Code for maintaining its qualification as a regulated investment company. See "Taxes."


A Fund will be required, in connection with transactions in futures contracts and the writing of options on futures contracts, to make margin deposits, which will be held by its custodian for the benefit of the futures commission merchant through whom the Fund engages in such futures and option transactions. These transactions involve brokerage costs, require margin deposits and, in the case of futures contracts and options obligating a Fund to purchase securities, require a Fund to segregate cash or liquid securities in an account maintained with its custodian to cover such contracts and options.


While transactions in futures contracts and options on futures may reduce certain risks, such transactions themselves entail certain other risks. Thus, unanticipated changes in interest rates or securities prices may result in a poorer overall performance for a Fund than if it had not entered into any futures contracts or options transactions. The other risks associated with the use of futures contracts and options thereon are (i) imperfect correlation between the change in market value of the securities held by a Fund and the prices of the futures and options and (ii) the possible absence of a liquid secondary market for a futures contract or option and the resulting inability to close a futures position prior to its maturity date.


In the event of an imperfect correlation between a futures position and portfolio position which is intended to be protected, the desired protection may not be obtained and a Fund may be exposed to risk of loss. The risk of imperfect correlation may be minimized by investing in contracts whose price behavior is expected to resemble that of the Fund's underlying securities. The Funds will attempt to minimize the risk that they will be unable to close out futures positions by entering into such transactions on a national exchange with an active and liquid secondary market.


Commercial Paper

Commercial paper is a short-term, unsecured negotiable promissory note of a U.S or non-U.S issuer. Each of the Funds may purchase commercial paper as described in the Prospectus. Each Fund may also invest in variable rate master demand notes which typically are issued by large corporate borrowers and which provide for variable amounts of principal indebtedness and periodic adjustments in the interest rate. Demand notes are direct lending arrangements between a Fund and an issuer, and are not normally traded in a secondary market. A Fund, however, may demand payment of principal and accrued interest at any time. In addition, while demand notes generally are not rated, their issuers must satisfy the same criteria as those that apply to issuers of


--------------------------------------------------------------------------------
commercial paper. The Adviser will consider the earning power, cash flow and other liquidity ratios of issuers of demand notes and continually will monitor their financial ability to meet payment on demand. See also "Fixed Income Securities--Variable and Floating Rate Instruments."

Bank Obligations

As stated in the Prospectus, each Fund's investments in money market instruments may include certificates of deposit, time deposits and bankers' acceptances. Certificates of Deposit ("CDs") are short-term negotiable obligations of commercial banks. Time Deposits ("TDs") are non-negotiable deposits maintained in banking institutions for specified periods of time at stated interest rates. Bankers' acceptances are time drafts drawn on commercial banks by borrowers usually in connection with international transactions.

U.S. commercial banks organized under federal law are supervised and examined by the Comptroller of the Currency and are required to be members of the Federal Reserve System and to be insured by the Federal Deposit Insurance Corporation (the "FDIC"). U.S. banks organized under state law are supervised and examined by state banking authorities but are members of the Federal Reserve System only if they elect to join. Most state banks are insured by the FDIC (although such insurance may not be of material benefit to a Fund, depending upon the principal amount of CDs of each bank held by the Fund) and are subject to federal examination and to a substantial body of federal law and regulation. As a result of governmental regulations, U.S. branches of U.S. banks, among other things, generally are required to maintain specified levels of reserves, and are subject to other supervision and regulation designed to promote financial soundness.

U.S. savings and loan associations, the CDs of which may be purchased by the Funds, are supervised and subject to examination by the Office of Thrift Supervision. U.S. savings and loan associations are insured by the Savings Association Insurance Fund which is administered by the FDIC and backed by the full faith and credit of the U.S. Government.

Repurchase Agreements

Each of the Funds may enter into repurchase agreements as described in the Prospectus.

For purposes of the 1940 Act and, generally, for tax purposes, a repurchase agreement is considered to be a loan from the Fund to the seller of the obligation. For other purposes, it is not clear whether a court would consider such an obligation as being owned by the Fund or as being collateral for a loan by the Fund to the seller. In the event of the commencement of bankruptcy or insolvency proceedings with respect to the seller of the obligation before its repurchase, under the repurchase agreement, the Fund may encounter delay and incur costs before being able to sell the security. Such delays may result in a loss of interest or decline in price of the obligation.

If the court characterizes the transaction as a loan and the Fund has not perfected a security interest in the obligation, the Fund may be treated as an unsecured creditor of the seller and required to return the obligation to the seller's estate. As an unsecured creditor, the Fund would be at risk of losing some or all of the principal and income involved in the transaction. As with any unsecured debt instrument purchased for the Funds, the Adviser seeks to minimize the risk of loss from repurchase agreements by analyzing the creditworthiness of the obligor, in this case, the seller of the obligation. In addition to the risk of bankruptcy or insolvency proceedings, there is the risk that the seller may fail to repurchase the security. However, if the market value of the obligation falls below an amount equal to 102% of the repurchase price (including accrued interest), the seller


--------------------------------------------------------------------------------
of the obligation will be required to deliver additional securities so that the market value of all securities subject to the repurchase agreement equals or exceeds the repurchase price.


"When-Issued" Purchases and Forward Commitments (Delayed Delivery)


These transactions, which involve a commitment by a Fund to purchase or sell particular securities with payment and delivery taking place at a future date (perhaps one or two months later), permit the Fund to lock in a price or yield on a security, regardless of future changes in interest rates. A Fund will purchase securities on a "when-issued" or forward commitment basis only with the intention of completing the transaction and actually purchasing the securities. If deemed appropriate by the Adviser, however, a Fund may dispose of or renegotiate a commitment after it is entered into, and may sell securities it has committed to purchase before those securities are delivered to the Fund on the settlement date. In these cases the Fund may realize a gain or loss, and distributions attributable to any such gain, including a distribution by a Municipal Fund, would be taxable to shareholders.


When a Fund agrees to purchase securities on a "when-issued" or forward commitment basis, the Fund's custodian will set aside cash or liquid securities equal to the amount of the commitment in a separate account. Normally, the custodian will set aside portfolio securities to satisfy a purchase commitment, and in such a case the Fund may be required subsequently to place additional assets in the separate account in order to ensure that the value of the account remains equal to the amount of the Fund's commitments. The market value of a Fund's net assets will generally fluctuate to a greater degree when it sets aside portfolio securities to cover such purchase commitments than when it sets aside cash. Because a Fund's liquidity and ability to manage its portfolio might be affected when it sets aside cash or portfolio securities to cover such purchase commitments, each Fund expects that its commitments to purchase when-issued securities and forward commitments will not exceed 33% of the value of its total assets. When a Fund engages in "when-issued" and forward commitment transactions, it relies on the other party to the transaction to consummate the trade. Failure of such party to do so may result in the Fund incurring a loss or missing an opportunity to obtain a price considered to be advantageous.

The market value of the securities underlying a "when-issued" purchase or a forward commitment to purchase securities, and any subsequent fluctuations in their market value, are taken into account when determining the market value of a Fund starting on the day the Fund agrees to purchase the securities. The Fund does not earn interest or dividends on the securities it has committed to purchase until the settlement date.

Borrowing


Each Fund may borrow for temporary or emergency purposes, although borrowings by the Fixed Income Fund and the Municipal Bond Fund may not exceed 10% of the value of their respective net assets. This borrowing may be unsecured. The 1940 Act requires a Fund to maintain continuous asset coverage (that is, total assets including borrowings, less liabilities exclusive of borrowings) of 300% of the amount borrowed. If the asset coverage should decline below 300% as a result of market fluctuations or for other reasons, a Fund will be required to sell some of its portfolio securities within three days to reduce its borrowings and restore the 300% asset coverage, even though it may be disadvantageous from an investment standpoint to sell securities at that time. To limit the potential leveraging effects of a Fund's borrowings, each Fund other than the Fixed Income Fund and the Municipal Bond Fund will not make investments while borrowings are in excess of 5% of total assets. The Fixed Income Fund and the Municipal Bond Fund may not make



--------------------------------------------------------------------------------
additional investments while they have any borrowings outstanding. Borrowing generally will exaggerate the effect on net asset value of any increase or decrease in the market value of the portfolio. Money borrowed will be subject to interest costs which may or may not be recovered by appreciation of the securities purchased. A Fund also may be required to maintain minimum average balances in connection with such borrowing or to pay a commitment or other fee to maintain a line of credit; either of these requirements would increase the cost of borrowing over the stated interest rate. See "Investment Restrictions."

Lending Portfolio Securities

Each Fund, other than Fixed Income Fund and Municipal Bond Fund, may lend portfolio securities to brokers, dealers and other financial organizations. These loans, if and when made by a Fund, may not exceed 33 1/3% of the value of the Fund's total assets. A Fund's loans of securities will be collateralized by cash, cash equivalents or U.S. Government securities. The cash or instruments collateralizing the Fund's loans of securities will be maintained at all times in a segregated account with the Fund's custodian, in an amount at least equal to the current market value of the loaned securities. From time to time, a Fund may pay a part of the interest earned from the investment of collateral received for securities loaned to the borrower and/or a third party that is unaffiliated with the Fund and is acting as a "placing broker". No fee will be paid to affiliated persons of the Fund. The Board of Trustees will make a determination that the fee paid to the placing broker is reasonable.

By lending portfolio securities, a Fund can increase its income by continuing to receive amounts equal to the interest or dividends on the loaned securities as well as by either investing the cash collateral in short-term instruments or obtaining yield in the form of interest paid by the borrower when U.S. Government securities are used as collateral. A Fund will comply with the following conditions whenever it loans securities: (i) the Fund must receive at least 100% cash collateral or equivalent securities from the borrower; (ii) the borrower must increase the collateral whenever the market value of the securities loaned rises above the level of the collateral; (iii) the Fund must be able to terminate the loan at any time; (iv) the Fund must receive reasonable interest on the loan, as well as amounts equal to the dividends, interest or other distributions on the loaned securities, and any increase in market value;
(v) the Fund may pay only reasonable custodian fees in connection with the loan; and (vi) voting rights on the loaned securities may pass to the borrower except that, if a material event will occur affecting the investment in the loaned securities, the Fund must terminate the loan in time to vote the securities on such event.


                             INVESTMENT RESTRICTIONS

The fundamental investment restrictions set forth below may not be changed with respect to a Fund without the approval of a "majority" (as defined in the 1940
Act) of the outstanding shares of that Fund. For the purposes of the 1940 Act, "majority" means the lesser of (a) 67% or more of the shares of the Fund present at a meeting, if the holders of more than 50% of the outstanding shares of the Fund are present or represented by proxy or (b) more than 50% of the shares of the Fund.

Investment restrictions that involve a maximum percentage of securities or assets shall not be considered to be violated unless an excess over the percentage occurs immediately after, and is caused by, an acquisition or encumbrance of securities or assets of, or borrowings by or on behalf


--------------------------------------------------------------------------------
of, a Fund with the exception of borrowings permitted by fundamental investment restriction (2) listed below for each Fund other than the Fixed Income Fund and the Municipal Bond Fund and fundamental investment restriction (3) listed below for Fixed Income Fund and Municipal Bond Fund.


The nonfundamental investment restrictions set forth below may be changed or amended by the Trust's Board of Trustees without shareholder approval.


Investment Restrictions That Apply to Short-Term Fixed Income Fund, Short-Term Municipal Bond Fund, Total Return Bond Fund, High Yield Bond Fund and the Equity Funds

Fundamental Investment Restrictions.  The Trust may not, on behalf of  a Fund:


     (1) Issue senior securities, except as permitted by paragraphs (2), (6) and (7) below. For purposes of this restriction, the issuance of shares of beneficial interest in multiple classes or series, the purchase or sale of options, futures contracts and options on futures contracts, forward commitments, forward foreign exchange contracts, repurchase agreements and reverse repurchase agreements entered into in accordance with the Fund's investment policy, and the pledge, mortgage or hypothecation of the Fund's assets within the meaning of paragraph (3) below are not deemed to be senior securities, if appropriately covered.
     (2) Borrow money (i) except from banks as a temporary measure for extraordinary emergency purposes and (ii) except that the Fund may enter into reverse repurchase agreements and dollar rolls, if appropriately covered, with banks, broker-dealers and other parties; provided that, in each case, the Fund is required to maintain asset coverage of at least 300% for all borrowings. For the purposes of this investment restriction, short sales, transactions in currency, forward contracts, swaps, options, futures contracts and options on futures contracts, and forward commitment transactions shall not constitute borrowing.
     (3) Pledge, mortgage, or hypothecate its assets, except to secure indebtedness permitted by paragraph (2) above and to the extent related to the segregation of assets in connection with the writing of covered put and call options and the purchase of securities or currencies on a forward commitment or delayed-delivery basis and collateral and initial or variation margin arrangements with respect to forward contracts, options, futures contracts and options on futures contracts.
     (4) Act as an underwriter, except to the extent that, in connection with the disposition of Fund securities, the Fund may be deemed to be an underwriter for purposes of the Securities Act of 1933.
     (5) Purchase or sell real estate, or any interest therein, and real estate mortgage loans, except that the Fund may invest in securities of corporate or governmental entities secured by real estate or marketable interests therein or securities issued by companies (other than real estate limited partnerships) that invest in real estate or interests therein.
     (6) Make loans, except that the Fund may lend Fund securities in accordance with the Fund's investment policies and may purchase or invest in repurchase agreements, bank certificates of deposit, all or a portion of an issue of bonds, bank loan participation agreements, bankers' acceptances, debentures or other securities, whether or not the purchase is made upon the original issuance of the securities.
     (7) Invest in commodities or commodity contracts or in puts, calls, or combinations of both, except interest rate futures contracts, options on securities, securities indices, currency and other financial instruments, futures contracts on securities, securities indices, currency and other financial instruments and options on such futures contracts, forward foreign currency


--------------------------------------------------------------------------------
          exchange contracts, forward commitments, securities index put or call warrants and repurchase agreements entered into in accordance with the Fund's investment policies.

     (8) Invest 25% or more of the value of the Fund's total assets in the securities of one or more issuers conducting their principal business activities in the same industry or group of industries. This restriction does not apply to investments in obligations of the U.S. Government or any of its agencies or instrumentalities.

          In addition, each Fund will adhere to the following fundamental investment restriction:

          With respect to 75% of its total assets, a Fund may not purchase securities of an issuer (other than the U.S. Government, or any of its agencies or instrumentalities, or other investment companies), if (a) such purchase would cause more than 5% of the Fund's total assets taken at market value to be invested in the securities of such issuer, or (b) such purchase would at the time result in more than 10% of the outstanding voting securities of such issuer being held by the Fund.

NonFundamental Investment Restrictions.  The Trust may not, on behalf of a Fund:

     (a) Participate on a joint-and-several basis in any securities trading account. The "bunching" of orders for the sale or purchase of marketable Fund securities with other accounts under the management of the Adviser to save commissions or to average prices among them is not deemed to result in a securities trading account.


     (b) Purchase securities of other U.S.-registered investment companies, except as permitted by the Investment Company Act of 1940 and the rules, regulations and any applicable exemptive order issued thereunder.

     (c) Invest for the purpose of exercising control over or management of any company.

     (d) Purchase any security, including any repurchase agreement maturing in more than seven days, which is illiquid, if more than 15% of the net assets of the Fund, taken at market value, would be invested in such securities.


The staff of the Commission has taken the position that fixed time deposits maturing in more than seven days that cannot be traded on a secondary market and participation interests in loans are illiquid. Until such time (if any) as this position changes, the Trust, on behalf of each Fund, will include such investments in determining compliance with the 15% limitation on investments in illiquid securities. Restricted securities (including commercial paper issued pursuant to Section 4(2) of the Securities Act of 1933, which the Board of Trustees has determined are readily marketable will not be deemed to be illiquid for purposes of such restriction.

"Value" for the purposes of the foregoing investment restrictions shall mean the market value used in determining each Fund's net asset value.


Investment Restrictions That Apply to the Fixed Income Fund And the Municipal Bond Fund


Fundamental Investment Restrictions. The Trust may not, on behalf of the Fixed
     Income Fund or the Municipal Bond Fund:

(1)  Acquire more than 10% of the voting securities of any one issuer.
(2)  Invest in companies for the purpose of exercising control.


--------------------------------------------------------------------------------

(3) Borrow money except for temporary or emergency purposes and then only in an amount not exceeding 10% of the value of its total assets. Any borrowing will be done from a bank and to the extent that such borrowing exceeds 5% of the value of a Fund's assets, asset coverage of at least 300% is required. In the event that such asset coverage shall at any time fall below 300%, a Fund shall, within three days thereafter or such longer period as the Securities and Exchange Commission may prescribe by rules and regulations, reduce the amount of its borrowings to such an extent that the asset coverage of such borrowings shall be at least 300%. This borrowing provision is included for temporary liquidity or emergency purposes. All borrowings will be repaid before making investments and any interest paid on such borrowings will reduce income.
(4) Make loans, except that a Fund may purchase or hold debt instruments in accordance with its investment objective and policies, and a Fund may enter into repurchase agreements.
(5) Pledge, mortgage or hypothecate assets except to secure temporary borrowings permitted by (3) above in aggregate amounts not to exceed 10% of total assets taken at current value at the time of the incurrence of such loan.
(6) Purchase or sell real estate, real estate limited partnership interests, futures contracts, commodities or commodities contracts and interests in a pool of securities that are secured by interests in real estate. However, subject to the permitted investments of the Fund, a Fund may invest in municipal securities or other obligations secured by real estate or interests therein.
(7) Make short sales of securities, maintain a short position or purchase securities on margin, except that a Fund may obtain short-term credits as necessary for the clearance of security transactions.
(8) Act as an underwriter of securities of other issuers except as it may be deemed an underwriter in selling a portfolio security.
(9) Purchase securities of other investment companies except as permitted by the Investment Company Act of 1940 and the rules and regulations thereunder.
(10) Issue senior securities (as defined in the Investment Company Act of 1940) except in connection with permitted borrowings as described above or as permitted by rule, regulation or order of the Securities and Exchange Commission.
(11) Purchase or retain securities of an issuer if an officer, trustee, partner or director of the Fund or any investment adviser of the Fund owns beneficially more than 1/2 of 1% of the shares or securities of such issuer and all such officers, trustees, partners and directors owning more than 1/2 of 1% of such shares or securities together own more than 5% of such shares or securities.
(12) Invest in interests in oil, gas or other mineral exploration or development programs and oil, gas or mineral leases.
(13) Write or purchase puts, calls, options or combinations thereof or invest in warrants, except that a Fund may purchase "put" bonds as described in the Prospectus.

     Nonfundamental Investment Restrictions.

     (1) A Fund may not invest in illiquid securities in an amount exceeding, in the aggregate, 10% of the Municipal Bond Fund's total assets and 15% of the Fixed Income Fund's net assets. An illiquid security is a security that cannot be disposed of promptly (within seven days) and in the usual course of business without a loss, and includes repurchase agreements maturing in excess of seven days, time deposits with a withdrawal penalty, non-negotiable instruments and instruments for which no market exists.


--------------------------------------------------------------------------------

     (2) A Fund may not purchase securities of other U.S.-registered investment companies except as permitted by the Investment Company Act of 1940 and the rules, regulations and any applicable exemptive order issued thereunder.


                              TRUSTEES AND OFFICERS

Information pertaining to the Trustees and officers of the Trust is set forth below. An asterisk (*) indicates those Trustees deemed to be "interested persons" of the Trust for purposes of the 1940 Act.



                            Positions                Principal Occupation
Name and Address            With Trust               During Past Five Years


James E. Minnick (1)        President, Chief         President, Secretary and
885 Third Avenue            Executive Officer, and   Treasurer, MGCM (since
New York, NY 10022          Trustee                  1990).
(age 49)

Patrick W.W. Disney (1)     Senior Vice President    Director, Morgan Grenfell
20 Finsbury Circus          and Trustee              Investment Services
London EC2M 1NB                                      Limited ("MGIS") (since
ENGLAND                                              1988).
(age 41)

Paul K. Freeman (2)         Trustee                  Chief Executive Officer,
7257 South Tucson Way                                The Eric Group Inc.,
Englewood, CO 80112                                  (environmental insurance)
(age 47)                                             (since 1986).

Graham E. Jones (2)         Trustee                  Senior Vice President, BGK
330 Garfield Street                                  Realty Inc. (since 1995);
Santa Fe, NM 87501                                   Financial Manager,
(age 64)                                             Practice Management
                                                     Systems (medical
                                                     information services)
                                                     (1988- 95); Director, 12
                                                     closed-end funds managed
                                                     by Morgan Stanley Asset
                                                     Management; Trustee, 10
                                                     open-end mutual funds
                                                     managed by Weiss, Peck &
                                                     Greer.

William N. Searcy (2)       Trustee                  Pension & Savings Trust
2330 Shawnee Mission Pkwy                            Officer, Sprint
Westwood, KS 66205                                   Corporation
(age 51)                                             (telecommunications)
                                                     (since 1989).

Hugh G. Lynch               Trustee                  Managing Director,
767 Fifth Avenue                                     International Investments,
New York, NY 10153                                   General Motors Investment
(age 60)                                             Management Corporation
                                                     (since September 1990).



--------------------------------------------------------------------------------

Edward T. Tokar             Trustee                  Vice
101 Columbia Road                                    President-Investments,
Morristown, NJ 07962                                 Allied Signal, Inc.
                                                     (advanced technology and
                                                     manufacturer) (since 1985).

John G. Alshefski           Treasurer, Principal     Director of Fund
530 East Swedesford Road    Accounting Officer,      Operations, SEI/ Fund
Wayne, PA 19087-1658        Chief Financial Officer  Resources (since January
(age 31)                                             1994); Manager
                                                     International Fund
                                                     Operations (1992-1994);
                                                     Senior Associate, Price
                                                     Waterhouse (1988-1991).

Neil P. Jenkins             Vice President           Director, MGCM (since
20 Finsbury Circus                                   1991), Morgan Grenfell
London, England                                      International Funds
Co., Ltd. (age 37)                                   Management (1995), and
                                                     Morgan Grenfell & (since
                                                     1985).

David W. Baldt              Vice President           Executive Vice President
1435 Walnut Street                                   and Director of Fixed
Philadelphia, PA 19102                               Income Investments, MGCM
(age 48)                                             (since 1989).

Ian D. Kelson               Vice President           Director, MGIS (since
20 Finsbury Circus                                   1988); Chief Investment
London EC2M 1NB                                      Officer, Fixed Income,
England                                              MGIS (since 1989).
(age 41)

James Grifo                 Vice President           Executive Vice President
1435 Walnut Street                                   and Director, MGCM (since
Philadelphia, PA 19102                               1996); Senior Vice
(age 46)                                             President, GT Global
                                                     Financial (since 1990).

Martin Hall(4)              Vice President           Portfolio Manager, Fixed
1435 Walnut Street                                   Income Team MGIS (since
Philadelphia, PA 19102                               1988).
(age 39)

Joan  A. Binstock(4)        Secretary                Chief Operating Officer,
885 Third Avenue            and Vice President       MGCM (since June 1997);
New York, NY 10022                                   Principal, National
(age 43)                                             Director of Investment
                                                     Management Regulatory
                                                     Consulting, Ernst & Young
                                                     (May 1995 - June 1997);
                                                     Vice President, Head of
                                                     Compliance, JP Morgan
                                                     Mutual Funds (August
                                                     1993-May 1995).


                                 --------------

(1)  Member of the Trust's Valuation and Dividend Committees.
(2)  Member of the Trust's Audit Committee.
(3)  Member of the Trust's Dividend Committee.
(4)  Member of the Trust's Valuation Committee.


--------------------------------------------------------------------------------

Certain of the Trustees and officers of the Trust reside outside the United States, and substantially all the assets of these persons are located outside the United States. It may not be possible, therefore, for investors to effect service of process within the United States upon these persons or to enforce against them, in United States courts or foreign courts, judgments obtained in United States courts predicated upon the civil liability provisions of the federal securities laws of the United States or the laws of the State of Delaware. In addition, it is not certain that a foreign court would enforce, in original actions or in actions to enforce judgments obtained in the United States, liabilities against these Trustees and officers predicated solely upon the federal securities laws.

Messrs. Jones, Freeman and Searcy are members of the Audit Committee of the Board of Trustees. The Audit Committee's functions include making recommendations to the Trustees regarding the selection of independent accountants, and reviewing with such accountants and the Treasurer of the Trust matters relating to accounting and auditing practices and procedures, accounting records, internal accounting controls and the functions performed by the Trust's custodian, administrator and transfer agent.


As of November 30, 1997, the Trustees and officers of the Trust owned, as a group, less than one percent of the outstanding shares of each Fund other than Morgan Grenfell Short-Term Municipal Bond Fund, Morgan Grenfell Smaller Companies Fund and Morgan Grenfell Microcap Fund. On such date, the Trustees and officers of the Trust owned, as a group, 2.06% of the outstanding shares of Morgan Grenfell Short-Term Municipal Bond Fund, 1.72% of the outstanding shares of Morgan Grenfell Smaller Companies Fund and 4.15% of the outstanding shares of Morgan Grenfell Microcap Fund, respectively.


Compensation of Trustees

The Trust pays each Trustee who is not affiliated with the Adviser an annual fee of $15,000 provided that they attend each regular Board meeting during the year. Members of the Audit Committee also receive $1,000 for each Audit Committee meeting attended. The Chairman of the Audit Committee receives an additional $1,000 per Audit Committee meeting attended. The Trustees are also reimbursed for out-of-pocket expenses incurred by them in connection with their duties as Trustees.


The following table sets forth the compensation paid by the Trust to the Trustees for the fiscal year of the Trust ended October 31, 1997:


                           Pension or
                           Retirement                Aggregate
                           Benefits Accrued          Compensation from
                           as Part of Fund           the Trust /
Name of Trustees           Expenses                  Complex*
----------------           ----------------          -----------------


James E. Minnick                    $ 0                    $  0
Patrick W. Disney                   $ 0                    $  0
Paul K. Freeman                     $ 0                    $ --
Graham E. Jones                     $ 0                    $ --
William N. Searcy                   $ 0                    $ --
Hugh G. Lynch                       $ 0                    $ --
Edward T. Tokar                     $ 0                    $ --



--------------------------------------------------------------------------------

----------

* The Trustees listed above do not serve on the Board of any other investment company that may be considered to belong to the same complex as the Trust.


                     INVESTMENT ADVISORY AND OTHER SERVICES

The Adviser


MGCM, 885 Third Avenue, New York, New York, acts as the investment adviser to each Fund pursuant to the terms of Management Contracts, dated December 28, 1994, August 7, 1996 and January 30, 1997 (referred to collectively herein as the "Management Contracts"). Pursuant to the Management Contracts, the Adviser supervises and assists in the management of the assets of each Fund and furnishes each Fund with research, statistical, advisory and managerial services. The Adviser pays the ordinary office expenses of the Trust and the compensation, if any, of all officers and employees of the Trust and all Trustees who are "interested persons" (as defined in the 1940 Act) of the Adviser.


Under the Management Contracts, the Trust, on behalf of each Fund is obligated to pay the Adviser a monthly fee at an annual rate of each Fund's average daily net assets as follows:


                                                                     Annual Rate
                                                                     -----------
Morgan Grenfell Large Cap Growth Fund ................................  0.75%
Morgan Grenfell Smaller Companies Fund ...............................  1.00%
Morgan Grenfell Microcap Fund ........................................  1.50%
Morgan Grenfell Fixed Income Fund ....................................  0.40%
Morgan Grenfell Total Return Bond Fund ...............................  0.45%
Morgan Grenfell High Yield Bond Fund .................................  0.50%
Morgan Grenfell Short-Term Fixed Income Fund .........................  0.40%
Morgan Grenfell Municipal Bond Fund ..................................  0.40%
Morgan Grenfell Short-Term Municipal Bond Fund .......................  0.40%


Each Fund's advisory fees are paid monthly and will be prorated if the Adviser shall not have acted as the Fund's investment adviser during the entire monthly period. The Adviser has temporarily agreed, under certain circumstances, to reduce or not impose its management fee and to make arrangements to limit certain other expenses as described in the Prospectus under "Expense Information."


For the fiscal years ended October 31, 1997, 1996 and 1995, Morgan Grenfell Fixed Income Fund paid the Adviser net advisory fees of $ _____, $2,041,053 and $1,150,707, respectively. For the same years, Morgan Grenfell Municipal Bond Fund paid the Adviser net advisory fees of $ _____, $791,321 and $595,795, respectively. For the fiscal year ended October 31, 1997, Morgan Grenfell Short-Term Fixed Income Fund, Morgan Grenfell Short-Term Municipal Bond Fund and Morgan Grenfell Smaller Companies Fund paid the Adviser net advisory fees of $_____, $_____, and $_____, respectively. For the fiscal periods ended October 31, 1996 and October 31, 1995, Morgan Grenfell Short-Term Fixed Income Fund, Morgan Grenfell Short-Term Municipal Bond Fund and Morgan Grenfell Smaller Companies Fund paid no advisory fees to the Adviser. For the fiscal period ended October 31, 1997, Morgan Grenfell Microcap Fund paid the Adviser a net advisory fee of $________. The foregoing advisory fee payments and non-payments reflect expense limitations that were in effect during the indicated periods. Morgan Grenfell Large Cap



--------------------------------------------------------------------------------

Growth Fund, Morgan Grenfell Total Return Bond Fund and Morgan Grenfell High Yield Bond Fund were not in operation during any of the indicated periods and, accordingly, paid no advisory fees during such periods.

Each Management Contract between MGCM and the Trust, was most recently approved on November 20, 1997 by a vote of the Trust's Board of Trustees, including a majority of those Trustees who were not parties to such Management Contract or "interested persons" of any such parties.

The Management Contracts will remain in effect until November 30, 1998 (August 23, 1999, in the case of the Management Contract for Microcap Fund), and will continue in effect thereafter, with respect to each Fund, only if such continuance is specifically approved annually by the Trustees, including a majority of the Trustees who are not parties to the Management Contracts or "interested persons" of any such parties, or by a vote of a majority of the outstanding shares of each Fund. The Management Contracts are terminable by vote of the Board of Trustees, or, with respect to a Fund, by the holders of a majority of the outstanding shares of the Fund, at any time without penalty on 60 days' written notice to the Adviser. Termination of a Management Contract (that covers more than one Fund) with respect to a Fund will not terminate or otherwise invalidate any provision of such Management Contract with respect to any other Fund. The Adviser may terminate any Management Contract at any time without penalty on 60 days' written notice to the Trust. Each Management Contract terminates automatically in the event of its "assignment" (as such term is defined in the 1940 Act).


Each Management Contract provides that the Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust or any Fund in connection with the performance of the Adviser's obligations under the Management Contract with the Trust, except a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Adviser in the performance of its duties or from reckless disregard of its duties and obligations thereunder.

In the management of the Funds and its other accounts, the Adviser allocates investment opportunities to all accounts for which they are appropriate subject to the availability of cash in any particular account and the final decision of the individual or individuals in charge of such accounts.

Where market supply is inadequate for a distribution to all such accounts, securities are allocated based on a Fund's pro rata portion of the amount ordered. In some cases this procedure may have an adverse effect on the price or volume of the security as far as a Fund is concerned. However, it is the judgment of the Board that the desirability of continuing the Trust's advisory arrangements with the Adviser outweighs any disadvantages that may result from contemporaneous transactions. See "Portfolio Brokerage."


MGCM is registered with the Commission as an investment adviser and provides a full range of investment advisory services to institutional clients. MGCM is a direct wholly-owned subsidiary of Morgan Grenfell Asset Management, Ltd., which is a wholly-owned subsidiary of Deutsche Morgan Grenfell Group plc. Deutsche Morgan Grenfell Group plc is an indirect wholly-owned subsidiary of Deutsche Bank AG, an international commercial and investment banking group. As of September 30, 1997, MGCM managed approximately $9.69 billion in assets for various individual and institutional accounts, including the Morgan Grenfell SMALLCap Fund, Inc., a registered, closed-end investment company for which it acts as investment adviser.



--------------------------------------------------------------------------------

Portfolio Turnover


Each Fund's portfolio turnover rate is calculated by dividing the lesser of the dollar amount of sales or purchases of portfolio securities by the average monthly value of a Fund's portfolio securities, excluding securities having a maturity at the date of purchase of one year or less. For the fiscal period ended October 31, 1997, the portfolio turnover rates for Morgan Grenfell Fixed Income Fund, Morgan Grenfell Municipal Bond Fund, Morgan Grenfell Short-Term Fixed Income Fund, Morgan Grenfell Short-Term Municipal Bond Fund, Morgan Grenfell Smaller Companies Fund and Morgan Grenfell Microcap Fund were ____%, ____%, _____%, ____%, ____% and _____%, respectively. For the fiscal year ended October 31, 1996, the portfolio turnover rates for Morgan Grenfell Fixed Income Fund, Morgan Grenfell Municipal Bond Fund, Morgan Grenfell Short-Term Fixed Income Fund, Morgan Grenfell Short-Term Municipal Bond Fund and Morgan Grenfell Smaller Companies Fund were 176%, 182%, 124%, 129% and 141%, respectively.


The Administrator

As described in the Prospectus, SEI Financial Management Corporation (the "Administrator") serves as the Trust's administrator pursuant to an administration agreement between the Administrator and the Trust, on behalf of the Funds (the "Administration Agreement"). Pursuant to the Administration Agreement, the Administrator has agreed to furnish statistical and research data, clerical services, and stationery and office supplies; prepare and file various reports with the appropriate regulatory agencies including the Commission and state securities commissions; and provide accounting and bookkeeping services for the Funds, including the computation of each Fund's net asset value, net investment income and net realized capital gains, if any.

For its services under the Administration Agreement, the Administrator receives from all series of the Trust an aggregate monthly fee at the following annual rates of the aggregate average daily net assets ("aggregate assets") of such series:


     0.12% of aggregate assets under $1 billion

     0.08% of next $500 million of aggregate assets

     0.06% of next $1 billion of aggregate assets

     0.04% of aggregate assets exceeding $2.5 billion


Each Fund pays the Administrator a minimum annual fee of $60,000.


For the fiscal years ended October 31, 1997, 1996 and 1995, Morgan Grenfell Fixed Income Fund paid the Administrator administration fees of $ ______, $655,936 and $455,614, respectively. For the same years, Morgan Grenfell Municipal Bond Fund paid the Administrator administration fees of $ _______, $253,839 and $227,872, respectively. For the fiscal period ended October 31, 1997, Morgan Grenfell Short-Term Fixed Income Fund, Morgan Grenfell Short-Term Municipal Bond Fund, Morgan Grenfell Smaller Companies Fund and Morgan Grenfell Microcap Fund paid the Administrator administration fees of $_______, $_______, $______ and $_______, respectively. For the fiscal year ended October 31, 1996, Morgan Grenfell Short-Term Fixed Income Fund, Morgan Grenfell Short-Term Municipal Bond Fund and Morgan Grenfell Smaller Companies Fund paid the Administrator administration fees of $45,833, $45,833 and $37,500, respectively. For the fiscal year ended October 31, 1995, Morgan Grenfell Short-Term Fixed Income Fund, Morgan Grenfell Short-Term Municipal Bond Fund and Morgan Grenfell Smaller



--------------------------------------------------------------------------------

Companies Fund paid the Administrator administration fees of $12,500, $12,500 and $4,167, respectively.


The Administration Agreement provides that the Administrator shall not be liable under the Administration Agreement except for bad faith or gross negligence in the performance of its duties or from the reckless disregard by it of its duties and obligations thereunder.

Expenses of the Trust

The expenses borne by institutional shares of the Funds include: (i) fees and expenses of any investment adviser and any administrator of the Funds; (ii) fees and expenses incurred by the Funds in connection with membership in investment company organizations; (iii) brokers' commissions; (iv) payment for portfolio pricing services to a pricing agent, if any; (v) legal expenses (including an allocable portion of the cost of the Trust's employees rendering legal services to the Funds); (vi) interest, insurance premiums, taxes or governmental fees;
(vii) the fees and expenses of the transfer agent of the Funds; (viii) clerical expenses of issue, redemption or repurchase of shares of the Funds; (ix) the expenses of and fees for registering or qualifying shares of the Funds for sale and of maintaining the registration of the Funds and registering the Funds as a broker or a dealer; (x) the fees and expenses of Trustees who are not affiliated with the Adviser; (xi) the cost of preparing and distributing reports and notices to shareholders, the Commission and other regulatory authorities; (xii) the fees or disbursements of custodians of the Funds' assets, including expenses incurred in the performance of any obligations enumerated by the Declaration of Trust or By-Laws of the Trust insofar as they govern agreements with any such custodian; (xiii) costs in connection with annual or special meetings of shareholders, including proxy material preparation, printing and mailing; (xiv) charges and expenses of the Trust's auditor; (xv) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Trust's business; and (xvi) expenses of an extraordinary and nonrecurring nature.

Transfer Agent

DST Systems, Inc., 1004 Baltimore, Kansas City, Missouri 64105 (the "Transfer Agent") serves as the transfer and dividend disbursing agent for the Funds pursuant to a transfer agency agreement (the "Transfer Agency Agreement"), under which the Transfer Agent (i) maintains record shareholder accounts, and (ii) makes periodic reports to the Trust's Board of Trustees concerning the operations of each Fund.

The Distributor

The Trust, on behalf of the Funds, has entered into a distribution agreement (the "Distribution Agreement") pursuant to which SEI Financial Services Company, 1 Freedom Valley Drive, Oaks, Pennsylvania 19456-0100 (the "Distributor"), as agent, serves as principal underwriter for the continuous offering of shares, including institutional shares, of each Fund. The Distributor has agreed to use its best efforts to solicit orders for the purchase of shares of each Fund, although it is not obligated to sell any particular amount of shares. Shares of the Funds are not subject to sales loads or distribution fees. The Adviser, and not the Trust, is responsible for payment of any expenses or fees incurred in the marketing and distribution of shares of the Funds.

The Distribution Agreement will remain in effect for one year from its effective date and will continue in effect thereafter only if such continuance is specifically approved annually by the Trustees, including a majority of the Trustees who are not parties to the Distribution Agreement or "interested persons" of such parties. The Distribution Agreement was approved by the initial


--------------------------------------------------------------------------------
shareholder of each Fund other than Microcap Fund on December 28, 1994. The Distribution Agreement was approved by the initial shareholder of Microcap Fund on August 5, 1996. The Distribution Agreement was most recently approved on November 20, 1997 by a vote of the Trust's Board of Trustees, including a majority of those Trustees who were not parties to the Distribution Agreement or "interested persons" of any such parties. The Distribution Agreement is terminable, as to a Fund, by vote of the Board of Trustees, or by the holders of a majority of the outstanding shares of the Fund, at any time without penalty on 60 days' written notice to the Distibutor. The Distributor may terminate the Distribution Agreement at any time without penalty on 60 days' written notice to the Trust.

Custodians


As described in the Prospectus, CoreStates Bank, N.A. ("CoreStates"), whose principal business address is Broad and Chestnut Streets, P.O. Box 7618, Philadelphia, PA 19101 maintains custody of the assets of Morgan Grenfell Fixed Income Fund and Morgan Grenfell Municipal Bond Fund. As described in the Prospectus, The Northern Trust Company ("Northern"), whose principal business address is Fifty South LaSalle Street, Chicago, Illinois 60675, maintains custody of the assets of the other Funds.

Under their custody agreements with the Trust, CoreStates and Northern (i) maintain separate accounts in the name of each Fund, (ii) hold and transfer portfolio securities on account of each Fund, (iii) accept receipts and make disbursements of money on behalf of each Fund, (iv) collect and receive all income and other payments and distributions on account of each Fund's portfolio securities and (v) make periodic reports to the Trust's Board of Trustees concerning each Fund's operations. CoreStates and Northern are authorized to select one or more foreign or domestic banks or companies to serve as sub-custodian on behalf of the Funds.


                             PORTFOLIO TRANSACTIONS

Subject to the general supervision of the Board of Trustees, the Adviser makes decisions with respect to and places orders for all purchases and sales of portfolio securities for the Funds. In executing portfolio transactions, the Adviser seeks to obtain the best net results for the Funds, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of the order, difficulty of execution and operational facilities of the firm involved. Commission rates, being a component of price, are considered together with such factors. Where transactions are effected on a foreign securities exchange, the Funds employ brokers, generally at fixed commission rates. Commissions on transactions on U.S. securities exchanges are subject to negotiation. Where transactions are effected in the over-the-counter market or third market, the Funds deal with the primary market makers unless a more favorable result is obtainable elsewhere. Fixed income securities purchased or sold on behalf of the Funds normally will be traded in the over-the-counter market on a net basis (i.e. without a commission) through dealers acting for their own account and not as brokers or otherwise through transactions directly with the issuer of the instrument. Some fixed income securities are purchased and sold on an exchange or in over-the-counter transactions conducted on an agency basis involving a commission.

Pursuant to the Management Contracts, the Adviser agrees to select broker-dealers in accordance with guidelines established by the Trust's Board of Trustees from time to time and in accordance with Section 28(e) of the Securities Exchange Act of 1934, as amended. In assessing the terms


--------------------------------------------------------------------------------
available for any transaction, the Adviser shall consider all factors it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker-dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. In addition, the Management Contracts authorize the Adviser, subject to the periodic review of the Trust's Board of Trustees, to cause a Fund to pay a broker-dealer which furnishes brokerage and research services a higher commission than that which might be charged by another broker-dealer for effecting the same transaction, provided that the Adviser determines in good faith that such commission is reasonable in relation to the value of the brokerage and research services provided by such broker-dealer, viewed in terms of either the particular transaction or the overall responsibilities of the Adviser to the Fund. Such brokerage and research services may consist of pricing information, reports and statistics on specific companies or industries, general summaries of groups of bonds and their comparative earnings and yields, or broad overviews of the securities markets and the economy.


Supplemental research information utilized by the Adviser is in addition to, and not in lieu of, services required to be performed by the Adviser and does not reduce the advisory fees payable to the Adviser. The Trustees will periodically review the commissions paid by the Funds to consider whether the commissions paid over representative periods of time appear to be reasonable in relation to the benefits inuring to the Funds. It is possible that certain of the supplemental research or other services received will primarily benefit one or more other investment companies or other accounts of the Adviser for which investment discretion is exercised. Conversely, a Fund may be the primary beneficiary of the research or services received as a result of portfolio transactions effected for such other account or investment company. During the fiscal year ended October 31, 1997, the Adviser did not, pursuant to any agreement or understanding with a broker or otherwise through an internal allocation procedure, direct any Fund's brokerage transactions to a broker because of research services provided by such broker.


Investment decisions for each Fund and for other investment accounts managed by the Adviser are made independently of each other in the light of differing conditions. However, the same investment decision may be made for two or more of such accounts. In such cases, simultaneous transactions are inevitable. Purchases or sales are then averaged as to price and allocated as to amount in a manner deemed equitable to each such account. While in some cases this practice could have a detrimental effect on the price or value of the security as far as a Fund is concerned, in other cases it is believed to be beneficial to a Fund. To the extent permitted by law, the Adviser may aggregate the securities to be sold or purchased for a Fund with those to be sold or purchased for other investment companies or accounts in executing transactions.

Pursuant to procedures determined by the Trustees and subject to the general policies of the Funds and Section 17(e) of the 1940 Act, the Adviser may place securities transactions with brokers with whom it is affiliated ("Affiliated Brokers").

Section 17(e) of the 1940 Act limits to "the usual and customary broker's commission" the amount which can be paid by the Funds to an Affiliated Broker acting as broker in connection with transactions effected on a securities exchange. The Board, including a majority of the Trustees who are not "interested persons" of the Trust or the Adviser, has adopted procedures designed to comply with the requirements of Section 17(e) of the 1940 Act and Rule 17e-1 promulgated thereunder to ensure that the broker's commission is "reasonable and fair compared to the commission, fee or other remuneration received by other brokers in connection with comparable transactions involving similar securities being purchased or sold on a securities exchange during a comparable period of time...."


--------------------------------------------------------------------------------

A transaction would not be placed with an Affiliated Broker if a Fund would have to pay a commission rate less favorable than their contemporaneous charges for comparable transactions for their other most favored, but unaffiliated, customers except for accounts for which they act as a clearing broker, and any of their customers determined, by a majority of the Trustees who are not "interested persons" of the Fund or the Adviser, not to be comparable to the Fund. With regard to comparable customers, in isolated situations, subject to the approval of a majority of the Trustees who are not "interested persons" of the Trust or the Adviser, exceptions may be made. Since the Adviser, as investment adviser to the Funds, has the obligation to provide management, which includes elements of research and related skills, such research and related skills will not be used by them as a basis for negotiating commissions at a rate higher than that determined in accordance with the above criteria. The Funds will not engage in principal transactions with Affiliated Brokers. When appropriate, however, orders for the account of the Funds placed by Affiliated Brokers are combined with orders of their respective clients, in order to obtain a more favorable commission rate. When the same security is purchased for two or more funds or customers on the same day, each fund or customer pays the average price and commissions paid are allocated in direct proportion to the number of shares purchased.


Affiliated Brokers furnish to the Trust at least annually a statement setting forth the total amount of all compensation retained by them or any associated person of them in connection with effecting transactions for the account of the Funds, and the Board reviews and approves all such portfolio transactions on a quarterly basis and the compensation received by Affiliated Brokers in connection therewith. During the fiscal years ended October 31, 1995, 1996 and 1997, no Fund paid any brokerage commissions to any Affiliated Broker.


Affiliated Brokers do not knowingly participate in commissions paid by the Funds to other brokers or dealers and do not seek or knowingly receive any reciprocal business as the result of the payment of such commissions. In the event that an Affiliated Broker learns at any time that it has knowingly received reciprocal business, it will so inform the Board.


For the fiscal years ended October 31, 1995, 1996, and 1997, Morgan Grenfell Fixed Income Fund and Morgan Grenfell Municipal Bond Fund paid no brokerage commissions. For the fiscal years ended October 31, 1995, 1996 and 1997, Morgan Grenfell Short-Term Fixed Income Fund and Morgan Grenfell Short-Term Municipal Bond Fund paid no brokerage commissions. For the fiscal years ended October 31, 1997 and 1996 and the fiscal period ended October 31, 1995, Morgan Grenfell Smaller Companies Fund paid aggregate brokerage commissions of $ _____, $7,708 and $3,778, respectively. For the fiscal period ended October 31, 1997, Morgan Grenfell Microcap Fund paid aggregate brokerage commissions of $_____.



                                 NET ASSET VALUE


Under the 1940 Act, the Board of Trustees of the Trust is responsible for determining in good faith the fair value of the securities of each Fund. In accordance with procedures adopted by the Board of Trustees, the net asset value per share of each class of each Fund is calculated by determining the net worth of the Fund attributable to the class (assets, including securities at value, minus liabilities) divided by the number of shares of such class outstanding. Each Fund computes net asset value for each class of its shares at the close of such regular trading, which is normally 4:00 p.m. Eastern time, on each day on which the New York Stock Exchange ("NYSE") is open (a



--------------------------------------------------------------------------------

"Business Day"). The NYSE is closed on Saturdays and Sundays as well as the following holidays: New Year's Day, President's Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.


For purposes of calculating net asset value for each class of its shares, equity securities traded on a recognized U.S. or foreign securities exchange or the National Association of Securities Dealers Automated Quotation System ("NASDAQ") are valued at their last sale price on the principal exchange on which they are traded or NASDAQ (if NASDAQ is the principal market for such securities) on the valuation day or, if no sale occurs, at the bid price. Unlisted equity securities for which market quotations are readily available are valued at the most recent bid price prior to the time of valuation.


Debt securities and other fixed income investments of the Funds are valued at prices supplied by independent pricing agents, which prices reflect broker-dealer supplied valuations and electronic data processing techniques. Short-term obligations maturing in sixty days or less may be valued at amortized cost, which method does not take into account unrealized gains or losses on such portfolio securities. Amortized cost valuation involves initially valuing a security at its cost, and thereafter, assuming a constant amortization to maturity of any discount or premium, regardless of the impact of fluctuating interest rates on the market value of the security. While this method provides certainty in valuation, it may result in periods in which the value of the security, as determined by amortized cost, may be higher or lower than the price the Fund would receive if the Fund sold the security.


Other assets and assets for which market quotations are not readily available are valued at fair value using methods determined in good faith by the Board of Trustees.


Trading in securities on European and Far Eastern securities exchanges and over-the-counter markets is normally completed well before the 4:00 P.M. (Eastern Time) close of business on each Business Day. In addition, European or Far Eastern securities trading generally or in a particular country or countries may not take place on all Business Days. Furthermore, trading takes place in Japanese markets on certain Saturdays and in various foreign markets on days which are not Business Days and on which the Funds' net asset values are not calculated. Such calculation may not take place contemporaneously with the determination of the prices of certain portfolio securities used in such calculation. Events affecting the values of portfolio securities that occur between the time their prices are determined and the close of the regular trading on the NYSE will not be reflected in the Funds' calculation of net asset values unless the Adviser deems that the particular event would materially affect net asset value, in which case an adjustment will be made.


                             PERFORMANCE INFORMATION

Yield


From time to time, the Fixed Income Fund, the Short-Term Fixed Income Fund, the Total Return Bond Fund, the High Yield Bond Fund and each Municipal Fund may advertise its yield and (in the case of the Municipal Funds) its tax-equivalent yield. Yield and tax-equivalent yield are calculated separately for service shares and institutional shares of a Fund. Each type of share is subject to differing yields for the same period. The yield of institutional shares of a Fund refers to the annualized income generated by an investment in the Fund over a specified 30-day period. The yield is calculated by assuming that the income generated by the investment during that period is



--------------------------------------------------------------------------------
generated for each like period over one year and is shown as a percentage of the investment. In particular, yield will be calculated according to the following formula:



                       YIELD =  2 [ (   a - b   + 1) 6 - 1 ]
                                        -----
                                         cd


         Where:       a =  dividends and interest earned by the
                           Fund during the period;

                      b =  net expenses accrued for the period;

                      c = average daily number of shares outstanding during the period entitled to receive dividends; and

                      d =  maximum offering price per share on
                           the last day of the period.


Tax-equivalent yield is computed by dividing the portion of the yield that is tax exempt by one minus a stated income tax rate and adding the product to that portion, if any, of the yield that is not tax exempt.

Actual yields will depend on such variables as asset quality, average asset maturity, the type of instruments a Fund invests in, changes in interest rates on money market instruments, changes in the expenses of the Fund and other factors.

Yields are one basis upon which investors may compare the Funds with other mutual funds; however, yields of other mutual funds and other investment vehicles may not be comparable because of the factors set forth above and differences in the methods used in valuing portfolio instruments.


For the 30-day period ended October 31, 1997, the yields for institutional shares of the Fixed Income Fund, the Municipal Bond Fund, the Short-Term Fixed Income Fund and the Short-Term Municipal Bond Fund were __%, __%, __% and __%, respectively. If the expense limitations described in the Prospectus for these Funds had not been in effect during this period, the yields for institutional shares of these Funds would have been __%, __%, __% and __%, respectively. For the same period, the tax-equivalent yields for institutional shares of the Municipal Bond Fund and the Short-Term Municipal Bond Fund were __% and __%, respectively, assuming the highest Federal Income Tax bracket for individuals (39.6%). If the expense limitations described in the Prospectus for these Funds had not been in effect during this period, the tax-equivalent yields for institutional shares of these Funds would have been __% and __%, respectively, assuming the same Federal Income Tax bracket.


Total Return

Average annual total return is calculated separately for service shares and institutional shares of a Fund. Each type of share is subject to different fees and expenses and, consequently, may have differing average annual total returns for the same period. Each Fund that advertises "average annual total return" for a class of its shares computes such return by determining the average


--------------------------------------------------------------------------------
annual compounded rate of return during specified periods that equates the initial amount invested to the ending redeemable value of such investment according to the following formula:



                     T = [ (ERV) 1/n - 1]
                            ---
                             P

   Where:         T =  average annual total return,

                ERV = ending redeemable value of a hypothetical $1,000 payment made at the beginning of the 1, 5 or 10 year (or other) periods at the end of the applicable period (or a fractional portion thereof);

                  P =  hypothetical initial payment of $1,000; and

                  n =  period covered by the computation, expressed in years.


Each Fund that advertises "aggregate total return" for a class of its shares computes such returns by determining the aggregate compounded rates of return during specified periods that likewise equate the initial amount invested to the ending redeemable value of such investment. The formula for calculating aggregate total return is as follows:



                                   ERV
Aggregate Total Return =        [(-----) - 1]
                                    P



The above calculations are made assuming that (1) all dividends and capital gain distributions are reinvested on the reinvestment dates at the price per share existing on the reinvestment date, (2) all recurring fees charged to all shareholder accounts are included, and (3) for any account fees that vary with the size of the account, a mean (or median) account size in the Fund during the periods is reflected. The ending redeemable value (variable "ERV" in the formula) is determined by assuming complete redemption of the hypothetical investment after deduction of all nonrecurring charges at the end of the measuring period. For the fiscal year ended October 31, 1997, the average annual total return of institutional shares of Morgan Grenfell Fixed Income Fund, Morgan Grenfell Municipal Bond Fund, Morgan Grenfell Short-Term Fixed Income Fund, Morgan Grenfell Short-Term Municipal Bond Fund and Morgan Grenfell Smaller Companies Fund were __%, __%, __%, __% and __%, respectively. For the five-year period ended October 31, 1997, the average annual total returns of institutional shares of Morgan Grenfell Fixed Income Fund and Morgan Grenfell Municipal Bond Fund were _____% and _____%, respectively. For their respective periods from commencement of operations to October 31, 1997, the average annual total returns of institutional shares of Morgan Grenfell Fixed Income Fund, Morgan Grenfell Municipal Bond Fund, Morgan Grenfell Short-Term Fixed Income Fund, Morgan Grenfell Short-Term Municipal Bond Fund, Morgan Grenfell Smaller Companies Fund and Morgan Grenfell Microcap Fund were __%, __%, __%, __%, __% and __%, respectively. If expense limitations for the above Funds had not been in



--------------------------------------------------------------------------------
effect during the indicated periods, the total returns for institutional shares of these Funds for such periods would have been lower than the total return figures shown in this paragraph.


The Funds may from time to time advertise comparative performance as measured by various independent sources, including, but not limited to, Barron's, The Wall Street Journal, Weisenberger Investment Companies Service, Business Week, Changing Times, Financial World, Forbes, Fortune and Money. In addition, the Funds may from time to time advertise their performance relative to certain indices and benchmark investments, including: (a) the Lipper Analytical Services, Inc. Mutual Fund Performance Analysis, Fixed Income Analysis and Mutual Fund Indices (which measure total return and average current yield for the mutual fund industry and rank mutual fund performance); (b) the CDA Mutual Fund Report published by CDA Investment Technologies, Inc. (which analyzes price, risk and various measures of return for the mutual fund industry); (c) the Consumer Price Index published by the U.S. Bureau of Labor Statistics (which measures changes in the price of goods and services); (d) Stocks, Bonds, Bills and Inflation published by Ibbotson Associates (which provides historical performance figures for stocks, government securities and inflation); (e) the Shearson Lehman Brothers Aggregate Bond Index or its component indices (the Aggregate Bond Index measures the performance of Treasury, U.S. Government agency, corporate, mortgage and Yankee bonds); (f) the Standard & Poor's Bond Indices (which measure yield and price of corporate, municipal and U.S. Government bonds); and (g) historical investment data supplied by the research departments of Goldman Sachs, Lehman Brothers, Inc., First Boston Corporation, Dean Witter Morgan Stanley, Salomon Brothers, Merrill Lynch, Donaldson Lufkin and Jenrette or other providers of such data. The composition of the investments in such indices and the characteristics of such benchmark investments are not identical to, and in some cases are very different from, those of the Funds' portfolios. These indices and averages are generally unmanaged and the items included in the calculations of such indices and averages may not be identical to the formulas used by the Funds to calculate their performance figures.



                                      TAXES

The following is a summary of the principal U.S. federal income, and certain state and local, tax considerations regarding the purchase, ownership and disposition of shares in the Funds. This summary does not address special tax rules applicable to certain classes of investors, such as tax-exempt entities, insurance companies and financial institutions. Each prospective shareholder is urged to consult his own tax adviser with respect to the specific federal, state, local and foreign tax consequences of investing in the Funds. The summary is based on the laws in effect on the date of this Statement of Additional Information, which are subject to change.

General

Each Fund is a separate taxable entity. Each Fund has elected or intends to elect to be treated, and intends to qualify for each taxable year, as a regulated investment company under Subchapter M of the Code.

Qualification of any Fund as a regulated investment company under the Code requires, among other things, that (a) the Fund derive at least 90% of its gross income (including tax-exempt interest) for its taxable year from dividends, interest, payments with respect to securities loans and gains from the sale or other disposition of stocks or securities or foreign currencies, or other


--------------------------------------------------------------------------------
income (including but not limited to gains from options, futures, and forward contracts) derived with respect to its business of investing in such stock, securities or currencies (the "90% gross income test"); and (b) the Fund diversify its holdings so that, at the close of each quarter of its taxable year, (i) at least 50% of the market value of its total (gross) assets is comprised of cash, cash items, United States Government securities, securities of other regulated investment companies and other securities limited in respect of any one issuer to an amount not greater in value than 5% of the value of the Fund's total assets and to not more than 10% of the outstanding voting securities of such issuer, and (ii) not more than 25% of the value of its total assets is invested in the securities of any one issuer (other than United States Government securities and securities of other regulated investment companies) or two or more issuers controlled by the Fund and engaged in the same, similar or related trades or businesses. Future Treasury regulations could provide that qualifying income under the 90% gross income test will not include gains from foreign currency transactions or derivatives that are not directly related to a Fund's principal business of investing in stock or securities or options and futures with respect to stock or securities. Using foreign currency positions or entering into foreign currency options, futures or forward contracts for purposes other than hedging currency risk with respect to securities in a Fund's portfolio or anticipated to be acquired may not qualify as "directly-related" under such regulations.


If a Fund complies with such provisions, then in any taxable year in which the Fund distributes at least 90% of the sum of (i) its "investment company taxable income" (which includes dividends, taxable interest, taxable accrued original issue discount, recognized market discount income, income from securities lending, any net short-term capital gain in excess of net long-term capital loss and certain net realized foreign exchange gains and is reduced by deductible expenses) and (ii) the excess of its gross tax-exempt interest, if any, over certain disallowed deductions ("net tax-exempt interest"), the Fund (but not its shareholders) will be relieved of federal income tax on any income of the Fund, including long-term capital gains, distributed to shareholders. However, if a Fund retains any investment company taxable income or net capital gain (the excess of net long-term capital gain over net short-term capital loss), it will be subject to federal income tax at regular corporate rates on the amount retained.

If a Fund retains any net capital gain, the Fund may designate the retained amount as undistributed capital gains in a notice to its shareholders who, if subject to U.S. federal income tax on long-term capital gains, (i) will be required to include in income for federal income tax purposes, as long-term capital gain, their shares of such undistributed amount, and (ii) will be entitled to credit their proportionate shares of the tax paid by the Fund against their U.S. federal income tax liabilities, if any, and to claim refunds to the extent the credit exceeds such liabilities.

For U.S. federal income tax purposes, the tax basis of shares owned by a shareholder of a Fund will be increased by an amount equal under current law to 65% of the amount of undistributed net capital gains included in the shareholder's gross income. Each Fund intends to distribute at least annually to its shareholders all or substantially all of its investment company taxable income, net tax-exempt interest, and net capital gain. If for any taxable year a Fund does not qualify as a regulated investment company, it will be taxed on all of its investment company taxable income and net capital gain at corporate rates, any net tax-exempt interest may be subject to alternative minimum tax, and its distributions to shareholders will be taxable as ordinary dividends to the extent of its current and accumulated earnings and profits.

In order to avoid a 4% federal excise tax, each Fund must distribute (or be deemed to have distributed) by December 31 of each calendar year at least 98% of its taxable ordinary income for such year, at least 98% of the excess of its capital gains over its capital losses (generally computed on the basis of the one-year period ending on October 31 of such year), and all taxable ordinary


--------------------------------------------------------------------------------
income and the excess of capital gains over capital losses for the previous year that were not distributed in such year and on which no federal income tax was paid by the Fund. For federal income tax purposes, dividends declared by a Fund in October, November or December to shareholders of record on a specified date in such a month and paid during January of the following year are taxable to such shareholders as if received on December 31 of the year declared.

Gains and losses on the sale, lapse, or other termination of options and futures contracts, options thereon and certain forward contracts (except certain foreign currency options, forward contracts and futures contracts) entered into by a Fund will generally be treated as capital gains and losses. Certain of the futures contracts, forward contracts and options held by the Funds will be required to be "marked-to-market" for federal income tax purposes, that is, treated as having been sold at their fair market value on the last day of the Funds' taxable year. As a result, a Fund may be required to recognize income or gain without a concurrent receipt of cash. Additionally, a Fund may be required to recognize gain if an option, future, forward contract, short sale, or other transaction that is not subject to these mark to market rules is treated as a "constructive sale" of an "appreciated financial position" held by the Fund under Section 1259 of the Code. Any gain or loss recognized on actual or deemed sales of futures contracts, forward contracts, or options that are subject to the mark to market rules, but not the constructive sales rules, (except for certain foreign currency options, forward contracts, and futures contracts) will be treated as 60% long-term capital gain or loss and 40% short-term capital gain or loss. As a result of certain hedging transactions entered into by a Fund, such Fund may be required to defer the recognition of losses on futures or forward contracts and options or underlying securities or foreign currencies to the extent of any unrecognized gains on related positions and the characterization of gains or losses as long-term or short-term may be changed. The tax provisions described above applicable to options, futures, forward contracts and constructive sales may affect the amount, timing and character of a Fund's distributions to shareholders. Certain tax elections may be available to the Funds to mitigate some of the unfavorable consequences described in this paragraph.

Section 988 of the Code contains special tax rules applicable to certain foreign currency transactions and instruments that may affect the amount, timing and character of income, gain or loss recognized by Funds other than the Municipal, Fixed Income and Short-Term Fixed Income Funds. Under these rules, foreign exchange gain or loss realized with respect to foreign currencies and certain futures and options thereon, foreign currency-denominated debt instruments, foreign currency forward contracts, and foreign currency-denominated payables and receivables will generally be treated as ordinary income or loss, although in some cases elections may be available that would alter this treatment.

If a Fund acquires stock (including, under proposed regulations, an option to acquire stock such as is inherent in a convertible bond) in certain foreign corporations that receive at least 75% of their annual gross income from passive sources (such as interest, dividends, certain rents and royalties or capital gains) or hold at least 50% of their assets in investments producing such passive income ("passive foreign investment companies"), the Fund could be subject to federal income tax and additional interest charges on "excess distributions" received from such companies or gain from the sale of stock in such companies, even if all income or gain actually received by the Fund is timely distributed to its shareholders. The Fund would not be able to pass through to its shareholders any credit or deduction for such a tax. Certain elections may, if available, ameliorate these adverse tax consequences, but any such election could require the Fund to recognize taxable income or gain without the concurrent receipt of cash. The applicable Funds may limit and/or manage their holdings in passive foreign investment companies or make an available election to minimize their tax liability or maximize their return from these investments.



--------------------------------------------------------------------------------

The federal income tax rules applicable to currency swaps, mortgage dollar rolls, and certain structured securities are unclear in certain respects, and the Funds may be required to account for these transactions or instruments under tax rules in a manner that may affect the amount, timing and character of income, gain or loss therefrom and that may, under certain circumstances, limit the extent to which the Funds engage in these transactions or acquire these instruments.

The High Yield Bond Fund and the Total Return Bond Fund may invest in debt obligations that are in the lowest rating categories or are unrated, including debt obligations of issuers not currently paying interest as well as issuers who are in default. Investments in debt obligations that are at risk of or in default present special tax issues for these Funds. Tax rules are not entirely clear about issues such as when a Fund may cease to accrue interest, original issue discount, or market discount, when and to what extent deductions may be taken for bad debts or worthless securities, how payments received on obligations in default should be allocated between principal and income, and whether exchanges of debt obligations in a workout context are taxable. These and other issues will be addressed by these Funds, to the extent they invest in such securities, in order to reduce the risk of their distributing insufficient income to preserve their status as regulated investment companies and seek to avoid having to pay federal income or excise tax.

A Fund that invests in foreign securities may be subject to foreign withholding or other foreign taxes on certain income (possibly including, in some cases, capital gains) from such securities. Tax conventions between certain countries and the U.S. may reduce or eliminate such taxes in some cases. The Funds anticipate that they generally will not be entitled to elect to pass through such foreign taxes to their shareholders. If such an election is made, shareholders would have to include their shares of such taxes as additional income, but could be entitled to U.S. tax credits or deductions for such taxes, subject to certain requirements and limitations under the Code.

Each Fund's investments in zero coupon securities or other securities bearing original issue discount or, if the Fund elects to include market discount in income currently, market discount will generally cause it to realize income prior to the receipt of cash payments with respect to these securities. Transactions or instruments subject to the mark to market or constructive sale rules described above may have the same result in some circumstances. In order to obtain cash to distribute this income or gain, maintain its qualification as a regulated investment company, and avoid federal income or excise taxes, a Fund may be required to liquidate portfolio securities that it might otherwise have continued to hold.


Each Municipal Fund purchases tax-exempt municipal securities which are generally accompanied by an opinion of bond counsel to the effect that interest on such securities is not included in gross income for federal income tax purposes. It is not economically feasible to, and the Municipal Funds therefore do not, make any additional independent inquiry into whether such securities are in fact tax-exempt. Bond counsels' opinions will generally be based in part upon covenants by the issuers and related parties regarding continuing compliance with federal tax requirements. Tax laws, especially those enacted during the last decade, not only limit the purposes for which tax-exempt bonds can be issued and the supply of such bonds, but also contain numerous and complex requirements that must be satisfied on a continuing basis in order for bonds to be and remain tax-exempt. If the issuer of a bond or a user of a bond-financed facility fails to comply with such requirements at any time, interest on the bond could become taxable, retroactive to the date the obligation was issued. In that event, a portion of a Municipal Fund's distributions attributable to interest such Fund received on such bond for the current year and for prior years could be characterized or recharacterized as taxable income.


--------------------------------------------------------------------------------

Each Fixed Income Fund and each Municipal Fund may purchase municipal securities together with the right to resell the securities to the seller at an agreed upon price or yield within a specified period prior to the maturity date of the securities. Such a right to resell is commonly known as a "put" and is also referred to as a "standby commitment." A Fund may pay for a standby commitment either separately, in cash, or in the form of a higher price for the securities which are acquired subject to the standby commitment, thus increasing the cost of securities and reducing the yield otherwise available. Additionally, a Fund may purchase beneficial interests in municipal securities held by trusts, custodial arrangements or partnerships and/or combined with third-party puts or other types of features such as interest rate swaps; those investments may require the Fund to pay "tender fees" or other fees for the various features provided.

The IRS has issued a revenue ruling to the effect that, under specified circumstances, a registered investment company will be the owner of tax-exempt municipal obligations acquired subject to a put option. The IRS has also issued private letter rulings to certain taxpayers (which do not serve as precedent for other taxpayers) to the effect that tax-exempt interest received by a regulated investment company with respect to such obligations will be tax-exempt in the hands of the company and may be distributed to its shareholders as exempt-interest dividends. The IRS has subsequently announced that it will not ordinarily issue advance ruling letters as to the identity of the true owner of property in cases involving the sale of securities or participation interests therein if the purchaser has the right to cause the security, or the participation interest therein, to be purchased by either the seller or a third party. Each Fund intends to take the position that it is the owner of any municipal obligations acquired subject to a standby commitment or other third party put and that tax-exempt interest earned with respect to such municipal obligations will be tax-exempt in its hands. There is no assurance that the IRS will agree with such position in any particular case. Additionally, the federal income tax treatment of certain other aspects of these investments, including the treatment of tender fees paid by the Fund, in relation to various regulated investment company tax provisions is unclear. However, the Adviser intends to manage each Fund's portfolio in a manner designed to minimize any adverse impact from the tax rules applicable to these investments.


For federal income tax purposes, each Fund is permitted to carry forward a net capital loss in any year to offset its own capital gains, if any, during the eight years following the year of the loss. To the extent subsequent years' capital gains are offset by such losses, they would not result in federal income tax liability to the applicable Fund and, accordingly, would generally not be distributed to shareholders. At October 31, 1997, Fixed Income Fund has capital loss carryforwards of approximately $_____ and Short-Term Fixed Income Fund had capital loss carryforwards of approximately $_____, in each case expiring (if not previously used) in the fiscal year ended October 31, 2004.


U.S. Shareholders--Distributions


A Municipal Fund's distributions from the tax-exempt interest it receives will generally be exempt from federal income tax, provided that such Fund qualifies as a regulated investment company, at least 50% of the value of the Fund's total assets at the close of each quarter of its taxable year consists of debt obligations that pay interest excluded from gross income under Section 103(a) of the Code, and the Fund properly designates such distributions as "exempt-interest dividends." The portions of such exempt-interest dividends, if any, derived from interest on certain private activity bonds will constitute tax preference items and may give rise to, or increase liability under, the federal alternative minimum tax for particular shareholders. In addition, all exempt-interest dividends may increase certain corporate shareholders' liability, if any, for the corporate alternative



--------------------------------------------------------------------------------
minimum tax and will be taken into account in determining the portion, if any, of a shareholder's social security benefits or certain railroad retirement benefits that is subject to tax.


For U.S. federal income tax purposes, distributions by the Funds other than the Municipal Funds, as well as any distributions of the Municipal Funds that are not designated as exempt-interest dividends as described above, whether reinvested in additional shares or paid in cash, generally will be taxable to shareholders who are subject to tax.

Shareholders receiving a distribution in the form of newly issued shares will be treated for U.S. federal income tax purposes as receiving a distribution in an amount equal to the amount of cash they would have received had they elected to receive cash and will have a cost basis in each share received equal to such amount divided by the number of shares received. Distributions from investment company taxable income of any Fund, including the Municipal Funds, for the year will be taxable as ordinary income. Investment company taxable income includes, among other things, dividends, taxable interest, income from repurchase agreements and securities loans; accrued, recognized market discount; a portion of the discount on certain stripped tax-exempt obligations and their coupons; and net short-term capital gain (in excess of net long-term capital loss) from the sale of investments or options or futures transactions or the disposition of rights to when-issued securities prior to issuance. Distributions to corporate shareholders designated as derived from dividend income received by a Fund, if any, that would be eligible for the dividends received deduction if the Fund were not a regulated investment company will be eligible, subject to certain holding period and debt-financing restrictions, for the 70% dividends received deduction for corporations. Because eligible dividends are limited to those received by a Fund from U.S. domestic corporations, dividends paid by Funds other than the Equity Funds will generally not qualify for the dividends received deduction, and some of the dividends paid by the Equity Funds also may not qualify for the deduction. The dividends-received deduction, if available, is reduced to the extent the shares with respect to which the dividends received are treated as debt financed under the Code and is eliminated if the shares are deemed to have been held for less than a minimum period, generally 46 days, extending before and after each such dividend. The entire dividend, including the deducted amount, is considered in determining the excess, if any, of a corporate shareholder's adjusted current earnings over its alternative minimum taxable income, which may increase its liability for the federal alternative minimum tax. The dividend may, if it is treated as an "extraordinary dividend" under the Code, reduce such shareholder's tax basis in its shares of a Fund and, to the extent such basis would be reduced below zero, require the current recognition of income. Capital gain dividends (i.e., dividends from net capital gain) paid by any Fund, including the Municipal Funds, if designated as such in a written notice to shareholders mailed not later than 60 days after a Fund's taxable year closes, will be taxed to shareholders as capital gain regardless of how long shares have been held by shareholders, but are not eligible for the dividends received deduction for corporations. As a result of the enactment of the Taxpayer Relief Act of 1997 (the "1997 TRA") on August 5, 1997, gain recognized after May 6, 1997 from the sale of a capital asset is taxable to individual (noncorporate) investors at different maximum federal income tax rates, depending generally upon the tax holding period for the asset, the federal income tax bracket of the taxpayer, and the dates the asset was acquired and/or sold. The Treasury Department has issued Notice 97-59 and Announcement 97-109, and is expected to issue further guidance, to apply this legislation (as modified by any "technical corrections" that may be enacted) to capital gains and losses and to distributions by regulated investment companies ("RICs"), including the Funds, from their realized net capital gain. This guidance should enable RICs to pass through to their shareholders the benefits of the capital gains tax rates contained in the 1997 TRA by designating certain capital gains dividends or portions thereof as eligible for a 20% maximum tax rate (or 10% for taxpayers in the 15% rate bracket), with other capital gain dividends or portions thereof subject



--------------------------------------------------------------------------------
to a maximum 28% tax rate, in each case for individuals and other noncorporate taxpayers entitled to such preferential capital gains tax rates. This guidance also provides or will provide for the appropriate tax treatment of other long-term capital gains and losses, such as those recognized by a Fund under the mark to market rules described above, and distributions attributable to such gains. Shareholders should consult their own tax advisers on the correct application of these new rules in their particular circumstances.


Interest on indebtedness incurred directly or indirectly to purchase or carry shares of a Municipal Fund will not be deductible to the extent it is deemed related to exempt-interest dividends paid by such Fund.

A Municipal Fund may not be an appropriate investment for persons who are, or are related to, substantial users of facilities financed by industrial development or private activity bonds.

Shareholders that are required to file tax returns are required to report tax-exempt interest income, including exempt-interest dividends, on their federal income tax returns. Each Municipal Fund will inform shareholders of the federal income tax status of its distributions after the end of each calendar year, including the amounts that qualify as exempt-interest dividends and any portions of such amounts that constitute tax preference items under the federal alternative minimum tax. Shareholders who have not held shares of a Municipal Fund for a full taxable year may have designated as tax-exempt or as a tax preference item a percentage of their distributions which is not exactly equal to a proportionate share of the amount of tax-exempt interest or tax preference income earned during the period of their investment in the Fund.

Different tax treatment, including penalties on certain excess contributions and deferrals, certain pre-retirement and post-retirement distributions, and certain prohibited transactions, is accorded to accounts maintained as qualified retirement plans. Shareholders should consult their tax advisers for more information.

U.S. Shareholders--Sale of Shares


When a shareholder's shares are sold, redeemed or otherwise disposed of in a transaction that is treated as a sale for tax purposes, the shareholder will generally recognize gain or loss equal to the difference between the shareholder's adjusted tax basis in the shares and the cash, or fair market value of any property, received. Assuming the shareholder holds the shares as a capital asset at the time of such sale or other disposition, such gain or loss should be capital in character. However, any loss realized on the sale, redemption or other disposition of shares of a Municipal Fund with a tax holding period of six months or less will be disallowed to the extent of any exempt-interest dividends with respect to such shares. Moreover, any loss realized on the sale, redemption, or other disposition of the shares of any Fund with a tax holding period of six months or less, to the extent such loss is not disallowed under any other tax rule, will be treated as a long-term capital loss to the extent of any capital gain dividend with respect to such shares. Additionally, any loss realized on a sale, redemption or other disposition of shares of a Fund may be disallowed under "wash sale" rules to the extent the shares disposed of are replaced with shares of the same Fund within a period of 61 days beginning 30 days before and ending 30 days after the shares are disposed of, such as pursuant to a dividend reinvestment in shares of the Fund. If disallowed, the loss will be reflected in an adjustment to the basis of the shares acquired. Shareholders should consult their own tax advisers regarding their particular circumstances to determine whether a disposition of Fund shares is properly treated as a sale for tax purposes, as is assumed in the foregoing discussion. Also, future Treasury Department regulations, announcements or other guidance issued to implement the 1997 TRA may contain rules for determining different tax rates



--------------------------------------------------------------------------------
applicable to sales of Fund shares held for more than one year, more than 18 months, and (for certain sales after the year 2000 or the year 2005) more than five years. These regulations may also modify some of the provisions described above.


The Funds may be required to withhold, as "backup withholding," federal income tax at a rate of 31% from dividends (including distributions from a Fund's net long-term capital gains, but not including exempt-interest dividends) and share redemption and exchange proceeds to individuals and other non-exempt shareholders who fail to furnish the Funds with a correct taxpayer identification number ("TIN") certified under penalties of perjury, or if the Internal Revenue Service or a broker notifies the Funds that the payee has failed to properly report interest or dividend income to the IRS or that the TIN furnished by the payee to the Funds is incorrect, or if (when required to do so) the payee fails to certify under penalties of perjury that it is not subject to backup withholding. Any amounts withheld may be credited against a shareholder's United States federal income tax liability. Distributions by a Municipal Fund will not be subject to backup withholding, however, for any year such Fund reasonably estimates that at least 95% of its dividends will be exempt-interest dividends.

Non-U.S. Shareholders

Shareholders who, as to the United States, are nonresident aliens, foreign corporations, fiduciaries of foreign trusts or estates, foreign partnerships or other non-U.S. investors generally will be subject to U.S. withholding tax at the rate of 30% on distributions treated as ordinary income unless the tax is reduced or eliminated pursuant to a tax treaty or the dividends are effectively connected with a U.S. trade or business of the shareholder. In the latter case the dividends will be subject to tax on a net income basis at the graduated rates applicable to U.S. individuals or domestic corporations. Distributions of net capital gain, including amounts retained by a Fund which are designated as undistributed capital gains, to a non-U.S. shareholder will not be subject to U.S. federal income or withholding tax unless the distributions are effectively connected with the shareholder's trade or business in the United States or, in the case of a shareholder who is a nonresident alien individual, the shareholder is present in the United States for 183 days or more during the taxable year and certain other conditions are met.

Any gain realized by a non-U.S. shareholder upon a sale or redemption of shares of a Fund will not be subject to U.S. federal income or withholding tax unless the gain is effectively connected with the shareholder's trade or business in the United States, or in the case of a shareholder who is a nonresident alien individual, the shareholder is present in the United States for 183 days or more during the taxable year and certain other conditions are met. Non-U.S. investors should consult their tax advisers about the applicability of U.S.
federal income or withholding taxes to certain distributions received by them.

State and Local

The Funds may be subject to state or local taxes in jurisdictions in which the Funds may be deemed to be doing business. In addition, in those states or localities which have income tax laws, the treatment of a Fund and its shareholders under such laws may differ from their treatment under federal income tax laws, and investment in the Fund may have tax consequences for shareholders different from those of a direct investment in the Fund's portfolio securities.

Shareholders should consult their own tax advisers concerning these matters.


--------------------------------------------------------------------------------

                       GENERAL INFORMATION ABOUT THE TRUST

General
The Trust is an open-end investment company organized as a Delaware business trust on September 13, 1993. The Trust commenced operations on January 3, 1994. Until December 30, 1994, the Fixed Income Fund and the Municipal Bond Fund were series of The Advisors' Inner Circle Fund, a Massachusetts business trust organized under the laws of the Commonwealth of Massachusetts on July 18, 1991.

In the event of a liquidation or dissolution of the Trust or an individual Fund, shareholders of a particular Fund would be entitled to receive the assets available for distribution belonging to such Fund. Shareholders of a Fund are entitled to participate in the net distributable assets of the particular Fund involved on liquidation, based on the number of shares of the Fund that are held by each shareholder.

Each service share and institutional share of a Fund is entitled to one vote per share; however, separate votes will be taken by each Fund or class (or by more than one Fund or class voting on a single class if similarly affected) on matters affecting only the Fund or class (or those affected Funds or classes) or as otherwise required by law. Shares are freely transferable and have no preemptive, subscription or conversion rights. The Trust does not expect to hold shareholder meetings except as required by the 1940 Act or the Agreement and Declaration of Trust (the "Declaration of Trust"). See "Organization and Shares of the Trust" in the Prospectus.


As of November 24, 1997, the following shareholders owned the following respective percentages of the outstanding institutional shares of the Fixed Income Fund, the Municipal Bond Fund, the Short-Term Municipal Bond Fund, the Short-Term Fixed Income Fund, the Smaller Companies Fund and the Microcap Fund:

Fixed Income Fund:
------------------
San Mateo County Employees                                              9.18%
Retirement Association
2317 Broadway St STE 115
Redwood City, CA 94063-1613

Municipal Bond Fund:
--------------------
SEI Trust Company                                                       6.40%
1 Freedom Valley Drive
Oaks, PA 19456

Batrus & Co., (New York Corporation)                                   42.08%
c/o Bankers Trust Co.
PO Box 9005
Church Street Station
New York, NY 10006



--------------------------------------------------------------------------------

Charles Schwab & Co. Inc.                                              15.86%
101 Montgomery Street
San Francisco, CA 94104-4122

Short-Term Municipal Bond Fund:
-------------------------------
SEI Trust Company                                                       5.07%
1 Freedom Valley Drive
Oaks, PA 19456

Rocco A. Ortenzio                                                      15.96%
c/o Select Capital Corp
4718 Old Gettysburg Rd
Mechanicsburg, PA 17055

Robert A. Ortenzio                                                      5.32%
c/o Select Capital Corp
4718 Old Gettysburg Rd
Mechanicsburg, PA 17055

Charles Schwab & Co., Inc.                                             30.17%
101 Montgomery Street
San Francisco, CA 94104-4122

Short-Term Fixed Income Fund:
-----------------------------
Batrus  & Co. (New York Corporation)                                    6.10%
c/o Bankers Trust
PO Box 9005
Church Street Station
New York, NY 10006

SEI Trust Company                                                       5.57%
1 Freedom Valley Drive
Oaks, PA 19456

Independence Trust Company                                             17.29%
381 Riverside Dr. Suite 110
Franklin, TN 37064-5302

Saxon & Co.                                                            13.22%
fbo  J. F. Money Market
P.O. Box 7780-1888
Philadelphia, PA 19182

Patterson & Co.                                                         6.47%
P.O. Box 7829
Philadelphia, PA 19101-7829

Smaller Companies Fund:
-----------------------
Morgan Grenfell Capital Management, Inc. (Delaware Corporation)        63.70%
885 Third Avenue Suite 3200
New York, NY 10022



--------------------------------------------------------------------------------

Deutsche Morgan Grenfell                                               31.18%
CJ Lawrence
1251 Avenue of the Americas
New York, NY 10020

Microcap Fund:
--------------
Deutsche Morgan Grenfell                                               42.39%
C. J. Lawrence Inc.
1251 Avenue of the Americas
New York, NY 10020

Morgan Grenfell Capital Management Inc.                                13.32%
885 Third Avenue
New York, NY 10022

Charles Schwab & Co., Inc.                                             14.66%
101 Montgomery Street
San Francisco, CA 94104-4122

Miter & Co.                                                             9.34%
fbo Deutsche Bank
P.O. Box 2977
Milwaukee, WI 53201-2977

Robert D. Greene                                                        7.41%
26 Island Rd
Stuart, FL 34996-7005

Audrey Mt. Jones                                                        6.48%
108 Kemeys Cove
Briarcliff Manor, NY 10510-2045


Shareholder and Trustee Liability

The Trust is organized as a Delaware business trust and, under Delaware law, the shareholders of a business trust are not generally subject to liability for the debts or obligations of the trust. Similarly, Delaware law provides that none of the Funds will be liable for the debts or obligations of any other Fund. However, no similar statutory or other authority limiting business trust shareholder liability exists in other states. As a result, to the extent that a Delaware business trust or a shareholder is subject to the jurisdiction of the courts in such other states, the courts may not apply Delaware law and may thereby subject the Delaware business trust shareholders to liability. To guard against this risk, the Declaration of Trust contains an express disclaimer of shareholder liability for acts or obligations of the Trust. Notice of such disclaimer will normally be given in each agreement, obligation or instrument entered into or executed by the Trust or the Trustees. The Declaration of Trust provides for indemnification by the relevant Fund for any loss suffered by a shareholder as a result of an obligation of the Fund. The Declaration of Trust also provides that the Trust shall, upon request, assume the defense of any claim made against any shareholder for any act or obligation of the Trust and satisfy any judgment thereon. The Trustees believe that, in view of the above, the risk of personal liability of shareholders is remote.


--------------------------------------------------------------------------------

The Declaration of Trust further provides that the Trustees will not be liable for errors of judgment or mistakes of fact or law, but nothing in the Declaration of Trust protects a Trustee against any liability to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his or her office.

Consideration for Purchases of Shares


The Trust generally will not issue shares of the Funds for consideration other than cash. At the Trust's sole discretion, however, it may issue Fund shares for consideration other than cash in connection with an acquisition of portfolio securities (other than municipal debt securities issued by state political subdivisions or their agencies or instrumentalities) or pursuant to a bona fide purchase of assets, merger or other reorganization, provided the securities meet the investment objectives and policies of the Fund and are acquired by the Fund for investment and not for resale. An exchange of securities for Fund shares will generally be a taxable transaction to the shareholder.



                             ADDITIONAL INFORMATION

Independent Accountants


________________, serves as the Funds' independent accountants, providing audit services, including review and consultation in connection with various filings by the Trust with the Commission and tax authorities.



Registration Statement

The Trust has filed with the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, a Registration Statement under the Securities Act of 1933, as amended, with respect to the securities of the Funds and certain other series of the Trust. If further information is desired with respect to the Trust, the Funds or such other series, reference is made to the Registration Statement and the exhibits filed as a part thereof.


                              FINANCIAL STATEMENTS


The Trust's audited financial statements for the period ended October 31, 1997 are included in, and incorporated by reference into, this Statement of Additional Information in reliance upon the report of _______________, the Trust's independent accountants, as experts in accounting and auditing.

The financial statements of the Trust for the periods ended on and prior to October 31, 1997 are included in, and incorporated by reference into, this Statement of Additional Information from the Trust's 1997 Annual Report to Shareholders for the year ended October 31, 1997 (filed electronically on December ____, 1997; file no. 812-10080; accession no. __________), and will be attached to each copy of such Statement of Additional Information that is distributed.



--------------------------------------------------------------------------------

                                   APPENDIX A

                           DESCRIPTION OF BOND RATINGS


      The rating descriptions set forth below are believed to be the most recent rating descriptions available from Moody's Investors Service, Inc. ("Moody's"), Standard & Poor's Ratings Group ("Standard & Poor's), Duff & Phelps, Inc. ("Duff") and Fitch Investors Service ("Fitch") at the date of this Statement of Additional Information for the securities listed. Ratings are generally given to securities at the time of issuance. While the rating agencies may from time to time revise such ratings, they undertake no obligation to do so, and the ratings indicated do not necessilarily represent ratings which will be given to these securities on the date of a Fund's fiscal year end.

I.    Long-Term Debt Ratings

Moody's Investors Service, Inc.

      Description of four highest long-term debt ratings by Moody's (Moody's applies numerical modifiers (1,2 and 3) in each rating category to indicate the security's ranking within the category):

      Aaa: Bonds which are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edge". Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

      Aa:   Bonds which are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than in Aaa securities.

      A:    Bonds which are rated A possess many favorable investment attributes and are to be considered as upper medium grade obligations. Factors giving security to prinicpal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment sometime in the future.

      Baa: Bonds which are rated Baa are considered as medium grade obligations, ie:, they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.


--------------------------------------------------------------------------------

Standard & Poor's Ratings Group (1)

      Description of the four highest long-term debt ratings by Standard & Poor's (Standard & Poor's may apply a plus (+) or minus (-) to a particular rating classification to show relative standing within the classification):

      AAA: Bonds rated AAA have the highest rating assigned by Standard & Poor's. Capacity to pay interest and repay principal is extremely strong.

      AA:   Bonds rated AA have a very strong capacity to pay interest and repay principal and differ from the higher rated issues only in small degree.

      A:    Bonds rated A have a very strong capacity to pay interest and repay principal although they are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than bonds in higher rated categories.

      BBB: Bonds rated BBB are regarded as having an adequate capacity to pay interest and repay principal. Whereas they normally exhibit adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for bonds in this category than in higher rated categories.

(1) Rates all governmental bodies having $1,000,000 or more of debt outstanding, unless adequate information is not available.

Duff & Phelps, Inc.

      Description of the four highest long-term debt ratings by Duff (Duff may apply a plus or minus to show relative standing within a rating category):

      AAA: Highest credit quality. The risk factors are negligible, being only slightly more than for risk-free U.S. Treasury debt.

      AA:   High credit quality. Protection factors are strong. Risk is modest but may vary slightly from time to time because of economic conditions.

      A:    Protection factors are average but adequate. However, risk factors are more variable and greater in periods of economic stress.

      BBB: Investment grade. Below average protection factors but still considered sufficient for prudent investment. Considerable variability in risk during economic cycles.

Fitch Investores Service

      Description of the four highest long-term ratings by Fitch (plus or minus signs are used with a rating symbol to indicate the relative position of the credit within the rating category):

      AAA: Bonds considered to be investment grade and of the highest credit quality. The obligor has an exceptionally strong ability to pay interest and repay principal, which is unlikely to be affected by reasonably forseeable events.


--------------------------------------------------------------------------------

      AA:   Bonds considered to be investment grade and of very high credit quality. The obligor's ability to pay interest and repay principal is very strong, although not quite as strong as bonds rated "AAA". Because bonds rated in the "AAA" and "AA" categories are not significantly vulnerable to foreseeable future developments, short-term debt of thest issues is generally rated "F-1+".

      A:    Bonds considered to be investment grade and of high crdit quality.
The obligor's ability to pay interest and to repay principal is considered to be strong, but may be more vulnerable to adverse changes in economic conditions and circumstances than bonds with higher ratings.

      BBB: Bonds considered to be investment grade and of satisfactory credit quality. The obligor's ability to pay interest and to repay principal is considered to be adequate. Adverse changes in economic conditions and circumstances, however, are more likely to have an adverse impact on these bonds, and therefore, impair timely payment. The likelihood that the ratings of these bonds will fall below investment grade is higher than for bonds with higher ratings.

II.   Short-Term Debt Ratings

      Short-term debt ratings may be assigned, for example, to commercial paper, master demand notes, bank instruments and letters of credit.

Moody's description of its highest short-term debt rating:

      Prime-1 Issuers rated Prime-1 (or supporting institutions) have superior capacity for repayment of senior short-term promissory obligations. Prime-1 repayment capacity will normally be evidenced by many of the following characteristics:

      -     Lending market positions in well established industries.

      -     High rates of return on funds employed.

      - Conservative capitalization structures with moderate reliance on debt and ample asset protection.

      - Broad margins in earnings coverage of fixed financial charges and high internal cash generation.

      - Well-established access to a range of financial markets and assured sources of alternative liquidity.

Standard & Poor's description of its highest short-term debt rating:

      A-1   This designation indicated that the degree of safety regarding timely payment is strong. Those issues determined to have extremely strong safety characteristics are denoted with a plus sign (+).


--------------------------------------------------------------------------------

III.  Short-Term Loan / Municipal Note Ratings


Moody's description of its two highest short-term loan / municipal note ratings:


      MIG-1/VMIG-1      This description denotes best quality. There is present
strong protection by established cash flows, superior liquidity support or demonstrated broad-based access to the market for refinancing.

      MIG-2/VMIG-2      This designation denotes high quality. Margins of
protection are ample although not so large as in the preceeding group.

Standard & Poor's description of its two highest municipal note ratings:

      SP-1 Very strong or strong capacity to pay principal and interest. Those issues determined to possess overwhelming safety characteristics will be given a plus (+) designation.

      SP-2 Satisfactory capacity to pay principal and interest, with some vulnerability to adverse financial and economic changes over the term of the notes.


--------------------------------------------------------------------------------

                        MORGAN GRENFELL INVESTMENT TRUST
                             No-Load Open-End Funds
                                 SERVICE SHARES
                                885 Third Avenue
                            New York, New York 10022


                                February 25, 1998

         Morgan Grenfell Investment Trust (the "Trust") is an open-end management investment company consisting of a number of investment portfolios. This Prospectus offers service shares of the following investment portfolios of the Trust: Morgan Grenfell Fixed Income Fund, Morgan Grenfell Municipal Bond Fund, Morgan Grenfell Short-Term Fixed Income Fund, Morgan Grenfell Short-Term Municipal Bond Fund, Morgan Grenfell Total Return Bond Fund, Morgan Grenfell High Yield Bond Fund, Morgan Grenfell Smaller Companies Fund, Morgan Grenfell Microcap Fund and Morgan Grenfell Large Cap Growth Fund (each a "Fund"). Each Fund other than Morgan Grenfell Total Return Bond Fund is diversified. Information concerning investment portfolios of the Trust that focus on international investments (the "International Funds") is contained in separate prospectuses that may be obtained by calling 1-800-550-6426.

         The investment objective of Morgan Grenfell Fixed Income Fund and Morgan Grenfell Short-Term Fixed Income Fund is to seek a high level of income consistent with the preservation of capital. The investment objective of Morgan Grenfell Municipal Bond Fund and Morgan Grenfell Short-Term Municipal Bond Fund is to seek a high level of income exempt from federal income tax, consistent with the preservation of capital. The investment objective of Morgan Grenfell Total Return Bond Fund is to maximize total return consistent with the preservation of capital. The investment objective of Morgan Grenfell High Yield Bond Fund is to seek high current income and, as a secondary objective, capital growth. The primary investment objective of Morgan Grenfell Smaller Companies Fund and Morgan Grenfell Large Cap Growth Fund is to maximize capital appreciation. The sole investment objective of Morgan Grenfell Microcap Fund is to maximize capital appreciation.

         This Prospectus provides information about the Trust and each of the Funds that investors should know before investing in service shares of the Funds. Investors should carefully read this Prospectus and retain it for future reference. For investors seeking more detailed information, the Statement of Additional Information dated February 25, 1998, as amended or supplemented from time to time, is available upon request without charge by calling 1-800-550-6426 or by writing to SEI Financial Services Company, 1 Freedom Valley Drive, Oaks, Pennsylvania 19456-0100. The Statement of Additional Information, which is incorporated by reference into this Prospectus, has been filed with the Securities and Exchange Commission. Not all of the Funds are available in certain states. Please call 1-800-550-6426 to determine availability in a particular state.


             ------------------------------------------------------

SERVICE SHARES OF THE FUNDS ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY, ANY BANK OR OTHER INSURED DEPOSITORY INSTITUTION, AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD OR ANY OTHER GOVERNMENT AGENCY.


MORGAN GRENFELL HIGH YIELD BOND FUND MAY INVEST UP TO 100% OF ITS ASSETS IN LOWER QUALITY BONDS, COMMONLY KNOWN AS "JUNK BONDS." MORGAN GRENFELL TOTAL RETURN BOND FUND MAY INVEST UP TO 15% OF ITS ASSETS IN SUCH BONDS. THESE INVESTMENTS ENTAIL GREATER RISKS, INCLUDING DEFAULT RISKS, THAN INVESTMENTS IN HIGHER QUALITY BONDS. INVESTORS SHOULD CAREFULLY CONSIDER THESE RISKS BEFORE INVESTING IN THESE FUNDS. SEE "INVESTMENT OBJECTIVES AND POLIICES" AND "DESCRIPTION OF SECURITIES AND INVESTMENT TECHNIQUES AND RELATED RISKS."


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


--------------------------------------------------------------------------------

         Each Fund's primary investments are summarized below:


         Morgan Grenfell Fixed Income Fund invests primarily in U.S. dollar-denominated debt securities, including U.S. and non-U.S. government securities, corporate debt securities and debentures, mortgage-backed and asset-backed securities and taxable municipal debt securities, and repurchase agreements with respect to the foregoing. The Fund expects to maintain a dollar weighted effective average portfolio maturity of between five and ten years.

         Morgan Grenfell Municipal Bond Fund invests primarily in municipal debt securities that pay interest exempt from U.S. federal income tax. The Fund expects to maintain a dollar weighted effective average portfolio maturity of between five and ten years.

         Morgan Grenfell Short-Term Fixed Income Fund invests in the same types of securities as Morgan Grenfell Fixed Income Fund, but expects to maintain a dollar weighted effective average portfolio maturity of no longer than three years.

         Morgan Grenfell Short-Term Municipal Bond Fund invests in the same types of securities as Morgan Grenfell Municipal Bond Fund, but expects to maintain a dollar weighted effective average portfolio maturity of no longer than three years.

         Morgan Grenfell Total Return Bond Fund invests primarily in U.S. dollar-denominated, investment grade bonds of domestic and foreign issuers. The Fund may invest up to 20% of its assets in securities denominated in foreign currencies and up to 15% of its assets in certain below investment grade securities. The Fund expects to maintain a dollar weighted effective average portfolio maturity of between five and ten years.

         Morgan Grenfell High Yield Bond Fund invests primarily in U.S. dollar-denominated bonds that are below investment grade. The Fund expects to maintain a dollar weighted effective average portfolio maturity of between five and ten years.


         Morgan Grenfell Smaller Companies Fund invests primarily in equity and equity-related securities of small capitalization U.S. companies.


         Morgan Grenfell Microcap Fund invests primarily in equity and equity-related securities of micro capitalization U.S. companies. Micro capitalization or "microcap" companies are the smallest capitalization U.S. companies.


         Morgan Grenfell Large Cap Growth Fund invests primarily in equity and equity-related securities of large capitalization U.S. companies.


--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----


Expense Information                                                           4
Financial Highlights                                                          6
Introduction to the Funds                                                     8
Risk Factors                                                                  9
Investment Objectives and Policies                                            9
Description of Securities and Investment Techniques
   and Related Risks                                                         15
Additional Investment Information                                            23
Management of the Funds                                                      24
Purchase of Service Shares                                                   27
Redemption of Service Shares                                                 30
Net Asset Value                                                              31
Dividends, Distribution and Taxes                                            32
Organization and Shares of the Trust                                         34
Performance Information                                                      35
Appendix A (The Adviser's Microcap Investment Results)                       36



--------------------------------------------------------------------------------


                                                        EXPENSE INFORMATION
------------------------------------------------------------------------------------------------------------------------------------
                                       Fixed               Fixed    Short-Term    Total                  Smaller           Large Cap
                                      Income  Municipal   Income    Municipal     Return    High Yield  Companies  Microcap  Growth
Shareholder Transaction Expenses       Fund   Bond Fund    Fund     Bond Fund   Bond Fund*  Bond Fund*    Fund       Fund     Fund*
------------------------------------------------------------------------------------------------------------------------------------
Maximum Sales Charge
Imposed on Purchases ................  None      None      None       None        None       None         None       None     None


Maximum Sales Charge Imposed on
Reinvested Dividends ................  None      None      None       None        None       None         None       None     None

Deferred Sales Charge Imposed
on Redemptions ......................  None      None      None       None        None       None         None       None     None

Exchange Fee ........................  None      None      None       None        None       None         None       None     None


------------------------------------------------------------------------------------------------------------------------------------
Annual Fund Operating Expenses (as a percentage of average net assets after reduction of advisory fee)

Advisory fees .......................  0.40%     0.40%     0.40%      0.40%       0.45 %     0.50 %       1.00%      1.50%    0.75 %

Other Expenses** ....................   ___%      ___%      ___%       ___%       0.61 %     0.61 %        ___%       ___%    0.73 %

Reduction of Advisory Fee and Expense   ___%      ___%      ___%       ___%      (0.21)%    (0.21)%        ___%       ___%  ( 0.23)%
Limitation by Adviser***

Net Fund Operating Expenses (after
advisory fee reduction and expense
limitation) .........................  0.80%     0.80%     0.80%      0.80%       0.85 %     0.90 %      1.50 %      2.00%    1.25 %

----------
* Total Return Bond Fund, High Yield Bond Fund and Large Cap Growth Fund were not operational during the fiscal year ended October 31, 1997.
**    The figure shown as other expenses for service shares of each Fund includes service fees of 0.25% of the Fund's average net assets attributable to service shares. For more information on service fees and a description of the circumstances in which service shares will be converted to institutional shares (another class of Fund shares), see "Management of the Funds--Service Plans."
***   The Adviser has agreed to reduce its advisory fee and to make arrangements to limit certain other expenses to the extent necessary to limit Fund Operating Expenses of service shares of each Fund, on an annualized basis, to the specified percentages of each Fund's assets shown in the above table as Net Fund Operating Expenses. The above table and the following example reflect this voluntary agreement. In its sole discretion, the Adviser may terminate or modify this voluntary agreement at any time after October 31, 1998. The purpose of the voluntary agreement is to enhance a Fund's total return during the period when, because of its smaller size, fixed expenses have a more significant impact on total return. After giving effect to the Adviser's voluntary agreement, each Fund's advisory fee is as follows: Fixed Income Fund ___%, Municipal Bond Fund ___%, Short-Term Fixed Income Fund ___%, Short-Term Municipal Bond Fund___%, Total Return Bond Fund 0.24%, High Yield Bond Fund 0.29%, Smaller Companies Fund ___%, Microcap Fund___%, and Large Cap Growth Fund 0.52%; and the Other Expenses of Short-Term Fixed Income Fund, Short-Term Municipal Bond Fund and Smaller Companies Fund are equal to the respective amounts shown in the above table as Net Fund Operating Expenses. If the Adviser's voluntary agreement was not in effect, the Fund Operating Expenses for service shares of each Fund would be as follows: Fixed Income Fund ___%, Municipal Bond Fund ___%, Short-Term Fixed Income Fund ___%, Short-Term Municipal Bond Fund ___%, Total Return Bond Fund 1.06%, High Yield Bond Fund 1.11%, Smaller Companies Fund ___%, Microcap Fund ___% and Large Cap Growth Fund 1.48%.


--------------------------------------------------------------------------------

Example:

      Investors in service shares would pay the following expenses on a $1,000 investment assuming (1) a 5% annual return and (2) redemption at the endof each time period:


                                                   1       3       5      10
                                                 Year    Years   Years   Years
                                                 ----    -----   -----   -----

Morgan Grenfell Fixed Income Fund                 $--     $--     $--    $ --
Morgan Grenfell Municipal Bond Fund               $--     $--     $--    $ --
Morgan Grenfell Short-Term Fixed Income Fund      $--     $--     $--    $ --
Morgan Grenfell Short-Term Municipal Bond Fund    $--     $--     $--    $ --
Morgan Grenfell Total Return Bond Fund            $ 9     $27     N/A    N/A
Morgan Grenfell High Yield Bond Fund              $ 9     $29     N/A    N/A
Morgan Grenfell Smaller Companies Fund            $--     $--     $--    $ --
Morgan Grenfell Microcap Fund                     $--     $--     $--    $ --
Morgan Grenfell Large Cap Growth Fund             $13     $40     N/A     N/A


The purpose of the Expense Information Table and Example is to assist investors in understanding the various direct and indirect costs and expenses that an investment in service shares of a Fund will bear. "Other Expenses" included in the Expense Information Table and Example for each Fund other than Morgan Grenfell Total Return Bond Fund, Morgan Grenfell High Yield Bond Fund and Morgan Grenfell Large Cap Growth Fund are estimates for the fiscal year ending October 31, 1998 that are based on actual expenses incurred during the fiscal year ended October 31, 1997, except that the figures shown assume that service fees were in effect throughout the year ended October 31, 1997. "Other Expenses" for Morgan Grenfell Total Return Bond Fund, Morgan Grenfell High Yield Bond Fund and Morgan Grenfell Large Cap Growth Fund are based on estimated average net assets for the current fiscal year ending October 31, 1998. If the average net assets of any of these Funds exceeds the applicable estimate for such year, then its "Other Expenses" (as a percentage of average net assets) will be lower than the rate shown in the table. Conversely, if the Fund's average net assets are lower than the applicable estimate for such year, then its "Other Expenses" (as a percentage of net assets) will be higher than the rate shown in the table.


      The Example assumes reinvestment of all dividends and distributions and that the percentage amounts listed in the Expense Information Table remain the same each year. If the Adviser were to discontinue its voluntary fee reductions, the expenses contained in the Example could increase.

      THE EXAMPLE IS DESIGNED FOR INFORMATION PURPOSES ONLY, AND SHOULD NOT BE CONSIDERED A REPRESENTATION OF FUTURE EXPENSES OR RETURN FOR ANY FUND. ACTUAL EXPENSES AND RETURN VARY FROM YEAR TO YEAR AND MAY BE HIGHER OR LOWER THAN THOSE SHOWN. For further information regarding advisory and service fees and other expenses of the Funds, see "Management of the Funds."


--------------------------------------------------------------------------------

                          FINANCIAL HIGHLIGHTS


      Selected audited data for an outstanding service share of Morgan Grenfell Municipal Bond Fund, Morgan Grenfell Smaller Companies Fund and Morgan Grenfell Microcap Fund are presented for the respective periods from inception (of service shares of such Funds) to October 31, 1997. This data have been audited by _________________, the Funds' independent accountants. Morgan Grenfell Municipal Bond Fund, Morgan Grenfell Smaller Companies Fund and Morgan Grenfell Microcap Fund were the only Funds that had service shares outstanding prior to October 31, 1997.

      Selected audited data for an outstanding institutional share of Morgan Grenfell Fixed Income Fund, Morgan Grenfell Short-Term Fixed Income Fund and Morgan Grenfell Short-Term Municipal Bond Fund are also presented below, for periods prior to and ending October 31, 1997. This data, insofar as it relates to the periods ended October 31, 1995, October 31, 1996 and October 31, 1997, have been audited by ___________________, the Funds' independent accountants. The data for periods prior to and ending October 31, 1994 for Morgan Grenfell Fixed Income Fund and Morgan Grenfell Municipal Bond Fund were audited by these Funds' prior independent accountants.

      This information should be read in conjunction with the Funds' audited financial statements as of October 31, 1997 and the notes thereto, which appear in the Funds' Statement of Additional Information. The Funds' annual report, which contains additional performance information, and Statement of Additional Information are available free of charge by calling 1-800-550-6426.

         No data are shown below for Morgan Grenfell Large Cap Growth Fund, Morgan Grenfell Total Return Bond Fund and Morgan Grenfell High Yield Bond Fund because these Funds had not commenced operations on or prior to October 31, 1997.



--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                        FINANCIAL HIGHLIGHTS
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
For an Institutional Share Outstanding Throughout Each Period Ended October 31


                                              Net
                                           Realized      Distri-
             Net Asset         Net            and       butions      Distributions                                         Ratio of
               Value       Investment     Unrealized    from Net     from Realized   Net Asset             Net Assets    Expenses to
             Beginning      Income /         Gains/    Investment       Capital      Value End   Total       End of        Average
Year         of Period       (Loss)         Losses)      Income          Gains       of Period  Return    Period (000)    Net Assets
----------------------     ----------     ----------   ----------    -------------   ---------  ------    ------------   -----------
------------------------------------------------------------------------------------------------------------------------------------
------------------------------
Fixed Income Fund
------------------------------

1997
1996           $10.62        $ 0.68        $(0.04)       $(0.68)        $(0.07)        $10.51     6.27%    $758,003          0.55%
1995           $ 9.93        $ 0.70        $ 0.69        $(0.70)            --         $10.62    14.53%    $494,221          0.54%
1994           $10.95        $ 0.64        $(0.91)       $(0.64)        $(0.11)        $ 9.93   (2.58)%    $239,556          0.54%
1993           $ 9.92        $ 0.64        $ 1.03        $(0.64)            --         $10.95    17.28%    $147,917          0.55%
1992(1)        $10.00        $ 0.06        $(0.08)       $(0.06)            --         $ 9.92   (1.61)%    $25,528           0.55%


------------------------------
Short-Term Fixed Income Fund
------------------------------

1997
1996           $10.01        $ 0.60        $(0.01)       $(0.60)            --         $10.00     6.09%    $6,751            0.53%
1995(2)        $10.00        $ 0.37        $ 0.01        $(0.37)            --         $10.01     3.82%#   $4,140            0.52%

------------------------------
Short-Term Municipal Bond Fund
------------------------------

1997
1996           $10.13        $ 0.54        $ 0.04        $(0.54)        $(0.04)        $10.13     5.90%    $9,132            0.53%
1995(3)        $10.00        $ 0.30        $ 0.13        $(0.30)            --         $10.13     4.39%#   $3,724            0.52%


------------------------------------------------------------------------------------------------------------------------------------
                                             Ratio of Net
                                Ratio of     Investment
                                Expenses     Income(Loss)
                Ratio of Net   to Average     to Average
                 Investment    Net Assets     Net Assets
                Income(Loss)   (Excluding     (Excluding     Portfolio    Average
                 to Average      Expense         Expense      Turnover  Commission
Year             Net Assets    Limitations)   Limitations)      Rate       Rate*
-----------     -------------  ------------   ------------   ---------   ---------
----------------------------------------------------------------------------------
------------------------------
Fixed Income Fund
------------------------------

1997
1996                6.52%          0.61%        6.46%           176%        N/A
1995                6.81%          0.63%        6.72%           182%        N/A
1994                6.22%          0.66%        6.10%           251%        N/A
1993                6.01%          0.72%        5.84%           196%        N/A
1992(1)             5.24%          1.66%        4.13%           148%        N/A


------------------------------
Short-Term Fixed Income Fund
------------------------------

1997
1996                6.00%          1.29%        5.24%           124%        N/A
1995(2)             5.86%          2.84%        3.54%            90%        N/A

------------------------------
Short-Term Municipal Bond Fund
------------------------------

1997
1996                5.34%          1.58%        4.29%           129%        N/A
1995(3)             4.60%          2.16%        2.96%            62%        N/A


----------------------------------------------------------------------------------

* Average commission rate paid per share for security purchases and sales during the period. Presentation of the rate is only required for fiscal years beginning after September 1, 1995.
#   Returns are for the period indicated and have not been annualized
(1) Fixed Income Fund commenced operations on 9/18/92. All ratios for the period have been annualized.
(2) Short-Term Fixed Income Fund commenced operations on 3/13/95. All ratios for the period have been annualized.
(3) Short-Term Municipal Bond Fund commenced operations on 3/6/95. All ratios for the period have been annualized.


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                           INTRODUCTION TO THE FUNDS

      Morgan Grenfell Investment Trust (the "Trust") offers a number of mutual funds, each of which is a separate series of the Trust. This Prospectus relates solely to the Funds. Information regarding investment portfolios of the Trust that focus on international investments (the "International Funds") is contained in separate prospectuses that may be obtained by calling 1-800-550-6426.


      The Adviser, with offices in Philadelphia and New York City, serves as investment adviser to each of the Funds. The Adviser is a U.S. investment management subsidiary of London-based Morgan Grenfell Asset Management. Together with the Adviser and its other investment management subsidiaries, Morgan Grenfell Asset Management now has over US$146.46 billion under management.


      This prospectus relates solely to service shares of the Funds. Service shares may be purchased through financial planners, investment advisers, broker-dealers and other institutions ("Service Organizations"). Some Service Organizations provide omnibus accounting services for groups of individuals who beneficially own the service shares ("Omnibus Accounts"). Omnibus Accounts include pension and retirement plans (such as 401(k) plans, 457 plans and 403(b) plans) and programs through which Service Organizations provide personal and/or account maintenance services to groups of individuals, whether or not such individuals invest on a tax-deferred basis. Investors may only purchase service shares through Service Organizations. See "Purchase of Service Shares" for further information.


      The Funds offer another class of shares (institutional shares), which is subject to different expenses and therefore has different performance than service shares. Information regarding this other class of shares may be obtained by calling 1-800-550-6426. As described below under "Management of the Funds--Service Plans", all or a portion of a Fund's outstanding service shares will be converted to institutional shares of the same Fund under certain circumstances.

      Morgan Grenfell Total Return Bond Fund , Morgan Grenfell High Yield Bond Fund and Morgan Grenfell Large Cap Growth Fund have no operating history. There can be no assurance that any Fund will be able to achieve its investment objectives.


General Portfolio Management Strategies


      Fixed Income Investments. In selecting fixed income investments (including municipal securities) for Fixed Income Fund, Short-Term Fixed Income Fund, Municipal Bond Fund, Short-Term Municipal Bond Fund, Total Return Bond Fund and High Yield Bond Fund, the Adviser seeks to achieve these Funds' investment objectives by identifying fixed income securities and sectors which it believes to be undervalued relative to the market and alternative sectors rather than forecasting changes in the interest rate environment. Fixed income securities may be undervalued for a variety of reasons, such as market inefficiencies relating to lack of market information about particular securities and sectors, supply and demand shifts and lack of market penetration by some issuers.

      Equity Investments. In selecting equity investments for Smaller Companies Fund, Microcap Fund and Large Cap Growth Fund (the "Equity Funds"), the Adviser looks for companies whose earnings it believes will grow both faster than inflation and faster than the economy in general. An Equity Fund may invest in such a company if the Adviser believes that such growth is not yet fully reflected in the market price of the company's securities. In managing the Smaller Companies Fund and Microcap Fund, the Adviser may also consider the fundamental value of a company, and may invest in a company where it believes that value is not fully recognized in the marketplace. Fundamental



--------------------------------------------------------------------------------
value is determined by taking into account various factors including earnings per share, the ratio of book value to market price, and the company's cash flow and dividend yield.

      In selecting equity investments, the Adviser considers a number of company-specific factors, including quality of management, a leading or dominant position in a major product line, a sound financial position, and a relatively high rate of return on invested capital so that future growth can be financed from internal sources. The Adviser also considers a company's record of dividend payments and/or the likelihood that the company will pay dividends in the future. However, consistent with its investment objectives, each Equity Fund may purchase securities of companies that are not expected to pay dividends in the foreseeable future.



                                  RISK FACTORS


      General. An investment in any of the Funds is neither insured nor guaranteed by the U.S. Government, or any agency thereof or any other entity. The value of each Fund's portfolio securities, and thus the net asset value of its shares will fluctuate as a result of market factors, including interest rate and stock market changes, such that the value of the shares, when redeemed, may be more or less than their original cost.

      Derivative Instruments. Certain of the Funds may employ investment techniques, including options and futures contracts and other investments that may be considered derivative instruments. These may entail special risks. For example, there is no limit on the percentage of assets of an Equity Fund that may be at risk with respect to futures and related options. See "Investment Objectives and Policies" and "Description of Securities and Investment Techniques and Related Risks."

      Below Investment Grade Bonds. The High Yield Bond Fund and, to a lesser extent, the Total Return Bond Fund may invest in below investment grade bonds, including securities in default. These securities are considered speculative and, while generally offering greater income than investments in higher quality securities, involve greater risk of loss. See "Description of Securities and Investment Techniques and Related Risks--Below Investment Grade Bonds."

      Diversification. The Total Return Bond Fund is non-diversified under the Investment Company Act of 1940 (the "1940 Act") and, therefore, may be more susceptible than the other Funds to developments affecting any single issuer of portfolio securities. See "Description of Securities and Investment Techniques and Related Risks--Diversification." Each of the other Funds is diversified under the 1940 Act.



                       INVESTMENT OBJECTIVES AND POLICIES

Fixed Income Fund and Short-Term Fixed Income Fund


      The investment objective of the Fixed Income Fund and the Short-Term Fixed Income Fund is to seek a high level of income consistent with the preservation of capital. Under normal circumstances, the Fixed Income Fund expects to maintain a dollar weighted effective average portfolio maturity of 5 to 10 years, and the Short-Term Fixed Income Fund expects to maintain a dollar weighted effective average portfolio maturity of no more than 3 years. Because of its shorter portfolio maturity, it is expected that the Short-Term Fixed Income Fund's per share net asset value will be less volatile in response to changes in interest rates. However, under normal conditions, it is expected that the Fixed Income Fund will have a higher yield than the Short-Term Fixed Income Fund.



--------------------------------------------------------------------------------

      Each Fund normally invests at least 80% of its assets in fixed income securities of all types, including (i) U.S. Treasury obligations; (ii) obligations issued or guaranteed as to principal and interest by agencies and instrumentalities of the U.S. Government; (iii) custodial receipts evidencing separately traded principal and interest components of U.S. Government obligations; (iv) corporate bonds and debentures; (v) equipment lease and trust certificates; (vi) mortgage-backed securities and asset-backed securities; (vii) U.S. dollar denominated securities of the Government of Canada and its provincial and local governments, U.S. dollar denominated securities issued or guaranteed by other foreign governments, their political subdivisions, agencies or instrumentalities and U.S. dollar denominated obligations of supranational entities; (viii) taxable municipal securities, and state, municipal or private activity bonds; and (ix) repurchase agreements involving any of the foregoing. Certain of these securities may have floating or variable rates of interest or include put features providing the Fund the right to sell the security at face value prior to maturity. The existence in a Fund's portfolio of floating and variable rate securities and securities with put features will have the effect of shortening its dollar weighted average maturity. Each Fund may purchase securities on a when-issued basis. Neither Fund's investments in U.S. dollar denominated securities of non-U.S. issuers will exceed 25% of its total assets.

      Subject to its portfolio maturity policy, a Fund may purchase securities with any stated remaining maturity. In determining the maturity of mortgage-backed securities, the Adviser will use the expected life of such securities, which is based upon the anticipated prepayment patterns of the underlying mortgages. In determining the effective maturity of callable scurities, the call date may be used as the effective maturity if interest rates have fallen since the bonds original issue date.

      Each Fund invests primarily in fixed income securities that, at the time of purchase, are either rated in one of the three highest rating categories assigned by Moody's Investors Service, Inc. ("Moody's"), Standard & Poor's Ratings Group ("Standard & Poor's"), Duff & Phelps, Inc. ("Duff") or Fitch Investors Service, Inc. ("Fitch") or unrated securities determined by the Adviser to be of comparable quality. However, each Fund may also invest up to 15% of its assets in fixed income securities that are, at the time of purchase, either rated within the fourth highest rating category assigned by Moody's, S&P, Duff or Fitch, or unrated but determined by the Adviser to be of comparable quality. See "Description of Securities and Investment Techniques and Related Risks--Fixed Income Securities." In the event any security held by a Fund is downgraded below the rating categories set forth above, the Adviser will review the security and determine whether to retain or dispose of that security, provided that neither Fund may hold, at any time, more than 5% of its net assets in fixed income securities that are not investment grade. Fixed income securities rated in one of the four highest ratings categories and unrated securities determined by the Adviser to be of comparable quality are referred to herein as "investment grade fixed income securities." Fixed income securities in the lowest investment grade category are considered medium grade securities. Such securities have speculative characteristics, involve greater risk of loss than higher quality securities, and are more sensitive to changes in the issuer's capacity to pay.

      Under normal conditions, each Fund may hold up to 20% of its total assets in cash or money market instruments in order to maintain liquidity, or in the event that the Adviser determines that securities meeting the Fund's investment objective and policies are not otherwise readily available for purchase. For a definition of money market instruments and the Funds' policies on temporary defensive investments, see "Description of Securities and Investment Techniques and Related Risks--Additional Investment Techniques."


Municipal Bond Fund and Short-Term Municipal Bond Fund


      The investment objective of the Municipal Bond Fund and the Short-Term Municipal Bond Fund (the "Municipal Funds") is to seek a high level of income exempt from regular federal income tax (i.e., excluded from gross income for federal income tax purposes), consistent with the preservation of capital.



--------------------------------------------------------------------------------

However, there is no restriction on the percentage of either Municipal Fund's assets that may be invested in obligations the interest on which is a preference item for purposes of the federal alternative minimum tax. Under normal circumstances the Municipal Bond Fund expects to maintain a dollar weighted effective average portfolio maturity of 5 to 10 years, and the Short-Term Municipal Bond Fund expects to maintain a dollar weighted effective average portfolio maturity of no more than 3 years. Because of its shorter portfolio maturity, it is expected that the Short-Term Municipal Bond Fund's per share net asset value will be less volatile in response to changes in interest rates. However, under normal conditions, it is expected that the Municipal Bond Fund will have a higher yield than the Short-Term Municipal Bond Fund.

      Subject to its portfolio maturity policy, a Fund may purchase securities with any stated remaining maturity. In determining the maturity of mortgage-backed securities, the Adviser will use the expected life of such securities, which is based upon the anticipated prepayment patterns of the underlying mortgages. In determining the effective maturity of callable scurities, the call date may be used as the effective maturity if interest rates have fallen since the bonds original issue date.

      Under normal market conditions, each Municipal Fund invests at least 80% of its net assets in municipal securities the interest on which is exempt from regular federal income tax, and invests at least 65% of its total assets in municipal bonds. Municipal bonds consist of (i) debt obligations, including municipal leases, issued by or on behalf of public authorities to obtain funds to be used for various public facilities, for refunding outstanding obligations, for general operating expenses and for lending such funds to other public institutions and facilities, and (ii) certain private activity and industrial development bonds issued by or on behalf of public authorities to obtain funds to provide for the construction, equipment, repair or improvement of privately operated facilities. The issuers of these municipal securities may be located in all 50 U.S. states, the District of Columbia, Puerto Rico and other U.S. territories and possessions. Certain of these securities may have variable and floating rates of interest or include "put" features providing the Fund the right to sell the securities at face value prior to maturity. The existence in a Fund's portfolio of variable and floating rate securities and securities having put features will have the effect of shortening its average dollar weighted portfolio maturity. The Municipal Funds may purchase securities on a when-issued basis.


      The Municipal Funds' investments in municipal notes may include, but are not limited to, general obligation notes, tax anticipation notes (notes sold to finance working capital needs of the issuers in anticipation of receiving taxes on a future date), revenue anticipation notes (notes sold to provide needed cash prior to receipt of expected non-tax revenues from a specific source), bond anticipation notes, certificates of indebtedness, demand notes and construction loan notes and participation rights therein. Investments in any of the notes described above will be limited to those obligations that, at the time of purchase, are rated MIG-1 or V-MIG-1 by Moody's, rated SP-1 by Standard & Poor's, or are unrated but are determined by the Adviser to be of comparable quality.

      The Municipal Funds' investments in municipal bonds may include, but are not limited to, general obligation bonds, revenue or special obligation bonds, and private activity and industrial development bonds. Each Municipal Fund may invest 25% or more of its total assets in private activity and industrial development bonds if the interest paid on them is exempt from regular federal income tax. See "Description of Securities and Investment Techniques--Fixed Income Securities."


      Except as noted below, municipal bonds in which a Municipal Fund invests must be rated A or better by Moody's or by Standard & Poor's at the time of investment or, if unrated, must be determined by the Adviser to be of comparable quality. Each Municipal Fund may, however, invest up to 15% of its assets in bonds that, at the time of purchase, are rated Baa by Moody's, or BBB by Standard & Poor's, or, if unrated, determined by the Adviser to be of



--------------------------------------------------------------------------------
comparable quality. Municipal securities in the lowest investment grade category are considered medium grade securities. Such securities have speculative characteristics, involve greater risk of loss than higher quality securities, and are more sensitive to changes in the issuer's capacity to pay.


      The Municipal Funds' investments in tax-exempt commercial paper will be limited to obligations that, at the time of purchase, are rated at least A-1 by Standard & Poor's or Prime-1 by Moody's, or that are unrated but are determined by the Adviser to be of comparable quality. The Municipal Funds may purchase other types of tax-exempt instruments as long as they are of a quality equivalent to the long-term bond or commercial paper ratings stated above. In the event any security held by either Municipal Fund is downgraded below the rating categories set forth above, the Adviser will review the security and determine whether to retain or dispose of that security, provided that neither Municipal Fund will hold, at any time, more than 5% of its net assets in securities that are rated below investment grade.


      Under normal circumstances, each Municipal Fund may invest up to 20% of its total assets in certain taxable securities in order to maintain liquidity. In addition, for temporary defensive purposes during periods when the Adviser determines that market conditions warrant, each Municipal Fund may invest without limit in such taxable securities. Such taxable securities include: U.S. Treasury obligations (including separately traded interest and principal component parts of U.S. Treasury obligations, transferable through the federal book-entry system and known as Separately Traded Registered Interest and Principal Securities or "STRIPS"); other marketable obligations issued or guaranteed as to principal and interest by agencies or instrumentalities of the U.S. Government whether or not backed by the full faith and credit of the U.S. Treasury; short-term instruments of U.S. commercial banks or savings and loan institutions (not including foreign branches of U.S. banks or U.S. branches of foreign banks) that are members of the Federal Reserve System or the Federal Deposit Insurance Corporation and that have total assets of $1 billion or more as shown on their last published financial statements at the time of investment; repurchase agreements involving any of the foregoing obligations; and, to the extent permitted by applicable law, shares of other investment companies investing solely in the foregoing obligations.

      Distributions by a Fund that are derived from income from taxable investments or transactions (including repurchase agreements) held by the Fund will generally be taxable to shareholders as ordinary income.


Total Return Bond Fund

      The investment objective of the Total Return Bond Fund is to maximize total return consistent with the preservation of capital. Under normal circumstances, the Fund expects to maintain a dollar weighted effective average portfolio maturity of 5 to 10 years and to invest at least 65% of its total assets in U.S. dollar-denominated investment grade bonds. For purposes of this policy, "bonds" include the U.S. dollar-denominated fixed income securities in which the Fixed Income Fund and the Short- Term Fixed Income Fund may invest foreign currency-denominated fixed income securities, convertible securities and securities (including equity securities) of other investment companies that invest primarily in any one or more of the foregoing types of securities.

         Under normal circumstances, the Fund may invest up to 35% of its total assets in cash, money market instruments and, subject to the limits described below, foreign currency-denominated bonds and below investment grade bonds, including below investment grade bonds of issuers located in countries with emerging securities markets. The Fund may not invest more than 20% of its total assets in foreign currency-denominated bonds and, at the discretion of the Adviser, the Fund may use certain techniques to hedge its foreign currency exposure back into the U.S. dollar. See "Description of Securities and Investment Techniques and Related Risks--Currency Management Techniques."

         Also, the Fund may not invest more than 15% of its total assets in below investment grade bonds, and may not invest more than 10% of its total assets in below investment grade bonds of issuers located in countries with emerging securities markets. The Fund's investments in below investment grade bonds will be limited to securities that are rated B or higher by Moody's, Standard & Poor's, Duff or Fitch and unrated securities determined by the Adviser to be of comparable quality, provided that this quality limitation will not apply to the Fund's investments in other investment companies. Below investment grade bonds involve greater price volatility and risk of loss of principal and income than investment grade securities. See "Description of Securities and Investment Techniques and Related Risks--Below Investment Grade Bonds." In the event a security held by the Fund is downgraded below the rating categories set forth



--------------------------------------------------------------------------------
above, the Adviser will review the security and determine whether to retain or dispose of that security.

     For a description of the Fund's policy on temporary defensive investments, see "Description of Securities and Investment Techniques and Related Risks--Additional Investment Techniques."

High Yield Bond Fund

     The investment objective of the High Yield Bond Fund is to seek high current income and, as a secondary objective, capital growth. Under normal circumstances, the Fund expects to maintain a dollar weighted effective average portfolio maturity of 5 to 10 years and to invest at least 65% of its assets in below investment grade bonds. For purposes of this policy, "bonds" include the types of investment grade fixed income securities in which the Fixed Income Fund and the Short-Term Fixed Income Fund may invest (without regard to credit quality), as well as U.S. dollar-denominated convertible and nonconvertible fixed income securities of domestic and foreign issuers.

     Below investment grade bonds generally offer higher yields than investment grade bonds, but involve greater price volatility and risk of loss of principal and income. The Fund's investments in these securities may be of any credit quality and may include securities not paying interest currently, zero coupon bonds, securities that pay interest in the form of other securities (i.e., "pay in kind" or PIK securities) and securities in default. For a description of these and other risks of investing in below investment grade bonds, see "Description of Securities and Investment Techniques and Related Risks--Below Investment Grade Bonds."

     Under normal circumstances, the Fund may invest up to 35% of its assets in cash or money market instruments in order to maintain liquidity, or in the event that the Adviser determines that securities meeting the Fund's investment objective and policies are not otherwise readily available for purchase. For a definition of money market instruments and the Fund's policy on temporary defensive investments, see "Description of Securities and Investment Techniques and Related Risks--Additional Investment Techniques."


Smaller Companies Fund

      The primary investment objective of the Smaller Companies Fund is to maximize capital appreciation. The Fund seeks current income as its secondary investment objective. Under normal market conditions, the Fund pursues these objectives by investing at least 65% of its total assets in equity and equity-related securities (but not less than 60% directly in stocks) of small capitalization U.S. companies. Equity securities in which the Fund may invest include common stocks and preferred stocks, while equity-related securities include warrants, purchased call options and other rights to acquire stocks. See "Description of Securities and Investment Techniques and Related Risks."

      For purposes of the Fund's investment policies, small capitalization companies are those ranked (at time of investment) according to market capitalization in the bottom 20% of the Wilshire 5000 Index. The Adviser believes that investments in equity and equity-related securities of many small capitalization companies, although involving greater risk, provide the opportunity for greater capital growth than investments in larger, better-known companies. For a description of the risks associated with investing in small capitalization companies, see "Description of Securities and Investment Techniques and Related Risks--Small Capitalization Companies."


      Up to 35% of the Fund's total assets may be invested in investment grade fixed income securities (see definition on page __), cash equivalents and equity and equity-related securities of medium and large capitalization companies. In the event any fixed income security held by the Fund is downgraded below investment grade, the Adviser will review the security and determine whether to retain or dispose of it. In no event, however, will the Fund hold more than 5% of its net assets in fixed income securities that are not investment grade. Up to 5% of the Fund's net assets (measured at time of investment) may be invested in the securities of non-U.S. issuers of all sizes.


Microcap Fund

      The investment objective of the Microcap Fund is to maximize capital appreciation. Under normal market conditions, the Fund pursues this objective by investing at least 65% of its total assets in common stocks of micro capitalization U.S. companies and securities convertible into such stocks. For purposes of the Fund's investment policies, micro capitalization companies are those ranked (at the time of investment) according to market capitalization in the bottom 5% of the U.S. equity market, including both listed and unlisted companies.

      The Adviser believes that investments in many micro capitalization companies, although involving greater risk, provide the opportunity for greater capital growth, than investments in larger, better-known companies. In particular, the Adviser believes that the inefficiencies in this sector of the marketplace often provide opportunities for investment gains. The Fund's investments in securities of U.S. micro capitalization companies will be limited to securities traded on a U.S. exchange or in the over-the-counter market. For a description of the risks associated with investment in micro capitalization companies, see "Description of Securities and Investment Techniques and Related Risks - Small and Micro Capitalization Companies."

      Up to 25% of the Fund's total assets may be invested in securities of non-U.S. companies with individual market capitalization that would place them in the bottom 5% of the U.S. equity market. For liquidity purposes, the Fund will normally invest a portion of its assets (no more than 35%) in high quality debt securities and money market instruments with remaining maturities of one year or less, including repurchase agreements. In addition, the Fund may invest up to 5% of its net assets in non-convertible bonds and preferred stocks that are rated, at the time of purchase, Aaa or Aa by Moody's or AAA or AA by Standard & Poor's or determined by the Adviser to be of comparable quality.

Large Cap Growth Fund

      The primary investment objective of the Large Cap Growth Fund is to maximize capital appreciation. The Fund seeks current income as its secondary investment objective. Under normal market conditions, the Fund pursues these objectives by investing at least 65% of its total assets in equity and equity-related securities (but not less than 60% directly in stocks) of large capitalization U.S. companies. The Fund may invest in the same types of equity and equity-related securities as the Smaller Companies Fund (see above).

      For purposes of the Fund's investment policies, large capitalization companies are those ranked (at time of investment) according to market capitalization in the top 25% of the Wilshire 5000 Index, a broad-based index that includes nearly all U.S. public companies. The Adviser believes that the equity and equity-related securities of many large capitalization companies offer significant potential for capital growth, but with less risk than


--------------------------------------------------------------------------------
investments in smaller capitalization companies.


      Up to 35% of the Fund's total assets may be invested in investment grade fixed income securities (see definition on page __), cash equivalents and equity and equity-related securities of small and medium capitalization companies. In the event any fixed income security held by the Fund is downgraded below investment grade, the Adviser will review the security and determine whether to retain or dispose of it. In no event, however, will the Fund hold more than 5% of its net assets in fixed income securities that are not investment grade. Up to 5% of the Fund's net assets (measured at time of investment) may be invested in the securities of non-U.S. issuers of all sizes.



      DESCRIPTION OF SECURITIES AND INVESTMENT TECHNIQUES AND RELATED RISKS

Fixed Income Securities

      General. Each Fund may invest in fixed income securities. In periods of declining interest rates, the yield (income from portfolio investments over a stated period of time) of a Fund that invests in fixed income securities may tend to be higher than prevailing market rates, and in periods of rising interest rates, the yield of the Fund may tend to be lower. Also, when interest rates are falling, the inflow of net new money to such a Fund will likely be invested in portfolio instruments producing lower yields than the balance of the Fund's portfolio, thereby reducing the yield of the Fund. In periods of rising interest rates, the opposite can be true. The net asset value of a Fund investing in fixed income securities can generally be expected to change as general levels of interest rates fluctuate. The value of fixed income securities in a Fund's portfolio generally varies inversely with changes in interest rates. Prices of fixed income securities with longer effective maturities are more sensitive to interest rate changes than those with shorter effective maturities.


      Private Activity and Industrial Development Bonds. Each of the Funds other than the Equity Funds may invest in private activity and industrial development bonds, which are obligations issued by or on behalf of public authorities to raise money to finance various privately owned or operated facilities for business and manufacturing, housing, sports and pollution control. These bonds are also used to finance public facilities such as airports, mass transit systems, ports, parking or sewage or solid waste disposal facilities, as well as certain other facilities or projects. The payment of the principal and interest on such bonds is generally dependent solely on the ability of the facility's user to meet its financial obligations and the pledge, if any, of real and personal property so financed as security for such payment.

      Put Bonds. Each of the Funds other than the Equity Funds may invest in "put" bonds, which are tax exempt securities (including securities with variable interest rates) that may be sold back to the issuer of the security at face value at the option of the holder prior to their stated maturity. The Adviser intends to purchase only those "put" bonds for which the put option is an integral part of the security as originally issued. The option to "put" the bond back to the issuer prior to the stated final maturity can cushion the price decline of the bond in a rising interest rate environment. However, the premium paid, if any, for an option to put will have the effect of reducing the yield otherwise payable on the underlying security. For the purpose of determining the "maturity" of securities purchased subject to an option to put, and for the purpose of determining the dollar weighted average maturity of a Fund holding such securities, the Fund will consider "maturity" to be the first date on which it has the right to demand payment from the issuer of the put although the final maturity of the security is later than such date.

      Variable or Floating Rate Instruments and Variable Rate Demand Instruments. Each of the Funds other than the Equity Funds may invest in variable or floating rate instruments and variable rate demand instruments,



--------------------------------------------------------------------------------
including variable amount master demand notes. These instruments will normally involve industrial development or revenue bonds that provide that the rate of interest is set as a specific percentage of a designated base rate (such as the prime rate) at a major commercial bank. In addition, the interest rate on these securities may be reset daily, weekly or on some other reset period and may have a floor or ceiling on interest rate changes. A Fund holding such an instrument can demand payment of the obligation at all times or at stipulated dates on short notice (not to exceed 30 days) at par plus accrued interest.

      U.S. Government Securities. The Funds may invest in obligations issued or guaranteed as to both principal and interest by the U.S. Government, its agencies, instrumentalities or sponsored enterprises ("U.S. Government securities"). Some U.S. Government securities, such as U.S. Treasury bills, notes and bonds, are supported by the full faith and credit of the United States. Others, such as obligations issued or guaranteed by U.S. Government agencies or instrumentalities are supported either by (i) the full faith and credit of the U.S. Government (such as securities of the Small Business Administration), (ii) the right of the issuer to borrow from the U.S. Treasury (such as securities of the Federal Home Loan Banks), (iii) the discretionary authority of the U.S. Government to purchase the agency's obligations (such as securities of the Federal National Mortgage Association, or (iv) only the credit of the issuer. No assurance can be given that the U.S. Government will provide financial support to U.S. Government agencies or instrumentalities in the future.


      Each of the Funds other than the Equity Funds may also invest in separately traded principal and interest components of securities guaranteed or issued by the U.S. Government or its agencies, instrumentalities or sponsored enterprises if such components are traded independently under the Separate Trading of Registered Interest and Principal of Securities program ("STRIPS") or any similar program sponsored by the U.S. Government. However, no Fund may actively trade these instruments. STRIPS are sold as zero coupon securities. See "Zero Coupon Securities."


      Custodial Receipts. Custodial receipts are interests in separately traded interest and principal component parts of U.S. Government securities that are issued by banks or brokerage firms and are created by depositing U.S. Government securities into a special account at a custodian bank. The custodian holds the interest and principal payments for the benefit of the registered owners of the certificates or receipts. The custodian arranges for the issuance of the certificates or receipts evidencing ownership and maintains the register. Custodial receipts include Treasury Receipts ("TRs"), Treasury Investment Growth Receipts ("TIGRs"), and Certificates of Accrual on Treasury Securities ("CATS"). TIGRs and CATS are interests in private proprietary accounts while TRs and STRIPS (see "U.S. Government Securities" above) are interests in accounts sponsored by the U.S. Treasury. Receipts are sold as zero coupon securities; for more information, see "Zero Coupon Securities."

      Zero Coupon Securities. STRIPS and custodial receipts (TRs, TIGRs and
CATS) are sold as zero coupon securities, that is, fixed income securities that have been stripped of their unmatured interest coupons. Zero coupon securities are sold at a (usually substantial) discount and redeemed at face value at their maturity date without interim cash payments of interest or principal. The amount of this discount is accreted over the life of the security, and the accretion constitutes the income earned on the security for both accounting and tax purposes. Because a Fund must distribute the accreted amounts in order to qualify for favorable tax treatment, it may have to sell portfolio securities to generate cash to satisfy the applicable distribution requirements. Because of these features, the market prices of zero coupon securities are generally more volatile than the market prices of securities that have similar maturity but that pay interest periodically. Zero coupon securities are likely to respond to a greater degree to interest rate changes than are non-zero coupon securities with similar maturity and credit qualities.


--------------------------------------------------------------------------------

         Below Investment Grade Bonds. The High Yield Bond Fund and, to a lesser extent, the Total Return Bond Fund may invest in below investment grade bonds, including securities in default. These securities are considered speculative and, while generally offering greater income than investments in higher quality securities, involve greater risk of loss of principal and income, including the possibility of default or bankruptcy of the issuers of such securities, and have greater price volatility, especially during periods of economic uncertainty or change. These lower quality bonds tend to be affected by economic changes and short-term corporate and industry developments to a greater extent than higher quality securities, which react primarily to fluctuations in the general level of interest rates. To the extent a Fund invests in such lower quality securities, the achievement of its investment objective may be more dependent on the Adviser's own credit analysis.

         Below investment grade bonds will also be affected by the market's perception of their credit quality, especially during times of adverse publicity, and the outlook for economic growth. In the past, economic downturns or an increase in interest rates have, under certain circumstances, caused a higher incidence of default by the issuers of these securities and may do so in the future, especially in the case of highly leveraged issuers. The market for these lower quality bonds is generally less liquid than the market for investment grade bonds. Therefore, the Adviser's judgment may at times play a greater role in valuing these securities than in the case of investment grade bonds, and it also may be more difficult under certain adverse market conditions to sell these lower quality securities to meet redemption requests, to respond to changes in the market, or to determine accurately a Fund's net asset value.


Securities of Foreign Issuers


      General. Each of the Funds other than the Municipal Funds may invest to varying extents in securities of foreign issuers and supranational entities. Investments in the securities of foreign issuers and supranational entities may subject the Funds to investment risks that differ in some respects from those related to investments in securities of U.S. issuers. Such risks include future adverse political and economic developments, possible imposition of withholding taxes on income or sales proceeds, possible seizure, nationalization or expropriation of foreign deposits, possible establishment of exchange controls or taxation at the source or fluctuation in value due to changes in currency exchange rates. Foreign issuers of securities often engage in business practices different from those of domestic issuers of similar securities and there may be less information publicly available about foreign issuers. In addition, foreign issuers are, generally speaking, subject to less government supervision and regulation and different accounting treatment than are those in the United States.

         Foreign Government Securities. The foreign government securities in which each Fund (other than the Municipal Funds) may invest generally consist of debt obligations issued or guaranteed by national, state or provincial governments or similar political subdivisions. Foreign government securities also include debt obligations of supranational or quasi-governmental entities. Quasi-governmental and supranational entities include international organizations designated or supported by governmental entities to promote economic reconstruction or development and international banking institutions and related government agencies. Examples include the International Bank for Reconstruction and Development (the "World Bank"), the Japanese Development Bank, the Asian Development Bank and the InterAmerican Development Bank. Foreign government securities also include mortgage-related securities issued or guaranteed by national, state or provincial governmental agencies.

Currency Management Techniques

         To the extent that they invest in securities denominated or quoted in foreign currencies, the Equity Funds and the Total Return Bond Fund may enter into forward currency exchange contracts ("forward contracts") and buy and sell currency options to hedge against currency exchange rate fluctuations.



--------------------------------------------------------------------------------

For the same purpose, the Total Return Bond Fund may also enter into currency swap agreements, purchase securities indexed to foreign currencies and buy and sell futures contracts relating to foreign currencies and options on such futures contracts. Transactions in these instruments, together with transactions in forward contracts and currency options, are referred to below collectively as "Currency-Related Transactions." The instruments involved in Currency-Related Transactions may be considered derivative instruments. A Fund may enter into Currency-Related Transactions to attempt to protect against an anticipated rise in the U.S. dollar price of securities that it intends to purchase. In addition, a Fund may enter into Currency-Related Transactions to attempt to protect against the decline in value of its foreign currency denominated or quoted portfolio securities, or a decline in the value of anticipated dividends or interest from such securities, due to a decline in the value of the foreign currency against the U.S. dollar. The forecasting of currency market movements is extremely difficult and there can be no assurance that currency hedging strategies will be successful. If the Adviser is incorrect in its forecast, currency hedging strategies may result in investment performance worse than if the strategies were not attempted. In addition, forward contracts and over-the-counter currency options may be illiquid and are subject to the risk that the counterparty will default on its obligations. For more information on these instruments, see the Statement of Additional Information.


Mortgage-Backed and Asset-Backed Securities


      The Fixed Income Fund, the Short-Term Fixed Income Fund, the Total Return Bond Fund, the High Yield Bond Fund and, to a more limited extent, the Municipal Funds may invest in mortgage-backed securities, which represent direct or indirect participations in, or are collateralized by and payable from, mortgage loans secured by real property. The Fixed Income Fund, the Short-Term Fixed Income Fund, the Total Return Bond Fund and the High Yield Bond Fund may also invest in asset-backed securities, which represent participations in, or are secured by and payable from, assets such as motor vehicle installment sales, installment loan contracts, leases of various types of real and personal property and receivables from revolving credit (credit card) agreements and other categories of receivables. Such securities are generally issued by trusts and special purpose corporations.


      Mortgage-backed and asset-backed securities are often subject to more rapid repayment than their stated maturity date would indicate as a result of the pass-through of prepayments of principal on the underlying loans. During periods of declining interest rates, prepayment of loans underlying mortgage-backed and asset-backed securities can be expected to accelerate, and thus impair a Fund's ability to reinvest the returns of principal at comparable yields. Accordingly, the market values of such securities will vary with changes in market interest rates generally and in yield differentials among various kinds of U.S. Government securities and other mortgage-backed and asset-backed securities. Asset-backed securities present certain risks that are not presented by mortgage-backed securities because asset-backed securities generally do not have the benefit of a security interest in collateral that is comparable to mortgage assets. In addition, there is the possibility that, in some cases, recoveries on repossessed collateral may not be available to support payments on these securities. Many mortgage and asset-backed securities may be considered derivative instruments. No Fund will invest 25% or more of its total assets in collateralized mortgage obligations or in asset-backed securities (in each case, excluding U.S.
Government Securities).

Options


      Written Options. The Total Return Bond Fund, the High Yield Bond Fund and each Equity Fund may write (sell) covered put and call options on securities and enter into related closing transactions. A Fund may receive fees (referred to as "premiums") for granting the rights evidenced by the options. However, in return for the premium for a written call option, the Fund assumes certain risks. For example, in the case of a written call option, the Fund forfeits the right to any appreciation in the underlying security while the option is outstanding. A put option gives to its purchaser the right



--------------------------------------------------------------------------------
to compel the Fund to purchase an underlying security from the option holder at the specified price at any time during the option period. In contrast, a call option written by the Fund gives to its purchaser the right to compel the Fund to sell an underlying security to the option holder at a specified price at any time during the option period. Upon the exercise of a put option written by the Fund, the Fund may suffer a loss equal to the difference between the price at which the Fund is required to purchase the underlying security and its market value at the time of the option exercise, less the premium received for writing the option. All options written by a Fund are covered. In the case of a call option, this means that the Fund will own the securities subject to the option or an offsetting call option as long as the written option is outstanding, or will have the absolute and immediate right to acquire other securities that are the same as those subject to the written option. In the case of a put option, this means that the Fund will deposit cash or liquid securities in a segregated account with the custodian with a value at least equal to the exercise price of the put option.


      Purchased Options. The Total Return Bond Fund, the High Yield Bond Fund and each Equity Fund may also purchase put and call options on securities. A put option entitles a Fund to sell, and a call option entitles a Fund to buy, a specified security at a specified price during the term of the option. The advantage to the purchaser of a call option is that it may hedge against an increase in the price of securities it ultimately wishes to buy. The advantage to the purchaser of a put option is that it may hedge against a decrease in the price of portfolio securities it ultimately wishes to sell.

      A Fund may enter into closing transactions in order to offset an open option position prior to exercise or expiration by selling an option it has purchased or by entering into an offsetting option. If a Fund cannot effect closing transactions, it may have to retain a security in its portfolio it would otherwise sell, or deliver a security it would otherwise retain.

      A Fund may purchase and sell options traded on U.S. exchanges and, to the extent permitted by law, options traded over-the-counter. A Fund may also purchase and sell options traded on recognized foreign exchanges. There can be no assurance that a liquid secondary market will exist for any particular option. Over-the-counter options also involve the risk that a counterparty will fail to meet its obligation under the option.


Stock Index Options

      The Equity Funds may purchase and write exchange-listed put and call options on stock indices to hedge against risks of market-wide price movements. A stock index measures the movement of a certain group of stocks by assigning relative values to the common stocks included in the index. Examples of well-known stock indices are the Standard & Poor's Index of 500 Common Stocks and the Wilshire 5000 Index. Options on stock indices are similar to options on securities. However, because options on stock indices do not involve the delivery of an underlying security, the option represents the holder's right to obtain from the writer in cash a fixed multiple of the amount by which the exercise price exceeds (in the case of a put) or is less than (in the case of a call) the closing value of the underlying index on the exercise date.

      When an Equity Fund writes an option on a stock index, it will cover the option by depositing cash or liquid securities or a combination of both in an amount equal to the market value of the option, in a segregated account, which will be marked to market daily, with the Fund's custodian, and will maintain the account while the option is open. Alternatively, and only in the case of a written call option on a stock index, the Fund may cover the written option by owning an offsetting call option.

Futures Contracts and Options on Futures Contracts


      When deemed advisable by the Adviser, the Total Return Bond Fund, the High Yield Bond Fund and each of the Equity Funds may enter into futures contracts and purchase and write options on futures contracts to hedge against



--------------------------------------------------------------------------------
changes in interest rates, securities prices or currency exchange rates or for certain non-hedging purposes. The Funds may purchase and sell financial futures contracts, including stock index futures, and purchase and write related options. A Fund may engage in futures and related options transactions for hedging and non-hedging purposes as defined in regulations of the Commodity Futures Trading Commission. A Fund will not enter into futures contracts or options thereon for non-hedging purposes, if immediately thereafter, the aggregate initial margin and premiums required to establish non-hedging positions in futures contracts and options on futures will exceed 5% of the net asset value of the Fund's portfolio, after taking into account unrealized profits and losses on any such positions and excluding the amount by which such options were in-the-money at the time of purchase. Transactions in futures contracts and options on futures involve brokerage costs, require margin deposits and, in the case of contracts and options obligating the Funds to purchase securities, require the Funds to segregate cash or liquid securities with a value equal to the amount of the Fund's obligations.

Limitations and Risks Associated With Transactions In Options, Futures Contracts and Options on Futures Contracts


      Options and futures transactions involve (1) liquidity risk that contractual positions cannot be easily closed out in the event of market changes or generally in the absence of a liquid secondary market, (2) correlation risk that changes in the value of hedging positions may not match the securities market fluctuations intended to be hedged, and (3) market risk that an incorrect prediction of securities prices by the Adviser may cause the Fund to perform worse than if such positions had not been taken. The ability to terminate over-the-counter options is more limited than with exchange traded options and may involve the risk that the counterparty to the option will not fulfill its obligations. In accordance with a position taken by the Commission, each Fund will limit its investments in illiquid securities to 15% of the Fund's net assets.


      Options and futures transactions are highly specialized activities which involve investment techniques and risks that are different from those associated with ordinary portfolio transactions. Gains and losses on investments in options and futures depend on the Adviser's ability to predict the direction of stock prices and other economic factors. The loss that may be incurred by a Fund in entering into futures contracts and written options thereon is potentially unlimited. There is no assurance that higher than anticipated trading activity or other unforeseen events might not, at times, render certain facilities of an options clearing entity or other entity performing the regulatory and liquidity functions of an options clearing entity inadequate, and thereby result in the institution by an exchange of special procedures which may interfere with the timely execution of customers' orders. Most futures exchanges limit the amount of fluctuation permitted in a futures contract's prices during a single trading day. Once the limit has been reached no further trades may be made that day at a price beyond the limit. The price limit will not limit potential losses, and may in fact prevent the prompt liquidation of futures positions, ultimately resulting in further losses.


      Except as set forth above under "Futures Contracts and Options on Futures Contracts", there is no limit on the percentage of the assets of the Total Return Bond Fund, the High Yield Bond Fund or any Equity Fund that may be at risk with respect to futures contracts and related options. A Fund may not invest more than 25% of its total assets in purchased protective put options. A Fund's transactions in options, futures contracts and options on futures contracts may be limited by the requirements for qualification of the Fund as a regulated investment company for tax purposes. See "Taxes" in the Statement of Additional Information. Options, futures contracts and options on futures contracts are derivative instruments.


Small and Micro Capitalization Companies

      The Smaller Companies Fund and Microcap Fund invest a significant portion of their assets in smaller, lesser-known companies which the Adviser


--------------------------------------------------------------------------------
believes offer greater growth potential than larger, more mature, better-known companies. Investing in the securities of these companies, however, also involves greater risk and the possibility of greater portfolio price volatility. Among the reasons for the greater price volatility of these small companies and unseasoned stocks are the less certain growth prospects of smaller firms, the lower degree of liquidity in the markets for such stocks and the greater sensitivity of small companies to changing economic conditions in their geographic region. For example, securities of these companies involve higher investment risk than that normally associated with larger firms due to the greater business risks of small size and limited product lines, markets, distribution channels and financial and managerial resources.

      Many smaller capitalization companies in which Smaller Companies Fund and Microcap Fund may invest are not well-known to the investing public, do not have significant institutional ownership and are followed by relatively few securities analysts. As a result, there may be less publicly available information concerning these companies than exists for larger capitalization companies. Also, the securities of smaller capitalization companies traded on the over-the-counter market may have fewer market makers, wider spreads between their quoted bid and asked prices and lower trading volumes, resulting in comparatively greater price volatility and less liquidity than exists for securities of larger capitalization companies.

Convertible Securities and Preferred Stocks


      Subject to its investment objectives and policies, the Total Return Bond Fund, the High Yield Bond Fund and each Equity Fund may invest in convertible securities, which are ordinarily preferred stock or long-term debt obligations of an issuer convertible at a stated exchange rate into common stock of the issuer. The market value of convertible securities tends to decline as interest rates increase and, conversely, to increase as interest rates decline. Convertible securities generally offer lower interest or dividend yields than non-convertible securities of similar quality. However, when the market price of the common stock underlying a convertible security exceeds the conversion price, the price of the convertible security tends to reflect the value of the underlying common stock. As the market price of the underlying common stock declines, the convertible security tends to trade increasingly on a yield basis, and thus may not depreciate to the same extent as the underlying common stock. Convertible securities generally rank senior to common stocks in an issuer's capital structure and are consequently of higher quality and entail less risk than the issuer's common stock. However, the extent to which such risk is reduced depends in large measure upon the degree to which the convertible security sells above its value as a fixed income security. The convertible debt securities in which each Fund may invest are subject to the same rating criteria and downgrade policy as the Fund's investments in fixed income securities.

Diversification

      Each Fund other than the Total Return Bond Fund is "diversified" under the 1940 Act and is also subject to issuer diversification requirements imposed on regulated investment companies by Subchapter M of the Code. See "Investment Restrictions" and "Taxes" in the Funds' Statement of Additional Information. The Total Return Bond Fund is "non-diversified" under the 1940 Act. Accordingly, although it is subject to the issuer diversification requirements imposed on regulated investment companies by Subchapter M of the Code, the Total Return Bond Fund is not subject to the more stringent issuer diversification requirements imposed on diversified funds by the 1940 Act. To the extent that the Total Return Bond Fund does not meet the standards for being diversified under the 1940 Act, it will be more susceptible to developments affecting any single issuer of portfolio securities.

Concentration of Investments

      As a matter of fundamental policy, no Fund may invest 25% or more of its total assets in the securities of one or more issuers conducting their principal business activities in the same industry (except U.S. Government



--------------------------------------------------------------------------------
securities).Currently, it is not anticipated that either Municipal Fund will invest 25% or more of its total assets (at market value at the time of purchase) in: (a) securities of one or more issuers conducting their principal activities in the same state; or (b) securities the principal and interest of which is paid from revenues of projects with similar characteristics, except that 25% or more of either Municipal Fund's total assets may be invested in single family and multi-family housing obligations. To the extent a Municipal Fund concentrates its investments in single family and multi-family housing obligations, the Fund will be subject to the peculiar risks associated with investments in such obligations, including prepayment risks and the risks of default on housing loans, which may be affected by economic conditions and other factors relating to such obligations.


Additional Investment Techniques


         Mortgage Dollar Rolls. Each of the Funds other than the Equity Funds and the Municipal Funds may enter into mortgage "dollar rolls" in which a Fund sells securities for delivery in the current month and simultaneously contracts to repurchase substantially similar (same type, coupon and maturity) securities on a specified future date. During the roll period, a Fund forgoes principal and interest paid on the securities. A Fund is compensated by the difference between the current sales price and the lower forward price for the future purchase (often referred to as the "drop") or fee income and by the interest earned on the cash proceeds of the initial sale. A "covered roll" is a specific type of dollar roll for which there is an offsetting cash position or a cash equivalent security position which matures on or before the forward settlement date of the dollar roll transaction. The Funds may enter into both covered and uncovered rolls.


      When-Issued Securities and Forward Commitments. Each Fund may purchase securities on a when-issued, delayed delivery or forward commitment basis. When these transactions are negotiated, the price of the securities is fixed at the time of the commitment, but delivery and payment may take place up to 90 days after the date of the commitment to purchase for equity securities, and up to 45 days after such date for fixed income securities. When-issued securities or forward commitments involve a risk of loss if the value of the security to be purchased declines prior to the settlement date. When a Fund purchases securities on a forward commitment or when-issued basis, the Fund's custodian will maintain in a segregated account cash or liquid securities having a value (determined daily) at least equal to the amount of the Fund's purchase commitment.

      Repurchase Agreements. Each Fund may enter into repurchase agreements. In a repurchase agreement, a Fund buys a security subject to the right and obligation to sell it back to the other party at the same price plus accrued interest. The Fund's custodian will hold the security as collateral for the repurchase agreement. Collateral must be maintained at a value at least equal to 102% of the repurchase price, but repurchase agreements involve some credit risk to a Fund if the other party defaults on its obligation and the Fund is delayed in or prevented from liquidating the collateral. A Fund will enter into repurchase agreements only with financial institutions deemed to present minimal risk of bankruptcy during the term of the agreement based on guidelines established and periodically reviewed by the Trust's Board of Trustees.


      Illiquid Securities. Each Fund other than the Municipal Bond Fund will not invest more than 15% of its net assets in illiquid securities. Municipal Bond Fund will not invest more than 10% of its total assets in illiquid securities. Illiquid securities include repurchase agreements and fixed time deposits maturing in more than seven days and securities that are not readily marketable.

      Restricted Securities. Each of the Funds other than the Municipal Funds may invest to a limited extent in restricted securities. Restricted securities are securities that may not be sold freely to the public without prior registration under federal securities laws or an exemption from registration. Restricted securities will be considered illiquid unless they are restricted



--------------------------------------------------------------------------------
securities offered and sold to "qualified institutional buyers" under Rule 144A under the Securities Act of 1933 and the Board of Trustees determines that these securities are liquid based upon a review of the trading markets for the specific securities.

      Warrants. Each Equity Fund may invest in warrants. Warrants generally entitle the holder to buy a specified number of shares of common stock at a specified price, which is often higher than the market price at the time of issuance, for a period of years or in perpetuity. Warrants may be issued in units with other securities or separately, and may be freely transferable and traded on exchanges. While the market value of a warrant tends to be more volatile than that of the securities underlying the warrant, the market value of a warrant may not necessarily change with that of the underlying security. A warrant ceases to have value if it is not exercised prior to any expiration date to which the warrant is subject.


      Lending Securities. For the purpose of realizing income, each Fund other than the Fixed Income Fund and the Municipal Bond Fund may lend to broker-dealers portfolio securities amounting to not more than 33 1/3% of its total assets taken at current value. These transactions must be fully collateralized by cash, cash equivalents or U.S. Government securities at all times. They nevertheless involve some credit risk to a Fund if the other party should default on its obligation and the Fund is delayed in or prevented from recovering the collateral. Voting rights with respect to a portfolio security pass to the borrower when the security is loaned by a Fund, but the Adviser is required to call the loan if necessary to vote on a material event affecting the Fund's investment in the loaned security.

      Other Investment Companies. Each Fund may invest in the aggregate no more than 10% of its total assets, calculated at the time of purchase, in the securities of other U.S.-registered investment companies. In addition, a Fund may not invest more than 5% of its total assets in the securities of any one such investment company or acquire more than 3% of the voting securities of any other such investment company, except that, in accordance with an exemptive order expected to be issued by the Commission, the Total Return Bond Fund may invest up to 10% of its total assets in institutional shares of Morgan Grenfell Emerging Markets Debt Fund (but only after such order is issued). A Fund will indirectly bear its proportionate share of any management or other fees paid by investment companies in which it invests, in addition to its own fees.

      Temporary Defensive Investments. For temporary defensive purposes during periods when the Adviser determines that conditions warrant, each of the Funds other than the Municipal Funds may invest up to 100% of its assets in cash and money market instruments, including securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities; certificates of deposit, time deposits, and bankers' acceptances issued by banks or savings and loans associations having net assets of at least $500 million as of the end of their most recent fiscal year; commercial paper rated at the time of purchase at least A-1 by Standard & Poor's or P-1 by Moody's, or unrated commercial paper determined by the Adviser to be of comparable quality; repurchase agreements involving any of the foregoing; and, to the extent permitted by applicable law, shares of other investment companies investing solely in money market instruments. For a description of the Municipal Funds' policy with respect to temporary defensive investments, see "Investment Objectives and Policies--Municipal Bond Fund and Short-Term Municipal Bond Fund."


                   ADDITIONAL INVESTMENT INFORMATION

Investment Restrictions

      Each Fund has adopted certain fundamental investment restrictions which are described in detail in the Statement of Additional Information. Those investment restrictions designated as fundamental in the Statement of Additional Information can be changed only with shareholder approval. Each Fund's investment objective and all other investment restrictions and policies

--------------------------------------------------------------------------------
are nonfundamental and can be changed by the Board of Trustees of the Trust at any time without shareholder approval. Each Fund's shareholders will, however, be given 30 days' advance written notice of any change in a Fund's investment objective.

      Each Fund has fundamental investment restrictions with respect to borrowing, lending, diversification of investments, senior securities, pledging of assets, underwriting, real estate investments and commodities. See "Investment Restrictions" in the Statement of Additional Information.

Portfolio Transactions

      The Adviser is responsible for making specific decisions to buy and sell portfolio securities for the Funds. The Adviser is also responsible for selecting brokers and dealers to effect these transactions and negotiating, if possible, brokerage commissions and dealers' charges. Securities traded in the over-the-counter markets and fixed income securities generally are traded on a net basis with the dealers acting as principal for their own accounts without a stated commission.

      The primary consideration in selecting broker-dealers to execute portfolio security transactions is the execution of such portfolio transactions at the most favorable prices. Consideration may also be given to the broker-dealer's sale of shares of the Funds. Subject to the most favorable price requirement and the provisions of Section 28(e) of the Securities Exchange Act of 1934, as amended, securities may be bought from or sold to broker-dealers who have furnished statistical, research and other information or services to the Adviser. Higher commissions may be paid to broker-dealers that provide research services. See "Portfolio Transactions and Brokerage Commissions" in the Statement of Additional Information for a more detailed discussion of portfolio transactions. The Trustees will periodically review each Fund's portfolio transactions.

      Pursuant to procedures established by the Trustees, subject to applicable regulations and consistent with the above policy of obtaining the most favorable overall price, the Adviser may place securities transactions with SEI Financial Services Company, the Funds' distributor (the "Distributor"), and brokers with whom the Adviser or the Distributor is affiliated. No Fund will effect principal transactions with an affiliated broker.

Portfolio Turnover


      It is estimated that, under normal circumstances, the portfolio turnover rate of each of the Equity Funds will not exceed 150%. It is estimated that, under normal circumstances, the portfolio turnover rate of each other Fund will not exceed 175%. The higher portfolio turnover rates of these Funds may result from their respective portfolio management strategies. These Funds may sell securities held for a short time in order to take advantage of what the Adviser believes to be temporary disparities in normal yield relationships between securities. A high rate of portfolio turnover (i.e., 100% or higher) will result in correspondingly higher transaction costs to a Fund, particularly if the Fund's primary investments are equity securities. A high rate of portfolio turnover will also increase the likelihood of net short-term capital gains (distributions of which are taxable to shareholders as ordinary income) (see "Portfolio Transactions"). See "Financial Highlights" for each Fund's portfolio turnover rate for the fiscal year ended October 31, 1997.



                        MANAGEMENT OF THE FUNDS

      The Board of Trustees of the Trust is responsible for the overall supervision and management of the Funds. The day-to-day operations of the Funds, including investment decisions, have been delegated to the Adviser. The Statement of Additional Information contains general background information regarding each Trustee and executive officer of the Trust.


--------------------------------------------------------------------------------

The Adviser


      MGCM, 885 Third Avenue, New York, New York, acts as investment adviser to each Fund pursuant to the terms of investment advisory contracts between the Trust, on behalf of the Funds, and MGCM (the "Advisory Contracts"). MGCM is registered as an investment adviser with the Commission and provides a full range of investment advisory services to institutional clients. All of the outstanding voting stock of MGCM is owned by Morgan Grenfell Asset Management ("MGAM"), which is an indirect wholly-owned subsidiary of Deutsche Bank AG, an international commercial and investment banking group. As of September 30, 1997, MGCM managed approximately $9.69 billion in assets.


      Under its Advisory Contracts with the Trust, the Adviser manages each Fund's business and investment affairs. For these services, the Adviser is entitled to a monthly fee at an annual rate of each Fund's average daily net assets as follows:


                                                                     Annual Rate
                                                                     -----------
Morgan Grenfell Fixed Income Fund                                       0.40%
Morgan Grenfell Municipal Bond Fund                                     0.40%
Morgan Grenfell Short-Term Fixed Income Fund                            0.40%
Morgan Grenfell Short-Term Municipal Bond Fund                          0.40%
Morgan Grenfell Total Return Bond Fund                                  0.45%
Morgan Grenfell High Yield Bond Fund                                    0.50%
Morgan Grenfell Smaller Companies Fund                                  1.00%
Morgan Grenfell Microcap Fund                                           1.50%
Morgan Grenfell Large Cap Growth Fund                                   0.75%


      The advisory fees to which the Adviser is entitled for Smaller Companies Fund, Microcap Fund and Large Cap Growth Fund are higher than the fees paid by most funds but the Adviser believes they are comparable to the fees paid by funds having similar investment objectives. As described in "Expense Information," the Adviser has voluntarily agreed to reduce its advisory fee and to make arrangements to limit certain other expenses to the extent necessary to limit each Fund's operating expenses to a specified level. For the fiscal year ended October 31, 1997, this voluntary agreement was in effect for each Fund (other than Morgan Grenfell Total Return Bond Fund, Morgan Grenfell High Yield Bond Fund and Morgan Grenfell Large Cap Growth Fund, which were not in operation during such year). During this year, Morgan Grenfell Fixed Income Fund, Morgan Grenfell Municipal Bond Fund, Morgan Grenfell Short-Term Fixed Income Fund, Morgan Grenfell Short-Term Municipal Bond Fund, Morgan Grenfell Smaller Companies Fund and Morgan Grenfell Microcap Fund paid advisory fees equal to __%, __%, __%, __%, __% and __% of their respective average daily net assets.

The Trust, on behalf of each Fund, is responsible for all of the Fund's expenses other than those expressly assumed by the Adviser under the terms of the Advisory Contracts. The expenses borne by each Fund include service fees, the Fund's advisory fee, transfer agent fee and taxes and its proportionate share of custodian fees, expenses of issuing reports to shareholders, legal fees, auditing and tax fees, blue sky fees, fees of the Commission, insurance expenses and disinterested Trustees' fees.

Each Fund other than the Equity Funds and the High Yield Bond Fund is managed utilizing a team approach led by David W. Baldt, Executive Vice President of the Adviser. Mr. Baldt has been in the investment advisory business since 1973 and with the Adviser since 1989. The rest of the team includes Gary W. Bartlett, Warren S. Davis, Thomas J. Flaherty, Christopher J. Gagnier and Timothy C. Vile, all Senior Vice Presidents of the Adviser. Mr. Bartlett has been in the in the investment advisory business since 1982 (with the Adviser since 1992) and previously managed funds with Provident National Bank. Mr. Davis has been in the investment advisory business since 1986 (with the Adviser since 1995) and has managed funds with Merrill Lynch and Paine Webber. Mr. Flaherty has been in the investment advisory business since 1985 (with the Adviser since 1995) and



--------------------------------------------------------------------------------
previously managed funds with Prudential Securities. Mr. Vile has been in the investment advisory business since 1986 (with the Adviser since 1991) and previously managed funds for Equitable Capital Management.

      The High Yield Bond Fund is managed by a committee consisting of investment professionals employed by the Adviser. This committee makes investment decisions for the Fund.

      The Smaller Companies Fund and Microcap Fund are each managed by a team of three experienced portfolio managers, Audrey M. T. Jones, David A. Baratta and John P. Callaghan. Ms. Jones and Mr. Baratta have served as members of the Funds's portfolio management team since the Fund's inception. Mr. Callaghan joined the Funds' portfolio management team (and the Adviser) in June 1997 and, prior to such time, worked as a portfolio manager for Odyssey Partners and Weiss, Peck & Greer. Ms. Jones has been employed by the Adviser as a portfolio manager since 1986. Prior to joining the Adviser in September 1994, Mr. Baratta worked as a portfolio manager for AIG Global Investors and Shearson Lehman Asset Management.


      The Large Cap Growth Fund is managed by a committee consisting of investment professionals employed by the Adviser. This committee makes investment decisions for the Fund.

Service Plans

      The Trust, on behalf of each Fund, has adopted a service plan pursuant to which each Fund pays service fees at an aggregate annual rate of up to 0.25% of the Fund's average daily net assets attributable to service shares. Service fees are payable to Service Organizations that have agreements with the Trust, and are intended to compensate Service Organizations for providing personal services and/or account maintenance services to their customers who invest in service shares. Service Organizations that are fiduciaries or parties in interest to Omnibus Accounts subject to the Employee Retirement Income Security Act of 1974 (ERISA) should consult with their legal advisers regarding the receipt of service fees. See the Statement of Additional Information for further information.

      In the event that an agreement between a Service Organization and the Trust expires or is terminated, service shares beneficially owned by customers of such Service Organization will convert automatically to institutional shares of the same Fund. Customers of a Service Organization will receive advance notice of any such conversion, and any such conversion will be effected on the basis of the relative net asset values of the two classes of shares involved. Information regarding institutional shares of the Trust may be obtained by calling 1-800-550-6426.

Administrator and Distributor

      The Trust has entered into an Administration Agreement with SEI Financial Management Corporation ("SEI Financial Management" or the "Administrator"), 1 Freedom Valley Drive, Oaks, Pennsylvania 19456-0100, pursuant to which SEI Financial Management receives from all series of the Trust (i.e., the Funds and all other active series of the Trust) an aggregate monthly fee at the following annual rates of the aggregate average daily net assets ("aggregate assets") of such series:

                0.12% of aggregate assets under $1 billion
                0.08% of next $500 million of aggregate assets 0.06% of next $1 billion of aggregate assets 0.04% of aggregate assets exceeding $2.5 billion

      Each Fund pays the Administrator a minimum annual fee of $60,000.

      The Administrator generally assists in all matters relating to the administration of the Funds, including the coordination and monitoring of any


--------------------------------------------------------------------------------
third parties furnishing services to the Funds, the preparation and maintenance of financial and accounting records, and the provision of the necessary office space, equipment and personnel to perform administrative and clerical functions.

      SEI Financial Services Company (the "Distributor"), 1 Freedom Valley Drive, Oaks, Pennsylvania 19456-0100, serves as the distributor of service shares of the Funds pursuant to a Distribution Agreement with the Trust and assists in the sale of service shares of the Funds.

Custodians and Transfer Agent


      The Trust has entered into a Custodian Agreement with CoreStates Bank, N.A. ("CoreStates"), pursuant to which CoreStates serves as custodian of the assets of Morgan Grenfell Fixed Income Fund and Morgan Grenfell Municipal Bond Fund.

      The Trust has entered into a Custodian Agreement with The Northern Trust Company ("Northern"), pursuant to which Northern serves as custodian of the assets of each Fund other than Morgan Grenfell Fixed Income Fund and Morgan Grenfell Municipal Bond Fund.


      DST Systems, Inc. (the "Transfer Agent"), 1004 Baltimore, Kansas City, Missouri 64105, serves as the transfer agent of the Funds. The Transfer Agent maintains the records of each record shareholder's account, processes purchases and redemptions of the Funds' service shares, acts as dividend and distribution disbursing agent and performs other shareholder servicing functions.

      Additional information regarding the services performed by Service Organizations, the Administrator, the Distributor, the Custodians and the Transfer Agent is provided in the Statement of Additional Information.


                        PURCHASE OF SERVICE SHARES

      In order to make an initial investment in service shares of a Fund, an investor must establish an account with a Service Organization. Investors may invest in service shares through an Omnibus Account maintained by their Service Organization. Alternatively, investors may invest in service shares by establishing a shareholder account with the Trust (in addition to the account with their Service Organization). Investors who invest through Omnibus Accounts may be subject to minimums established by their Service Organizations for initial and subsequent investments. Unless waived by the Trust, the minimum initial investment for Omnibus Accounts and investors who establish shareholder accounts with the Trust in each Fund is $250,000.

      Investors who invest through Omnibus Accounts should submit purchase orders to their Service Organization. Investors who establish shareholder accounts with the Trust should submit purchase orders to the Transfer Agent as described below. Service Shares of any Fund may be purchased by an investor on any Business Day at the net asset value next determined after receipt of the investor's order in good order by the investor's Service Organization or by the Transfer Agent, as the case may be. A "Business Day" means any day on which the New York Stock Exchange (the "NYSE") is open. For an investor who invests through an Omnibus Account, the investor's Service Organization must receive the investor's order before the close of regular trading on the NYSE (currently 4:00 p.m., Eastern Time), and promptly forward such order to the Transfer Agent for the investor to receive that day's net asset value. Service Organizations are responsible for promptly forwarding such investors' purchase orders to the Transfer Agent. For an investor who has a shareholder account with the Trust, the Transfer Agent must receive the investor's purchase order before the close of regular trading on the NYSE for the investor to receive that day's net asset value.

      There is no sales charge in connection with purchases of service shares.


--------------------------------------------------------------------------------

Investors may be subject to transaction and/or account maintenance fees imposed by their Service Organizations (no part of which will be received by the Trust or the Adviser). Any such fees will be payable directly by the investor, and not by the Fund. The Trust reserves the right, in its sole discretion, to reject any purchase offer and to suspend the offering of service shares. The Trust does not issue share certificates.

      For investors who invest through Omnibus Accounts, payment for initial and subsequent purchases of service shares should be made to the investors' Service Organizations. These investors should contact their Service Organizations for further details on how to purchase service shares. For investors who have shareholder accounts with the Trust, payment for initial and subsequent purchases of service shares should be made by mail or wire as described below.

Purchases by Mail

      Service shares may be purchased initially by completing the Account Application accompanying this Prospectus and mailing it, together with a check in the amount of $250,000 or more drawn on a U.S. bank payable to the appropriate Fund to:

By Regular Mail:                    By Overnight Mail:

Morgan Grenfell Investment Trust    Morgan Grenfell Investment Trust
P.O Box 419165                      c/o DST Systems, Inc.
Kansas City, MO 64141-6165          (SEI Division CT-7)
                                    1004 Baltimore
                                    Kansas City, MO 64105

      Third party checks, credit card checks and cash will not be accepted.

      Subsequent investments in an existing account in any Fund may be made at any time by sending to the Transfer Agent, at the above address, a check payable to the appropriate Fund, along with either (i) a subsequent order form which may be obtained from the Transfer Agent or (ii) a letter stating the amount of the investment, the name of the Fund and the account number in which the investment is to be made. Investors should indicate the name of the appropriate Fund and account number on all correspondence.

Purchases by Wire

      Investors having an account with a commercial bank that is a member of the Federal Reserve System may purchase service shares of any Fund by requesting their bank to transmit funds by wire to:

                United Missouri Bank, N.A.
                ABA No. 10-10-00695
                For:  Account Number 98-7052-395-7
                Further Credit:  [appropriate Fund name]

      The investor's name and account number must be specified in the wire. In addition, investors should be aware that some banks may charge wire fees.

      Initial Purchases: Before making an initial investment in service shares by wire, an investor must first telephone 1-800-407-7301 to be assigned a wire account number. The investor may then transmit funds by wire through the wire procedures described above. The investor's name, account number, social security or other taxpayer identification number, and address must be specified in the wire. In addition, investors making initial investments by wire must promptly complete the Account Application accompanying this Prospectus and forward it to the Transfer Agent at:


--------------------------------------------------------------------------------

By Regular Mail:                    By Overnight Mail:

Morgan Grenfell Investment Trust    Morgan Grenfell Investment Trust
P.O Box 419165                      c/o DST Systems, Inc.
Kansas City, MO 64141-6165          (SEI Division CT-7)
                                    1004 Baltimore
                                    Kansas City, MO 64105

      Subsequent Purchases: Additional investments may be made at any time through the wire procedures described above, which must include the investor's name and account number.

Reports to Shareholders

      Shareholders of each Fund receive an annual report containing audited financial statements and a semiannual report. Shareholders should contact their Service Organizations for information regarding the Funds. Also, shareholders who have shareholder accounts with the Trust may contact Morgan Grenfell Investment Trust for account information by calling 1-800-550-6426 or by writing to Morgan Grenfell Investment Trust at P.O. Box 419165, Kansas City, MO 64141-6165.

Exchange Privilege

      A shareholder may exchange service shares of a Fund for service shares of an International Fund, subject, in the case of shareholders who invest through Omnibus Accounts, to any restrictions imposed by the Service Organizations that maintain such accounts. A shareholder should obtain and read the prospectus relating to service shares of an International Fund and consider its investment objective, policies and fees before making an exchange into that fund. Exchanges will be permitted only in those states in which service shares of the relevant fund is available for sale. The Funds reserve the right to refuse any exchange request.

      If a shareholder who has a shareholder account with the Trust elects the telephone exchange privilege on the Account Application, the shareholder may exchange service shares in its account in one Fund for service shares in any other Fund described in this Prospectus by telephone (by calling 1-800-407-7301), as long as all accounts are identically registered. Service Organizations, acting on behalf of their customers who invest in service shares through Omnibus Accounts, may exchange service shares in one Fund for service shares of any other Fund or International Fund by telephone, unless they indicate otherwise in writing to the Trust. For shareholders who have shareholder accounts with the Trust, the Transfer Agent must receive the shareholder's exchange request in proper order before the close of regular trading on the NYSE (currently 4:00 p.m., Eastern time) for the investor to receive that day's net asset values. Service Organizations are responsible for promptly forwarding such investors' exchange requests to the Transfer Agent. For an investor who establishes a shareholder account with the Trust, the Transfer Agent must receive the investor's exchange request before the close of regular trading on the NYSE for the investor to receive that day's net asset values.

      Neither the Funds nor their agents will be liable for any loss incurred by a shareholder as a result of following instructions communicated by telephone that they reasonably believe to be genuine. To confirm that telephone exchange requests are genuine, the Funds will employ reasonable procedures such as providing written confirmation of telephone exchange transactions and tape recording of telephone exchange requests. If a Fund does not employ such reasonable procedures, it may be liable for any loss incurred by a shareholder due to a fraudulent or other unauthorized telephone exchange request.

      An exchange is treated as a sale of the shares exchanged and, therefore, may produce a gain or loss to the shareholder that is recognizable for tax purposes.


--------------------------------------------------------------------------------

                          REDEMPTION OF SERVICE SHARES

How To Redeem

      A shareholder may redeem service shares of a Fund without charge upon request on any Business Day at the net asset value next determined after receipt of the shareholder's redemption request by the shareholder's Service Organization (as long as the Service Organization promptly forwards the shareholder's redemption request to the Transfer Agent) or, in the case of shareholders who have shareholder accounts with the Trust, by the Transfer Agent. For a shareholder who invests through an Omnibus Account, the shareholder's Service Organization must receive the shareholder's redemption request before the close of regular trading on the NYSE (currently 4:00 p.m., Eastern Time) and promptly forward such request to the Transfer Agent for the investor to receive that day's net asset value. Service Organizations are responsible for promptly forwarding such investors' redemption requests to the Transfer Agent. For a shareholder who has a shareholder account with the Trust, the Transfer Agent must receive the shareholder's redemption request before the close of regular trading on the NYSE for the shareholder to receive that day's net asset value.

      A shareholder who has a shareholder account with the Trust may request redemptions by telephone (by calling 1-800-407-7301) if the optional telephone redemption privilege is elected on the Account Application. Service Organizations, acting on behalf of their customers who invest in service shares through Omnibus Accounts, may redeem service shares by telephone, unless they indicate otherwise in writing to the Trust. Alternatively, Service Organizations and shareholders who have accounts with the Trust may submit redemption requests in writing. A written redemption request must specify the number of shares to be redeemed, the Fund from which service shares are being redeemed, the shareholder's or Omnibus Account's account number with the Trust, payment instructions and the exact registration of the Account. Signatures must be guaranteed in accordance with the procedures set forth below under "Payment of Redemption Proceeds".

      In order to verify the authenticity of telephone redemption requests, the Transfer Agent's telephone representatives will request that the caller provide certain information unique to the account. If the caller is unable to provide this information, telephone redemption requests will not be processed and the redemption will have to be completed by mail. As long as the Transfer Agent's telephone representatives comply with the procedures described above, neither the Funds nor their agents will be liable for any losses due to fraudulent or unauthorized transactions. Finally, it may be difficult to implement telephone redemptions in times of drastic economic or market changes.

Payment of Redemption Proceeds


      For shareholders having accounts with the Trust, redemption proceeds ordinarily will be wired to the bank account designated on the Account Application, unless payment by check has been requested. For shareholders who invest through Omnibus Accounts, redemption proceeds ordinarily will be wired to the Service Organization that maintains the Account, unless payment by check has been requested. Normally, redemption proceeds will be wired within no more than seven days after the Transfer Agent receives the appropriate redemption request documents from the redeeming investor's Service Organization, including any additional documentation that may be required in order to establish that a redemption request has been properly authorized. Frequently, redemption proceeds will be wired on the next Business Day after the Transfer Agent's receipt of such documents. In addition, the payment of redemption proceeds for service shares of a Fund recently purchased by check will be delayed for up to 15 calendar days from the purchase date. After a wire has been initiated by the Transfer Agent, neither the Transfer Agent nor the Trust assumes any further responsibility for the performance of intermediaries or Service Organization's or shareholder's bank in the transfer



--------------------------------------------------------------------------------
process. If a problem with such performance arises, the Service Organization or shareholder should deal directly with such intermediaries or bank.


      Service Organizations whose customers invest through Omnibus Accounts and shareholders who have accounts with the Trust may request that the Trust make redemption payments by Federal Reserve Wire or Automated Clearing House (ACH) wire. Redemption payments by Federal Reserve wire cannot be made on Federal holidays restricting wire transfers. There is no charge for ACH wire transactions; however, such transactions will not be posted to a Service Organization's or shareholder's bank account until the second Business Day following the transaction.

      A Service Organization or a shareholder who has an account with the Trust may change the bank designated to receive redemption proceeds by providing written notice to the Transfer Agent which has been signed by the Service Organization or such shareholder or its authorized representative. This signature must be guaranteed by a bank, a securities broker or dealer, a credit union having authority to issue signature guarantees, a savings and loan association, a building and loan association, a cooperative bank, a federal savings bank or association, a national securities exchange, a registered securities association or a clearing agency, provided that such institution satisfies standards established by the Transfer Agent. The Transfer Agent may also require additional documentation in connection with a request to change a designated bank.

      If the Board of Trustees determines that it is appropriate in order to protect the best interests of a Fund and its shareholders, the Fund, under the limited circumstances described below, may satisfy all or part of a redemption request by delivering portfolio securities to a redeeming investor. However, the Trust, on behalf of each Fund, has elected, pursuant to Rule 18f-1 under the 1940 Act, to redeem its shares solely in cash up to the lesser of $250,000 or 1% of the net asset value of the Fund during any 90-day period for any one shareholder. Only redemptions in excess of this limit may be paid in kind. In-kind payments would not have to constitute a cross-section of a Fund's portfolio. Investors receiving redemption payment in portfolio securities will not have eliminated their investment exposure by their redemption as would investors receiving their redemption payment in cash. Instead these investors will be subject to risks inherent in owning such securities, including market value and currency fluctuations, difficulties in selling securities in particular markets and repatriating the sales proceeds, and the political and other risks described under "Description of Securities and Investment Techniques and Related Risks - Foreign Securities." In addition, a shareholder generally will incur additional expenses, such as brokerage commissions and currency conversion fees or expenses, on the sale or other disposition of securities received from a Fund. Any portfolio securities paid or distributed to a redeeming shareholder would be valued as described under "Net Asset Value."


                                 NET ASSET VALUE

      The net asset value per share of each Fund is normally calculated as of the close of regular trading on the NYSE, currently 4:00 p.m. Eastern time, on each Business Day. The net asset value of each class of a Fund's shares is determined by adding the value of all securities, cash and other assets of the Fund attributable to such class, subtracting liabilities (including accrued expenses and dividends payable) attributable to such class and dividing the result by the total number of outstanding shares of such class.

      For purposes of calculating net asset value , equity securities traded on a recognized securities exchange are valued at their last sale price on the principal exchange on which they are traded on the valuation day or, if no sale occurs, at the bid price. Unlisted equity securities for which current market quotations are readily available are valued at their most recent bid price. Debt securities and other fixed-income investments owned by the Funds


--------------------------------------------------------------------------------
are valued at prices supplied by independent pricing agents, which prices reflect broker-dealer supplied valuations and electronic data processing techniques. Short-term obligations maturing in sixty days or less may be valued at amortized cost, which does not take into account unrealized gains or losses on portfolio securities. Amortized cost valuation involves initially valuing a security at its cost, and thereafter assuming a constant amortization to maturity of any discount or premium, regardless of the impact of fluctuating interest rates on the security's market value. While this method provides certainty in valuation, it may result in periods in which the value of the security, as determined by the amortized cost method, may be higher or lower than the price a Fund would receive if the Fund sold the security. Other assets and assets whose market value does not, in the opinion of the Adviser, reflect fair value are valued at fair value using methods determined in good faith by the Board of Trustees.


      Certain portfolio securities held by the Funds (not including the Municipal Funds) may be listed on foreign exchanges which trade on days when the NYSE is closed. As a result, the net asset value of each class of any such Fund may be significantly affected by such trading on days when shareholders have no ability to redeem shares of the Fund.



                       DIVIDENDS, DISTRIBUTIONS AND TAXES


      Each Equity Fund declares and pays dividends from net investment income, if any, and distributes net short-term capital gain, if any, at least annually. Each of the other Funds distributes substantially all of its net investment income in the form of dividends declared daily and paid monthly. Each Fund, including the Equity Funds, also distributes at least annually substantially all of the net long-term capital gain, if any, which it realizes for each taxable year and may make distributions at any other times when necessary to satisfy applicable tax requirements. Capital losses, including any capital loss carryovers from prior years, are taken into account in determining the amounts of short-term and long-term capital gains to be distributed.


      From time to time, a portion of a Fund's distributions may constitute a return of capital for tax purposes. Dividends and distributions are made in additional service shares of the same Fund or, at the shareholder's election, in cash. The election to reinvest dividends and distributions or receive them in cash may be changed at any time upon written notice to the Transfer Agent. If no election is made, all dividends and capital gain distributions will be reinvested.

Taxes

      Each Fund is treated as a separate entity for federal income tax purposes and has elected or, in the case of the Large Cap Growth Fund, intends to elect to be treated as a regulated investment company under Subchapter M of the Code. Each Fund intends to qualify for such treatment for each taxable year. To qualify as a regulated investment company, each Fund must satisfy certain requirements relating to the sources of its income, diversification of its assets and distribution of its income to shareholders. As a regulated investment company, a Fund will not be subject to federal income or excise tax on any net investment income or net realized capital gain that is distributed to its shareholders in accordance with certain timing and other requirements of the Code.


      Dividends paid by a Fund from its net investment income, including original issue discount and market discount income (except for tax-exempt interest, including tax-exempt original issue discount, earned by the Municipal Funds), certain net realized foreign exchange gains, and the excess of net short-term capital gain over net long-term capital loss will be taxable to shareholders as ordinary income. Dividends paid by a Fund from any excess of net long-term capital gain over net short-term capital loss will be taxable to a shareholder as capital gain regardless of how long the shareholder has



--------------------------------------------------------------------------------
held its shares. It is anticipated that future tax regulations implementing federal tax legislation enacted on August 5, 1997 will provide that distributions of long-term capital gains to individuals or other noncorporate taxpayers will be subject to different maximum tax rates, depending on the dates on which the gains are recognized and the applicable Fund's holding periods for the assets that produce the gains. These tax consequences will apply regardless of whether distributions are received in cash or reinvested in shares. A portion of the dividends paid to corporate shareholders by either Equity Fund from dividends they receive from U.S. domestic corporations may qualify for the dividends-received deduction for corporate shareholders, subject to holding period requirements and debt-financing limitations under the Code. Certain distributions declared in October, November or December and paid in January of the following year are taxable to shareholders as if received on December 31 of the year in which they are declared. Shareholders will be informed annually about the amount and character of distributions received from a Fund for federal income tax purposes.


      Each Municipal Fund intends to satisfy certain requirements of the Code so that it may distribute the tax-exempt interest it receives as "exempt-interest dividends," as defined in the Code. Distributions paid by a Municipal Fund that are attributable to interest on tax-exempt obligations and that the Municipal Fund designates as exempt-interest dividends will be excluded from gross income for federal income tax purposes, although all or a portion of such a distribution may increase a shareholder's liability (if any) for the federal alternative minimum tax and the entire distribution may be includable in the tax base for determining taxability of social security or railroad retirement benefits. Distributions by a Municipal Fund from sources other than tax-exempt interest will generally be taxable as described in the preceding paragraph. Persons who are "substantial users" (or related persons to such substantial users) of facilities financed by industrial development or certain private activity bonds should consult their own tax advisers before purchasing shares of a Municipal Fund. Interest on indebtedness incurred or continued to purchase or carry shares of a Municipal Fund is not deductible to the extent attributable to such Fund's distributions that are exempt-interest dividends.

      Individuals and certain other classes of shareholders may be subject to 31% backup withholding of federal income tax on dividends (other than exempt-interest dividends), redemptions and exchanges if they fail to furnish their correct taxpayer identification number and certain certifications or if they are otherwise subject to back-up withholding. Individuals, corporations and other shareholders that are not U.S. persons under the Code are subject to different tax rules and may be subject to non-resident alien withholding tax at the rate of 30% (or a lower rate provided by an applicable tax treaty) on amounts treated as ordinary dividends from a Fund and, unless a current IRS Form W-8 or acceptable substitute for Form W-8 is on file, to backup withholding on certain other payments from a Fund.


      A Fund that invests in foreign securities may be subject to foreign withholding or other foreign taxes on income earned on such securities (possibly including, in some cases, capital gains). The Funds anticipate that they generally will not be eligible to elect to pass such taxes or any associated foreign tax credits or deductions through to their shareholders, but will provide appropriate information to shareholders in the event such an election is made for any Fund.


      Investors should consider the tax implications of buying service shares immediately prior to a distribution (other than a daily dividend). Investors who purchase shares shortly before the record date for such a distribution will pay a per share price that includes the value of the anticipated distribution and will be taxed on any taxable distribution even though the distribution represents a return of a portion of the purchase price.


      Redemptions and exchanges of service shares are taxable events for shareholders that are subject to tax.

      In addition to federal taxes, a shareholder may be subject to state, local or foreign taxes on dividends, capital gain distributions, or the


--------------------------------------------------------------------------------
proceeds of redemptions or exchanges. A state income (and possibly local income and/or intangible property) tax exemption is generally available to the extent a Fund's distributions are derived from interest on (or, in the case of intangible property taxes, the value of its assets is attributable to) certain U.S. Government obligations and/or municipal obligations of certain issuers located in the state or locality imposing the applicable taxes. In some states, such an exemption may be available only if certain thresholds for holdings of such obligations and/or reporting requirements are satisfied. The Funds may not satisfy such requirements in some states or localities. Shareholders should consult their tax advisors regarding the application to them of the federal tax legislation referred to above and any other specific questions about federal, state, local or foreign taxes and special rules that may be applicable to certain classes of investors, such as retirement plans, financial institutions, tax-exempt entities, insurance companies and non-U.S. persons.



                      ORGANIZATION AND SHARES OF THE TRUST


      The Trust was formed as a business trust under the laws of the State of Delaware on September 13, 1993, and commenced investment operations on January 3, 1994. The Board of Trustees of the Trust is responsible for the overall management and supervision of the affairs of the Trust. The Declaration of Trust authorizes the Board of Trustees to create separate investment series or portfolios of shares. As of the date hereof, the Trustees have established the Funds described in this Prospectus and thirteen additional series. Until December 28, 1994, the Fixed Income Fund and the Municipal Bond Fund were series of The Advisors' Inner Circle Fund, a business trust organized under the laws of The Commonwealth of Massachusetts on July 18, 1991. The Declaration of Trust further authorizes the Trust to classify or reclassify any series or portfolio of shares into one or more classes. As of the date hereof, the Trustees have established two classes of shares: service shares and institutional shares.


      The shares of each class represent an interest in the same portfolio of investments of a Fund. Each class has equal rights as to voting, redemption, dividends and liquidations, except that only service shares bear service fees and each class may bear other expenses properly attributable to the particular class. Also, holders of service shares of each Fund have exclusive voting rights with respect to the service plan adopted by their Fund.

      When issued, shares of the Funds are fully paid and nonassessable. In the event of liquidation, shareholders are entitled to share pro rata in the net assets of the applicable Fund available for distribution to shareholders. Shares of the Funds entitle their holders to one vote per share, are freely transferable and have no preemptive, subscription or conversion rights.

      Shares of a Fund will be voted separately with respect to matters pertaining to that Fund except for the election of Trustees and the ratification of independent accountants. For example, shareholders of each Fund are required to approve the adoption of any investment advisory agreement relating to such Fund and any change in the fundamental investment restrictions of such Fund. Approval by the shareholders of one Fund is effective only as to that Fund. The Trust does not intend to hold shareholder meetings, except as may be required by the 1940 Act. The Trust's Declaration of Trust provides that special meetings of shareholders shall be called for any purpose, including the removal of a Trustee, upon written request of shareholders entitled to vote at least 10% of the outstanding shares of the Trust, or Fund, as the case may be. In addition, if ten or more shareholders of record who have held shares for at least six months and who hold in the aggregate either shares having a net asset value of $25,000 or 1% of the outstanding shares, whichever is less, seek to call a meeting for the purpose of removing a Trustee, the Trust has agreed to provide certain information to such shareholders and generally to assist their efforts.


--------------------------------------------------------------------------------

      As of November 24, 1997, the Adviser owned 63.70% and Deutsche Morgan Grenfell C. J. Lawrence owned 31.18% of the outstanding shares of the Smaller Companies Fund, Bankers Trust Company owned 42.08% of the outstanding shares of the Municipal Bond Fund, Deutsche Morgan Grenfell C. J. Lawrence Inc. owned 42.39% of the outstanding shares of the Microcap Fund and Charles Schwab & Co., Inc. owned 30.17% of the outstanding shares of the Short-Term Municipal Bond Fund.


      Certain of the Trustees and officers of the Trust reside outside the United States, and substantially all the assets of these persons are located outside the United States. It may not be possible, therefore, for investors to effect service of process within the United States upon these persons or to enforce against them, in United States courts or foreign courts, judgments obtained in United States courts predicated upon the civil liability provisions of the federal securities laws of the United States or the laws of the State of Delaware. In addition, it is not certain that a foreign court would enforce, in original actions or in actions to enforce judgments obtained in the United States, liabilities against these Trustees and officers predicated solely upon the federal securities laws. See "Trustees and Officers" in the Statement of Additional Information.


                             PERFORMANCE INFORMATION

      From time to time, performance information, such as total return and yield for service shares of a Fund, may be quoted in advertisements or in communications to shareholders. Total return for service shares of a Fund may be calculated on an annualized and aggregate basis for various periods (which periods will be stated in the advertisement). Average annual return reflects the average percentage change per year in value of an investment in service shares of a Fund. Aggregate total return reflects the total percentage change over the stated period. In calculating total return, dividends and capital gain distributions made by the Fund during the period are assumed to be reinvested in the Fund's service shares. A Fund's yield reflects a Fund's overall rate of income on portfolio investments as a percentage of the service share price. Yield is computed by annualizing the result of dividing the net investment income per service share over a 30-day period by the net asset value per service share on the last day of that period.

      For the Municipal Funds, tax-equivalent yield may also be quoted. Tax-equivalent yield is calculated by determining the rate of return that would have to be achieved on a fully taxable investment to produce the after tax equivalent of a Municipal Fund's yield, assuming certain tax brackets for a shareholder.

      To help investors better evaluate how an investment in a Fund might satisfy their investment objective, advertisements regarding the Fund may discuss performance as reported by various financial publications. The performance of a Fund may be compared in publications to the performance of various indices and investments for which reliable performance data is available. In addition, the performance of a Fund may be compared in publications to averages, performance rankings and other information prepared by recognized mutual fund statistical services.

      Performance quotations of a Fund represent the Fund's past performance and, consequently, should not be considered representative of the future performance of the Fund. The value of service shares, when redeemed, may be more or less than the original cost. Any fees charged by banks or other institutional investors directly to their customer accounts in connection with investments in service shares of a Fund are not at the direction or within the control of the Funds and will not be included in the Funds' calculations of total return.


--------------------------------------------------------------------------------

                                   APPENDIX A


                    THE ADVISER'S MICROCAP INVESTMENT RESULTS

         Set forth below are investment results for a composite of accounts managed by the Microcap Equity Team of Morgan Grenfell Capital Management, Inc. (the "Adviser" or "MGCM") in accordance with the microcap investment strategy (the "MGCM Microcap Composite"). For comparison purposes, performance information is also shown for the Russell 2000 (an index of small capitalization stocks).

         Each of the Adviser's discretionary, microcap accounts (other than Morgan Grenfell Microcap Fund, which commenced operations on December 18, 1996) is included in the MGCM Microcap Composite. These accounts had the same investment objective as Morgan Grenfell Microcap Fund and were managed using substantially similar, though not necessarily identical, investment strategies and techniques as those contemplated for Microcap Fund. See "Investment Objectives and Policies". Because of the similarities in investment strategies and techniques, the Adviser believes that the accounts included in the MGCM Microcap Composite are sufficiently comparable to Microcap Fund to make the performance data listed below relevant to prospective investors.*

         The investment results presented below are not Microcap Fund's actual investment results and are not intended to predict or suggest the returns that will be experienced by Microcap Fund or the return an investor may achieve by investing in shares of the Fund. Most of the accounts included in the MGCM Microcap Composite were not subject to the investment limitations, diversification requirements and other restrictions imposed on registered mutual funds by the Investment Company Act of 1940 and the Internal Revenue Code of 1986, as amended. If more of the accounts had been subject to these requirements, the performance of the MGCM Microcap Composite might have been lower.


         The investment results of the MGCM Microcap Composite are shown net of commissions and transaction costs (including custody fees) and net of the highest investment advisory fee charged to any account included in the Composite (2.00% for periods prior to October 1, 1993 and 1.50% for subsequent periods). Microcap Fund's estimated total annual operating expenses are higher than the highest investment advisory fee charged to any account included in the MGCM Microcap Composite.


------------

* Audrey Jones, David Baratta and John Callaghan are the members of the Adviser's Microcap Equity Team. Ms. Jones has been a member of the Team throughout the eleven-year period for which data is shown. Mr. Baratta joined the Team in September 1994, following the departure of two portfolio managers who had been members of the Team since at least 1987. Mr. Callaghan joined the Team in June 1997, following the departure of a portfolio manager who had been a member of the Team since at least 1987. Also, in May 1996, another portfolio manager who had been a member of the Team since at least 1987 left MGCM.



--------------------------------------------------------------------------------

                                               Average Annual Total Return
                                               ---------------------------
                                               MGCM Microcap
                                               Composite
Year                                           (Net of Fees)       Russell 2000
----                                           -------------       ------------

1997                                               -- %                   -- %
1996                                            50.49 %                16.49 %
1995                                            54.29 %                28.44 %
1994                                           (16.71)%                (1.81)%
1993                                            18.15 %                18.89 %
1992                                             3.49 %                18.42 %
1991                                            74.37 %                46.05 %
1990                                            (2.48)%               (19.50)%
1989                                            24.25 %                16.24 %
1988                                            14.13 %                24.89 %
1987                                            (4.91)%                (8.77)%
--------------------------------------------------------------------------------
                                               MGCM Microcap
                                               Composite
Year                                           (Net of Fees)       Russell 2000
----                                           -------------       ------------
Annualized Total Return  For
Period From December 31, 1986
to December 31, 1997                               -- %                   -- %
--------------------------------------------------------------------------------

Another way to consider the above data is as follows:
$10,000 invested in a private account on December 31, 1986, which achieved a return based on the MGCM Microcap Composite, would have grown to $_____, assuming reinvestment of dividends, by December 31, 1997.



--------------------------------------------------------------------------------

                        Morgan Grenfell Investment Trust
                                885 Third Avenue
                            New York, New York 10022

                               Investment Adviser
                    Morgan Grenfell Capital Management, Inc.
                                885 Third Avenue
                            New York, New York 10022


                          Administrator and Shareholder
                                 Servicing Agent
                      SEI Financial Management Corporation
                             1 Freedom Valley Drive
                          Oaks, Pennsylvania 19456-0100

                                   Distributor
                         SEI Financial Services Company
                             1 Freedom Valley Drive
                          Oaks, Pennsylvania 19456-0100


                                   Custodians
                           The Northern Trust Company
                           Fifty South LaSalle Street
                             Chicago, Illinois 60675

                              CoreStates Bank, N.A.
                                  P.O. Box 7618
                           Broad and Chestnut Streets
                        Philadelphia, Pennsylvania 19101


                                 Transfer Agent
                                DST Systems, Inc.
                             SEI Division CT-7 Tower
                                 1004 Baltimore
                           Kansas City, Missouri 64105


                             Independent Accountants
                              Price Waterhouse LLP
                           1177 Avenue of the Americas
                            New York, New York 10036


                                  Legal Counsel
                                Hale and Dorr LLP
                                 60 State Street
                           Boston, Massachusetts 02109


                               Service Information
                 Existing accounts, new accounts, prospectuses,
                      statements of additional information,
                applications, and service forms - 1-800-550-6426
                      Telephone Exchanges - 1-800-407-7301
                           Share Price and Performance
                          Information - 1-800-550-6426
                     (or contact your Service Organization)


--------------------------------------------------------------------------------

                        MORGAN GRENFELL INVESTMENT TRUST
                             No-Load Open-End Funds
                                 SERVICE SHARES
                                885 Third Avenue
                            New York, New York 10022


                       STATEMENT OF ADDITIONAL INFORMATION



                                February 25, 1998

Morgan Grenfell Investment Trust (the "Trust") is an open-end, management investment company consisting of twenty-two investment portfolios, each having separate and distinct investment objectives and policies. This Statement of Additional Information provides supplementary information pertaining to the following investment portfolios of the Trust (each, a "Fund"):



                  Morgan Grenfell Fixed Income Fund

                  Morgan Grenfell Municipal Bond Fund

                  Morgan Grenfell Short-Term Fixed Income Fund

                  Morgan Grenfell Short-Term Municipal Bond Fund


                  Morgan Grenfell Total Return Bond Fund

                  Morgan Grenfell High Yield Bond Fund


                  Morgan Grenfell Smaller Companies Fund

                  Morgan Grenfell Microcap Fund

                  Morgan Grenfell Large Cap Growth Fund



This Statement of Additional Information is not a prospectus, and should be read only in conjunction with the Funds' Service Shares Prospectus dated February 25, 1998, as amended or supplemented from time to time (the "Prospectus"). A copy of the Prospectus may be obtained without charge from any Service Organization that has an agreement with the Trust or SEI Financial Services Company, the Trust's Distributor, by calling 1-800-550-6426 or writing to 1 Freedom Valley Drive, Oaks, Pennsylvania 19456-0100.



--------------------------------------------------------------------------------

                                TABLE OF CONTENTS



                                                                            Page
Introduction ..............................................................    3
Additional Information on Fund Investments
         and Strategies and Related Risks .................................    4
Investment Restrictions ...................................................   21
Trustees and Officers .....................................................   24
Investment Advisory and Other Services ....................................   27
Service Plan ..............................................................   31
Portfolio Transactions ....................................................   32
Net Asset Value ...........................................................   34
Performance Information ...................................................   35
Taxes .....................................................................   38
General Information About the Trust .......................................   45
Additional Information ....................................................   46
Financial Statements ......................................................   47
Appendix A--Description of Ratings ........................................   48



No person has been authorized to give any information or to make any representations not contained in this Statement of Additional Information or in the Prospectus in connection with the offering made by the Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Trust or its Distributor. The Prospectus does not constitute an offering by the Trust or by the Distributor in any jurisdiction in which such offering may not lawfully be made.


--------------------------------------------------------------------------------

                                  INTRODUCTION


The Trust is an open-end, management investment company that currently consists of twenty-two separate investment portfolios. This Statement of Additional Information relates to the following nine separate investment portfolios of the Trust (the "Funds"):

                  Morgan Grenfell Smaller Companies Fund
                  Morgan Grenfell Microcap Fund
                  Morgan Grenfell Large Cap Growth Fund
                  (collectively, the "Equity Funds")

                  Morgan Grenfell Municipal Bond Fund
                  Morgan Grenfell Short-Term Municipal Bond Fund
                  (collectively, the "Municipal Funds")

                  Morgan Grenfell Fixed Income Fund
                  Morgan Grenfell Short-Term Fixed Income Fund
                  Morgan Grenfell Total Return Bond Fund
                  Morgan Grenfell High Yield Bond Fund


Each Fund other than the Total Return Bond Fund is classified as "diversified" within the meaning of the Investment Company Act of 1940 (the "1940 Act"). Morgan Grenfell Capital Management, Inc. (the "Adviser" or "MGCM") serves as investment adviser to the Funds. SEI Financial Services Company (the "Distributor") serves as the Funds' principal underwriter and distributor. SEI Financial Management Corporation serves as the Funds' administrator. The information contained in this Statement of Additional Information generally supplements the information contained in the Prospectus. No investor should invest in service shares of a Fund without first reading the Prospectus. Capitalized terms used herein and not otherwise defined have the same meaning ascribed to them in the Prospectus.



--------------------------------------------------------------------------------

                   ADDITIONAL INFORMATION ON FUND INVESTMENTS
                        AND STRATEGIES AND RELATED RISKS

The following supplements the information contained in the Prospectus concerning the investment objectives and policies of each Fund.

Fixed Income Securities Variable and Floating Rate Instruments. Debt instruments purchased by a Fund may be structured to have variable or floating interest rates. These instruments may include variable amount master demand notes that permit the indebtedness to vary in addition to providing for periodic adjustments in the interest rates. The Adviser will consider the earning power, cash flows and other liquidity ratios of the issuers and guarantors of such instruments and, if the instrument is subject to a demand feature, will continuously monitor their financial ability to meet payment on demand. Where necessary to ensure that a variable or floating rate instrument is equivalent to the quality standards applicable to a Fund's fixed income investments, the issuer's obligation to pay the principal of the instrument will be backed by an unconditional bank letter or line of credit, guarantee or commitment to lend. Any bank providing such a bank letter, line of credit, guarantee or loan commitment will meet the Fund's investment quality standards relating to investments in bank obligations. A Fund will invest in variable and floating rate instruments only when the Adviser deems the investment to involve minimal credit risk. The Adviser will also continuously monitor the creditworthiness of issuers of such instruments to determine whether a Fund should continue to hold the investments.

The absence of an active secondary market for certain variable and floating rate notes could make it difficult to dispose of the instruments, and a Fund could suffer a loss if the issuer defaults or during periods in which a Fund is not entitled to exercise its demand rights.

Variable and floating rate instruments held by a Fund will be subject to the Fund's limitation on investments in illiquid securities when a reliable trading market for the instruments does not exist and the Fund may not demand payment of the principal amount of such instruments within seven days.


Yields and Ratings. The yields on certain obligations, including the money market instruments in which each Fund may invest (such as commercial paper and bank obligations), are dependent on a variety of factors, including general money market conditions, conditions in the particular market for the obligation, the financial condition of the issuer, the size of the offering, the maturity of the obligation and the ratings of the issue. The ratings of Standard and Poor's Ratings Group ("Standard & Poor's"), Moody's Investors Service, Inc. ("Moody's") and other recognized rating organizations represent their respective opinions as to the quality of the obligations they undertake to rate. Ratings, however, are general and are not absolute standards of quality or value. Consequently, obligations with the same rating, maturity and interest rate may have different market prices. See Appendix A for a description of the ratings provided by Standard & Poor's, Moody's and certain other recognized rating organizations.

Subsequent to its purchase by a Fund, a rated security may cease to be rated or its rating may be reduced below the minimum rating required for purchase by a Fund. The Board of Trustees or the Adviser, pursuant to guidelines established by the Board of Trustees, will consider such an event in determining whether the Fund should continue to hold the security in accordance with the interests of the Fund and applicable regulations of the Securities and Exchange Commission (the "Commission"). In no event, however, will any Fund other than the Total Return Bond Fund and the High Yield Bond Fund hold more than 5% of its net assets in fixed income securities that are not investment grade.

Lower Quality High Yield "High Risk" Debt Obligations. As discussed in the Prospectus, the High Yield Bond Fund and, to a lesser extent, the Total



--------------------------------------------------------------------------------

Return Bond Fund may invest in high yielding fixed income securities that are rated lower than Baa by Moody's or BBB by Standard & Poor's and unrated securities determined to be of comparable quality. The values of these lower quality securities generally fluctuate more than those of higher quality securities. In addition, these securities involve a greater possibility of an adverse change in financial condition affecting the ability of the issuer to make payments of interest and principal. The Adviser seeks to reduce these risks through investment analysis and attention to current developments in interest rates and economic conditions, but there can be no assurance that the Adviser will be successful in reducing the risks associated with investments in such securities. To the extent that the High Yield Bond Fund and the Total Return Bond Fund invest in lower quality fixed income securities, the achievement of their respective investment objectives will be more dependent on the Adviser's ability than it would be otherwise.

As noted in the Prospectus, the High Yield Bond Fund and the Total Return Bond Fund may invest in pay-in-kind (PIK) securities, which pay interest in either cash or additional securities, at the issuer's option, for a specified period. In addition, each Fund may invest in zero coupon bonds. Both of these types of bonds may be more speculative and subject to greater fluctuations in value than securities which pay interest periodically and in cash, due to changes in interest rates. A Fund will accrue income on such investments for tax and accounting purposes, as required, which is distributable to shareholders and which, because no cash is generally received at the time of accrual, may require the liquidation of other portfolio securities to satisfy the Fund's distribution obligations. See "Taxes" below.

The market value of fixed income securities which carry no equity participation usually reflects yields generally available on securities of similar quality and type. When such yields decline, the market value of a portfolio already invested at higher yields can be expected to rise if such securities are protected against early call. Similarly, when such yields increase, the market value of a portfolio already invested at lower yields can be expected to decline.

Custodial Receipts. Each of the Funds other than the Equity Funds and the Municipal Funds may acquire U.S. Government Securities and their unmatured interest coupons that have been separated ("stripped") by their holder, typically a custodian bank or investment brokerage firm. Having separated the interest coupons from the underlying principal of the U.S. Government Securities, the holder will resell the stripped securities in custodial receipt programs with a number of different names, including "Treasury Income Growth Receipts" ("TIGRs") and "Certificate of Accrual on Treasury Securities" ("CATS"). The stripped coupons are sold separately from the underlying principal, which is usually sold at a deep discount because the buyer receives only the right to receive a future fixed payment on the security and does not receive any rights to periodic interest (cash) payments. The underlying U.S. Treasury bonds and notes themselves are generally held in book-entry form at a Federal Reserve Bank. Counsel to the underwriters of these certificates or other evidences of ownership of U.S. Treasury securities have stated that, in their opinion, purchasers of the stripped securities most likely will be deemed the beneficial holders of the underlying U.S. Government Securities for federal tax and securities purposes. In the case of CATS and TIGRS, the Internal Revenue Service ( the "IRS") has reached this conclusion for the purpose of applying the tax diversification requirements applicable to regulated investment companies such as the Funds. CATS and TIGRS are not considered U.S. Government Securities by the staff of the Commission. Further, the IRS conclusion noted above is contained only in a general counsel memorandum, which is an internal document of no precedential value or binding effect, and a private letter ruling, which also may not be relied upon by the Funds. The Trust is not aware of any binding legislative, judicial or administrative authority on this issue.


Preferred Stock


Subject to their investment objectives, the Total Return Bond Fund, the High Yield Bond Fund and each of the Equity Funds may purchase preferred stock.



--------------------------------------------------------------------------------

Preferred stocks are equity securities, but possess certain attributes of debt securities and are generally considered fixed income securities. Holders of preferred stocks normally have the right to receive dividends at a fixed rate when and as declared by the issuer's board of directors, but do not participate in other amounts available for distribution by the issuing corporation. Dividends on the preferred stock may be cumulative, and in such cases all cumulative dividends usually must be paid prior to dividend payments to common stockholders. Because of this preference, preferred stocks generally entail less risk than common stocks. Upon liquidation, preferred stocks are entitled to a specified liquidation preference, which is generally the same as the par or stated value, and are senior in right of payment to common stocks. However, preferred stocks are equity securities in that they do not represent a liability of the issuer and therefore do not offer as great a degree of protection of capital or assurance of continued income as investments in corporate debt securities. In addition, preferred stocks are subordinated in right of payment to all debt obligations and creditors of the issuer, and convertible preferred stocks may be subordinated to other preferred stock of the same issuer. See "Convertible Securities and Preferred Stocks" in the Prospectus for a description of certain characteristics of convertible preferred stock.

Warrants

As stated in the Prospectus, the Equity Funds may purchase warrants, which are privileges issued by corporations enabling the owners to subscribe to and purchase a specified number of shares of the corporation at a specified price during a specified period of time. The purchase of warrants involves a risk that a Fund could lose the purchase value of a warrant if the right to subscribe to additional shares is not exercised prior to the warrant's expiration. Also, the purchase of warrants involves the risk that the effective price paid for the warrant added to the subscription price of the related security may exceed the value of the subscribed security's market price such as when there is no movement in the level of the underlying security.


Municipal Securities


As stated in the Prospectus, the Municipal Funds and, to a more limited extent, the Fixed Income Fund, the Short-Term Fixed Income Fund, the Total Return Bond Fund and the High Yield Bond Fund may invest in municipal securities. Municipal securities consist of bonds, notes and other instruments issued by or on behalf of states, territories and possessions of the United States (including the District of Columbia) and their political subdivisions, agencies or instrumentalities, the interest on which is exempt from regular federal income tax (i.e., excluded from gross income for federal income tax purposes but not necessarily exempt from the federal alternative minimum tax or from state and local taxes). Municipal securities may also be issued on a taxable basis (i.e., the interest on such securities is not exempt from regular federal income tax).


Municipal securities are often issued to obtain funds for various public purposes, including the construction of a wide range of public facilities such as bridges, highways, housing, hospitals, mass transportation, schools, streets and water and sewer works. Other public purposes for which municipal securities may be issued include refunding outstanding obligations, obtaining funds for general operating expenses, and obtaining funds to lend to other public institutions and facilities. Municipal securities also include "private activity" or industrial development bonds, which are issued by or on behalf of public authorities to provide financing aid to acquire sites or construct or equip facilities within a municipality for privately or publicly owned corporations.

The two principal classifications of municipal securities are "general obligations" and "revenue obligations." General obligations are secured by the issuer's pledge of its full faith and credit for the payment of principal and interest although the characteristics and enforcement of general obligations may vary according to the law applicable to the particular issuer. Revenue


--------------------------------------------------------------------------------
obligations, which include, but are not limited to, private activity bonds, resource recovery bonds, certificates of participation and certain municipal notes, are not backed by the credit and taxing authority of the issuer and are payable solely from the revenues derived from a particular facility or class of facilities or, in some cases, from the proceeds of a special excise or other specific revenue source. Nevertheless, the obligations of the issuer may also be backed by a letter of credit, guarantee or insurance. General obligations and revenue obligations may be issued in a variety of forms, including commercial paper, fixed, variable and floating rate securities, tender option bonds, auction rate bonds and capital appreciation bonds.

In addition to general obligations and revenue obligations, there is a variety of hybrid and special types of municipal securities. There are also numerous differences in the credit backing of municipal securities both within and between these two principal classifications.

For the purpose of applying a Fund's investment restrictions, the identification of the issuer of a municipal security which is not a general obligation is made by the Adviser based on the characteristics of the municipal security, the most important of which is the source of funds for the payment of principal and interest on such securities.

An entire issue of municipal securities may be purchased by one or a small number of institutional investors such as a Fund. Thus, the issue may not be said to be publicly offered. Unlike some securities that are not publicly offered, a secondary market exists for many municipal securities that were not publicly offered initially and such securities can be readily marketable.

The obligations of an issuer to pay the principal of and interest on a municipal security are subject to the provisions of bankruptcy, insolvency and other laws affecting the rights and remedies of creditors, such as the Federal Bankruptcy Act, and laws, if any, that may be enacted by Congress or state legislatures extending the time for payment of principal or interest or imposing other constraints upon the enforcement of such obligations. There is also the possibility that, as a result of litigation or other conditions, the power or ability of the issuer to pay when due principal of or interest on a municipal security may be materially affected.

Municipal Leases, Certificates of Participation and Other Participation Interests. A municipal lease is an obligation in the form of a lease or installment purchase contract which is issued by a state or local government to acquire equipment and facilities. Income from such obligations is generally exempt from state and local taxes in the state of issuance (as well as regular Federal income tax). Municipal leases frequently involve special risks not normally associated with general obligation or revenue bonds. Leases and installment purchase or conditional sale contracts (which normally provide for title to the leased asset to pass eventually to the governmental issuer) have evolved as a means for governmental issuers to acquire property and equipment without meeting the constitutional and statutory requirements for the issuance of debt. The debt issuance limitations are deemed to be inapplicable because of the inclusion in many leases or contracts of "non-appropriation" clauses that relieve the governmental issuer of any obligation to make future payments under the lease or contract unless money is appropriated for such purpose by the appropriate legislative body on a yearly or other periodic basis. Thus, a Fund's investment in municipal leases will be subject to the special risk that the governmental issuer may not appropriate funds for lease payments.

In addition, such leases or contracts may be subject to the temporary abatement of payments in the event the issuer is prevented from maintaining occupancy of the leased premises or utilizing the leased equipment. Although the obligations may be secured by the leased equipment or facilities, the disposition of the property in the event of nonappropriation or foreclosure might prove difficult, time consuming and costly, and result in an unsatisfactory or delayed recoupment of a Fund's original investment.

Certificates of participation represent undivided interests in municipal leases, installment purchase contracts or other instruments. The certificates


--------------------------------------------------------------------------------
are typically issued by a trust or other entity which has received an assignment of the payments to be made by the state or political subdivision under such leases or installment purchase contracts.

Certain municipal lease obligations and certificates of participation may be deemed illiquid for the purpose of the Funds' respective limitations on investments in illiquid securities. Other municipal lease obligations and certificates of participation acquired by a Fund may be determined by the Adviser, pursuant to guidelines adopted by the Trustees of the Trust, to be liquid securities for the purpose of such Fund's limitation on investments in illiquid securities. In determining the liquidity of municipal lease obligations and certificates of participation, the Adviser will consider a variety of factors including: (1) the willingness of dealers to bid for the security; (2) the number of dealers willing to purchase or sell the obligation and the number of other potential buyers; (3) the frequency of trades or quotes for the obligation; and (4) the nature of the marketplace trades. In addition, the Adviser will consider factors unique to particular lease obligations and certificates of participation affecting the marketability thereof. These include the general creditworthiness of the issuer, the importance to the issuer of the property covered by the lease and the likelihood that the marketability of the obligation will be maintained throughout the time the obligation is held by a Fund. No Fund may invest more than 5% of its net assets in municipal leases.


Each of the Funds other than the Equity Funds may purchase participations in municipal securities held by a commercial bank or other financial institution. Such participations provide a Fund with the right to a pro rata undivided interest in the underlying municipal securities. In addition, such participations generally provide a Fund with the right to demand payment, on not more than seven days notice, of all or any part of the Fund's participation interest in the underlying municipal security, plus accrued interest.


Municipal Notes. Municipal securities in the form of notes generally are used to provide for short-term capital needs, in anticipation of an issuer's receipt of other revenues or financing, and typically have maturities of up to three years. Such instruments may include Tax Anticipation Notes, Revenue Anticipation Notes, Bond Anticipation Notes, Tax and Revenue Anticipation Notes and Construction Loan Notes. Tax Anticipation Notes are issued to finance the working capital needs of governments. Generally, they are issued in anticipation of various tax revenues, such as income, sales, property, use and business taxes, and are payable from these specific future taxes. Revenue Anticipation Notes are issued in expectation of receipt of other kinds of revenue, such as federal revenues available under federal revenue sharing programs. Bond Anticipation Notes are issued to provide interim financing until long-term bond financing can be arranged. In most cases, the long-term bonds then provide the funds needed for repayment of the notes. Tax and Revenue Anticipation Notes combine the funding sources of both Tax Anticipation Notes and Revenue Anticipation Notes. Construction Loan Notes are sold to provide construction financing. These notes are secured by mortgage notes insured by the Federal Housing Authority; however, the proceeds from the insurance may be less than the economic equivalent of the payment of principal and interest on the mortgage note if there has been a default. The obligations of an issuer of municipal notes are generally secured by the anticipated revenues from taxes, grants or bond financing. An investment in such instruments, however, presents a risk that the anticipated revenues will not be received or that such revenues will be insufficient to satisfy the issuer's payment obligations under the notes or that refinancing will be otherwise unavailable.

Tax-Exempt Commercial Paper. Issues of tax-exempt commercial paper typically represent short-term, unsecured, negotiable promissory notes. These obligations are issued by state and local governments and their agencies to finance working capital needs of municipalities or to provide interim construction financing and are paid from general revenues of municipalities or are refinanced with long-term debt. In most cases, tax-exempt commercial paper is backed by letters of credit, lending agreements, note repurchase agreements


--------------------------------------------------------------------------------
or other credit facility agreements offered by banks or other institutions.

Pre-Refunded Municipal Securities. The principal of and interest on municipal securities that have been pre-refunded are no longer paid from the original revenue source for the securities. Instead, after pre-refunding the source of such payments is typically an escrow fund consisting of obligations issued or guaranteed by the U.S. Government. The assets in the escrow fund are derived from the proceeds of refunding bonds issued by the same issuer as the pre-refunded municipal securities. Issuers of municipal securities use this advance refunding technique to obtain more favorable terms with respect to securities that are not yet subject to call or redemption by the issuer. For example, advance refunding enables an issuer to refinance debt at lower market interest rates, restructure debt to improve cash flow or eliminate restrictive covenants in the indenture or other governing instrument for the pre-refunded municipal securities. However, except for a change in the revenue source from which principal and interest payments are made, the pre-refunded municipal securities remain outstanding on their original terms until they mature or are redeemed by the issuer. Pre-refunded municipal securities are usually purchased at a price which represents a premium over their face value.

Tender Option Bonds. A tender option bond is a municipal security (generally held pursuant to a custodial arrangement) having a relatively long maturity and bearing interest at a fixed rate substantially higher than prevailing short-term tax-exempt rates. The bond is typically issued in conjunction with the agreement of a third party, such as a bank, broker-dealer or other financial institution, pursuant to which such institution grants the security holders the option, at periodic intervals, to tender their securities to the institution and receive the face value thereof.

As consideration for providing the option, the financial institution receives periodic fees equal to the difference between the bond's fixed coupon rate and the rate, as determined by a remarketing or similar agent at or near the commencement of such period, that would cause the securities, coupled with the tender option, to trade at par on the date of such determination. Thus, after payment of this fee, the security holder effectively holds a demand obligation that bears interest at the prevailing short-term tax-exempt rate. However, an institution will not be obligated to accept tendered bonds in the event of certain defaults or a significant downgrade in the credit rating assigned to the issuer of the bond. The liquidity of a tender option bond is a function of the credit quality of both the bond issuer and the financial institution providing liquidity. Tender option bonds are deemed to be liquid unless, in the opinion of the Adviser, the credit quality of the bond issuer and the financial institution is deemed, in light of the Fund's credit quality requirements, to be inadequate. Each Municipal Fund intends to invest only in tender option bonds the interest on which will, in the opinion of bond counsel, counsel for the issuer of interests therein or counsel selected by the Adviser, be exempt from regular federal income tax. However, because there can be no assurance that the IRS will agree with such counsel's opinion in any particular case, there is a risk that a Municipal Fund will not be considered the owner of such tender option bonds and thus will not be entitled to treat such interest as exempt from such tax. Additionally, the federal income tax treatment of certain other aspects of these investments, including the proper tax treatment of tender option bonds and the associated fees, in relation to various regulated investment company tax provisions is unclear. Each Municipal Fund intends to manage its portfolio in a manner designed to eliminate or minimize any adverse impact from the tax rules applicable to these investments.

Auction Rate Securities. Auction rate securities consist of auction rate municipal securities and auction rate preferred securities issued by closed-end investment companies that invest primarily in municipal securities.
Provided that the auction mechanism is successful, auction rate securities usually permit the holder to sell the securities in an auction at par value at specified intervals. The dividend is reset by "Dutch" auction in which bids are made by broker-dealers and other institutions for a certain amount of securities at a specified minimum yield. The dividend rate set by the auction is the lowest interest or dividend rate that covers all securities offered for


--------------------------------------------------------------------------------
sale. While this process is designed to permit auction rate securities to be traded at par value, there is the risk that an auction will fail due to insufficient demand for the securities.

Dividends on auction rate preferred securities issued by a closed-end fund may be designated as exempt from federal income tax to the extent they are attributable to tax-exempt interest income earned by the fund on the securities in its portfolio and distributed to holders of the preferred securities, provided that the preferred securities are treated as equity securities for federal income tax purposes and the closed-end fund complies with certain requirements under the Internal Revenue Code of 1986, as amended (the "Code"). For purposes of complying with the 20% limitation on each Municipal Fund's investments in taxable investments, auction rate preferred securities will be treated as taxable investments unless substantially all of the dividends on such securities are expected to be exempt from regular federal income taxes.


Each Fund's investments in auction rate preferred securities of closed-end funds are subject to limitations on investments in other U.S.-registered investment companies, which limitations are prescribed by the 1940 Act. These limitations include a prohibition against acquiring more than 3% of the voting securities of any other such investment company, and investing more than 5% of the Fund's assets in securities of any one such investment company or more than 10% of its assets in securities of all such investment companies. A Fund will indirectly bear its proportionate share of any management fees paid by such closed-end funds in addition to the advisory fee payable directly by the Fund.


Private Activity Bonds. Certain types of municipal securities, generally referred to as industrial development bonds (and referred to under current tax law as private activity bonds), are issued by or on behalf of public authorities to obtain funds for privately-operated housing facilities, airport, mass transit or port facilities, sewage disposal, solid waste disposal or hazardous waste treatment or disposal facilities and certain local facilities for water supply, gas or electricity. Other types of industrial development bonds, the proceeds of which are used for the construction, equipment, repair or improvement of privately operated industrial or commercial facilities, may constitute municipal securities, although the current federal tax laws place substantial limitations on the size of such issues. The interest from certain private activity bonds owned by a Fund (including a Municipal Fund's distributions attributable to such interest) may be a preference item for purposes of the alternative minimum tax.

Mortgage-Backed Securities


As stated in the Prospectus, each of the Funds other than the Equity Funds may invest in mortgage-backed securities, including derivative instruments. Mortgage-backed securities represent direct or indirect participations in or obligations collateralized by and payable from mortgage loans secured by real property. A Fund may invest in mortgage-backed securities issued or guaranteed by U.S. Government agencies or instrumentalities such as the Government National Mortgage Association ("GNMA"), the Federal National Mortgage Association ("FNMA") and the Federal Home Loan Mortgage Corporation ("FHLMC"). Obligations of GNMA are backed by the full faith and credit of the U.S. Government. Obligations of FNMA and FHLMC are not backed by the full faith and credit of the U.S. Government but are considered to be of high quality since they are considered to be instrumentalities of the United States. The market value and yield of these mortgage-backed securities can vary due to market interest rate fluctuations and early prepayments of underlying mortgages. These securities represent ownership in a pool of Federally insured mortgage loans with a maximum maturity of 30 years. The scheduled monthly interest and principal payments relating to mortgages in the pool will be "passed through" to investors. Government mortgage-backed securities differ from conventional bonds in that principal is paid back to the certificate holders over the life of the loan rather than at maturity. As a result, there will be monthly scheduled payments of principal and interest.



--------------------------------------------------------------------------------

Only the Fixed Income Fund, the Short-Term Fixed Income Fund, the Total Return Bond Fund and the High Yield Bond Fund may invest in mortgage-backed securities issued by non-governmental entities including collateralized mortgage obligations ("CMOs") and real estate mortgage investment conduits ("REMICs"). CMOs are securities collateralized by mortgages, mortgage pass-throughs, mortgage pay-through bonds (bonds representing an interest in a pool of mortgages where the cash flow generated from the mortgage collateral pool is dedicated to bond repayment), and mortgage-backed bonds (general obligations of the issuers payable out of the issuers' general funds and additionally secured by a first lien on a pool of single family detached properties). Many CMOs are issued with a number of classes or series which have different maturities and are retired in sequence. Investors purchasing such CMOs in the shortest maturities receive or are credited with their pro rata portion of the unscheduled prepayments of principal up to a predetermined portion of the total CMO obligation. Until that portion of such CMO obligation is repaid, investors in the longer maturities receive interest only. Accordingly, the CMOs in the longer maturity series are less likely than other mortgage pass-throughs to be prepaid prior to their stated maturity. Although some of the mortgages underlying CMOs may be supported by various types of insurance, and some CMOs may be backed by GNMA certificates or other mortgage pass-throughs issued or guaranteed by U.S. Government agencies or instrumentalities, the CMOs themselves are not generally guaranteed.


REMICs are private entities formed for the purpose of holding a fixed pool of mortgages secured by an interest in real property. REMICs are similar to CMOs in that they issue multiple classes of securities, including "regular" interests and "residual" interests. The Funds do not intend to acquire residual interests in REMICs under current tax law, due to certain disadvantages for regulated investment companies that acquire such interests.

Mortgage-backed securities are subject to unscheduled principal payments representing prepayments on the underlying mortgages. Although these securities may offer yields higher than those available from other types of securities, mortgage-backed securities may be less effective than other types of securities as a means of "locking in" attractive long-term rates because of the prepayment feature. For instance, when interest rates decline, the value of these securities likely will not rise as much as comparable debt securities due to the prepayment feature. In addition, these prepayments can cause the price of a mortgage-backed security originally purchased at a premium to decline in price to its par value, which may result in a loss.


Due to prepayments of the underlying mortgage instruments, mortgage-backed securities do not have a known actual maturity. In the absence of a known maturity, market participants generally refer to an estimated average life. The Adviser believes that the estimated average life is the most appropriate measure of the maturity of a mortgage-backed security. Accordingly, in order to determine whether such security is a permissible investment, it will be deemed to have a remaining maturity of three years or less if the average life, as estimated by the Adviser, is three years or less at the time of purchase of the security by a Fund. An average life estimate is a function of an assumption regarding anticipated prepayment patterns. The assumption is based upon current interest rates, current conditions in the relevant housing markets and other factors. The assumption is necessarily subjective, and thus different market participants could produce somewhat different average life estimates with regard to the same security. Although the Adviser will monitor the average life of the portfolio securities of each Fund with a portfolio maturity policy and make needed adjustments to comply with such Fund's policy as to average dollar weighted portfolio maturity, there can be no assurance that the average life of portfolio securities as estimated by the Adviser will be the actual average life of such securities.


As stated in the Prospectus, no Fund will invest 25% or more of its total assets in CMOs (other than U.S. Government Securities).


--------------------------------------------------------------------------------

Asset-Backed Securities


As stated in the Prospectus, the Fixed Income Fund, the Short-Term Fixed Income Fund, the Total Return Bond Fund and the High Yield Bond Fund may invest in asset-backed securities, which represent participations in, or are secured by and payable from, pools of assets including company receivables, truck and auto loans, leases and credit card receivables. The asset pools that back asset-backed securities are securitized through the use of privately-formed trusts or special purpose corporations. Payments or distributions of principal and interest may be guaranteed up to certain amounts and for a certain time period by a letter of credit or a pool insurance policy issued by a financial institution unaffiliated with the trust or corporation, or other credit enhancements may be present. Certain asset backed securities may be considered derivative instruments. As stated in the Prospectus, no Fund will invest 25% or more of its total assets in asset-backed securities.


Foreign Securities


Subject to their respective investment objectives and policies, each of the Funds other than the Municipal Funds may invest in securities of foreign issuers. While the non-U.S. investments of the Equity Funds and the Total Return Bond Fund may be denominated in any currency, the non-U.S. investments of the Fixed Income Fund, the Short-Term Fixed Income Fund and the High Yield Bond Fund may be denominated only in the U.S. dollar. Foreign securities may offer investment opportunities not available in the United States, but such investments also involve significant risks not typically associated with investing in domestic securities. In many foreign countries, there is less publicly available information about foreign issuers, and there is less government regulation and supervision of foreign stock exchanges, brokers and listed companies. Also, in many foreign countries, companies are not subject to uniform accounting, auditing, and financial reporting standards comparable to those applicable to domestic issuers. Security trading practices differ and there may be difficulty in enforcing legal rights outside the United States. Settlement of transactions in some foreign markets may be delayed or may be less frequent than in the United States, which could affect the liquidity of the Funds' portfolios. Additionally, in some foreign countries, there is the possibility of expropriation or confiscatory taxation, limitations on the removal of securities, property, or other Fund assets, political or social instability or diplomatic developments which could affect investments in foreign securities.

To the extent the investments of the Equity Funds and the Total Return Bond Fund are denominated in foreign currencies, the net asset values of such Funds may be affected favorably or unfavorably by fluctuations in currency exchange rates and by changes in exchange control regulations. For example, if the Adviser increases a Fund's exposure to a foreign currency, and that currency's value subsequently falls, the Adviser's currency management may result in increased losses to the Fund. Similarly, if the Adviser hedges a Fund's exposure to a foreign currency, and that currency's value rises, the Fund will lose the opportunity to participate in the currency's appreciation. The Equity Funds and the Total Return Bond Fund will incur transaction costs in connection with conversions between currencies.

Foreign Government Securities. The foreign government securities in which each of the Funds other than the Municipal Funds may invest generally consist of debt obligations issued or guaranteed by national, state or provincial governments or similar political subdivisions. Each of the Funds other than the Municipal Funds may invest in foreign government securities in the form of American Depository Receipts. Foreign government securities also include debt securities of supranational entities. Currently, the Fixed Income Fund and the Short-Term Fixed Income Fund intend to invest only in obligations issued or guaranteed by the Asian Development Bank, the Inter-American Development Bank, the International Bank for Reconstruction and Development (the "World Bank"), the African Development Bank, the European Coal and Steel Community, the European Economic Community, the European Investment Bank and the Nordic Investment Bank. Foreign government securities also include mortgage-related



--------------------------------------------------------------------------------
securities issued or guaranteed by national, state or provincial governmental instrumentalities, including quasi-governmental agencies.

Forward Foreign Currency Exchange Contracts


The Total Return Bond Fund and each of the Equity Funds may exchange currencies in the normal course of managing its investments in foreign securities and may incur costs in doing so because a foreign exchange dealer will charge a fee for conversion. A Fund may conduct foreign currency exchange transactions on a "spot" basis (i.e., for prompt delivery and settlement) at the prevailing spot rate for purchasing or selling currency in the foreign currency exchange market. A Fund also may enter into forward foreign currency exchange contracts ("forward currency contracts") or other contracts to purchase and sell currencies for settlement at a future date. A foreign exchange dealer, in that situation, will expect to realize a profit based on the difference between the price at which a foreign currency is sold to a Fund and the price at which the dealer will cover the purchase in the foreign currency market. Foreign exchange transactions are entered into at prices quoted by dealers, which may include a mark-up over the price that the dealer must pay for the currency.

A forward currency contract involves an obligation to purchase or sell a specific currency at a future date, which may be any fixed number of days from the date of the contract agreed upon by the parties, at a price set at the time of the contract. These contracts are traded in the interbank market conducted directly between currency traders (usually large commercial banks) and their customers. A forward contract generally has no deposit requirement, and no commissions are generally charged at any stage for trades.


At the maturity of a forward contract, a Fund may either accept or make delivery of the currency specified in the contract or, at or prior to maturity, enter into a closing purchase transaction involving the purchase or sale of an offsetting contract. Closing purchase transactions with respect to forward contracts are usually effected with the currency trader who is a party to the original forward contract.


The Equity Funds and the Total Return Bond Fund may enter into forward currency contracts only for the following hedging purposes. First, when a Fund enters into a contract for the purchase or sale of a security denominated in a foreign currency, or when a Fund anticipates the receipt in a foreign currency of dividend or interest payments on such a security which it holds, the Fund may desire to "lock in" the U.S. dollar price of the security or the U.S. dollar equivalent of such dividend or interest payment, as the case may be. By entering into a forward contract for the purchase or sale, for a fixed amount of U.S. dollars, of the amount of foreign currency involved in the underlying transactions, the Fund will attempt to protect itself against an adverse change in the relationship between the U.S. dollar and the subject foreign currency during the period between the date on which the security is purchased or sold, or on which the dividend or interest payment is declared, and the date on which such payments are made or received.

Additionally, when management of a Fund believes that the currency of a particular foreign country may suffer a substantial decline against the U.S. dollar, it may cause the Fund to enter into a forward contract to sell, for a fixed amount of U.S. dollars, the amount of foreign currency approximating the value of some or all of the Fund's portfolio securities denominated in such foreign currency. The precise matching of the forward contract amounts and the value of the securities involved will not generally be possible because the future value of such securities in foreign currencies will change as a consequence of market movements in the value of those securities between the date on which the contract is entered into and the date it matures. Using forward currency contracts in an attempt to protect the value of a Fund's portfolio securities against a decline in the value of a currency does not eliminate fluctuations in the underlying prices of the securities. It simply establishes a rate of exchange which the Fund can achieve at some future point in time. The precise projection of short-term currency market movements is not



--------------------------------------------------------------------------------
possible, and short-term hedging provides a means of fixing the dollar value of only a portion of a Fund's foreign assets.

A Fund's custodian will place cash or liquid securities into a segregated account of the Fund in an amount equal to the value of the Fund's total assets committed to the consummation of forward currency contracts requiring the Fund to purchase foreign currencies. If the value of the securities placed in the segregated account declines, additional cash or liquid securities will be placed in the account on a daily basis so that the value of the account will equal the amount of the Fund's commitments with respect to such contracts. The segregated account will be marked-to-market on a daily basis. Although forward currency contracts are not presently regulated by the Commodity Futures Trading Commission (the "CFTC"), the CFTC may in the future assert authority to regulate these contracts. In such event, the Fund's ability to utilize forward currency contracts may be restricted. In addition, a particular forward currency contract and assets used to cover such contract may be illiquid.


A Fund generally will not enter into a forward currency contract with a term of greater than one year.

While a Fund will enter into forward currency contracts to reduce currency exchange rate risks, transactions in such contracts involve certain other risks. Thus, while a Fund may benefit from currency transactions, unanticipated changes in currency prices may result in a poorer overall performance for either Fund than if it had not engaged in any such transactions. Moreover, there may be an imperfect correlation between a Fund's portfolio holdings of securities denominated in a particular currency and forward contracts entered into by the Fund. Such imperfect correlation may cause the Fund to sustain losses which will prevent the Fund from achieving a complete hedge or expose the Fund to risk of foreign currency exchange loss. Forward currency contracts may be considered derivative instruments.

Each Fund's activities in forward currency contracts, currency futures contracts and related options and currency options (see below) may be limited by the requirements of Subchapter M of the Code for qualification as a regulated investment company.


Options on Securities, Securities Indices and Foreign Currencies


The Total Return Bond Fund, the High Yield Bond Fund and each Equity Fund may write covered put and call options and purchase put and call options. Such options may relate to particular securities, to various stock indices, or to currencies. The Equity Funds may write call and put options which are issued by the Options Clearing Corporation (the "OCC") or which are traded on U.S. and non-U.S. exchanges and over-the-counter. These instruments may be considered derivative instruments. See "Description of Securities and Investment Techniques and Related Risks--Options" in the Prospectus.


A call option on a securities index provides the holder with the right to receive a cash payment upon exercise of the option if the market value of the underlying index exceeds the option's exercise price. Conversely, a put option on a securities index provides the holder with the right to receive a cash payment upon exercise of the option if the market value of the underlying index is less than the option's exercise price. The amount of any payment to the option holder will be equal to the difference between the closing price of the index at the time of exercise and the exercise price of the option expressed in U.S. dollars or a foreign currency, times a specified multiple. A put option on a currency gives its holder the right to sell an amount (specified in units of the underlying currency) of the underlying currency at the stated exercise price at any time prior to the option's expiration. Conversely, a call option on a currency gives its holder the right to purchase an amount (specified in units of the underlying currency) of the underlying currency at the stated exercise price at any time prior to the option's expiration.


--------------------------------------------------------------------------------

The Funds will engage in over-the-counter ("OTC") options only with broker-dealers deemed creditworthy by the Adviser. Closing transactions in certain options are usually effected directly with the same broker-dealer that effected the original option transaction. A Fund bears the risk that the broker-dealer may fail to meet its obligations. There is no assurance that a Fund will be able to close an unlisted option position. Furthermore, unlisted options are not subject to the protections afforded purchasers of listed options by the OCC, which performs the obligations of its members who fail to do so in connection with the purchase or sale of options.

A Fund will write call options only if they are "covered." In the case of a call option on a security, the option is "covered" if the Fund owns the security underlying the call or has an absolute and immediate right to acquire that security without additional cash consideration (or, if additional cash consideration is required, cash or liquid securities in such amount are held in a segregated account by the Fund's custodian) upon conversion or exchange of other securities held by it. For a call option on an index, the option is covered if the Fund maintains with the Fund's custodian cash or liquid securities equal to the contract value. A call option on a security or an index is also covered if the Fund holds a call on the same security or index as the call written by the Fund where the exercise price of the call held is (i) equal to or less than the exercise price of the call written, or (ii) greater than the exercise price of the call written provided the difference is maintained by the Fund in cash or liquid securities in a segregated account with the Fund's custodian. A call option on currency written by the Fund is covered if the Fund owns an equal amount of the underlying currency.

When a Fund purchases a put option, the premium paid by it is recorded as an asset of the Fund. When the Fund writes an option, an amount equal to the net premium (the premium less the commission paid by the Fund) received by the Fund is included in the liability section of the Fund's statement of assets and liabilities as a deferred credit. The amount of this asset or deferred credit will be marked-to-market on an ongoing basis to reflect the current value of the option purchased or written. The current value of a traded option is the last sale price or, in the absence of a sale, the average of the closing bid and asked prices. If an option purchased by a Fund expires unexercised, the Fund realizes a loss equal to the premium paid. If a Fund enters into a closing sale transaction on an option purchased by it, the Fund will realize a gain if the premium received by a Fund on the closing transaction is more than the premium paid to purchase the option, or a loss if it is less. If an option written by a Fund expires on the stipulated expiration date or if a Fund enters into a closing purchase transaction, it will realize a gain (or loss if the cost of a closing purchase transaction exceeds the net premium received when the option is sold) and the deferred credit related to such option will be eliminated. If an option written by a Fund is exercised, the proceeds to the Fund from the exercise will be increased by the net premium originally received, and the Fund will realize a gain or loss.


There are several risks associated with transactions in options on securities, securities indices and currencies. For example, there are significant differences between the securities markets, currency markets and the corresponding options markets that could result in imperfect correlations, causing a given option transaction not to achieve its objectives. In addition, a liquid secondary market for particular options, whether traded OTC or on a U.S. or non-U.S. securities exchange may be absent for reasons which include the following: there may be insufficient trading interest in certain options; restrictions may be imposed by an exchange on opening transactions or closing transactions or both; trading halts, suspensions or other restrictions may be imposed with respect to particular classes or series of options or underlying securities; unusual or unforeseen circumstances may interrupt normal operations on an exchange; the facilities of an exchange or the OCC may not at all times be adequate to handle current trading volume; or one or more exchanges could, for economic or other reasons, decide or be compelled at some future date to discontinue the trading of options (or a particular class or series of options), in which event the secondary market on that exchange (or in that class or series of options) would cease to exist, although outstanding


--------------------------------------------------------------------------------
options that had been issued by the OCC as a result of trades on that exchange would continue to be exercisable in accordance with their terms.

The hours of trading for options may not conform to the hours during which the underlying securities and currencies are traded. To the extent that the options markets close before the markets for the underlying securities and currencies, significant price and rate movements can take place in the underlying markets that cannot be reflected in the options markets. The purchase of options is a highly specialized activity which involves investment techniques and risks different from those associated with ordinary portfolio securities transactions. The risks described above also apply to options on futures, which are discussed below.

Futures Contracts and Related Options


To hedge against changes in interest rates or securities prices and for certain non-hedging purposes, the Total Return Bond Fund, the High Yield Bond Fund and each of the Equity Funds may purchase and sell various kinds of futures contracts, and purchase and write call and put options on any of such futures contracts. Each such Fund may also enter into closing purchase and sale transactions with respect to any of such contracts and options. The futures contracts may be based on various securities (such as U.S. Government securities), indices, currencies and other financial instruments. A Fund will engage in futures and related options transactions only for bona fide hedging or other non-hedging purposes as defined in regulations promulgated by the CFTC. All futures contracts entered into by a Fund are traded on U.S. exchanges or boards of trade that are licensed and regulated by the CFTC or on foreign exchanges approved by the CFTC.


Futures Contracts. A futures contract may generally be described as an agreement between two parties to buy and sell a particular financial instrument for an agreed price during a designated month (or to deliver the final cash settlement price, in the case of a contract relating to an index or otherwise not calling for physical delivery at the end of trading in the contract). Futures contracts obligate the long or short holder to take or make delivery of a specified quantity of a commodity or financial instrument, such as a security or the cash value of a securities index, during a specified future period at a specified price.


When interest rates are rising or securities prices are falling, a Fund can seek to offset a decline in the value of its current portfolio securities through the sale of futures contracts. When interest rates are falling or securities prices are rising, a Fund, through the purchase of futures contracts, can attempt to secure better rates or prices than might later be available in the market when it effects anticipated purchases.

Positions taken in the futures markets are not normally held to maturity but are instead liquidated through offsetting transactions which may result in a profit or a loss. While futures contracts on securities will usually be liquidated in this manner, the Funds may instead make, or take, delivery of the underlying securities whenever it appears economically advantageous to do so. A clearing corporation associated with the exchange on which futures on securities are traded guarantees that, if still open, the sale or purchase will be performed on the settlement date.

Hedging Strategies. Hedging, by use of futures contracts, seeks to establish with more certainty the effective price and rate of return on portfolio securities and securities that a Fund proposes to acquire. A Fund may, for example, take a "short" position in the futures market by selling futures contracts in order to hedge against an anticipated rise in interest rates or a decline in market prices that would adversely affect the value of the Fund's portfolio securities. Such futures contracts may include contracts for the future delivery of securities held by a Fund or securities with characteristics similar to those of the Fund's portfolio securities. If, in the opinion of the Adviser, there is a sufficient degree of correlation between price trends for a Fund's portfolio securities and futures contracts based on other financial instruments, securities indices or other indices, the



--------------------------------------------------------------------------------

Fund may also enter into such futures contracts as part of its hedging strategy. Although under some circumstances prices of securities in a Fund's portfolio may be more or less volatile than prices of such futures contracts, the Adviser will attempt to estimate the extent of this volatility difference based on historical patterns and compensate for any such differential by having the Fund enter into a greater or lesser number of futures contracts or by attempting to achieve only a partial hedge against price changes affecting a Fund's securities portfolio. When hedging of this character is successful, any depreciation in the value of portfolio securities will be substantially offset by appreciation in the value of the futures position. On the other hand, any unanticipated appreciation in the value of a Fund's portfolio securities would be substantially offset by a decline in the value of the futures position.


On other occasions, a Fund may take a "long" position by purchasing futures contracts. This would be done, for example, when a Fund anticipates the subsequent purchase of particular securities when it has the necessary cash, but expects the prices then available in the applicable market to be less favorable than prices that are currently available.

Options on Futures Contracts. The acquisition of put and call options on futures contracts will give a Fund the right (but not the obligation) for a specified price to sell or to purchase, respectively, the underlying futures contract at any time during the option period. As the purchaser of an option on a futures contract, a Fund obtains the benefit of the futures position if prices move in a favorable direction but limits its risk of loss in the event of an unfavorable price movement to the loss of the premium and transaction costs.


The writing of a call option on a futures contract generates a premium which may partially offset a decline in the value of a Fund's assets. By writing a call option, a Fund becomes obligated, in exchange for the premium, to sell a futures contract (if the option is exercised), which may have a value higher than the exercise price. Conversely, the writing of a put option on a futures contract generates a premium which may partially offset an increase in the price of securities that the Fund intends to purchase. However, a Fund becomes obligated to purchase a futures contract (if the option is exercised) which may have a value lower than the exercise price. Thus, the loss incurred by a Fund in writing options on futures is potentially unlimited and may exceed the amount of the premium received. The Funds will incur transaction costs in connection with the writing of options on futures.

The holder or writer of an option on a futures contract may terminate its position by selling or purchasing an offsetting option on the same series. There is no guarantee that such closing transactions can be effected. A Fund's ability to establish and close out positions on such options will be subject to the development and maintenance of a liquid market.


A Fund may use options on futures contracts solely for bona fide hedging or other non-hedging purposes as described below.

Other Considerations. The Total Return Bond Fund, the High Yield Bond Fund and each of the Equity Funds will engage in futures and related options transactions only for bona fide hedging or non-hedging purposes as permitted by CFTC regulations which permit principals of an investment company registered under the 1940 Act to engage in such transactions without registering as commodity pool operators. A Fund will determine that the price fluctuations in the futures contracts and options on futures used by it for hedging purposes are substantially related to price fluctuations in securities or instruments held by the Fund or securities or instruments which it expects to purchase. Except as stated below, a Fund's futures transactions will be entered into for traditional hedging purposes--i.e., futures contracts will be sold to protect against a decline in the price of securities (or the currency in which they are denominated) that a Fund owns or futures contracts will be purchased to protect the Fund against an increase in the price of securities (or the currency in which they are denominated) that the Fund intends to purchase. As evidence of this hedging intent, each Fund expects that, on 75%



--------------------------------------------------------------------------------
or more of the occasions on which it takes a long futures or option position (involving the purchase of futures contracts), the Fund will have purchased, or will be in the process of purchasing, equivalent amounts of related securities (or assets denominated in the related currency) in the cash market at the time when the futures or option position is closed out. However, in particular cases, when it is economically advantageous for a Fund to do so, a long futures position may be terminated or an option may expire without the corresponding purchase of securities or other assets.

As an alternative to compliance with the bona fide hedging definition, a CFTC regulation now permits a Fund to elect to comply with a different test under which the aggregate initial margin and premiums required to establish non-hedging positions in futures contracts and options on futures will not exceed 5% of the net asset value of the Fund's portfolio, after taking into account unrealized profits and losses on any such positions and excluding the amount by which such options were in-the-money at the time of purchase. Each Equity Fund will engage in transactions in futures contracts and related options only to the extent such transactions are consistent with the requirements of the Code for maintaining its qualification as a regulated investment company. See "Taxes."


A Fund will be required, in connection with transactions in futures contracts and the writing of options on futures contracts, to make margin deposits, which will be held by its custodian for the benefit of the futures commission merchant through whom the Fund engages in such futures and option transactions. These transactions involve brokerage costs, require margin deposits and, in the case of futures contracts and options obligating the Fund to purchase securities, require the Fund to segregate cash or liquid securities in an account maintained with its custodian to cover such contracts and options.


While transactions in futures contracts and options on futures may reduce certain risks, such transactions themselves entail certain other risks. Thus, unanticipated changes in interest rates or securities prices may result in a poorer overall performance for a Fund than if it had not entered into any futures contracts or options transactions. The other risks associated with the use of futures contracts and options thereon are (i) imperfect correlation between the change in market value of the securities held by a Fund and the prices of the futures and options and (ii) the possible absence of a liquid secondary market for a futures contract or option and the resulting inability to close a futures position prior to its maturity date.


In the event of an imperfect correlation between a futures position and portfolio position which is intended to be protected, the desired protection may not be obtained and a Fund may be exposed to risk of loss. The risk of imperfect correlation may be minimized by investing in contracts whose price behavior is expected to resemble that of the Fund's underlying securities. The Equity Funds will attempt to minimize the risk that they will be unable to close out futures positions by entering into such transactions on a national exchange with an active and liquid secondary market.


Commercial Paper

Commercial paper is a short-term, unsecured negotiable promissory note of a U.S or non-U.S issuer. Each of the Funds may purchase commercial paper as described in the Prospectus. Each Fund may also invest in variable rate master demand notes which typically are issued by large corporate borrowers and which provide for variable amounts of principal indebtedness and periodic adjustments in the interest rate. Demand notes are direct lending arrangements between a Fund and an issuer, and are not normally traded in a secondary market. A Fund, however, may demand payment of principal and accrued interest at any time. In addition, while demand notes generally are not rated, their issuers must satisfy the same criteria as those that apply to issuers of commercial paper. The Adviser will consider the earning power, cash flow and other liquidity ratios of issuers of demand notes and continually will monitor their financial ability to meet payment on demand. See also "Fixed Income Securities Variable and Floating Rate Instruments."


--------------------------------------------------------------------------------

Bank Obligations

As stated in the Prospectus, each Fund's investments in money market instruments may include certificates of deposit, time deposits and bankers' acceptances. Certificates of Deposit ("CDs") are short-term negotiable obligations of commercial banks. Time Deposits ("TDs") are non-negotiable deposits maintained in banking institutions for specified periods of time at stated interest rates. Bankers' acceptances are time drafts drawn on commercial banks by borrowers usually in connection with international transactions.

U.S. commercial banks organized under federal law are supervised and examined by the Comptroller of the Currency and are required to be members of the Federal Reserve System and to be insured by the Federal Deposit Insurance Corporation (the "FDIC"). U.S. banks organized under state law are supervised and examined by state banking authorities but are members of the Federal Reserve System only if they elect to join. Most state banks are insured by the FDIC (although such insurance may not be of material benefit to a Fund, depending upon the principal amount of CDs of each bank held by the Fund) and are subject to federal examination and to a substantial body of federal law and regulation. As a result of governmental regulations, U.S. branches of U.S. banks, among other things, generally are required to maintain specified levels of reserves, and are subject to other supervision and regulation designed to promote financial soundness.

U.S. savings and loan associations, the CDs of which may be purchased by the Funds, are supervised and subject to examination by the Office of Thrift Supervision. U.S. savings and loan associations are insured by the Savings Association Insurance Fund which is administered by the FDIC and backed by the full faith and credit of the U.S. Government.

Repurchase Agreements

Each of the Funds may enter into repurchase agreements as described in the Prospectus.

For purposes of the 1940 Act and, generally, for tax purposes, a repurchase agreement is considered to be a loan from the Fund to the seller of the obligation. For other purposes, it is not clear whether a court would consider such an obligation as being owned by the Fund or as being collateral for a loan by the Fund to the seller. In the event of the commencement of bankruptcy or insolvency proceedings with respect to the seller of the obligation before its repurchase, under the repurchase agreement, the Fund may encounter delay and incur costs before being able to sell the security. Such delays may result in a loss of interest or decline in price of the obligation. If the court characterizes the transaction as a loan and the Fund has not perfected a security interest in the obligation, the Fund may be treated as an unsecured creditor of the seller and required to return the obligation to the seller's estate. As an unsecured creditor, the Fund would be at risk of losing some or all of the principal and income involved in the transaction. As with any unsecured debt instrument purchased for the Funds, the Adviser seeks to minimize the risk of loss from repurchase agreements by analyzing the creditworthiness of the obligor, in this case, the seller of the obligation. In addition to the risk of bankruptcy or insolvency proceedings, there is the risk that the seller may fail to repurchase the security. However, if the market value of the obligation falls below an amount equal to 102% of the repurchase price (including accrued interest), the seller of the obligation will be required to deliver additional securities so that the market value of all securities subject to the repurchase agreement equals or exceeds the repurchase price.

"When-Issued" Purchases and Forward Commitments (Delayed Delivery)

These transactions, which involve a commitment by a Fund to purchase or sell particular securities with payment and delivery taking place at a future date (perhaps one or two months later), permit the Fund to lock in a price or


--------------------------------------------------------------------------------
yield on a security, regardless of future changes in interest rates. A Fund will purchase securities on a "when-issued" or forward commitment basis only with the intention of completing the transaction and actually purchasing the securities. If deemed appropriate by the Adviser, however, a Fund may dispose of or renegotiate a commitment after it is entered into, and may sell securities it has committed to purchase before those securities are delivered to the Fund on the settlement date. In these cases the Fund may realize a gain or loss, and distributions attributable to any such gain, including a distribution by a Municipal Fund, would be taxable to shareholders.


When a Fund agrees to purchase securities on a "when-issued" or forward commitment basis, the Fund's custodian will set aside cash or liquid securities equal to the amount of the commitment in a separate account. Normally, the custodian will set aside portfolio securities to satisfy a purchase commitment, and in such a case the Fund may be required subsequently to place additional assets in the separate account in order to ensure that the value of the account remains equal to the amount of the Fund's commitments. The market value of a Fund's net assets will generally fluctuate to a greater degree when it sets aside portfolio securities to cover such purchase commitments than when it sets aside cash. Because a Fund's liquidity and ability to manage its portfolio might be affected when it sets aside cash or portfolio securities to cover such purchase commitments, each Fund expects that its commitments to purchase when-issued securities and forward commitments will not exceed 33% of the value of its total assets. When a Fund engages in "when-issued" and forward commitment transactions, it relies on the other party to the transaction to consummate the trade. Failure of such party to do so may result in the Fund incurring a loss or missing an opportunity to obtain a price considered to be advantageous.

The market value of the securities underlying a "when-issued" purchase or a forward commitment to purchase securities, and any subsequent fluctuations in their market value, are taken into account when determining the market value of a Fund starting on the day the Fund agrees to purchase the securities. The Fund does not earn interest or dividends on the securities it has committed to purchase until the settlement date.

Borrowing


Each Fund may borrow for temporary or emergency purposes, although borrowings by the Fixed Income Fund and the Municipal Bond Fund may not exceed 10% of the value of their respective net assets. This borrowing may be unsecured. The 1940 Act requires a Fund to maintain continuous asset coverage (that is, total assets including borrowings, less liabilities exclusive of borrowings) of 300% of the amount borrowed. If the asset coverage should decline below 300% as a result of market fluctuations or for other reasons, a Fund will be required to sell some of its portfolio securities within three days to reduce its borrowings and restore the 300% asset coverage, even though it may be disadvantageous from an investment standpoint to sell securities at that time. To limit the potential leveraging effects of a Fund's borrowings, each Fund other than the Fixed Income Fund and the Municipal Bond Fund will not make investments while borrowings are in excess of 5% of total assets. The Fixed Income Fund and the Municipal Bond Fund may not make additional investments while they have any borrowings outstanding. Borrowing generally will exaggerate the effect on net asset value of any increase or decrease in the market value of the portfolio. Money borrowed will be subject to interest costs which may or may not be recovered by appreciation of the securities purchased. A Fund also may be required to maintain minimum average balances in connection with such borrowing or to pay a commitment or other fee to maintain a line of credit; either of these requirements would increase the cost of borrowing over the stated interest rate. See "Investment Restrictions."


Lending Portfolio Securities

Each Fund, other than Fixed Income Fund and Municipal Bond Fund, may lend portfolio securities to brokers, dealers and other financial organizations. These loans, if and when made by a Fund, may not exceed 33 1/3% of the value of the Fund's total assets. A Fund's loans of securities will be


--------------------------------------------------------------------------------
collateralized by cash, cash equivalents or U.S. Government securities. The cash or instruments collateralizing the Fund's loans of securities will be maintained at all times in a segregated account with the Fund's custodian, in an amount at least equal to the current market value of the loaned securities. From time to time, a Fund may pay a part of the interest earned from the investment of collateral received for securities loaned to the borrower and/or a third party that is unaffiliated with the Fund and is acting as a "placing broker". No fee will be paid to affiliated persons of the Fund. The Board of Trustees will make a determination that the fee paid to the placing broker is reasonable.

By lending portfolio securities, a Fund can increase its income by continuing to receive amounts equal to the interest or dividends on the loaned securities as well as by either investing the cash collateral in short-term instruments or obtaining yield in the form of interest paid by the borrower when U.S. Government securities are used as collateral. A Fund will comply with the following conditions whenever it loans securities: (i) the Fund must receive at least 100% cash collateral or equivalent securities from the borrower; (ii) the borrower must increase the collateral whenever the market value of the securities loaned rises above the level of the collateral; (iii) the Fund must be able to terminate the loan at any time; (iv) the Fund must receive reasonable interest on the loan, as well as amounts equal to the dividends, interest or other distributions on the loaned securities, and any increase in market value;
(v) the Fund may pay only reasonable custodian fees in connection with the loan; and (vi) voting rights on the loaned securities may pass to the borrower except that, if a material event will occur affecting the investment in the loaned securities, the Fund must terminate the loan in time to vote the securities on such event.


                             INVESTMENT RESTRICTIONS


The fundamental investment restrictions set forth below may not be changed with respect to a Fund without the approval of a "majority" (as defined in the 1940
Act) of the outstanding shares of that Fund. For the purposes of the 1940 Act, "majority" means the lesser of (a) 67% or more of the shares of the Fund present at a meeting, if the holders of more than 50% of the outstanding shares of the Fund are present or represented by proxy or (b) more than 50% of the shares of the Fund. Investment restrictions that involve a maximum percentage of securities or assets shall not be considered to be violated unless an excess over the percentage occurs immediately after, and is caused by, an acquisition or encumbrance of securities or assets of, or borrowings by or on behalf of, a Fund with the exception of borrowings permitted by fundamental investment restriction (2) listed below for each Fund other than the Fixed Income Fund and the Municipal Bond Fund and fundamental investment restriction (3) listed below for Fixed Income Fund and Municipal Bond Fund.


The nonfundamental investment restrictions set forth below may be changed or amended by the Trust's Board of Trustees without shareholder approval.


Investment Restrictions That Apply to Short-Term Fixed Income Fund, Short-Term Municipal Bond Fund, Total Return Bond Fund, High Yield Bond Fund and the Equity Funds


Fundamental Investment Restrictions. The Trust may not, on behalf of a Fund:

(1)   Issue senior securities, except as permitted by paragraphs (2), (6) and
(7) below. For purposes of this restriction, the issuance of shares of beneficial interest in multiple classes or series, the purchase or sale of options, futures contracts and options on futures contracts, forward commitments, forward foreign exchange contracts, repurchase agreements and reverse repurchase agreements entered into in accordance with the Fund's investment policy, and the pledge, mortgage or hypothecation of the Fund's assets within the meaning of paragraph (3) below are not deemed to be senior securities, if appropriately covered.


--------------------------------------------------------------------------------

(2) Borrow money (i) except from banks as a temporary measure for extraordinary emergency purposes and (ii) except that the Fund may enter into reverse repurchase agreements and dollar rolls, if appropriately covered, with banks, broker-dealers and other parties; provided that, in each case, the Fund is required to maintain asset coverage of at least 300% for all borrowings. For the purposes of this investment restriction, short sales, transactions in currency, forward contracts, swaps, options, futures contracts and options on futures contracts, and forward commitment transactions shall not constitute borrowing.

(3) Pledge, mortgage, or hypothecate its assets, except to secure indebtedness permitted by paragraph (2) above and to the extent related to the segregation of assets in connection with the writing of covered put and call options and the purchase of securities or currencies on a forward commitment or delayed-delivery basis and collateral and initial or variation margin arrangements with respect to forward contracts, options, futures contracts and options on futures contracts.

(4) Act as an underwriter, except to the extent that, in connection with the disposition of Fund securities, the Fund may be deemed to be an underwriter for purposes of the Securities Act of 1933.

(5) Purchase or sell real estate, or any interest therein, and real estate mortgage loans, except that the Fund may invest in securities of corporate or governmental entities secured by real estate or marketable interests therein or securities issued by companies (other than real estate limited partnerships) that invest in real estate or interests therein.

(6) Make loans, except that the Fund may lend Fund securities in accordance with the Fund's investment policies and may purchase or invest in repurchase agreements, bank certificates of deposit, all or a portion of an issue of bonds, bank loan participation agreements, bankers' acceptances, debentures or other securities, whether or not the purchase is made upon the original issuance of the securities.

(7) Invest in commodities or commodity contracts or in puts, calls, or combinations of both, except interest rate futures contracts, options on securities, securities indices, currency and other financial instruments, futures contracts on securities, securities indices, currency and other financial instruments and options on such futures contracts, forward foreign currency exchange contracts, forward commitments, securities index put or call warrants and repurchase agreements entered into in accordance with the Fund's investment policies.

(8) Invest 25% or more of the value of the Fund's total assets in the securities of one or more issuers conducting their principal business activities in the same industry or group of industries. This restriction does not apply to investments in obligations of the U.S. Government or any of its agencies or instrumentalities.


In addition, each Fund other than the Total Return Bond Fund will adhere to the following fundamental investment restriction:


With respect to 75% of its total assets, a Fund may not purchase securities of an issuer (other than the U.S. Government, or any of its agencies or instrumentalities, or other investment companies), if

(a) such purchase would cause more than 5% of the Fund's total assets taken at market value to be invested in the securities of such issuer, or

(b) such purchase would at the time result in more than 10% of the outstanding voting securities of such issuer being held by the Fund.

NonFundamental Investment Restrictions. The Trust may not, on behalf of a Fund:

(a) Participate on a joint-and-several basis in any securities trading account. The "bunching" of orders for the sale or purchase of marketable Fund securities with other accounts under the management of the Adviser to save commissions or to average prices among them is not deemed to result in a securities trading account.


(b) Purchase securities of other U.S.-registered investment companies, except as permitted by the Investment Company Act of 1940 and the rules, regulations and any applicable exemptive order issued thereunder.


(c) Invest for the purpose of exercising control over or management of any company.


(d) Purchase any security, including any repurchase agreement maturing in more than seven days, which is illiquid, if more than 15% of the net assets of the Fund, taken at market value, would be invested in such securities.


The staff of the Commission has taken the position that fixed time deposits maturing in more than seven days that cannot be traded on a secondary market and participation interests in loans are illiquid. Until such time (if any) as this position changes, the Trust, on behalf of each Fund, will include such investments in determining compliance with the 15% limitation on investments in illiquid securities. Restricted securities (including commercial paper issued pursuant to Section 4(2) of the Securities Act of 1933 which the Board of Trustees has determined are readily marketable will not be deemed to be illiquid for purposes of such restriction.

"Value" for the purposes of the foregoing investment restrictions shall mean the market value used in determining each Fund's net asset value.

Investment Restrictions That Apply to the Fixed Income Fund And the Municipal Bond Fund

Fundamental Investment Restrictions. The Trust may not, on behalf of the Fixed Income Fund or the Municipal Bond Fund:

(1)   Acquire more than 10% of the voting securities of any one issuer.

(2)   Invest in companies for the purpose of exercising control.

(3) Borrow money except for temporary or emergency purposes and then only in an amount not exceeding 10% of the value of its total assets. Any borrowing will be done from a bank and to the extent that such borrowing exceeds 5% of the value of a Fund's assets, asset coverage of at least 300% is required. In the event that such asset coverage shall at any time fall below 300%, a Fund shall, within three days thereafter or such longer period as the Securities and Exchange Commission may prescribe by rules and regulations, reduce the amount of its borrowings to such an extent that the asset coverage of such borrowings shall be at least 300%. This borrowing provision is included for temporary liquidity or emergency purposes. All borrowings will be repaid before making investments and any interest paid on such borrowings will reduce income.

(4) Make loans, except that a Fund may purchase or hold debt instruments in accordance with its investment objective and policies, and a Fund may enter into repurchase agreements.

(5) Pledge, mortgage or hypothecate assets except to secure temporary borrowings permitted by (3) above in aggregate amounts not to exceed 10% of total assets taken at current value at the time of the incurrence of such loan.

(6) Purchase or sell real estate, real estate limited partnership interests, futures contracts, commodities or commodities contracts and interests in a pool of securities that are secured by interests in real estate. However, subject to the permitted investments of the Fund, a Fund may


--------------------------------------------------------------------------------
invest in municipal securities or other obligations secured by real estate or interests therein.

(7) Make short sales of securities, maintain a short position or purchase securities on margin, except that a Fund may obtain short-term credits as necessary for the clearance of security transactions.

(8) Act as an underwriter of securities of other issuers except as it may be deemed an underwriter in selling a portfolio security.

(9) Purchase securities of other investment companies except as permitted by the Investment Company Act of 1940 and the rules and regulations thereunder.

(10) Issue senior securities (as defined in the Investment Company Act of 1940) except in connection with permitted borrowings as described above or as permitted by rule, regulation or order of the Securities and Exchange Commission.

(11) Purchase or retain securities of an issuer if an officer, trustee, partner or director of the Fund or any investment adviser of the Fund owns beneficially more than 1/2 of 1% of the shares or securities of such issuer and all such officers, trustees, partners and directors owning more than 1/2 of 1% of such shares or securities together own more than 5% of such shares or securities.

(12) Invest in interests in oil, gas or other mineral exploration or development programs and oil, gas or mineral leases.

(13) Write or purchase puts, calls, options or combinations thereof or invest in warrants, except that a Fund may purchase "put" bonds as described in the Prospectus.

Nonfundamental Investment Restrictions.

(1) A Fund may not invest in illiquid securities in an amount exceeding, in the aggregate, 10% of the Municipal Bond Fund's total assets and 15% of the Fixed Income Fund's net assets. An illiquid security is a security that cannot be disposed of promptly (within seven days) and in the usual course of business without a loss, and includes repurchase agreements maturing in excess of seven days, time deposits with a withdrawal penalty, non-negotiable instruments and instruments for which no market exists.


(2) A Fund may not purchase securities of other U.S.-registered investment companies except as permitted by the Investment Company Act of 1940 and the rules, regulations and any applicable exemptive order issued thereunder.




                              TRUSTEES AND OFFICERS

Information pertaining to the Trustees and officers of the Trust is set forth below. An asterisk (*) indicates those Trustees deemed to be "interested persons" of the Trust for purposes of the 1940 Act.

                              Positions                Principal Occupation
Name and Address              With Trust               During Past Five Years
----------------              ----------               ----------------------

James E. Minnick (1)          President, Chief         President, Secretary and
885 Third Avenue              Executive Officer, and   Treasurer, MGCM (since
New York, NY 10022            Trustee                  1990).
(age 49)



--------------------------------------------------------------------------------

Patrick W.W. Disney (1)       Senior Vice President    Director, Morgan Grenfell
20 Finsbury Circus            and Trustee              Investment
London EC2M 1NB                                        ServicesLimited ("MGIS")
ENGLAND                                                (since 1988).
(age 41)

Paul K. Freeman (2)           Trustee                  Chief Executive Officer,
7257 South Tucson Way                                  The Eric Group Inc.,
(since Englewood, CO 80112                             (environmental insurance)
(age 47)                                               1986).

Graham E. Jones (2)           Trustee                  Senior Vice President,
330 Garfield Street                                    BGK Realty Inc. (since
Santa Fe, NM 87501                                     1995); Financial Manager,
(age 64)                                               Practice Management
                                                       Systems (medical
                                                       information services)
                                                       (1988-95); Director, 12
                                                       closed- end funds managed
                                                       by Morgan Stanley Asset
                                                       Management; Trustee, 10
                                                       open-end mutual funds
                                                       managed by Weiss, Peck &
                                                       Greer.

William N. Searcy (2)         Trustee                  Pension & Savings Trust
2330 Shawnee Mission Pkwy                              Officer, Sprint
Westwood, KS 66205                                     Corporation
(age 51)                                               (telecommunications)
                                                       (since 1989).

Hugh G. Lynch                 Trustee                  Managing Director,
767 Fifth Avenue                                       International
New York, NY 10153                                     Investments, General
(age 60)                                               Motors Investment
                                                       Management Corporation
                                                       (since September 1990).

Edward T. Tokar               Trustee                  Vice
101 Columbia Road                                      President-Investments,
Morristown, NJ 07962                                   Allied Signal, Inc.
(age 50)                                               (advanced technology and
                                                       manufacturer) (since
                                                       1985).

John G. Alshefski             Treasurer, Principal     Director of Fund
530 East Swedesford Road      Accounting Officer,      Operations, SEI/ Fund
Wayne, PA 19087-1658          Chief Financial Officer  Resources (since January
(age 31)                                               1994); Manager
                                                       International Fund
                                                       Operations (1992-1994);
                                                       Senior Associate, Price
                                                       Waterhouse (1988-1991).

Neil P. Jenkins               Vice President           Director, MGCM (since
20 Finsbury Circus                                     1991), Morgan Grenfell
London, England                                        International Funds
(age 37)                                               Management, (1995), and
                                                       Morgan Grenfell & Co.,
                                                       Ltd. (since 1985).


David W. Baldt                Vice President           Executive Vice President
1435 Walnut Street                                     and Director of Fixed
Philadelphia, PA 19102                                 Income Investments, MGCM
(age 48)                                               (since 1989).



--------------------------------------------------------------------------------

Ian D. Kelson                 Vice President           Director, MGIS (since
20 Finsbury Circus                                     1988); Chief Investment
London EC2M 1NB                                        Officer, Fixed Income,
England                                                MGIS (since 1989).
(age 41)

James Grifo                   Vice President           Executive Vice President
1435 Walnut Street                                     and Director, MGCM (since
Philadelphia, PA 19102                                 1996); Senior Vice
(age 46)                                               President, GT Global
                                                       Financial (since 1990).

Martin Hall (4)               Vice President           Portfolio Manager, Fixed
1435 Walnut Street                                     Income Team, MGIS (since
Philadelphia, PA 19102                                 1988).
(age 39)

Joan  A. Binstock (4)         Secretary                Chief Operating Officer,
885 Third Avenue              and Vice President       MGCM (since June 1997);
New York, NY 10022                                     Principal, National
(age 43)                                               Director of Investment
                                                       Management Regulatory
                                                       Consulting, Ernst & Young
                                                       (May 1995 - June 1997);
                                                       Vice President, Head of
                                                       Compliance, JP Morgan
                                                       Mutual Funds (August
                                                       1993-May 1995).


--------------

(1)  Member of the Trust's Valuation and Dividend Committees.
(2)  Member of the Trust's Audit Committee.
(3)  Member of the Trust's Dividend Committee.
(4)  Member of the Trust's Valuation Committee.

Certain of the Trustees and officers of the Trust reside outside the United States, and substantially all the assets of these persons are located outside the United States. It may not be possible, therefore, for investors to effect service of process within the United States upon these persons or to enforce against them, in United States courts or foreign courts, judgments obtained in United States courts predicated upon the civil liability provisions of the federal securities laws of the United States or the laws of the State of Delaware. In addition, it is not certain that a foreign court would enforce, in original actions or in actions to enforce judgments obtained in the United States, liabilities against these Trustees and officers predicated solely upon the federal securities laws.

Messrs. Jones, Freeman and Searcy are members of the Audit Committee of the Board of Trustees. The Audit Committee's functions include making recommendations to the Trustees regarding the selection of independent accountants, and reviewing with such accountants and the Treasurer of the Trust matters relating to accounting and auditing practices and procedures, accounting records, internal accounting controls and the functions performed by the Trust's custodian, administrator and transfer agent.


As of November 30, 1997, the Trustees and officers of the Trust owned, as a group, less than one percent of the outstanding shares of each Fund other than Morgan Grenfell Short-Term Municipal Bond Fund, Morgan Grenfell Smaller Companies Fund and Morgan Grenfell Microcap Fund. On such date, the Trustees and officers of the Trust owned, as a group, 2.06% of the outstanding shares of Morgan Grenfell Short-Term Municipal Bond Fund, 1.72% of the outstanding shares of Morgan Grenfell Smaller Companies Fund and 4.15% of the outstanding shares of Morgan Grenfell Microcap Fund, respectively.



--------------------------------------------------------------------------------

Compensation of Trustees

The Trust pays each Trustee who is not affiliated with the Adviser an annual fee of $15,000 provided that they attend each regular Board meeting during the year. Members of the Audit Committee also receive $1,000 for each Audit Committee meeting attended. The Chairman of the Audit Committee also receives an additional $1,000 per Audit Committee meeting attended. The Trustees are also reimbursed for out-of-pocket expenses incurred by them in connection with their duties as Trustees.

The following table sets forth the compensation paid by the Trust to the Trustees for the fiscal year of the Trust ended October 31, 1997:


                           Pension or
                           Retirement Benefits       Aggregate
                           Accrued as Part of        Compensation from
Name of Trustees           Fund Expenses             the Trust / Complex *
------------------         --------------------      ---------------------
James E. Minnick           $        0                $     0
Patrick W. Disney          $        0                $     0
Paul K. Freeman            $        0                $     -
Graham E. Jones            $        0                $     -
William N. Searcy          $        0                $     -
Hugh G. Lynch              $        0                $     -
Edward T. Tokar            $        0                $     -


----------------
*The Trustees listed above do not serve on the Board of any other investment company that may be considered to belong to the same complex as the Trust.


                     INVESTMENT ADVISORY AND OTHER SERVICES

The Adviser


MGCM, 885 Third Avenue, New York, New York, acts as the investment adviser to the Funds pursuant to the terms of Management Contracts, dated December 28, 1994, August 7, 1996 and January 30, 1998 (the "Management Contracts"). Pursuant to the Management Contracts, the Adviser supervises and assists in the management of the assets of each Fund and furnishes each Fund with research, statistical, advisory and managerial services. The Adviser pays the ordinary office expenses of the Trust and the compensation, if any, of all officers and employees of the Trust and all Trustees who are "interested persons" (as defined in the 1940 Act) of the Adviser.


Under the Management Contracts, the Trust, on behalf of each Fund is obligated to pay the Adviser a monthly fee at an annual rate of each Fund's average daily net assets as follows:

                                                                     Annual Rate

Morgan Grenfell Fixed Income Fund ....................................  0.40%
Morgan Grenfell Short-Term Fixed Income Fund .........................  0.40%
Morgan Grenfell Municipal Bond Fund ..................................  0.40%
Morgan Grenfell Short-Term Municipal Bond Fund .......................  0.40%
Morgan Grenfell Total Return Bond Fund ...............................  0.45%
Morgan Grenfell High Yield Bond Fund .................................  0.50%
Morgan Grenfell Smaller Companies Fund ...............................  1.00%
Morgan Grenfell Microcap Fund ........................................  1.50%
Morgan Grenfell Large Cap Growth Fund ................................  0.75%


Each Fund's advisory fees are paid monthly and will be prorated if the Adviser shall not have acted as the Fund's investment adviser during the entire monthly period. The Adviser has temporarily agreed, under certain circumstances, to reduce or not impose its management fee and to make arrangements to limit certain other expenses as described in the Prospectus under "Expense Information."


--------------------------------------------------------------------------------

For the fiscal years ended October 31, 1997, 1996 and 1995, Morgan Grenfell Fixed Income Fund paid the Adviser net advisory fees of $______, $2,041,053 and $1,150,707, respectively. For the same years, Morgan Grenfell Municipal Bond Fund paid the Adviser net advisory fees of $________, $791,321 and $595,795, respectively. For the fiscal period year ended October 31, 1997, Morgan Grenfell Short-Term Fixed Income Fund, Morgan Grenfell Short-Term Municipal Bond Fund and Morgan Grenfell Smaller Companies Fund paid the Adviser net advisory fees of $______, $______ and $_______, respectively. For the fiscal periods ended October 31, 1996 and October 31, 1995, Morgan Grenfell Short-Term Fixed Income Fund, Morgan Grenfell Short-Term Municipal Bond Fund and Morgan Grenfell Smaller Companies Fund paid no advisory fees to the Adviser. For the fiscal period ended October 31, 1997, Morgan Grenfell Microcap Fund paid the Adviser a net advisory fee of $ _____. The foregoing advisory fee payments and non-payments reflect expense limitations that were in effect during the indicated periods. Morgan Grenfell Total Return Bond Fund, Morgan Grenfell High Yield Bond Fund and Morgan Grenfell Large Cap Growth Fund were not in operation during the indicated periods and therefore paid no advisory fees during such periods.

Each Management Contract between MGCM and the Trust was most recently approved on November 20, 1997 by a vote of the Trust's Board of Trustees, including a majority of those Trustees who were not parties to such Management Contract or "interested persons" of any such parties.

The Management Contracts will remain in effect until November 30, 1998, (August 23, 1999, in the case of the Management Contract for Microcap Fund) and will continue in effect thereafter, with respect to each Fund, only if such continuance is specifically approved annually by the Trustees, including a majority of the Trustees who are not parties to the Management Contracts or "interested persons" of any such parties, or by a vote of a majority of the outstanding shares of each Fund. The Management Contracts are terminable by vote of the Board of Trustees, or, with respect to a Fund, by the holders of a majority of the outstanding shares of the Fund, at any time without penalty on 60 days' written notice to the Adviser. Termination of a Management Contract with respect to a Fund will not terminate or otherwise invalidate any provision of either Management Contract with respect to any other Fund. The Adviser may terminate either Management Contract at any time without penalty on 60 days' written notice to the Trust. Each Management Contract terminates automatically in the event of its "assignment" (as such term is defined in the 1940 Act).


Each Management Contract provides that the Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust or any Fund in connection with the performance of the Adviser's obligations under the Management Contract with the Trust, except a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Adviser in the performance of its duties or from reckless disregard of its duties and obligations thereunder.

In the management of the Funds and its other accounts, the Adviser allocates investment opportunities to all accounts for which they are appropriate subject to the availability of cash in any particular account and the final decision of the individual or individuals in charge of such accounts. Where market supply is inadequate for a distribution to all such accounts, securities are allocated based on a Fund's pro rata portion of the amount ordered. In some cases this procedure may have an adverse effect on the price or volume of the security as far as a Fund is concerned. However, it is the judgment of the Board that the desirability of continuing the Trust's advisory arrangements with the Adviser outweighs any disadvantages that may result from contemporaneous transactions. See "Portfolio Brokerage."


MGCM is registered with the Commission as an investment adviser and provides a full range of investment advisory services to institutional clients. MGCM is a direct wholly-owned subsidiary of Morgan Grenfell Asset Management, Ltd., which is an indirect wholly-owned subsidiary of Deutsche Bank AG, an international commercial and investment banking group. As of September 30,



--------------------------------------------------------------------------------

1997, MGCM managed approximately $9.69 billion in assets for various individual and institutional accounts, including the Morgan Grenfell SmallCap Fund, Inc., a registered, closed-end investment company for which it acts as investment adviser.



Portfolio Turnover


Each Fund's portfolio turnover rate is calculated by dividing the lesser of the dollar amount of sales or purchases of portfolio securities by the average monthly value of a Fund's portfolio securities, excluding securities having a maturity at the date of purchase of one year or less. For the fiscal period ended October 31, 1997, the portfolio turnover rates for Morgan Grenfell Fixed Income Fund, Morgan Grenfell Municipal Bond Fund, Morgan Grenfell Short-Term Fixed Income Fund, Morgan Grenfell Short-Term Municipal Bond Fund, Morgan Grenfell Smaller Companies Fund and Morgan Grenfell Microcap Fund were ____%, ____%, ____%, ____%, ____% and ____%, respectively. For the fiscal year ended October 31, 1996, the portfolio turnover rates for Morgan Grenfell Fixed Income Fund, Morgan Grenfell Municipal Bond Fund, Morgan Grenfell Short-Term Fixed Income Fund, Morgan Grenfell Short-Term Municipal Bond Fund and Morgan Grenfell Smaller Companies Fund were 176%, 182%, 124%, 129% and 141%, respectively.


The Administrator

As described in the Prospectus, SEI Financial Management Corporation (the "Administrator") serves as the Trust's administrator pursuant to an administration agreement between the Administrator and the Trust, on behalf of the Funds (the "Administration Agreement"). Pursuant to the Administration Agreement, the Administrator has agreed to furnish statistical and research data, clerical services, and stationery and office supplies; prepare and file various reports with the appropriate regulatory agencies including the Commission and state securities commissions; and provide accounting and bookkeeping services for the Funds, including the computation of each Fund's net asset value, net investment income and net realized capital gains, if any.

For its services under the Administration Agreement, the Administrator receives from all series of the Trust an aggregate monthly fee at the following annual rates of the aggregate average daily net assets ("aggregate assets") of such series:

                0.12% of aggregate assets under $1 billion
                0.08% of next $500 million of aggregate assets 0.06% of next $1 billion of aggregate assets 0.04% of aggregate assets exceeding $2.5 billion

Each Fund pays the Administrator a minimum annual fee of $60,000.


For the fiscal years ended October 31, 1997, 1996 and 1995, Morgan Grenfell Fixed Income Fund paid the Administrator administration fees of $ _____, $655,936 and $455,614, respectively. For the same years, Morgan Grenfell Municipal Bond Fund paid the Administrator administration fees of $_____, $253,839 and $227,872, respectively. For the fiscal period ended October 31, 1997, Morgan Grenfell Short-Term Fixed Income Fund, Morgan Grenfell Short-Term Municipal Bond Fund, Morgan Grenfell Smaller Companies Fund and Morgan Grenfell Microcap Fund paid the Administrator administration fees of $________, $_______, $_________ and $________, respectively. For the fiscal year ended October 31, 1996, Morgan Grenfell Short-Term Fixed Income Fund, Morgan Grenfell Short-Term Municipal Bond Fund and Morgan Grenfell Smaller Companies Fund paid the Administrator fees of $45,833, $45,833, and $37,500, respectively. For the fiscal year ended October 31, 1995, Morgan Grenfell Short-Term Fixed Income Fund, Morgan Grenfell Short-Term Municipal Bond Fund and Morgan Grenfell Smaller Companies Fund paid the Administrator administration fees of $12,500, $12,500 and $4,167, respectively.



The Administration Agreement provides that the Administrator shall not be liable under the Administration Agreement except for bad faith or gross


--------------------------------------------------------------------------------
negligence in the performance of its duties or from the reckless disregard by it of its duties and obligations thereunder.

Expenses of the Trust

The expenses borne by service shares of the Funds include the service shares' allocable share of: (i) fees and expenses of any investment adviser and any administrator of the Funds; (ii) fees and expenses incurred by the Funds in connection with membership in investment company organizations; (iii) brokers' commissions; (iv) payment for portfolio pricing services to a pricing agent, if any; (v) legal expenses (including an allocable portion of the cost of the Trust's employees rendering legal services to the Funds); (vi) interest, insurance premiums, taxes or governmental fees; (vii) the fees and expenses of the transfer agent of the Funds; (viii) clerical expenses of issue, redemption or repurchase of shares of the Funds; (ix) the expenses of and fees for registering or qualifying shares of the Funds for sale and of maintaining the registration of the Funds and registering the Funds as a broker or a dealer; (x) the fees and expenses of Trustees who are not affiliated with the Adviser; (xi) the cost of preparing and distributing reports and notices to shareholders, the Commission and other regulatory authorities; (xii) the fees or disbursements of custodians of the Fund's assets, including expenses incurred in the performance of any obligations enumerated by the Declaration of Trust or By-Laws of the Trust insofar as they govern agreements with any such custodian; (xiii) costs in connection with annual or special meetings of shareholders, including proxy material preparation, printing and mailing; (xiv) charges and expenses of the Trust's auditor; (xv) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Trust's business; and (xvi) expenses of an extraordinary and nonrecurring nature.

Transfer Agent

DST Systems, Inc., 1004 Baltimore, Kansas City, Missouri 64105 (the "Transfer Agent") serves as the transfer and dividend disbursing agent for the Funds pursuant to a transfer agency agreement (the "Transfer Agency Agreement"), under which the Transfer Agent (i) maintains record shareholder accounts, and (ii) makes periodic reports to the Trust's Board of Trustees concerning the operations of each Fund.

The Distributor

The Trust, on behalf of the Funds, has entered into a distribution agreement (the "Distribution Agreement") pursuant to which SEI Financial Services Company, 1 Freedom Valley Drive, Oaks, Pennsylvania 19456 (the "Distributor"), as agent, serves as principal underwriter for the continuous offering of shares (including service shares) of each Fund. The Distributor has agreed to use its best efforts to solicit orders for the purchase of shares of each Fund, although it is not obligated to sell any particular amount of shares. Shares of the Funds are not subject to sales loads or distribution fees. The Trust is not responsible for payment of any expenses or fees incurred in the marketing and distribution of shares of the Funds.


The Distribution Agreement will remain in effect for one year from its effective date and will continue in effect thereafter only if such continuance is specifically approved annually by the Trustees, including a majority of the Trustees who are not parties to the Distribution Agreement or "interested persons" of such parties. The Distribution Agreement was approved by the initial shareholder of each Fund other than Microcap Fund, Total Return Bond Fund and High Yield Bond Fund on December 28, 1994. The Distribution Agreement was most recently approved on November 20, 1997 by a vote of the Trust's Board of Trustees, including a majority of those Trustees who were not parties to the Distribution Agreement or "interested persons" of any such parties. The Distribution Agreement is terminable, as to a Fund, by vote of the Board of Trustees, or by the holders of a majority of the outstanding shares of the Fund, at any time without penalty on 60 days' written notice to the Distributor. The Distributor may terminate the Distribution Agreement at any time without penalty on 60 days' written notice to the Trust.



--------------------------------------------------------------------------------

Custodians


As described in the Prospectus, CoreStates Bank, N.A. ("CoreStates"), whose principal business address is Broad and Chestnut Streets, P.O. Box 7618, Philadelphia, PA 19101 maintains custody of the assets of Morgan Grenfell Fixed Income Fund and Morgan Grenfell Municipal Bond Fund. As described in the Prospectus, The Northern Trust Company ("Northern"), whose principal business address is Fifty South LaSalle Street, Chicago, Illinois 60675, maintains custody of the assets of the other Funds.

Under their custody agreements with the Trust, CoreStates and Northern
(i) maintain separate accounts in the name of each Fund, (ii) hold and transfer portfolio securities on account of each Fund, (iii) accept receipts and make disbursements of money on behalf of each Fund, (iv) collect and receive all income and other payments and distributions on account of each Fund's portfolio securities and (v) make periodic reports to the Trust's Board of Trustees concerning each Fund's operations. CoreStates and Northern are authorized to select one or more foreign or domestic banks or companies to serve as sub-custodian on behalf of the Funds.


                                  SERVICE PLAN

Each Fund has adopted a service plan (the "Plan") with respect to its service shares which authorizes it to compensate Service Organizations whose customers invest in service shares of the Funds for providing certain personal, account administration and/or shareholder liaison services. Pursuant to the Plans, the Funds may enter into agreements with Service Organizations ("Service Agreements"). Under such Service Agreements or otherwise, the Service Organizations may perform some or all of the following services: (i) acting as record holder and nominee of all service shares beneficially owned by their customers; (ii) establishing and maintaining individual accounts and records with respect to the service shares owned by each customer; (iii) providing facilities to answer inquiries and respond to correspondence from customers about the status of their accounts or about other aspects of the Trust or applicable Fund; (iv) processing and issuing confirmations concerning customer orders to purchase, redeem and exchange service shares; and (v) receiving and transmitting funds representing the purchase price or redemption proceeds of such service shares.

As compensation for such services, each Fund will pay each Service Organization with which it has a Service Agreement a service fee in an amount up to .25% (on an annualized basis) of the average daily net assets of the Fund's service shares attributable to customers of such Service Organization. Service Organizations may from time to time be required to meet certain other criteria in order to receive service fees.


In accordance with the terms of the Service Plans, the officers of the Trust provide to the Trust's Board of Trustees for their review a quarterly written report of the amounts expended under the Service Plans and the purpose for which such expenditures were made. In the Trustees' quarterly review of such reports, they will consider the continued appropriateness and the level of compensation that the Service Plans provide.

Pursuant to the Plans, service shares of a Fund that are beneficially owned by customers of a Service Organization will convert automatically to institutional shares of the same Fund in the event that such Service Organization's Service Agreement expires or is terminated. Customers of a Service Organization will receive advance notice of any such conversion, and any such conversion will be effected on the basis of the relative net asset values of the two classes of shares involved.

Conflict of interest restrictions (including the Employee Retirement Income Security Act of 1974 ("ERISA") may apply to a Service Organization's receipt of compensation paid by a Fund in connection with the investment of fiduciary


--------------------------------------------------------------------------------
assets in service shares of the Fund. Service Organizations that are subject to the jurisdiction of the SEC, the Department of Labor or state securities commissions are urged to consult their own legal advisers before investing fiduciary assets in service shares and receiving service fees.

The Trust believes that fiduciaries of ERISA plans may properly receive fees under a Service Plan if the plan fiduciary otherwise properly discharges its fiduciary duties, including (if applicable) those under ERISA.
Under ERISA,
a plan fiduciary, such as a trustee or investment manager, must meet the fiduciary responsibility standards set forth in part 4 of Title I of ERISA. Those standards are designed to help ensure that the fidcuiary's decisions are made in the best interests of the plan and are not colored by self-interest.

Section 403 (c)(1) of ERISA provides, in part, that the assets of a plan shall be held for the exclusive purpose of providing benefits to the plan's participants and their beneficiaries and defraying reasonable expenses of administering the plan. Section 404(a)(1) sets forth a similar requirement on how a plan fiduciary must discharge his or her duties with respect to the plan, and provides further that such fiduciary must act prudently and solely in the interests of the participants and beneficiaries. These basic provisions are supplemented by the per se prohibitions of certain classes of transactions set forth in Section 406 of ERISA.

Section 406(a)(1)(D) of ERISA prohibits a fiduciary of an ERISA plan from causing that plan to engage in a transaction if he knows or should know that the transaction would constitute a direct or indirect transfer to, or use by or for the benefit of, a party in interest, of any assets of that plan. Section 3(14) includes within the definition of "party in interest" with respect to a plan any fiduciary with respect to that plan. Thus, Section 406(a)(1)(D) would not only prohibit a fiduciary from causing the plan to engage in a transaction which would benefit a third person who is a party in interest, but it would also prohibit the fiduciary from similarly benefiting himself. In addition, Section 406(b)(1) specifically prohibits a fiduciary with respect to a plan from dealing with the assets of that plan in his own interest or for his own account. Section 406(b)(3) supplements these provisions by prohibiting a plan fiduciary from receiving any consideration for his own personal account from any party dealing with the plan in connection with a transaction involving the assets of the plan.

In accordance with the foregoing, however, a fiduciary of an ERISA plan may properly receive service fees under a Service Plan if the fees are used for the exclusive purpose of providing benefits to the plan's participants and their beneficiaries or for defraying reasonable expenses of administering the plan for which the plan would otherwise be liable. See, e.g., Department of Labor ERISA Technical Release No. 86-1 (stating a violation of ERISA would not occur where a broker-dealer rebates commission dollars to a plan fiduciary who, in turn, reduces its fees for which plan is otherwise responsible for paying). Thus, the fiduciary duty issues involved in a plan fiduciary's receipt of the service fee must be assessed on a case-by-case basis by the relevant plan fiduciary.


                             PORTFOLIO TRANSACTIONS

Subject to the general supervision of the Board of Trustees, the Adviser makes decisions with respect to and places orders for all purchases and sales of portfolio securities for the Funds. In executing portfolio transactions, the Adviser seeks to obtain the best net results for the Funds, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of the order, difficulty of execution and operational facilities of the firm involved. Commission rates, being a component of price, are considered together with such factors. Where transactions are effected on a foreign securities exchange, the Funds employ brokers, generally at fixed commission rates. Commissions on transactions on U.S. securities exchanges are subject to negotiation. Where transactions are effected in the over-the-counter market or third market, the Funds deal with the primary market makers


--------------------------------------------------------------------------------
unless a more favorable result is obtainable elsewhere. Fixed income securities purchased or sold on behalf of the Funds normally will be traded in the over-the-counter market on a net basis (i.e. without a commission) through dealers acting for their own account and not as brokers or otherwise through transactions directly with the issuer of the instrument. Some fixed income securities are purchased and sold on an exchange or in over-the-counter transactions conducted on an agency basis involving a commission.


Pursuant to the Management Contracts, the Adviser agrees to select broker-dealers in accordance with guidelines established by the Trust's Board of Trustees from time to time and in accordance with Section 28(e) of the Securities Exchange Act of 1934, as amended. In assessing the terms available for any transaction, the Adviser shall consider all factors it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker-dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. In addition, the Management Contracts authorize the Adviser, subject to the periodic review of the Trust's Board of Trustees, to cause a Fund to pay a broker-dealer which furnishes brokerage and research services a higher commission than that which might be charged by another broker-dealer for effecting the same transaction, provided that the Adviser determines in good faith that such commission is reasonable in relation to the value of the brokerage and research services provided by such broker-dealer, viewed in terms of either the particular transaction or the overall responsibilities of the Adviser to the Fund. Such brokerage and research services may consist of pricing information, reports and statistics on specific companies or industries, general summaries of groups of bonds and their comparative earnings and yields, or broad overviews of the securities markets and the economy.

Supplemental research information utilized by the Adviser is in addition to, and not in lieu of, services required to be performed by the Adviser and does not reduce the advisory fees payable to the Adviser. The Trustees will periodically review the commissions paid by the Funds to consider whether the commissions paid over representative periods of time appear to be reasonable in relation to the benefits inuring to the Funds. It is possible that certain of the supplemental research or other services received will primarily benefit one or more other investment companies or other accounts of the Adviser for which investment discretion is exercised. Conversely, a Fund may be the primary beneficiary of the research or services received as a result of portfolio transactions effected for such other account or investment company. During the fiscal period ended October 31, 1997, the Adviser did not, pursuant to any agreement or understanding with a broker or otherwise through an internal allocation procedure, direct any Fund's brokerage transactions to a broker because of research services provided by such broker.


Investment decisions for each Fund and for other investment accounts managed by the Adviser are made independently of each other in the light of differing conditions. However, the same investment decision may be made for two or more of such accounts. In such cases, simultaneous transactions are inevitable. Purchases or sales are then averaged as to price and allocated as to amount in a manner deemed equitable to each such account. While in some cases this practice could have a detrimental effect on the price or value of the security as far as a Fund is concerned, in other cases it is believed to be beneficial to a Fund. To the extent permitted by law, the Adviser may aggregate the securities to be sold or purchased for a Fund with those to be sold or purchased for other investment companies or accounts in executing transactions.

Pursuant to procedures determined by the Trustees and subject to the general policies of the Funds and Section 17(e) of the 1940 Act, the Adviser may place securities transactions with brokers with whom it is affiliated ("Affiliated Brokers").

Section 17(e) of the 1940 Act limits to "the usual and customary broker's commission" the amount which can be paid by the Funds to an Affiliated Broker acting as broker in connection with transactions effected on a securities


--------------------------------------------------------------------------------
exchange. The Board, including a majority of the Trustees who are not "interested persons" of the Trust or the Adviser, has adopted procedures designed to comply with the requirements of Section 17(e) of the 1940 Act and Rule 17e-1 promulgated thereunder to ensure that the broker's commission is "reasonable and fair compared to the commission, fee or other remuneration received by other brokers in connection with comparable transactions involving similar securities being purchased or sold on a securities exchange during a comparable period of time...."

Transactions would not be placed with Affiliated Brokers if a Fund would have to pay a commission rate less favorable than their contemporaneous charges for comparable transactions for their other most favored, but unaffiliated, customers except for accounts for which they act as a clearing broker, and any of their customers determined, by a majority of the Trustees who are not "interested persons" of the Fund or the Adviser, not to be comparable to the Fund. With regard to comparable customers, in isolated situations, subject to the approval of a majority of the Trustees who are not "interested persons" of the Trust or the Adviser, exceptions may be made. Since the Adviser, as investment adviser to the Funds, has the obligation to provide management, which includes elements of research and related skills, such research and related skills will not be used by them as a basis for negotiating commissions at a rate higher than that determined in accordance with the above criteria. The Funds will not engage in principal transactions with Affiliated Brokers. When appropriate, however, orders for the account of the Funds placed by Affiliated Brokers are combined with orders of their respective clients, in order to obtain a more favorable commission rate. When the same security is purchased for two or more funds or customers on the same day, each fund or customer pays the average price and commissions paid are allocated in direct proportion to the number of shares purchased.


Affiliated Brokers furnish to the Trust at least annually a statement setting forth the total amount of all compensation retained by them or any associated person of them in connection with effecting transactions for the account of the Funds, and the Board reviews and approves all the Funds' portfolio transactions on a quarterly basis and the compensation received by Affiliated Brokers in connection therewith. During the fiscal years ended October 31, 1995, 1996 and 1997, neither the Fixed Income Fund nor the Municipal Bond Fund paid any brokerage commissions to any Affiliated Broker. During the fiscal periods ended October 31, 1995, 1996 and 1997, neither Short-Term Fixed Income Fund, Short-Term Municipal Bond Fund, Smaller Companies Fund nor Microcap Fund paid any brokerage commissions to any affiliated broker.


Affiliated Brokers do not knowingly participate in commissions paid by the Funds to other brokers or dealers and do not seek or knowingly receive any reciprocal business as the result of the payment of such commissions. In the event that an Affiliated Broker learns at any time that it has knowingly received reciprocal business, it will so inform the Board.


For the fiscal years ended October 31, 1997, 1996 and 1995, Morgan Grenfell Fixed Income Fund and Morgan Grenfell Municipal Bond Fund paid no brokerage commissions. For fiscal years ended October 31, 1997, 1996 and 1995, Morgan Grenfell Short-Term Fixed Income Fund and Morgan Grenfell Short-Term Municipal Bond Fund paid no brokerage commissions. For the fiscal periods ended October 31, 1997, 1996 and 1995, Morgan Grenfell Smaller Companies Fund paid aggregate brokerage commissions of $______, $7,708 and $3,778, respectively. For the fiscal period ended October 31, 1997, Morgan Grenfell Microcap Fund paid aggregate brokerage commissions of
$-----------.



                                 NET ASSET VALUE

Under the 1940 Act, the Board of Trustees of the Trust is responsible for determining in good faith the fair value of the securities of each Fund. In accordance with procedures adopted by the Board of Trustees, the net asset value per share of each class of each Fund is calculated by determining the


--------------------------------------------------------------------------------
net worth of the Fund attributable to the class (assets, including securities at value, minus liabilities) divided by the number of shares of such class outstanding. Each Fund computes net asset value for each class of its shares at the close of such regular trading, which is normally 4:00 p.m. Eastern time, on each day on which the New York Stock Exchange ("NYSE") is open (a "Business Day"). The NYSE is closed on Saturdays and Sundays as well as the following holidays: New Year's Day, President's Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.


For purposes of calculating net asset value, equity securities traded on a recognized U.S. or foreign securities exchange or the National Association of Securities Dealers Automated Quotation System ("NASDAQ") are valued at their last sale price on the principal exchange on which they are traded or NASDAQ (if NASDAQ is the principal market for such securities) on the valuation day or, if no sale occurs, at the bid price. Unlisted equity securities for which market quotations are readily available are valued at the most recent bid price prior to the time of valuation.


Debt securities and other fixed income investments of the Funds are valued at prices supplied by independent pricing agents, which prices reflect broker-dealer supplied valuations and electronic data processing techniques. Short-term obligations maturing in sixty days or less may be valued at amortized cost, which method does not take into account unrealized gains or losses on such portfolio securities. Amortized cost valuation involves initially valuing a security at its cost, and thereafter, assuming a constant amortization to maturity of any discount or premium, regardless of the impact of fluctuating interest rates on the market value of the security. While this method provides certainty in valuation, it may result in periods in which the value of the security, as determined by amortized cost, may be higher or lower than the price the Fund would receive if the Fund sold the security.


Other assets and assets for which market quotations are not readily available are valued at fair value using methods determined in good faith by the Board of Trustees.


Trading in securities on European and Far Eastern securities exchanges and over-the-counter markets is normally completed well before the 4:00 P.M. (Eastern Time) close of business on each Business Day. In addition, European or Far Eastern securities trading generally or in a particular country or countries may not take place on all Business Days. Furthermore, trading takes place in Japanese markets on certain Saturdays and in various foreign markets on days which are not Business Days and on which the Funds' net asset values are not calculated. Such calculation may not take place contemporaneously with the determination of the prices of certain portfolio securities used in such calculation. Events affecting the values of portfolio securities that occur between the time their prices are determined and the close of regular trading on the NYSE will not be reflected in the Funds' calculation of net asset values unless the Adviser deems that the particular event would materially affect net asset value, in which case an adjustment will be made.


                             PERFORMANCE INFORMATION

Yield


From time to time, the Fixed Income Fund, the Short-Term Fixed Income Fund, the Total Return Bond Fund, the High Yield Bond Fund and each Municipal Fund may advertise its yield and (in the case of the Municipal Funds) its tax-equivalent yield. Yield and tax-equivalent yield are calculated separately for service shares and institutional shares of a Fund. Each type of share is subject to differing yields for the same period. The yield of service shares of a Fund refers to the annualized income generated by an investment in the service shares of the Fund over a specified 30-day period. The yield is calculated by assuming that the income generated by the investment during that period is generated for each like period over one year and is shown as a percentage of the investment. In particular, yield will be calculated according to the following formula:



--------------------------------------------------------------------------------

               YIELD =    2 [ (a - b   + 1) ((6)) - 1 ]
                               -----
                                cd

Where:         a =      dividends and interest earned by the
                        Fund during the period;

               b =      net expenses accrued for the period;

               c = average daily number of shares out-standing during the period entitled to receive dividends; and

               d =      maximum offering price per share on
                        the last day of the period.

Tax-equivalent yield is computed by dividing the portion of the yield that is tax exempt by one minus a stated income tax rate and adding the product to that portion, if any, of the yield that is not tax exempt.

Actual yields will depend on such variables as asset quality, average asset maturity, the type of instruments a Fund invests in, changes in interest rates on money market instruments, changes in the expenses of the service shares of the Fund and other factors.

Yields are one basis upon which investors may compare the Funds with other mutual funds; however, yields of other mutual funds and other investment vehicles may not be comparable because of the factors set forth above and differences in the methods used in valuing portfolio instruments.


For the 30-day period ended October 31, 1997 the yields for service shares of Fixed Income Fund, the Municipal Bond Fund, the Short-Term Fixed Income Fund and the Short-Term Municipal Bond Fund were __%, __%, __% and __%, respectively. If the expense limitations described in the Prospectus for these Funds had not been in effect during this period, the yields for service shares of these Funds would have been __%, __%, __% and __%, respectively. For the same period, the tax-equivalent yields for service shares of the Municipal Bond Fund and the Short-Term Municipal Bond Fund were __% and __%, respectively, assuming the highest Federal Income Tax bracket for individuals (39.6%). If the expense limitations described in the Prospectus for these Funds had not been in effect during this period, the tax-equivalent yields for service shares of these Funds would have been __% and __%, respectively, assuming the same Federal Income Tax bracket.


Total Return

Average annual total return is calculated separately for service shares and institutional shares of a Fund. Each type of share is subject to different fees and expenses and, consequently, may have differing average annual total returns for the same period. Each Fund that advertises "average annual total return" for a class of its shares computes such return by determining the average annual compounded rate of return during specified periods that equates the initial amount invested to the ending redeemable value of such investment according to the following formula:



                              T = [ (ERV) ((1/n)) - 1]
                                     ---
                                      P


Where:            T =          average annual total return,


--------------------------------------------------------------------------------

                ERV = ending redeemable value of a hypothetical $1,000 payment made at the beginning of the 1, 5 or 10 year (or other) periods at the end of the applicable period
                               (or a fractional portion thereof);

                  P =          hypothetical initial payment of
                               $1,000; and

                  n =          period covered by the computation,
                               expressed in years.

Each Fund that advertises "aggregate total return" for a class of its shares computes such returns by determining the aggregate compounded rates of return during specified periods that likewise equate the initial amount invested to the ending redeemable value of such investment. The formula for calculating aggregate total return is as follows:

                                   ERV
Aggregate Total Return =        [(-----) - 1]
                                    P


The above calculations are made assuming that (1) all dividends and capital gain distributions are reinvested on the reinvestment dates at the price per share existing on the reinvestment date, (2) all recurring fees charged to all shareholder accounts are included, and (3) for any account fees that vary with the size of the account, a mean (or median) account size in the Fund during the periods is reflected. The ending redeemable value (variable "ERV" in the formula) is determined by assuming complete redemption of the hypothetical investment after deduction of all nonrecurring charges at the end of the measuring period. For their respective periods from commencement of operations (for service shares) to October 31, 1997, the average annual returns for service shares of Morgan Grenfell Fixed Income Fund, Morgan Grenfell Municipal Bond Fund, Morgan Grenfell Short-Term Fixed Income Fund, Morgan Grenfell Short-Term Municipal Bond Fund, Morgan Grenfell Smaller Companies Fund and Morgan Grenfell Microcap Fund were __%, __%, __%, __%, __% and __%, respectively. If the expense limitations described in the Prospectus for the above Funds had not been in effect during the indicated periods, the total returns of these Funds for such periods would have been lower than the total return figures shown in this paragraph.

The Funds may from time to time advertise comparative performance as measured by various independent sources, including, but not limited to, Barron's, The Wall Street Journal, Weisenberger Investment Companies Service, Business Week, Changing Times, Financial World, Forbes, Fortune and Money. In addition, the Funds may from time to time advertise their performance relative to certain indices and benchmark investments, including: (a) the Lipper Analytical Services, Inc. Mutual Fund Performance Analysis, Fixed Income Analysis and Mutual Fund Indices (which measure total return and average current yield for the mutual fund industry and rank mutual fund performance); (b) the CDA Mutual Fund Report published by CDA Investment Technologies, Inc. (which analyzes price, risk and various measures of return for the mutual fund industry); (c) the Consumer Price Index published by the U.S. Bureau of Labor Statistics (which measures changes in the price of goods and services); (d) Stocks, Bonds, Bills and Inflation published by Ibbotson Associates (which provides historical performance figures for stocks, government securities and inflation); (e) the Shearson Lehman Brothers Aggregate Bond Index or its component indices (the Aggregate Bond Index measures the performance of Treasury, U.S. Government agency, corporate, mortgage and Yankee bonds); (f) the Standard & Poor's Bond Indices (which measure yield and price of corporate, municipal and U.S. Government bonds); and (g) historical investment data supplied by the research departments of Goldman Sachs, Lehman Brothers, Inc., First Boston Corporation, Dean Witter Morgan Stanley, Salomon Brothers, Merrill Lynch, Donaldson Lufkin and Jenrette or other providers of such data. The composition of the investments in such indices and the characteristics of such benchmark investments are not identical to, and in some cases are very different from, those of the Fund's portfolio. These indices and averages are


--------------------------------------------------------------------------------
generally unmanaged and the items included in the calculations of such indices and averages may not be identical to the formulas used by the Funds to calculate their performance figures.


                                      TAXES

The following is a summary of the principal U.S. federal income, and certain state and local, tax considerations regarding the purchase, ownership and disposition of shares in the Funds. This summary does not address special tax rules applicable to certain classes of investors, such as tax-exempt entities, insurance companies and financial institutions. Each prospective shareholder is urged to consult his own tax adviser with respect to the specific federal, state, local and foreign tax consequences of investing in the Funds. The summary is based on the laws in effect on the date of this Statement of Additional Information, which are subject to change.

General

Each Fund is a separate taxable entity. Each Fund has elected or intends to elect to be treated, and intends to qualify for each taxable year, as a regulated investment company under Subchapter M of the Code.


Qualification of any Fund as a regulated investment company under the Code requires, among other things, that (a) the Fund derive at least 90% of its gross income (including tax-exempt interest) for its taxable year from dividends, interest, payments with respect to securities loans and gains from the sale or other disposition of stocks or securities or foreign currencies, or other income (including but not limited to gains from options, futures, and forward contracts) derived with respect to its business of investing in such stock, securities or currencies (the "90% gross income test"); and (b) the Fund diversify its holdings so that, at the close of each quarter of its taxable year, (i) at least 50% of the market value of its total (gross) assets is comprised of cash, cash items, United States Government securities, securities of other regulated investment companies and other securities limited in respect of any one issuer to an amount not greater in value than 5% of the value of the Fund's total assets and to not more than 10% of the outstanding voting securities of such issuer, and (ii) not more than 25% of the value of its total assets is invested in the securities of any one issuer (other than United States Government securities and securities of other regulated investment companies) or two or more issuers controlled by the Fund and engaged in the same, similar or related trades or businesses. Future Treasury regulations could provide that qualifying income under the 90% gross income test will not include gains from foreign currency transactions or derivatives that are not directly related to a Fund's principal business of investing in stock or securities or options and futures with respect to stock or securities. Using foreign currency positions or entering into foreign currency options, futures or forward contracts for purposes other than hedging currency risk with respect to securities in a Fund's portfolio or anticipated to be acquired may not qualify as "directly-related" under such regulations.


If a Fund complies with such provisions, then in any taxable year in which the Fund distributes at least 90% of the sum of (i) its "investment company taxable income" (which includes dividends, taxable interest, taxable accrued original issue discount, recognized market discount income, income from securities lending, any net short-term capital gain in excess of net long-term capital loss and certain net realized foreign exchange gains and is reduced by deductible expenses) and (ii) the excess of its gross tax-exempt interest, if any, over certain disallowed deductions ("net tax-exempt interest"), the Fund (but not its shareholders) will be relieved of federal income tax on any income of the Fund, including long-term capital gains, distributed to shareholders. However, if a Fund retains any investment company taxable income or net capital gain (the excess of net long-term capital gain over net short-term capital loss), it will be subject to federal income tax at regular corporate rates on the amount retained.


--------------------------------------------------------------------------------

If a Fund retains any net capital gain, the Fund may designate the retained amount as undistributed capital gains in a notice to its shareholders who, if subject to U.S. federal income tax on long-term capital gains, (i) will be required to include in income for federal income tax purposes, as long-term capital gain, their shares of such undistributed amount, and (ii) will be entitled to credit their proportionate shares of the tax paid by the Fund against their U.S. federal income tax liabilities, if any, and to claim refunds to the extent the credit exceeds such liabilities.

For U.S. federal income tax purposes, the tax basis of shares owned by a shareholder of a Fund will be increased by an amount equal under current law to 65% of the amount of undistributed net capital gains included in the shareholder's gross income. Each Fund intends to distribute at least annually to its shareholders all or substantially all of its investment company taxable income, net tax-exempt interest, and net capital gain. If for any taxable year a Fund does not qualify as a regulated investment company, it will be taxed on all of its investment company taxable income and net capital gain at corporate rates, any net tax-exempt interest may be subject to alternative minimum tax, and its distributions to shareholders will be taxable as ordinary dividends to the extent of its current and accumulated earnings and profits.


In order to avoid a 4% federal excise tax, each Fund must distribute (or be deemed to have distributed) by December 31 of each calendar year at least 98% of its taxable ordinary income for such year, at least 98% of the excess of its capital gains over its capital losses (generally computed on the basis of the one-year period ending on October 31 of such year), and all taxable ordinary income and the excess of capital gains over capital losses for the previous year that were not distributed in such year and on which no federal income tax was paid by the Fund. For federal income tax purposes, dividends declared by a Fund in October, November or December to shareholders of record on a specified date in such a month and paid during January of the following year are taxable to such shareholders as if received on December 31 of the year declared.

Gains and losses on the sale, lapse, or other termination of options and futures contracts, options thereon and certain forward contracts (except certain foreign currency options, forward contracts and futures contracts) entered into by a Fund will generally be treated as capital gains and losses. Certain of the futures contracts, forward contracts and options held by an Equity Fund may be required to be "marked-to-market" for federal income tax purposes, that is, treated as having been sold at their fair market value on the last day of the Fund's taxable year. As a result, a Fund may be required to recognize income or gain without a concurrent receipt of cash. Additionally, a Fund may be required to recognize gain if an option, future, forward contract, short sale, or other transaction that is not subject to these mark to market rules is treated as a "constructive sale" of an "appreciated financial position" held by the Fund under Section 1259 of the Code. Any gain or loss recognized on actual or deemed sales of futures contracts, forward contracts, or options that are subject to the mark to market rules, but not the constructive sale rules, (except for certain foreign currency options, forward contracts, and futures contracts) will be treated as 60% long-term capital gain or loss and 40% short-short capital gain or loss. As a result of certain hedging transactions entered into by a Fund, such Fund may be required to defer the recognition of losses on futures or forward contracts and options or underlying securities or foreign currencies to the extent of any unrecognized gains on related positions and the characterization of gains or losses as long-term or short-term may be changed. The tax provisions described above applicable to options, futures, forward contracts and constructive sales may affect the amount, timing and character of the Fund's distributions to shareholders. Certain tax elections may be available to the Funds to mitigate some of the unfavorable consequences described in this paragraph.

Section 988 of the Code contains special tax rules applicable to certain foreign currency transactions and instruments that may affect the amount, timing and character of income, gain or loss recognized by Funds other than the Municipal Funds and the Fixed Income and Short-Term Fixed Income Funds.



--------------------------------------------------------------------------------

Under these rules, foreign exchange gain or loss realized with respect to foreign currencies and certain futures and options thereon, foreign currency-denominated debt instruments, foreign currency forward contracts, and foreign currency-denominated payables and receivables will generally be treated as ordinary income or loss, although in some cases elections may be available that would alter this treatment.


If a Fund acquires stock (including, under proposed regulations, an option to acquire stock such as is inherent in a convertible bond) in certain foreign corporations that receive at least 75% of their annual gross income from passive sources (such as interest, dividends, certain rents and royalties or capital gains) or hold at least 50% of their assets in investments producing such passive income ("passive foreign investment companies"), the Fund could be subject to federal income tax and additional interest charges on "excess distributions" received from such companies or gain from the sale of stock in such companies, even if all income or gain actually received by the Fund is timely distributed to its shareholders. The Fund would not be able to pass through to its shareholders any credit or deduction for such a tax. Certain elections may, if available, ameliorate these adverse tax consequences, but any such election could require the Fund to recognize taxable income or gain without the concurrent receipt of cash. The applicable Funds may limit and/or manage their holdings in passive foreign investment companies or make an available election to minimize their tax liability or maximize their return from these investments.

The federal income tax rules applicable to currency swaps, mortgage dollar rolls, and certain structured securities are unclear in certain respects, and the Funds may be required to account for these transactions or instruments under tax rules in a manner that may affect the amount, timing and character of income, gain or loss therefrom and that may, under certain circumstances, limit the extent to which the Funds engage in these transactions or acquire these instruments.

The High Yield Bond Fund and the Total Return Bond Fund may invest in debt obligations that are in the lowest rating categories or are unrated, including debt obligations of issuers not currently paying interest as well as issuers who are in default. Investments in debt obligations that are at risk of or in default present special tax issues for these Funds. Tax rules are not entirely clear about issues such as when a Fund may cease to accrue interest, original issue discount, or market discount, when and to what extent deductions may be taken for bad debts or worthless securities, how payments received on obligations in default should be allocated between principal and income, and whether exchanges of debt obligations in a workout context are taxable. These and other issues will be addressed by these Funds, to the extent they invest in such securities, in order to reduce the risk of their distributing insufficient income to preserve their status as regulated investment companies and seek to avoid having to pay federal income or excise tax.

A Fund that invests in foreign securities may be subject to foreign withholding or other foreign taxes on certain income (possibly including, in some cases, capital gains) from such securities. Tax conventions between certain countries and the U.S. may reduce or eliminate such taxes in some cases. The Funds anticipate that they generally will not be entitled to elect to pass through such foreign taxes to their shareholders. If such an election is made, shareholders would have to include their shares of such taxes as additional income, but could be entitled to U.S. tax credits or deductions for such taxes, subject to certain reguirements and limitations under the Code.

Each Fund's investments in zero coupon securities or other securities bearing original issue discount or, if the Fund elects to include market discount in income currently, market discount will generally cause it to realize income prior to the receipt of cash payments with respect to these securities. Transactions or instruments subject to the mark to market or constructive sale rules described above may have the same result in some circumstances. In order to obtain cash to distribute this income or gain, maintain its qualification as a regulated investment company, and avoid



--------------------------------------------------------------------------------
federal income or excise taxes, a Fund may be required to liquidate portfolio securities that it might otherwise have continued to hold.

Each Municipal Fund purchases tax-exempt municipal securities which are generally accompanied by an opinion of bond counsel to the effect that interest on such securities is not included in gross income for federal income tax purposes. It is not economically feasible to, and the Municipal Funds therefore do not, make any additional independent inquiry into whether such securities are in fact tax-exempt. Bond counsels' opinions will generally be based in part upon covenants by the issuers and related parties regarding continuing compliance with federal tax requirements. Tax laws, especially those enacted during the last decade, not only limit the purposes for which tax-exempt bonds can be issued and the supply of such bonds, but also contain numerous and complex requirements that must be satisfied on a continuing basis in order for bonds to be and remain tax-exempt. If the issuer of a bond or a user of a bond-financed facility fails to comply with such requirements at any time, interest on the bond could become taxable, retroactive to the date the obligation was issued. In that event, a portion of a Municipal Fund's distributions attributable to interest such Fund received on such bond for the current year and for prior years could be characterized or recharacterized as taxable income.

Each Fixed Income Fund and each Municipal Fund may purchase municipal securities together with the right to resell the securities to the seller at an agreed upon price or yield within a specified period prior to the maturity date of the securities. Such a right to resell is commonly known as a "put" and is also referred to as a "standby commitment." A Fund may pay for a standby commitment either separately, in cash, or in the form of a higher price for the securities which are acquired subject to the standby commitment, thus increasing the cost of securities and reducing the return otherwise available. Additionally, a Fund may purchase beneficial interests in municipal securities held by trusts, custodial arrangements or partnerships and/or combined with third-party puts or other types of features such as interest rate swaps; those investments may require the Fund to pay "tender fees" or other fees for the various features provided.

The IRS has issued a revenue ruling to the effect that, under specified circumstances, a registered investment company will be the owner of tax-exempt municipal obligations acquired subject to a put option. The IRS has also issued private letter rulings to certain taxpayers (which do not serve as precedent for other taxpayers) to the effect that tax-exempt interest received by a regulated investment company with respect to such obligations will be tax-exempt in the hands of the company and may be distributed to its shareholders as exempt-interest dividends. The IRS has subsequently announced that it will not ordinarily issue advance ruling letters as to the identity of the true owner of property in cases involving the sale of securities or participation interests therein if the purchaser has the right to cause the security, or the participation interest therein, to be purchased by either the seller or a third party. Each Fund intends to take the position that it is the owner of any municipal obligations acquired subject to a standby commitment or other third party put and that tax-exempt interest earned with respect to such municipal obligations will be tax-exempt in its hands. There is no assurance that the IRS will agree with such position in any particular case. Additionally, the federal income tax treatment of certain other aspects of these investments, including the treatment of tender fees paid by the Fund, in relation to various regulated investment company tax provisions is unclear. However, the Adviser intends to manage each Fund's portfolio in a manner designed to minimize any adverse impact from the tax rules applicable to these investments.


For federal income tax purposes, each Fund is permitted to carry forward a net capital loss in any year to offset its own capital gains, if any, during the eight years following the year of the loss. To the extent subsequent years' capital gains are offset by such losses, they would not result in federal income tax liability to the applicable Fund and, accordingly, would generally not be distributed to shareholders. At October 31, 1997, Fixed Income Fund had capital loss carryforwards of approximately $_____ and Short-Term Fixed Income



--------------------------------------------------------------------------------

Fund had capital loss carryforwards of approximately $_____, in each case expiring (if not previously used) in the fiscal year ended October 31, 2004.


U.S. Shareholders--Distributions


A Municipal Fund's distributions from the tax-exempt interest it receives will generally be exempt from federal income tax, provided that such Fund qualifies as a regulated investment company, at least 50% of the value of the Fund's total assets at the close of each quarter of its taxable year consists of debt obligations that pay interest excluded from gross income under Section 103(a) of the Code, and the Fund properly designates such distributions as "exempt-interest dividends." The portions of such exempt-interest dividends, if any, derived from interest on certain private activity bonds will constitute tax preference items and may give rise to, or increase liability under, the federal alternative minimum tax for particular shareholders. In addition, all exempt-interest dividends may increase certain corporate shareholders' liability, if any, for the corporate alternative minimum tax and will be taken into account in determining the portion, if any, of a shareholder's social security benefits or certain railroad retirement benefits that is subject to tax.

For U.S. federal income tax purposes, distributions by the Funds other than the Municipal Funds, as well as any distributions of the Municipal Funds that are not designated as exempt-interest dividends as described above, whether reinvested in additional shares or paid in cash, generally will be taxable to shareholders who are subject to tax. Shareholders receiving a distribution in the form of newly issued shares will be treated for U.S. federal income tax purposes as receiving a distribution in an amount equal to the amount of cash they would have received had they elected to receive cash and will have a cost basis in each share received equal to such amount divided by the number of shares received. Distributions from investment company taxable income of any Fund, including the Municipal Funds, for the year will be taxable as ordinary income. Investment company taxable income includes, among other things, dividends, taxable interest, income from repurchase agreements and securities loans; accrued, recognized market discount; a portion of the discount on certain stripped tax-exempt obligations and their coupons; and net short-term capital gain (in excess of net long-term capital loss) from the sale of investments or options or futures transactions or the disposition of rights to when-issued securities prior to issuance. Distributions to corporate shareholders designated as derived from dividend income received by a Fund, if any, that would be eligible for the dividends received deduction if the Fund were not a regulated investment company will be eligible, subject to certain holding period and debt-financing restrictions, for the 70% dividends received deduction for corporations. Because eligible dividends are limited to those received by a Fund from U.S. domestic corporations, dividends paid by Funds other than the Equity Funds generally will not qualify for the dividends received deduction, and some of the dividends paid by the Equity Funds also may not qualify for the deduction. The dividends-received deduction, if available, is reduced to the extent the shares with respect to which the dividends received are treated as debt financed under the Code and is eliminated if the shares are deemed to have been held for less than a minimum period, generally 46 days, extending before and after each such dividend. The entire dividend, including the deducted amount, is considered in determining the excess, if any, of a corporate shareholder's adjusted current earnings over its alternative minimum taxable income, which may increase its liability for the federal alternative minimum tax. The dividend may, if it is treated as an "extraordinary dividend" under the Code, reduce such shareholder's tax basis in its shares of a Fund and, to the extent such basis would be reduced below zero, require the current recognition of income. Capital gain dividends (i.e., dividends from net capital gain) paid by any Fund, including the Municipal Funds, if designated as such in a written notice to shareholders mailed not later than 60 days after a Fund's taxable year closes, will be taxed to shareholders as long-term capital gain regardless of how long shares have been held by shareholders, but are not eligible for the dividends received deduction for corporations.



--------------------------------------------------------------------------------

As a result of the enactment of the Taxpayer Relief Act of 1997 (the "1997 TRA") on August 5, 1997, gain recognized after May 6, 1997 from the sale of a capital asset is taxable to individual (noncorporate) investors at different maximum federal income tax rates, depending generally upon the tax holding period for the asset, the federal income tax bracket of the taxpayer, and the dates the asset was acquired and/or sold. The Treasury Department has issued Notice 97-59 and Announcement 97-109, and is expected to issue further guidance, to apply this legislation (as modified by any "technical corrections" that may be enacted) to capital gains and losses and to distributions by regulated investment companies ("RICs"), including the Funds, from their realized net capital gain. This guidance should enable RICs to pass through to their shareholders the benefits of the capital gains tax rates contained in the 1997 TRA by designating certain capital gains dividends or portions thereof as eligible for a 20% maximum tax rate (or 10% for taxpayers in the 15% rate bracket), with other capital gain dividends or portions thereof subject to a maximum 28% tax rate, in each case for individuals and other noncorporate taxpayers entitled to such preferential capital gains tax rates. This guidance also provides or will provide for the appropriate tax treatment of other long-term capital gains and losses, such as those recognized by a Fund under the mark to market rules described above, and distributions attributable to such gains. Shareholders should consult their own tax advisers on the correct application of these new rules in their particular circumstances.

Interest on indebtedness incurred directly or indirectly to purchase or carry shares of a Municipal Fund will not be deductible to the extent it is deemed related to exempt-interest dividends paid by such Fund.


A Municipal Fund may not be an appropriate investment for persons who are, or are related to, substantial users of facilities financed by industrial development or private activity bonds.

Shareholders that are required to file tax returns are required to report tax-exempt interest income, including exempt-interest dividends, on their federal income tax returns. Each Municipal Fund will inform shareholders of the federal income tax status of its distributions after the end of each calendar year, including the amounts that qualify as exempt-interest dividends and any portions of such amounts that constitute tax preference items under the federal alternative minimum tax. Shareholders who have not held shares of a Municipal Fund for a full taxable year may have designated as tax-exempt or as a tax preference item a percentage of their distributions which is not exactly equal to a proportionate share of the amount of tax-exempt interest or tax preference income earned during the period of their investment in the Fund.

Different tax treatment, including penalties on certain excess contributions and deferrals, certain pre-retirement and post-retirement distributions, and certain prohibited transactions is accorded to accounts maintained as qualified retirement plans. Shareholders should consult their tax advisers for more information.

U.S. Shareholders--Sale of Shares


When a shareholder's shares are sold, redeemed or otherwise disposed of in a transaction that is treated as a sale for tax purposes, the shareholder will generally recognize gain or loss equal to the difference between the shareholder's adjusted tax basis in the shares and the cash, or fair market value of any property, received. Assuming the shareholder holds the shares as a capital asset at the time of such sale or other disposition, such gain or loss should be capital in character. However, any loss realized on the sale, redemption or other disposition of shares of a Municipal Fund with a tax holding period of six months or less will be disallowed to the extent of any exempt-interest dividends with respect to such shares. Moreover, any loss realized on the sale, redemption, or other disposition of the shares of any Fund with a tax holding period of six months or less, to the extent such loss is not disallowed under any other tax rule, will be treated as a long-term capital loss to the extent of any capital gain dividend with respect to such shares. Additionally, any loss realized on a sale, redemption or other



--------------------------------------------------------------------------------
disposition of shares of a Fund may be disallowed under "wash sale" rules to the extent the shares disposed of are replaced with shares of the same Fund within a period of 61 days beginning 30 days before and ending 30 days after the shares are disposed of, such as pursuant to a dividend reinvestment in shares of the Fund. If disallowed, the loss will be reflected in an adjustment to the basis of the shares acquired. Shareholders should consult their own tax advisers regarding their particular circumstances to determine whether a disposition of Fund shares is properly treated as a sale for tax purposes, as is assumed in the foregoing discussion. Also, future Treasury Department regulations, announcements or other guidelines issued to implement the 1997 TRA may contain rules for determining different tax rates applicable to sales of Fund shares held for more than one year, more than 18 months, and (for certain sales after the year 2000 or the year 2005) more than five years. These regulations may also modify some of the provisions described above.


The Funds may be required to withhold, as "backup withholding," federal income tax at a rate of 31% from dividends (including distributions from a Fund's net long-term capital gains, but not including exempt-interest dividends) and share redemption and exchange proceeds to individuals and other non-exempt shareholders who fail to furnish the Funds with a correct taxpayer identification number ("TIN") certified under penalties of perjury, or if the Internal Revenue Service or a broker notifies the Funds that the payee has failed to properly report interest or dividend income to the Internal Revenue Service or that the TIN furnished by the payee to the Funds is incorrect, or if (when required to do so) the payee fails to certify under penalties of perjury that it is not subject to backup withholding. Any amounts withheld may be credited against a shareholder's United States federal income tax liability. Distributions by a Municipal Fund will not be subject to backup withholding, however, for any year such Fund reasonably estimates that at least 95% of its dividends will be exempt-interest dividends.

Non-U.S. Shareholders

Shareholders who, as to the United States, are nonresident aliens, foreign corporations, fiduciaries of foreign trusts or estates, foreign partnerships or other non-U.S. investors generally will be subject to U.S. withholding tax at the rate of 30% on distributions treated as ordinary income unless the tax rate is reduced pursuant to a tax treaty or the dividends are effectively connected with a U.S. trade or business of the shareholder. In the latter case the dividends will be subject to tax on a net income basis at the graduated rates applicable to U.S. individuals or domestic corporations. Distributions of net capital gain, including amounts retained by a Fund which are designated as undistributed capital gains, to a non-U.S. shareholder will not be subject to U.S. federal income or withholding tax unless the distributions are effectively connected with the shareholder's trade or business in the United States or, in the case of a shareholder who is a nonresident alien individual, the shareholder is present in the United States for 183 days or more during the taxable year and certain other conditions are met.

Any gain realized by a non-U.S. shareholder upon a sale or redemption of shares of a Fund will not be subject to U.S. federal income or withholding tax unless the gain is effectively connected with the shareholder's trade or business in the United States, or in the case of a shareholder who is a nonresident alien individual, the shareholder is present in the United States for 183 days or more during the taxable year and certain other conditions are met. Non-U.S. investors should consult their tax advisers about the applicability of U.S. federal income or withholding taxes to certain distributions received by them.

State and Local

The Funds may be subject to state or local taxes in jurisdictions in which the Funds may be deemed to be doing business. In addition, in those states or localities which have income tax laws, the treatment of a Fund and its shareholders under such laws may differ from their treatment under federal income tax laws, and investment in the Fund may have tax consequences for


--------------------------------------------------------------------------------
shareholders different from those of a direct investment in the Fund's portfolio securities. Shareholders should consult their own tax advisers concerning these matters.


                       GENERAL INFORMATION ABOUT THE TRUST

General

The Trust is an open-end investment company organized as a Delaware business trust on September 13, 1993. The Trust commenced operations on January 3, 1994. Until December 30, 1994, the Fixed Income Fund and the Municipal Bond Fund were series of The Advisors' Inner Circle Fund, a Massachusetts business trust organized under the laws of the Commonwealth of Massachusetts on July 18, 1991.

In the event of a liquidation or dissolution of the Trust or an individual Fund, shareholders of a particular Fund would be entitled to receive the assets available for distribution belonging to such Fund. Shareholders of a Fund are entitled to participate in the net distributable assets of the particular Fund involved on liquidation, based on the number of shares of the Fund that are held by each shareholder.

Each service share and institutional share of a Fund is entitled to one vote per share; however, separate votes will be taken by each Fund or class (or by more than one Fund or class voting on a single class if similarly affected) on matters affecting only the Fund or class (or those affected Funds or classes) or as otherwise required by law. Shares are freely transferable and have no preemptive, subscription or conversion rights. The Trust does not expect to hold shareholder meetings except as required by the 1940 Act or the Agreement and Declaration of Trust (the "Declaration of Trust"). See "Organization and Shares of the Trust" in the Prospectus.


As of November 24, 1997, the following shareholders owned the following respective percentages of the outstanding service shares of the Municipal Bond Fund, the Smaller Companies Fund and the Microcap Fund:

Microcap Fund Service Shares
Donaldson Lufkin & Jenrette                                              8.26%
Secs Corp.
P.O. Box 2052
Jersey City, NJ 07303-2052

National Financial Services Corp.                                       88.38%
200 Liberty St
1 World Fin. Cnt
New York, NY 10281-1003

Smaller Companies Fund Service Shares

Donaldson Lufkin & Jenrette                                             82.78%
Secs Corp.
P.O. Box 2052
Jersey City, NJ 07303-2052

SEI Corporation                                                         17.22%
1 Freedom Valley Dr.
Oaks, PA 19456

Municipal Bond Fund Service Shares

Donaldson Lufkin & Jenrette                                             98.17%
Secs Corp.
P.O. Box 2052
Jersey City, NJ 07303-2052



--------------------------------------------------------------------------------

Shareholder and Trustee Liability


The Trust is organized as a Delaware business trust and, under Delaware law, the shareholders of a business trust are not generally subject to liability for the debts or obligations of the trust. Similarly, Delaware law provides that none of the Funds will be liable for the debts or obligations of any other Fund. However, no similar statutory or other authority limiting business trust shareholder liability exists in other states. As a result, to the extent that a Delaware business trust or a shareholder is subject to the jurisdiction of the courts in such other states, the courts may not apply Delaware law and may thereby subject the Delaware business trust shareholders to liability. To guard against this risk, the Declaration of Trust contains an express disclaimer of shareholder liability for acts or obligations of the Trust. Notice of such disclaimer will normally be given in each agreement, obligation or instrument entered into or executed by the Trust or the Trustees. The Declaration of Trust provides for indemnification by the relevant Fund for any loss suffered by a shareholder as a result of an obligation of the Fund. The Declaration of Trust also provides that the Trust shall, upon request, assume the defense of any claim made against any shareholder for any act or obligation of the Trust and satisfy any judgment thereon. The Trustees believe that, in view of the above, the risk of personal liability of shareholders is remote.

The Declaration of Trust further provides that the Trustees will not be liable for errors of judgment or mistakes of fact or law, but nothing in the Declaration of Trust protects a Trustee against any liability to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his or her office.

Consideration for Purchases of Shares


The Trust generally will not issue shares of the Funds for consideration other than cash. At the Trust's sole discretion, however, it may issue Fund shares for consideration other than cash in connection with an acquisition of portfolio securities (other than municipal debt securities issued by state political subdivisions or their agencies or instrumentalities) or pursuant to a bona fide purchase of assets, merger or other reorganization, provided the securities meet the investment objectives and policies of the Fund and are acquired by the Fund for investment and not for resale. An exchange of securities for Fund shares will generally be a taxable transaction to the shareholder.



                             ADDITIONAL INFORMATION

Independent Accountants


______________________ serves as the Funds' independent accountants, providing audit services, including review and consultation in connection with various filings by the Trust with the Commission and tax authorities.


Registration Statement

The Trust has filed with the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, a Registration Statement under the Securities Act of 1933, as amended, with respect to the securities of the Funds and certain other series of the Trust. If further information is desired with respect to the Trust, the Funds or such other series, reference is made to the Registration Statement and the exhibits filed as a part thereof.


--------------------------------------------------------------------------------

                              FINANCIAL STATEMENTS



The Trust's audited financial statements for the period ended October
31, 1997 are included in, and incorporated by reference into, this Statement of Additional Information in reliance upon the report of ______________, the Trust's independent accountants, as experts in accounting and auditing.

The financial statements of the Trust for the periods ended on and prior to October 31, 1997 are included in, and incorporated by reference into, this Statement of Additional Information from the Trust's 1997 Annual Report to Shareholders for the year ended October 31, 1997 (filed electronically on December ___, 1997; file no. 812-10080; accession no. ____________), and will be attached to each copy of such Statement of Additional Information that is distributed.



--------------------------------------------------------------------------------

                                   APPENDIX A

                           DESCRIPTION OF BOND RATINGS

      The rating descriptions set forth below are believed to be the most recent rating descriptions available from Moody's Investors Service, Inc. ("Moody's"), Standard & Poor's Ratings Group ("Standard & Poor's), Duff & Phelps, Inc. ("Duff") and Fitch Investors Service ("Fitch") at the date of this Statement of Additional Information for the securities listed. Ratings are generally given to securities at the time of issuance. While the rating agencies may from time to time revise such ratings, they undertake no obligation to do so, and the ratings indicated do not necessilarily represent ratings which will be given to these securities on the date of a Fund's fiscal year end.

I.    Long-Term Debt Ratings

Moody's Investors Service, Inc.

      Description of four highest long-term debt ratings by Moody's (Moody's applies numerical modifiers (1,2 and 3) in each rating category to indicate the security's ranking within the category):

      Aaa: Bonds which are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edge". Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

      Aa:   Bonds which are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than in Aaa securities.

      A:    Bonds which are rated A possess many favorable investment attributes and are to be considered as upper medium grade obligations. Factors giving security to prinicpal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment sometime in the future.

      Baa: Bonds which are rated Baa are considered as medium grade obligations, ie:, they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.


--------------------------------------------------------------------------------

Standard & Poor's Ratings Group (1)

      Description of the four highest long-term debt ratings by Standard & Poor's (Standard & Poor's may apply a plus (+) or minus (-) to a particular rating classification to show relative standing within the classification):

      AAA: Bonds rated AAA have the highest rating assigned by Standard & Poor's. Capacity to pay interest and repay principal is extremely strong.

      AA:   Bonds rated AA have a very strong capacity to pay interest and repay principal and differ from the higher rated issues only in small degree.

      A:    Bonds rated A have a very strong capacity to pay interest and repay principal although they are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than bonds in higher rated categories.

      BBB: Bonds rated BBB are regarded as having an adequate capacity to pay interest and repay principal. Whereas they normally exhibit adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for bonds in this category than in higher rated categories.

(1) Rates all governmental bodies having $1,000,000 or more of debt outstanding, unless adequate information is not available.


Duff & Phelps, Inc.

      Description of the four highest long-term debt ratings by Duff (Duff may apply a plus or minus to show relative standing within a rating category):

      AAA: Highest credit quality. The risk factors are negligible, being only slightly more than for risk-free U.S. Treasury debt.

      AA:   High credit quality. Protection factors are strong. Risk is modest but may vary slightly from time to time because of economic conditions.

      A:    Protection factors are average but adequate. However, risk factors are more variable and greater in periods of economic stress.

      BBB: Investment grade. Below average protection factors but still considered sufficient for prudent investment. Considerable variability in risk during economic cycles.

Fitch Investores Service

      Description of the four highest long-term ratings by Fitch (plus or minus signs are used with a rating symbol to indicate the relative position of the credit within the rating category):


--------------------------------------------------------------------------------

      AAA: Bonds considered to be investment grade and of the highest credit quality. The obligor has an exceptionally strong ability to pay interest and repay principal, which is unlikely to be affected by reasonably forseeable events.

      AA:   Bonds considered to be investment grade and of very high credit quality. The obligor's ability to pay interest and repay principal is very strong, although not quite as strong as bonds rated "AAA". Because bonds rated in the "AAA" and "AA" categories are not significantly vulnerable to foreseeable future developments, short-term debt of thest issues is generally rated "F-1+".
A: Bonds considered to be investment grade and of high crdit quality. The obligor's ability to pay interest and to repay principal is considered to be strong, but may be more vulnerable to adverse changes in economic conditions and circumstances than bonds with higher ratings.

      BBB: Bonds considered to be investment grade and of satisfactory credit quality. The obligor's ability to pay interest and to repay principal is considered to be adequate. Adverse changes in economic conditions and circumstances, however, are more likely to have an adverse impact on these bonds, and therefore, impair timely payment. The likelihood that the ratings of these bonds will fall below investment grade is higher than for bonds with higher ratings.

II. Short-Term Debt Ratings

      Short-term debt ratings may be assigned, for example, to commercial paper, master demand notes, bank instruments and letters of credit.

Moody's description of its highest short-term debt rating:

      Prime-1 Issuers rated Prime-1 (or supporting institutions) have superior capacity for repayment of senior short-term promissory obligations. Prime-1 repayment capacity will normally be evidenced by many of the following characteristics:

      -     Lending market positions in well established industries.

      -     High rates of return on funds employed.

      - Conservative capitalization structures with moderate reliance on debt and ample asset protection.

      - Broad margins in earnings coverage of fixed financial charges and high internal cash generation.

      - Well-established access to a range of financial markets and assured sources of alternative liquidity.

Standard & Poor's description of its highest short-term debt rating:

      A-1   This designation indicated that the degree of safety regarding timely payment is strong. Those issues determined to have extremely strong safety characteristics are denoted with a plus sign (+).


--------------------------------------------------------------------------------

III.  Short-Term Loan / Municipal Note Ratings


Moody's description of its two highest short-term loan / municipal note ratings:


      MIG-1/VMIG-1      This description denotes best quality. There is present
strong protection by established cash flows, superior liquidity support or demonstrated broad-based access to the market for refinancing.

      MIG-2/VMIG-2      This designation denotes high quality. Margins of
protection are ample although not so large as in the preceeding group.

Standard & Poor's description of its two highest municipal note ratings:

      SP-1 Very strong or strong capacity to pay principal and interest. Those issues determined to possess overwhelming safety characteristics will be given a plus (+) designation.

      SP-2 Satisfactory capacity to pay principal and interest, with some vulnerability to adverse financial and economic changes over the term of the notes.


--------------------------------------------------------------------------------

                        MORGAN GRENFELL INVESTMENT TRUST
                             No-Load Open-End Funds
                              Institutional Shares
                                885 Third Avenue
                            New York, New York 10022
                                February 25, 1998


Morgan Grenfell Investment Trust (the "Trust") is an open-end management investment company that includes thirteen distinct investment portfolios that focus on international investing (the "Funds"). Morgan Grenfell Investment Services Limited (the "Adviser" or "MGIS"), based in London England, serves as investment adviser to the Funds. The Funds are designed for long-term investors seeking to participate in foreign securities markets.

The investment objective of Morgan Grenfell International Equity Fund, Morgan Grenfell Global Equity Fund, Morgan Grenfell European Equity Fund, Morgan Grenfell Pacific Basin Equity Fund, Morgan Grenfell International Small Cap Equity Fund, Morgan Grenfell Japanese Small Cap Equity Fund, Morgan Grenfell European Small Cap Equity Fund and Morgan Grenfell Emerging Markets Equity Fund (the "Equity Funds") is to maximize capital appreciation. The investment objective of Morgan Grenfell Core Global Fixed Income Fund, Morgan Grenfell Global Fixed Income Fund, Morgan Grenfell International Fixed Income Fund, Morgan Grenfell Emerging Markets Debt Fund and Morgan Grenfell Emerging Local Currency Debt Fund (the "Fixed Income Funds") is to maximize total return.


Information concerning investment portfolios of the Trust that focus on U.S. investments is contained in a separate prospectus that may be obtained by calling 1-800-550-6426.

                                   ----------


This Prospectus provides information about the Trust and each of the Funds that investors should know before investing in institutional shares of the Funds. Investors should carefully read this Prospectus and retain it for future reference. For investors seeking more detailed information, the Statement of Additional Information dated February 25, 1998, as amended or supplemented from time to time, is available upon request without charge by calling the applicable telephone number listed on the back cover or by writing SEI Financial Services Company, 1 Freedom Valley Drive, Oaks, Pennsylvania 19456-0100. The Statement of Additional Information, which is incorporated by reference into this Prospectus, has been filed with the Securities and Exchange Commission. Not all of the Funds are available in certain states. Please call 1-800-550-6426 to determine availability in a particular state.


                                   ----------



INVESTMENTS IN EMERGING MARKETS CAN INVOLVE SIGNIFICANT RISKS, AND MORGAN GRENFELL EMERGING MARKETS EQUITY FUND, MORGAN GRENFELL EMERGING MARKETS DEBT FUND AND MORGAN GRENFELL EMERGING LOCAL CURRENCY DEBT FUND ARE DESIGNED FOR AGGRESSIVE INVESTORS. IN ADDITION, MORGAN GRENFELL EMERGING MARKETS DEBT FUND AND MORGAN GRENFELL EMERGING LOCAL CURRENCY DEBT FUND INVEST IN LOWER-QUALITY DEBT SECURITIES (JUNK BONDS), WHICH PRESENT HIGHER RISKS OF UNTIMELY INTEREST AND PRINCIPAL PAYMENTS, DEFAULT, AND PRICE VOLATILITY THAN HIGHER-QUALITY SECURITIES, AND MAY PRESENT LIQUIDITY AND VALUATION PROBLEMS.


INSTITUTIONAL SHARES OF THE FUNDS ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY, ANY BANK OR OTHER INSURED DEPOSITORY INSTITUTION, AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD OR ANY OTHER GOVERNMENT AGENCY. THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY
STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



--------------------------------------------------------------------------------
                                     Page 1

     Each Fund's primary investments are summarized below:

Morgan Grenfell International Equity Fund invests primarily in equity and equity-related securities of companies in countries other than the United States.

Morgan   Grenfell   Global   Equity  Fund   invests   primarily  in  equity  and
equity-related securities of companies throughout the world.

Morgan  Grenfell   European   Equity  Fund  invests   primarily  in  equity  and
equity-related securities of companies in Europe.

Morgan Grenfell Pacific Basin Equity Fund invests primarily in equity and equity-related securities of companies in Pacific Basin countries.

Morgan Grenfell International Small Cap Equity Fund invests primarily in equity and equity-related securities of small capitalization companies in countries other than the United States.

Morgan Grenfell Japanese Small Cap Equity Fund invests primarily in equity and equity-related securities of small capitalization companies in Japan.

Morgan Grenfell European Small Cap Equity Fund invests primarily in equity and equity-related securities of small capitalization companies in Europe.

Morgan Grenfell Emerging Markets Equity Fund invests primarily in equity and equity-related securities of companies in countries with emerging securities markets.


Morgan Grenfell Core Global Fixed Income Fund invests primarily in investment grade fixed income securities of issuers throughout the world.

Morgan Grenfell Global Fixed Income Fund invests primarily in fixed income securities of issuers throughout the world.


Morgan Grenfell International Fixed Income Fund invests primarily in fixed income securities of issuers in countries other than the United States.

Morgan Grenfell Emerging Markets Debt Fund invests primarily in fixed income securities of issuers in countries with emerging securities markets.


Morgan  Grenfell  Emerging Local  Currency Debt Fund invests  primarily in fixed
income   securities   denominated  in  currencies  of  countries  with  emerging securities markets.



--------------------------------------------------------------------------------
                                     Page 2

TABLE OF CONTENTS


                                                                       Page
Expense Information                                                       4
Financial Highlights                                                      6
Introduction to the Funds                                                 8
Investment Objectives and Policies                                       11
Description of Securities and Investment Techniques
         and Related Risks                                               19
Additional Investment Information                                        33
Management of the Funds                                                  34
Purchase of Institutional Shares                                         36
Redemption of Institutional Shares                                       39
Net Asset Value                                                          40
Dividends, Distributions and Taxes                                       41
Organization and Shares of the Trust                                     43
Performance Information                                                  44
Appendix A...........................................                    46
Appendix B...........................................                    49
Appendix C...........................................                    53



--------------------------------------------------------------------------------
                                     Page 3

                                                             EXPENSE INFORMATION

------------------------------------------------------------------------------------------------------------------------------------
                                                                                           International    Japanese      European
             FUND NAME               International    Global      European   Pacific Basin   Small Cap      Small Cap     Small Cap
                                      Equity Fund  Equity Fund*  Equity Fund  Equity Fund*  Equity Fund    Equity Fund*  Equity Fund
                                      -----------  ------------  -----------  ------------  -----------    ------------  -----------
------------------------------------------------------------------------------------------------------------------------------------
Shareholder Transaction
Expenses:
------------------------------------------------------------------------------------------------------------------------------------
Maximum Sales Charge
Imposed on Purchases ...................   None         None         None         None           None           None       None

Maximum Sales Charge
Imposed on Reinvested
Dividends ..............................   None         None         None         None           None           None       None

Deferred Sales Charge
Imposed on Redemptions .................   None         None         None         None           None           None       None

Exchange Fee ...........................   None         None         None         None           None           None       None
------------------------------------------------------------------------------------------------------------------------------------
Annual Fund Operating Expenses
(as a percentage of average net
 assets after reduction of advisory fee)
------------------------------------------------------------------------------------------------------------------------------------
Advisory fees ..........................    0.70%       0.70%        0.70%        0.70%          1.00%          1.00%      1.00%

Other Expenses .........................    ___%        0.70%         ___%        0.70%          ___%           0.70%      ___%

Reduction of Advisory Fee
and Expense Limitation by Adviser ** ...   (___)%      (0.50)%       (___)%      (0.50)%         (___)%        (0.45)%     (___)%
------------------------------------------------------------------------------------------------------------------------------------
Net Fund Operating
   Expenses ............................   0.90%        0.90%        0.90%        0.90%          1.25%          1.25%      1.25%
====================================================================================================================================

------------------------------------------------------------------------------------------------------------------------------------
                                          Emerging          Core                       International    Emerging        Emerging
             FUND NAME                     Markets      Global Fixed    Global Fixed       Fixed         Markets      Local Currency
                                         Equity Fund    Income Fund*    Income Fund     Income Fund     Debt Fund       Debt Fund*
                                         -----------    ------------    -----------     -----------     ---------       ----------
------------------------------------------------------------------------------------------------------------------------------------
Shareholder Transaction
Expenses:
------------------------------------------------------------------------------------------------------------------------------------
Maximum Sales Charge
Imposed on Purchases ...................    None           None             None            None          None             None

Maximum Sales Charge
Imposed on Reinvested
Dividends ..............................    None           None             None            None          None             None

Deferred Sales Charge
Imposed on Redemptions .................    None           None             None            None          None             None

Exchange Fee ...........................    None           None             None            None          None             None
------------------------------------------------------------------------------------------------------------------------------------
Annual Fund Operating Expenses
(as a percentage of average net
 assets after reduction of advisory fee)
------------------------------------------------------------------------------------------------------------------------------------
Advisory fees ..........................    1.00%          0.50%            0.50%           0.50%         1.00%            0.60%

Other Expenses .........................     ___%          0.51%            ___%            ___%          ___%             0.56%

Reduction of Advisory Fee
and Expense Limitation by Adviser ** ...    (___)%        (0.46)%           (___)%          (___)%        (___)%          (0.46)%

Net Fund Operating
   Expenses ............................    1.25%          0.55%            0.65%           0.65%         1.25%            0.70%
====================================================================================================================================

* Global Equity Fund, Pacific Basin Equity Fund, Japanese Small Cap Equity Fund, Core Global Fixed Income Fund and Emerging Local Currency Debt Fund were not operational during the fiscal year ended October 31, 1997.

** The Adviser has agreed to reduce its advisory fee and to make arrangements to limit certain other expenses to the extent necessary to limit Fund Operating Expenses of institutional shares of each Fund, on an annual basis, to the specified percentage of each Fund's assets shown in the above table as Net Fund Operating Expenses. The above table and the following Example reflect this voluntary agreement. In its sole discretion, the Advisor may terminate or modify this voluntary agreement at any time after October 31, 1998 . The purpose of this voluntary agreement is to enhance a Fund's total return during the period when, because of its smaller size, fixed expenses have a more significant impact on total return. After giving effect to the Adviser's voluntary agreement, each Fund's advisory fee is as follows: International Equity Fund ___%, Global Equity Fund 0.20%, European Equity Fund ___%, Pacific Basin Equity Fund 0.20%, International Small Cap Equity Fund ___%, Japanese Small Cap Equity Fund 0.55%, European Small Cap Equity Fund ___%, Emerging Markets Equity Fund ___%, Core Global Fixed Income Fund 0.04%, Global Fixed Income Fund ___%, International Fixed Income Fund___%, Emerging Markets Debt Fund ___% and Emerging Local Currency Debt Fund 0.14% and the Other Expenses of International Equity Fund and European Small Cap Equity Fund are equal to the respective amounts shown in the above table as Net Operating Expenses. If the Adviser's voluntary agreement were not in effect, the Fund Operating Expenses for institutional shares of each Fund would be as follows: International Equity Fund, ___%; Global Equity Fund, 1.40%; European Equity Fund, ___%; Pacific Basin Equity Fund, 1.40%; International Small Cap Equity Fund, ___%; Japanese Small Cap Equity Fund, 1.70%; European Small Cap Equity Fund, ___%; Emerging Markets Equity Fund, ___%; Core Global Fixed Income Fund, 1.01%, Global Fixed Income Fund, __%; International Fixed Income Fund, __%; Emerging Markets Debt Fund, __% and Emerging Local Currency Debt Fund, 1.16%.
--------------------------------------------------------------------------------


                                    Page -4-

Example:


Investors in institutional shares would pay the following expenses on a $1,000(1) investment assuming (1) a 5% annual return and (2) redemption at the end of each time period:

                                                          1      3     5    10
                                                         Year  Years Years Years
                                                         ----  ----- ----- -----

Morgan Grenfell International Equity Fund                $--   $--   $--    $--
Morgan Grenfell Global Equity Fund                       $ 9   $29    N/A    N/A
Morgan Grenfell European Equity Fund                     $--   $--   $--    $--
Morgan Grenfell Pacific Basin Equity Fund                $ 9   $29    N/A    N/A
Morgan Grenfell International Small Cap Equity Fund      $--   $--   $--    $--
Morgan Grenfell Japanese Small Cap Equity Fund           $13   $40    N/A    N/A
Morgan Grenfell European Small Cap Equity Fund           $--   $--   $--    $--
Morgan Grenfell Emerging Markets Equity Fund             $--   $--   $--    $--
Morgan Grenfell Global Fixed Income Fund                 $--   $--   $--    $--
Morgan Grenfell International Fixed Income Fund          $--   $--   $--    $--
Morgan Grenfell Emerging Markets Debt Fund               $--   $--   $--    $--
Morgan Grenfell Emerging Local Currency Debt Fund        $ 7   $22    N/A    N/A
Morgan Grenfell Core Global Fixed Income Fund            $ 6   $18    N/A    N/A

(1) The minimum initial investment required for institutional shares of each Fund is $250,000. Exchanges may be made in amounts as low as $50,000. See "Purchase of Institutional Shares - Exchange Privilege".

The purpose of the Expense Information Table and Example is to assist investors in understanding the various direct and indirect costs and expenses that an investment in institutional shares of a Fund will bear. For each Fund other than Morgan Grenfell Global Equity Fund, Morgan Grenfell Pacific Basin Equity Fund, Morgan Grenfell Japanese Small Cap Equity Fund, Morgan Grenfell Core Global Fixed Income Fund and Morgan Grenfell Emerging Local Currency Debt Fund, "Other Expenses" included in the Expense Information Table and Example are estimates for the fiscal year ending October 31, 1998 that are based on actual expenses incurred during the fiscal year ended October 31, 1997. Additionally, the figures shown for Morgan Grenfell Emerging Markets Debt Fund reflect the Adviser's voluntary agreement, effective as of March 1, 1997, to limit Fund Operating Expenses for institutional shares of this Fund to 1.25% of average net assets. For Morgan Grenfell Global Equity Fund, Morgan Grenfell Pacific Basin Equity Fund, Morgan Grenfell Japanese Small Cap Equity Fund, Morgan Grenfell Core Global Fixed Income Fund and Morgan Grenfell Emerging Local Currency Debt Fund, "Other Expenses" are based on estimated average net assets for the current fiscal year ending October 31, 1998. If the average net assets of any of these Funds exceeds the applicable estimate for such year, then that Fund's "Other Expenses" (as a percentage of average net assets) will be lower than the rate shown in the table. Conversely, if any of these Funds' average net assets are lower than the applicable estimate for such year, then that Fund's "Other Expenses" (as a percentage of net assets) will be higher than the rate shown in the table.


The Example assumes reinvestment of all dividends and distributions and that the percentage amounts listed in the Expense Information Table remain the same each year. If the Adviser were to discontinue its voluntary fee reductions, the expenses contained in the Example could increase.


--------------------------------------------------------------------------------
                                     Page 5

THE EXAMPLE IS DESIGNED FOR INFORMATION PURPOSES ONLY, AND SHOULD NOT BE CONSIDERED A REPRESENTATION OF FUTURE EXPENSES OR RETURN FOR ANY FUND. ACTUAL EXPENSES AND RETURN VARY FROM YEAR TO YEAR AND MAY BE HIGHER OR LOWER THAN THOSE SHOWN. For further information regarding advisory fees and other expenses of the Funds, see "Management of the Funds."



                                   ----------



                              FINANCIAL HIGHLIGHTS




Set forth on the following page is selected audited data for an outstanding institutional share of each of Morgan Grenfell International Equity Fund, Morgan Grenfell European Equity Fund, Morgan Grenfell International Small Cap Equity Fund, Morgan Grenfell European Small Cap Equity Fund, Morgan Grenfell Emerging Markets Equity Fund, Morgan Grenfell Global Fixed Income Fund, Morgan Grenfell International Fixed Income Fund and Morgan Grenfell Emerging Markets Debt Fund for the fiscal periods ended October 31, 1997, October 31, 1996 and (with the exception of Morgan Grenfell European Equity Fund) October 31, 1995. Selected data for an outstanding institutional share of each of the above Funds (other than Morgan Grenfell European Equity Fund and Morgan Grenfell European Small Cap Equity Fund) during the period from its inception to October 31, 1994 are also set forth below. The data set forth below have been audited by ________________, independent accountants, whose report thereon was unqualified.

The information set forth on the following page should be read in conjunction with the financial statements and notes thereto which appear in the Statement of Additional Information. The Statement of Additional Information and the Trust's annual report, which contains further information about the Funds' performance, are available free of charge by calling 1-800-550-6426. No information is presented on the following page for the Funds that had not commenced operations by October 31, 1997.



--------------------------------------------------------------------------------
                                     Page 6

--------------------------------------------------------------------------------
                              FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------

For a Share Outstanding Throughout Each Period Ended October 31

                                                     Net
                      Net Asset       Net          Realized     Distributions    Distributions
                        Value      Investment         and          from Net      from Realized    Net Asset
                      Beginning     Income/       Unrealized      Investment        Capital       Value End           Total
      Year            of Period      (Loss)      Gains/(Losses)     Income           Gains        of Period           Return
      ----            ---------      ------      --------------     ------           -----        ---------           ------
-------------------------
International Equity Fund
-------------------------

1997
1996                     $10.95        $0.11         $1.25          $(0.43)             --          $11.88            12.70%
1995 (1)*                $10.00        $0.08         $0.87              --              --          $10.95             9.50%
--------------------
European Equity Fund
--------------------
1997
1996 (2)*               $ 10.00         $ --        $ 0.60              --              --          $10.60             6.00%
-----------------------------------
International Small Cap Equity Fund
-----------------------------------
1997
1996                    $  9.40       $ 0.03        $ 0.57          $(0.04)             --          $ 9.96             6.43%
1995                    $ 10.35       $ 0.03        $(0.72)         $(0.04)         $(0.22)         $ 9.40           (6.67)%
1994 (3)*               $ 10.00       $ 0.02        $ 0.33              --              --          $10.35             3.50%
------------------------------
European Small Cap Equity Fund
------------------------------
1997
1996                    $ 11.55       $ 0.12        $ 1.03          $(0.12)         $(0.04)         $12.54            10.06%
1995 (4)*               $ 10.00       $ 0.12        $ 1.44          $(0.01)             --          $11.55            15.66%
----------------------------
Emerging Markets Equity Fund
----------------------------
1997
1996                    $  8.11       $ 0.06        $ 0.75          $(0.03)         $(0.09)         $ 8.80            10.02%
1995                    $ 11.00       $ 0.04        $(2.29)         $(0.02)         $(0.62)         $ 8.11           (21.00)%
1994 (5)*               $ 10.00       $(0.01)       $ 1.01              --              --          $11.00            10.00%
------------------------
Global Fixed Income Fund
------------------------
1997
1996                    $ 10.99       $ 0.59        $ 0.12          $(0.37)         $(0.07)         $11.26             6.60%
1995                    $  9.85       $ 0.35        $ 0.99         $(0.20)              --          $10.99            13.88%
1994 (6)*               $ 10.00       $ 0.25        $(0.40)             --              --          $ 9.85            (1.50)%
-------------------------------
International Fixed Income Fund
-------------------------------
1997
1996                    $ 11.34       $ 0.86        $(0.12)         $(0.66)         $(0.12) $        11.30             6.82%
1995                    $  9.94       $ 0.42        $ 1.03          $(0.05)             --          $11.34            14.66%
1994 (7)*               $ 10.00       $ 0.29        $(0.35)             --              --          $ 9.94            (0.60)%
--------------------------
Emerging Markets Debt Fund
--------------------------
1997
1996                    $ 10.55       $ 1.21        $ 2.60          $(1.00)             --          $13.36            38.42%
1995                    $ 10.19       $ 0.65        $(0.17)         $(0.11)         $(0.01)         $10.55             4.85%
1994 (8)*               $ 10.00       $ 0.13        $ 0.06              --              --          $10.19             1.90%



                                                                                   Ratio of Net
                                                                    Ratio of        Investment
                                                                    Expenses       Income(Loss)
                                                    Ratio of Net   to Average      to Average
                                       Ratio of      Investment    Net Assets       Net Assets
                        Net Assets   Expenses to    Income(Loss)  (Excluding       (Excluding        Portfolio       Average
                          End of       Average       to Average     Expense          Expense          Turnover      Commission
      Year             Period (000)   Net Assets     Net Assets   Limitations)     Limitations)        Rate           Rate**
      ----             ------------   ----------     ----------   ------------     ------------        ----           ------
-------------------------
International Equity Fund
-------------------------

1997
1996                     $3,423         0.90%         0.72%           3.59%          (1.97)%            39%         $0.0221
1995 (1)*                $2,738         0.90%         1.55%           2.73%           0.28)%            19%             N/A
--------------------
European Equity Fund
--------------------
1997
1996 (2)*               $17,902         0.90%        (0.41)%          1.40%          (0.91)%             5%         $0.0324
-----------------------------------
International Small Cap Equity Fund
-----------------------------------
1997
1996                   $106,709         1.25%         0.35%           1.38%           0.22%             47%        $ 0.0170
1995                   $ 90,917         1.25%         0.41%           1.48%           0.18%             62%             N/A
1994 (3)*              $ 68,798         1.25%         0.34%           1.67%          (0.08)%            41%             N/A
------------------------------
European Small Cap Equity Fund
------------------------------
1997
1996                    $ 9,856         1.25%         0.96%           2.50%          (0.29)%            49%         $0.0327
1995 (4)*               $ 9,336         1.25%         1.25%           2.24%           0.26%             34%             N/A
----------------------------
Emerging Markets Equity Fund
----------------------------
1997
1996                   $ 88,279         1.25%         0.63%           1.52%           0.36%             69%         $0.0003
1995                   $ 93,288         1.25%         0.44%           1.55%           0.14%             49%             N/A
1994 (5)*              $ 56,892         1.36%        (0.12)%          1.79%          (0.55)%            45%             N/A
------------------------
Global Fixed Income Fund
------------------------
1997
1996                   $149,917         0.75%         5.39%           0.79%           5.35%            223%             N/A
1995                   $139,337         0.78%         5.61%           0.87%           5.52%            147%             N/A
1994 (6)*              $ 53,915         0.85%         5.71%           1.28%           5.28%            173%             N/A
-------------------------------
International Fixed Income Fund
-------------------------------
1997
1996                   $ 21,155         0.75%         5.41%           1.03%           5.13%            235%             N/A
1995                   $ 27,603         0.78%         5.51%           1.15%           5.14%            187%             N/A
1994 (7)*              $ 15,238         0.85%         5.66%           1.42%           5.09%            130%             N/A
--------------------------
Emerging Markets Debt Fund
--------------------------
1997
1996                   $102,431         1.50%        10.15%           1.92%           9.73%            227%             N/A
1995                   $ 84,438         1.79%        10.97%           2.05%          10.71%            266%             N/A
1994 (8)*              $ 16,248         1.90%         7.04%           2.60%           6.34%             52%             N/A
------------------------------------------------------------------------------------------------------------------------------------


(1) International Equity Fund commenced operations on 5/15/95.
(2) European Equity Fund commenced operations on 9/3/96.
(3) International Small Cap Equity Fund commenced operations on 1/3/94.
(4) European Small Cap Equity Fund commenced operations on 11/1/94.
(5) Emerging Markets Equity Fund commenced operations on 2/2/94.
(6) Global Fixed Income Fund commenced operations on 1/3/94.
(7) International Fixed Income Fund commenced operations on 3/15/94.
(8) Emerging Markets Debt Fund commenced operations on 8/4/94.

* All ratios, excluding total return and portfolio turnover rate for the period, are annualized.
** Average commission rate paid per share for security purchases and sales during the period. Presentation of the rate is only required for fiscal years beginning after September 1, 1995.


                                    Page -7-

                            INTRODUCTION TO THE FUNDS


Morgan Grenfell Investment Trust (the "Trust") offers a number of mutual funds, each of which is a separate series of the Trust. This Prospectus relates solely to the Funds. Information regarding the Trust's other mutual funds (the "Domestic Funds"), which invest primarily in U.S. securities markets, is contained in a separate prospectus that may be obtained by calling 1-800-550-6426.

Under normal market conditions, the Funds will invest primarily in foreign securities. Investing primarily in foreign securities and across international borders presents growth opportunities and potentially higher returns than could be achieved by investing solely in the United States. International investing permits participation in the economies of countries with business cycles and stock and bond market performance often different from that in the United States and, with more than one-half of the world's stock and bond market value outside the United States, it can help broaden the investments of a portfolio otherwise solely invested in domestic securities. International investments also involve certain risks not normally associated with domestic investments. The Funds are designed for long-term investors comfortable with the special risk and return characteristics of investing internationally. See "Description of Securities and Investment Techniques and Related Risks."


MGIS, a member of the London-based Morgan Grenfell Asset Management, which is a fully owned subsidiary of Deutsche Morgan Grenfell Group, serves as the investment adviser to each of the Funds. Morgan Grenfell Asset Management has been managing international investments for over thirty years and now has over US$16.3 billion of assets under management. Within the Deutsche Morgan Grenfell Group, MGIS has specialized in delivering international investment management services to U.S. investors in both equity and fixed income markets.


This prospectus relates solely to institutional shares of the Funds. The Funds offer another class of shares (service shares), which is subject to different expenses and therefore has different performance than institutional shares. Information regarding service shares may be obtained by calling 1-800-550-6426.


Geographic and Issuer Focus

For purposes of each Fund's investment objective and policies, a company is considered to be located in a particular country if it (1) is organized under the laws of that country and has a principal place of business in that country or (2) derives 50% or more of its total revenues from business in that country.


European Equity Fund, Pacific Basin Equity Fund, Japanese Small Cap Equity Fund and European Small Cap Equity Fund focus their respective investments in the particular region or country reflected in their names. In contrast, International Equity Fund, Global Equity Fund, International Small Cap Equity Fund, Core Global Fixed Income Fund, Global Fixed Income Fund and International Fixed Income Fund may spread their investments across world markets.


International Small Cap Equity Fund, Japanese Small Cap Equity Fund and European Small Cap Equity Fund focus their investments on equity securities of companies with market capitalizations that are small relative to the market capitalizations of other issuers in the same market. Each of these Funds has its own policy regarding what constitutes a small capitalization company. See


--------------------------------------------------------------------------------
                                     Page 8

"Investment Objective and Policies." Small capitalization companies may offer greater opportunities for capital growth than larger, more mature companies, but investments in small capitalization companies also involve special risks. See "Description of Securities and Investment Techniques and Related Risks--Small Capitalization Companies."


Emerging Markets Equity Fund, Emerging Markets Debt Fund and Emerging Local Currency Debt Fund seek to attain their objectives by focusing on what are, in the Adviser's view, the most promising markets and companies in the world's rapidly developing countries. While emerging markets are highly volatile and subject to change with political or economic developments, they offer the opportunity for substantial stock market growth.


Each of the Fixed Income Funds is non-diversified under the Investment Company Act of 1940 (the "1940 Act") and, therefore, may be more susceptible than the Equity Funds to developments affecting any single issuer of portfolio securities. See "Description of Securities and Investment Techniques and Related Risks--Diversification." Each of the Equity Funds is diversified under the 1940 Act.


Certain of the Funds have no operating history and there can be no assurance that any Fund will achieve its investment objective.



Selection of Portfolio Securities

Equity and Equity-Related Securities. Equity and equity-related securities in which the Equity Funds may invest include common stock, preferred stock, and warrants, purchased call options and other rights to acquire stocks. See "Description of Securities and Investment Techniques and Related Risks." In selecting equity and equity-related securities for the Equity Funds' portfolios, the Adviser will focus on those companies which have earnings growth that, in the Adviser's view, has not been sufficiently reflected in the market price of the security. The Equity Funds may also invest in equity and equity-related securities where the fundamental value of the issuer is believed to be greater than its current market price. Fundamental value will be determined by taking into account various factors including earnings per share, the ratio of book value to market price, and the company's cash flow and dividend yield. While individual security selection is an important part of the investment process, macro-economic factors such as prospects for relative economic growth among countries, regions or geographic areas, expected levels of inflation and political policies influencing business conditions will also be considered.


Fixed Income Securities. Fixed income securities in which the Equity Funds and Fixed Income Funds may invest include U.S. and foreign government securities and corporate fixed income securities. See "Description of Securities and Investment Techniques and Related Risks--Fixed Income Securities." In managing the Fixed Income Funds, the Adviser uses a top-down approach which gives primary emphasis to the relative attractiveness of bond markets and currencies. Markets are selected after consideration is given to their risk and return outlook under various economic scenarios. Currencies are evaluated separately, and the underlying currency mix of each Fund's position in fixed income securities generally is designed to enhance returns during periods of relative U.S. dollar weakness and to protect return during periods of relative U.S. dollar strength. These investment decisions require consideration of macro-economic factors such as inflation, interest rates, monetary and fiscal policies, taxation and political climate. The Adviser also considers the characteristics of individual securities and issuers.



--------------------------------------------------------------------------------
                                     Page 9

The fixed income securities in which each Fund may invest may have stated maturities ranging from overnight to 1000 years. Each Fixed Income Fund's weighted average maturity will vary based upon the Adviser's assessment of economic and market conditions.


Investment Techniques and Related Risks

Foreign Securities. Investing in the securities of foreign issuers and of companies whose securities are principally traded outside the United States involves considerations and potential risks not typically associated with investing in the securities of U.S. issuers whose securities are principally traded in the United States. For example, in many foreign countries, securities markets are less liquid, more volatile and less subject to governmental regulation than U.S. securities markets. Also, in many foreign countries, there is less publicly available information about foreign issuers. Moreover, the value of the securities of foreign issuers held in a Fund's portfolio will be affected by changes in currency exchange rates, which may be incurred due to either changes in securities prices expressed in local currencies or due to movements in exchange rates, or both. See "Description of Securities and Investment Techniques and Related Risks--Foreign Securities."


Foreign Currency Transactions. To attempt to manage exposure to fluctuations in currency exchange rates and, in some circumstances, to seek to profit from exchange rate fluctuations, each Fund may employ certain currency management techniques, including forward foreign currency exchange contracts, options and futures on currencies and currency swaps. In addition, each Fund may also employ a variety of active investment management techniques, including entering into options, futures, options on futures, interest rate swaps and when-issued and forward commitment transactions in order to hedge its positions against potential adverse changes in future foreign currency exchange rates and for non-hedging purposes. Whether for hedging or non-hedging purposes, the use of these techniques entails special risks. See "Description of Securities and Investment Techniques and Related Risks--Currency Management Techniques."


Fixed Income Securities. The net asset value of the shares of the Funds investing in fixed income securities will change in response to fluctuations in interest rates and in currency exchange rates. When interest rates decline, the value of fixed income securities generally can be expected to rise. Conversely, when interest rates rise, the value of fixed income securities generally can be expected to decline. The performance of investments in fixed income securities denominated in a foreign currency generally can be expected to increase when the value of the foreign currency appreciates. A rise in foreign interest rates or a decline in the value of foreign currencies relative to the U.S. dollar generally can be expected to depress the value of a Fund's investments in securities denominated in a foreign currency. See "Description of Securities and Investment Techniques and Related Risks--Fixed Income Securities."


Lower Quality Fixed Income Securities. The Emerging Markets Debt Fund, the Emerging Local Currency Debt Fund and, to a lesser extent, the Global Fixed Income Fund may invest in fixed income securities which are unrated or rated in the lowest rating categories by Standard & Poor's Ratings Group ("Standard & Poor's") or Moody's Investors Service, Inc. ("Moody's") (i.e., ratings of BB or lower by Standard & Poor's or Ba or lower by Moody's). Securities rated BB or Ba or below (or comparable unrated securities) are considered speculative, and payments of principal and interest thereon may be questionable. In some cases, these securities may be highly speculative, have poor prospects for reaching investment grade standing and be in default. See "Description of Securities and Investment Techniques and Related Risks--Fixed Income Securities." A chart showing the distribution of Emerging Markets Debt Fund's assets across the various ratings categories is set forth in Appendix A.



--------------------------------------------------------------------------------
                                     Page 10

Temporary Defensive Investments. When market conditions warrant, in the judgment of the Adviser, each Fund may, for temporary defensive purposes, invest up to 100% of its total assets in U.S. or, subject to tax requirements, Canadian dollars, U.S. Government securities maturing within one year (including repurchase agreements collateralized by such securities) and commercial paper of U.S. or foreign issuers, cash equivalents and certain high grade fixed income securities. See "Description of Securities and Investment Techniques and Related Risks--Temporary Defensive Investments."


                       INVESTMENT OBJECTIVES AND POLICIES

International Equity Fund


The investment objective of the International Equity Fund is to maximize capital appreciation. Under normal circumstances, the Fund pursues this objective by investing at least 65% of its total assets in equity and equity-related securities (but not less than 60% directly in stocks) of companies located in countries other than the United States. The Fund will focus on securities traded in equity markets of the countries represented in the Morgan Stanley Capital
International-Europe Australia Far East Index (the "EAFE(R) Index") but may decide, on a stock-specific basis, to make investments in other foreign markets. The EAFE(R) Index includes the equity markets of Australia, Austria, Belgium, Denmark, Finland, France, Germany, Hong Kong, Ireland, Italy, Japan, Malaysia, the Netherlands, New Zealand, Norway, Singapore, Spain, Sweden, Switzerland and the United Kingdom. Under normal market conditions, the Fund will invest at least 65% of its total assets in equity and equity-related securities of companies in at least three foreign countries.

The Fund may invest more than 25% of its total assets in each of Japan and the United Kingdom. The concentration of the Fund's investments in these countries will cause the Fund to be particularly susceptible to the effects of political and economic developments in these countries. See "Description of Securities and Investment Techniques and Related Risks--Region and Country Concentration."


Up to 35% of the Fund's total assets may be invested in cash equivalents, investment grade fixed income securities (i.e., securities rated BBB, Baa, or higher by Standard & Poor's, Moody's or comparable rating agency, or, if unrated, determined to be of comparable quality by the Adviser), and equity and equity-related securities of issuers located in the United States.


Global Equity Fund


The investment objective of the Global Equity Fund is to maximize capital appreciation. Under normal circumstances, the Fund pursues this objective by investing at least 65% of its total assets in equity and equity-related securities (but not less than 60% directly in stocks) of companies in at least three countries. These countries may include Austria, Belgium, Denmark, Finland, France, Germany, Holland, Ireland, Italy, Luxembourg, Norway, Portugal, Spain, Sweden, Switzerland, the United Kingdom, the United States, Canada, Mexico, Japan, Hong Kong, Singapore, Australia, Malaysia, Indonesia, the Philippines, Thailand, and New Zealand. At the discretion of the Adviser, the Fund may invest in equity and equity-related securities of companies located in other countries.

The Fund may invest more than 25% of its total assets in each of Japan, the United States and the United Kingdom. The concentration of the Fund's investments in these countries will cause the Fund to be particularly susceptible to the effects of political and economic developments in these



--------------------------------------------------------------------------------
                                     Page 11
countries. See "Description of Securities and Investment Techniques and Related Risks--Region and Country Concentration."

Up to 35% of the Fund's total assets may be invested in cash equivalents and investment grade fixed income securities (i.e., securities rated BBB, Baa, or higher by Standard & Poor's, Moody's or comparable rating agency, or, if unrated, determined to be of comparable quality by the Adviser) of issuers located anywhere in the world.


European Equity Fund


The investment objective of the European Equity Fund is to maximize capital appreciation. Under normal circumstances, the Fund pursues this objective by investing at least 65% of its total assets in equity and equity-related securities (but not less than 60% directly in stocks) of companies located in European countries, including Austria, Belgium, Denmark, Finland, France, Germany, Holland, Ireland, Italy, Luxembourg, Norway, Portugal, Spain, Sweden, Switzerland and the United Kingdom. At the discretion of the Adviser, the Fund may invest in equity and equity-related securities of companies located in other European countries.

The Fund may invest more than 25% of its total assets in each of France, Germany and the United Kingdom, reflecting the dominance of these countries' stock markets in Europe. The concentration of the Fund's investments in these countries will cause the Fund to be particularly susceptible to the effects of political and economic developments in these countries. See "Description of Securities and Investment Techniques and Related Risks--Region and Country Concentration."


Up to 35% of the Fund's total assets may be invested in cash equivalents, investment grade fixed income securities (i.e., securities rated BBB, Baa, or higher by Standard & Poor's, Moody's or comparable rating agency, or, if unrated, determined to be of comparable quality by the Adviser), and equity and equity-related securities of issuers located in non-European countries, including the United States.


Pacific Basin Equity Fund


The investment objective of the Pacific Basin Equity Fund is to maximize capital appreciation. Under normal circumstances, the Fund pursues this objective by investing at least 65% of its total assets in equity and equity-related securities (but not less than 60% directly in stocks) of companies located in Pacific Basin countries, including Japan, Australia, Malaysia, Singapore, Hong Kong, Thailand, the Philippines, Indonesia, Taiwan, South Korea and New Zealand. At the discretion of the Adviser, the Fund may invest in other Pacific Basin countries.

The Fund may invest more than 25% of its total assets in each of Japan and Hong Kong, reflecting the dominance of these stock markets in the Pacific Basin. The concentration of the Fund's investments in Japan and Hong Kong will cause the Fund to be particularly susceptible to the effects of political and economic developments in Japan, Hong Kong and China. See "Description of Securities and Investment Techniques and Related Risks--Region and Country Concentration."


Up to 35% of Fund's total assets may be invested in cash equivalents, investment grade fixed income securities (i.e., securities rated BBB, Baa, or higher by Standard & Poor's, Moody's or comparable rating agency, or, if unrated, determined to be of comparable quality by the Adviser), and equity and equity-related securities of issuers located in countries outside the Pacific Basin, including the United States.


--------------------------------------------------------------------------------
                                     Page 12

International Small Cap Equity Fund


The investment objective of the International Small Cap Equity Fund is to maximize capital appreciation. Under normal circumstances, the Fund pursues this objective by investing at least 65% of its total assets in equity and equity-related securities (but not less than 60% directly in stocks) of small capitalization companies located in countries other than the United States. Small capitalization companies are: (i) companies ranked according to market capitalization in the bottom 25% of issuers listed on a stock exchange, (ii) companies listed on a secondary market (e.g., the Tokyo Stock Exchange Second Section, the Singapore SESDAQ Market) and (iii) companies whose securities are not listed on a stock exchange or secondary market.

The Fund will focus on companies located in countries represented in the NatWest Euro Pacific Index, but may decide, on a stock-specific basis, to make investments in companies located outside of these countries. The Nat West Euro Pacific Index includes the equity markets of Australia, Austria, Belgium, Denmark, Finland, France, Germany, Hong Kong, Ireland, Italy, Japan, Malasia, Netherlands, New Zealand, Norway, Singapore, Spain, Sweden, Switzerland, Thailand and the United Kingdom. Under normal market conditions, the Fund will invest at least 65% of its total assets in equity and equity-related securities issued by small capitalization companies in at least three different foreign countries.

The Fund may invest more than 25% of its total assets in each of Japan and the United Kingdom. The concentration of the Fund's investments in these countries will cause the Fund to be particularly susceptible to the effects of political and economic developments in these countries. See "Description of Securities and Investment Techniques and Related Risks--Region and Country Concentration."


Up to 35% of the Fund's total assets may be invested in cash equivalents, investment grade fixed income securities (i.e., securities rated BBB, Baa, or higher by Standard & Poor's, Moody's or comparable rating agency, or, if unrated, determined to be of comparable quality by the Adviser), and equity and equity-related securities of large and medium capitalization companies located outside the United States and companies of any size located in the United States.


Japanese Small Cap Equity Fund


The investment objective of the Japanese Small Cap Equity Fund is to maximize capital appreciation. Under normal circumstances, the Fund pursues this objective by investing at least 65% of its total assets in equity and equity-related securities (but not less than 60% directly in stocks) of small capitalization companies located in Japan. Small capitalization companies are:
(i) companies ranked according to market capitalization in the bottom 20% of issuers listed on the Tokyo Stock Exchange, (ii) companies listed on a Japanese secondary market (e.g., the Tokyo Stock Exchange Second Section) and (iii) companies whose securities are not listed on a stock exchange or secondary market. The concentration of the Fund's investments in Japanese companies will cause the Fund to be particularly susceptible to the effects of social, political and economic events that occur in Japan. See "Description of Securities and Investment Techniques and Related Risks--Region and Country Concentration."


Up to 35% of the Fund's total assets may be invested in cash equivalents, investment grade fixed income securities (i.e., securities rated BBB, Baa, or higher by Standard & Poor's, Moody's or comparable rating agency, or, if unrated, determined to be of comparable quality by the Adviser),


--------------------------------------------------------------------------------
                                     Page 13
and equity and equity-related securities of large and medium capitalization companies located in Japan and companies of any size located in countries other than Japan, including the United States.


European Small Cap Equity Fund


The investment objective of the European Small Cap Equity Fund is to maximize capital appreciation. Under normal circumstances, the Fund pursues this objective by investing at least 65% of its total assets in equity and equity-related securities (but not less than 60% directly in stocks) of small capitalization companies located in European countries, including Austria, Belgium, Denmark, Finland, France, Germany, Holland, Ireland, Italy, Luxembourg, Norway, Portugal, Spain, Sweden, Switzerland and the United Kingdom. At the discretion of the Adviser, the Fund may invest in other European countries. Small capitalization companies are: (i) companies ranked according to market capitalization in the bottom 25% of issuers listed on a European stock exchange,
(ii) companies listed on a European secondary market and (iii) companies whose securities are not listed on a stock exchange or secondary market.

The Fund may invest more than 25% of its total assets in each of Germany, France and the United Kingdom, reflecting the dominance of these countries' stock markets in Europe. The concentration of the Fund's investments in these countries will cause the Fund to be particularly susceptible to the effects of political and economic developments in these countries. See "Description of Securities and Investment Techniques and Related Risks--Region and Country Concentration."


Up to 35% of the Fund's total assets may be invested in cash equivalents, investment grade fixed income securities (i.e., securities rated BBB, Baa, or higher by Standard & Poor's, Moody's or comparable rating agency, or, if unrated, determined to be of comparable quality by the Adviser), and equity and equity-related securities of large and medium capitalization companies located in European countries and companies of any size located in non-European countries, including the United States.


Emerging Markets Equity Fund


The investment objective of the Emerging Markets Equity Fund is to maximize capital appreciation. Under normal circumstances, the Fund pursues this objective by investing at least 65% of its total assets in equity and equity-related securities (but not less than 60% directly in stocks) of companies that are located in countries with emerging securities markets; that is, countries with securities markets that are, in the opinion of the Adviser, emerging as investment markets but that have yet to reach a level of maturity associated with developed foreign stock markets, especially in terms of foreign investor participation. Countries with emerging securities markets include:
Algeria, Argentina, Bangladesh, Brazil, Bulgaria, Chile, China, Colombia, Costa Rica, Cyprus, Czech Republic, Ecuador, Egypt, Greece, Hungary, India, Indonesia, Jordan, Malaysia, Mexico, Morocco, Pakistan, Peru, the Philippines, Poland, Portugal, Russia, South Korea, Sri Lanka, Taiwan, Thailand, Turkey, Uruguay, Venezuela and Vietnam. At the discretion of the Adviser, the Fund may invest in other countries with emerging securities markets.


Investments in securities of companies located in countries with emerging securities markets may offer greater opportunities for capital growth than investments in securities traded in developed markets. However, investing in emerging securities markets also involves risks that are not present in developed markets. See "Description of Securities and Investment Techniques and Related Risks--Foreign Securities."


--------------------------------------------------------------------------------
                                     Page 14

The Fund may invest more than 25% of its total assets in each of Brazil, Malaysia and Mexico. The concentration of the Fund's investments in these countries will cause the Fund to be particularly susceptible to the effects of political and economic developments in these countries. See "Description of Securities and Investment Techniques and Related Risks--Region and Country Concentration."


Up to 35% of the Fund's total assets may be invested in cash equivalents, investment grade fixed income securities (i.e., securities rated BBB, Baa, or higher by Standard & Poor's, Moody's or comparable rating agency, or, if unrated, determined to be of comparable quality by the Adviser), and equity and equity-related securities of issuers traded in developed markets, including the U.S. securities markets.


Core Global Fixed Income Fund

The investment objective of the Core Global Fixed Income Fund is to maximize total return, emphasizing current income and, to a lesser extent, providing opportunities for capital growth consistent with reasonable investment risk. Under normal circumstances, the Fund pursues this objective by investing at least 65% of its total assets in fixed income securities of issuers in at least three countries, which may include: Austria, Belgium, Denmark, Finland, France, Germany, Holland, Ireland, Italy, Luxembourg, Norway, Portugal, Spain, Sweden, Switzerland, the United Kingdom, the United States, Canada, Japan, Australia and New Zealand. At the discretion of the Adviser, the Fund may invest in fixed income securities of issuers located in other countries.

The fixed income securities in which the Fund invests consist primarily of high grade debt obligations of foreign governments or their agencies, instrumentalities, political subdivisions and authorities; debt obligations issued or guaranteed by international or supranational entities; U.S. Government securities and high grade fixed income securities of U.S. and foreign corporate issuers. High grade securities include securities rated within the three highest grades by Moody's (Aaa, Aa and A), Standard & Poor's (AAA, AA and A) or comparable rating agency or, if unrated, determined to be of comparable quality by the Adviser. The Fund may also invest in governmental and corporate fixed income securities that are rated in the fourth highest grade by Moody's (Baa), Standard & Poor's (BBB) or comparable rating agency or, if unrated, determined to be of comparable quality by the Adviser. Securities rated in the fourth highest grade by any of the major rating agencies have speculative characteristics. See "Description of Securities and Investment Techniques and Related Risks--Fixed Income Securities" for a description of these risks and Appendix A to this Prospectus for a description of the various ratings categories.

The Fund may invest more than 25% of its total assets in each of Japan, the United States, Germany and the United Kingdom. The concentration of the Fund's investments in these countries will cause the Fund to be particularly susceptible to the effects of political and economic developments in these countries, See "Description of Securities and Investment Techniques and Related Risks--Region and Country Concentration."Up to 35% of the Fund's total assets may be invested in cash equivalents.



Global Fixed Income Fund

The investment objective of the Global Fixed Income Fund is to maximize total return, emphasizing current income and, to a lesser extent, providing opportunities for capital growth consistent with reasonable investment risk. Under normal circumstances, the Fund pursues this


--------------------------------------------------------------------------------
                                     Page 15
objective by investing at least 65% of its total assets in fixed income securities of issuers in at least three countries, which may include: Austria, Belgium, Denmark, Finland, France, Germany, Holland, Ireland, Italy, Luxembourg, Norway, Portugal, Spain, Sweden, Switzerland, the United Kingdom, the United States, Canada, Japan, Australia and New Zealand. At the discretion of the Adviser, the Fund may invest in fixed income securities of issuers located in other countries.


The fixed income securities in which the Fund invests consist primarily of debt obligations of foreign governments or their agencies, instrumentalities, political subdivisions and authorities; debt obligations issued or guaranteed by international or supranational entities; U.S. Government securities and fixed income securities of U.S. and foreign corporate issuers. Most of the Fund's investments in fixed income securities generally will be in securities rated within the four highest grades by Moody's (Aaa, Aa, A and Baa), Standard & Poor's (AAA, AA, A and BBB) or comparable rating agency or, if unrated, determined to be of comparable quality by the Adviser. However, the Fund may invest up to 15% of its total assets in fixed income securities rated below these levels or, if unrated, determined to be of comparable quality by the Adviser, including securities of issuers in emerging markets. These securities, which are known as below investment grade securities, involve greater price volatility and risk of loss of principal and income than investment grade securities. See "Description of Securities and Investment Techniques and Related Risks--Fixed Income Securities" for a description of these risks and Appendix A to this Prospectus for a description of the various ratings categories.


The Fund may invest more than 25% of its total assets in each of Japan, the United States, Germany and the United Kingdom. The concentration of the Fund's investments in these countries will cause the Fund to be particularly susceptible to the effects of political and economic developments in these countries, See "Description of Securities and Investment Techniques and Related Risks--Region and Country Concentration. "Up to 35% of the Fund's total assets may be invested in cash equivalents.


International Fixed Income Fund


The investment objective of the International Fixed Income Fund is to maximize total return, emphasizing current income and, to a lesser extent, providing opportunities for capital growth consistent with reasonable investment risk. Under normal circumstances, the Fund pursues this objective by investing at least 65% of its total assets in fixed income securities of issuers in at least three countries other than the United States, including Austria, Belgium, Denmark, Finland, France, Germany, Holland, Ireland, Italy, Luxembourg, Norway, Portugal, Spain, Sweden, Switzerland, the United Kingdom, Canada, Japan, Australia, and New Zealand. At the discretion of the Adviser, the Fund may invest in fixed income securities of issuers located in other foreign countries.


The fixed income securities in which the Fund invests consist primarily of high grade debt obligations of foreign governments or their agencies, instrumentalities, political subdivisions and authorities; debt obligations issued or guaranteed by international or supranational entities and high grade fixed income securities of foreign corporate issuers. High grade securities include securities rated within the three highest grades by Moody's (Aaa, Aa and A), Standard & Poor's (AAA, AA and A) or comparable rating agency or, if unrated, determined to be of comparable quality by the Adviser. The Fund may invest up to 10% of its total assets in governmental and corporate fixed income securities that are rated in the fourth highest grade by Moody's (Baa), Standard & Poor's


--------------------------------------------------------------------------------
                                     Page 16

(BBB) or comparable rating agency or, if unrated, determined to be of comparable quality by the Adviser. Securities rated in the fourth highest grade by any of the major rating agencies have speculative characteristics. See "Description of Securities and Investment Techniques and Related Risks--Fixed Income Securities" for a description of these risks and Appendix A attached to this Prospectus for a description of the various ratings categories.


The Fund may invest more than 25% of its total assets in each of Germany, France, Japan, Italy and the United Kingdom. The concentration of the Fund's investments in these countries will cause the Fund to be particularly susceptible to the effects of political and economic developments in these countries. See "Description of Securities and Investment Techniques and Related Risks--Region and Country Concentration."


Up to 35% of the Fund's total assets may be invested in fixed income  securities
issued   or   guaranteed   by  the   U.S.   Government   or  its   agencies   or
instrumentalities.


Emerging Markets Debt Fund


The investment objective of the Emerging Markets Debt Fund is to maximize total return. Under normal circumstances, the Fund pursues this objective by investing at least 65% of its total assets in fixed income securities of issuers located in countries with emerging securities markets, including Algeria, Argentina, Bangladesh, Brazil, Bulgaria, Chile, China, Colombia, Costa Rica, Croatia, Cyprus, Czech Republic, Ecuador, Egypt, Greece, Hungary, India, Indonesia, Ivory Coast, Jordan, Kazakhstan, Malaysia, Mexico, Morocco, Pakistan, Panama, Peru, the Philippines, Poland, Portugal, Russia, South Africa, Thailand, Turkey, Uruguay, Venezuela and Vietnam. At the discretion of the Adviser, the Fund may invest in fixed income securities of issuers in other countries that have emerging securities markets. Investments in emerging securities markets may offer greater opportunities for total return than investments in securities traded in developed markets. However, investing in emerging securities markets also involves risks that are not present in developed markets. See "Description of Securities and Investment Techniques and Related Risks--Foreign Securities."

Under normal market conditions, the Fund's investments in emerging securities markets will consist principally of (i) loans, debt instruments and fixed income securities issued or guaranteed by sovereign governments or their agencies and instrumentalities, (ii) sub-participations in such loans, debt instruments and fixed income securities and (iii) financial instruments, such as call options, the value of which are dependent on the prices of such loans, debt instruments and fixed income securities. The loans and debt instruments in which the Fund may invest may be denominated in a major currency, such as the U.S. dollar or the German Deutschemark, or in the local currency. The price of loans and debt instruments denominated in a local currency may be linked to the value of a major currency. The Fund's investments may include so-called "Brady Bonds," which recently have been issued by the governments of Argentina, Brazil, Bulgaria, Costa Rica, Dominican Republic, Equador, Jordan, Mexico, Nigeria, Poland, Panama, the Philippines, Uruguay and Venezuela, as well as non-performing or semi-performing instruments with potential to be converted into securities under a Brady plan or otherwise to appreciate in value as debt servicing prospects improve. See "Description of Securities and Investment Techniques and Related Risks--Fixed Income Securities." The Fund's investments in emerging securities markets may also include fixed income securities of non-governmental issuers located in countries with emerging securities markets.



--------------------------------------------------------------------------------
                                     Page 17

Fixed income securities in which the Fund may invest may be of any credit quality, including securities not paying interest currently, zero coupon bonds, securities that pay interest in the form of other securities (i.e., "pay in kind" or PIK securities) and securities in default. Fixed income securities having low credit quality involve greater price volatility and risk of loss of principal and income. For a description of these and other risks of investing in lower quality fixed income securities, see "Description of Securities and Investment Techniques and Related Risks--Fixed Income Securities." See Appendix A to this Prospectus for a description of the various ratings categories of Moody's and Standard & Poor's and a chart showing the distribution of the Fund's assets across the various ratings categories.


The Fund may invest more than 25% of its total assets in each of Mexico and Brazil. The concentration of the Fund's investments in these countries will cause the Fund to be particularly susceptible to the effects of political and economic developments in these countries. See "Description of Securities and Investment Techniques and Related Risks--Region and Country Concentration."


Up to 35% of the Fund's total assets may be invested in fixed income securities issued or guaranteed by the U.S. Government.



Emerging Local Currency Debt Fund

The investment objective of the Emerging Local Currency Debt Fund is to maximize total return. Under normal circumstances, the Fund pursues this objective by investing at least 65% of its total assets in local currency-denominated issues or instruments of issuers located in countries with emerging securities markets, including Algeria, Argentina, Bangladesh, Brazil, Bulgaria, Chile, China, Colombia, Costa Rica, Croatia, Cyprus, Czech Republic, Ecuador, Egypt, Greece, Hungary, India, Indonesia, Ivory Coast, Jordan, Kazakhstan, Malaysia, Mexico, Morocco, Pakistan, Panama, Peru, the Philippines, Poland, Portugal, Russia, South Africa, Thailand, Turkey, Uruguay, Venezuela and Vietnam. At the discretion of the Adviser, the Fund may invest in instruments in other currencies of countries that have emerging securities markets. Investments in emerging securities markets may offer greater opportunities for total return than investments in securities traded in developed markets. However, investing in emerging securities markets also involves risks that are not present in developed markets. See "Description of Securities and Investment Techniques and Related Risks--Foreign Securities."

In making investments for the Fund, the Adviser will give primary emphasis to the relative attractiveness of the local currencies in which the investments are denominated. Accordingly, the Fund will not generally attempt to hedge foreign currency exchange rate risks associated with positions it takes in such investments. The Fund may use forward foreign currency exchange contracts, options, futures, swaps, interest rate caps and floors and when-issued and forward commitment transactions for non-hedging and hedging purposes. However, because the Fund generally will not use these techniques to attempt to hedge currency exchange rate risks, the Fund's return may be more dependent on the Adviser's judgment as to the relative attractiveness of the local currencies in which the Fund's investments are denominated.

Under normal market conditions, the Fund's investments in emerging securities markets will consist principally of (i) debt instruments and fixed income securities issued or guaranteed by sovereign



--------------------------------------------------------------------------------
                                     Page 18
governments or their agencies and instrumentalities, (ii) financial instruments, such as call options, the value of which are dependent on the prices of such debt instruments and fixed income securities. The Fund's investments in emerging securities markets may also include fixed income securities of non-governmental issuers located in countries with emerging securities markets and fixed deposits denominated in foreign currencies.

The securities in which the Fund may invest may be of any credit quality, including securities not paying interest currently, zero coupon bonds, securities that pay interest in the form of other securities (i.e., "pay in kind" or PIK securities) and securities in default. Bonds having low credit quality involve greater price volatility and risk of loss of principal and income. For a description of these and other risks of investing in lower quality bonds, see "Description of Securities and Other Investment Techniques and Related Risks--Fixed Income Securities." See Appendix A to this Prospectus for a description of the various ratings categories of Moody's and Standard & Poor's.

The Fund may invest more than 25% of its total assets in Mexico The concentration of the Fund's investments in Mexico will cause the Fund to be particularly susceptible to the effects of political and economic developments in this country. See "Description of Securities and Investment Techniques and Related Risks--Region and Country Concentration."

Up to 35% of the Fund's total assets may be invested in fixed income securities issued or guaranteed by the U.S. Government or its agencies or instrumentalities, and in short-dated investments with commercial banks denominated in U.S. Dollars.




      DESCRIPTION OF SECURITIES AND INVESTMENT TECHNIQUES AND RELATED RISKS


Foreign Securities


General. Subject to their respective investment objectives and policies, the Funds may invest in securities of foreign issuers, including U.S. dollar-denominated and non-dollar denominated foreign equity and fixed income securities and in certificates of deposit issued by foreign banks and foreign branches of U.S. banks. While investments in securities of foreign issuers and non-U.S. dollar denominated securities may offer investment opportunities not available in the United States, such investments also involve significant risks not typically associated with investing in domestic securities. In many foreign countries, there is less publicly available information about foreign issuers, and there is less government regulation and supervision of foreign stock exchanges, brokers and listed companies. Also in many foreign countries, companies are not subject to uniform accounting, auditing, and financial reporting standards comparable to those applicable to domestic issuers. Security trading practices and custody arrangements abroad may offer less protection to the Funds' investments and there may be difficulty in enforcing legal rights outside the United States. Settlement of transactions in some foreign markets may be delayed or may be less frequent than in the United States which could affect the liquidity of the Funds' portfolios. Additionally, in some foreign countries, there is the possibility of expropriation or confiscatory taxation, limitations on the removal of securities, property, or other Fund assets, political or social instability or diplomatic developments which could affect investments in foreign securities.



--------------------------------------------------------------------------------
                                     Page 19

To the extent the Funds' investments are denominated in foreign currencies, the Funds' net asset values may be affected favorably or unfavorably by fluctuations in currency exchange rates and by changes in exchange control regulations. For example, if the Adviser increases a Fund's exposure to a foreign currency, and that currency's value subsequently falls, the Adviser's currency management may result in increased losses to the Fund. Similarly, if the Adviser hedges a Fund's exposure to a foreign currency, and that currency's value rises, the Fund will lose the opportunity to participate in the currency's appreciation. The Funds will incur transaction costs in connection with conversions between currencies.


Investments in American, European, Global and International Depository Receipts. The Funds may invest in foreign securities in the form of American Depository Receipts ("ADRs"), European Depository Receipts ("EDRs"), Global Depository Receipts ("GDRs") or International Depository Receipts ("IDRs"). ADRs are receipts typically issued by a U.S. bank or trust company which evidence ownership of underlying securities issued by a foreign corporation. EDRs and IDRs are receipts issued in Europe typically by non-U.S. banking and trust companies that evidence ownership of either foreign or U.S. securities. GDRs are receipts issued by either a U.S. or non-U.S. banking institution evidencing ownership of the underlying foreign securities. Generally, ADRs, in registered form, are designed for use in U.S. securities markets and EDRs, GDRs and IDRs, in bearer form, are designed for use in European securities markets. An ADR, EDR, GDR or IDR may be denominated in a currency different from the currency in which the underlying foreign security is denominated.

Investments in Emerging Markets. Each of the Funds may invest to varying degrees in one or more countries with emerging securities markets. These countries are generally located in Latin America, Europe, the Middle East, Africa and Asia. Political and economic structures in many of these countries may be undergoing significant evolution and rapid development, and these countries may lack the social, political and economic stability characteristic of more developed countries. Certain of these countries may have in the past failed to recognize private property rights and, at times, may have nationalized or expropriated the assets of private companies. As a result, these risks, including the risk of nationalization or expropriation of assets, may be heightened. In addition, unanticipated political or social developments may affect the value of a Fund's investments in these countries, as well as the availability of additional investments in these countries. The small size and inexperience of the securities markets in certain of these countries and the limited volume of trading in securities in these countries may make the Funds' investments in these countries illiquid and more volatile than investments in most Western European countries, and the Funds may be required to establish special custodial or other arrangements before making certain investments in some of these countries. There may be little financial or accounting information available with respect to issuers located in certain of these countries, and it may be difficult as a result to assess the value or prospects of an investment in these countries. The laws of some foreign countries may limit the Funds' ability to invest in securities of certain issuers located in those countries.

Region and Country Concentration. Each Fund may concentrate its investments in a particular region and/or in one or more foreign countries. Concentration of a Fund's investments in a particular region or country will subject the Fund, to a greater extent than if its investments in such region or country were more limited, to the risks of adverse securities markets, exchange rates and social, political or economic developments which may occur in that region or country.



--------------------------------------------------------------------------------
                                     Page 20

Currency Management Techniques

General. The performance of foreign currencies relative to that of the U.S. dollar is an important factor in each Fund's performance and the Adviser may manage the Fund's exposure to various currencies to seek to take advantage of the yield, risk and return characteristics that different currencies can provide. Currency exchange rates may fluctuate significantly over short periods of time causing, together with other factors, a Fund's net asset value to fluctuate as well, notwithstanding the performance of a Fund's underlying assets. Currency exchange rates generally are determined by the forces of supply and demand in the foreign exchange markets and the relative merits of investments in different countries, actual or anticipated changes in interest rates and other complex factors, as seen from an international perspective. Currency exchange rates also can be affected by intervention, or failure to intervene, by U.S. or foreign governments or central banks, or by currency controls or political developments in the United States or abroad. To the extent that a substantial portion of a Fund's total assets, adjusted to reflect the Fund's net position after giving effect to currency transactions, is denominated in the currency of a foreign country, the Fund will be more susceptible to the risk of adverse economic and political developments in that country.


In an attempt to manage exposure to currency exchange rate fluctuations, each Fund may enter into forward foreign currency exchange contracts or currency swap agreements, purchase securities indexed to foreign currencies, and buy and sell options and futures contracts relating to foreign currencies and options on such futures contracts. See "Forward Foreign Currency Transactions," "Interest Rate and Currency Swaps," "Options" and "Futures and Options on Futures" below. The Funds may use currency hedging techniques in the normal course of business to lock in an exchange rate in connection with purchases and sales of securities denominated in foreign currencies. Other currency management strategies allow the Adviser to hedge portfolio securities, to shift investment exposure from one currency to another, or to attempt to profit from anticipated declines in the value of a foreign currency relative to the U.S. dollar. There is no overall limitation on the amount of assets that any of the Funds may commit to currency management strategies. Although the Adviser may attempt to manage currency exchange rate risks, there is no assurance that the Adviser will do so, or do so at an appropriate time or that the Adviser will be able to predict exchange rates accurately.

Securities held by a Fund are generally denominated in the currency of the foreign market in which the investment is made. However, securities held by each Fund may be denominated in the currency of a country other than the country in which the investment is made. For example, Emerging Markets Debt Fund often purchases foreign securities that are denominated in U.S. dollars. The Funds may also invest in securities denominated in the European Currency Unit ("ECU"), which is a "basket" consisting of specified amounts of the currencies of certain member countries of the European Community. The specific amounts of currencies comprising the ECU may be adjusted by the Council of Ministers of the European Community from time to time to reflect changes in their relative values. In addition, the Funds may invest in securities denominated in other currency "baskets."

Forward Foreign Currency Transactions. Each of the Funds may conduct foreign currency exchange transactions on a spot (i.e., cash) basis at the rate prevailing in the foreign currency exchange market or by entering into forward currency exchange contracts ("forward currency contracts") to purchase or sell foreign currencies. A Fund may purchase or sell forward currency contracts for hedging purposes, except that the Emerging Local Currency Debt Fund generally does not expect to do so. Each Fund may also purchase or sell forward currency contracts for non-hedging purposes when the Adviser anticipates that the foreign currency will appreciate or



--------------------------------------------------------------------------------
                                     Page 21
depreciate in value, but securities denominated or quoted in that currency do not present attractive investment opportunities and are not held in a Fund's portfolio. When purchased or sold for non-hedging purposes, forward currency contracts are speculative.


Each Fund may enter into forward currency contracts to purchase foreign currency to attempt to protect against an anticipated rise in the U.S. dollar price of securities that it intends to purchase. Each Fund may enter into contracts to sell foreign currency to attempt to protect against the decline in value of its foreign currency denominated or quoted portfolio securities, or a decline in the value of anticipated dividends or interest from such securities, due to a decline in the value of the foreign currency against the U.S. dollar. Contracts to sell foreign currency could limit any potential gain which might be realized by a Fund if the value of the hedged currency increased.

A Fixed Income Fund may sell U.S. dollars and buy foreign currency forward in order to gain exposure to a currency which is expected to appreciate against the U.S. dollar. This speculative strategy allows a Fund to benefit from currency appreciation potential without requiring it to purchase a local fixed income instrument, for which prospects may be relatively unattractive. It is the Adviser's intention that each Fund's net U.S. dollar currency exposure generally will not fall below zero (i.e., that net short positions in the U.S. dollar generally will not be taken).


If a Fund enters into a forward currency contract to sell foreign currency for non-hedging purposes or to buy foreign currency for any purpose, the forward currency contract generally will not have a term greater than one year. The forecasting of short-term currency market movements is extremely difficult and there can be no assurance that short-term hedging strategies will be successful.


When a Fund enters into a forward currency contract to sell foreign currency for non-hedging purposes or to buy foreign currency for any purpose, the Fund will be required to place cash or liquid securities in a segregated account, which will be marked to market daily, in an amount equal to the value of the total assets committed to the consummation of the forward currency contract. If the value of the securities placed in the segregated account declines, additional cash or securities will be placed in the account so that the value of the account will equal the amount of the Fund's commitment with respect to the contract.


Forward currency contracts are subject to the risk that the counterparty to such contract will default on its obligations. Since a forward currency contract is not guaranteed by an exchange or clearinghouse, a default on the contract would deprive a Fund of unrealized profits, transaction costs or the benefits of a currency hedge or force a Fund to cover its purchase or sale commitments, if any, at the current market price. The Funds will not enter into forward currency contracts unless the credit quality of the unsecured senior debt or the claims-paying ability of the counterparty is determined to be investment grade by the Adviser. The Adviser will monitor the claims-paying ability of the counterparty on an ongoing basis.


Each Fund may also utilize forward foreign currency contracts to establish a synthetic investment position designed to change the currency characteristics of a particular security without the need to sell such security. For example, a Fund wishing to acquire a particular security that is denominated in French Francs, but wishing to seek exposure to a second currency and not the Franc, may simultaneously enter into a forward contract to sell an equivalent value of Francs in exchange for such foreign currency. Synthetic investment positions will typically involve the purchase of U.S. dollar-denominated securities together with a forward contract to purchase the currency to which the Fund seeks exposure and to sell U.S. dollars. This may be done because the range of highly liquid short-term instruments available in the U.S. may provide greater liquidity to a Fund than actual purchases of foreign currency-denominated securities in addition to providing superior returns in some cases. Depending on
(a)  each  Fund's  liquidity  needs,  (b)  the  relative  yields  of



--------------------------------------------------------------------------------
                                     Page 22
securities denominated in different currencies and (c) spot and forward currency rates, a significant portion of a Fund's assets may be invested in synthetic investment positions, subject to compliance with the tax requirements for qualification as a regulated investment company. See "Taxes."


There is a risk in adopting a synthetic investment position. It is impossible to forecast with absolute precision what the market value of a particular security will be at any given time. If the value of the U.S. dollar-denominated security is not exactly matched with a Fund's obligation under a forward currency contract on the date of maturity, the Fund may be exposed to some risk of loss from fluctuations in the value of the U.S. dollar. Although the Adviser will attempt to hold such mismatching to a minimum, there can be no assurance that the Adviser will be able to do so.


Cross-Hedging. At the discretion of the Adviser, each of the Fixed Income Funds may employ the currency hedging strategy known as "cross-hedging" by using forward currency contracts, currency options or a combination of both. When engaging in cross-hedging, a Fund seeks to protect against a decline in the value of a foreign currency in which certain of its portfolio securities are denominated by selling that currency forward into a different foreign currency for the purpose of diversifying the Fund's total currency exposure or gaining exposure to a foreign currency that is expected to appreciate.


For a description of the Funds' transactions in currency options, futures and swaps, see "Options--Currency Options," "Futures Contracts and Options on Futures Contracts" and "Interest Rate and Currency Swaps."


Small Capitalization Companies

The Japanese Small Cap Equity Fund, the European Small Cap Equity Fund and the International Small Cap Equity Fund each invests a significant portion of its assets in smaller, lesser-known, foreign companies which the Adviser believes offer greater growth potential than larger, more mature, better-known companies. Investing in the securities of these companies, however, also involves greater risk and the possibility of greater portfolio price volatility. Among the reasons for the greater price volatility of these small companies and unseasoned stocks are the less certain growth prospects of smaller firms, the lower degree of liquidity in the markets for such stocks and the greater sensitivity of small companies to changing economic conditions in their geographic region. For example, securities of these companies involve higher investment risk than that normally associated with larger firms due to the greater business risks of small size and limited product lines, markets, distribution channels and financial and managerial resources.


Options


Written Options. The Funds may write (sell) covered put and call options on equity and fixed income securities and enter into related closing transactions. A Fund may receive fees (referred to as "premiums") for granting the rights evidenced by the options. However, in return for the premium, the Fund assumes certain risks. For example, in the case of a written call option, the Fund forfeits the right to any appreciation in the underlying security while the option is outstanding. A put option gives to its purchaser the right to compel the Fund to purchase an underlying security from the option holder at the specified price at any time during the



--------------------------------------------------------------------------------
                                     Page 23
option period. In contrast, a call option written by the Fund gives to its purchaser the right to compel the Fund to sell an underlying security to the option holder at a specified price at any time during the option period. Upon the exercise of a put option written by a Fund, the Fund may suffer a loss equal to the difference between the price at which the Fund is required to purchase the underlying security and its market value at the time of the option exercise, less the premium received for writing the option. All options written by a Fund are covered. In the case of a call option, this means that the Fund will own the securities subject to the option or an offsetting call option as long as the written option is outstanding, or will have the absolute and immediate right to acquire the securities that are subject to the written option. In the case of a put option, this means that the Fund will deposit cash or liquid securities or a combination of both in a segregated account with the custodian with a value at least equal to the exercise price of the put option.

Purchased Options. The Funds may also purchase put and call options on securities. The advantage to the purchaser of a call option is that it may hedge against an increase in the price of securities it ultimately wishes to buy. The advantage to the purchaser of a put option is that it may hedge against a decrease in the price of portfolio securities it ultimately wishes to sell.

Each Fund may enter into closing transactions in order to offset an open option position prior to exercise or expiration by selling an option it has purchased or by entering into an offsetting option. If a Fund cannot effect closing transactions, it may have to retain a security in its portfolio it would otherwise sell or deliver a security it would otherwise retain. The Funds may purchase and sell options traded on recognized foreign exchanges. The Funds may also purchase and sell options traded on U.S. exchanges and, to the extent permitted by law, options traded over-the-counter.

Yield Curve Options. The Funds may enter into options on the yield spread, or yield differential between two securities. These options are referred to as yield curve options. In contrast to other types of options, a yield curve option is based on the difference between the yields of designated securities, rather than the prices of the individual securities, and is settled through cash payments. Accordingly, a yield curve option is profitable to the holder if this differential widens (in the case of a call) or narrows (in the case of a put), regardless of whether the yields of the underlying securities increase or decrease.


Currency Options. The Funds may purchase and write put and call options on foreign currencies (traded on U.S. and foreign exchanges or over-the-counter) to manage portfolio exposure to changes in U.S. dollar exchange rates. Call options on foreign currency written by a Fund will be covered, which means that the Fund will own an equal amount of the underlying foreign currency. With respect to put options on foreign currency written by a Fund, the Fund will deposit cash or liquid securities or a combination of both in a segregated account with the custodian in an amount equal to the amount the Fund would be required to pay upon exercise of the put option.


Stock Index Options


The Equity Funds may purchase and write exchange-listed put and call options on stock indices to hedge against risks of market-wide price movements. A stock index measures the movement of a certain group of stocks by assigning relative values to the common stocks included in the index. Examples of well-known foreign stock indices are the Toronto Stock Exchange Composite 100 and the Financial Times Stock Exchange 100. Options on stock indices are similar to options on securities. However, because options on stock indices do not involve the delivery of an underlying security, the option represents the holder's right to obtain from the writer in cash a fixed multiple of the amount by which the exercise price exceeds (in the case of a put) or is less than (in the case of a call) the closing value of the underlying index on the exercise date.



--------------------------------------------------------------------------------
                                     Page 24

When a Fund writes an option on a stock index, it will cover the option by depositing cash or liquid securities or a combination of both in an amount equal to the market value of the option, in a segregated account, which will be marked to market daily, with the custodian, and will maintain the account while the option is open. Alternatively, and only in the case of a written call option on a stock index, the Fund may cover the written option by owning an offsetting call option.


Futures Contracts and Options on Futures Contracts


When deemed advisable by the Adviser, each of the Funds may enter into financial futures contracts and purchase and write options on futures contracts to attempt to hedge against changes in interest rates, securities prices or currency exchange rates or for certain non-hedging purposes. A Fund may engage in futures and related options transactions for hedging and non-hedging purposes as defined in regulations of the Commodity Futures Trading Commission. A Fund will not enter into futures contracts or options thereon for non-hedging purposes, if immediately thereafter, the aggregate initial margin and premiums required to establish non-hedging positions in futures contracts and options on futures will exceed 5% of the net asset value of the Fund's portfolio, after taking into account unrealized profits and losses on any such positions and excluding the amount by which such options were in-the-money at the time of purchase.
Transactions in futures contracts and options on futures involve brokerage costs, require margin deposits and, in the case of contracts and options obligating the Funds to purchase securities or currencies, require the Funds to segregate assets with a value equal to the amount of the Fund's obligations.

Limitations and Risks Associated With Transactions In Forward Foreign Currency Exchange Contracts, Options, Futures Contracts and Options on Futures Contracts




Each of the Funds' active management techniques involves (1) liquidity risk that contractual positions cannot be easily closed out in the event of market changes or generally in the absence of a liquid secondary market, (2) correlation risk that changes in the value of hedging positions may not match the securities market and foreign currency fluctuations intended to be hedged, and (3) market risk that an incorrect prediction of securities prices or exchange rates by the Adviser may cause a Fund to perform worse than if such positions had not been taken. The ability to terminate over-the-counter options is more limited than with exchange traded options and may involve the risk that the counterparty to the option will not fulfill its obligations.



The use of options, futures and forward currency contracts is a highly specialized activity which involves investment techniques and risks that are different from those associated with ordinary portfolio transactions. Gains and losses on investments in options and futures depend on the Adviser's ability to predict the direction of stock prices, interest rates, currency movements and other economic factors. The loss that may be incurred by a Fund in entering into futures contracts and written options thereon and forward currency contracts is potentially unlimited. There is no assurance that higher than anticipated trading activity or other unforeseen events might not, at times, render certain facilities of an options clearing entity or other entity performing the regulatory and liquidity functions of an options clearing entity inadequate, and thereby result in the institution by an exchange of special procedures which may interfere with the timely execution of customers' orders. Options and futures traded on foreign exchanges generally are not regulated by U.S. authorities, and may offer less liquidity and less protection to a Fund in the event of default by the other party to the contract.


--------------------------------------------------------------------------------
                                     Page 25

Except as set forth above under "Futures Contracts and Options on Futures Contracts" there is no limit on the percentage of a Fund's assets that may be invested in futures contracts and related options or forward currency contracts. A Fund may not invest more than 25% of its total assets in purchased protective put options. A Fund's transactions in options, forward currency contracts, futures contracts and options on futures contracts may be limited by the requirements for qualification of the Fund as a regulated investment company for tax purposes. See "Taxes" in the Statement of Additional Information.


Fixed Income Securities

General. In order to achieve their respective investment objectives, the Funds may invest in a broad range of U.S. and non-U.S. fixed income securities. In periods of declining interest rates, a Fund's yield (its income from portfolio investments over a stated period of time) may tend to be higher than prevailing market rates, and in periods of rising interest rates, the yield of the Fund may tend to be lower. Also, when interest rates are falling, the inflow of net new money to each Fund from the continuous sale of its shares will likely be invested in portfolio instruments producing lower yields than the balance of the Fund's portfolio, thereby reducing the yield of the Fund. In periods of rising interest rates, the opposite can be true. To the extent a Fund invests in fixed income securities, its net asset value can generally be expected to change as general levels of interest rates fluctuate. The value of fixed income securities in a Fund's portfolio generally varies inversely with changes in interest rates. Prices of fixed income securities with longer effective maturities are more sensitive to interest rate changes than those with shorter effective maturities. The Fixed Income Funds may invest up to 5% of their net assets in inverse floating rate securities, which have greater volatility risk than ordinary fixed income securities.


Risk Factors of Lower Quality Securities. The Emerging Markets Debt Fund and the Emerging Local Currency Debt Fund may invest without limit in rated and unrated fixed income securities of any credit quality, including securities in default. In addition, the Global Fixed Income Fund may invest up to 15% of its total assets in fixed income securities that are rated less than Baa by Moody's or BBB by Standard & Poor's or, if unrated, determined to be of comparable quality by the Adviser. Securities rated BB or lower by Standard & Poor's or Ba or lower by Moody's and comparable unrated securities are considered speculative and, while generally offering greater income than investments in higher quality securities, involve greater risk of loss of principal and income, including the possibility of default or bankruptcy of the issuers of such securities, and have greater price volatility, especially during periods of economic uncertainty or change. These lower quality fixed income securities tend to be affected by economic changes and short-term corporate and industry developments to a greater extent than higher quality securities, which react primarily to fluctuations in the general level of interest rates. To the extent a Fund invests in such lower quality securities, the achievement of its investment objective may be more dependent on the Adviser's own credit analysis. The market prices of zero coupon and payment-in-kind bonds are affected to a greater extent by interest rate changes, and therefore tend to be more volatile than securities which pay interest periodically and in cash. Increasing rate note securities are typically refinanced by the issuers within a short period of time. See "Taxes" in the Statement of Additional Information for special tax considerations associated with investing in high yield bonds structured as zero coupon, payment-in-kind, or increasing rate securities.


Lower  quality  fixed  income  securities  will also be affected by the market's perception of their credit quality, especially during times of adverse publicity, and the outlook for economic growth. In the past, economic downturns or an increase in interest rates have, under certain circumstances,


--------------------------------------------------------------------------------
                                     Page 26
caused a higher incidence of default by the issuers of these securities and may do so in the future, especially in the case of highly leveraged issuers. The market for these lower quality fixed income securities is generally less liquid than the market for investment grade fixed income securities. Therefore, the Adviser's judgment may at times play a greater role in valuing these securities than in the case of investment grade fixed income securities, and it also may be more difficult under certain adverse market conditions to sell these lower rated securities to meet redemption requests, to respond to changes in the market, or to determine accurately a Fund's net asset value.


If a fixed income security, that at the time of purchase satisfied a Fund's minimum rating criteria, is subsequently downgraded, the Fund will not be required to dispose of the security. If such a downgrading occurs, however, the Adviser will consider what action, including the sale of the security, is in the best interest of the Fund. No Fund, other than the Global Fixed Income Fund, the Emerging Markets Debt Fund and the Emerging Local Currency Debt Fund, will continue to hold fixed income securities that have been downgraded below investment grade if more than 5% of that Fund's net assets would consist of such securities.


Foreign Government Securities. The foreign government securities in which the Funds may invest generally consist of debt obligations issued or guaranteed by national, state or provincial governments or similar political subdivisions. Foreign government securities also include debt obligations of supranational or quasi-governmental entities. Quasi-governmental and supranational entities include international organizations designated or supported by governmental entities to promote economic reconstruction or development and international banking institutions and related government agencies. Examples include the International Bank for Reconstruction and Development (the "World Bank"), the Japanese Development Bank, the Asian Development Bank and the InterAmerican Development Bank. Foreign government securities also include mortgage-related securities issued or guaranteed by national, state or provincial governmental instrumentalities, including quasi-governmental agencies. For a description of the risks associated with all investments in foreign securities, see "Foreign Securities" above.

The Emerging Markets Debt Fund may also invest in so-called "Brady Bonds." The Fund may invest in Brady Bonds and other sovereign debt securities of countries that have restructured or are in the process of restructuring sovereign debt pursuant to the Brady Plan. Brady Bonds are debt securities issued under the framework of the Brady Plan, an initiative announced by U.S. Treasury Secretary Nicholas F. Brady in 1989 as a mechanism for debtor nations to restructure their outstanding external indebtedness (generally, commercial bank debt). In restructuring its external debt under the Brady Plan framework, a debtor nation negotiates with its existing bank lenders as well as multilateral institutions such as the World Bank and the International Monetary Fund (the "IMF"). The
Brady Plan framework, as it has developed, contemplates the exchange of commercial bank debt for newly issued bonds (Brady Bonds). The World Bank and/or the IMF support the restructuring by providing funds pursuant to loan agreements or other arrangements which enable the debtor nation to collateralize the new Brady Bonds or to repurchase outstanding bank debt at a discount. Under these arrangements with the World Bank and/or the IMF, debtor nations have been required to agree to the implementation of certain domestic monetary and fiscal reforms. Such reforms have included the liberalization of trade and foreign investment, the privatization of state-owned enterprises and the setting of targets for public spending and borrowing. These policies and programs seek to promote the debtor country's ability to service its external obligations and promote its economic growth and development. Investors should recognize that the Brady Plan only sets forth general guiding principles for economic reform and debt reduction, emphasizing that


--------------------------------------------------------------------------------
                                     Page 27
solutions must be negotiated on a case-by-case basis between debtor nations and their creditors. The Adviser believes that economic reforms undertaken by countries in connection with the issuance of Brady Bonds make the debt of countries which have issued or have announced plans to issue Brady Bonds an attractive opportunity for investment.

Brady Bonds have recently been issued by Argentina, Brazil, Bulgaria, Costa Rica, Dominican Republic, Equador, Jordan, Mexico, Nigeria, Panama, Poland, the Philippines, Uruguay and Venezuela and may be issued by other countries. Over $130 billion in principal amount of Brady Bonds have been issued to date, the largest proportion having been issued by Argentina and Brazil. Brady Bonds may involve a high degree of risk, may be in default or present the risk of default. As of November 1, 1997, the Fund is not aware of the occurrence of any payment defaults on Brady Bonds. Investors should recognize however, that Brady Bonds have been issued only recently, and, accordingly, they do not have a long payment history. Agreements implemented under the Brady Plan to date are designed to achieve debt and debt-service reduction through specific options negotiated by a debtor nation with its creditors. As a result, the financial packages offered by each country differ. The types of options have included the exchange of outstanding commercial bank debt for bonds issued at 100% of face value of such debt, bonds issued at a discount of face value of such debt, bonds bearing an interest rate which increases over time and bonds issued in exchange for the advancement of new money by existing lenders. Certain Brady Bonds have been collateralized as to principal due at maturity by U.S. Treasury zero coupon bonds with a maturity equal to the final maturity of such Brady Bonds, although the collateral is not available to investors until the final maturity of the Brady Bonds. Collateral purchases are financed by the IMF, the World Bank and the debtor nations' reserves. In addition, the first two or three interest payments on certain types of Brady Bonds may be collateralized by cash or securities agreed upon by creditors. Although Brady Bonds may be collateralized by U.S. Government securities, repayment of principal and interest is not guaranteed by the U.S. Government.

Registered Loans. The Emerging Markets Debt Fund may invest in loan obligations issued or guaranteed by sovereign governments or their agencies and instrumentalities. The ownership of these loans is registered in the books of an agent bank and/or the borrower and transfers of ownership are effected by assignment agreements. Documentation for these assignments includes a signed notice of assignment, which is sent to the agent and/or borrower for registration shortly after the execution of the assignment agreement. Prior to the notice of assignment being registered with the agent and/or borrower, the borrower or its agent will make any payments of principal and interest to the last registered owner.

Given the volume of secondary market trading in registered loans, the agent and/or borrower's books may be out of date, making it difficult for a Fund to establish independently whether the seller of a registered loan is the owner of the loan. For this reason, the Fund will require a contractual warranty from the seller to this effect. In addition, to assure the Fund's ability to receive principal and interest owed to it but paid to a prior holder because of delays in registration, the Fund will purchase registered loans only from parties that agree to pay the amount of such principal and interest to the Fund upon demand after the borrower's payment of such principal and interest to any prior holder has been established.

Generally, registered loans trade in the secondary market with interest (i.e., the right to accrued but unpaid interest is transferred to purchasers). Occasionally, however, the Fund may sell a registered loan and retain the right to such interest ("sell a loan without interest"). To assure the Fund's ability to receive such interest, the Fund will make such sales only to parties that agree to pay the amount of such interest to the Fund upon demand after the borrower's payment of such interest to any subsequent holder of the loan has been established. In this rare situation, the Fund's



--------------------------------------------------------------------------------
                                     Page 28
ability to receive such interest (and, therefore, the value of shareholders' investments in the Fund attributable to such interest) will depend on the creditworthiness of both the borrower and the party who purchased the loan from the Fund.


To further assure the Fund's ability to receive interest and principal on registered loans, the Fund will only purchase registered loans from, and sell loans without interest to, parties determined to be creditworthy by the Adviser. For purposes of the Fund's issuer diversification and industry concentration policies, the Fund will treat the underlying borrower of a registered loan as an issuer of that loan. Where the Fund sells a loan without interest, it will treat both the borrower and the purchaser of the loan as issuers for purposes of this policy.


U.S. Government Securities. The Funds may invest in obligations issued or guaranteed as to both principal and interest by the U.S. Government, its agencies, instrumentalities or sponsored enterprises ("U.S. Government securities"). Some U.S. Government securities, such as U.S. Treasury bills, notes and bonds, are supported by the full faith and credit of the United States. Others, such as obligations issued or guaranteed by U.S. Government agencies or instrumentalities are supported either by (i) the full faith and credit of the U.S. Government (such as securities of the Small Business Administration), (ii) the right of the issuer to borrow from the U.S. Treasury (such as securities of the Federal Home Loan Banks), (iii) the discretionary authority of the U.S. Government to purchase the agency's obligations (such as securities of the Federal National Mortgage Association ("FNMA")), or (iv) only the credit of the issuer. No assurance can be given that the U.S. Government will provide financial support to U.S. Government agencies or instrumentalities in the future.

The Funds may also invest in separately traded principal and interest components of U. S. Government securities if such components are traded independently under the Separate Trading of Registered Interest and Principal of Securities program ("STRIPS") or any similar program sponsored by the U.S. Government.

Custodial Receipts. Each Fund may acquire custodial receipts which are typically issued by a custodian bank or investment brokerage firm. These receipts represent unmatured interest coupons that have been separated ("stripped") by a custodian bank or investment brokerage firm, and evidence ownership of future interest payments, principal payments or both on certain notes or bonds issued by the U.S. Government or its agencies or instrumentalities. For certain securities law purposes, custodial receipts are not considered U.S. Government securities.


Mortgage-Backed and Asset-Backed Securities

The Funds may invest in mortgage-backed securities, which represent direct or indirect participations in, or are collateralized by and payable from, mortgage loans secured by real property. These include collateralized mortgage obligations ("CMOs") and various "stripped" mortgage-backed securities ("SMBS"). CMOs are issued in multiple classes, each with a specified fixed or adjustable interest rate and final maturity date. Principal payments may be made to the various classes in either a sequential order or simultaneously. SMBS typically are issued in two classes, with one receiving only interest payments from a pool of mortgage loans ("IOs") and the other receiving only principal payments ("POs"). The Funds may also invest in asset-backed securities, which represent participations in, or are secured by and payable from, assets such as motor vehicle installment sales, installment loan contracts, leases of various types of real and personal property and receivables from revolving credit (credit card) agreements and other


--------------------------------------------------------------------------------
                                     Page 29
categories of receivables. Such securities are generally issued by trusts and special purpose corporations.

Mortgage-backed and asset-backed securities are often subject to more rapid repayment than their stated maturity date would indicate as a result of the pass-through of prepayments of principal on the underlying loans. During periods of declining interest rates, prepayment of loans underlying mortgage-backed and asset-backed securities can be expected to accelerate, and thus impair a Fund's ability to reinvest the returns of principal at comparable yields. Accordingly, the market values of such securities will vary with changes in market interest rates generally and in yield differentials among various kinds of U.S. Government securities and other mortgage-backed and asset-backed securities. Asset-backed securities present certain risks that are not presented by mortgage-backed securities because asset-backed securities generally do not have the benefit of a security interest in collateral that is comparable to mortgage assets. In addition, there is the possibility that, in some cases, recoveries on repossessed collateral may not be available to support payments on these securities.


Interest Rate, Mortgage and Currency Swaps and Interest Rate Caps and Floors


The Fixed Income Funds may enter into interest rate, mortgage and currency swaps for hedging and non-hedging purposes. The Fixed Income Funds may also enter into other types of interest rate swap arrangements such as caps and floors. A Fund will typically use interest rate swaps to adjust the effective duration of its portfolio, to preserve a return or spread on a particular investment or portion of its portfolio or to protect against any increase in the price of securities the Fund anticipates purchasing at a future date. Interest rate swaps involve the exchange by a Fund with another party of their respective commitments to pay or receive interest, such as an exchange of fixed rate payments for floating rate payments. Mortgage swaps are similar to interest rate swaps in that they represent commitments to pay and receive interest. The principal amount, however, is tied to a reference pool or pools of mortgages. Currency swaps involve the exchange of rights to make or receive payments in specified currencies. In a typical cap or floor arrangement, one party agrees to make payments only under specified circumstances, usually in return for payment of a fee by the other party. For example, the buyer of an interest rate cap obtains the right to receive payments to the extent that a specified interest rate exceeds an agreed upon level, while the seller of an interest rate floor is obligated to make payments to the extent that a specified interest rate falls below an agreed upon level. Since interest rate and currency swaps and interest rate caps and floors are individually negotiated, the Funds would enter into such arrangements in the expectation of achieving an acceptable degree of correlation between their hedged portfolio investments and their interest rate and currency swap positions.


The Funds will enter into interest rate and mortgage swaps only on a net basis, which means that the two payment streams are netted out, with a Fund receiving or paying, as the case may be, only the net amount of the two payments. Interest rate and mortgage swaps do not involve the delivery of securities, other underlying assets or principal. Accordingly, the risk of loss with respect to interest rate and mortgage swaps is limited to the net amount of interest payments that a Fund is contractually obligated to make. If the other party to an interest rate or mortgage swap defaults, a Fund's risk of loss consists of the net amount of interest payments that the Fund is contractually entitled to receive. The net amount of the excess, if any, of a Fund's obligations over its entitlements with respect to each interest rate swap, mortgage swap, and interest rate caps and floors, will be accrued on a daily basis, and an amount of cash or liquid securities having an aggregate net asset value at least equal to such accrued excess will be maintained in a segregated


--------------------------------------------------------------------------------
                                     Page 30
account, which will be marked to market daily, by the Fund's custodian. In contrast, currency swaps usually involve the delivery of the entire principal amount of one designated currency in exchange for the other designated currency. Therefore, the entire principal value of a currency swap is subject to the risk that the other party to the swap will default on its contractual delivery obligations. A Fund will segregate, in an account maintained by the Fund's custodian, an amount of cash or liquid securities having an aggregate net asset value equal to the entire amount of the Fund's obligation in a currency swap.


The use of interest rate, mortgage and currency swaps and interest rate caps and floors is a highly specialized activity which involves investment techniques and risks different from those associated with ordinary portfolio securities transactions. If the Adviser is incorrect in its forecasts of market values, interest rates or currency exchange rates, the investment performance of a Fund may be less favorable than it would have been if these investment techniques were not used.


Convertible Securities and Preferred Stocks

Subject to their investment policies, the Funds may invest in convertible securities, which may include corporate notes or preferred stock but are ordinarily long-term debt obligations of the issuer convertible at a stated exchange rate into common stock of the issuer. As with all fixed income securities, the market value of convertible securities tends to decline as interest rates increase and, conversely, to increase as interest rates decline. Convertible securities generally offer lower interest or dividend yields than non-convertible securities of similar quality. However, when the market price of the common stock underlying a convertible security exceeds the conversion price, the price of the convertible security tends to reflect the value of the underlying common stock. As the market price of the underlying common stock declines, the convertible security tends to trade increasingly on a yield basis, and thus may not depreciate to the same extent as the underlying common stock. Convertible securities generally rank senior to common stocks in an issuer's capital structure and are consequently of higher quality and entail less risk than the issuer's common stock. However, the extent to which such risk is reduced depends in large measure upon the degree to which the convertible security sells above its value as a fixed income security. In evaluating a convertible security, the Adviser will give primary emphasis to the attractiveness of the underlying common stock. The convertible debt securities in which each Fund may invest are subject to the same rating criteria as the Fund's investments in non-convertible securities.


Diversification

Each of the Fixed Income Funds is "non-diversified" under the 1940 Act. Accordingly, they are subject only to certain federal tax diversification requirements and to the policies adopted by the Adviser. With respect to 50% of its total assets, each Fixed Income Fund may invest up to 25% of its total assets in the securities of any one issuer (except that this limitation does not apply to U.S. Government securities). With respect to the remaining 50% of its total assets, a Fixed Income Fund may not invest more than 5% of its total assets in the securities of any one issuer (except U.S. Government securities) nor acquire more than 10% of the outstanding voting securities of any issuer. These federal tax diversification requirements (which also apply to the Equity Funds) apply only at taxable quarter-ends and are subject to certain qualifications and exceptions. To the extent that a Fixed Income Fund does not meet standards for being "diversified" under the 1940 Act, it will be more susceptible to developments affecting any single issuer of portfolio securities.


--------------------------------------------------------------------------------
                                     Page 31

Temporary Defensive Investments

For temporary defensive purposes, each of the Funds may invest all or part of its portfolio in U.S. or, subject to tax requirements, Canadian currencies, U.S. Government securities maturing within one year (including repurchase agreements collateralized by such securities), commercial paper of U.S. or foreign issuers, and cash equivalents.

Commercial paper represents short-term unsecured promissory notes issued in bearer form by U.S. or foreign corporations and finance companies. The commercial paper purchased by the Funds consists of U.S. dollar-denominated obligations of domestic or foreign issuers. Each Fund may also invest in commercial paper which at the date of investment is rated at least A-2 by Standard & Poor's or P-2 by Moody's, or their equivalent ratings, or, if not rated, is issued or guaranteed as to payment of principal and interest by companies which are rated, at the time of purchase, A or better by Standard & Poor's or Moody's, or their equivalents, and other debt instruments, including unrated instruments, not specifically described if such instruments are deemed by the Adviser to be of comparable quality.

Cash equivalents include obligations of banks which at the date of investment have capital, surplus and undivided profits (as of the date of their most recently published financial statements) in excess of US$ 100 million. Bank obligations in which the Funds may invest include certificates of deposit, bankers' acceptances and fixed time deposits. Bank obligations also include U.S. dollar-denominated obligations of foreign branches of U.S. banks or of U.S. branches of foreign banks, all of the same type as domestic bank obligations. A Fund will invest in the obligations of foreign branches of U.S. banks or of U.S. branches of foreign banks only when the Adviser determines that the credit risk with respect to the instrument is minimal.


Additional Investment Techniques

Mortgage Dollar Rolls. The Funds may enter into mortgage "dollar rolls" in which a Fund sells securities for delivery in the current month and simultaneously contracts to repurchase substantially similar (same type, coupon and maturity) securities on a specified future date. During the roll period, a Fund forgoes principal and interest paid on the securities. A Fund is compensated by the difference between the current sales price and the lower forward price for the future purchase (often referred to as the "drop") or fee income as well as by the interest earned on the cash proceeds of the initial sale. A "covered roll" is a specific type of dollar roll for which there is an offsetting cash position or a cash equivalent security position which matures on or before the forward settlement date of the dollar roll transaction.
The Funds may enter into both covered and uncovered rolls.


When-Issued Securities and Forward Commitments. Each Fund may purchase securities on a when-issued, delayed delivery or forward commitment basis. When these transactions are negotiated, the price of the securities is fixed at the time of the commitment, but delivery and payment may take place up to 90 days after the date of the commitment to purchase. When-issued securities or forward commitments involve a risk of loss if the value of the security to be purchased declines prior to the settlement date. When a Fund purchases securities on a forward commitment or when-issued basis, the Fund's custodian will maintain in a segregated account cash or liquid securities having a value (determined daily) at least equal to the amount of the Fund's purchase commitment.



--------------------------------------------------------------------------------
                                     Page 32

Repurchase Agreements. Each Fund may enter into repurchase agreements. In a repurchase agreement, a Fund buys a security subject to the right and obligation to sell it back to the other party at the same price plus accrued interest. These transactions must be fully collateralized at all times, but they involve some credit risk to a Fund if the other party defaults on its obligations and the Fund is delayed in or prevented from liquidating the collateral. A Fund will enter into repurchase agreements only with U.S. or foreign banks having total assets of at least US$100 million (or its foreign currency equivalent).


Reverse Repurchase Agreements. Each Fund may enter into reverse repurchase agreements with banks and domestic broker-dealers. Reverse repurchase agreements involve sales by a Fund of portfolio securities concurrently with an agreement by the Fund to repurchase the same securities at a later date at a fixed price. During the reverse repurchase agreement period, the Fund continues to receive principal and interest payments on these securities. Each Fund will deposit cash or liquid securities or a combination of both in a segregated account, which will be marked to market daily, with its custodian equal in value to its obligations with respect to reverse repurchase agreements. Reverse repurchase agreements are considered borrowings, and as such are subject to the limitations on borrowings by the Funds.

Illiquid Securities. Each Fund will not invest more than 15% of its net assets in illiquid securities, which include repurchase agreements and fixed time deposits maturing in more than seven days and securities that are not readily marketable.

Lending Securities. For the purpose of realizing income, each Fund may lend to broker-dealers portfolio securities amounting to not more than 33 1/3% of its total assets taken at current value. These transactions must be fully collateralized at all times but involve some credit risk to a Fund if the other party should default on its obligation and the Fund is delayed in or prevented from recovering the collateral. Voting rights with respect to a portfolio security pass to the borrower when the security is loaned by a Fund, but the Trustees (or the Adviser) are required to call the loan if necessary to vote on a material event affecting the Fund's investment in the loaned security.


Other Investment Companies. Each Fund may invest up to 10% of its total assets, calculated at the time of purchase, in the securities of other U.S.-registered investment companies. A Fund may not invest more than 5% of its total assets in the securities of any one such investment company or acquire more than 3% of the voting securities of any such other investment company. A Fund will indirectly bear its proportionate share of any management or other fees paid by investment companies in which it invests, in addition to its own fees.



                        ADDITIONAL INVESTMENT INFORMATION


Investment Restrictions

Each Fund has adopted certain fundamental investment restrictions which are described in detail in the Statement of Additional Information. Those investment restrictions designated as fundamental in the Statement of Additional Information can be changed only with shareholder approval. Each Fund's investment objective and all other investment restrictions and policies are nonfundamental and can be changed by the Board of Trustees of the Trust at any time without shareholder approval.


--------------------------------------------------------------------------------
                                     Page 33

Each Fund has fundamental investment restrictions with respect to borrowing, lending, diversification of investments, senior securities, pledging of assets, underwriting, real estate investments and commodities. See "Investment Restrictions" in the Statement of Additional Information.


Portfolio Transactions

The Adviser is responsible for making specific decisions to buy and sell portfolio securities for the Funds. The Adviser is also responsible for selecting brokers and dealers to effect these transactions and negotiating, if possible, brokerage commissions and dealers' charges. The Funds generally purchase and sell foreign securities in foreign countries, since the best available market for foreign securities is often on foreign markets. In transactions on foreign markets, brokerage commissions generally are fixed and are often higher than in the United States where commissions are negotiated. In the over-the-counter markets, securities generally are traded on a net basis with the dealers acting as principal for their own accounts without a stated commission.

The primary consideration in selecting broker-dealers to execute portfolio security transactions is the execution of such portfolio transactions at the most favorable prices. Consideration may also be given to the broker-dealer's sale of shares of the Funds. Subject to this requirement and the provisions of
Section 28(e) of the Securities Exchange Act of 1934, as amended, securities may be bought from or sold to broker-dealers who have furnished statistical, research and other information or services to the Adviser. Higher commissions may be paid to broker-dealers that provide research services. See "Portfolio
Transactions and Brokerage Commissions" in the Statement of Additional Information for a more detailed discussion of portfolio transactions. The Trustees will periodically review each Fund's portfolio transactions.


Pursuant to procedures established by the Trustees, subject to applicable regulations, and consistent with the above policy of obtaining the most favorable overall price, the Adviser may place securities transactions with brokers with whom it or the Distributor is affiliated. No Fund will effect principal transactions with an affiliated broker or dealer.



Portfolio Turnover


It is estimated that, under normal circumstances, the portfolio turnover rate of each of the Equity Funds will not exceed 150%. It is estimated that, under normal circumstances, the portfolio turnover rate of each of the Fixed Income Funds will be approximately 200% or higher. A high rate of portfolio turnover (i.e., 100% or higher) will result in correspondingly higher transaction costs to a Fund. However, these costs generally are lower for funds that invest in fixed income securities than for funds that invest in equity securities. A high rate of portfolio turnover will also increase the likelihood of net short-term capital gains (distributions of which are taxable to shareholders as ordinary income). See "Financial Highlights" for each Fund's portfolio turnover rate for the fiscal year ended October 31, 1997.



--------------------------------------------------------------------------------
                                     Page 34

                             MANAGEMENT OF THE FUNDS


The Board of Trustees of the Trust is responsible for the overall supervision and management of the Funds. The day-to-day operations of the Funds, including investment decisions, have been delegated to the Adviser. The Statement of Additional Information contains general background information regarding each Trustee and executive officer of the Trust.


The Adviser


MGIS, located at 20 Finsbury Circus, London, England, acts as investment adviser to each Fund pursuant to the terms of investment advisory contracts between the Trust, on behalf of each Fund, and MGIS (the "Advisory Contracts"). MGIS is registered as an investment adviser with the Commission and provides a full range of international investment advisory services to institutional clients. All of the outstanding voting stock of MGIS is owned by Morgan Grenfell Asset Management, Ltd. ("MGAM"), which is a wholly-owned subsidiary of Deutsche Bank AG, an international commercial and investment banking group. As of September 30, 1997, MGIS managed approximately $16.3 billion in assets.

Under its Advisory Contracts with the Trust, the Adviser manages each Fund's business and investment affairs. For these services, the Adviser is entitled to a monthly fee at an annual rate of each Fund's average daily net assets as follows:


                                                           Annual Rate
                                                           -----------
Morgan Grenfell International Equity Fund                     0.70%
Morgan Grenfell Global Equity Fund                            0.70%
Morgan Grenfell European Equity Fund                          0.70%
Morgan Grenfell Pacific Basin Equity Fund                     0.70%
Morgan Grenfell International Small Cap Equity Fund           1.00%
Morgan Grenfell Japanese Small Cap Equity Fund                1.00%
Morgan Grenfell European Small Cap Equity Fund                1.00%
Morgan Grenfell Emerging Markets Equity Fund                  1.00%
Morgan Grenfell Core Global Fixed Income Fund                 0.50%
Morgan Grenfell Global Fixed Income Fund                      0.50%
Morgan Grenfell International Fixed Income Fund               0.50%
Morgan Grenfell Emerging Markets Debt Fund                    1.00%
Morgan Grenfell Emerging Local Currency Debt Fund             0.60%





As further described in "Expense Information," the Adviser has voluntarily agreed to reduce its advisory fee and to make arrangements to limit certain other expenses of each Fund to the extent necessary to limit the Fund's operating expenses to a specified percentage of its average net assets. For the fiscal period ended October 31, 1997, this voluntary agreement was in effect, and Morgan Grenfell International Equity Fund, Morgan Grenfell European Equity Fund, Morgan Grenfell European Small Cap Equity Fund, Morgan Grenfell International Small Cap Equity Fund, Morgan


--------------------------------------------------------------------------------
                                     Page 35

Grenfell Emerging Markets Equity Fund, Morgan Grenfell Global Fixed Income Fund, Morgan Grenfell International Fixed Income Fund and Morgan Grenfell Emerging Markets Debt Fund paid advisory fees equal to - %, - %, - %, - %, - %, - %, - % and - % of their respective average daily net assets. The advisory fees to which the Adviser is entitled for International Small Cap Equity Fund, Japanese Small Cap Equity Fund, European Small Cap Equity Fund, Emerging Markets Equity Fund and Emerging Markets Debt Fund are higher than those for most mutual funds, but the Trustees believe that these fees are warranted by the resources needed to evaluate and invest in the particular markets on which these Funds focus.


Each Fund that has commenced operations is managed by a team of MGIS investment professionals with expertise in the region(s) and types of investments in which the Fund invests. For a description of the business experience and other credentials of each investment professional involved in managing the Funds' portfolios, see Appendix B to this Prospectus.


The Trust, on behalf of each Fund, is responsible for all of the Fund's expenses other than those expressly assumed by the Adviser under the terms of the Advisory Contracts. The expenses borne by each Fund include the Fund's advisory fee, transfer agent fee and taxes and its proportionate share of custodian fees, expenses of issuing reports to shareholders, legal fees, auditing and tax fees, blue sky fees, fees of the Commission, insurance expenses and disinterested Trustees' fees.




Administrator and Distributor

The Trust has entered into an Administration Agreement with SEI Financial Management Corporation ("SEI Financial Management" or the "Administrator"), 1 Freedom Valley Drive, Oaks, Pennsylvania 19456-0100. The Administrator generally assists in all matters relating to the administration of the Funds, including the coordination and monitoring of any third parties furnishing services to the Funds, the preparation and maintenance of financial and accounting records, and the provision of the necessary office space, equipment and personnel to perform administrative and clerical functions.

Pursuant to the Administration Agreement, SEI Financial Management receives from all series of the Trust (i.e., the Funds and the Domestic Funds) an aggregate monthly fee at the following annual rates of the aggregate average daily net assets ("aggregate assets") of such series:


               0.12% of aggregate assets under $1 billion
               0.08% of next $500 million of aggregate assets 0.06% of next $1 billion of aggregate assets 0.04% of aggregate assets exceeding $2.5 billion

Each Fund that offers its shares pays the Administrator a minimum annual fee that equals $60,000.

SEI Financial Services Company (the "Distributor"), 1 Freedom Valley Drive, Oaks, Pennsylvania 19456-0100, serves as the distributor of institutional shares of the Funds pursuant to a Distribution Agreement with the Trust and assists in the sale of institutional shares of the Funds.


--------------------------------------------------------------------------------
                                     Page 36

Custodian and Transfer Agent

The Trust has entered into a Custodian Agreement with The Northern Trust Company ("Northern Trust" or the "Custodian"), pursuant to which Northern Trust serves as custodian of the Funds' assets. The Custodian is located at Fifty South LaSalle Street, Chicago, Illinois 60675.

DST Systems, Inc. (the "Transfer Agent"), 1004 Baltimore, Kansas City , Missouri 64105, serves as the transfer agent of the Funds. The Transfer Agent maintains the records of each record shareholder's account, processes purchases and redemptions of the Funds' shares, acts as dividend and distribution disbursing agent and performs other shareholder servicing functions.

Additional information regarding the services performed by the Administrator, Distributor, Custodian and Transfer Agent is provided in the Statement of Additional Information.



                        PURCHASE OF INSTITUTIONAL SHARES


Institutional shares of any Fund may be purchased by an investor on any Business Day at the net asset value next determined after receipt of the investor's order in good order by the Transfer Agent. A "Business Day" means any day on which the New York Stock Exchange (the "NYSE") is open. Shareholders will be entitled to dividends payable with respect their shares of a Fund if they are shareholders of the Fund on the record date for such dividend. There is no sales charge in connection with purchases of institutional shares. The Trust reserves the right, in its sole discretion, to reject any purchase offer and to suspend the offering of shares.

Payments for institutional shares must be denominated in U.S. dollars. The minimum initial investment for any record shareholder account with a Fund is US$250,000 and subsequent investments will be accepted in any amount. The Trust reserves the right to vary the initial investment minimum and to establish minimums for additional investments at any time. In addition, the Trust may waive the minimum initial investment requirement for any investor. The Trust does not issue share certificates.


Purchases by Mail

Institutional shares may be purchased initially by completing the Account Application accompanying this Prospectus and mailing it, together with a check in the amount of $250,000 or more drawn on a U.S. bank payable to the appropriate Fund for each account an investor wishes to open, to:


By Regular Mail:                        By Overnight Mail:
----------------                        ------------------

Morgan Grenfell Investment Trust        Morgan Grenfell Investment Trust
P.O. Box 419165                         c/o DST Systems, Inc.
Kansas City, MO  64141-6165             (SEI Division CT-7 Tower)
                                        1004 Baltimore Kansas City, MO 64105


Third party checks, credit card checks and cash will not be accepted.

Subsequent investments in an existing account in any Fund may be made at any time by sending to the Transfer Agent, at the above address, a check payable to the appropriate Fund, along with


--------------------------------------------------------------------------------
                                     Page 37
either (i) a subsequent order form which may be obtained from the Transfer Agent or (ii) a letter stating the amount of the investment, the name of the Fund and the account number in which the investment is to be made. Investors should indicate the name of the appropriate Fund and account number on all correspondence.


Purchases by Wire

Investors having an account with a commercial bank that is a member of the Federal Reserve System may purchase institutional shares of any Fund by requesting their bank to transmit funds by wire to:

     United Missouri Bank, N.A.
     ABA No. 10-10-00695
     For:  Account Number 98-7052-395-7
     Further Credit:  [appropriate Fund name]

The investor's name and account number must be specified in the wire. In addition, investors should be aware that some banks may charge wire fees.

Initial Purchases: Before making an initial investment by wire, an investor must first telephone 1-800-407-7301 to be assigned an account number. The investor may then transmit funds by wire through the wire procedures described above. The investor's name, account number, taxpayer identification or social security number, and address must be specified in the wire. In addition, investors making initial investments by wire must promptly complete the Account Application accompanying this Prospectus and forward it to the Transfer Agent at:


By Regular Mail:                             By Overnight Mail:
----------------                             ------------------


Morgan Grenfell Investment Trust             Morgan Grenfell Investment Trust
P.O. Box 419165                              c/o DST Systems, Inc.
Kansas City, MO   64141-6165                 (SEI Division CT-7 Tower)
                                             1004 Baltimore
                                             Kansas City, MO 64105



Subsequent Purchases: Additional investments may be made at any time through the wire procedures described above, which must include the investor's name and account number.


Reports to Shareholders and Confirmations

Shareholders of each Fund receive an annual report containing audited financial statements and a semiannual report. All transactions in institutional shares of a Fund and dividends and distributions paid by a Fund are reflected in confirmations issued by the Transfer Agent at the time of the transaction and/or in monthly statements issued by the Transfer Agent. A year-to-date statement will be provided by the Transfer Agent. Shareholders with inquiries regarding a Fund may call Morgan Grenfell Investment Trust at 1-800-550-6426 or write to Morgan Grenfell Investment Trust at P.O. Box 419165, Kansas City, MO 64141-6165.


--------------------------------------------------------------------------------
                                     Page 38

Exchange Privilege

The Funds provide a telephone exchange privilege and a written exchange privilege. Institutional shares of a Fund may be exchanged in amounts as low as $50,000 for institutional shares of any other Fund or institutional shares of any Domestic Fund. A shareholder should obtain and read the prospectus relating to institutional shares of a Domestic Fund and consider its investment objective, policies and fees before making an exchange into that Fund. Exchanges will be permitted only in those states in which the relevant fund is available for sale.


If a shareholder elects the telephone exchange privilege on the Account Application, the shareholder will be able to effect the exchange of institutional shares in its account in one Fund for institutional shares in any other Fund described in this Prospectus by telephone, as long as all accounts are identically registered. A shareholder can exchange institutional shares by telephone by calling 1-800-407-7301 before 4:00 p.m., Eastern time, on any Business Day. Institutional shares exchanged will be valued at their respective net asset values next determined after the telephone exchange request is received. Neither the Funds nor their agents will be liable for any loss incurred by a shareholder as a result of following instructions communicated by telephone that they reasonably believe to be genuine. To confirm that telephone exchange requests are genuine, the Funds will employ reasonable procedures such as providing written confirmation of telephone exchange transactions and tape recording of telephone exchange requests. If a Fund does not employ such reasonable procedures, it may be liable for any loss incurred by a shareholder due to a fraudulent or other unauthorized telephone exchange request. The Funds reserve the right to refuse any request made by any shareholder.


In addition to using the telephone exchange privilege, shareholders in any of the Funds may exchange their institutional shares for institutional shares in any other Fund by submitting a written request, in proper form, to the Transfer Agent. Institutional shares exchanged in this manner will be valued at their respective net asset values next determined after the receipt of the written exchange request.


An exchange is treated a taxable transaction for shareholders that are subject to tax. Investors will receive 60 days written notice prior to any change in a Fund's exchange procedures.





                       REDEMPTION OF INSTITUTIONAL SHARES

How To Redeem

Shareholders may redeem institutional shares of a Fund without charge upon request on any Business Day by placing redemption requests with the Transfer Agent prior to 4:00 p.m., Eastern Time. Institutional shares are redeemed at the net asset value next determined after receipt of the redemption request by the Transfer Agent. Institutional shares subject to a redemption request will earn any dividends for which the record date is the day the request is received.

Redemption requests may be made by telephoning Morgan Grenfell Investment Trust at 1-800-407-7301 or by a written request addressed to the Transfer Agent in accordance with the procedures set forth below. A written request must specify the number of institutional shares to be redeemed, the Fund from which institutional shares are being redeemed, the account number, payment instructions and the exact registration on the account. Signatures must be guaranteed in accordance with the procedures set forth below under "Payment of Redemption Proceeds." A


--------------------------------------------------------------------------------
                                     Page 39
shareholder may request redemptions by telephone if the optional telephone redemption privilege is elected on the Account Application. In order to verify the authenticity of telephone redemption requests, the Transfer Agent's telephone representatives will request that the caller provide certain information unique to the account. If the caller is unable to provide this information, telephone redemption requests will not be processed and the redemption will have to be completed by mail. As long as the Transfer Agent's telephone representatives comply with the procedures described above, neither the Trust nor the Transfer Agent will be liable for any losses due to fraudulent or unauthorized transactions. Finally, it may be difficult to implement telephone redemptions in times of drastic economic or market changes.


Payment of Redemption Proceeds


Redemption proceeds ordinarily will be wired to the bank account designated on the Account Application, unless payment by check has been requested. Normally, redemption proceeds will be wired within no more than seven days after the Transfer Agent receives the appropriate redemption request documents, including any additional documentation that may be required by the Transfer Agent in order to establish that a redemption request has been properly authorized. Frequently, redemption proceeds will be wired on the next Business Day after the Transfer Agent's receipt of such documents. In addition, the payment of redemption proceeds for institutional shares of a Fund recently purchased by check may be delayed for up to 15 calendar days from the purchase date. After a wire has been initiated by the Transfer Agent, neither the Transfer Agent nor the Trust assumes any further responsibility for the performance of intermediaries or the shareholder's bank in the transfer process. If a problem with such performance arises, the shareholder should deal directly with such intermediaries or bank.

Shareholders may request that redemption payments be made by Federal Reserve wire or Automated Clearing House (ACH) wire. REDEMPTION PAYMENTS MADE BY FEDERAL RESERVE WIRE CANNOT BE MADE ON FEDERAL HOLIDAYS RESTRICTING WIRE TRANSFERS. There is no charge for ACH wire transactions; however, such transactions will not be posted to a shareholder's bank account until the second Business Day following the transaction.


A shareholder may change the bank designated to receive redemption proceeds by providing written notice to the Transfer Agent which has been signed by the shareholder or its authorized representative. This signature must be guaranteed by a bank, a securities broker or dealer, a credit union having authority to issue signature guarantees, a savings and loan association, a building and loan association, a cooperative bank, a federal savings bank or association, a national securities exchange, a registered securities association or a clearing agency, provided that such institution satisfies standards established by the Transfer Agent. The Transfer Agent may also require additional documentation in connection with a request to change a designated bank.

If the Board of Trustees determines that it is appropriate in order to protect the best interests of a Fund and its shareholders, the Fund, under the limited circumstances described below, may satisfy all or part of a redemption request by delivering portfolio securities to a redeeming investor. However, the Trust, on behalf of each Fund, has elected, pursuant to Rule 18f-1 under the 1940 Act, to redeem its shares solely in cash up to the lesser of $250,000 or 1% of the net asset value of the Fund during any 90-day period for any one shareholder. Only redemptions in excess of this limit may be paid in kind. In-kind payments would not have to constitute a cross-section of a Fund's portfolio. Investors receiving redemption payment in portfolio securities will not have


--------------------------------------------------------------------------------
                                     Page 40
eliminated their investment exposure by their redemption as would investors receiving their redemption payment in cash. Instead these investors will be subject to risks inherent in owning such securities, including market value and currency fluctuations, difficulties in selling securities in particular markets and repatriating the sales proceeds, and the political and other risks described under "Description of Securities and Investment Techniques and Related Risks - Foreign Securities." In addition, a shareholder generally will incur additional expenses, such as brokerage commissions and currency conversion fees or expenses, on the sale or other disposition of securities received from a Fund. Any portfolio securities paid or distributed to a redeeming shareholder would be valued as described under "Net Asset Value."



                                 NET ASSET VALUE



The net asset value per share of each Fund is normally calculated as of the close of regular trading on the NYSE, currently 4:00 p.m. Eastern time, on each Business Day. The net asset value of each class of a Fund's shares is determined by adding the value of all securities, cash and other assets of the Fund attributable to such class, subtracting liabilities (including accrued expenses and dividends payable) attributable to such class and dividing the result by the total number of outstanding Fund shares of such class.


For purposes of calculating each Fund's net asset value per share, equity securities traded on a recognized foreign or U.S. securities exchange are valued at their last sale price on the principal exchange on which they are traded on the valuation day prior to the time of valuation or, if no sale prior to the time of valuation occurs, at the bid price. Unlisted equity securities for which current market quotations are readily available are valued at their most recent bid price prior to the time of valuation. Debt securities and other fixed-income investments owned by the Funds are valued at prices supplied by independent pricing agents, which prices reflect broker-dealer supplied valuations and electronic data processing techniques. Short-term obligations maturing in sixty days or less may be valued at amortized cost, which does not take into account unrealized gains or losses on portfolio securities. Amortized cost valuation involves initially valuing a security at its cost, and thereafter assuming a constant amortization to maturity of any discount or premium, regardless of the impact of fluctuating interest rates on the security's market value. While this method provides certainty in valuation, it may result in periods in which the value of the security, as determined by the amortized cost method, may be higher or lower than the price a Fund would receive if the Fund sold the security. Other assets and assets whose market value does not, in the opinion of the Adviser, reflect fair value are valued at fair value using methods determined in good faith by the Board of Trustees.

Certain portfolio securities held by each Fund are listed on foreign exchanges which trade at times and on days when the NYSE is closed. As a result, the net asset value of each class of each Fund may be significantly affected by such trading at times and on days when shareholders have no ability to redeem shares of the Fund.


--------------------------------------------------------------------------------
                                     Page 41

                       DIVIDENDS, DISTRIBUTIONS AND TAXES



Each Fund declares and pays dividends from net investment income, if any, and distributes net short-term capital gain, if any, at least annually. Each Fund also distributes at least annually substantially all of the net long-term capital gain, if any, which it realizes for each taxable year and may make distributions at any other times when necessary to satisfy applicable tax requirements. Capital losses, including any capital loss carryovers from prior years, are taken into account in determining the amounts of short-term and long-term capital gains to be distributed. From time to time, a portion of a Fund's distributions may constitute a return of capital for tax purposes. Dividends and distributions are made in additional institutional shares of the same Fund or, at the shareholder's election, in cash. The election to reinvest dividends and distributions or receive them in cash may be changed at any time upon written notice to the Transfer Agent. If no election is made, all dividends and capital gain distributions will be reinvested.

Taxes

Each Fund is treated as a separate entity for federal income tax purposes and has elected or intends to elect to be treated as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), and to qualify for such treatment for each taxable year. To qualify as a regulated investment company, each Fund must satisfy certain requirements relating to the sources of its income, diversification of its assets and distribution of its income to shareholders. As a regulated investment company, a Fund will not be subject to federal income or excise tax on any net investment income or net realized capital gain that is distributed to its shareholders in accordance with certain timing and other requirements of the Code.


Dividends paid by a Fund from its net investment income, certain net realized foreign exchange gains, and the excess of net short-term capital gain over net long-term capital loss will be taxable to shareholders as ordinary income. Dividends paid by a Fund from any excess of net long-term capital gain over net short-term capital loss will be taxable to a shareholder as capital gain regardless of how long the shareholder has held its shares. It is anticipated that future tax regulations implementing federal tax legislation enacted on August 5, 1997 will provide that distributions of long-term capital gains to individuals or other noncorporate taxpayers will be subject to different maximum tax rates, depending on the dates on which the gains are recognized and the applicable Fund's holding periods for the assets that produce the gains. These tax consequences will apply regardless of whether distributions are received in cash or reinvested in shares. Certain distributions declared in October, November or December and paid in January of the following year are taxable to shareholders as if received on December 31 of the year in which they are declared.


Shareholders will be informed annually about the amount and character of distributions received from a Fund for federal income tax purposes and foreign taxes, if any, passed through to shareholders, as described below.

Individuals and certain other classes of shareholders may be subject to 31% backup withholding of federal income tax on dividends, redemptions and exchanges if they fail to furnish their correct taxpayer identification number and certain certifications or if they are otherwise subject to backup withholding. Individuals, corporations and other shareholders that are not U.S. persons under the


--------------------------------------------------------------------------------
                                     Page 42

Code are subject to different tax rules and may be subject to non-resident alien withholding tax at the rate of 30% (or a lower rate provided by an applicable tax treaty) on amounts treated as ordinary dividends from a Fund and, unless a current IRS Form W-8 or acceptable substitute for Form W-8 is on file, to backup withholding on certain other payments from a Fund.

Because each Fund invests in foreign securities, it may be subject to foreign withholding or other foreign taxes on income earned on such securities (possibly including, in some cases, capital gains). In any year in which any of the Funds qualifies, it may make an election that would generally permit its shareholders to take a credit or a deduction for their proportionate shares of qualified foreign taxes paid by such Fund, subject to applicable holding period requirements and other restrictions or limitations under the Code. Each such shareholder would then treat as additional income (in addition to actual dividends and distributions) his or her proportionate share of the amount of qualified foreign taxes paid by such Fund. For some years, a Fund may be unable or may not elect to pass such taxes and foreign tax credits and deductions with respect to such taxes through to its shareholders.


Investors should consider the tax implications of buying institutional shares immediately prior to a distribution. Investors who purchase institutional shares shortly before the record date for a distribution will pay a per share price that includes the value of the anticipated distribution and will be taxed on any taxable distribution even though the distribution represents a return of a portion of the purchase price.


Redemptions and exchanges of institutional shares are taxable events for shareholders that are subject to tax.

In addition to federal taxes, a shareholder may be subject to state, local or foreign taxes on dividends, capital gain distributions, or the proceeds of redemptions or exchanges. A state income (and possibly local income and/or intangible property) tax exemption is generally available to the extent distributions of a Fund are derived from interest on (or, in the case of intangible property taxes, the value of its assets is attributable to) certain U.S. Government Securities, provided in some states that certain thresholds for holdings of U.S. Government Securities and/or reporting requirements are satisfied. The Funds may not satisfy such requirements in some states or localities. Shareholders should consult their tax advisors regarding the application to them of the federal tax legislation referred to above and any other specific questions about federal, state, local or foreign taxes and special rules that may be applicable to certain classes of investors, such as retirement plans, financial institutions, tax-exempt entities, insurance companies and non-U.S. persons.



                      ORGANIZATION AND SHARES OF THE TRUST




The Trust was formed as a business trust under the laws of the State of Delaware on September 13, 1993, and commenced investment operations on January 3, 1994. The Board of Trustees of the Trust is responsible for the overall management and supervision of the affairs of the Trust. The Declaration of Trust authorizes the Board of Trustees to create separate investment series or portfolios of shares. As of the date hereof, the Trustees have established the thirteen Funds described in this Prospectus and nine additional series. The Declaration of Trust further authorizes the Trust to classify or reclassify any series or portfolio of shares into one or more classes. As of the date hereof, the Trustees have established two classes of shares: institutional shares and service shares.



--------------------------------------------------------------------------------
                                     Page 43

The shares of each class represent an interest in the same portfolio of investments of a Fund. Each class has equal rights to voting, redemption, dividends and liquidation , except that only service shares bear service fees and each class may bear other expenses properly attributable to the particular class. Also, holders of service shares of each Fund have exclusive voting rights with respect to the service plan adopted by their Fund.

When issued, shares of the Funds are fully paid and nonassessable. In the event of liquidation, shareholders are entitled to share pro rata in the net assets of the applicable Fund available for distribution to shareholders. Shares of the Funds entitle their holders to one vote per share, are freely transferable and have no preemptive, subscription or conversion rights.

Shares of a Fund will be voted separately with respect to matters pertaining to that Fund except for the election of Trustees and the ratification of independent accountants. For example, shareholders of each Fund are required to approve the adoption of any investment advisory agreement relating to such Fund and any change in the fundamental investment restrictions of such Fund. Approval by the shareholders of one Fund is effective only as to that Fund. The Trust does not intend to hold shareholder meetings, except as may be required by the 1940 Act. The Trust's Declaration of Trust provides that special meetings of shareholders shall be called for any purpose, including the removal of a Trustee, upon written request of shareholders entitled to vote at least 10% of the outstanding shares of the Trust, or Fund, as the case may be. In addition, if ten or more shareholders of record who have held shares for at least six months and who hold in the aggregate either shares having a net asset value of $25,000 or 1% of the outstanding shares, whichever is less, seek to call a meeting for the purpose of removing a Trustee, the Trust has agreed to provide certain information to such shareholders and generally to assist their efforts.


As of November 24, 1997, the James R. Trueman Irrev. Subchapter S Trust owned beneficially 31.07% and the Wagner Family Trust owned beneficially 25.09% of the outstanding shares of the International Fixed Income Fund, the TRW Master Trust owned beneficially 63.17% and the Pitney Bowes Retirement Plan owned beneficially 36.81% of the outstanding shares of the European Small Cap Equity Fund, the Motorola Pension Fund owned beneficially 30.34% and the Motorola Employees Savings & Profit Sharing Trust owned beneficially 29.70% and the
Public Employees' Retirement Association owned beneficially 29.21% of the outstanding shares of the Emerging Markets Equity Fund, the Louisiana Municipal Police Employees Retirement System owned beneficially 98.09% of the outstanding shares of the European Equity Fund, and Morgan Grenfell Capital Management, Inc. owned beneficially 64.62% and Deutsche Morgan Grenfell C. J. Lawrence Inc. owned beneficially 27.96% of the outstanding shares of the International Equity Fund, and Delta Airlines, Inc. Master Retirement Trust owned beneficially 45.33% of the outstanding shares of the International Small Cap Equity Fund.


Certain of the Trustees and officers of the Trust reside outside the United States, and substantially all the assets of these persons are located outside the United States. It may not be possible, therefore, for investors to effect service of process within the United States upon these persons or to enforce against them, in United States courts or foreign courts, judgments obtained in United States courts predicated upon the civil liability provisions of the federal securities laws of the United States or the laws of the State of Delaware. In addition, it is not certain that a foreign court would enforce, in original actions or in actions to enforce judgments obtained in the United States, liabilities against these Trustees and officers predicated solely upon the federal securities laws. See "Trustees and Officers" in the Statement of Additional Information.


As of the date of this Prospectus, the Administrator owned 100% of the outstanding shares of Global Equity Fund, Pacific Basin Equity Fund and Japanese Small Cap Equity Fund.



--------------------------------------------------------------------------------
                                     Page 44

                             PERFORMANCE INFORMATION


From time to time, performance information, such as total return and yield for a institutional shares of a Fund, may be quoted in advertisements or in communications to shareholders. A Fund's total return may be calculated on an annualized and aggregate basis for various periods (which periods will be stated in the advertisement). Average annual return reflects the average percentage change per year in value of an investment in institutional shares of a Fund. Aggregate total return reflects the total percentage change over the stated period. In calculating total return, dividends and capital gain distributions made by the Fund during the period are assumed to be reinvested in the Fund's institutional shares. A Fund's yield reflects a Fund's overall rate of income on portfolio investments as a percentage of the institutional share price. Yield is computed by annualizing the result of dividing the net investment income per institutional share over a 30-day period by the net asset value per institutional share on the last day of that period.

To help investors better evaluate how an investment in a Fund might satisfy their investment objective, advertisements regarding the Fund may discuss performance as reported by various financial publications. The performance of a Fund may be compared in publications to the performance of various indices and investments for which reliable performance data is available. In addition, the performance of a Fund may be compared in publications to averages, performance rankings or other information prepared by recognized mutual fund statistical services.

Performance quotations of a Fund represent the Fund's past performance and, consequently, should not be considered representative of the future performance of the Fund. The value of institutional shares, when redeemed, may be more or less than the original cost. Any fees charged by banks or other institutional investors directly to their customer accounts in connection with investments in institutional shares of a Fund are not at the direction or within the control of the Funds and will not be included in the Funds' calculations of total return.


--------------------------------------------------------------------------------
                                     Page 45

                                   APPENDIX A

                      Description of Ratings Categories of
                       Moody's Investors Service, Inc. and
                         Standard & Poor's Ratings Group


     Moody's Investors Service, Inc. ("Moody's") describes classifications of fixed income securities (not including commercial paper) as follows:

     Aaa--Bonds which are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edge." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

     Aa--Bonds which are rated Aa are judged to be of high quality by all standards. Together with the Aaa group, they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long term risks appear somewhat larger than in Aaa securities.

     A--Bonds which are rated A possess many favorable investment attributes and are to be considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate but elements may be present which suggest a susceptibility to impairment sometime in the future.

     Baa--Bonds which are rated Baa are considered as medium grade obligations, i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

     Ba--Bonds which are rated Ba are judged to have speculative elements; their future cannot be considered as well assured. Often the protection of interest and principal payments may be very moderate and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.

     B--Bonds which are rated B generally lack characteristics of a desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

     Caa--Bonds which are rated Caa are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest.


--------------------------------------------------------------------------------
                                     Page 46

     Ca--Bonds which are rated Ca represent obligations which are speculative in a high degree. Such issues are often in default or have other marked shortcomings.

     C--Bonds which are rated C are the lowest rated class of bonds and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.


     Standard  &  Poor's   Ratings   Group   ("Standard  &  Poor's")   describes
classifications of fixed income securities (not including commercial paper) as follows:

     AAA--This is the highest rating assigned by Standard & Poor's to a debt obligation and indicates an extremely strong capacity to pay principal and interest.

     AA--Bonds rated AA also qualify as high-quality debt obligations. Capacity to pay principal and interest is very strong, and in the majority of instances they differ from the AAA issues only in small degree.

     A--Bonds rated A have a strong capacity to pay principal and interest, although they are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions.

     BBB--Bonds rated BBB are regarded as having an adequate capacity to pay principal and interest. Whereas they normally exhibit adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay principal and interest for bonds in this category than for bonds in the A category.

     Debt rated BB, B, CCC or CC is regarded, on balance, as predominantly speculative with respect to the issuer's capacity to pay interest and repay principal in accordance with the terms of the obligations. BB indicates the lowest degree of speculation and CC the highest degree of speculation. While such debt will likely have some quality and protective characteristics, these are outweighed by large uncertainties or major risk exposures to adverse conditions.

     D--Debt rated D is in payment default. The D rating category is used when interest payments or principal payments are not made on the date due even if the applicable grace period has not expired, unless Standard & Poor's believes that such payments will be made during such grace period. The D rating also will be used upon the filing of a bankruptcy petition if debt service payments are jeopardized.


--------------------------------------------------------------------------------
                                     Page 47

Quality Distribution for Emerging Markets Debt Fund


     During the fiscal year ended October 31, 1997, the percentages of Morgan Grenfell Emerging Market Debt Fund's assets invested in unrated debt securities and securities rated in particular rating categories by Standard & Poor's were, on a weighted average basis, as follows*:


                                                                 Percentage of
Standard & Poor's (Moody's) Ratings                            Total Investments
-----------------------------------                            -----------------


Not Rated ............................................................ - % **

Rated by Standard & Poor's (Moody's):

BBB+, BBB, BBB-....................................................... - %
BB+, BB, BB-, (Ba).................................................... - %
B+, B, B- (B)......................................................... - %

Cash.................................................................. - %

* Based on the average of month-end portfolio holdings during the fiscal year ended October 31, 1997. Asset composition does not represent actual holdings on October 31, 1997; nor does it imply that the overall quality of portfolio holdings is fixed.

** Of this amount, the following percentages of the Fund's assets represent quality standards attributed by the Adviser to such unrated securities at the time of purchase: - %, B+, B, B- (B); and - %, CCC+, CCC, CCC- (Caa) .



--------------------------------------------------------------------------------
                                     Page 48

                                   APPENDIX B
                          PORTFOLIO MANAGER INFORMATION


Funds                                                 Portfolio Managers
-----                                                 ------------------

Morgan Grenfell International Equity Fund             Patrick Disney
                                                      Patrick Deane
                                                      Alex Tedder
                                                      Graham Bamping
                                                      William Thomas
                                                      Christopher Getley

Morgan Grenfell Global Equity Fund                    Patrick Disney
                                                      Patrick Deane
                                                      Alex Tedder
                                                      Graham Bamping
                                                      William Thomas
                                                      Christopher Getley
                                                      David Heape

Morgan Grenfell European Equity Fund                  Richard Wilson
                                                      Julian Johnston

Morgan Grenfell Pacific Basin Equity Fund             Graham Bamping
                                                      William Thomas

Morgan Grenfell International Small Cap Equity Fund   Jonathan Wild
                                                      Julian Johnston
                                                      Lim Ser Mui
                                                      James Pulsford
                                                      Christopher Getley

Morgan Grenfell Japanese Small Cap Equity Fund        James Pulsford
                                                      Atsuhiko Masuda

Morgan Grenfell European Small Cap Equity Fund        Julian Johnston
                                                      Jonathan Wild


Morgan Grenfell Emerging Markets Equity Fund          Christopher Turner
                                                      Neil Jenkins
                                                      Alan Nesbit

Morgan Grenfell Core Global Fixed Income Fund         Ian Kelson
                                                      Annette Fraser

Morgan Grenfell Global Fixed Income Fund              Ian Kelson
                                                      Annette Fraser

Morgan Grenfell International Fixed Income Fund       Ian Kelson
                                                      Annette Fraser



--------------------------------------------------------------------------------
                                     Page 49

Morgan Grenfell Emerging Markets Debt Fund            Ian Kelson
                                                      Simon Treacher
                                                      David Dowsett


Morgan Grenfell Emerging Local Currency Debt Fund     Ian Kelson
                                                      Simon Treacher
                                                      David Dowsett



Portfolio Manager   Expertise                         Professional Experience
-----------------   ---------                         -----------------------
Graham Bamping      Pacific Basin Equity Markets      Director, Morgan Grenfell
                                                      Investment Services
                                                      ("MGIS") (since 1987);
                                                      Portfolio Manager,
                                                      Pacific Basin (since
                                                      1989); Portfolio Manager,
                                                      Singapore (1981-1983);
                                                      Research, Far East (1980-
                                                      1981); Research, UK
                                                      (1978-1980).


Patrick Deane       UK Equities                       Fund Manager, MGIS (since
                                                      1994); Fund Manager, HSBC
                                                      Asset Management
                                                      (1992-1994); Fund
                                                      Manager, Midland Montagu
                                                      Asset Management
                                                      (1990-1992).


Patrick Disney      EAFE (R) Markets                  Managing Director, MGIS
                                                      (since 1988); Director,
                                                      MGIS (1987-1988); EAFE
                                                      (R) Team (since 1981).

David Dowsett       Emerging Markets Debt             Portfolio Manager,
                                                      Emerging Markets Debt,
                                                      MGIS (since 1995);
                                                      Portfolio Manager,
                                                      Emerging Markets Debt,
                                                      Morgan Grenfell
                                                      International Funds
                                                      Management Ltd. ("MGIFM")
                                                      (since 1994). BA, Durham
                                                      University (1991- 1994).

Annette  Fraser     Global Fixed Income               Portfolio Manager, Fixed
                                                      Income Team, MGIS (since
                                                      1992); Fund Manager,
                                                      MGIFM (since 1990).


David Heape         US Equities                       Director, MGIFM (since
                                                      1994); Fund Manager, US
                                                      Equities, MGIS &
                                                      MGIFM(since 1989);
                                                      Analyst, UK Equities,
                                                      Morgan Grenfell & Co.,
                                                      London (1986-1989).


--------------------------------------------------------------------------------
                                     Page 50

Neil Jenkins, CFA   Fixed Income                      Director and Global and
                                                      Emerging Markets Fixed
                                                      Income Portfolio Manager,
                                                      MGIS (since 1996);
                                                      Director, MGIFM (since
                                                      1995); Vice President,
                                                      the Trust (since 1993);
                                                      Director, MGCM
                                                      (1991-1996); Morgan
                                                      Grenfell, Moscow Office
                                                      (1988-1990); Morgan
                                                      Grenfell & Company Ltd.
                                                      (since 1985).

Julian Johnston     European Equity Markets           Director, MGIS (since
                                                      1988); Fidelity
                                                      International (1984-1988)
                                                      and James Capel & Co.
                                                      (1979-1984).

Ian Kelson          Fixed Income Markets              Director, MGIS (since
                                                      1988); Chief Investment
                                                      Officer, MGIS Fixed
                                                      Income (since 1989);
                                                      Portfolio Manager, Bank
                                                      of America (multi-
                                                      currency accounts)
                                                      (1981-1985).



Atsuhiko Masuda     Japanese Equities                 Fund Manager, DB Morgan
                                                      Grenfell Asset Management
                                                      Limited, Tokyo, (since
                                                      1995); MBA, University of
                                                      Pennsylvania (1993-1995).
                                                      Analyst, Morgan Grenfell,
                                                      Tokyo (1990-1993);
                                                      Analyst, Morgan Grenfell,
                                                      London (1988-1990).

Lim Ser Mui         Asia Ex Japan Small Cap           Portfolio Manager, Morgan
                                                      Grenfell Investment
                                                      Management (Asia)
                                                      Limited, Singapore (since
                                                      1991); Manager, Deutsche
                                                      Bank Private Banking
                                                      (1988-1991); Investment
                                                      Manager, First City
                                                      Investments Pte Ltd.
                                                      (1986-1988); Assistant
                                                      Manager Investments,
                                                      Paribas South East Asia
                                                      (1985-1986); Assistant
                                                      Manager, United Overseas
                                                      Bank, Investment Division
                                                      (1980-1985); Senior
                                                      Auditor, Arthur Young
                                                      (1978-1980).

Alan Nesbit         Emerging Markets                  Director of Morgan
                                                      Grenfell Asset Management
                                                      Ltd. (since 1985) and
                                                      Morgan Grenfell Trust
                                                      Managers; Portfolio
                                                      Manager, Latin American
                                                      Equities, MGIS (since
                                                      1991).

James Pulsford      Japanese Markets                  Portfolio Manager,
                                                      Japanese Markets, MGIS
                                                      (since 1987); UK research
                                                      (since 1984).



--------------------------------------------------------------------------------
                                     Page 51

Alex Tedder         European Equities                 Portfolio Manager,
                                                      Europe, MGIS (since
                                                      1994); Analyst/Portfolio
                                                      Manager, Schroder
                                                      Investment Management
                                                      (1990-1994).



William Thomas      Japanese Markets                  Director, MGIS (since
                                                      1988); Portfolio Manager,
                                                      MGIS (technology
                                                      investments) (1984-1988);
                                                      Director, Extel (UK
                                                      computing services
                                                      company) (1971-1979).



Simon Treacher      Emerging Markets Debt             Portfolio Manager, MGIS
                                                      (since 1994); Portfolio
                                                      Manager, Prudential
                                                      Portfolio Managers
                                                      (1992-1993); Portfolio
                                                      Manager, Worldinvest Ltd.
                                                      (1978-1992); Portfolio
                                                      Manager, Bankers Trust
                                                      Co. (1984-1987); National
                                                      Westminster Bank (1980-
                                                      1984).



Christopher Turner  European Emerging Markets         Portfolio Manager,
                    Equities                          European Emerging
                                                      Markets, MGIS (since
                                                      1993); Portfolio Manager,
                                                      European Emerging
                                                      Markets, MGIFM (since
                                                      1990); Analyst/Portfolio
                                                      Manager, Equity and Law
                                                      Life Assurance Society
                                                      (1986- 1990).
Jonathan Wild       International Equity Markets,     Portfolio Manager, MGIS
                    Small Capitalization              (since 1996); Portfolio
                    Companies                         Manager, Finsbury Asset
                                                      Management (1993-1995);
                                                      Manager, Barclays De
                                                      Zoette Wedd (1991-1992);
                                                      Manager, KPMG Peat
                                                      Marwick (1986- 1991).

Richard Wilson      UK Equities                       Director, MGIS (since
                                                      1996); Portfolio Manager,
                                                      UK, MGIS (since 1993);
                                                      Portfolio Manager, HSBC
                                                      Asset Management
                                                      (1992-1993); Portfolio
                                                      Manager, Midland Montagu
                                                      Asset Management
                                                      (1988-1992).

--------------------------------------------------------------------------------
                                     Page 52

                                   APPENDIX C

                         TAX CERTIFICATION INSTRUCTIONS


     Federal law requires that taxable distributions and proceeds of redemptions and exchanges be reported to the IRS and that 31% be withheld if you fail to provide your correct Taxpayer Identification Number (TIN) and the certifications in Section H or you are otherwise subject to backup withholding. Amounts withheld and forwarded to the IRS can be credited as a payment of tax when completing your Federal income tax return.

     For most individual taxpayers, the TIN is the social security number. Special rules apply for certain accounts. For example, for an account established under the Uniform Gift to Minor's Act, the TIN of the minor should be furnished. If you do not have a TIN, you may apply for one using forms available at local offices of the Social Security Administration or the IRS.

     Recipients exempt from backup withholding, including corporations and certain other entities, should provide their TIN and write "exempt" after their signature in section H of the application to avoid possible erroneous withholding. Non-resident aliens and foreign entities may be subject to withholding of up to 30% on certain distributions received from the Funds and must provide certain certifications on IRS Form W-8 to avoid backup withholding with respect to other payments. For further information, see Internal Revenue Code Sections 1441, and 1442 and 3406 and/or consult your tax adviser.

--------------------------------------------------------------------------------
                                     Page 53

                        Morgan Grenfell Investment Trust
                                885 Third Avenue
                            New York, New York 10022

                               Investment Adviser
                   Morgan Grenfell Investment Services Limited
                               20 Finsbury Circus
                            London, England EC2M 1NB

                          Administrator and Shareholder
                                 Servicing Agent
                      SEI Financial Management Corporation
                             1 Freedom Valley Drive
                          Oaks, Pennsylvania 19456-0100

                                   Distributor
                         SEI Financial Services Company
                             1 Freedom Valley Drive
                          Oaks, Pennsylvania 19456-0100

                                    Custodian
                           The Northern Trust Company
                           Fifty South LaSalle Street
                             Chicago, Illinois 60675

                                 Transfer Agent
                                DST Systems, Inc.
                             SEI Division CT-7 Tower
                                 1004 Baltimore
                           Kansas City, Missouri 64105

                             Independent Accountants
                              Price Waterhouse LLP
                           1177 Avenue of the Americas
                            New York, New York 10036

                                  Legal Counsel
                                Hale and Dorr LLP
                                 60 State Street
                           Boston, Massachusetts 02109

                               Service Information
                 Existing accounts, new accounts, prospectuses,
                      Statements of Additional Information
                        applications, and service forms -
                                 1-800-550-6426

                      Telephone Exchanges - 1-800-407-7301

                           Share Price and Performance
                          Information - 1-800-550-6426




--------------------------------------------------------------------------------
                                     Page 54

           9. SAI for institutional shares of the International Funds

MORGAN GRENFELL INVESTMENT TRUST
No-Load Open-End Funds
Institutional Shares
885 Third Avenue
New York, New York 10022

STATEMENT OF ADDITIONAL INFORMATION


February 25, 1998


Morgan Grenfell Investment Trust (the "Trust") is an open-end, management investment company consisting of twenty-two investment portfolios, each having separate and distinct investment objectives and policies. This Statement of Additional Information provides supplementary information pertaining to the following thirteen separate investment portfolios of the Trust (the "Funds"):


     o   Morgan Grenfell International Equity Fund
     o   Morgan Grenfell Global Equity Fund
     o   Morgan Grenfell European Equity Fund
     o   Morgan Grenfell Pacific Basin Equity Fund
     o   Morgan Grenfell International Small Cap Equity Fund
     o   Morgan Grenfell Japanese Small Cap Equity Fund
     o   Morgan Grenfell European Small Cap Equity Fund
     o   Morgan Grenfell Emerging Markets Equity Fund
     o   Morgan Grenfell Core Global Fixed Income Fund
     o   Morgan Grenfell Global Fixed Income Fund
     o   Morgan Grenfell International Fixed Income Fund
     o   Morgan Grenfell Emerging Markets Debt Fund

     o   Morgan Grenfell Emerging Local Currency Debt Fund


This Statement of Additional Information is not a prospectus, and should be read only in conjunction with the Funds' Institutional Shares Prospectus dated February 25, 1998 (the "Prospectus"). A copy of the Prospectus may be obtained without charge from SEI Financial Services Company, the Trust's Distributor, by calling 1-800-550-6426 or writing to 1 Freedom Valley Drive, Oaks, Pennsylvania 19456-0100.


--------------------------------------------------------------------------------

                                    Page -1-

TABLE OF CONTENTS

                                                                            Page

Introduction ..............................................................    3

Additional Information on Fund Investments
           and Strategies and Related Risks ...............................    4

Investment Restrictions ...................................................   19

Trustees and Officers .....................................................   21

Investment Advisory and Other Services ....................................   24

Portfolio Transactions ....................................................   29

Net Asset Value ...........................................................   32

Performance Information ...................................................   33

Taxes .....................................................................   35

General Information About the Trust .......................................   42

Additional Information ....................................................   45

Financial Statements ......................................................   46


No person has been authorized to give any information or to make any representations not contained in this Statement of Additional Information or in the Prospectus in connection with the offering made by the Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Trust or its Distributor. The Prospectus does not constitute an offering by the Trust or by the Distributor in any jurisdiction in which such offering may not lawfully be made. Shares of the Funds are not available in certain states. Please call 1-800-550-6426 to determine availability in your state.


--------------------------------------------------------------------------------

                                    Page -2-

                                  INTRODUCTION


The Trust is an open-end, management investment company that currently consists of twenty-two separate investment series, including the following thirteen series (the "Funds"):



     Morgan Grenfell International Equity Fund
     Morgan Grenfell Global Equity Fund
     Morgan Grenfell European Equity Fund
     Morgan Grenfell Pacific Basin Equity Fund
     Morgan Grenfell International Small Cap Equity Fund
     Morgan Grenfell Japanese Small Cap Equity Fund
     Morgan Grenfell European Small Cap Equity Fund
     Morgan Grenfell Emerging Markets Equity Fund
     (collectively, the "Equity Funds")


     Morgan Grenfell Core Global Fixed Income Fund
     Morgan Grenfell Global Fixed Income Fund
     Morgan Grenfell International Fixed Income Fund
     Morgan Grenfell Emerging Markets Debt Fund
     Morgan Grenfell Emerging Local Currency Debt Fund
     (collectively, the "Fixed Income Funds").


Each of the Fixed Income Funds is "non-diversified" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act"). Each of the Equity Funds is "diversified" within the meaning of the 1940 Act.


Morgan Grenfell  Investment Services Limited (the "Adviser" or "MGIS") serves as
investment   adviser  to  the  Funds.   SEI  Financial   Services  Company  (the
"Distributor") serves as the Funds' principal underwriter and distributor.

The information contained in this Statement of Additional Information generally supplements the information contained in the Prospectus. No investor should invest in institutional shares of a Fund without first reading the Prospectus. Capitalized terms used herein and not otherwise defined have the same meaning ascribed to them in the Prospectus.

--------------------------------------------------------------------------------

                                    Page -3-

          ADDITIONAL INFORMATION ON FUND INVESTMENTS AND STRATEGIES AND
                                 RELATED RISKS


The following supplements the information contained in the Prospectus concerning the investment objectives and policies of each Fund.


Foreign Currency Exchange Contracts

Each of the Funds will exchange currencies in the normal course of managing its investments and may incur costs in doing so because a foreign exchange dealer will charge a fee for conversion. A Fund may conduct foreign currency exchange transactions on a "spot" basis (i.e., for prompt delivery and settlement) at the prevailing spot rate for purchasing or selling currency in the foreign currency exchange market. A Fund also may enter into forward currency exchange contracts ("forward currency contracts") or other contracts to purchase and sell currencies for settlement at a future date. A foreign exchange dealer, in that situation, will expect to realize a profit based on the difference between the price at which a foreign currency is sold to the Fund and the price at which the dealer will cover the purchase in the foreign currency market. Foreign exchange transactions are entered into at prices quoted by dealers, which may include a mark-up over the price that the dealer must pay for the currency.

A forward currency contract involves an obligation to purchase or sell a specific currency at a future date, which may be any fixed number of days from the date of the contract agreed upon by the parties, at a price set at the time of the contract. These contracts are traded in the interbank market conducted directly between currency traders (usually large commercial banks) and their customers. A forward contract generally has no deposit requirement, and no commissions are generally charged at any stage for trades.

At the maturity of a forward contract a Fund may either accept or make delivery of the currency specified in the contract or, at or prior to maturity, enter into a closing purchase transaction involving the purchase or sale of an offsetting contract. Closing purchase transactions with respect to forward contracts are usually effected with the currency trader who is a party to the original forward contract.


The Funds may enter into forward currency contracts in several circumstances for both hedging and non-hedging purposes, although the Emerging Local Currency Debt Fund does not expect generally to enter into such contracts for hedging purposes. First, when a Fund enters into a contract for the purchase or sale of a security denominated in a foeign currency, or when a Fund anticipates the receipt in a foreign currency of dividend or interest payments on such a security which it holds, the Fund may desire to "lock in" the U.S. dollar price of the security or the U.S. dollar equivalent of such dividend or interest payment, as the case may be. By entering into a forward contract for the purchase or sale, for a fixed amount of dollars, of the amount of foreign currency involved in the underlying transactions, a Fund will attempt to protect itself against an adverse change in the relationship between the U.S. dollar and the subject foreign currency during the period between the date on which the security is purchased or sold, or on which the dividend or interest payment is declared, and the date on which such payments are made or received.


Additionally, when management of a Fund believes that the currency of a particular foreign country may suffer a substantial decline against the U.S. dollar, it may enter into a forward

--------------------------------------------------------------------------------

                                    Page -4-
contract to sell, for a fixed amount of dollars, the amount of foreign currency approximating the value of some or all of the Fund's portfolio securities denominated in such foreign currency. The precise matching of the forward contract amounts and the value of the securities involved will not generally be possible because the future value of such securities in foreign currencies will change as a consequence of market movements in the value of those securities between the date on which the contract is entered into and the date it matures. Using forward currency contracts in an attempt to protect the value of a Fund's portfolio securities against a decline in the value of a currency does not eliminate fluctuations in the underlying prices of the securities. It simply establishes a rate of exchange which a Fund can achieve at some future point in time. The precise projection of short-term currency market movements is not possible, and short-term hedging provides a means of fixing the dollar value of only a portion of a Fund's foreign assets.

A Fund's custodian will place cash or liquid securities into a segregated account of the Fund in an amount equal to the value of the Fund's total assets committed to the consummation of forward currency contracts requiring the Fund to purchase foreign currencies or forward contracts entered into for non-hedging purposes. If the value of the securities placed in the segregated account declines, additional cash or liquid securities will be placed in the account on a daily basis so that the value of the account will equal the amount of a Fund's commitments with respect to such contracts. The segregated account will be marked-to-market on a daily basis. Although the contracts are not presently regulated by the Commodity Futures Trading Commission (the "CFTC"), the CFTC may in the future assert authority to regulate these contracts. In such event, the Funds' ability to utilize forward currency contracts may be restricted.


A Fund generally will not enter into a forward currency contract with a term of greater than one year.


While the Funds may enter into forward currency contracts in an attempt to reduce currency exchange rate risks, transactions in currency contracts involve certain other risks. Thus, while the Funds may benefit from currency transactions, unanticipated changes in currency prices may result in a poorer overall performance for a Fund than if it had not engaged in any such transactions. Moreover, there may be an imperfect correlation between a Fund's portfolio holdings of securities denominated in a particular currency and forward contracts entered into by the Fund. Such imperfect correlation may cause a Fund to sustain losses which will prevent the Fund from achieving a complete hedge or expose the Fund to risk of foreign exchange loss.


In addition, each Fund may combine forward currency exchange contracts with investments in securities denominated in other currencies in an attempt to create a combined investment position, the overall performance of which will be similar to that of a security denominated in the required foreign currency. For example, a Fund could purchase a U.S. dollar-denominated security and at the same time enter into a forward currency contract to sell U.S. dollars for the required foreign currency at a future date. By matching the amount of U.S.
dollars to be exchanged with the anticipated value of the U.S. dollar-denominated security, a Fund may be able to "lock in" the foreign currency value of the security and adopt a synthetic investment position whereby the Fund's overall investment return from the combined position is similar to or greater than the return from purchasing a foreign currency-denominated instrument.

A Fund's activities in forward currency exchange contracts, currency options and currency futures contracts and related options (see below) may be limited by the requirements of subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), for qualification as a regulated investment company.


--------------------------------------------------------------------------------

                                    Page -5-

Options on Securities, Securities Indices and Foreign Currencies

Each of the Funds may write covered put and call options and purchase put and call options. Such options may relate to particular U.S. or non-U.S. securities, to various U.S. or non-U.S. stock indices or to U.S. or non-U.S. currencies. The Funds may write put and call options which are issued by the Options Clearing Corporation (the "OCC") or which are traded on U.S. and non-U.S. exchanges and over-the-counter. See "Description of Securities and Investment Techniques and Related Risks--Options" in the Prospectus.

An option on a securities index provides the holder with the right to receive a cash payment upon exercise of the option if the market value of the underlying index exceeds (in case of a call option), or is less than (in the case of a put option), the option's exercise price. The amount of this payment will be equal to the difference between the closing price of the index at the time of exercise and the exercise price of the option expressed in U.S. dollars or a foreign currency, times a specified multiple. A put option on a currency gives its holder the right to sell an amount (specified in units of the underlying currency) of the underlying currency at the stated exercise price at any time prior to the option's expiration. Conversely, a call option on a currency gives its holder the right to purchase an amount (specified in units of the underlying currency) of the underlying currency at the stated exercise price at any time prior to the option's expiration.

The Funds will engage in over-the-counter ("OTC") options only with broker-dealers deemed creditworthy by the Adviser. Closing transactions in certain options are usually effected directly with the same broker-dealer that effected the original option transaction. A Fund bears the risk that the broker-dealer may fail to meet its obligations. There is no assurance that a Fund will be able to close an unlisted option position. Furthermore, unlisted options are not subject to the protections afforded purchasers of listed options by the OCC, which performs the obligations of its members who fail to do so in connection with the purchase or sale of options.



A Fund will write call options only if they are "covered." In the case of a call option on a security, the option is "covered" if a portfolio owns the security underlying the call or has an absolute and immediate right to acquire that security without additional cash consideration (or, if additional cash consideration is required, cash or liquid securities in such amount are held in a segregated account by the Fund's custodian) upon conversion or exchange of other securities held by it. For a call option on an index, the option is covered if the Fund's maintains with the Fund's custodian cash or liquid securities equal to the contract value. A call option on a security or an index is also covered if the Fund holds a call on the same security or index as the call written by the Fund where the exercise price of the call held is (i) equal to or less than the exercise price of the call written, or (ii) greater than the exercise price of the call written provided the difference is maintained by the Fund in cash or liquid securities in a segregated account with the Fund's custodian. A call option on currency written by a Fund is covered if the Fund owns an equal amount of the underlying currency.


When a Fund purchases a put option, the premium paid by it is recorded as an asset of the Fund. When the Fund writes an option, an amount equal to the net premium (the premium less the commission paid by the Fund) received by the Fund is included in the liability section of the Fund's statement of assets and liabilities as a deferred credit. The amount of this asset or deferred credit will be marked-to-market on an ongoing basis to reflect the current value of the option purchased or written. The current value of a traded option is the last sale price or, in the absence of a sale, the average of the closing bid and asked prices. If an option purchased by the Fund expires unexercised, the Fund realizes a loss equal to the premium paid. If the Fund enters into a closing sale transaction on an option purchased by it, the Fund will realize a gain if the premium received by the Fund on the closing transaction is more than the premium paid to purchase the option, or a

--------------------------------------------------------------------------------

                                    Page -6-
loss if it is less. If an option written by the Fund expires on the stipulated expiration date or if the Fund enters into a closing purchase transaction, it will realize a gain (or loss if the cost of a closing purchase transaction exceeds the net premium received when the option is sold) and the deferred credit related to such option will be eliminated. If an option written by the Fund is exercised, the proceeds to the Fund from the exercise will be increased by the net premium originally received, and the Fund will realize a gain or loss.

There are several risks associated with transactions in options on securities, securities indices and currencies. For example, there are significant differences between the securities markets, currency markets and the corresponding options markets that could result in imperfect correlations, causing a given option transaction not to achieve its objectives. In addition, a liquid secondary market for particular options, whether traded OTC or on a U.S. or non-U.S. securities exchange may be absent for reasons which include the following: there may be insufficient trading interest in certain options; restrictions may be imposed by an exchange on opening transactions or closing transactions or both; trading halts, suspensions or other restrictions may be imposed with respect to particular classes or series of options or underlying securities; unusual or unforeseen circumstances may interrupt normal operations on an exchange; the facilities of an exchange or the OCC may not at all times be adequate to handle current trading volume; or one or more exchanges could, for economic or other reasons, decide or be compelled at some future date to discontinue the trading of options (or a particular class or series of options), in which event the secondary market on that exchange (or in that class or series of options) would cease to exist, although outstanding options that had been issued by the OCC as a result of trades on that exchange would continue to be exercisable in accordance with their terms.



The hours of trading for options may not conform to the hours during which the underlying securities and currencies are traded. To the extent that the options markets close before the markets for the underlying securities and currencies, significant price and rate movements can take place in the underlying markets that cannot be reflected in the options markets. The purchase of options is a highly specialized activity which involves investment techniques and risks different from those associated with ordinary portfolio transactions. The risks described above also apply to options on futures, which are discussed below.


Futures Contracts and Related Options


To hedge against changes in interest rates or securities prices and for certain non-hedging purposes, the Funds may purchase and sell various kinds of futures contracts, and purchase and write call and put options on any of such futures contracts. The Funds may also enter into closing purchase and sale transactions with respect to any of such contracts and options. The futures contracts may be based on various securities (such as U.S. Government securities), securities indices, currencies and other financial instruments, currencies and indices. The Funds will engage in futures and related options transactions only for bona fide hedging or other non-hedging purposes as defined in regulations promulgated by the CFTC. The Emerging Local Currency Debt Fund does not expect generally to enter into such contracts for the purpose of attempting to hedge against potential adverse changes in currency exchange rate. All futures contracts entered into by the Funds are traded on U.S. exchanges or boards of trade that are licensed and regulated by the CFTC or on foreign exchanges approved by the CFTC.


Futures Contracts. A futures contract may generally be described as an agreement between two parties to buy and sell a particular financial instrument for an agreed price during a designated month (or to deliver the final cash settlement price, in the case of a contract relating to an index or otherwise not calling for physical delivery at the end of trading in the contract). Futures contracts

--------------------------------------------------------------------------------

                                    Page -7-
obligate the long or short holder to take or make delivery of a specified quantity of a commodity or financial instrument, such as a security or the cash value of a securities index, during a specified future period at a specified price.

When interest rates are rising or securities prices are falling, a Fund can seek to offset a decline in the value of its current portfolio securities through the sale of futures contracts. When interest rates are falling or securities prices are rising, a Fund, through the purchase of futures contracts, can attempt to secure better rates or prices than might later be available in the market when it effects anticipated purchases.

Positions taken in the futures markets are not normally held to maturity but are instead liquidated through offsetting transactions which may result in a profit or a loss. While futures contracts on securities will usually be liquidated in this manner, the Funds may instead make, or take, delivery of the underlying securities whenever it appears economically advantageous to do so. A clearing corporation associated with the exchange on which futures on securities are traded guarantees that, if still open, the sale or purchase will be performed on the settlement date.


Hedging Strategies. Hedging, by use of futures contracts, seeks to establish with more certainty the effective price and rate of return on portfolio securities and securities that a Fund proposes to acquire. The Funds may, for example, take a "short" position in the futures market by selling futures contracts in order to hedge against an anticipated rise in interest rates or a decline in market prices that would adversely affect the value of a Fund's portfolio securities. Futures contracts that a Fund may use for hedging purposes include contracts for the future delivery of securities held by the Fund or securities with characteristics similar to those of the Fund's portfolio securities. If, in the opinion of the Adviser, there is a sufficient degree of correlation between price trends for a Fund's portfolio securities and futures contracts based on other financial instruments, securities indices or other indices, a Fund may also enter into such futures contracts as part of its hedging strategy. Although under some circumstances prices of securities in a Fund's portfolio may be more or less volatile than prices of such futures contracts, the Adviser will attempt to estimate the extent of this volatility difference based on historical patterns and compensate for any such differential by having the Fund enter into a greater or lesser number of futures contracts or by attempting to achieve only a partial hedge against price changes affecting a Fund's securities portfolio. When hedging of this character is successful, any depreciation in the value of portfolio securities will be substantially offset by appreciation in the value of the futures position. On the other hand, any unanticipated appreciation in the value of a Fund's portfolio securities would be substantially offset by a decline in the value of the futures position.


On other occasions, the Funds may take a "long" position by purchasing futures contracts. This would be done, for example, when a Fund anticipates the subsequent purchase of particular securities when it has the necessary cash, but expects the prices then available in the applicable market to be less favorable than prices that are currently available.

Options on Futures Contracts. The acquisition of put and call options on futures contracts will give the Funds the right (but not the obligation) for a specified price to sell or to purchase, respectively, the underlying futures contract at any time during the option period. As the purchaser of an option on a futures contract, a Fund obtains the benefit of the futures position if prices move in a favorable direction but limits its risk of loss in the event of an unfavorable price movement to the loss of the premium and transaction costs.

The writing of a call option on a futures contract generates a premium which may partially offset a decline in the value of a Fund's assets. By writing a call option, a Fund becomes obligated, in exchange for the premium, to sell a futures contract (if the option is exercised), which may have a

--------------------------------------------------------------------------------

                                    Page -8-
value higher than the exercise price. Conversely, the writing of a put option on a futures contract generates a premium which may partially offset an increase in the price of securities that a Fund intends to purchase. However, a Fund becomes obligated to purchase a futures contract (if the option is exercised), which may have a value lower than the exercise price. Thus, the loss incurred by a Fund in writing options on futures is potentially unlimited and may exceed the amount of the premium received. The Funds will incur transaction costs in connection with the writing of options on futures.

The holder or writer of an option on a futures contract may terminate its position by selling or purchasing an offsetting option on the same series. There is no guarantee that such closing transactions can be effected. The Funds' ability to establish and close out positions on such options will be subject to the development and maintenance of a liquid market.



Other Considerations. The Funds will engage in futures and related options transactions only for hedging or non-hedging purposes as permitted by CFTC regulations which permit principals of an investment company registered under the 1940 Act to engage in such transactions without registering as commodity pool operators. A Fund will determine that the price fluctuations in the futures contracts and options on futures used for hedging purposes are substantially related to price fluctuations in securities or instruments held by the Fund or securities or instruments which they expect to purchase. Except as stated below for all the Funds and as noted above for the Emerging Local Currency Bond Fund, the Funds' futures transactions will be entered into for traditional hedging purposes--i.e., futures contracts will be sold to protect against a decline in the price of securities (or the currency in which they are denominated) that a Fund owns or futures contracts will be purchased to protect a Fund against an increase in the price of securities (or the currency in which they are denominated) that a Fund intends to purchase. As evidence of this hedging intent, each Fund expects that, on 75% or more of the occasions on which it takes a long futures or option position (involving the purchase of futures contracts), the Fund will have purchased, or will be in the process of purchasing, equivalent amounts of related securities (or assets denominated in the related currency) in the cash market at the time when the futures or option position is closed out. However, in particular cases, when it is economically advantageous for a Fund to do so, a long futures position may be terminated or an option may expire without the corresponding purchase of securities or other assets.

As an alternative to compliance with the hedging definition, a CFTC regulation now permits a Fund to elect to comply with a different test under which the aggregate initial margin and premiums required to establish non-hedging positions in futures contracts and options on futures will not exceed 5% of the net asset value of a Fund's portfolio, after taking into account unrealized profits and losses on any such positions and excluding the amount by which such options were in-the-money at the time of purchase. A Fund will engage in transactions in futures contracts and related options only to the extent such transactions are consistent with the requirements of the Code for maintaining its qualification as a regulated investment company for federal income tax purposes. See "Taxes."

A Fund will be required, in connection with transactions in futures contracts and the writing of options on futures contracts, to make margin deposits, which will be held by the Trust's custodian for the benefit of the futures commission merchant through whom the Fund engages in such futures contracts and option transactions. These transactions involve brokerage costs, require margin deposits and, in the case of futures contracts and options obligating a Fund to purchase securities, require a Fund to segregate cash or liquid securities in an account maintained with the Trust's custodian to cover such contracts and options.

--------------------------------------------------------------------------------

                                    Page -9-

While transactions in futures contracts and options on futures may reduce certain risks, such transactions themselves entail certain other risks. Thus, unanticipated changes in interest rates or securities prices may result in a poorer overall performance for a Fund than if it had not entered into any futures contracts or options transactions. The other risks associated with the use of futures contracts and options thereon are (i) imperfect correlation between the change in market value of the securities held by a Fund and the prices of the futures and options and (ii) the possible absence of a liquid secondary market for a futures contract or option and the resulting inability to close a futures or option position prior to its maturity or expiration date.

In the event of an imperfect correlation between a futures or options position and the portfolio position which is intended to be protected, the desired protection may not be obtained and the Fund may be exposed to risk of loss. The risk of imperfect correlation may be minimized by investing in contracts whose price behavior is expected to resemble that of a Fund's underlying portfolio securities. The risk that the Funds will be unable to close out a futures or related options position will be minimized by entering into such transactions on a national exchange with an active and liquid secondary market.


Fixed Income Securities

Variable and Floating Rate Instruments. Debt instruments purchased by a Fund may be structured to have variable or floating interest rates. These instruments may include variable amount master demand notes that permit the indebtedness to vary in addition to providing for periodic adjustments in the interest rates. The Adviser will consider the earning power, cash flows and other liquidity ratios of the issuers and guarantors of such instruments and, if the instrument is subject to a demand feature, will continuously monitor their financial ability to meet payment on demand. Where necessary to ensure that a variable or floating rate instrument is equivalent to the quality standards applicable to a Fund's fixed income investments, the issuer's obligation to pay the principal of the instrument will be backed by an unconditional bank letter or line of credit, guarantee or commitment to lend. Any bank providing such a bank letter, line of credit, guarantee or loan commitment will meet the Fund's investment quality standards relating to investments in bank obligations. A Fund will invest in variable and floating rate instruments only when the Adviser deems the investment to involve minimal credit risk. The Adviser will also continuously monitor the creditworthiness of issuers of such instruments to determine whether a Fund should continue to hold the investments.

The absence of an active secondary market for certain variable and floating rate notes could make it difficult to dispose of the instruments, and a Fund could suffer a loss if the issuer defaults or during periods in which a Fund is not entitled to exercise its demand rights.

Variable and floating rate instruments held by a Fund will be subject to the Fund's 15% limitation on investments in illiquid securities when a reliable trading market for the instruments does not exist and the Fund may not demand payment of the principal amount of such instruments within seven days.

Yields and Ratings. The yields on certain obligations, including the money market instruments in which each Fund may invest (such as commercial paper and bank obligations), are dependent on a variety of factors, including general money market conditions, conditions in the particular market for the obligation, the financial condition of the issuer, the size of the offering, the maturity of the obligation and the ratings of the issue. The ratings of Standard and Poor's, Moody's and other nationally and internationally recognized rating organizations represent their respective opinions as to the quality of the obligations they undertake to rate. Ratings, however, are general and are not

--------------------------------------------------------------------------------

                                   Page -10-
absolute standards of quality or value. Consequently, obligations with the same rating, maturity and interest rate may have different market prices. See
Appendix A in the Prospectus for a description of the ratings provided by recognized statistical ratings organizations.


Subsequent to its purchase by a Fund, a rated security may cease to be rated or its rating may be reduced below the minimum rating required for purchase by the Fund. The Board of Trustees or the Adviser, pursuant to guidelines established by the Board of Trustees, will consider such an event in determining whether the Fund should continue to hold the security in accordance with the interests of the Fund and applicable regulations of the Securities and Exchange Commission (the "Commission").

Interest Rate, Mortgage and Currency Swaps and Interest Rate Caps and Floors. The Funds may enter into interest rate, mortgage and currency swaps and interest rate caps and floors for hedging purposes and non-hedging purposes, provided that the Emerging Local Currency Debt Fund does not expect generally to use these instruments to attempt to hedge against potential adverse changes in currency exchange rates. Inasmuch as transactions in swaps, caps and floors are entered into for good faith hedging purposes or are offset by a segregated account as described in the Prospectus, the Funds and the Adviser believe that such obligations do not constitute senior securities as defined in the 1940 Act and, accordingly, will not treat them as being subject to the Funds' borrowing restrictions.


A Fund will not enter into any interest rate, mortgage, or currency swap or interest rate cap or floor transaction unless the unsecured commercial paper, senior debt or the claims-paying ability of the other party thereto is considered to be investment grade by the Adviser. If there is a default by the other party to such a transaction, a Fund will have contractual remedies pursuant to the agreements related to the transaction. The swap market has grown substantially in recent years with a large number of banks and investment banking firms acting both as principals and as agents utilizing standardized swap documentation. As a result, the swap market has become relatively liquid in comparison with the markets for other similar instruments which are traded in the interbank market. However, the staff of the Commission takes the position that swaps, caps and floors are illiquid investments that are subject to the Funds' 15% limitation on such investments.



Inverse Floating Rate Securities. The Funds may invest up to 5% of their net assets in inverse floating rate securities. The interest rate on an inverse floater resets in the opposite direction from the market rate of interest to which the inverse floater is indexed. An inverse floater may be considered to be leveraged to the extent that its interest rate varies by a magnitude that exceeds the magnitude of the change in the index rate of interest. The higher degree of leverage inherent in inverse floaters is associated with greater volatility in their market values.


Brady Bonds. The Emerging Markets Debt Fund may invest in so-called "Brady Bonds," which have recently been issued by Argentina, Brazil, Bulgaria, Costa Rica, Dominican Republic, Ecuador, Jordan, Mexico, Nigeria, Panama, the Philippines, Poland, Uruguay and Venezuela and which may be issued by other countries. Brady Bonds are issued as part of a debt restructuring in which the bonds are issued in exchange for cash and certain of the country's outstanding commercial bank loans. Brady Bonds may be collateralized or uncollateralized, are issued in various currencies (primarily the U.S. dollar) and are actively traded in the over-the-counter secondary market. U.S. dollar denominated, collateralized Brady Bonds, which may be fixed rate par bonds or floating rate discount bonds, are collateralized in full as to principal by U.S. Treasury zero coupon bonds that have the same maturity as the stated bonds. Interest payments on such bonds generally are collateralized by cash or securities in an amount that, in the case of fixed rate bonds, is equal to at least one year of rolling interest payments or, in the case of floating rate


--------------------------------------------------------------------------------

                                   Page -11-
bonds, initially is equal to at least one year's rolling interest payments based on the applicable interest rate at the time and is adjusted at regular intervals thereafter.

Zero Coupon and Deferred Interest Bonds. The Funds may invest in zero coupon bonds and deferred interest bonds. Zero coupon and deferred interest bonds are debt obligations which are issued at a significant discount from face value. The original discount approximates the total amount of interest the bonds will accrue and compound over the period until maturity or the first interest accrual date at a rate of interest reflecting the market rate of the security at the time of issuance. While zero coupon bonds do not require the periodic payment of interest, deferred interest bonds generally provide for a period of delay before the regular payment of interest begins. Although this period of delay is different for each deferred interest bond, a typical period is approximately one-third of the bond's term to maturity. Such investments benefit the issuer by mitigating its initial need for cash to meet debt service, but some also provide a higher rate of return to attract investors who are willing to defer receipt of such cash. Zero coupon and deferred interest bonds are more volatile than instruments that pay interest regularly. The Funds will accrue income on such investments for tax and accounting purposes, as required, which is distributable to shareholders and which, because no cash is generally received at the time of accrual, may require the liquidation of other portfolio securities to satisfy the Funds' distribution obligations. See "Taxes" below.


Lower Rated High Yield "High Risk" Debt Obligations. As discussed in the Prospectus, the Emerging Markets Debt Fund and the Emerging Local Currency Debt Fund and, to a lesser extent, the Global Fixed Income Fund may invest in high yielding, fixed income securities rated Ba or lower by Moody's, BB or lower by Standard & Poor's, or an equivalent rating. These Funds may also invest in unrated fixed income securities of comparable quality. Ratings are based largely on the historical financial condition of the issuer. Consequently, the rating assigned to any particular security is not necessarily a reflection of the issuer's current financial condition, which may be better or worse than the rating would indicate.

The values of lower quality securities generally fluctuate more than those of higher quality securities. In addition, a security's low rating and/or quality reflect a greater possibility of an adverse change in financial condition affecting the ability of the issuer to make payments of interest and principal. The Adviser seeks to minimize these risks through investment analysis and attention to current developments in interest rates and economic conditions. Where the Emerging Markets Debt Fund and the Emerging Local Currency Bond Fund invest in securities, the achievement of the Funds' respective goals may be more dependent on the Adviser's ability than would be the case if these Funds were investing in higher quality fixed income securities.

As noted in the Prospectus, the Emerging Markets Debt Fund and the Emerging Local Currency Debt Fund may invest in pay-in-kind (PIK) securities, which pay interest in either cash or additional securities, at the issuer's option, for a specified period. In addition, each Fixed Income Fund may invest in zero coupon bonds. Both types of bonds may be more speculative and subject to greater fluctuations in value than securities which pay interest periodically and in cash, due to changes in interest rates. A Fund will accrue income on such investments for tax and accounting purposes, as required, which is distributable to shareholders and which, because no cash is generally received at the time of accrual, may require the liquidation of other portfolio securities to satisfy the Fund's distribution obligations. See "Taxes" below.


The market value of debt securities which carry no equity participation usually reflects yields generally available on securities of similar quality and type. When such yields decline, the market value of a portfolio already invested at higher yields can be expected to rise if such securities are

--------------------------------------------------------------------------------

                                   Page -12-
protected against early call. In general, in selecting securities for its portfolio, the Emerging Markets Debt Fund and the Emerging Local Currency Debt Fund intend to seek protection against early call. Similarly, when such yields increase, the market value of a portfolio already invested at lower yields can be expected to decline. These Funds' respective portfolios may include debt securities which sell at substantial discounts from par. These securities are low coupon bonds which, during periods of high interest rates, because of their lower acquisition cost tend to sell on a yield basis approximating current interest rates.


Preferred Stock

Each of the Funds, subject to its investment objectives, may purchase preferred stock. Preferred stocks are equity securities, but possess certain attributes of debt securities and are generally considered fixed income securities. Holders of preferred stocks normally have the right to receive dividends at a fixed rate when and as declared by the issuer's board of directors, but do not participate in other amounts available for distribution by the issuing corporation. Dividends on the preferred stock may be cumulative, and in such cases all cumulative dividends usually must be paid prior to dividend payments to common stockholders. Because of this preference, preferred stocks generally entail less risk than common stocks. Upon liquidation, preferred stocks are entitled to a specified liquidation preference, which is generally the same as the par or stated value, and are senior in right of payment to common stocks. However, preferred stocks are equity securities in that they do not represent a liability of the issuer and therefore do not offer as great a degree of protection of capital or assurance of continued income as investments in corporate debt securities. In addition, preferred stocks are subordinated in right of payment to all debt obligations and creditors of the issuer, and convertible preferred stocks may be subordinated to other preferred stock of the same issuer. See "Convertible Securities and Preferred Stocks" in the Prospectus for a description of certain characteristics of convertible preferred stock.


Warrants

As stated in the Prospectus, each of the Equity Funds may purchase warrants, which are privileges issued by corporations enabling the owners to subscribe to and purchase a specified number of shares of the corporation at a specified price during a specified period of time. The purchase of warrants involves a risk that a Fund could lose the purchase value of a warrant if the right to subscribe to additional shares is not exercised prior to the warrant's expiration. Also, the purchase of warrants involves the risk that the effective price paid for the warrant added to the subscription price of the related security may exceed the value of the subscribed security's market price such as when there is no movement in the level of the underlying security.



Mortgage-Backed Securities

The Funds may invest in mortgage-backed securities. Mortgage-backed securities represent direct or indirect participations in or obligations collateralized by and payable from mortgage loans secured by real property. Each mortgage pool underlying mortgage-backed securities will consist of mortgage loans evidenced by promissory notes secured by first mortgages or first deeds of trust or other similar security instruments creating a first lien on owner and non-owner occupied one-unit to four-unit residential properties, multifamily residential properties, agricultural properties, commercial properties and mixed use properties.

Agency Mortgage Securities. The Funds may invest in mortgage backed securities issued or guaranteed by the U.S. Government, foreign governments or any of their agencies, instrumentalities or sponsored enterprises. Agencies, instrumentalities or sponsored enterprises of the U.S.

--------------------------------------------------------------------------------

                                   Page -13-

Government include but are not limited to the Government National Mortgage Association, ("Ginnie Mae"), Federal National Mortgage Association ("Fannie Mae") and Federal Home Loan Mortgage Corporation ("Freddie Mac"). Ginnie Mae securities are backed by the full faith and credit of the U.S. Government, which means that the U.S. Government guarantees that the interest and principal will be paid when due. Fannie Mae securities and Freddie Mac securities are not backed by the full faith and credit of the U.S. Government; however, these enterprises have the ability to obtain financing from the U.S. Treasury. There are several types of agency mortgage securities currently available, including, but not limited to, guaranteed mortgage pass-through certificates and multiple class securities.

Privately Issued Mortgage-Backed Securities. The Funds may also invest in mortgage-backed securities issued by trusts or other entities formed or sponsored by private originators of and institutional investors in mortgage loans and other foreign or domestic non-governmental entities (or representing custodial arrangements administered by such institutions). These private originators and institutions include domestic and foreign savings and loan associations, mortgage bankers, commercial banks, insurance companies, investment banks and special purpose subsidiaries of the foregoing. Privately issued mortgage-backed securities are generally backed by pools of conventional (i.e., non-government guaranteed or insured) mortgage loans. Since such mortgage-backed securities are not guaranteed by an entity having the credit standing of Ginnie Mae, Fannie Mae or Freddie Mac, in order to receive a high quality rating, they normally are structured with one or more types of "credit enhancement." Such credit enhancements fall generally into two categories; (1) liquidity protection and (2) protection against losses resulting after default by a borrower and liquidation of the collateral. Liquidity protection refers to the providing of cash advances to holders of mortgage-backed securities when a borrower on an underlying mortgage fails to make its monthly payment on time.

Protection against losses resulting after default and liquidation is designed to cover losses resulting when, for example, the proceeds of a foreclosure sale are insufficient to cover the outstanding amount on the mortgage. Such protection may be provided through guarantees, insurance policies or letters of credit, through various means of structuring the transaction or through a combination of such approaches.

Mortgage Pass-Through Securities. The Funds may invest in mortgage pass-through securities, which are fixed or adjustable rate mortgage-backed securities that provide for monthly payments that are a "pass-through" of the monthly interest and principal payments (including any prepayments) made by the individual borrowers on the pooled mortgage loans, net of any fees or other amounts paid to any guarantor, administrator and/or servicers of the underlying mortgage loans.

Multiple Class Mortgage-Backed Securities and Collateralized Mortgage Obligations. The Funds may invest in collateralized mortgage obligations ("CMOs"), which are multiple class mortgage-backed securities. CMOs provide an investor with a specified interest in the cash flow from a pool of underlying mortgages or of other mortgage-backed securities. CMOs are issued in multiple classes, each with a specified fixed or adjustable interest rate and a final distribution date. In most cases, payments of principal are applied to the CMO classes in the order of their respective stated maturities, so that no principal payments will be made on a CMO class until all other classes having an earlier stated maturity date are paid in full. Sometimes, however, CMO classes are "parallel pay" (i.e., payments of principal are made to two or more classes concurrently).

Stripped Mortgage-Backed Securities. The Funds may also invest in stripped mortgage-backed securities ("SMBS"), which are derivative multiple class mortgage-backed securities. SMBS are

--------------------------------------------------------------------------------

                                   Page -14-
usually structured with two classes that receive different proportions of the interest and principal distributions from a pool of mortgage loans. If the underlying mortgage loans experience greater than anticipated prepayments of principal, a Fund may fail to fully recoup its initial investment in these securities.

A common type of SMBS will have one class receiving all of the interest from a pool of mortgage loans ("IOs"), while the other class will receive all of the principal ("POs"). The market value of POs generally is unusually volatile in response to changes in interest rates. The yields on IOs are generally higher than prevailing market yields on other mortgage-backed securities because the cash flow patterns of IOs are more volatile and there is a greater risk that the initial investment will not be fully recouped. Because an investment in an IO consists entirely of a right to an interest income stream and prepayments of mortgage loan principal amounts can reduce or eliminate such income stream, the value of IO's can be severely adversely affected by significant prepayments of underlying mortgage loans. In accordance with a requirement imposed by the staff of the Commission, the Adviser will consider privately-issued fixed rate IOs and POs to be illiquid securities for purposes of the Funds' limitation on investments in illiquid securities. Unless the Adviser, acting pursuant to guidelines and standards established by the Board of Trustees, determines that a particular government-issued fixed rate IO or PO is liquid, it will also consider these IOs and POs to be illiquid.


Asset-Backed Securities

The Funds may invest in asset-backed securities, which represent participations in, or are secured by and payable from, pools of assets such as motor vehicle installment sale contracts, installment loan contracts, leases of various types of real and personal property, receivables from revolving credit (credit card) agreements and other categories of receivables. Such asset pools are securitized through the use of privately-formed trusts or special purpose corporations. Payments or distributions of principal and interest may be guaranteed up to certain amounts and for a certain time period by a letter of credit or a pool insurance policy issued by a financial institution unaffiliated with the trust or corporation, or other credit enhancements may be present.


Custodial Receipts


Each of the Funds may acquire U.S. Government Securities and their unmatured interest coupons that have been separated ("stripped") by their holder, typically a custodian bank or investment brokerage firm. Having separated the interest coupons from the underlying principal of the U.S. Government Securities, the holder will resell the stripped securities in custodial receipt programs with a number of different names, including "Treasury Income Growth Receipts" ("TIGRs") and "Certificate of Accrual on Treasury Securities"
("CATS"). The stripped coupons are sold separately from the underlying principal, which is usually sold at a deep discount because the buyer receives only the right to receive a future fixed payment on the security and does not receive any rights to periodic interest (cash) payments. The underlying U.S. Treasury bonds and notes themselves are generally held in book-entry form at a Federal Reserve Bank. Counsel to the underwriters of these certificates or other evidences of ownership of U.S. Treasury securities have stated that, in their opinion, purchasers of the stripped securities most likely will be deemed the beneficial holders of the underlying U.S. Government securities for federal tax and securities purposes. In the case of CATS and TIGRS, the Internal Revenue Service ("IRS") has reached this conclusion for the purpose of applying the tax diversification requirements applicable to regulated investment companies such as the Funds. CATS and TIGRS are not considered U.S. Government securities by the Staff of the Commission, however. Further, the IRS conclusion is contained only


--------------------------------------------------------------------------------

                                   Page -15-
in a general counsel memorandum, which is an internal document of no precedential value or binding effect, and a private letter ruling, which also may not be relied upon by the Funds. The Trust is not aware of any binding legislative, judicial or administrative authority on this issue.


Commercial Paper

Commercial paper is a short-term, unsecured negotiable promissory note of a U.S or non-U.S issuer. Each of the Funds may purchase commercial paper for temporary defensive purposes as described in the Prospectus. A Fund may also invest in variable rate master demand notes which typically are issued by large corporate borrowers providing for variable amounts of principal indebtedness and periodic adjustments in the interest rate according to the terms of the instrument.


Demand notes are direct lending arrangements between a Fund and an issuer, and are not normally traded in a secondary market. A Fund, however, may demand payment of principal and accrued interest at any time. In addition, while demand notes generally are not rated, their issuers must satisfy the same criteria as those set forth in the Prospectus for issuers of commercial paper. The Adviser will consider the earning power, cash flow and other liquidity ratios of issuers of demand notes and continually will monitor their financial ability to meet payment on demand. See also "Fixed Income Securities--Variable and Floating Rate Instruments."



Bank Obligations

Certificates of Deposit ("CDs") are short-term negotiable obligations of commercial banks. Time Deposits ("TDs") are non-negotiable deposits maintained in banking institutions for specified periods of time at stated interest rates. Bankers' acceptances are time drafts drawn on commercial banks by borrowers usually in connection with international transactions.

U.S. commercial banks organized under federal law are supervised and examined by the Comptroller of the Currency and are required to be members of the Federal Reserve System and to be insured by the Federal Deposit Insurance Corporation (the "FDIC"). U.S. banks organized under state law are supervised and examined by state banking authorities but are members of the Federal Reserve System only if they elect to join. Most state banks are insured by the FDIC (although such insurance may not be of material benefit to a Fund, depending upon the principal amount of CDs of each bank held by the Fund) and are subject to federal examination and to a substantial body of federal law and regulation. As a result of governmental regulations, U.S. branches of U.S. banks, among other things, generally are required to maintain specified levels of reserves, and are subject to other supervision and regulation designed to promote financial soundness.

U.S. savings and loan associations, the CDs of which may be purchased by the Funds, are supervised and subject to examination by the Office of Thrift Supervision. U.S. savings and loan associations are insured by the Savings Association Insurance Fund which is administered by the FDIC and backed by the full faith and credit of the U.S. Government.

Non-U.S. bank obligations include Eurodollar Certificates of Deposit ("ECDs"), which are U.S. dollar-denominated certificates of deposit issued by offices of non-U.S. and U.S. banks located outside the United States; Eurodollar Time Deposits ("ETDs"), which are U.S. dollar-denominated deposits in a non-U.S. branch of a U.S. bank or a non-U.S. bank; Canadian Time Deposits ("CTDs"), which are essentially the same as ETDs except they are issued by Canadian offices of major Canadian banks; Yankee Certificates of Deposit ("Yankee CDs"), which are U.S. dollar-

--------------------------------------------------------------------------------

                                   Page -16-
denominated certificates of deposit issued by a U.S. branch of a non-U.S. bank and held in the United States; and Yankee Bankers' Acceptances ("Yankee BAs"), which are U.S. dollar-denominated bankers' acceptances issued by a U.S. branch of a non-U.S. bank and held in the United States.


Repurchase Agreements

Each of the Funds may enter into repurchase agreements as described in the Prospectus.

For purposes of the 1940 Act and, generally, for tax purposes, a repurchase agreement is considered to be a loan from the Fund to the seller of the obligation. For certain other purposes, it is not clear whether a court would consider such an obligation as being owned by the Fund or as being collateral for a loan by the Fund to the seller. In the event of the commencement of bankruptcy or insolvency proceedings with respect to the seller of the obligation before its repurchase, under the repurchase agreement, the Fund may encounter delay and incur costs before being able to sell the security. Such delays may result in a loss of interest or decline in price of the obligation. If the court characterizes the transaction as a loan and the Fund has not perfected a security interest in the obligation, the Fund may be treated as an unsecured creditor of the seller and required to return the obligation to the seller's estate. As an unsecured creditor, the Fund would be at risk of losing some or all of the principal and income involved in the transaction. As with any unsecured debt instrument purchased for the Funds, the Adviser seeks to minimize the risk of loss from repurchase agreements by analyzing the creditworthiness of the obligor, in this case, the seller of the obligation. In addition to the risk of bankruptcy or insolvency proceedings, there is the risk that the seller may fail to repurchase the security. However, if the market value of the obligation falls below the repurchase price (including accrued interest), the seller of the obligation will be required to deliver additional securities so that the market value of all securities subject to the repurchase agreement equals or exceeds the repurchase price.

"When-Issued" Purchases and Forward Commitments (Delayed Delivery)

These transactions, which involve a commitment by a Fund to purchase or sell particular securities with payment and delivery taking place at a future date (perhaps one or two months later), permit the Fund to lock in a price or yield on a security, regardless of future changes in interest rates. A Fund will purchase securities on a "when-issued" or forward commitment basis only with the intention of completing the transaction and actually purchasing the securities. If deemed appropriate by the Adviser, however, a Fund may dispose of or renegotiate a commitment after it is entered into, and may sell securities it has committed to purchase before those securities are delivered to the Fund on the settlement date. In these cases the Fund may realize a gain or loss.

When a Fund agrees to purchase securities on a "when-issued" or forward commitment basis, the Fund's custodian will set aside cash or liquid securities equal to the amount of the commitment in a separate account. Normally, the custodian will set aside portfolio securities to satisfy a purchase commitment, and in such a case the Fund may be required subsequently to place additional assets in the separate account in order to ensure that the value of the account remains equal to the amount of the Fund's commitments. The market value of a Fund's net assets may fluctuate to a greater degree when it sets aside portfolio securities to cover such purchase commitments than when it sets aside cash. Because a Fund's liquidity and ability to manage its portfolio might be affected when it sets aside cash or portfolio securities to cover such purchase commitments, each Fund expects that its commitments to purchase when-issued securities and forward commitments will not exceed 33% of the value of its total assets absent unusual market conditions. When a Fund engages in "when-issued" and forward commitment transactions, it relies on the other party to the transaction to consummate the trade. Failure of such party to do so may result in the Fund incurring a loss or missing an opportunity to obtain a price considered to be advantageous.

--------------------------------------------------------------------------------

                                   Page -17-

The market value of the securities underlying a "when-issued" purchase or a forward commitment to purchase securities, and any subsequent fluctuations in their market value, are taken into account when determining the market value of a Fund starting on the day the Fund agrees to purchase the securities.

The Fund does not earn interest or dividends on the securities it has committed to purchase until the settlement date.


Reverse Repurchase Agreements and Other Borrowings

Each Fund may borrow for temporary or emergency purposes. This borrowing may be unsecured. Among the forms of borrowing in which each Fund may engage is entering into reverse repurchase agreements. A reverse repurchase agreement involves the sale of a portfolio security by the Fund, coupled with its agreement to repurchase the security at a specified time and price. Each Fund will maintain a segregated account with the Trust's custodian consisting of cash or liquid securities equal (on a daily mark-to-market basis) to its obligations under reverse repurchase agreements with banks and domestic broker-dealers. Reverse repurchase agreements involve the risk that the market value of the securities subject to the reverse repurchase agreement may decline below the repurchase price at which the Fund is required to repurchase such securities.

The 1940 Act requires a Fund to maintain continuous asset coverage (that is, total assets including borrowings, less liabilities exclusive of borrowings) of 300% of the amount borrowed. If the asset coverage should decline below 300% as a result of market fluctuations or for other reasons, a Fund is required to sell some of its portfolio securities within three days to reduce its borrowings and restore the 300% asset coverage, even though it may be disadvantageous from an investment standpoint to sell securities at that time. To avoid the potential leveraging effects of a Fund's borrowings, investments will not be made while borrowings (including reverse repurchase agreements and dollar rolls) are in excess of 5% of a Fund's total assets. Borrowing may exaggerate the effect on net asset value of any increase or decrease in the market value of the portfolio. Money borrowed will be subject to interest costs which may or may not be recovered by appreciation of the securities purchased. A Fund also may be required to maintain minimum average balances in connection with such borrowing or to pay a commitment or other fee to maintain a line of credit; either of these requirements would increase the cost of borrowing over the stated interest rate. See "Investment Restrictions."


Lending Portfolio Securities

Each Fund may lend portfolio securities to brokers, dealers and other financial organizations. These loans, if and when made, may not exceed 33-1/3% of the value of the Fund's total assets. A Fund's loans of securities will be collateralized by cash, cash equivalents or U.S. Government securities. The cash or instruments collateralizing the Fund's loans of securities will be maintained at all times in a segregated account with the Trust's custodian, in an amount at least equal to the current market value of the loaned securities. From time to time, a Fund may pay a part of the interest earned from the investment of collateral received for securities loaned to the borrower and/or a third party that is unaffiliated with the Fund and is acting as a "placing broker." No fee will be paid to affiliated persons of the Fund. The Board of Trustees will make a determination that the fee paid to the placing broker is reasonable.

By lending portfolio securities, a Fund can increase its income by continuing to receive amounts equal to the interest or dividends on the loaned securities as well as by either investing the cash collateral in short-term instruments or obtaining yield in the form of interest paid by the borrower

--------------------------------------------------------------------------------

                                   Page -18-
when U.S. Government securities are used as collateral. A Fund will comply with the following conditions whenever it loans securities: (i) the Fund must receive at least 100% cash collateral or equivalent securities from the borrower; (ii) the borrower must increase the collateral whenever the market value of the securities loaned rises above the level of the collateral; (iii) the Fund must be able to terminate the loan at any time; (iv) the Fund must receive reasonable interest on the loan, as well as amounts equal to the dividends, interest or other distributions on the loaned securities, and any increase in market value;
(v) the Fund may pay only reasonable custodian fees in connection with the loan; and (vi) voting rights on the loaned securities may pass to the borrower except that, if a material event will occur affecting the investment in the loaned securities, the Fund must terminate the loan in time to vote the securities on such event.


                             INVESTMENT RESTRICTIONS


The fundamental investment restrictions set forth below may not be changed with respect to a Fund without the approval of a "majority" (as defined in the 1940
Act) of the outstanding shares of such Fund. For the purposes of the 1940 Act, "majority" means the lesser of (a) 67% or more of the shares of the Fund present at a meeting, if the holders of more than 50% of the outstanding shares of the Fund are present or represented by proxy or (b) more than 50% of the shares of the Fund.


Investment restrictions that involve a maximum percentage of securities or assets shall not be considered to be violated unless an excess over the percentage occurs immediately after, and is caused by, an acquisition or encumbrance of securities or assets of, or borrowings by or on behalf of, a Fund with the exception of borrowings permitted by fundamental investment restriction
(2) listed below.


Fundamental Investment Restrictions

The Trust may not, on behalf of a Fund:


(1) Issue senior securities, except as permitted by paragraphs (2), (6) and (7) below. For purposes of this restriction, the issuance of shares of beneficial interest in multiple classes or series, the purchase or sale of options, futures contracts and options on futures contracts, forward commitments, forward foreign exchange contracts, repurchase agreements and reverse repurchase agreements entered into in accordance with the Fund's investment policy, and the pledge, mortgage or hypothecation of the Fund's assets within the meaning of paragraph (3) below are not deemed to be senior securities.


(2) Borrow money (i) except from banks as a temporary measure for extraordinary emergency purposes and (ii) except that the Fund may enter into reverse repurchase agreements and dollar rolls with banks, broker-dealers and other parties; provided that, in each case, the Fund is required to maintain asset coverage of at least 300% for all borrowings. For the purposes of this investment restriction, short sales, transactions in currency, forward contracts, swaps, options, futures contracts and options on futures contracts, and forward commitment transactions shall not constitute borrowing.


(3) Pledge, mortgage, or hypothecate its assets, except to secure indebtedness permitted by paragraph (2) above and to the extent related to the segregation of assets in connection with the writing of covered put and call options and the purchase of securities or currencies on a forward commitment or delayed-delivery basis and collateral and initial or variation margin

--------------------------------------------------------------------------------

                                   Page -19-
     arrangements with respect to forward contracts, options, futures contracts and options on futures contracts.

(4) Act as an underwriter, except to the extent that, in connection with the disposition of portfolio securities, the Fund may be deemed to be an underwriter for purposes of the Securities Act of 1933.

(5) Purchase or sell real estate, or any interest therein, and real estate mortgage loans, except that the Fund may invest in securities of corporate or governmental entities secured by real estate or marketable interests therein or securities issued by companies (other than real estate limited partnerships) that invest in real estate or interests therein.

(6) Make loans, except that the Fund may lend portfolio securities in accordance with the Fund's investment policies and may purchase or invest in repurchase agreements, bank certificates of deposit, all or a portion of an issue of bonds, bank loan participation agreements, bankers' acceptances, debentures or other securities, whether or not the purchase is made upon the original issuance of the securities.

(7) Invest in commodities or commodity contracts or in puts, calls, or combinations of both, except interest rate futures contracts, options on securities, securities indices, currency and other financial instruments, futures contracts on securities, securities indices, currency and other financial instruments and options on such futures contracts, forward foreign currency exchange contracts, forward commitments, securities index put or call warrants and repurchase agreements entered into in accordance with the Fund's investment policies.

(8) Invest 25% or more of the value of the Fund's total assets in the securities of one or more issuers conducting their principal business activities in the same industry or group of industries. This restriction does not apply to investments in obligations of the U.S. Government or any of its agencies or instrumentalities.

     In addition, each Equity Fund will adhere to the following fundamental investment restriction:

         With respect to 75% of its total assets, an Equity Fund may not purchase securities of an issuer (other than the U.S. Government, or any of its agencies or instrumentalities, or other investment companies), if (a) such purchase would cause more than 5% of the Fund's total assets taken at market value to be invested in the securities of such issuer, or (b) such purchase would at the time result in more than 10% of the outstanding voting securities of such issuer being held by the Fund.


Nonfundamental Investment Restrictions


In addition to the fundamental policies mentioned above, the Board of Trustees of the Trust has adopted the following nonfundamental policies that may be changed or amended by action of the Board of Trustees without shareholder approval.


The Trust may not, on behalf of a Fund:


(a) Participate on a joint-and-several basis in any securities trading account. The "bunching" of orders for the sale or purchase of marketable portfolio securities with other accounts under the management of the Adviser to save commissions or to average prices among them is not deemed to result in a securities trading account.


--------------------------------------------------------------------------------

                                   Page -20-

 (b) Purchase securities of other investment companies, except as permitted by the Investment Company Act of 1940 and the rules, regulations and any applicable exemptive order issued thereunder.



(c) Invest for the purpose of exercising control over or management of any company.


(d) Purchase any security, including any repurchase agreement maturing in more than seven days, which is illiquid, if more than 15% of the net assets of the Fund, taken at market value, would be invested in such securities.

The staff of the Commission has taken the position that fixed time deposits maturing in more than seven days that cannot be traded on a secondary market and participation interests in loans are illiquid. Until such time (if any) as this position changes, the Trust, on behalf of each Fund, will include such investments in determining compliance with the 15% limitation on investments in illiquid securities. Restricted securities (including commercial paper issued pursuant to Section 4(2) of the Securities Act of 1933) which the Board of Trustees has determined are readily marketable will not be deemed to be illiquid for purposes of such restriction.

"Value" for the purposes of all investment restrictions shall mean the market value used in determining each Fund's net asset value.



                              TRUSTEES AND OFFICERS

Information pertaining to the Trustees and officers of the Trust is set forth below. An asterisk (*) indicates those Trustees deemed to be "interested persons" of the Trust for purposes of the 1940 Act.


                                    Positions                          Principal Occupation
Name and Address                    With Trust                         During Past Five Years
----------------                    ----------                         ----------------------

James E. Minnick (1)                President, Chief                   President, Secretary and Treasurer, MGCM
885 Third Avenue                    Executive Officer, and             (since 1990).
New York, NY 10022                  Trustee
(age 49)


Patrick W.W. Disney (1)             Senior Vice President              Director, Morgan Grenfell Investment
20 Finsbury Circus                  and Trustee                        Services Limited ("MGIS") (since 1988).
London EC2M 1NB
ENGLAND
(age 41)


Paul K. Freeman (2)                 Trustee                            Chief Executive Officer, The Eric Group
7257 South Tucson Way                                                  Inc., (environmental insurance) (since
Englewood, CO 80112                                                    1986).
(age 47)


--------------------------------------------------------------------------------

                                   Page -21-


Graham E. Jones (2)                 Trustee                            Senior Vice President, BGK Realty Inc.
330 Garfield Street                                                    (since 1995); Financial Manager, Practice
Santa Fe, NM 87501                                                     Management Systems (medical information
(age 64)                                                               services) (1988-95); Director, 12 closed-
                                                                       end funds managed by Morgan Stanley
                                                                       Asset Management; Trustee, 10 open-end
                                                                       mutual funds managed by Weiss, Peck &
                                                                       Greer.


William N. Searcy (2)               Trustee                            Pension & Savings Trust Officer, Sprint
2330 Shawnee Mission Pkwy                                              Corporation (telecommunications) (since
Westwood, KS 66205                                                     1989).
(age 51)


Hugh G. Lynch                       Trustee                            Managing Director, International
767 Fifth Avenue                                                       Investments, General Motors Investment
New York, NY 10153                                                     Management Corporation (since September
(age 60)                                                               1990).


Edward T. Tokar                     Trustee                            Vice President-Investments, Allied Signal,
101 Columbia Road                                                      Inc. (advanced technology and manu-
Morristown, NJ 07962                                                   facturer) (since 1985).
(age 50)


John G. Alshefski                   Treasurer, Principal               Director of Fund Operations, SEI/ Fund
530 East Swedesford Road            Accounting  Officer,               Resources  (since January 1994); Manager
Wayne, PA 19087-1658                Chief Financial Officer            International Fund Operations (1992-1994);
(age 31)                                                               Senior Associate, Price Waterhouse (1988-1991).

Neil P. Jenkins                     Vice President                     Director, MGCM (since 1991), Morgan
20 Finsbury Circus                                                     Grenfell International Funds Management,
London, England                                                        1995), and Morgan Grenfell & Co., Ltd.
(age 37)                                                               (since 1985).


David W. Baldt                      Vice President                     Executive Vice President and Director of
1435 Walnut Street                                                     Fixed Income Investments, MGCM (since
Philadelphia, PA 19102                                                 1989).
(age 48)


Ian D. Kelson                       Vice President                     Director, MGIS (since 1988); Chief
20 Finsbury Circus                                                     Investment Officer, Fixed Income,
London EC2M INB                                                        MGIS (since 1989).
England
(age 41)


--------------------------------------------------------------------------------

                                   Page -22-


James Grifo                         Vice President                     Executive Vice President and Director,
1435 Walnut Street                                                     MGCM (since 1996); Senior Vice
Philadelphia, PA 19102                                                 President, GT Global Financial (since
(age 46)                                                               1990).


Martin Hall (4)                     Vice President                     Portfolio Manager, Fixed Income Team,
1435 Walnut Street                                                     MGIS (since 1988).
Philadelphia, PA 19102
(age 39)


Joan  A. Binstock (4)               Secretary                          Chief Operating Officer, MGCM (since
885 Third Avenue                    and Vice President                 June 1997); Principal, National Director
New York, NY 10022                                                     of Investment Management Regulatory
(age 43)                                                               Consulting, Ernst & Young (May 1995 -
                                                                       June 1997); Vice President, Head of
                                                                       Compliance, JP Morgan Mutual Funds
                                                                       (August 1993-May 1995).


                 -----------------------------------------------

1  Member of the Trust's Valuation and Dividend Committees.
2  Member of the Trust's Audit Committee.
3  Member of the Trust's Dividend Committee.
4  Member of the Trust's Valuation Committee.

Certain of the Trustees and officers of the Trust reside outside the United States, and substantially all the assets of these persons are located outside the United States. It may not be possible, therefore, for investors to effect service of process within the United States upon these persons or to enforce against them, in United States courts or foreign courts, judgments obtained in United States courts predicated upon the civil liability provisions of the federal securities laws of the United States or the laws of the State of Delaware. In addition, it is not certain that a foreign court would enforce, in original actions or in actions to enforce judgments obtained in the United States, liabilities against these Trustees and officers predicated solely upon the federal securities laws.


Messrs. Jones, Freeman, and Searcy are members of the Audit Committee of the Board of Trustees. The Audit Committee's functions include making recommendations to the Trustees regarding the selection of independent accountants, and reviewing with such accountants and the Treasurer of the Trust matters relating to accounting and auditing practices and procedures, accounting records, internal accounting controls and the functions performed by the Trust's custodian, administrator and transfer agent.

As of November 30, 1997, the Trustees and officers of the Trust owned, as a group, less than one percent of the outstanding shares of each Fund other than Morgan Grenfell International Equity Fund. On such date, the Trustees and officers of the Trust owned, as a group, 1.84% of the outstanding shares of Morgan Grenfell International Equity Fund.



Compensation of Trustees

The Trust pays each Trustee who is not affiliated with the Adviser an annual fee of $15,000 provided that they attend each regular Board meeting during the year. Members of the Audit

--------------------------------------------------------------------------------

                                   Page -23-

Committee also receive $1,000 for each Audit Committee meeting attended. The Chairman of the Audit Committee receives an additional $1,000 per Audit Committee meeting attended. The Trustees are also reimbursed for out-of-pocket expenses incurred by them in connection with their duties as Trustees.


The following table sets forth the compensation paid by the Trust to the Trustees for the fiscal year of the Trust ended October 31, 1997:


                               Pension or
                               Retirement                    Aggregate
                               Benefits Accrued              Compensation from
                               as Part of Fund               the Trust /
Name of Trustees               Expenses                      Complex*
---------------------          ---------------------         -------------------
James E. Minnick               $ 0                           $      0
Patrick W. Disney              $ 0                           $      0
Paul K. Freeman                $ 0                           $      -
Graham E. Jones                $ 0                           $      -
William N. Searcy              $ 0                           $      -
Hugh G. Lynch                  $ 0                           $      -
Edward T. Tokar                $ 0                           $      -


                                 ---------------

     o The Trustees listed above do not serve on the Board of any other investment company that may be considered to belong to the same complex as the Trust.



                     INVESTMENT ADVISORY AND OTHER SERVICES


The Adviser


MGIS of London, England acts as investment adviser to each Fund pursuant to the terms of two Management Contracts between the Trust and MGIS (the "Management Contracts"). Pursuant to the Management Contracts, the Adviser supervises and assists in the management of the assets of each Fund and furnishes each Fund with research, statistical, advisory and managerial services. The Adviser determines on a continuous basis, the allocation of each Fund's investments among countries. The Adviser is responsible for the ordinary expenses of offices, if any, for the Trust and the compensation, if any, of all officers and employees of the Trust and all Trustees who are "interested persons" (as defined in the 1940 Act) of the Adviser.

Under the Management Contract, the Trust, on behalf of each Fund, is obligated to pay the Adviser a monthly fee at an annual rate of each Fund's average daily net assets as follows:


                                                                   Annual Rate
                                                                 ---------------
Morgan Grenfell International Equity Fund ........................     0.70%
Morgan Grenfell Global Equity Fund ...............................     0.70%
Morgan Grenfell European Equity Fund .............................     0.70%

--------------------------------------------------------------------------------

                                   Page -24-

Morgan Grenfell Pacific Basin Equity Fund ........................     0.70%
Morgan Grenfell International Small Cap Equity Fund ..............     1.00%
Morgan Grenfell Japanese Small Cap Equity Fund ...................     1.00%
Morgan Grenfell European Small Cap Equity Fund ...................     1.00%
Morgan Grenfell Emerging Markets Equity Fund .....................     1.00%
Morgan Grenfell Core Global Fixed Income Fund ....................     0.50%
Morgan Grenfell Global Fixed Income Fund .........................     0.50%*
Morgan Grenfell International Fixed Income Fund ..................     0.50%*
Morgan Grenfell Emerging Markets Debt Fund .......................     1.00%**
Morgan Grenfell Emerging Local Currency Debt Fund ................     0.60%
--------------

* Effective April 1, 1995, the annual advisory fee rate for each of these Funds was reduced from 0.60% to 0.50% of average daily net assets.

** Effective September 1, 1995, the annual advisory fee rate for this Fund was reduced from 1.60% to 1.50% of average daily net assets. Effective March 1, 1997, the annual advisory fee rate for this Fund was further reduced from 1.50% to 1.00% of average daily net assets.


The advisory fees are paid monthly and will be prorated if the Adviser shall not have acted as a Fund's investment adviser during the entire monthly period. The Adviser has temporarily agreed, under certain circumstances, to reduce or not impose its management fee and to make arrangements to limit certain other expenses as described in the Prospectus under "Expense Information."


For the fiscal period ended October 31, 1995, Morgan Grenfell International Equity Fund, Morgan Grenfell International Small Cap Equity Fund, Morgan Grenfell European Small Cap Equity Fund, Morgan Grenfell Emerging Markets Equity Fund, Morgan Grenfell Global Fixed Income Fund, Morgan Grenfell International Fixed Income Fund and Morgan Grenfell Emerging Markets Debt Fund paid net advisory fees of approximately $0, $506,065, $677, $457,521, $384,235, $36,927
and $682,004, respectively. For the fiscal period ended October 31, 1996, Morgan Grenfell International Equity Fund, Morgan Grenfell European Equity Fund, Morgan Grenfell International Small Cap Equity Fund, Morgan Grenfell European Small Cap Equity Fund, Morgan Grenfell Emerging Markets Equity Fund, Morgan Grenfell Global Fixed Income Fund, Morgan Grenfell International Fixed Income Fund and Morgan Grenfell Emerging Markets Debt Fund paid net advisory fees of $0, $5,508, $987,205, $0, $726,299, $696,819, $67,316 and $819,659, respectively. For the fiscal year ended October 31, 1997, Morgan Grenfell International Equity Fund, Morgan Grenfell European Equity Fund, Morgan Grenfell International Small Cap Equity Fund, Morgan Grenfell European Small Cap Equity Fund, Morgan Grenfell Emerging Markets Equity Fund, Morgan Grenfell Global Fixed Income Fund, Morgan Grenfell International Fixed Income Fund and Morgan Grenfell Emerging Markets Debt Fund paid net advisory fees of $_______, $_______, $________, $______,
$______, $______, $______ and $_______, respectively. The foregoing advisory fee payments and non-payments reflect expense limitations that were in effect during the indicated periods. The Funds not listed in this paragraph were not in operation during the relevant periods and, accordingly, paid no advisory fees for such periods.

The Management Contracts were last approved on November 20, 1997 by a vote of the Trust's Board of Trustees, including a majority of those Trustees who were not parties to either Management Contract or "interested persons" of such parties. Each Management Contract will continue in effect with respect to each Fund that it covers only if such continuance is specifically


--------------------------------------------------------------------------------

                                   Page -25-
approved annually by the Trustees, including a majority of the Trustees who are not parties to the Management Contract or "interested persons" (as such term is defined in the 1940 Act) of such parties, or by a vote of a majority of the outstanding shares of such Fund. Each Management Contract is terminable by vote of the Board of Trustees, or, with respect to a Fund, by the holders of a majority of the outstanding shares of the affected Fund, at any time without penalty on 60 days' written notice to the Adviser. Termination of a Management Contract with respect to a Fund will not terminate or otherwise invalidate any provision of the Management Contract between the Adviser and any other Fund. The Adviser may terminate a Management Contract at any time without penalty on 60 days' written notice to the Trust. Each Management Contract terminates automatically in the event of its assignment (as such term is defined in the 1940 Act).

Each Management Contract provides that the Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust or any Fund in connection with the performance of the Adviser's obligations under the Management Contract with the Trust, except a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Adviser in the performance of its duties or from reckless disregard of its duties and obligations thereunder.


In the management of the Funds and its other accounts, the Adviser and its subsidiaries allocate investment opportunities to all accounts for which they are appropriate subject to the availability of cash in any particular account and the final decision of the individual or individuals in charge of such accounts. Where market supply is inadequate for a distribution to all such accounts, securities are allocated based on a Fund's pro rata portion of the amount ordered. In some cases their procedure may have an adverse effect on the price or volume of the security as far as a Fund is concerned. However, it is the judgment of the Board that the desirability of continuing the Trust's advisory arrangement with the Adviser outweighs any disadvantages that may result from contemporaneous transactions. See "Portfolio Brokerage."


MGIS is registered with the Commission as an investment adviser and provides a full range of international investment advisory services to individual and institutional clients. MGIS is a direct wholly-owned subsidiary of Morgan Grenfell Asset Management, Ltd., which is an indirect wholly-owned subsidiary of Deutsche Bank AG, an international commercial and investment banking group. As of September 30, 1997, MGIS managed approximately $16.3 billion in assets for various individual and institutional accounts, including the following registered investment companies to which it acts as a subadviser:


Dean Witter Worldwide Investment Trust, Compass International Fixed Income Fund, RSI International Equity Fund, SEI International Equity Fund, SEI Institutional International Equity, Dean Witter Pacific Growth Fund, Dean Witter European Growth Fund, Dean Witter International SmallCap Fund, Dean Witter Global Asset Allocation Fund, Dean Witter Japan Fund and Dean Witter Worldwide Investment Trust, and Pacific Growth Portfolio and European Growth Portfolio (each a series of Dean Witter Variable Investment Series).


Portfolio Turnover


The Funds do not expect to trade in securities for short-term gain. Each Fund's portfolio turnover rate is calculated by dividing the lesser of the dollar amount of sales or purchases of portfolio securities by the average monthly value of a Fund's portfolio securities, excluding securities having a maturity at the date of purchase of one year or less. For the fiscal period ended October 31, 1997, the portfolio turnover rates for Morgan Grenfell International Equity Fund, Morgan Grenfell European Equity Fund, Morgan Grenfell International Small Cap Equity Fund, Morgan Grenfell European Small Cap Equity Fund, Morgan Grenfell Emerging Markets Equity Fund, Morgan


--------------------------------------------------------------------------------

                                   Page -26-

Grenfell Global Fixed Income Fund, Morgan Grenfell International Fixed Income Fund and Morgan Grenfell Emerging Markets Debt Fund were __%, __%, __%, __%, __%, __%, __% and __%, respectively. For the fiscal period ended October 31, 1996, the portfolio turnover rates for Morgan Grenfell International Equity Fund, Morgan Grenfell European Equity Fund, Morgan Grenfell International Small Cap Equity Fund, Morgan Grenfell European Small Cap Equity Fund, Morgan Grenfell Emerging Markets Equity Fund, Morgan Grenfell Global Fixed Income Fund, Morgan Grenfell International Fixed Income Fund and Morgan Grenfell Emerging Markets Debt Fund were 39%, 5%, 47%, 49%, 69%, 223%, 235% and 227%, respectively.



The Administrator

As described in the Prospectus, SEI Financial Management Corporation (the "Administrator") serves as the Trust's administrator pursuant to an administration agreement (the "Administration Agreement") dated January 3, 1994. Pursuant to the Administration Agreement, the Administrator has agreed to furnish statistical and research data, clerical services, and stationery and office supplies; prepare and file various reports with the appropriate regulatory agencies including the Commission and state securities commissions; and provide accounting and bookkeeping services for the Funds, including the computation of each Fund's net asset value, net investment income and realized capital gains, if any.

For its services under the Administration Agreement, the Administrator receives from all series of the Trust an aggregate monthly fee at the following annual rates of the aggregate average daily net assets ("aggregate assets") of such series:


         0.12% of aggregate  assets under $1 billion
         0.08% of next $500 million of aggregate  assets
         0.06% of next $1 billion of aggregate assets
         0.04% of aggregate assets exceeding $2.5 billion


Each Fund that offers its shares pays the Administrator a minimum annual fee that equals $60,000.




For the fiscal period ended October 31, 1995, Morgan Grenfell International Equity Fund, Morgan Grenfell International Small Cap Equity Fund, Morgan Grenfell European Small Cap Equity Fund, Morgan Grenfell Emerging Markets Equity Fund, Morgan Grenfell Global Fixed Income Fund, Morgan Grenfell International Fixed Income Fund and Morgan Grenfell Emerging Markets Debt Fund paid the Administrator administration fees of $11,694, $97,518, $50,000, $93,750, $105,406, $68,750 and $ 69,115, respectively. For the fiscal period ended October 31, 1996, Morgan Grenfell International Equity Fund, Morgan Grenfell European Equity Fund, Morgan Grenfell International Small Cap Equity Fund, Morgan Grenfell European Small Cap Equity Fund, Morgan Grenfell Emerging Markets Equity Fund, Morgan Grenfell Global Fixed Income Fund, Morgan Grenfell International Fixed Income Fund and Morgan Grenfell Emerging Markets Debt Fund paid the Administrator administration fees of $62,500, $3,159, $124,286, $100,000, $109,687, $165,566, $75,000 and $100,878, respectively. For the fiscal year ended October 31, 1997, Morgan Grenfell International Equity Fund, Morgan Grenfell European Equity Fund, Morgan Grenfell International Small Cap Equity Fund, Morgan Grenfell European Small Cap Equity Fund, Morgan Grenfell Emerging Markets Equity Fund, Morgan Grenfell Global Fixed Income Fund, Morgan Grenfell International Fixed Income Fund and Morgan Grenfell Emerging


--------------------------------------------------------------------------------

                                   Page -27-

Markets Debt Fund paid the Administrator administration fees of $_______, $_______, $________, $______, $______, $______, $______ and $_______,
respectively. The Funds not listed in the preceding three sentences were not in operation during the relevant periods and, accordingly, paid no administration fees for such periods.



The Administration Agreement provides that the Administrator shall not be liable under the Administration Agreement except for bad faith or gross negligence in the performance of its duties or from the reckless disregard by it of its duties and obligations thereunder.

Expenses of the Trust


The expenses borne by institutional shares of the Funds include:: (i) fees and expenses of any investment adviser and any administrator of the Funds; (ii) fees and expenses incurred by the Funds in connection with membership in investment company organizations; (iii) brokers' commissions; (iv) payment for portfolio pricing services to a pricing agent, if any; (v) legal expenses (including an allocable portion of the cost of the Trust's employees rendering legal services to the Funds); (vi) interest, insurance premiums, taxes or governmental fees;
(vii) the fees and expenses of the transfer agent of the Funds; (viii) clerical expenses of issue, redemption or repurchase of shares of the Funds; (ix) the expenses of and fees for registering or qualifying shares of the Funds for sale and of maintaining the registration of the Funds and registering the Funds as a broker or a dealer; (x) the fees and expenses of Trustees who are not affiliated with the Adviser; (xi) the cost of preparing and distributing reports and notices to shareholders, the Commission and other regulatory authorities; (xii) the fees or disbursements of custodians of the Funds' assets, including expenses incurred in the performance of any obligations enumerated by the Declaration of Trust or By-Laws of the Trust insofar as they govern agreements with any such custodian; (xiii) costs in connection with annual or special meetings of shareholders, including proxy material preparation printing and mailing; (xiv) charges and expenses of the Trust's auditor; (xv) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Funds' business; and (xvi) expenses of an extraordinary and nonrecurring nature.


Transfer Agent

DST Systems, Inc., 1004 Baltimore, Kansas City, Missouri 64105 (the "Transfer Agent") serves as the transfer and dividend disbursing agent for the Funds pursuant to a transfer agency agreement (the "Transfer Agency Agreement"), under which the Transfer Agent (i) maintains record shareholder accounts, and (ii) makes periodic reports to the Trust's Board of Trustees concerning the operations of each Fund.


The Distributor

The Trust has entered into a distribution agreement (the "Distribution Agreement") pursuant to which SEI Financial Services Company (the "Distributor"), as agent, serves as principal underwriter for the continuous offering of shares of each Fund. The Distributor has agreed to use best efforts to solicit orders for the purchase of shares (including institutional shares) of each Fund, although it is not obligated to sell any particular amount of shares. Shares of the Trust are not subject to sales loads or distribution fees. The Adviser, and not the Trust, is responsible for payment of any expenses or fees incurred in the marketing and distribution of shares of the Trust.

The Distribution Agreement will remain in effect for one year from its effective date and will continue in effect thereafter only if such continuance is specifically approved annually by the

--------------------------------------------------------------------------------

                                   Page -28-

Trustees, including a majority of the Trustees who are not parties to the Distribution Agreement or "interested persons" (as such term is defined in the 1940 Act) of such parties. The Distribution Agreement was most recently approved on November 20, 1997 by a vote of the Trust's Board of Trustees, including a majority of those Trustees who were not parties to the Distribution Agreement or "interested persons" of such parties. The Distribution Agreement is terminable, as to a Fund, by vote of the Board of Trustees, or by the holders of a majority of the outstanding shares of the Fund, at any time without penalty on 60 days' written notice to the Distributor. The Distributor may terminate the Distribution Agreement at any time without penalty on 60 days' written notice to the Trust.



Custodian

As described in the Prospectus, The Northern Trust Company (the "Custodian"), whose principal business address is Fifty South LaSalle Street, Chicago, Illinois 60675, maintains custody of each Fund's assets pursuant to a custodian agreement (the "Custodian Agreement"). Under the Custodian Agreement, the Custodian (i) maintains a separate account in the name of each Fund, (ii) holds and transfers portfolio securities on account of each Fund, (iii) accepts receipts and makes disbursements of money on behalf of each Fund, (iv) collects and receives all income and other payments and distributions on account of each Fund's portfolio securities and (v) makes periodic reports to the Trust's Board of Trustees concerning each Fund's operations. The Custodian is authorized to select one or more foreign or domestic banks or companies to serve as sub-custodian on behalf of the Trust.


                             PORTFOLIO TRANSACTIONS

Subject to the general supervision of the Board of Trustees, the Adviser makes decisions with respect to and places orders for all purchases and sales of portfolio securities for the Funds. In executing portfolio transactions, the Adviser seeks to obtain the best net results for the Funds, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of the order, difficulty of execution and operational facilities of the firm involved. Commission rates, being a component of price, are considered together with such factors. Where transactions are effected on a foreign securities exchange, the Funds employ brokers, generally at fixed commission rates. Commissions on transactions on U.S. securities exchanges are subject to negotiation. Where transactions are effected in the over-the-counter market or third market, the Funds deal with the primary market makers unless a more favorable result is obtainable elsewhere. Fixed income securities purchased or sold on behalf of the Funds normally will be traded in the over-the-counter market on a net basis (i.e. without a commission) through dealers acting for their own account and not as brokers or otherwise through transactions directly with the issuer of the instrument. Some fixed income securities are purchased and sold on an exchange or in over-the-counter transactions conducted on an agency basis involving a commission.


Pursuant to the Management Contracts, the Adviser agrees to select broker-dealers in accordance with guidelines established by the Trust's Board of Trustees from time to time and in accordance with Section 28(e) of the Securities Exchange Act of 1934, as amended. In assessing the terms available for any transaction, the Adviser shall consider all factors it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker-dealer, and the reasonableness of the commission, if any, both for the


--------------------------------------------------------------------------------

                                   Page -29-
specific transaction and on a continuing basis. Consideration may also be given to the broker-dealer's sale of shares of the Funds. In addition, the Management Contracts authorize the Adviser, subject to the periodic review of the Trust's Board of Trustees, to cause a Fund to pay a broker-dealer which furnishes brokerage and research services a higher commission than that which might be charged by another broker-dealer for effecting the same transaction, provided that the Adviser determines in good faith that such commission is reasonable in relation to the value of the brokerage and research services provided by such broker-dealer, viewed in terms of either the particular transaction or the overall responsibilities of the Adviser to the Fund. Such brokerage and research services may consist of pricing information, reports and statistics on specific companies or industries, general summaries of groups of bonds and their comparative earnings and yields, or broad overviews of the securities markets and the economy.

Supplemental research information utilized by the Adviser is in addition to, and not in lieu of, services required to be performed by the Adviser and does not reduce the advisory fees payable to the Adviser. The Trustees will periodically review the commissions paid by the Funds to consider whether the commissions paid over representative periods of time appear to be reasonable in relation to the benefits inuring to the Funds. It is possible that certain of the supplemental research or other services received will primarily benefit one or more other investment companies or other accounts of the Adviser for which investment discretion is exercised. Conversely, a Fund may be the primary beneficiary of the research or services received as a result of portfolio transactions effected for such other account or investment company. During the fiscal period ended October 31, 1997, the Adviser did not, pursuant to any agreement or understanding with a broker or otherwise through an internal allocation procedure, direct any Fund's brokerage transactions to a broker because of research services provided by such broker.


Investment decisions for each Fund and for other investment accounts managed by the Adviser are made independently of each other in the light of differing conditions. However, the same investment decision may be made for two or more of such accounts. In such cases, simultaneous transactions are inevitable. Purchases or sales are then averaged as to price and allocated as to amount in a manner deemed equitable to each such account. While in some cases this practice could have a detrimental effect on the price or value of the security as far as a Fund is concerned, in other cases it is believed to be beneficial to a Fund. To the extent permitted by law, the Adviser may aggregate the securities to be sold or purchased for a Fund with those to be sold or purchased for other investment companies or accounts in executing transactions.


Pursuant to procedures determined by the Trustees and subject to the general policies of the Funds and Section 17(e) of the 1940 Act, the Adviser may place securities transactions with brokers with whom it is affiliated ("Affiliated Brokers"). These brokers may include but are not limited to Morgan Grenfell Asia and Morgan Grenfell Debt Arbitrage Trading.


Section 17(e) of the 1940 Act limits to "the usual and customary broker's commission" the amount which can be paid by the Funds to an Affiliated Broker acting as broker in connection with transactions effected on a securities exchange. The Board, including a majority of the Trustees who are not "interested persons" of the Trust or the Adviser, has adopted procedures designed to comply with the requirements of Section 17(e) of the 1940 Act and Rule 17e-1 promulgated thereunder to ensure that the broker's commission is "reasonable and fair compared to the commission, fee or other remuneration received by other brokers in connection with comparable transactions involving similar securities being purchased or sold on a securities exchange during a comparable period of time...."

--------------------------------------------------------------------------------

                                   Page -30-

A transaction would not be placed with Affiliated Brokers if a Fund would have to pay a commission rate less favorable than their contemporaneous charges for comparable transactions for their other most favored, but unaffiliated, customers except for accounts for which they act as a clearing broker, and any of their customers determined, by a majority of the Trustees who are not "interested persons" of the Fund or the Adviser, not to be comparable to the Fund. With regard to comparable customers, in isolated situations, subject to the approval of a majority of the Trustees who are not "interested persons" of the Trust or the Adviser, exceptions may be made. Since the Adviser, as investment adviser to the Funds, has the obligation to provide management, which includes elements of research and related skills, such research and related skills will not be used by them as a basis for negotiating commissions at a rate higher than that determined in accordance with the above criteria. The Funds will not engage in principal transactions with Affiliated Brokers. When appropriate, however, orders for the account of the Funds placed by Affiliated Brokers are combined with orders of their respective clients, in order to obtain a more favorable commission rate. When the same security is purchased for two or more funds or customers on the same day, each fund or customer pays the average price and commissions paid are allocated in direct proportion to the number of shares purchased.


Affiliated Brokers furnish to the Trust at least annually a statement setting forth the total amount of all compensation retained by them or any associated person of them in connection with effecting transactions for the account of the Funds, and the Board reviews and approves all such portfolio transactions on a quarterly basis and the compensation received by Affiliated Brokers in connection therewith. During the fiscal periods ended October 31, 1996 and October 31, 1997 no Fund paid any brokerage commissions to any Affiliated Broker.


Affiliated Brokers do not knowingly participate in commissions paid by the Funds to other brokers or dealers and do not seek or knowingly receive any reciprocal business as the result of the payment of such commissions. In the event that an Affiliated Broker learns at any time that it has knowingly received reciprocal business, it will so inform the Board.


For the fiscal period ended October 31, 1995, Morgan Grenfell International Equity Fund, Morgan Grenfell International Small Cap Equity Fund, Morgan Grenfell European Small Cap Equity Fund, Morgan Grenfell Emerging Markets Equity Fund, Morgan Grenfell Global Fixed Income Fund, Morgan Grenfell International Fixed Income Fund and Morgan Grenfell Emerging Markets Debt Fund paid aggregate brokerage commissions of $7,389, $363,181, $31,827, $572,550, $ 0, $ 0, and $ 0,
respectively. For the fiscal period ended October 31, 1996, Morgan Grenfell International Equity Fund, Morgan Grenfell European Equity Fund, Morgan Grenfell International Small Cap Equity Fund, Morgan Grenfell European Small Cap Equity Fund, Morgan Grenfell Emerging Markets Equity Fund, Morgan Grenfell Global Fixed Income Fund, Morgan Grenfell International Fixed Income Fund and Morgan Grenfell Emerging Markets Debt Fund paid aggregate brokerage commissions of $6,948, $3,645, $382,726, $17,303, $623,975, $0, $0 and $0, respectively. For the fiscal year ended October 31, 1997, Morgan Grenfell International Equity Fund, Morgan Grenfell European Equity Fund, Morgan Grenfell International Small Cap Equity Fund, Morgan Grenfell European Small Cap Equity Fund, Morgan Grenfell Emerging Markets Equity Fund, Morgan Grenfell Global Fixed Income Fund, Morgan Grenfell International Fixed Income Fund and Morgan Grenfell Emerging Markets Debt Fund paid aggregate brokerage commissions of $_______, $_______, $________, $______,
$______, $______, $______ and $_______, respectively.

As of October 31, 1997, Morgan Grenfell European Equity Fund held securities of _______, one of its regular broker-dealers during the year then ended. The value of such securities on this date


--------------------------------------------------------------------------------

                                   Page -31-
was $_____. As of October 31, 1997, Morgan Grenfell International Equity Fund held securities of _________ and __________, two of its regular broker-dealers. The value of such securities on this date were $________ and $_________, respectively.



                                 NET ASSET VALUE

Under the 1940 Act, the Board of Trustees of the Trust is responsible for determining in good faith the fair value of the securities of each Fund. In accordance with procedures adopted by the Board of Trustees, the net asset value per share of each class of each Fund is calculated by determining the net worth of the Fund attributable to the class (assets, including securities at value, minus liabilities) divided by the number of shares of such class outstanding. Each Fund computes net asset value for each class of its shares at the close of such regular trading, which is normally 4:00 p.m. Eastern time, on each day on which the New York Stock Exchange ("NYSE") is open (a "Business Day"). The NYSE is closed on Saturdays and Sundays as well as the following holidays: New Year's Day, President's Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

For purposes of calculating net asset value, equity securities traded on a recognized U.S. or foreign securities exchange or the National Association of Securities Dealers Automated Quotation System ("NASDAQ") are valued at their last sale price on the principal exchange on which they are traded or NASDAQ (if NASDAQ is the principal market for such securities) prior to the time of valuation on the valuation day or, if no sale occurs, at the bid price. Unlisted equity securities for which market quotations are readily available are valued at the most recent bid price prior to the time of valuation.

Debt securities and other fixed income investments of the Funds are valued at prices supplied by independent pricing agents, which prices reflect broker-dealer supplied valuations and electronic data processing techniques. Short-term obligations maturing in sixty days or less may be valued at amortized cost, which method does not take into account unrealized gains or losses on such portfolio securities. Amortized cost valuation involves initially valuing a security at its cost, and thereafter, assuming a constant amortization to maturity of any discount or premium, regardless of the impact of fluctuating interest rates on the market value of the security. While this method provides certainty in valuation, it may result in periods in which the value of the security, as determined by amortized cost, may be higher or lower than the price the Fund would receive if the Fund sold the security.

Other assets and assets for which market quotations are not readily available are valued at fair value using methods determined in good faith by the Board of Trustees.


Trading in securities on European and Far Eastern securities exchanges and over-the-counter markets is normally completed well before the 4:00 P.M. (Eastern Time) close of business on each Business Day. In addition, European or Far Eastern securities trading generally or in a particular country or countries may not take place on all Business Days. Furthermore, trading takes place in Japanese markets on certain Saturdays and in various foreign markets on days which are not Business Days in New York and on which the Funds' net asset values are not calculated. Such calculation does not take place contemporaneously with the determination of the prices of the majority of the portfolio securities used in such calculation. Events affecting the values of portfolio securities that occur between the time their prices are determined and the close of the regular


--------------------------------------------------------------------------------

                                   Page -32-
trading on the NYSE will not be reflected in the Funds' calculation of net asset values unless the Adviser deems that the particular event would materially affect net asset value, in which case an adjustment will be made.



                             PERFORMANCE INFORMATION


Yield


From time to time, each Fixed Income Fund may advertise its yield. Yield is calculated separately for service shares and institutional shares of a Fund. Each type of share is subject to differing yields for the same period. The yield of institutional shares of a Fund refers to the annualized income generated by an investment in the institutional shares of the Fund over a specified 30-day period. The yield is calculated by assuming that the income generated by the investment during that period is generated for each like period over one year and is shown as a percentage of the investment. In particular, yield will be calculated according to the following formula:


                  YIELD =    2 [(a - b  + 1)^6 - 1 ]
                                     -----
                                      cd

         Where:       a =  dividends and interest earned by the
                                     Fund during the period;

                      b =  net expenses accrued for the period;

                      c = average daily number of shares outstanding during the period entitled to receive dividends; and

                      d = maximum offering price per share on the last day of the period.


Actual yields will depend on such variables as asset quality, average asset maturity, the type of instruments a Fund invests in, changes in interest rates on money market instruments, changes in the expenses of the Fund and other factors.

Yields are one basis upon which investors may compare the Funds with other mutual funds; however, yields of other mutual funds and other investment vehicles may not be comparable because of the factors set forth above and differences in the methods used in valuing portfolio instruments.


For the 30-day period ended October 31, 1997, the yields of Morgan Grenfell Global Fixed Income Fund, Morgan Grenfell International Fixed Income Fund and Morgan Grenfell Emerging Markets Debt Fund were __%, __% and __%, respectively. If the expense limitations described in the Prospectus for these Funds had not been in effect during this period, the yields of Morgan Grenfell Global Fixed Income Fund, Morgan Grenfell International Fixed Income Fund and Morgan Grenfell Emerging Markets Debt Fund would have been __%, __% and __%, respectively.


--------------------------------------------------------------------------------

                                   Page -33-

Total Return


Average annual total return is calculated separately for service shares and institutional shares of a Fund. Each type of share is subject to different fees and expenses and, consequently, may have differing average annual total returns for the same period. Each Fund that advertises "average annual total return" for a class of its shares computes such return by determining the average annual compounded rate of return during specified periods that equates the initial amount invested to the ending redeemable value of such investment according to the following formula:



                   T = [ (ERV)^1/n - 1]
                          ---
                           P


Where:         T =  average annual total return,

             ERV = ending redeemable value of a hypothetical $1,000 payment made at the beginning of the 1, 5 or 10 year (or other) periods at the end of the applicable period (or a fractional portion thereof);

               P =  hypothetical initial payment of $1,000; and

               n = period covered by the computation, expressed in years.


Each Fund that advertises "aggregate total return" for a class of its shares computes such returns by determining the aggregate compounded rates of return during specified periods that likewise equate the initial amount invested to the ending redeemable value of such investment. The formula for calculating aggregate total return is as follows:




                                       ERV
         Aggregate Total Return =   [(-----) - 1]
                                        P


The above calculations are made assuming that (1) all dividends and capital gain distributions are reinvested on the reinvestment dates at the price per share existing on the reinvestment date, (2) all recurring fees charged to all shareholder accounts are included, and (3) for any account fees that vary with the size of the account, a mean (or median) account size in the Fund during the periods is reflected. The ending redeemable value (variable "ERV" in the formula) is determined by assuming complete redemption of the hypothetical investment after deduction of all nonrecurring charges at the end of the measuring period.


For the fiscal year ended October 31, 1997, the average annual total returns for institutional shares of Morgan Grenfell International Equity Fund, Morgan Grenfell European Equity Fund, Morgan Grenfell International Small Cap Equity Fund, Morgan Grenfell European Small Cap Equity Fund, Morgan Grenfell Emerging Markets Equity Fund, Morgan Grenfell Global Fixed Income Fund, Morgan Grenfell International Fixed Income Fund and Morgan Grenfell Emerging Markets Debt Fund were __%, __%, __%, __%, __%, __%, __% and __%, respectively. For their respective periods from commencement of operations to October 31, 1997, the average annual total returns for institutional shares of Morgan Grenfell International Equity Fund, Morgan Grenfell European Equity Fund, Morgan Grenfell International Small Cap Equity Fund, Morgan Grenfell European


--------------------------------------------------------------------------------

                                   Page -34-

Small Cap Equity Fund, Morgan Grenfell Emerging Markets Equity Fund, Morgan Grenfell Global Fixed Income Fund, Morgan Grenfell International Fixed Income Fund and Morgan Grenfell Emerging Markets Debt Fund were __%, __%, __%, __%, __%, __%, __% and __%, respectively. If the expense limitations described in the Prospectus for the above Funds had not been in effect during the indicated periods, the total returns for institutional shares of these Funds for such periods would have been lower than the total return figures shown in this paragraph.

The Funds may from time to time advertise comparative performance as measured by various independent sources, including, but not limited to, Barron's, The Wall Street Journal, Weisenberger Investment Companies Service, Business Week, Changing Times, Financial World, Forbes, Fortune and Money. In addition, a Fund may from time to time advertise its performance relative to certain indices and benchmark investments, including: (a) the Lipper Analytical Services, Inc. Mutual Fund Performance Analysis, Fixed Income Analysis and Mutual Fund Indices (which measure total return and average current yield for the mutual fund industry and rank mutual fund performance); (b) the CDA Mutual Fund Report published by CDA Investment Technologies, Inc. (which analyzes price, risk and various measures of return for the mutual fund industry); (c) the Consumer Price Index published by the U.S. Bureau of Labor Statistics (which measures changes in the price of goods and services); (d) Stocks, Bonds, Bills and Inflation published by Ibbotson Associates (which provides historical performance figures for stocks, government securities and inflation); (e) the Shearson Lehman Brothers Aggregate Bond Index or its component indices (the Aggregate Bond Index measures the performance of Treasury, U.S. Government agency, corporate, mortgage and Yankee bonds); (f) the Standard & Poor's Bond Indices (which measure yield and price of corporate, municipal and U.S. Government bonds); and
(g) historical investment data supplied by the research departments of Goldman Sachs, Lehman Brothers, Inc., First Boston Corporation, Dean Witter Morgan Stanley, Salomon Brothers, Merrill Lynch, Donaldson Lufkin and Jenrette or other providers of such data. The composition of the investments in such indices and the characteristics of such benchmark investments are not identical to, and in some cases are very different from, those of any Fund's portfolio. These indices and averages are generally unmanaged and the items included in the calculations of such indices and averages may not be identical to the formulas used by a Fund to calculate its performance figures.


                                      TAXES

The following is a summary of the principal U.S. federal income, and certain state and local, tax considerations regarding the purchase, ownership and disposition of shares in the Funds. This summary does not address special tax rules applicable to certain classes of investors, such as tax-exempt entities, insurance companies and financial institutions. Prospective shareholders are urged to consult their own tax advisers with respect to the specific federal, state, local and foreign tax consequences of investing in the Funds. The summary is based on the laws in effect on the date of this Additional Statement, which are subject to change.


General

Each Fund is a separate taxable entity and has elected or intends to elect to be treated, and to qualify for each taxable year, as a regulated investment company under Subchapter M of the Code.

Qualification of a Fund as a regulated investment company under the Code requires, among other things, that (a) the Fund derive at least 90% of its gross income for its taxable year from dividends,

--------------------------------------------------------------------------------

                                   Page -35-
interest, payments with respect to securities loans and gains from the sale or other disposition of stocks or securities or foreign currencies, or other income (including but not limited to gains from options, futures, and forward contracts) derived with respect to its business of investing in such stock, securities or currencies (the "90% gross income test"); and (b) the Fund diversify its holdings so that, at the close of each quarter of its taxable year, (i) at least 50% of the market value of its total (gross) assets is comprised of cash, cash items, United States Government securities, securities of other regulated investment companies and other securities limited in respect of any one issuer to an amount not greater in value than 5% of the value of the Fund's total assets and to not more than 10% of the outstanding voting securities of such issuer, and (ii) not more than 25% of the value of its total assets is invested in the securities of any one issuer (other than United States Government securities and securities of other regulated investment companies) or two or more issuers controlled by the Fund and engaged in the same, similar or related trades or businesses. Future Treasury regulations could provide that qualifying income under the 90% gross income test will not include gains from foreign currency transactions or derivatives that are not directly related to a Fund's principal business of investing in stock or securities or options and futures with respect to stock or securities. Using foreign currency positions or entering into foreign currency options, futures or forward contracts for purposes other than hedging currency risk with respect to securities in a Fund's portfolio or anticipated to be acquired may not qualify as "directly-related" under such regulations.


If a Fund complies with such provisions, then in any taxable year in which the Fund distributes at least 90% of its "investment company taxable income" (which includes dividends, interest, accrued original issue discount and recognized market discount income, income from securities lending, any net short-term capital gain in excess of net long-term capital loss and certain net realized foreign exchange gains and is reduced by deductible expenses), the Fund (but not its shareholders) will be relieved of federal income tax on any income of the Fund, including long-term capital gains, distributed to shareholders. However, if a Fund retains any investment company taxable income or net capital gain (the excess of net long-term capital gain over net short-term capital loss), it will be subject to federal income tax at regular corporate rates on the amount retained.


If a Fund retains any net capital gain, the Fund may designate the retained amount as undistributed capital gains in a notice to its shareholders who, if subject to U.S. federal income tax on long-term capital gains, (i) will be required to include in income for federal income tax purposes, as long-term capital gain, their shares of such undistributed amount, and (ii) will be entitled to credit their proportionate shares of the tax paid by the Fund against their U.S. federal income tax liabilities, if any, and to claim refunds to the extent the credit exceeds such liabilities.

For U.S. federal income tax purposes, the tax basis of shares owned by a shareholder of a Fund will be increased by an amount equal under current law to 65% of the amount of undistributed net capital gains included in the shareholder's gross income. Each Fund intends to distribute at least annually to its shareholders all or substantially all of its investment company taxable income and net capital gain. Exchange control or other foreign laws, regulations or practices may restrict repatriation of investment income, capital, or the proceeds of sales of securities by foreign investors such as the Funds and may therefore make it more difficult for the Funds to satisfy the distribution requirements described above, as well as the excise tax distribution requirements described below. However, the Funds generally expect to be able to obtain sufficient cash to satisfy such requirements from new investors, the sale of securities or other sources. If for any taxable year a Fund does not qualify as a regulated investment company, it will be taxed on all of its investment company taxable income and net capital gain at corporate rates, and its distributions to


--------------------------------------------------------------------------------

                                   Page -36-
shareholders will be taxable as ordinary dividends to the extent of its current and accumulated earnings and profits.

In order to avoid a 4% federal excise tax, each Fund must distribute (or be deemed to have distributed) by December 31 of each calendar year at least 98% of its taxable ordinary income for such year, at least 98% of the excess of its capital gains over its capital losses (generally computed on the basis of the one-year period ending on October 31 of such year), and all taxable ordinary income and the excess of capital gains over capital losses for the previous year that were not distributed in such year and on which no federal income tax was paid by the Fund. For federal income tax purposes, dividends declared by a Fund in October, November or December to shareholders of record on a specified date in such a month and paid during January of the following year are taxable to such shareholders as if received on December 31 of the year declared.

Gains and losses on the sale, lapse, or other termination of options and futures contracts, options thereon and certain forward contracts (except certain foreign currency options, forward contracts and futures contracts) will generally be treated  as  capital  gains  and  losses.  Certain  futures  contracts,  forward contracts and options held by the Funds will be required to be "marked-to-market" for federal income tax purposes, that is, treated as having been sold at their fair market value on the last day of the Funds' taxable year. As a result, a Fund may be required to recognize income or gain without a concurrent receipt of cash. Additionally, a Fund may be required to recognize gain if an option, future, forward contract, short sale, or other transaction that is not subject to these mark to market rules is treated as a "constructive sale" of an "appreciated financial position" held by the Fund under Section 1259 of the Code. Any gain or loss recognized on actual or deemed sales of futures contracts, forward contracts, or options that are subject to the mark to market rules, but not the constructive sale rules, (not including certain foreign currency options, forward contracts, and futures contracts) will be treated as 60% long-term capital gain or loss and 40% short-short capital gain or loss. As a result of certain hedging transactions entered into by a Fund, such Fund may be required to defer the recognition of losses on futures or forward contracts and options or underlying securities or foreign currencies to the extent of any unrecognized gains on related positions and the characterization of gains or losses as long-term or short-term may be changed. The tax provisions described above applicable to options, futures, forward contracts and constructive sales may affect the amount, timing and character of a Fund's distributions to shareholders. Certain tax elections may be available to the Funds to mitigate some of the unfavorable consequences described in this paragraph.


Section 988 of the Code contains special tax rules applicable to certain foreign currency transactions and instruments that may affect the amount, timing and character of income, gain or loss recognized by the Funds. Under these rules, foreign exchange gain or loss realized with respect to foreign currencies and certain futures and options thereon, foreign currency-denominated debt instruments, foreign currency forward contracts, and foreign currency-denominated payables and receivables will generally be treated as ordinary income or loss, although in some cases elections may be available that would alter this treatment. If a net foreign exchange loss treated as ordinary loss under Section 988 of the Code were to exceed a Fund's investment company taxable income (computed without regard to such loss) for a taxable year, the resulting loss would not be deductible by the Fund or its shareholders in future years. Net loss, if any, from certain foreign currency transactions or instruments could exceed net investment income otherwise calculated for accounting purposes with the result that either no dividends are paid or a portion of the Fund's dividends is treated as a return of capital, which is nontaxable to the extent of a shareholder's tax basis in his shares and, once such basis is exhausted, generally gives rise to capital gains.

--------------------------------------------------------------------------------

                                   Page -37-

Each Fund's investments in zero coupon securities, deferred interest securities, increasing-rate securities, pay-in-kind securities or other securities bearing original issue discount or, if the Fund elects to include market discount in income currently, market discount will generally cause it to realize income prior to the receipt of cash payments with respect to these securities. Transactions or instruments subject to the mark to market or constructive sale rules described above may have the same result in some circumstances. In order to obtain cash to distribute this income or gain, maintain its qualification as a regulated investment company, and avoid federal income or excise taxes, a Fund may be required to liquidate portfolio securities that it might otherwise have continued to hold.

The Funds anticipate that they will be subject to foreign withholding or other foreign taxes on certain income they derive from foreign securities, possibly including, in some cases, capital gains from the sale of such securities. Tax conventions between certain countries and the U.S. may reduce or eliminate such taxes in some cases. If more than 50% of a Fund's total assets at the close of any taxable year consists of stock or securities of foreign corporations, a Fund may file an election with the Internal Revenue Service pursuant to which shareholders of the Fund will be required to (i) include in ordinary gross income (in addition to taxable dividends and distributions they actually receive) their pro rata shares of qualified foreign taxes paid by the Fund even though not actually received, and (ii) treat such respective pro rata portions as foreign taxes paid by them. If a Fund makes this election, shareholders may then deduct such pro rata portions of qualified foreign taxes in computing their taxable incomes, or, alternatively, use them as foreign tax credits, subject to satisfaction of certain holding period requirements and to other applicable limitations, against their U.S. federal income taxes. Shareholders who do not itemize deductions for federal income tax purposes will not, however, be able to deduct their pro rata portion of qualified foreign taxes paid by a Fund, although such shareholders will be required to include their shares of such taxes in gross income if the Fund makes the election referred to above.

If a shareholder chooses to take a credit for the qualified foreign taxes deemed paid by such shareholder as a result of any such election by a Fund, the amount of the credit that may be claimed in any year may not exceed the same proportion of the U.S. tax against which such credit is taken which the shareholder's taxable income from foreign sources (but not in excess of the shareholder's entire taxable income) bears to his entire taxable income. For this purpose, distributions from long-term and short-term capital gains or foreign currency gains by a Fund will generally not be treated as income from foreign sources. This foreign tax credit limitation may also be applied separately to certain specific categories of foreign-source income and the related foreign taxes. As a result of these rules, which have different effects depending upon each shareholder's particular tax situation, certain shareholders of a Fund that makes the election described above may not be able to claim a credit for the full amount of their proportionate shares of the foreign taxes paid by the Fund. Tax-exempt shareholders will ordinarily not benefit from this election. Each year that a Fund files the election described above, its shareholders will be notified of the amount of (i) each shareholder's pro rata share of qualified foreign taxes paid by the Fund and (ii) the portion of Fund dividends which represents income from each foreign country. If a Fund does not make this election, it may deduct such taxes in computing its investment company taxable income.

If a Fund acquires stock (including, under proposed regulations, an option to acquire stock such as is inherent in a convertible bond) in certain foreign corporations that receive at least 75% of their annual gross income from passive sources (such as interest, dividends, certain rents and royalties or capital gains) or hold at least 50% of their assets in investments producing such passive income("passive foreign investment companies"), the Fund could be subject to federal income tax


--------------------------------------------------------------------------------

                                   Page -38-
and additional interest charges on "excess distributions" received from such companies or gain from the sale of stock in such companies, even if all income or gain actually received by the Fund is timely distributed to its shareholders. The Fund would not be able to pass through to its shareholders any credit or deduction for such a tax. Certain elections may, if available, ameliorate these adverse tax consequences, but any such election could require the Fund to recognize taxable income or gain without the concurrent receipt of cash. Each Fund may limit and/or manage its holdings in passive foreign investment companies or make an available election to minimize its tax liability or maximize its return from these investments.

The federal income tax rules applicable to currency and interest rate swaps, mortgage dollar rolls, certain structured securities and interest rate floors and caps are unclear in certain respects, and the Funds may be required to account for these transactions or instruments under tax rules in a manner that may affect the amount, timing and character of income, gain or loss therefrom and that may, under certain circumstances, limit the extent to which the Funds engage in these transactions or acquire these instruments.

Each of the Fixed Income Funds other than the International Fixed Income Fund may invest in debt obligations that are in the lowest rating categories or are unrated, including debt obligations of issuers not currently paying interest as well as issuers who are in default. Investments in debt obligations that are at risk of or in default present special tax issues for these Funds. Tax rules are not entirely clear about issues such as when a Fund may cease to accrue interest, original issue discount, or market discount, when and to what extent deductions may be taken for bad debts or worthless securities, how payments received on obligations in default should be allocated between principal and income, and whether exchanges of debt obligations in a workout context are taxable. These and other issues will be addressed by these Funds, to the extent they invest in such securities, in order to reduce the risk of their distributing insufficient income to preserve their status as regulated investment companies and seek to avoid having to pay federal income or excise tax.

For federal income tax purposes, each Fund is permitted to carry forward a net capital loss in any year to offset its own capital gains, if any, during the eight years following the year of the loss. To the extent subsequent years' capital gains are offset by such losses, they would not result in federal income tax liability to the applicable Fund and, accordingly, would generally not be distributed to shareholders. At October 31, 1997, Morgan Grenfell International Small Cap Equity Fund had a capital loss carryforward of approximately $859,000 expiring (if not previously used) in the fiscal year ended October 31, 2003.



U.S. Shareholders--Distributions


For U.S. federal income tax purposes, distributions by the Funds, whether reinvested in additional shares or paid in cash, generally will be taxable to shareholders who are subject to tax. Shareholders receiving a distribution in the form of newly issued shares will be treated for U.S. federal income tax purposes as receiving a distribution in an amount equal to the amount of cash they would have received had they elected to receive cash and will have a cost basis in each share received equal to such amount divided by the number of shares received. Distributions from investment company taxable income of any Fund for the year will be taxable as ordinary income. Distributions to corporate shareholders designated as derived from a Fund's dividend income, if any, that would be eligible for the dividends received deduction if the Fund were not a regulated investment company will be eligible, subject to certain holding period requirements and debt-financing restrictions, for the 70% dividends received deduction for corporations. Because eligible dividends are limited to those received by a Fund from U.S. domestic corporations, it is unlikely


--------------------------------------------------------------------------------

                                   Page -39-
that any significant portion of any Fund's distributions will qualify for the dividends received deduction. The dividends-received deduction, if available, is reduced to the extent the shares with respect to which the dividends are received are treated as debt financed under the Code and is eliminated if the shares are deemed to have been held for less than a minimum period, generally 46 days, extending before and after each such dividend. The entire dividend, including the deducted amount, is considered in determining the excess, if any, of a corporate shareholder's adjusted current earnings over its alternative minimum taxable income, which may increase its liability for the federal alternative minimum tax. The dividend may, if it is treated as an "extraordinary dividend" under the Code, reduce such shareholder's tax basis in its shares of a Fund and, to the extent such basis would be reduced below zero, require the current recognition of income. Capital gain dividends (i.e., dividends from net capital gain), if designated as such in a written notice to shareholders mailed not later than 60 days after a Fund's taxable year closes, will be taxed to shareholders as capital gain regardless of how long shares have been held by shareholders, but are not eligible for the dividends received deduction for corporations. As a result of the enactment of the Taxpayer Relief Act of 1997 (the "1997 TRA") on August 5, 1997, gain recognized after May 6, 1997 from the sale of a capital asset is taxable to individual (noncorporate) investors at different maximum federal income tax rates, depending generally upon the tax holding period for the asset, the federal income tax bracket of the taxpayer, and the dates the asset was acquired and/or sold. The Treasury Department has issued Notice 97-59 and Announcement 97-109, and is expected to issue further guidance, to apply this legislation (as modified by any "technical corrections" that may be enacted) to capital gains and losses and to distributions by regulated investment companies ("RICs"), including the Funds, from their realized net capital gain. This guidance should enable RICs to pass through to their shareholders the benefits of the capital gains tax rates contained in the 1997 TRA by designating certain capital gains dividends or portions thereof as eligible for a 20% maximum tax rate (or 10% for taxpayers in the 15% rate bracket), with other capital gain dividends or portions thereof subject to a maximum 28% tax rate, in each case for individuals and other noncorporate taxpayers entitled to such preferential capital gains tax rates. This guidance also provides or will provide for the appropriate tax treatment of other long-term capital gains and losses, such as those recognized by a Fund under the mark to market rules described above, and distributions attributable to such gains. Shareholders should consult their own tax advisers on the correct application of these new rules in their particular circumstances.


Different tax treatment, including penalties on certain excess contributions and deferrals, certain pre-retirement and post-retirement distributions, and certain prohibited transactions is accorded to accounts maintained as qualified retirement plans. Shareholders should consult their tax advisers for more information.


U.S. Shareholders--Sale of Shares


When a shareholder's shares are sold, redeemed or otherwise disposed of in a transaction that is treated as a sale for tax purposes, the shareholder will generally recognize gain or loss equal to the difference between the shareholder's adjusted tax basis in the shares and the cash, or fair market value of any property, received. Assuming the shareholder holds the shares as a capital asset at the time of such sale or other disposition, such gain or loss should be capital in character. Any loss realized on the sale, redemption or other disposition of the shares of any Fund with a tax holding period of six months or less, to the extent such loss is not disallowed under any other tax rule, will be treated as a long-term capital loss to the extent of any capital gain dividend with respect so such shares. Additionally, any loss realized on a sale, redemption or other disposition of shares of a Fund may be disallowed under "wash sale" rules to the extent the shares disposed of are replaced


--------------------------------------------------------------------------------

                                   Page -40-
with shares of the same Fund within a period of 61 days beginning 30 days before and ending 30 days after the shares are disposed of, such as pursuant to a dividend reinvestment in shares of the Fund. If disallowed, the loss will be reflected in an adjustment to the basis of the shares acquired. Shareholders should consult their own tax advisers regarding their particular circumstances to determine whether a disposition of Fund shares is properly treated as a sale for tax purposes, as is assumed in the foregoing discussion. Also, future Treasury Department regulations, announcements or other guidance issued to implement the 1997 TRA may contain rules for determining different tax rates applicable to sales of Fund shares held for more than one year, more than 18 months, and (for certain sales after the year 2000 or the year 2005) more than five years. These regulations may also modify some of the provisions described above.


The Funds may be required to withhold, as "backup withholding," federal income tax at a rate of 31% from dividends (including distributions from a Fund's net long-term capital gains) and share redemption and exchange proceeds to individuals and other non-exempt shareholders who fail to furnish the Funds with a correct taxpayer identification number ("TIN") certified under penalties of perjury, or if the Internal Revenue Service or a broker notifies the Funds that the payee has failed to properly report interest or dividend income to the Internal Revenue Service or that the TIN furnished by the payee to the Funds is incorrect, or if (when required to do so) the payee fails to certify under penalties of perjury that it is not subject to backup withholding. Any amounts withheld may be credited against a shareholder's U.S. federal income tax liability.


Non-U.S. Shareholders


Shareholders who, as to the United States, are nonresident aliens, foreign corporations, fiduciaries of foreign trusts or estates, foreign partnerships or other non-U.S. investors generally will be subject to U.S. withholding tax at the rate of 30% on distributions treated as ordinary income unless the tax is reduced or eliminated pursuant to a tax treaty or the dividends are effectively connected with a U.S. trade or business of the shareholder. In the latter case the dividends will be subject to tax on a net income basis at the graduated rates applicable to U.S. individuals or domestic corporations. Distributions of net capital gain, including amounts retained by a Fund which are designated as undistributed capital gains, to a non-U.S. shareholder will not be subject to U.S. federal income or withholding tax unless the distributions are effectively connected with the shareholder's trade or business in the United States or, in the case of a shareholder who is a nonresident alien individual, the shareholder is present in the United States for 183 days or more during the taxable year and certain other conditions are met.


Any gain realized by a non-U.S. shareholder upon a sale or redemption of shares of a Fund will not be subject to U.S. federal income or withholding tax unless the gain is effectively connected with the shareholder's trade or business in the United States, or in the case of a shareholder who is a nonresident alien individual, the shareholder is present in the United States for 183 days or more during the taxable year and certain other conditions are met. Non-U.S. investors should consult their tax advisers about the applicability of U.S. federal income or withholding taxes to certain distributions received by them.


State and Local

The Funds may be subject to state or local taxes in jurisdictions in which the Funds may be deemed to be doing business. In addition, in those states or localities which have income tax laws, the treatment of a Fund and its shareholders under such laws may differ from their treatment under federal income tax laws, and investment in the Fund may have tax consequences for shareholders

--------------------------------------------------------------------------------

                                   Page -41-
different from those of a direct investment in the Fund's portfolio securities. Shareholders should consult their own tax advisers concerning these matters.


                       GENERAL INFORMATION ABOUT THE TRUST


General

The Trust is an open-end investment company organized as a Delaware business trust on September 13, 1993. The Trust commenced operations on January 3, 1994.

In the event of a liquidation or dissolution of the Trust or an individual Fund, shareholders of a particular Fund would be entitled to receive the assets available for distribution belonging to such Fund. Shareholders of a Fund are entitled to participate in the net distributable assets of the particular Fund involved on liquidation, based on the number of shares of the Fund that are held by each shareholder.

Shares entitle their holders to one vote per share; however, separate votes will be taken by each Fund on matters affecting an individual Fund. Shares are freely transferable and have no preemptive, subscription or conversion rights. The Trust does not expect to hold shareholder meetings except as required by the 1940 Act or the Agreement and Declaration of Trust (the "Declaration of Trust"). See "Organization and Shares of the Trust" in the Prospectus.


As of November 24, 1997, the following shareholders owned the following respective percentages of the outstanding institutional shares of the indicated
Funds:

International Small Cap Equity Fund:

Kroger Company Master Retirement Trust, P.O. Box 92956, Chicago, IL 60675

(24.44%)

Black & Decker Defined Benefit Plan Master Trust, c/o State Street Bank & Trust Co., P.O. Box 1952, Boston, MA 02105-1992

(13.92%)

Delta Airlines Inc. c/o Harris Trust & Savings, 111 W Monroe Street SE, Chicago, IL 60603

(45.33%)

United Church Board for Pension Assets Management, 475 Riverside Dr, New York, NY 10115

(5.18%)

Pitney Bowes Retirement Plan, One Enterprise Drive W7A, North Quincy, MA 02171

(6.03%)

Emerging Markets Equity Fund:

Motorola Employees Savings & Profit Sharing Trust, c/o Northern Trust, P.O. Box 92956, Chicago, IL 60675

(29.70%)


--------------------------------------------------------------------------------

                                   Page -42-

Motorola Pension Fund, c/o Harris Trust, 111 West Monroe, Chicago, IL 60690

(30.34%)

Public Employees Retirement Association, 1300 Logan Street, Denver, Colorado
80203

(29.21%)

Global Fixed Income Fund:

The American University in Cairo, 420 Fifth Ave., New York, NY 10018

(16.29%)

New Hampshire Charitable Foundation, 37 Pleasant Street, Concord, NH 03301

(11.16%)

National Financial Services Corp, 200 Liberty St, 1 World Financial, New York, NY 10281

(11.93%)

Trustees of Clark University, 950 Main Street, Worcester, MA 01610

(11.59%)

University of North Dakota Foundation, PO Box 8157, Grand Forks, ND 58202

(9.28%)

Town of Plymouth Retirement System, 11 Lincoln St., Plymouth, MA 02360

(6.23%)

Museum of Fine Arts Boston, 465 Huntington Ave., Boston, MA 02115-5597

(5.60%)

Foundation for Seacoast Health, P.O. Box 4606, Portsmouth, NH 03802-4606

(5.07%)

International Fixed Income Fund:

Gilman School Inc., c/o Mercantile Safe Deposit & Trust Co., P.O. Box 2257, Baltimore, MD 21297

(6.26%)

Harvey Wagner TTEE, FBO Wagner Family Trust, P.O. Box 7370, Incline Village, NV 89452

(25.09%)

Bay City Policemen & Firemen Retirement System, Defined Benefit Pension Plan, c/o Gary Fields, 301 Washington Ave, Bay City, MI 48708

(8.20%)

Dingle & Co, c/o Comerica Bank, PO Box 75000, Detroit MI  48275

(13.91%)

Holland Community Hospital Non-Pension, One Financial Center, Holland, MI 49423

(13.04%)

James R. Trueman Irrev. Subchapter S Trust, c/o Northern Trust, 50 S LaSalle St., Chicago IL 60603

(31.07%)


--------------------------------------------------------------------------------

                                   Page -43-

Emerging Markets Debt Fund:

IBM Retirement Plan Trust, c/o Chase Manhattan Bank, 3 Chase Metrotech Center, Brooklyn, NY 11245

(13.45%)

Iowa Public Employees Retirement System, 600 E. Court Avenue, Des Moines, IA
50309

(15.52%)

Municipal Fire & Police Retirement System of Iowa, 2836 104th St., Des Moines, IA 50322

(5.81%)

Los Angeles City Employees Retirement Systems, 360 E 2nd St, Los Angeles, CA
90012

(17.10%)

State of Wisconsin Investment Board, 121 E Wilson St., P.O. Box 7847, Madison WI 53707-7847

(5.01%)

European Small Cap Equity Fund:

Pitney Bowes Retirement Plan, One Enterprise Drive W7A, North Quincy, MA 02171

(36.81%)

TRW Master Trust, c/o Boston Safe Deposit & Trust Company, One Cabot Road, Medford, MA 02155

(63.17%)

International Equity Fund:

Morgan Grenfell Capital Management, Inc., (Delaware Corporation), 885 Third Avenue, New York, NY 10022

(64.62%)

Deutsche Morgan Grenfell, C.J. Lawrence Inc., 1251 Avenue of the Americas, New York, NY 10020

(27.96%)

Miter & Co., fbo Deutsche Bank, P.O. Box 2977, Milwaukee, WI 53201

(5.55%)

European Equity Fund:

Lousiana Municipal Police Employees' Retirement System, 8401 United Plaza Boulevard, Baton Rouge, LA 70809

(98.09%)


As of the date of this Statement of Additional Information, all of the outstanding shares of Morgan Grenfell Global Equity Fund, Morgan Grenfell Pacific Basin Equity Fund and Morgan Grenfell Japanese Small Cap Equity Fund are owned by the Administrator.

--------------------------------------------------------------------------------

                                   Page -44-

Shareholder and Trustee Liability

The Trust is organized as a Delaware business trust and, under Delaware law, the shareholders of a business trust are not generally subject to liability for the debts or obligations of the trust. Similarly, Delaware law provides that none of the Funds will be liable for the debts or obligations of any other Fund. However, no similar statutory or other authority limiting business trust shareholder liability exists in other states. As a result, to the extent that a Delaware business trust or a shareholder is subject to the jurisdiction of the courts in such other states, the courts may not apply Delaware law and may thereby subject the Delaware business trust shareholders to liability. To guard against this risk, the Declaration of Trust contains an express disclaimer of shareholder liability for acts or obligations of the Trust. Notice of such disclaimer will normally be given in each agreement, obligation or instrument entered into or executed by the Trust or the Trustees. The Declaration of Trust provides for indemnification by the relevant Fund for any loss suffered by a shareholder as a result of an obligation of the Fund. The Declaration of Trust also provides that the Trust shall, upon request, assume the defense of any claim made against any shareholder for any act or obligation of the Trust and satisfy any judgment thereon. The Trustees believe that, in view of the above, the risk of personal liability of shareholders is remote.

The Declaration of Trust further provides that the Trustees will not be liable for errors of judgment or mistakes of fact or law, but nothing in the Declaration of Trust protects a Trustee against any liability to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his or her office.


Consideration for Purchases of Shares


The Trust generally will not issue shares of the Funds for consideration other than cash. At the Trust's sole discretion, however, it may issue Fund shares for consideration other than cash in connection with an acquisition of portfolio securities (other than municipal debt securities issued by state political subdivisions or their agencies or instrumentalities) or pursuant to a bona fide purchase of assets, merger or other reorganization, provided the securities meet the investment objectives and policies of the Fund and the securities are acquired by the Fund for investment and not for resale. An exchange of securities for Fund shares will generally be a taxable transaction to the shareholder.




                             ADDITIONAL INFORMATION


Independent Accountants


______________________,  __________________, New York, New York 10036, serves as the Trust's independent accountants, providing audit services, including review and consultation in connection with various filings by the Trust with the Commission and tax authorities.



Registration Statement

The Trust has filed with the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, a Registration Statement under the Securities Act of 1933, as amended, with respect to the securities of the Funds and certain other series of the Trust. If further information is desired with respect to the Trust, the Funds or such other series, reference is made to the Registration Statement and the exhibits filed as a part thereof.


--------------------------------------------------------------------------------

                                   Page -45-

                              FINANCIAL STATEMENTS



The Trust's audited financial statements for the period ended October 31, 1996 are included in, and incorporated by reference into, this Statement of Additional Information in reliance upon the report of _________________, the Trust's independent accountants, as experts in accounting and auditing.

The financial statements of the Trust for the periods ended on and prior to October 31, 1997 are included in, and incorporated by reference into, this Statement of Additional Information from the Trust's 1997 Annual Report to Shareholders for the year ended October 31, 1997 (filed electronically on December __, 1997; file no. 812-10080; accession no. ___________), and will be attached to each copy of such Statement of Additional Information that is distributed.





--------------------------------------------------------------------------------

                                   Page -46-

                        MORGAN GRENFELL INVESTMENT TRUST
                             No-Load Open-End Funds
                                 Service Shares
                                885 Third Avenue
                            New York, New York 10022


                                February 25, 1998


     Morgan Grenfell Investment Trust (the "Trust") is an open-end management investment company that includes the following five distinct investment portfolios that focus on international fixed income investing: Morgan Grenfell Core Global Fixed Income Fund, Morgan Grenfell Global Fixed Income Fund, Morgan Grenfell International Fixed Income Fund, Morgan Grenfell Emerging Markets Debt Fund and Morgan Grenfell Emerging Local Currency Debt Fund (the "Funds"). The investment objective of each Fund is to maximize total return; Morgan Grenfell Investment Services Limited (the "Adviser" or "MGIS"), based in London England, serves as investment adviser to the Funds. The Funds are designed for long-term investors seeking to participate in foreign fixed income markets.



     Information concerning investment portfolios of the Trust that focus on U.S. investments (the "Domestic Funds") and international equity investments (the "International Equity Funds") is contained in separate prospectuses that may be obtained by calling 1-800-550-6426.

------------------------------------------------------------------------------


     This Prospectus provides information about the Trust and each of the Funds that investors should know before investing in service shares of the Funds. Investors should carefully read this Prospectus and retain it for future reference. For investors seeking more detailed information, the Statement of Additional Information dated February 25, 1998 as amended or supplemented from time to time, is available upon request without charge by calling the applicable telephone number listed on the back cover or by writing SEI Financial Services Company, 1 Freedom Valley Drive, Oaks, Pennsylvania 19456-0100. The Statement of Additional Information, which is incorporated by reference into this Prospectus, has been filed with the Securities and Exchange Commission. Not all of the Funds are available in certain states. Please call 1-800-550-6426 to determine availability in a particular state.


------------------------------------------------------------------------------


     INVESTMENTS IN EMERGING MARKETS CAN INVOLVE SIGNIFICANT RISKS, AND MORGAN GRENFELL EMERGING MARKETS DEBT FUND AND MORGAN GRENFELL EMERGING LOCAL CURRENCY DEBT FUND ARE DESIGNED FOR AGGRESSIVE INVESTORS. IN ADDITION, MORGAN GRENFELL EMERGING MARKETS DEBT FUND AND MORGAN GRENFELL EMERGING LOCAL CURRENCY DEBT FUND INVEST IN LOWER-QUALITY DEBT SECURITIES (JUNK BONDS), WHICH PRESENT HIGHER RISKS OF UNTIMELY INTEREST AND PRINCIPAL PAYMENTS, DEFAULT, AND PRICE VOLATILITY THAN HIGHER-QUALITY SECURITIES, AND MAY PRESENT LIQUIDITY AND VALUATION PROBLEMS.


     SERVICE SHARES OF THE FUNDS ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY, ANY BANK OR OTHER INSURED DEPOSITORY INSTITUTION, AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD OR ANY OTHER GOVERNMENT AGENCY.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


--------------------------------------------------------------------------------
                                   Page - 1 -

     Each Fund's primary investments are summarized below:


     Morgan Grenfell Core Global Fixed Income Fund invests primarily in investment grade fixed income securities of issuers throughout the world.


     Morgan Grenfell Global Fixed Income Fund invests primarily in fixed income securities of issuers throughout the world.

     Morgan Grenfell International Fixed Income Fund invests primarily in fixed income securities of issuers in countries other than the United states.

     Morgan Grenfell Emerging Markets Debt Fund invests primarily in fixed income securities of issuers in countries with emerging securities markets.


     Morgan Grenfell Emerging Local Currency Debt Fund invests primarily in fixed income securities denominated in currencies of countries with emerging securities markets.










--------------------------------------------------------------------------------
                                   Page - 2 -

                                TABLE OF CONTENTS

                                                                         Page
                                                                         ----


Expense Information ................................................        4
Financial Highlights ...............................................        6
Introduction to the Funds ..........................................        8
Investment Objectives and Polices ..................................       10
Description of Securities and Investment Techniques
  and Related Risks ................................................       14
Additional Investment Information ..................................       26
Management of the Funds ............................................       27
Purchase of Service Shares .........................................       29
Redemption of Service Shares .......................................       31
Net Asset Value ....................................................       33
Dividends, Distributions and Taxes .................................       34
Organization and Shares of the Trust ...............................       35
Performance Information ............................................       36
Appendix A .........................................................       38
Appendix B .........................................................       40
Appendix C .........................................................       41





--------------------------------------------------------------------------------
                                   Page - 3 -

                              EXPENSE INFORMATION



=========================================================================================================================
                                                      CORE                    INTERNATIONAL    EMERGING      EMERGING
             FUND NAME                           GLOBAL FIXED   GLOBAL FIXED      FIXED         MARKETS    LOCAL CURRENCY
                                                  INCOME FUND*   INCOME FUND   INCOME FUND     DEBT FUND     DEBT FUND*
-------------------------------------------------------------------------------------------------------------------------
Shareholder Transaction
Expenses:
-------------------------------------------------------------------------------------------------------------------------
Maximum Sales Charge
Imposed on Purchases .........................         None           None          None          None          None

Maximum Sales Charge
Imposed on Reinvested
Dividends ....................................         None           None          None          None          None

Deferred Sales Charge
Imposed on Redemptions .......................         None           None          None          None          None

Exchange Fee .................................         None           None          None          None          None

-------------------------------------------------------------------------------------------------------------------------
Annual Fund Operating Expenses
(as a percentage of average net  assets
   after reduction of advisory fee)
-------------------------------------------------------------------------------------------------------------------------

Advisory fees ................................         0.50%          0.50%         0.50%         1.00%         0.60%

Other Expenses** .............................         0.81%          ___%          ___%          ___%          0.86%

Reduction of Advisory Fee
and Expense Limitation by Adviser*** .........       (0.51)%          ___%          ___%          ___%        (0.51)%

-------------------------------------------------------------------------------------------------------------------------
Net Fund Operating
Expenses*** ..................................         0.80%          0.90%         0.90%         1.50%         0.95%
-------------------------------------------------------------------------------------------------------------------------



================================================================================

* Core Global Fixed Income Fund and Emerging Local Currency Debt Fund were not operational during the fiscal year ended October 31, 1997.

** The figure shown as other expenses for service shares of each Fund includes service fees of 0.25% of the Fund's average net assets attributable to service shares. For more information on service fees and a description of the circumstances in which service shares will be converted to institutional shares (another class of Fund shares), see "Management of the Funds--Service Plans."

 ***The Adviser has agreed to reduce its advisory fee and to make arrangements to limit certain other expenses to the extent necessary to limit Fund Operating Expenses of service shares of each Fund, on an annual basis, to the specified percentage of each Fund's assets shown in the above table as Net Fund Operating Expenses. The above table and the following Example reflect this voluntary agreement. In it sole discretion, the Adviser may terminate or modify this voluntary agreement at any time after October 31, 1998. The purpose of this voluntary agreement is to enhance a Fund's total return during the period when, because of its smaller size, fixed expenses have a more significant impact on total return. After giving effect to the Adviser's voluntary agreement, each Fund's advisory fee is as follows: Core Global Fixed Income Fund (0.01)%, Global Fixed Income Fund ___%, International Fixed Income Fund ___%, Emerging Markets Debt Fund ___% and Emerging Local Currency Debt Fund 0.09%. If the Adviser's voluntary agreement were not in effect, the Fund Operating Expenses for service shares of each Fund would be as follows: Core Global Fixed Income Fund 1.31%, Global Fixed Income Fund ___%, International Fixed Income Fund ___%, Emerging Markets Debt Fund ___% and Emerging Local Currency Debt Fund 1.46%.

================================================================================



--------------------------------------------------------------------------------
                                   Page - 4 -

Example:

     Investors in service shares would pay the following expenses on a $1,000 investment assuming (1) a 5% annual return and (2) redemption at the end of each time period:

                                                           1     3     5    10
                                                         Year  Years Years Years

Morgan Grenfell Core Global Fixed Income Fund             $8    $26   N/A   N/A

Morgan Grenfell Global Fixed Income Fund                  $-    $-    $-    $-

Morgan Grenfell International Fixed Income Fund           $-    $-    $-    $-

Morgan Grenfell Emerging Markets Debt Fund                $-    $-    $-    $-

Morgan Grenfell Emerging Local Currency Debt Fund         $10   $30   N/A   N/A


     The purpose of the Expense Information Table and Example is to assist investors in understanding the various direct and indirect costs and expenses that an investment in service shares of a Fund will bear. "Other Expenses" included in the Expense Information Table and Example for each Fund other than Morgan Grenfell Core Global Fixed Income Fund and Morgan Grenfell Emerging Local Currency Debt Fund are estimates for the fiscal year ending October 31, 1998 that are based on actual expenses incurred during the fiscal year ended October 31, 1997, except that the figures shown assume that the service fees were in effect throughout the year ended October 31, 1997. Additionally, the figures shown in the Expense Information Table and Example reflect the Adviser's voluntary agreement, effective as of March 1, 1997, to limit Fund Operating Expenses for service shares of Emerging Markets Debt Fund to 1.50% of average net assets. "Other Expenses" for Morgan Grenfell Core Global Fixed Income Fund and Morgan Grenfell Emerging Local Currency Debt Fund are based on estimated average net assets for the current fiscal year ended October 31, 1998. If the average net assets of either of these Funds exceeds the estimate for such year, then its "Other Expenses" (as a percentage of average net assets) will be lower than the rate shown in the table. Conversely, if the Fund's average net assets are lower than the estimate for such year, then its "Other Expenses" (as a percentage of average net assets) will be higher than the rate shown in the table.


     The Example assumes reinvestment of all dividends and distributions and that the percentage amounts listed in the Expense Information Table remain the same each year. If the Adviser were to discontinue its voluntary fee reductions, the expenses contained in the Example could increase.


     THE EXAMPLE IS DESIGNED FOR INFORMATION PURPOSES ONLY, AND SHOULD NOT BE CONSIDERED A REPRESENTATION OF FUTURE EXPENSES OR RETURN FOR ANY FUND. ACTUAL EXPENSES AND RETURN VARY FROM YEAR TO YEAR AND MAY BE HIGHER OR LOWER THAN THOSE SHOWN. For further information regarding advisory and service fees and other expenses of the Funds, see "Management of the Funds."



--------------------------------------------------------------------------------
                                   Page - 5 -

                              FINANCIAL HIGHLIGHTS



     Set forth below are selected audited data for an outstanding service share of Morgan Grenfell Emerging Markets Debt Fund for the fiscal period ended October 31, 1997. The data set forth below have been audited by _____________________, independent accountants, whose report thereon was unqualified. Morgan Grenfell Emerging Markets Debt Fund was the only Fund that had service shares outstanding prior to October 31, 1997.

      Selected audited data for an outstanding institutional share of Morgan Grenfell Global Fixed Income Fund and Morgan Grenfell International Fixed Income Fund are also presented below for periods prior to and ending October 31, 1997. This data has been audited by ____________________________, independent accountants, whose report thereon was unqualified.

     The information set forth below should be read in conjunction with the financial statements and notes thereto which appear in the Statement of Additional Information. The Statement of Additional Information and the Trust's annual report, which contains further information about the Funds' performance, are available free of charge by calling 1-800-550-6426.

     No data are shown below for Morgan Grenfell Core Global Fixed Income Fund and Morgan Grenfell Emerging Local Currency Debt Fund because these Funds had not commenced operations on or prior to October 31, 1997.



--------------------------------------------------------------------------------
                                   Page - 6 -

================================================================================
                              FINANCIAL HIGHLIGHTS
================================================================================

For an Institutional  Share Outstanding Throughout Each Period Ended October 31





                                               Net
              Net Asset          Net        Realized   Distributions Distributions                                         Ratio of
                Value         Investment       and        from Net   from Realized  Net Asset               Net Assets   Expenses to
              Beginning        Income/     Unrealized    Investment    Capital      Value End     Total      End of        Average
Year          of Period        (Loss)    Gains/(Losses)  Income (3)     Gains       of Period     Return   Period (000)   Net Assets
----          ---------        ------    --------------  ----------     -----       ---------     ------   ------------   ----------

--------------------------------
Global Fixed Income Fund
--------------------------------


1997
1996           $ 10.99         $ 0.59       $  0.12      $ (0.37)      $ (0.07)      $ 11.26        6.60%    $ 149,917      0.75%
1995           $  9.85         $ 0.35       $  0.99      $ (0.20)           --       $ 10.99       13.88%    $ 139,337      0.78%
1994(1)*       $ 10.00         $ 0.25       $ (0.40)          --            --       $  9.85      (1.50)%    $  53,915      0.85%


--------------------------------
International Fixed Income Fund
--------------------------------


1997
1996           $ 11.34         $ 0.86       $ (0.12)     $ (0.66)      $ (0.12)      $ 11.30        6.82%     $ 21,155      0.75%
1995           $  9.94         $ 0.42       $  1.03      $ (0.05)           --       $ 11.34       14.66%     $ 27,603      0.78%
1994(2)*       $ 10.00         $ 0.29       $ (0.35)          --            --       $  9.94      (0.60)%     $ 15,238      0.85%


====================================================================================================================================



                                                                Ratio of Net
                                                   Ratio of      Investment
                                                   Expenses     Income(Loss)
                                    Ratio of Net  to Average     to Average
                                     Investment   Net Assets     Net Assets
                                    Income(Loss)  (Excluding    (Excluding     Portfolio
                                     to Average     Expense       Expense      Turnover
                                     Net Assets   Limitations)  Limitations)     Rate
                                     ----------   ------------  ------------     ----

-------------------------------
Global Fixed Income Fund
-------------------------------


1997
1996                                    5.39%        0.79%         5.35%         223%
1995                                    5.61%        0.87%         5.52%         147%
1994(1)*                                5.71%        1.28%         5.28%         173%



-------------------------------
International Fixed Income Fund
-------------------------------


1997
1996                                    5.41%        1.03%         5.13%         235%
1995                                    5.51%        1.15%         5.14%         187%
1994(2)*                                5.66%        1.42%         5.09%         130%


================================================================================

(1)  Global Fixed Income Fund commenced operations on 1/3/94.

(2)  International Fixed Income Fund commenced operations on 3/15/94.

(3) Distributions from net investment income include distributions of certain foreign currency gains and losses

* All ratios, excluding total return and portfolio turnover rate for the period, are annualized.

================================================================================




--------------------------------------------------------------------------------
                                   Page - 7 -

                            INTRODUCTION TO THE FUNDS


     Morgan Grenfell Investment Trust (the "Trust") offers a number of mutual funds, each of which is a separate series of the Trust. This Prospectus relates solely to the Funds. Information regarding investment portfolios of the Trust that focus on U.S. investments (the "Domestic Funds") and international equity investments (the "International Equity Funds") is contained in separate prospectuses that may be obtained by calling 1-800-550-6426.

     Under normal market conditions, the Funds will invest primarily in foreign fixed income securities. Investing primarily in foreign fixed income securities and across international borders presents growth opportunities and potentially higher returns than could be achieved by investing solely in the United States. International investing permits participation in the economies of countries with business cycles and stock and bond market performance often different from that in the United States and, with more than one-half of the world's stock and bond market value outside the United States, it can help broaden the investments of a portfolio otherwise solely invested in domestic securities. International investments also involve certain risks not normally associated with domestic investments. The Funds are designed for long-term investors comfortable with the special risk and return characteristics of investing internationally. See "Description of Securities and Investment Techniques and Related Risks."


     MGIS, which is a fully owned subsidiary of London-based Morgan Grenfell Asset Management, serves as the investment adviser to each of the Funds. Morgan Grenfell Asset Management has been managing international investments for over thirty years and now has over US$16.3 billion of assets under management. Within the Morgan Grenfell Asset Management group, MGIS has specialized in delivering international investment management services to U.S. investors in both fixed income and equity markets.


     This prospectus relates solely to service shares of the Funds. Service shares may be purchased through financial planners, investment advisers, broker-dealers and other institutions ("Service Organizations"). Some Service Organizations may provide omnibus accounting services for groups of individuals who beneficially own the service shares ("Omnibus Accounts"). Omnibus Accounts include pension and retirement plans (such as 401 (k) plans, 457 plans and 403
(b) plans) and programs through which Service Organizations provide personal and/or account maintenance services to groups of individuals, whether or not such individuals invest on a tax-deferred basis. Investors may only purchase service shares through Service Organizations. See "Purchase of Service Shares" for further information.

     The Funds offer another class of shares (institutional shares), which is subject to different expenses and therefore has different performance than service shares. Information regarding institutional shares may be obtained by calling 1-800-550-6426. As described below under "Management of Funds -- Service Plans", all or a portion of a Fund's outstanding service shares will be converted to institutional shares of the same Fund under certain circumstances.

Investment Focus and Non-Diversification


     Emerging Markets Debt Fund and Emerging Local Currency Debt Fund seek to attain their objectives by focusing on what are, in the Adviser's view, the most promising markets and companies in the world's rapidly developing countries. While emerging markets are highly volatile and subject to change with political or economic developments, they offer the opportunity for substantial growth. In contrast to Emerging Markets Debt Fund, Core Global Fixed Income Fund, Global Fixed Income Fund and International Fixed Income Fund may spread their investments across world markets.




--------------------------------------------------------------------------------
                                   Page - 8 -

     Each of the Funds is non-diversified under the Investment Company Act of 1940 (the "1940 Act") and, therefore, may be more susceptible than a more diversified mutual fund to developments affecting any single issuer of portfolio securities. See "Description of Securities and Investment Techniques and Related Risks--Diversification." There can be no assurance that a Fund will achieve its investment objective.

Selection of Portfolio Securities

     Fixed income securities in which the Funds may invest include U.S. and foreign government securities and corporate fixed income securities. See "Description of Securities and Investment Techniques and Related Risks--Fixed Income Securities." In managing the Funds, the Adviser uses a top-down approach which gives primary emphasis to the relative attractiveness of bond markets and currencies. Markets are selected after consideration is given to their risk and return outlook under various economic scenarios. Currencies are evaluated separately, and the underlying currency mix of each Fund's position in fixed income securities generally is designed to enhance returns during periods of relative U.S. dollar weakness and to protect return during periods of relative U.S. dollar strength. These investment decisions require consideration of macro-economic factors such as inflation, interest rates, monetary and fiscal policies, taxation and political climate. The Adviser also considers the characteristics of individual securities and issuers.


     The fixed income securities in which each Fund may invest may have stated maturities ranging from overnight to 1000 years. Each Fund's weighted average maturity will vary based upon the Adviser's assessment of economic and market conditions.


Investment Techniques and Related Risks

     Foreign Securities. Investing in the securities of foreign issuers and of companies whose securities are principally traded outside the United States involves considerations and potential risks not typically associated with investing in the securities of U.S. issuers whose securities are principally traded in the United States. For example, in many foreign countries, securities markets are less liquid, more volatile and less subject to governmental regulation than U.S. securities markets. Also, in many foreign countries, there is less publicly available information about foreign issuers. Moreover, the value of the securities of foreign issuers held in a Fund's portfolio will be affected by changes in currency exchange rates, which may be incurred due to either changes in securities prices expressed in local currencies or due to movements in exchange rates, or both. See "Description of Securities and Investment Techniques and Related Risks--Foreign Securities."


     Foreign Currency Transactions. To attempt to manage exposure to fluctuations in currency exchange rates and, in some circumstances, to seek to profit from exchange rate fluctuations, each Fund may employ certain currency management techniques, including forward foreign currency exchange contracts, options and futures on currencies and currency swaps. In addition, each Fund may also employ a variety of active investment management techniques, including entering into options, futures, options on futures, interest rate swaps and when-issued and forward commitment transactions in order to hedge its positions against potential adverse changes in future foreign currency exchange rates and for non-hedging purposes. Whether for hedging or non-hedging purposes, the use of these techniques entails special risks. See "Description of Securities and Investment Techniques and Related Risks--Currency Management Techniques."


     Fixed Income Securities. The net asset value of the shares of the Funds will change in response to fluctuations in interest rates and in currency exchange rates. When interest rates decline, the value of fixed income securities generally can be expected to rise. Conversely, when interest rates rise, the value of fixed income securities generally can be expected to decline. The performance of investments in fixed income securities denominated in a foreign currency generally can be expected to increase when the value of the foreign currency appreciates. A rise in foreign interest rates or a


--------------------------------------------------------------------------------
                                   Page - 9 -
decline in the value of foreign currencies relative to the U.S. dollar generally can be expected to depress the value of a Fund's investments in securities denominated in a foreign currency. See "Description of Securities and Investment Techniques and Related Risks--Fixed Income Securities."


     Lower Quality Fixed Income Securities. The Emerging Markets Debt Fund, the Emerging Local Currency Debt Fund and, to a lesser extent, the Global Fixed Income Fund may invest in fixed income securities which are unrated or rated in the lowest rating categories by Standard & Poor's Ratings Group ("Standard & Poor's") or Moody's Investors Service, Inc. ("Moody's") (i.e., ratings of BB or lower by Standard & Poor's or Ba or lower by Moody's). Securities rated BB or Ba or below (or comparable unrated securities) are considered speculative, and payments of principal and interest thereon may be questionable. In some cases, these securities may be highly speculative, have poor prospects for reaching investment grade standing and be in default. See "Description of Securities and Investment Techniques and Related Risks--Fixed Income Securities." A chart showing the distribution of Emerging Markets Debt Fund's assets across the various ratings categories is set forth in Appendix A.


     Temporary Defensive Investments. When market conditions warrant, in the judgment of the Adviser, each Fund may, for temporary defensive purposes, invest up to 100% of its total assets in U.S. or, subject to tax requirements, Canadian dollars, U.S. Government securities maturing within one year (including repurchase agreements collateralized by such securities) and commercial paper of U.S. or foreign issuers, cash equivalents and certain high grade fixed income securities. See "Description of Securities and Investment Techniques and Related Risks--Temporary Defensive Investments."


                       INVESTMENT OBJECTIVES AND POLICIES



Core Global Fixed Income Fund

The investment objective of the Core Global Fixed Income Fund is to maximize total return, emphasizing current income and, to a lesser extent, providing opportunities for capital growth consistent with reasonable investment risk. Under normal circumstances, the Fund pursues this objective by investing at least 65% of its total assets in fixed income securities of issuers in at least three countries, which may include: Austria, Belgium, Denmark, Finland, France, Germany, Holland, Ireland, Italy, Luxembourg, Norway, Portugal, Spain, Sweden, Switzerland, the United Kingdom, the United States, Canada, Japan, Australia and New Zealand. At the discretion of the Adviser, the Fund may invest in fixed income securities of issuers located in other countries.

The fixed income securities in which the Fund invests consist primarily of high grade debt obligations of foreign governments or their agencies, instrumentalities, political subdivisions and authorities; debt obligations issued or guaranteed by international or supranational entities; U.S. Government securities and high grade fixed income securities of U.S. and foreign corporate issuers. High grade securities include securities rated within the three highest grades by Moody's (Aaa, Aa and A), Standard & Poor's (AAA, AA and A) or comparable rating agency or, if unrated, determined to be of comparable quality by the Adviser. The Fund may also invest in governmental and corporate fixed income securities that are rated in the fourth highest grade by Moody's (Baa), Standard & Poor's (BBB) or comparable rating agency or, if unrated, determined to be of comparable quality by the Adviser. Securities rated in the fourth highest grade by any of the major rating agencies have speculative characteristics. See "Description of Securities and Investment Techniques and Related Risks--Fixed Income Securities" for a description of these risks and Appendix A to this Prospectus for a description of the various ratings categories.

The Fund may invest more than 25% of its total assets in each of Japan, the United States, Germany and the United Kingdom. The concentration of the Fund's investments in these countries will cause the Fund to be particularly



--------------------------------------------------------------------------------
                                  Page - 10 -
susceptible to the effects of political and economic developments in these countries, See "Description of Securities and Investment Techniques and Related Risks--Region and Country Concentration."Up to 35% of the Fund's total assets may be invested in cash equivalents.



Global Fixed Income Fund

The investment objective of the Global Fixed Income Fund is to maximize total return, emphasizing current income and, to a lesser extent, providing opportunities for capital growth consistent with reasonable investment risk. Under normal circumstances, the Fund pursues this objective by investing at least 65% of its total assets in fixed income securities of issuers in at least three countries, which may include: Austria, Belgium, Denmark, Finland, France, Germany, Holland, Ireland, Italy, Luxembourg, Norway, Portugal, Spain, Sweden, Switzerland, the United Kingdom, the United States, Canada, Japan, Australia and New Zealand. At the discretion of the Adviser, the Fund may invest in fixed income securities of issuers located in other countries.


The fixed income securities in which the Fund invests consist primarily of debt obligations of foreign governments or their agencies, instrumentalities, political subdivisions and authorities; debt obligations issued or guaranteed by international or supranational entities; U.S. Government securities and fixed income securities of U.S. and foreign corporate issuers. Most of the Fund's investments in fixed income securities generally will be in securities rated within the four highest grades by Moody's (Aaa, Aa, A and Baa), Standard & Poor's (AAA, AA, A and BBB) or comparable rating agency or, if unrated, determined to be of comparable quality by the Adviser. However, the Fund may invest up to 15% of its total assets in fixed income securities rated below these levels or, if unrated, determined to be of comparable quality by the Adviser, including securities of issuers in emerging markets. These securities, which are known as below investment grade securities, involve greater price volatility and risk of loss of principal and income than investment grade securities. See "Description of Securities and Investment Techniques and Related Risks--Fixed Income Securities" for a description of these risks and Appendix A to this Prospectus for a description of the various ratings categories.


The Fund may invest more than 25% of its total assets in each of Japan, the United States, Germany and the United Kingdom. The concentration of the Fund's investments in these countries will cause the Fund to be particularly susceptible to the effects of political and economic developments in these countries, See "Description of Securities and Investment Techniques and Related Risks--Region and Country Concentration. "Up to 35% of the Fund's total assets may be invested in cash equivalents.


International Fixed Income Fund

     The investment objective of the International Fixed Income Fund is to maximize total return, emphasizing current income and, to a lesser extent, providing opportunities for capital growth consistent with reasonable investment risk. Under normal circumstances, the Fund pursues this objective by investing at least 65% of its total assets in fixed income securities of issuers in at least three countries other than the United States, including Austria, Belgium, Denmark, Finland, France, Germany, Holland, Ireland, Italy, Luxembourg, Norway, Portugal, Spain, Sweden, Switzerland, the United Kingdom, Canada, Japan, Australia, and New Zealand. At the discretion of the Adviser, the Fund may invest in fixed income securities of issuers located in other foreign countries.

     The fixed income securities in which the Fund invests consist primarily of high grade debt obligations of foreign governments or their agencies, instrumentalities, political subdivisions and authorities; debt obligations issued or guaranteed by international or supranational entities and high grade fixed income securities of foreign corporate issuers. High grade securities include securities rated within the three highest grades by Moody's (Aaa, Aa and A), Standard & Poor's (AAA, AA and A) or comparable


--------------------------------------------------------------------------------
                                  Page - 11 -
rating agency or, if unrated, determined to be of comparable quality by the Adviser. The Fund may invest up to 10% of its total assets in governmental and corporate fixed income securities that are rated in the fourth highest grade by Moody's (Baa), Standard & Poor's (BBB) or comparable rating agency or, if unrated, determined to be of comparable quality by the Adviser. Securities rated in the fourth highest grade by any of the major rating agencies have speculative characteristics. See "Description of Securities and Investment Techniques and Related Risks--Fixed Income Securities" for a description of these risks and Appendix A attached to this Prospectus for a description of the various ratings categories.

     The Fund may invest more than 25% of its total assets in each of Germany, France, Japan, Italy and the United Kingdom. The concentration of the Fund's investments in these countries will cause the Fund to be particularly susceptible to the effects of political and economic developments in these countries. See "Description of Securities and Investment Techniques and Related Risks--Region and Country Concentration."

     Up to 35% of the Fund's total assets may be invested in fixed income securities issued or guaranteed by the U.S. Government or its agencies or instrumentalities.

Emerging Markets Debt Fund

     The investment objective of the Emerging Markets Debt Fund is to maximize total return. Under normal circumstances, the Fund pursues this objective by investing at least 65% of its total assets in fixed income securities of issuers located in countries with emerging securities markets, including Algeria, Argentina, Bangladesh, Brazil, Bulgaria, Chile, China, Colombia, Costa Rica, Croatia, Cyprus, Czech Republic, Ecuador, Egypt, Greece, Hungary, India, Indonesia, Ivory Coast, Jordan, Kazahkstan, Malaysia, Mexico, Morocco, Pakistan, Panama, Peru, the Philippines, Poland, Portugal, Russia, South Africa, Thailand, Turkey, Uruguay, Venezuela and Vietnam. At the discretion of the Adviser, the Fund may invest in fixed income securities of issuers in other countries that have emerging securities markets. Investments in emerging securities markets may offer greater opportunities for total return than investments in securities traded in developed markets. However, investing in emerging securities markets also involves risks that are not present in developed markets. See "Description of Securities and Investment Techniques and Related Risks--Foreign Securities."

     Under normal market conditions, the Fund's investments in emerging securities markets will consist principally of (i) loans, debt instruments and fixed income securities issued or guaranteed by sovereign governments or their agencies and instrumentalities, (ii) sub-participations in such loans, debt instruments and fixed income securities and (iii) financial instruments, such as forward contracts and call options, the value of which are dependent on the prices of such loans, debt instruments and fixed income securities. The loans and debt instruments in which the Fund may invest may be denominated in a major currency, such as the U.S. dollar or the German Deutschemark, or in the local currency. The price of loans and debt instruments denominated in a local currency may be linked to the value of a major currency. The Fund's investments may include so-called "Brady Bonds," which recently have been issued by the governments of Argentina, Brazil, Bulgaria, Costa Rica, Dominican Republic, Equador, Jordan, Mexico, Nigeria, Panama, Poland, Philippines, Uruguay and Venezuela, as well as non-performing or semi-performing instruments with potential to be converted into securities under a Brady plan or otherwise to appreciate in value as debt servicing prospects improve. See "Description of Securities and Investment Techniques and Related Risks--Fixed Income Securities." The Fund's investments in emerging securities markets may also include fixed income securities of companies located in countries with emerging securities markets.

     Fixed income securities in which the Fund may invest may be of any credit quality, including securities not paying interest currently, zero coupon bonds, securities that pay interest in the form of other securities (i.e., "pay in kind" or PIK securities) and securities in default. Fixed


--------------------------------------------------------------------------------
                                  Page - 12 -
income securities having low credit quality involve greater price volatility and risk of loss of principal and income. For a description of these and other risks of investing in lower quality fixed income securities, see "Description of Securities and Investment Techniques and Related Risks--Fixed Income Securities." See Appendix A to this Prospectus for a description of the various ratings categories of Moody's and Standard & Poor's and a chart showing the distribution of the Fund's assets across the various ratings categories.

     The Fund may invest more than 25% of its total assets in each of Mexico and Brazil. The concentration of the Fund's investments in these countries will cause the Fund to be particularly susceptible to the effects of political and economic developments in these countries. See "Description of Securities and Investment Techniques and Related Risks--Region and Country Concentration."

     Up to 35% of the Fund's total assets may be invested in fixed income securities issued or guaranteed by the U.S. Government.


Emerging Local Currency Debt Fund

     The investment objective of the Emerging Local Currency Debt Fund is to maximize total return. Under normal circumstances, the Fund pursues this objective by investing at least 65% of its total assets in local currency-denominated issues or instruments of issuers located in countries with emerging securities markets, including Algeria, Argentina, Bangladesh, Brazil, Bulgaria, Chile, China, Colombia, Costa Rica, Croatia, Cyprus, Czech Republic, Ecuador, Egypt, Greece, Hungary, India, Indonesia, Ivory Coast, Jordan, Kazakhstan, Malaysia, Mexico, Morocco, Pakistan, Panama, Peru, the Philippines, Poland, Portugal, Russia, South Africa, Thailand, Turkey, Uruguay, Venezuela and Vietnam. At the discretion of the Adviser, the Fund may invest in instruments in other currencies of countries that have emerging securities markets. Investments in emerging securities markets may offer greater opportunities for total return than investments in securities traded in developed markets. However, investing in emerging securities markets also involves risks that are not present in developed markets. See "Description of Securities and Investment Techniques and Related Risks--Foreign Securities."

     In making investments for the Fund, the Adviser will give primary emphasis to the relative attractiveness of the local currencies in which the investments are denominated. Accordingly, the Fund will not generally attempt to hedge foreign currency exchange rate risks associated with positions it takes in such investments. The Fund may use forward foreign currency exchange contracts, options, futures, swaps, interest rate caps and floors and when-issued and forward commitment transactions for non-hedging and hedging purposes. However, because the Fund generally will not use these techniques to attempt to hedge currency exchange rate risks, the Fund's return may be more dependent on the Adviser's judgment as to the relative attractiveness of the local currencies in which the Fund's investments are denominated.

     Under normal market conditions, the Fund's investments in emerging securities markets will consist principally of (i) debt instruments and fixed income securities issued or guaranteed by sovereign governments or their agencies and instrumentalities, and (ii) financial instruments, such as call options, the value of which are dependent on the prices of such debt instruments and fixed income securities. The Fund's investments in emerging securities markets may also include fixed income securities of non-governmental issuers located in countries with emerging securities markets and fixed deposits denominated in foreign currencies.

     The securities in which the Fund may invest may be of any credit quality, including securities no paying interest currently, zero coupon bonds, securities that pay interest in the form of other securities (i.e., "pay in kind" or PIK securities) and securities in default. Bonds having low credit quality involve greater price volatility and risk of loss of principal and income. For a description of these and other risks of investing in lower quality bonds, see "Description of Securities and Other Investment Techniques



--------------------------------------------------------------------------------
                                  Page - 13 -
and Related Risk--Fixed Income Securities." See Appendix A to this Prospectus for a description of the various ratings categories of Moody's and Standard & Poor's.

     The Fund may invest more than 25% of its total assets in Mexico. The concentration of the Fund's investments in Mexico will cause the Fund to be particularly susceptible to the effects of political and economic developments in this country. See "Description of Securities and Investment Techniques and Related Risks--Country Concentration."

     Up to 35% of the Fund's total assets may be invested in fixed income securities issued or guaranteed by the U.S. Government or its agenciies or instrumentalities, and in short-dated investments with commercial banks denominated in U.S. Dollars.



      DESCRIPTION OF SECURITIES AND INVESTMENT TECHNIQUES AND RELATED RISKS


Foreign Securities

     General. Subject to their respective investment objectives and policies, the Funds may invest in U.S. dollar-denominated and non-dollar denominated foreign fixed income securities and in certificates of deposit issued by foreign banks and foreign branches of U.S. banks. While investments in securities of foreign issuers and non-U.S. dollar denominated securities may offer investment opportunities not available in the United States, such investments also involve significant risks not typically associated with investing in domestic securities. In many foreign countries, there is less publicly available information about foreign issuers, and there is less government regulation and supervision of foreign stock exchanges, brokers and listed companies. Also in many foreign countries, companies are not subject to uniform accounting, auditing, and financial reporting standards comparable to those applicable to domestic issuers. Security trading practices and custody arrangements abroad may offer less protection to the Funds' investments and there may be difficulty in enforcing legal rights outside the United States. Settlement of transactions in some foreign markets may be delayed or may be less frequent than in the United States which could affect the liquidity of the Funds' portfolios. Additionally, in some foreign countries, there is the possibility of expropriation or confiscatory taxation, limitations on the removal of securities, property, or other Fund assets, political or social instability or diplomatic developments which could affect investments in foreign securities.

     To the extent the Funds' investments are denominated in foreign currencies, the Funds' net asset values may be affected favorably or unfavorably by fluctuations in currency exchange rates and by changes in exchange control regulations. For example, if the Adviser increases a Fund's exposure to a foreign currency, and that currency's value subsequently falls, the Adviser's currency management may result in increased losses to the Fund. Similarly, if the Adviser hedges a Fund's exposure to a foreign currency, and that currency's value rises, the Fund will lose the opportunity to participate in the currency's appreciation. The Funds will incur transaction costs in connection with conversions between currencies.

     Investments in Emerging Markets. Each of the Funds may invest to varying degrees in one or more countries with emerging securities markets. These countries are generally located in Latin America, Europe, the Middle East, Africa and Asia. Political and economic structures in many of these countries may be undergoing significant evolution and rapid development, and these countries may lack the social, political and economic stability characteristic of more developed countries. Certain of these countries may have in the past failed to recognize private property rights and, at times, may have nationalized or expropriated the assets of private companies. As a result, these risks, including the risk of nationalization or expropriation of assets, may be heightened. In addition, unanticipated political or social developments may affect the value of a Fund's investments in these countries,


--------------------------------------------------------------------------------
                                  Page - 14 -
as well as the availability of additional investments in these countries. The small size and inexperience of the securities markets in certain of these countries and the limited volume of trading in securities in these countries may make the Funds' investments in these countries illiquid and more volatile than investments in most Western European countries, and the Funds may be required to establish special custodial or other arrangements before making certain investments in some of these countries. There may be little financial or accounting information available with respect to issuers located in certain of these countries, and it may be difficult as a result to assess the value or prospects of an investment in these countries. The laws of some foreign countries may limit the Funds' ability to invest in securities of certain issuers located in those countries.

     Country Concentration. Each Fund may concentrate its investments in one or more foreign countries. Concentration of a Fund's investments in a particular country will subject the Fund, to a greater extent than if its investments in such country were more limited, to the risks of adverse securities markets, exchange rates and social, political or economic developments which may occur in that country.

Currency Management Techniques

     General. The performance of foreign currencies relative to that of the U.S. dollar is an important factor in each Fund's performance and the Adviser may manage the Fund's exposure to various currencies to seek to take advantage of the yield, risk and return characteristics that different currencies can provide. Currency exchange rates may fluctuate significantly over short periods of time causing, together with other factors, a Fund's net asset value to fluctuate as well, notwithstanding the performance of a Fund's underlying assets. Currency exchange rates generally are determined by the forces of supply and demand in the foreign exchange markets and the relative merits of investments in different countries, actual or anticipated changes in interest rates and other complex factors, as seen from an international perspective. Currency exchange rates also can be affected by intervention, or failure to intervene, by U.S. or foreign governments or central banks, or by currency controls or political developments in the United States or abroad. To the extent that a substantial portion of a Fund's total assets, adjusted to reflect the Fund's net position after giving effect to currency transactions, is denominated in the currency of a foreign country, the Fund will be more susceptible to the risk of adverse economic and political developments in that country.


     In an attempt to manage exposure to currency exchange rate fluctuations, each Fund may enter into forward foreign currency exchange contracts or currency swap agreements, purchase securities indexed to foreign currencies, and buy and sell options and futures contracts relating to foreign currencies and options on such futures contracts. See "Forward Foreign Currency Transactions," "Interest Rate and Currency Swaps," "Options" and "Futures and Options on Futures" below. The Funds may use currency hedging techniques in the normal course of business to lock in an exchange rate in connection with purchases and sales of securities denominated in foreign currencies. Other currency management strategies allow the Adviser to hedge portfolio securities, to shift investment exposure from one currency to another, or to attempt to profit from anticipated declines in the value of a foreign currency relative to the U.S. dollar. There is no overall limitation on the amount of assets that any of the Funds may commit to currency management strategies. Although the Adviser may attempt to manage currency exchange rate risks, there is no assurance that the Adviser will do so, or do so at an appropriate time or that the Adviser will be able to predict exchange rates accurately.


     Securities held by a Fund are generally denominated in the currency of the foreign market in which the investment is made. However, securities held by a Fund may be denominated in the currency of a country other than the country in which the security's issuer is located. For example, Emerging Markets Debt Fund often purchases foreign securities that are denominated in U.S. dollars. The Funds may also invest in securities denominated in the


--------------------------------------------------------------------------------
                                  Page - 15 -

European Currency Unit ("ECU"), which is a "basket" consisting of specified amounts of the currencies of certain member countries of the European Community. The specific amounts of currencies comprising the ECU may be adjusted by the Council of Ministers of the European Community from time to time to reflect changes in their relative values. In addition, the Funds may invest in securities denominated in other currency "baskets."


     Forward Foreign Currency Transactions. Each of the Funds may conduct foreign currency exchange transactions on a spot (i.e., cash) basis at the rate prevailing in the foreign currency exchange market or by entering into forward currency exchange contracts ("forward currency contracts") to purchase or sell foreign currencies. A Fund may purchase or sell forward currency contracts for hedging purposes except that the Emerging Local Currency Debt Fund generally does not expect to do so. Each Fund may also purchase or sell forward currency contracts for non-hedging purposes when the Adviser anticipates that the foreign currency will appreciate or depreciate in value, but securities denominated or quoted in that currency do not present attractive investment opportunities and are not held in a Fund's portfolio. When purchased or sold for non-hedging purposes, forward currency contracts are speculative.

     Each Fund may enter into forward currency contracts to purchase foreign currency to attempt to protect against an anticipated rise in the U.S. dollar price of securities that it intends to purchase. A Fund may enter into contracts to sell foreign currency to attempt to protect against the decline in value of its foreign currency denominated or quoted portfolio securities, or a decline in the value of anticipated dividends or interest from such securities, due to a decline in the value of the foreign currency against the U.S. dollar. Contracts to sell foreign currency could limit any potential gain which might be realized by a Fund if the value of the hedged currency increased.


     A Fund may sell U.S. dollars and buy foreign currency forward in order to gain exposure to a currency which is expected to appreciate against the U.S. dollar. This speculative strategy allows a Fund to benefit from currency appreciation potential without requiring it to purchase a local fixed income instrument, for which prospects may be relatively unattractive. It is the Adviser's intention that each Fund's net U.S. dollar currency exposure generally will not fall below zero (i.e., that net short positions in the U.S. dollar generally will not be taken).

     If a Fund enters into a forward currency contract to sell foreign currency for non-hedging purposes or to buy foreign currency for any purpose, the forward currency contract generally will not have a term greater than one year. The forecasting of short-term currency market movements is extremely difficult and there can be no assurance that short-term hedging strategies will be successful.


     When a Fund enters into a forward currency contract to sell foreign currency for non-hedging purposes or to buy foreign currency for any purpose, the Fund will be required to place cash or liquid securities in a segregated account, which will be marked to market daily, in an amount equal to the value of the total assets committed to the consummation of the forward currency contract. If the value of the securities placed in the segregated account declines, additional cash or securities will be placed in the account so that the value of the account will equal the amount of the Fund's commitment with respect to the contract.


     Forward currency contracts are subject to the risk that the counterparty to such contract will default on its obligations. Since a forward currency contract is not guaranteed by an exchange or clearinghouse, a default on the contract would deprive a Fund of unrealized profits, transaction costs or the benefits of a currency hedge or force a Fund to cover its purchase or sale commitments, if any, at the current market price. The Funds will not enter into forward currency contracts unless the credit quality of the unsecured senior debt or the claims-paying ability of the counterparty is


--------------------------------------------------------------------------------
                                  Page - 16 -
determined to be investment grade by the Adviser. The Adviser will monitor the claims-paying ability of the counterparty on an ongoing basis.


     Each Fund may also utilize forward foreign currency contracts to establish a synthetic investment position designed to change the currency characteristics of a particular security without the need to sell such security. For example, a Fund wishing to acquire a particular security that is denominated in French Francs, but wishing to seek exposure to a second currency and not the Franc, may simultaneously enter into a forward contract to sell an equivalent value of Francs in exchange for such foreign currency. Synthetic investment positions will typically involve the purchase of U.S. dollar-denominated securities together with a forward contract to purchase the currency to which the Fund seeks exposure and to sell U.S. dollars. This may be done because the range of highly liquid short-term instruments available in the U.S. may provide greater liquidity to a Fund than actual purchases of foreign currency-denominated securities in addition to providing superior returns in some cases. Depending on
(a) each Fund's liquidity needs, (b) the relative yields of securities denominated in different currencies and (c) spot and forward currency rates, a significant portion of a Fund's assets may be invested in synthetic investment positions, subject to compliance with the tax requirements for qualification as a regulated investment company. See "Taxes."


     There is a risk in adopting a synthetic investment position. It is impossible to forecast with absolute precision what the market value of a particular security will be at any given time. If the value of the U.S. dollar-denominated security is not exactly matched with a Fund's obligation under a forward currency contract on the date of maturity, the Fund may be exposed to some risk of loss from fluctuations in the value of the U.S. dollar. Although the Adviser will attempt to hold such mismatching to a minimum, there can be no assurance that the Adviser will be able to do so.

     Cross-Hedging. At the discretion of the Adviser, each of the Funds may employ the currency hedging strategy known as "cross-hedging" by using forward currency contracts, currency options or a combination of both. When engaging in cross-hedging, a Fund seeks to protect against a decline in the value of a foreign currency in which certain of its portfolio securities are denominated by selling that currency forward into a different foreign currency for the purpose of diversifying the Fund's total currency exposure or gaining exposure to a foreign currency that is expected to appreciate.

     For a description of the Funds' transactions in currency options, futures and swaps, see "Options--Currency Options," "Futures Contracts and Options on Futures Contracts" and "Interest Rate and Currency Swaps."

Options


     Written Options. The Funds may write (sell) covered put and call options on fixed income securities and enter into related closing transactions. A Fund may receive fees (referred to as "premiums") for granting the rights evidenced by the options. However, in return for the premium, the Fund assumes certain risks. For example, in the case of a written call option, the Fund forfeits the right to any appreciation in the underlying security while the option is outstanding. A put option gives to its purchaser the right to compel the Fund to purchase an underlying security from the option holder at the specified price at any time during the option period. In contrast, a call option written by the Fund gives to its purchaser the right to compel the Fund to sell an underlying security to the option holder at a specified price at any time during the option period. Upon the exercise of a put option written by a Fund, the Fund may suffer a loss equal to the difference between the price at which the Fund is required to purchase the underlying security and its market value at the time of the option exercise, less the premium received for writing the option. All options written by a Fund are covered. In the case of a call option, this means that the Fund will own the securities subject to the option or an offsetting call option as long as the written option is outstanding, or will have the absolute and immediate right to acquire the securities that are subject to the written option. In the case of a put option, this means that the Fund will deposit cash or liquid securities



--------------------------------------------------------------------------------
                                  Page - 17 -
or a combination of both in a segregated account with the custodian with a value at least equal to the exercise price of the put option.


     Purchased Options. The Funds may also purchase put and call options on securities. The advantage to the purchaser of a call option is that it may hedge against an increase in the price of securities it ultimately wishes to buy. The advantage to the purchaser of a put option is that it may hedge against a decrease in the price of portfolio securities it ultimately wishes to sell.

     Each Fund may enter into closing transactions in order to offset an open option position prior to exercise or expiration by selling an option it has purchased or by entering into an offsetting option. If a Fund cannot effect closing transactions, it may have to retain a security in its portfolio it would otherwise sell or deliver a security it would otherwise retain. The Funds may purchase and sell options traded on recognized foreign exchanges. The Funds may also purchase and sell options traded on U.S. exchanges and, to the extent permitted by law, options traded over-the-counter.

     Yield Curve Options. The Funds may enter into options on the yield spread, or yield differential between two securities. These options are referred to as yield curve options. In contrast to other types of options, a yield curve option is based on the difference between the yields of designated securities, rather than the prices of the individual securities, and is settled through cash payments. Accordingly, a yield curve option is profitable to the holder if this differential widens (in the case of a call) or narrows (in the case of a put), regardless of whether the yields of the underlying securities increase or decrease.

     Currency Options. The Funds may purchase and write put and call options on foreign currencies (traded on U.S. and foreign exchanges or over-the-counter) to manage portfolio exposure to changes in U.S. dollar exchange rates. Call options on foreign currency written by a Fund will be covered, which means that the Fund will own an equal amount of the underlying foreign currency. With respect to put options on foreign currency written by a Fund, the Fund will deposit cash or liquid securities or a combination of both in a segregated account with the custodian in an amount equal to the amount the Fund would be required to pay upon exercise of the put option.

Futures Contracts and Options on Futures Contracts


     When deemed advisable by the Adviser, each of the Funds may enter into financial futures contracts and purchase and write options on futures contracts to attempt to hedge against changes in interest rates, securities prices or currency exchange rates or for certain non-hedging purposes. A Fund may engage in futures and related options transactions for hedging and non-hedging purposes as defined in regulations of the Commodity Futures Trading Commission. A Fund will not enter into futures contracts or options thereon for non-hedging purposes, if immediately thereafter, the aggregate initial margin and premiums required to establish non-hedging positions in futures contracts and options on futures will exceed 5% of the net asset value of the Fund's portfolio, after taking into account unrealized profits and losses on any such positions and excluding the amount by which such options were in-the-money at the time of purchase. Transactions in futures contracts and options on futures involve brokerage costs, require margin deposits and, in the case of contracts and options obligating the Funds to purchase securities or currencies, require the Funds to segregate assets with a value equal to the amount of the Fund's obligations.


Limitations and Risks Associated With Transactions In Forward Foreign Currency Exchange Contracts, Options, Futures Contracts and Options on Futures Contracts

     Each of the Funds' active management techniques involves (1) liquidity risk that contractual positions cannot be easily closed out in the


--------------------------------------------------------------------------------
                                  Page - 18 -
event of market changes or generally in the absence of a liquid secondary market, (2) correlation risk that changes in the value of hedging positions may not match the securities market and foreign currency fluctuations intended to be hedged, and (3) market risk that an incorrect prediction of securities prices or exchange rates by the Adviser may cause a Fund to perform worse than if such positions had not been taken. The ability to terminate over-the-counter options is more limited than with exchange traded options and may involve the risk that the counterparty to the option will not fulfill its obligations.

     The use of options, futures and forward currency contracts is a highly specialized activity which involves investment techniques and risks that are different from those associated with ordinary portfolio transactions. Gains and losses on investments in options and futures depend on the Adviser's ability to predict the direction of stock prices, interest rates, currency movements and other economic factors. The loss that may be incurred by a Fund in entering into futures contracts and written options thereon and forward currency contracts is potentially unlimited. There is no assurance that higher than anticipated trading activity or other unforeseen events might not, at times, render certain facilities of an options clearing entity or other entity performing the regulatory and liquidity functions of an options clearing entity inadequate, and thereby result in the institution by an exchange of special procedures which may interfere with the timely execution of customers' orders. Options and futures traded on foreign exchanges generally are not regulated by U.S. authorities, and may offer less liquidity and less protection to a Fund in the event of default by the other party to the contract.

     Except as set forth above under "Futures Contracts and Options on Futures Contracts" there is no limit on the percentage of a Fund's assets that may be invested in futures contracts and related options or forward currency contracts. A Fund may not invest more than 25% of its total assets in purchased protective put options. A Fund's transactions in options, forward currency contracts, futures contracts and options on futures contracts may be limited by the requirements for qualification of the Fund as a regulated investment company for tax purposes. See "Taxes" in the Statement of Additional Information.

Fixed Income Securities

     General. In order to achieve their respective investment objectives, the Funds may invest in a broad range of U.S. and non-U.S. fixed income securities. In periods of declining interest rates, a Fund's yield (its income from portfolio investments over a stated period of time) may tend to be higher than prevailing market rates, and in periods of rising interest rates, the yield of the Fund may tend to be lower. Also, when interest rates are falling, the inflow of net new money to each Fund from the continuous sale of its shares will likely be invested in portfolio instruments producing lower yields than the balance of the Fund's portfolio, thereby reducing the yield of the Fund. In periods of rising interest rates, the opposite can be true. To the extent a Fund invests in fixed income securities, its net asset value can generally be expected to change as general levels of interest rates fluctuate. The value of fixed income securities in a Fund's portfolio generally varies inversely with changes in interest rates. Prices of fixed income securities with longer effective maturities are more sensitive to interest rate changes than those with shorter effective maturities. The Funds may invest up to 5% of their net assets in inverse floating rate securities, which have greater volatility risk than ordinary fixed income securities.


     Risk Factors of Lower Quality Securities. The Emerging Markets Debt Fund and the Emerging Local Currency Debt Fund may invest without limit in rated and unrated fixed income securities of any credit quality, including securities in default. In addition, the Global Fixed Income Fund may invest up to 15% of its total assets in fixed income securities that are rated below Baa by Moody's or BBB by Standard & Poor's or, if unrated, determined to be of comparable quality by the Adviser. Securities rated BB or lower by Standard & Poor's or Ba or lower by Moody's and comparable unrated securities are



--------------------------------------------------------------------------------
                                  Page - 19 -
considered speculative and, while generally offering greater income than investments in higher quality securities, involve greater risk of loss of principal and income, including the possibility of default or bankruptcy of the issuers of such securities, and have greater price volatility, especially during periods of economic uncertainty or change. These lower quality fixed income securities tend to be affected by economic changes and short-term corporate and industry developments to a greater extent than higher quality securities, which react primarily to fluctuations in the general level of interest rates. To the extent a Fund invests in such lower quality securities, the achievement of its investment objective may be more dependent on the Adviser's own credit analysis. The market prices of zero coupon and payment-in-kind bonds are affected to a greater extent by interest rate changes, and therefore tend to be more volatile than securities which pay interest periodically and in cash. Increasing rate note securities are typically refinanced by the issuers within a short period of time. See "Taxes" in the Statement of Additional Information for special tax considerations associated with investing in high yield bonds structured as zero coupon, payment-in-kind, or increasing rate securities.


     Lower quality fixed income securities will also be affected by the market's perception of their credit quality, especially during times of adverse publicity, and the outlook for economic growth. In the past, economic downturns or an increase in interest rates have, under certain circumstances, caused a higher incidence of default by the issuers of these securities and may do so in the future, especially in the case of highly leveraged issuers. The market for these lower quality fixed income securities is generally less liquid than the market for investment grade fixed income securities. Therefore, the Adviser's judgment may at times play a greater role in valuing these securities than in the case of investment grade fixed income securities, and it also may be more difficult under certain adverse market conditions to sell these lower rated securities to meet redemption requests, to respond to changes in the market, or to determine accurately a Fund's net asset value.


     If a fixed income security that, at the time of purchase, satisfied a Fund's minimum rating critiria (if any) is subsequently downgraded, the Fund will not be required to dispose of the security. If such a downgrading occurs, however, the Adviser will consider what action, including the sale of the security, is in the best interest of the Fund. The International Fixed Income Fund will not continue to hold fixed income securities that have been downgraded below investment grade if more than 5% of that Fund's net assets would consist of such securities.


     Foreign Government Securities. The foreign government securities in which the Funds may invest generally consist of debt obligations issued or guaranteed by national, state or provincial governments or similar political subdivisions. Foreign government securities also include debt obligations of supranational or quasi-governmental entities. Quasi-governmental and supranational entities include international organizations designated or supported by governmental entities to promote economic reconstruction or development and international banking institutions and related government agencies. Examples include the International Bank for Reconstruction and Development (the "World Bank"), the Japanese Development Bank, the Asian Development Bank and the InterAmerican Development Bank. Foreign government securities also include mortgage-related securities issued or guaranteed by national, state or provincial governmental instrumentalities, including quasi-governmental agencies. For a description of the risks associated with all investments in foreign securities, see "Foreign Securities" above.

     The Emerging Markets Debt Fund may also invest in so-called "Brady Bonds." The Fund may invest in Brady Bonds and other sovereign debt securities of countries that have restructured or are in the process of restructuring sovereign debt pursuant to the Brady Plan. Brady Bonds are debt securities issued under the framework of the Brady Plan, an initiative announced by U.S. Treasury Secretary Nicholas F. Brady in 1989 as a mechanism for debtor nations to restructure their outstanding external indebtedness (generally, commercial bank debt). In restructuring its external debt under the Brady Plan framework, a debtor nation negotiates with its existing bank lenders as well as


--------------------------------------------------------------------------------
                                  Page - 20 -
multilateral institutions such as the World Bank and the International Monetary Fund (the "IMF"). The Brady Plan framework, as it has developed, contemplates the exchange of commercial bank debt for newly issued bonds (Brady Bonds). The World Bank and/or the IMF support the restructuring by providing funds pursuant to loan agreements or other arrangements which enable the debtor nation to collateralize the new Brady Bonds or to repurchase outstanding bank debt at a discount. Under these arrangements with the World Bank and/or the IMF, debtor nations have been required to agree to the implementation of certain domestic monetary and fiscal reforms. Such reforms have included the liberalization of trade and foreign investment, the privatization of state-owned enterprises and the setting of targets for public spending and borrowing. These policies and programs seek to promote the debtor country's ability to service its external obligations and promote its economic growth and development. Investors should recognize that the Brady Plan only sets forth general guiding principles for economic reform and debt reduction, emphasizing that solutions must be negotiated on a case-by-case basis between debtor nations and their creditors. The Adviser believes that economic reforms undertaken by countries in connection with the issuance of Brady Bonds make the debt of countries which have issued or have announced plans to issue Brady Bonds an attractive opportunity for investment.


     Brady Bonds have recently been issued by Argentina, Brazil, Bulgaria, Costa Rica, Dominican Republic, Equador, Jordan, Mexico, Nigeria, Panama, Poland, the Philippines, Uruguay and Venezuela and may be issued by other countries. Over $130 billion in principal amount of Brady Bonds have been issued to date, the largest proportion having been issued by Argentina and Brazil. Brady Bonds may involve a high degree of risk, may be in default or present the risk of default. As of November 1, 1997, the Fund is not aware of the occurrence of any payment defaults on Brady Bonds. Investors should recognize however, that Brady Bonds have been issued only recently, and, accordingly, they do not have a long payment history. Agreements implemented under the Brady Plan to date are designed to achieve debt and debt-service reduction through specific options negotiated by a debtor nation with its creditors. As a result, the financial packages offered by each country differ. The types of options have included the exchange of outstanding commercial bank debt for bonds issued at 100% of face value of such debt, bonds issued at a discount of face value of such debt, bonds bearing an interest rate which increases over time and bonds issued in exchange for the advancement of new money by existing lenders. Certain Brady Bonds have been collateralized as to principal due at maturity by U.S. Treasury zero coupon bonds with a maturity equal to the final maturity of such Brady Bonds, although the collateral is not available to investors until the final maturity of the Brady Bonds. Collateral purchases are financed by the IMF, the World Bank and the debtor nations' reserves. In addition, the first two or three interest payments on certain types of Brady Bonds may be collateralized by cash or securities agreed upon by creditors. Although Brady Bonds may be collateralized by U.S. Government securities, repayment of principal and interest is not guaranteed by the U.S. Government.


     Registered Loans. The Emerging Markets Debt Fund may invest in loan obligations issued or guaranteed by sovereign governments or their agencies and instrumentalities. The ownership of these loans is registered in the books of an agent bank and/or the borrower and transfers of ownership are effected by assignment agreements. Documentation for these assignments includes a signed notice of assignment, which is sent to the agent and/or borrower for registration shortly after the execution of the assignment agreement. Prior to the notice of assignment being registered with the agent and/or borrower, the borrower or its agent will make any payments of principal and interest to the last registered owner.

     Given the volume of secondary market trading in registered loans, the agent and/or borrower's books may be out of date, making it difficult for the Fund to establish independently whether the seller of a registered loan is the owner of the loan. For this reason, the Fund will require a contractual warranty from the seller to this effect. In addition, to assure the Fund's ability to receive principal and interest owed to it but paid to a prior holder because of delays in registration, the Fund will purchase registered


--------------------------------------------------------------------------------
                                  Page - 21 -
loans only from parties that agree to pay the amount of such principal and interest to the Fund upon demand after the borrower's payment of such principal and interest to any prior holder has been established.

     Generally, registered loans trade in the secondary market with interest (i.e., the right to accrued but unpaid interest is transferred to purchasers). Occasionally, however, the Fund may sell a registered loan and retain the right to such interest ("sell a loan without interest"). To assure the Fund's ability to receive such interest, the Fund will make such sales only to parties that agree to pay the amount of such interest to the Fund upon demand after the borrower's payment of such interest to any subsequent holder of the loan has been established. In this rare situation, the Fund's ability to receive such interest (and, therefore, the value of shareholders' investments in the Fund attributable to such interest) will depend on the creditworthiness of both the borrower and the party who purchased the loan from the Fund.


     To further assure the Fund's ability to receive interest and principal on registered loans, the Fund will only purchase registered loans from, and sell loans without interest to, parties determined to be creditworthy by the Adviser. For purposes of the Fund's issuer diversification and industry concentration policies, the Fund will treat the underlying borrower of a registered loan as an issuer of that loan. Where the Fund sells a loan without interest, it will treat both the borrower and the purchaser of the loan as issuers for purposes of this policy.


     U.S. Government Securities. The Funds may invest in obligations issued or guaranteed as to both principal and interest by the U.S. Government, its agencies, instrumentalities or sponsored enterprises ("U.S. Government securities"). Some U.S. Government securities, such as U.S. Treasury bills, notes and bonds, are supported by the full faith and credit of the United States. Others, such as obligations issued or guaranteed by U.S. Government agencies or instrumentalities are supported either by (i) the full faith and credit of the U.S. Government (such as securities of the Small Business Administration), (ii) the right of the issuer to borrow from the U.S. Treasury (such as securities of the Federal Home Loan Banks), (iii) the discretionary authority of the U.S. Government to purchase the agency's obligations (such as securities of the Federal National Mortgage Association ("FNMA")), or (iv) only the credit of the issuer. No assurance can be given that the U.S. Government will provide financial support to U.S. Government agencies or instrumentalities in the future.

     The Funds may also invest in separately traded principal and interest components of U. S. Government securities if such components are traded independently under the Separate Trading of Registered Interest and Principal of Securities program ("STRIPS") or any similar program sponsored by the U.S. Government.

     Custodial Receipts. Each Fund may acquire custodial receipts which are typically issued by a custodian bank or investment brokerage firm. These receipts represent unmatured interest coupons that have been separated ("stripped") by a custodian bank or investment brokerage firm, and evidence ownership of future interest payments, principal payments or both on certain notes or bonds issued by the U.S. Government or its agencies or instrumentalities. For certain securities law purposes, custodial receipts are not considered U.S. Government securities.

Mortgage-Backed and Asset-Backed Securities

     The Funds may invest in mortgage-backed securities, which represent direct or indirect participations in, or are collateralized by and payable from, mortgage loans secured by real property. These include collateralized mortgage obligations ("CMOs") and various "stripped" mortgage-backed securities ("SMBS"). CMOs are issued in multiple classes, each with a specified fixed or adjustable interest rate and final maturity date. Principal payments may be made to the various classes in either a sequential order or simultaneously. SMBS typically are issued in two classes, with one receiving


--------------------------------------------------------------------------------
                                  Page - 22 -
only interest payments from a pool of mortgage loans ("IOs") and the other receiving only principal payments ("POs"). The Funds may also invest in asset-backed securities, which represent participations in, or are secured by and payable from, assets such as motor vehicle installment sales, installment loan contracts, leases of various types of real and personal property and receivables from revolving credit (credit card) agreements and other categories of receivables. Such securities are generally issued by trusts and special purpose corporations.

     Mortgage-backed and asset-backed securities are often subject to more rapid repayment than their stated maturity date would indicate as a result of the pass-through of prepayments of principal on the underlying loans. During periods of declining interest rates, prepayment of loans underlying mortgage-backed and asset-backed securities can be expected to accelerate, and thus impair a Fund's ability to reinvest the returns of principal at comparable yields. Accordingly, the market values of such securities will vary with changes in market interest rates generally and in yield differentials among various kinds of U.S. Government securities and other mortgage-backed and asset-backed securities. Asset-backed securities present certain risks that are not presented by mortgage-backed securities because asset-backed securities generally do not have the benefit of a security interest in collateral that is comparable to mortgage assets. In addition, there is the possibility that, in some cases, recoveries on repossessed collateral may not be available to support payments on these securities.

Interest Rate, Mortgage and Currency Swaps and Interest Rate Caps and Floors

     The Funds may enter into interest rate, mortgage and currency swaps for hedging and non-hedging purposes. The Funds may also enter into other types of interest rate swap arrangements such as caps and floors. A Fund will typically use interest rate swaps to adjust the effective duration of its portfolio, to preserve a return or spread on a particular investment or portion of its portfolio or to protect against any increase in the price of securities the Fund anticipates purchasing at a future date. Interest rate swaps involve the exchange by a Fund with another party of their respective commitments to pay or receive interest, such as an exchange of fixed rate payments for floating rate payments. Mortgage swaps are similar to interest rate swaps in that they represent commitments to pay and receive interest. The principal amount, however, is tied to a reference pool or pools of mortgages. Currency swaps involve the exchange of rights to make or receive payments in specified currencies. In a typical cap or floor arrangement, one party agrees to make payments only under specified circumstances, usually in return for payment of a fee by the other party. For example, the buyer of an interest rate cap obtains the right to receive payments to the extent that a specified interest rate exceeds an agreed upon level, while the seller of an interest rate floor is obligated to make payments to the extent that a specified interest rate falls below an agreed upon level. Since interest rate and currency swaps and interest rate caps and floors are individually negotiated, the Funds would enter into such arrangements in the expectation of achieving an acceptable degree of correlation between their hedged portfolio investments and their interest rate and currency swap positions.

     The Funds will enter into interest rate and mortgage swaps only on a net basis, which means that the two payment streams are netted out, with a Fund receiving or paying, as the case may be, only the net amount of the two payments. Interest rate and mortgage swaps do not involve the delivery of securities, other underlying assets or principal. Accordingly, the risk of loss with respect to interest rate and mortgage swaps is limited to the net amount of interest payments that a Fund is contractually obligated to make. If the other party to an interest rate or mortgage swap defaults, a Fund's risk of loss consists of the net amount of interest payments that the Fund is contractually entitled to receive. The net amount of the excess, if any, of a Fund's obligations over its entitlements with respect to each interest rate swap, mortgage swap, and interest rate caps and floors, will be accrued on a daily basis, and an amount of cash or liquid securities having an aggregate net asset value at least equal to such accrued excess will be maintained in a segregated account, which will be marked to market daily, by the Fund's


--------------------------------------------------------------------------------
                                  Page - 23 -
custodian. In contrast, currency swaps usually involve the delivery of the entire principal amount of one designated currency in exchange for the other designated currency. Therefore, the entire principal value of a currency swap is subject to the risk that the other party to the swap will default on its contractual delivery obligations. A Fund will segregate, in an account maintained by the Fund's custodian, an amount of cash or liquid securities having an aggregate net asset value equal to the entire amount of the Fund's obligation in a currency swap.


     The use of interest rate, mortgage and currency swaps and interest rate caps and floors is a highly specialized activity which involves investment techniques and risks different from those associated with ordinary portfolio securities transactions. If the Adviser is incorrect in its forecasts of market values, interest rates or currency exchange rates, the investment performance of a Fund may be less favorable than it would have been if these investment techniques were not used.

Convertible Securities and Preferred Stocks

     Subject to their investment policies, the Funds may invest in convertible securities, which may include corporate notes or preferred stock but are ordinarily long-term debt obligations of the issuer convertible at a stated exchange rate into common stock of the issuer. As with all fixed income securities, the market value of convertible securities tends to decline as interest rates increase and, conversely, to increase as interest rates decline. Convertible securities generally offer lower interest or dividend yields than non-convertible securities of similar quality. However, when the market price of the common stock underlying a convertible security exceeds the conversion price, the price of the convertible security tends to reflect the value of the underlying common stock. As the market price of the underlying common stock declines, the convertible security tends to trade increasingly on a yield basis, and thus may not depreciate to the same extent as the underlying common stock. Convertible securities generally rank senior to common stocks in an issuer's capital structure and are consequently of higher quality and entail less risk than the issuer's common stock. However, the extent to which such risk is reduced depends in large measure upon the degree to which the convertible security sells above its value as a fixed income security. In evaluating a convertible security, the Adviser will give primary emphasis to the attractiveness of the underlying common stock. The convertible debt securities in which each Fund may invest are subject to the same rating criteria as the Fund's investments in non-convertible securities.

Diversification

     Each of the Funds is "non-diversified" under the 1940 Act. Accordingly, they are subject only to certain federal tax diversification requirements and to the policies adopted by the Adviser. With respect to 50% of its total assets, each Fund may invest up to 25% of its total assets in the securities of any one issuer (except that this limitation does not apply to U.S. Government securities). With respect to the remaining 50% of its total assets, a Fund may not invest more than 5% of its total assets in the securities of any one issuer (except U.S. Government securities) nor acquire more than 10% of the outstanding voting securities of any issuer. These federal tax diversification requirements apply only at taxable quarter-ends and are subject to certain qualifications and exceptions. To the extent that a Fund does not meet standards for being "diversified" under the 1940 Act, it will be more susceptible to developments affecting any single issuer of portfolio securities.

Temporary Defensive Investments

     For temporary defensive purposes, each of the Funds may invest all or part of its portfolio in U.S. or, subject to tax requirements, Canadian currencies, U.S. Government securities maturing within one year (including repurchase agreements collateralized by such securities), commercial paper of U.S. or foreign issuers, and cash equivalents.


--------------------------------------------------------------------------------
                                  Page - 24 -

     Commercial paper represents short-term unsecured promissory notes issued in bearer form by U.S. or foreign corporations and finance companies. The commercial paper purchased by the Funds consists of U.S. dollar-denominated obligations of domestic or foreign issuers. Each Fund may also invest in commercial paper which at the date of investment is rated at least A-2 by Standard & Poor's or P-2 by Moody's, or their equivalent ratings, or, if not rated, is issued or guaranteed as to payment of principal and interest by companies which are rated, at the time of purchase, A or better by Standard & Poor's or Moody's, or their equivalents, and other debt instruments, including unrated instruments, not specifically described if such instruments are deemed by the Adviser to be of comparable quality.

     Cash equivalents include obligations of banks which at the date of investment have capital, surplus and undivided profits (as of the date of their most recently published financial statements) in excess of US$ 100 million. Bank obligations in which the Funds may invest include certificates of deposit, bankers' acceptances and fixed time deposits. Bank obligations also include U.S. dollar-denominated obligations of foreign branches of U.S. banks or of U.S. branches of foreign banks, all of the same type as domestic bank obligations. A Fund will invest in the obligations of foreign branches of U.S. banks or of U.S. branches of foreign banks only when the Adviser determines that the credit risk with respect to the instrument is minimal.

Additional Investment Technique

     Mortgage Dollar Rolls. The Funds may enter into mortgage "dollar rolls" in which a Fund sells securities for delivery in the current month and simultaneously contracts to repurchase substantially similar (same type, coupon and maturity) securities on a specified future date. During the roll period, a Fund forgoes principal and interest paid on the securities. A Fund is compensated by the difference between the current sales price and the lower forward price for the future purchase (often referred to as the "drop") or fee income as well as by the interest earned on the cash proceeds of the initial sale. A "covered roll" is a specific type of dollar roll for which there is an offsetting cash position or a cash equivalent security position which matures on or before the forward settlement date of the dollar roll transaction. The Funds may enter into both covered and uncovered rolls.

     When-Issued Securities and Forward Commitments. Each Fund may purchase securities on a when-issued, delayed delivery or forward commitment basis. When these transactions are negotiated, the price of the securities is fixed at the time of the commitment, but delivery and payment may take place up to 90 days after the date of the commitment to purchase. When-issued securities or forward commitments involve a risk of loss if the value of the security to be purchased declines prior to the settlement date. When a Fund purchases securities on a forward commitment or when-issued basis, the Fund's custodian will maintain in a segregated account cash or liquid securities having a value (determined daily) at least equal to the amount of the Fund's purchase commitment.


     Repurchase Agreements. Each Fund may enter into repurchase agreements. In a repurchase agreement, a Fund buys a security subject to the right and obligation to sell it back to the other party at the same price plus accrued interest. These transactions must be fully collateralized at all times, but they involve some credit risk to a Fund if the other party defaults on its obligations and the Fund is delayed in or prevented from liquidating the collateral. A Fund will enter into repurchase agreements only with U.S. or foreign banks having total assets of at least US$__ million (or its foreign currency equivalent).


     Reverse Repurchase Agreements. Each Fund may enter into reverse repurchase agreements with banks and domestic broker-dealers. Reverse repurchase agreements involve sales by a Fund of portfolio securities concurrently with an agreement by the Fund to repurchase the same securities at a later date at a fixed price. During the reverse repurchase agreement period, the Fund continues to receive principal and interest payments on these securities. Each Fund will deposit cash or liquid securities or a combination


--------------------------------------------------------------------------------
                                  Page - 25 -
of both in a segregated account, which will be marked to market daily, with its custodian equal in value to its obligations with respect to reverse repurchase agreements. Reverse repurchase agreements are considered borrowings, and as such are subject to the limitations on borrowings by the Funds.

     Illiquid Securities. Each Fund will not invest more than 15% of its net assets in illiquid securities, which include repurchase agreements and fixed time deposits maturing in more than seven days and securities that are not readily marketable.

     Lending Securities. For the purpose of realizing income, each Fund may lend to broker-dealers portfolio securities amounting to not more than 33 1/3% of its total assets taken at current value. These transactions must be fully collateralized at all times but involve some credit risk to a Fund if the other party should default on its obligation and the Fund is delayed in or prevented from recovering the collateral. Voting rights with respect to a portfolio security pass to the borrower when the security is loaned by a Fund, but the Trustees (or the Adviser) are required to call the loan if necessary to vote on a material event affecting the Fund's investment in the loaned security.


     Other Investment Companies. Each Fund may invest up to 10% of its total assets, calculated at the time of purchase, in the securities of other U.S.-registered investment companies. A Fund may not invest more than 5% of its total assets in the securities of any one such investment company or acquire more than 3% of the voting securities of any other such investment company. A Fund will indirectly bear its proportionate share of any management or other fees paid by investment companies in which it invests, in addition to its own fees.


                        ADDITIONAL INVESTMENT INFORMATION


Investment Restrictions

     Each Fund has adopted certain fundamental investment restrictions which are described in detail in the Statement of Additional Information. Those investment restrictions designated as fundamental in the Statement of Additional Information can be changed only with shareholder approval. Each Fund's investment objective and all other investment restrictions and policies are nonfundamental and can be changed by the Board of Trustees of the Trust at any time without shareholder approval.

     Each Fund has fundamental investment restrictions with respect to borrowing, lending, diversification of investments, senior securities, pledging of assets, underwriting, real estate investments and commodities. See "Investment Restrictions" in the Statement of Additional Information.

Portfolio Transactions

     The Adviser is responsible for making specific decisions to buy and sell portfolio securities for the Funds. The Adviser is also responsible for selecting brokers and dealers to effect these transactions and negotiating, if possible, brokerage commissions and dealers' charges. The Funds generally purchase and sell foreign securities in foreign countries, since the best available market for foreign securities is often on foreign markets. In transactions on foreign markets, brokerage commissions generally are fixed and are often higher than in the United States where commissions are negotiated. In the over-the-counter markets, securities generally are traded on a net basis with the dealers acting as principal for their own accounts without a stated commission.

     The primary consideration in selecting broker-dealers to execute portfolio security transactions is the execution of such portfolio transactions at the most favorable prices. Consideration may also be given to


--------------------------------------------------------------------------------
                                  Page - 26 -
the broker-dealer's sale of shares of the Funds. Subject to this requirement and the provisions of Section 28(e) of the Securities Exchange Act of 1934, as amended, securities may be bought from or sold to broker-dealers who have furnished statistical, research and other information or services to the Adviser. Higher commissions may be paid to broker-dealers that provide research services. See "Portfolio Transactions and Brokerage Commissions" in the Statement of Additional Information for a more detailed discussion of portfolio transactions. The Trustees will periodically review each Fund's portfolio transactions.


     Pursuant to procedures established by the Trustees, subject to applicable regulations, and consistent with the above policy of obtaining the most favorable overall price, the Adviser may place securities transactions with brokers with whom it or the Distributor is affiliated. No Fund will effect principal transactions with an affiliated broker or dealer.


Portfolio Turnover


     It is estimated that, under normal circumstances, the portfolio turnover rate of each of the Funds will be approximately 200% or higher. A high rate of portfolio turnover (i.e., 100% or higher) will result in correspondingly higher transaction costs to a Fund. However, these costs generally are lower for funds that invest in fixed income securities than for funds that invest in equity securities. A high rate of portfolio turnover will also increase the likelihood of net short-term capital gains (distributions of which are taxable to shareholders as ordinary income). See "Financial Highlights" for each Fund's portfolio turnover rate for the fiscal year ended October 31, 1997.



                             MANAGEMENT OF THE FUNDS


     The Board of Trustees of the Trust is responsible for the overall supervision and management of the Funds. The day-to-day operations of the Funds, including investment decisions, have been delegated to the Adviser. The Statement of Additional Information contains general background information regarding each Trustee and executive officer of the Trust.

The Adviser


     MGIS, located at 20 Finsbury Circus, London, England, acts as investment adviser to each Fund pursuant to the terms of investment advisory contracts between the Trust, on behalf of each Fund, and MGIS (the "Advisory Contracts"). MGIS is registered as an investment adviser with the Commission and provides a full range of international investment advisory services to institutional clients. All of the outstanding voting stock of MGIS is owned by Morgan Grenfell Asset Management, Ltd. ("MGAM"), which is an indirect wholly-owned subsidiary of Deutsche Bank AG, an international commercial and investment banking group. As of September 30, 1997, MGIS managed approximately $16.3 billion in assets.

     Under its Advisory Contracts with the Trust, the Adviser manages each Fund's business and investment affairs. For these services, the Adviser is entitled to a monthly fee at an annual rate of each Fund's average daily net assets as follows:


                                                                   Annual Rate
                                                                   -----------
Morgan Grenfell Core Global Fixed Income Fund                         0.50%
Morgan Grenfell Global Fixed Income Fund                              0.50%
Morgan Grenfell International Fixed Income Fund                       0.50%
Morgan Grenfell Emerging Markets Debt Fund                            1.00%
Morgan Grenfell Emerging Local Currency Debt Fund                     0.60%


     As further described in "Expense Information," the Adviser has voluntarily agreed to reduce its advisory fee and to make arrangements to limit certain other expenses of each Fund to the extent necessary to limit the


--------------------------------------------------------------------------------
                                  Page - 27 -

Fund's operating expenses to a specified percentage of its average net assets. For the fiscal period ended October 31, 1997, this voluntary agreement was in effect, and Morgan Grenfell Global Fixed Income Fund, Morgan Grenfell International Fixed Income Fund and Morgan Grenfell Emerging Markets Debt Fund paid advisory fees equal to __%, __% and __% of their respective average daily net assets during such period. The advisory fee to which the Adviser is entitled for Emerging Markets Debt Fund is higher than those for most mutual funds, but the Trustees believe that this fee is warranted by the resources needed to evaluate and invest in the particular markets on which this Fund focuses.


     Each Fund is managed by a team of MGIS investment professionals with expertise in the region(s) and types of investments in which the Fund invests. For a description of the business experience and other credentials of each investment professional involved in managing the Funds' portfolios, see Appendix B to this Prospectus.


     The Trust, on behalf of each Fund, is responsible for all of the Fund's expenses other than those expressly assumed by the Adviser under the terms of the Advisory Contracts. The expenses borne by each Fund include service fees, the Fund's advisory fee, transfer agent fee and taxes and its proportionate share of custodian fees, expenses of issuing reports to shareholders, legal fees, auditing and tax fees, blue sky fees, fees of the Commission, insurance expenses and disinterested Trustees' fees.


Service Plans

     The Trust, on behalf of each Fund, has adopted a service plan pursuant to which each Fund pays service fees at an aggregate annual rate of up to 0.25% of the Fund's average daily net assets attributable to service shares. Service fees are payable to Service Organizations that have agreements with the Trust, and are intended to compensate Service Organizations for providing personal services and/or account maintenance services to their customers who invest in service shares. Service Organizations that are fiduciaries or parties in interest to Omnibus Accounts subject to the Employee Retirement Income Security Act of 1974 (ERISA) should consult with their legal advisers regarding the receipt of service fees. See the Statement of Additional Information for further information.

     In the event that an agreement between a Service Organization and the Trust expires or is terminated, service shares beneficially owned by customers of such Service Organization will convert automatically to institutional shares of the same Fund. Customers of a Service Organization will receive advance notice of any such conversion, and any such conversion will be effected on the basis of the relative net asset values of the two classes of shares involved. Information regarding institutional shares of the Trust may be obtained by calling 1-800-550-6426.

Administrator and Distributor

     The Trust has entered into an Administration Agreement with SEI Financial Management Corporation ("SEI Financial Management" or the "Administrator"), 1 Freedom Valley Drive, Oaks, Pennsylvania 19456-0100. The Administrator generally assists in all matters relating to the administration of the Funds, including the coordination and monitoring of any third parties furnishing services to the Funds, the preparation and maintenance of financial and accounting records, and the provision of the necessary office space, equipment and personnel to perform administrative and clerical functions.

     Pursuant to the Administration Agreement, SEI Financial Management receives from all series of the Trust (i.e., the Funds and all other active series of the Trust) an aggregate monthly fee at the following annual rates of the aggregate average daily net assets ("aggregate assets") of such series:

                0.12% of aggregate assets under $1 billion
                0.08% of next $500 million of aggregate assets


--------------------------------------------------------------------------------
                                  Page - 28 -

                0.06% of next $1 billion of aggregate assets
                0.04% of aggregate assets exceeding $2.5 billion


     Each Fund that offers its shares pays the Administrator a minimum annual fee that equals $60,000.


     SEI Financial Services Company (the "Distributor"), 1 Freedom Valley Drive, Oaks, Pennsylvania 19456-0100, serves as the distributor of service shares of the Funds pursuant to a Distribution Agreement with the Trust and assists in the sale of service shares of the Funds.

Custodian and Transfer Agent

     The Trust has entered into a Custodian Agreement with The Northern Trust Company ("Northern Trust" or the "Custodian"), pursuant to which Northern Trust serves as custodian of the Funds' assets. The Custodian is located at Fifty South LaSalle Street, Chicago, Illinois 60675.

     DST Systems, Inc. (the "Transfer Agent"), 1004 Baltimore, Kansas City, Missouri 64105, serves as the transfer agent of the Funds. The Transfer Agent maintains the records of each record shareholder's account, processes purchases and redemptions of the Funds' service shares, acts as dividend and distribution disbursing agent and performs other shareholder servicing functions.

     Additional information regarding the services performed by Service Organizations, the Administrator, the Distributor, the Custodian and the Transfer Agent is provided in the Statement of Additional Information.


                           PURCHASE OF SERVICE SHARES


     In order to make an initial investment in service shares of a Fund, an investor must establish an account with a Service Organization. Investors may invest in service shares through an Omnibus Account maintained by their Service Organization. Alternatively, investors may invest in service shares by establishing a shareholder account with the Trust (in addition to the account with their Service Organization). Investors who invest through Omnibus Accounts may be subject to minimums established by their Service Organizations for initial and subsequent investments. Unless waived by the Trust, the minimum initial investment for Omnibus Accounts and investors who establish shareholder accounts with the Trust in each Fund is $250,000.

     Investors who invest through Omnibus Accounts should submit purchase orders to their Service Organization. Investors who establish shareholder accounts with the Trust should submit purchase orders to the Transfer Agent as described below. Service Shares of any Fund may be purchased by an investor on any Business Day at the net asset value next determined after receipt of the investor's order in good order by the investor's Service Organization or by the Transfer Agent, as the case may be. A "Business Day" means any day on which the New York Stock Exchange (the "NYSE") is open. For an investor who invests through an Omnibus Account, the investor's Service Organization must receive the investor's order before the close of regular trading on the NYSE (currently 4:00 p.m., Eastern Time), and promptly forward such order to the Transfer Agent for the investor to receive that day's net asset value. Service Organizations are responsible for promptly forwarding such investors' purchase orders to the Transfer Agent. For an investor who has a shareholder account with the Trust, the Transfer Agent must receive the investor's purchase order before the close of regular trading on the NYSE for the investor to receive that day's net asset value.

     There is no sales charge in connection with purchases of service shares. Investors may be subject to transaction and/or account maintenance fees imposed by their Service Organizations (no part of which will be received by the Trust or the Adviser). Any such fees will be payable directly by the investor, and not by the Fund. The Trust reserves the right, in its sole


--------------------------------------------------------------------------------
                                  Page - 29 -
discretion, to reject any purchase offer and to suspend the offering of service shares. The Trust does not issue share certificates.

     For investors who invest through Omnibus Accounts, payment for initial and subsequent purchases of service shares should be made to the investors' Service Organizations. These investors should contact their Service Organizations for further details on how to purchase service shares. For investors who have shareholder accounts with the Trust, payment for initial and subsequent shares should be made by mail or wire as described below.

Purchases by Mail

     Service shares may be purchased initially by completing the Account Application accompanying this Prospectus and mailing it, together with a check in the amount of $250,000 or more drawn on a U.S. bank payable to the appropriate Fund to:

By Regular Mail:                            By Overnight Mail:

Morgan Grenfell Investment Trust            Morgan Grenfell Investment Trust
P.O Box 419165                              c/o DST Systems, Inc.
Kansas City, MO 64141-6165                  (SEI Division CT-7)
                                            1004 Baltimore
                                            Kansas City, MO 64105

     Third party checks, credit card checks and cash will not be accepted.

     Subsequent investments in an existing account in any Fund may be made at any time by sending to the Transfer Agent, at the above address, a check payable to the appropriate Fund, along with either (i) a subsequent order form which may be obtained from the Transfer Agent or (ii) a letter stating the amount of the investment, the name of the Fund and the account number in which the investment is to be made. Investors should indicate the name of the appropriate Fund and account number on all correspondence.

Purchases by Wire

     Investors having an account with a commercial bank that is a member of the Federal Reserve System may purchase service shares of any Fund by requesting their bank to transmit funds by wire to:

                        United Missouri Bank, N.A.
                        ABA No. 10-10-00695
                        For: Account Number 98-7052-395-7
                        Further Credit: [appropriate Fund name]

     The investor's name and account number must be specified in the wire. In addition, investors should be aware that some banks may charge wire fees.

     Initial Purchases: Before making an initial investment in service shares by wire, an investor must first telephone 1-800-407-7301 to be assigned a wire account number. The investor may then transmit funds by wire through the wire procedures described above. The investor's name, account number, social security or other taxpayer identification number, and address must be specified in the wire. In addition, investors making initial investments by wire must promptly complete the Account Application accompanying this Prospectus and forward it to the Transfer Agent at:

By Regular Mail:                            By Overnight Mail:

Morgan Grenfell Investment Trust            Morgan Grenfell Investment Trust
P.O Box 419165                              c/o DST Systems, Inc.
Kansas City, MO 64141-6165                  (SEI Division CT-7)
                                            1004 Baltimore
                                            Kansas City, MO 64105


--------------------------------------------------------------------------------
                                  Page - 30 -

     Subsequent Purchases: Additional investments may be made at any time through the wire procedures described above, which must include the investor's name and account number.

Reports to Shareholders

     Shareholders of each Fund receive an annual report containing audited financial statements and a semiannual report. Shareholders should contact their Service Organizations for information regarding the Funds. Also, shareholders who have shareholder accounts with the Trust may contact Morgan Grenfell Investment Trust for account information by calling 1-800-550-6426 or by writing to Morgan Grenfell Investment Trust at P.O. Box 419165, Kansas City, MO 64141-6165.

Exchange Privilege

     A shareholder may exchange service shares of a Fund for service shares of a Domestic Fund or International Equity Fund, subject, in the case of shareholders who invest through Omnibus Accounts, to any restrictions imposed by the Service Organizations that maintain such accounts. A shareholder should obtain and read the prospectus relating to service shares of a Domestic Fund or International Equity Fund and consider its investment objective, policies and fees before making an exchange into that fund. Exchanges will be permitted only in those states in which service shares of the relevant fund is available for sale. The Funds reserve the right to refuse any exchange request.

     If a shareholder who has a shareholder account with the Trust elects the telephone exchange privilege on the Account Application, the shareholder may exchange service shares in its account in one Fund for service shares in any other Fund described in this Prospectus by telephone (by calling 1-800-407-7301), as long as all accounts are identically registered. Service Organizations, acting on behalf of their customers who invest in service shares through Omnibus Accounts, may exchange service shares in one Fund for service shares of any other Fund or Domestic Fund or International Equity Fund by telephone, unless they indicate otherwise in writing to the Trust. For shareholders who have shareholder accounts with the Trust, the Transfer Agent must receive the shareholder's exchange request in proper order before the close of regular trading on the NYSE (currently 4:00 p.m., Eastern time) for the investor to receive that day's net asset values. Service Organizations are responsible for promptly forwarding such investors' exchange requests to the Transfer Agent. For an investor who establishes a shareholder account with the Trust, the Transfer Agent must receive the investor's exchange request before the close of regular trading on the NYSE for the investor to receive that day's net asset values.

     Neither the Funds nor their agents will be liable for any loss incurred by a shareholder as a result of following instructions communicated by telephone that they reasonably believe to be genuine. To confirm that telephone exchange requests are genuine, the Funds will employ reasonable procedures such as providing written confirmation of telephone exchange transactions and tape recording of telephone exchange requests. If a Fund does not employ such reasonable procedures, it may be liable for any loss incurred by a shareholder due to a fraudulent or other unauthorized telephone exchange request.

     An exchange is treated as a sale of the service shares exchanged and, therefore, may produce a gain or loss to the shareholder that is recognizable for tax purposes. Investors will receive 60 days' written notice prior to any change in a Fund's exchange procedures.


--------------------------------------------------------------------------------
                                  Page - 31 -

                          REDEMPTION OF SERVICE SHARES

How To Redeem

     A shareholder may redeem service shares of a Fund without charge upon request on any Business Day at the net asset value next determined after receipt of the shareholder's redemption request by the shareholder's Service Organization (as long as the Service Organization promptly forwards the shareholder's redemption request to the Transfer Agent) or, in the case of shareholders who have shareholder accounts with the Trust, by the Transfer Agent. For a shareholder who invests through an Omnibus Account, the shareholder's Service Organization must receive the shareholder's redemption request before the close of regular trading on the NYSE (currently 4:00 p.m., Eastern Time) and promptly forward such request to the Transfer Agent for the investor to receive that day's net asset value. Service Organizations are responsible for promptly forwarding such investors' redemption requests to the Transfer Agent. For a shareholder who has a shareholder account with the Trust, the Transfer Agent must receive the shareholder's redemption request before the close of regular trading on the NYSE for the shareholder to receive that day's net asset value.

     A shareholder who has a shareholder account with the Trust may request redemptions by telephone (by calling 1-800-407-7301) if the optional telephone redemption privilege is elected on the Account Application. Service Organizations, acting on behalf of their customers who invest in service shares through Omnibus Accounts, may redeem service shares by telephone, unless they indicate otherwise in writing to the Trust. Alternatively, Service Organizations and shareholders who have accounts with the Trust may submit redemption requests in writing. A written redemption request must specify the number of shares to be redeemed, the Fund from which service shares are being redeemed, the shareholder's or Omnibus Account's account number with the Trust, payment instructions and the exact registration of the Account. Signatures must be guaranteed in accordance with the procedures set forth below under "Payment of Redemption Proceeds".

     In order to verify the authenticity of telephone redemption requests, the Transfer Agent's telephone representatives will request that the caller provide certain information unique to the account. If the caller is unable to provide this information, telephone redemption requests will not be processed and the redemption will have to be completed by mail. As long as the Transfer Agent's telephone representatives comply with the procedures described above, neither the Funds nor their agents will be liable for any losses due to fraudulent or unauthorized transactions. Finally, it may be difficult to implement telephone redemptions in times of drastic economic or market changes.

Payment of Redemption Proceeds


     For shareholders having accounts with the Trust, redemption proceeds ordinarily will be wired to the bank account designated on the Account Application, unless payment by check has been requested. For shareholders who invest through Omnibus Accounts, redemption proceeds ordinarily will be wired to the Service Organization that maintains the Account, unless payment by check has been requested. Normally, redemption proceeds will be wired within no more than seven days after the Transfer Agent receives the appropriate redemption request documents, including any additional documentation that may be required in order to establish that a redemption request has been properly authorized. Frequently, redemption proceeds will be wired on the next Business Day after the Transfer Agent's receipt of such documents. In addition, the payment of redemption proceeds for service shares of a Fund recently purchased by check will be delayed for up to 15 calendar days from the purchase date. After a wire has been initiated by the Transfer Agent, neither the Transfer Agent nor the Trust assumes any further responsibility for the performance of intermediaries or Service Organization's or shareholder's bank in the transfer process. If a problem with such performance



--------------------------------------------------------------------------------
                                  Page - 32 -
arises, the Service Organization or shareholder should deal directly with such intermediaries or bank.


     Service Organizations whose customers invest through Omnibus Accounts and shareholders who have accounts with the Trust may request that the Trust make redemption payments by Federal Reserve Wire or Automated Clearing House (ACH) wire. Redemption payments by Federal Reserve wire cannot be made on Federal holidays restricting wire transfers. There is no charge for ACH wire transactions; however, such transactions will not be posted to a Service Organization's or shareholder's bank account until the second Business Day following the transaction.


     A Service Organization or a shareholder who has an account with the Trust may change the bank designated to receive redemption proceeds by providing written notice to the Transfer Agent which has been signed by the Service Organization or such shareholder or its authorized representative. This signature must be guaranteed by a bank, a securities broker or dealer, a credit union having authority to issue signature guarantees, a savings and loan association, a building and loan association, a cooperative bank, a federal savings bank or association, a national securities exchange, a registered securities association or a clearing agency, provided that such institution satisfies standards established by the Transfer Agent. The Transfer Agent may also require additional documentation in connection with a request to change a designated bank.

     If the Board of Trustees determines that it is appropriate in order to protect the best interests of a Fund and its shareholders, the Fund, under the limited circumstances described below, may satisfy all or part of a redemption request by delivering portfolio securities to a redeeming investor. However, the Trust, on behalf of each Fund, has elected, pursuant to Rule 18f-1 under the 1940 Act, to redeem its shares solely in cash up to the lesser of $250,000 or 1% of the net asset value of the Fund during any 90-day period for any one shareholder. Only redemptions in excess of this limit may be paid in kind. In-kind payments would not have to constitute a cross-section of a Fund's portfolio. Investors receiving redemption payment in portfolio securities will not have eliminated their investment exposure by their redemption as would investors receiving their redemption payment in cash. Instead these investors will be subject to risks inherent in owning such securities, including market value and currency fluctuations, difficulties in selling securities in particular markets and repatriating the sales proceeds, and the political and other risks described under "Description of Securities and Investment Techniques and Related Risks - Foreign Securities." In addition, a shareholder generally will incur additional expenses, such as brokerage commissions and currency conversion fees or expenses, on the sale or other disposition of securities received from a Fund. Any portfolio securities paid or distributed to a redeeming shareholder would be valued as described under "Net Asset Value."


                                 NET ASSET VALUE


     The net asset value per share of each Fund is normally calculated as of the close of regular trading on the NYSE, currently 4:00 p.m. Eastern time, on each Business Day. The net asset value of each class of a Fund's shares is determined by adding the value of all securities, cash and other assets of the Fund attributable to such class, subtracting liabilities (including accrued expenses and dividends payable) attributable to such class and dividing the result by the total number of outstanding Fund shares of such class.

     For purposes of calculating net asset value, debt securities and other fixed-income investments owned by the Funds are valued at prices supplied by independent pricing agents, which prices reflect broker-dealer supplied valuations and electronic data processing techniques. Short-term obligations maturing in sixty days or less may be valued at amortized cost, which does not take into account unrealized gains or losses on portfolio securities. Amortized cost valuation involves initially valuing a security at


--------------------------------------------------------------------------------
                                  Page - 33 -
its cost, and thereafter assuming a constant amortization to maturity of any discount or premium, regardless of the impact of fluctuating interest rates on the security's market value. While this method provides certainty in valuation, it may result in periods in which the value of the security, as determined by the amortized cost method, may be higher or lower than the price a Fund would receive if the Fund sold the security. Other assets and assets whose market value does not, in the opinion of the Adviser, reflect fair value are valued at fair value using methods determined in good faith by the Board of Trustees.

     Certain portfolio securities held by each Fund are listed on foreign exchanges which trade at times and on days when the NYSE is closed. As a result, the net asset value of each class of any such Fund may be significantly affected by such trading at times and on days when shareholders have no ability to redeem shares of the Fund.


                       DIVIDENDS, DISTRIBUTIONS AND TAXES


     Each Fund declares and pays dividends from net investment income, if any, and distributes net short-term capital gain, if any, at least annually. Each Fund also distributes at least annually substantially all of the net long-term capital gain, if any, which it realizes for each taxable year and may make distributions at any other times when necessary to satisfy applicable tax requirements. Capital losses, including any capital loss carryovers from prior years, are taken into account in determining the amounts of short-term and long-term capital gains to be distributed. From time to time, a portion of a Fund's distributions may constitute a return of capital for tax purposes. Dividends and distributions are made in additional service shares of the same Fund or, at the shareholder's election, in cash. The election to reinvest dividends and distributions or receive them in cash may be changed at any time upon written notice to the Transfer Agent. If no election is made, all dividends and capital gain distributions will be reinvested.

Taxes

     Each Fund is treated as a separate entity for federal income tax purposes and has elected to be treated as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"). Each Fund intends to qualify for such treatment for each taxable year. To qualify as a regulated investment company, each Fund must satisfy certain requirements relating to the sources of its income, diversification of its assets and distribution of its income to shareholders. As a regulated investment company, a Fund will not be subject to federal income or excise tax on any net investment income or net realized capital gain that is distributed to its shareholders in accordance with certain timing and other requirements of the Code.


     Dividends paid by a Fund from its net investment income, including original issue discount and market discount income, certain net realized foreign exchange gains, and the excess of net short-term capital gain over net long-term capital loss will be taxable to shareholders as ordinary income. Dividends paid by a Fund from any excess of net long-term capital gain over net short-term capital loss will be taxable to a shareholder as capital gain regardless of how long the shareholder has held its shares. It is anticipated that future tax regulations implementing federal tax legislation enacted on August 5, 1997 will provide that distributions of long-term capital gains to individuals or other noncorporate taxpayers will be subject to different maximum tax rates, depending on the dates on which the gains are recognized and the applicable Fund's holding period for the assets that produce the gains. These tax consequences will apply regardless of whether distributions are received in cash or reinvested in shares. Certain distributions declared in October, November or December and paid in January of the following year are taxable to shareholders as if received on December 31 of the year in which they are declared. Shareholders will be informed annually about the amount and character of distributions received from a Fund for federal income tax



--------------------------------------------------------------------------------
                                  Page - 34 -
purposes and foreign taxes, if any, passed through to shareholders, as described below.


     Individuals and certain other classes of shareholders may be subject to 31% backup withholding of federal income tax on dividends, redemptions and exchanges if they fail to furnish their correct taxpayer identification number and certain certifications or if they are otherwise subject to backup withholding. Individuals, corporations and other shareholders that are not U.S. persons under the Code are subject to different tax rules and may be subject to non-resident alien withholding tax at the rate of 30% (or a lower rate provided by an applicable tax treaty) on amounts treated as ordinary dividends from a Fund and, unless a current IRS Form W-8 or acceptable substitute for Form W-8 is on file, to backup withholding on certain other payments from a Fund.

     Because each Fund invests in foreign securities, it may be subject to foreign withholding or other foreign taxes on income earned on such securities (possibly including, in some cases, capital gains). In any year in which any of the Funds qualifies, it may make an election that would generally permit its shareholders to take a credit or a deduction for their proportionate shares of qualified foreign taxes paid by such Fund, subject to applicable holding period requirements and other restrictions or limitations under the Code. Each such shareholder would then treat as additional income (in addition to actual dividends and distributions) his or her proportionate share of the amount of qualified foreign taxes paid by such Fund. For some years, a Fund may be unable or may not elect to pass such taxes and foreign tax credits and deductions with respect to such taxes through to its shareholders.


     Investors should consider the tax implications of buying service shares immediately prior to a distribution. Investors who purchase shares shortly before the record date for a distribution will pay a per share price that includes the value of the anticipated distribution and will be taxed on any taxable distribution even though the distribution represents a return of a portion of the purchase price.


     Redemptions and exchanges of service shares are taxable events for shareholders that are subject to tax.

     In addition to federal taxes, a shareholder may be subject to state, local or foreign taxes on dividends, capital gain distributions, or the proceeds of redemptions or exchanges. A state income (and possibly local income and/or intangible property) tax exemption is generally available to the extent distributions of a Fund are derived from interest on (or, in the case of intangible property taxes, the value of its assets is attributable to) certain U.S. Government Securities, provided in some states that certain thresholds for holdings of U.S. Government Securities and/or reporting requirements are satisfied. The Funds may not satisfy such requirements in some states or localities. Shareholders should consult their tax advisors regarding the application to them of the federal tax legislation referred to above and any other specific questions about federal, state, local or foreign taxes and special rules that may be applicable to certain classes of investors, such as retirement plans, financial institutions, tax-exempt entities, insurance companies and non-U.S. persons.



                      ORGANIZATION AND SHARES OF THE TRUST



     The Trust was formed as a business trust under the laws of the State of Delaware on September 13, 1993, and commenced investment operations on January 3, 1994. The Board of Trustees of the Trust is responsible for the overall management and supervision of the affairs of the Trust. The Declaration of Trust authorizes the Board of Trustees to create separate investment series or portfolios of shares. As of the date hereof, the Trustees have established the five Funds described in this Prospectus and seventeen additional series. The Declaration of Trust further authorizes the Trust to



--------------------------------------------------------------------------------
                                  Page - 35 -
classify or reclassify any series or portfolio of shares into one or more classes. As of the date hereof, the Trustees have established two classes of shares: service shares and institutional shares.

     The shares of each class represent an interest in the same portfolio of investments of a Fund. Each class has equal rights as to voting, redemption, dividends and liquidation, except that only service shares bear service fees and each class may bear other expenses properly attributable to the particular class. Also, holders of service shares of each Fund have exclusive voting rights with respect to the service plan adopted by their Fund.

     When issued, shares of the Funds are fully paid and nonassessable. In the event of liquidation, shareholders are entitled to share pro rata in the net assets of the applicable Fund available for distribution to shareholders. Shares of the Funds entitle their holders to one vote per share, are freely transferable and have no preemptive, subscription or conversion rights.

     Shares of a Fund will be voted separately with respect to matters pertaining to that Fund except for the election of Trustees and the ratification of independent accountants. For example, shareholders of each Fund are required to approve the adoption of any investment advisory agreement relating to such Fund and any change in the fundamental investment restrictions of such Fund. Approval by the shareholders of one Fund is effective only as to that Fund. The Trust does not intend to hold shareholder meetings, except as may be required by the 1940 Act. The Trust's Declaration of Trust provides that special meetings of shareholders shall be called for any purpose, including the removal of a Trustee, upon written request of shareholders entitled to vote at least 10% of the outstanding shares of the Trust, or Fund, as the case may be. In addition, if ten or more shareholders of record who have held shares for at least six months and who hold in the aggregate either shares having a net asset value of $25,000 or 1% of the outstanding shares, whichever is less, seek to call a meeting for the purpose of removing a Trustee, the Trust has agreed to provide certain information to such shareholders and generally to assist their efforts.


     As of November 24, 1997, the James R. Trueman Irrev. Subchapter S Trust owned beneficially 31.07% and the Wagner Family Trust owned beneficially 25.09% of the outstanding shares of the International Fixed Income Fund.


     Certain of the Trustees and officers of the Trust reside outside the United States, and substantially all the assets of these persons are located outside the United States. It may not be possible, therefore, for investors to effect service of process within the United States upon these persons or to enforce against them, in United States courts or foreign courts, judgments obtained in United States courts predicated upon the civil liability provisions of the federal securities laws of the United States or the laws of the State of Delaware. In addition, it is not certain that a foreign court would enforce, in original actions or in actions to enforce judgments obtained in the United States, liabilities against these Trustees and officers predicated solely upon the federal securities laws. See "Trustees and Officers" in the Statement of Additional Information.


                             PERFORMANCE INFORMATION


     From time to time, performance information, such as total return and yield for service shares of a Fund, may be quoted in advertisements or in communications to shareholders. Total return for service shares of a Fund may be calculated on an annualized and aggregate basis for various periods (which periods will be stated in the advertisement). Average annual return reflects the average percentage change per year in value of an investment in service shares of a Fund. Aggregate total return reflects the total percentage change over the stated period. In calculating total return, dividends and capital gain distributions made by the Fund during the period are assumed to be reinvested in the Fund's service shares. A Fund's yield reflects a Fund's


--------------------------------------------------------------------------------
                                  Page - 36 -
overall rate of income on portfolio investments as a percentage of the service share price. Yield is computed by annualizing the result of dividing the net investment income per service share over a 30-day period by the net asset value per service share on the last day of that period.

     To help investors better evaluate how an investment in a Fund might satisfy their investment objective, advertisements regarding the Fund may discuss performance as reported by various financial publications. The performance of a Fund may be compared in publications to the performance of various indices and investments for which reliable performance data is available. In addition, the performance of a Fund may be compared in publications to averages, performance rankings or other information prepared by recognized mutual fund statistical services.

     Performance quotations of a Fund represent the Fund's past performance and, consequently, should not be considered representative of the future performance of the Fund. The value of service shares, when redeemed, may be more or less than the original cost. Any fees charged by banks or other institutional investors directly to their customer accounts in connection with investments in service shares of a Fund are not at the direction or within the control of the Funds and will not be included in the Funds' calculations of total return.


                  --------------------------------------------










--------------------------------------------------------------------------------
                                  Page - 37 -

                                   APPENDIX A

                      Description of Ratings Categories of
                       Moody's Investors Service, Inc. and
                         Standard & Poor's Ratings Group


     Moody's Investors Service, Inc. ("Moody's") describes classifications of fixed income securities (not including commercial paper) as follows:

     Aaa--Bonds which are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edge." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

     Aa--Bonds which are rated Aa are judged to be of high quality by all standards. Together with the Aaa group, they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long term risks appear somewhat larger than in Aaa securities.

     A--Bonds which are rated A possess many favorable investment attributes and are to be considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate but elements may be present which suggest a susceptibility to impairment sometime in the future.

     Baa--Bonds which are rated Baa are considered as medium grade obligations, i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

     Ba--Bonds which are rated Ba are judged to have speculative elements; their future cannot be considered as well assured. Often the protection of interest and principal payments may be very moderate and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.

     B--Bonds which are rated B generally lack characteristics of a desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

     Caa--Bonds which are rated Caa are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest.

     Ca--Bonds which are rated Ca represent obligations which are speculative in a high degree. Such issues are often in default or have other marked shortcomings.

     C--Bonds which are rated C are the lowest rated class of bonds and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.


--------------------------------------------------------------------------------
                                  Page - 38 -

     Standard & Poor's Ratings Group ("Standard & Poor's") describes classifications of fixed income securities (not including commercial paper) as follows:

     AAA--This is the highest rating assigned by Standard & Poor's to a debt obligation and indicates an extremely strong capacity to pay principal and interest.

     AA--Bonds rated AA also qualify as high-quality debt obligations. Capacity to pay principal and interest is very strong, and in the majority of instances they differ from the AAA issues only in small degree.

     A--Bonds rated A have a strong capacity to pay principal and interest, although they are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions.

     BBB--Bonds rated BBB are regarded as having an adequate capacity to pay principal and interest. Whereas they normally exhibit adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay principal and interest for bonds in this category than for bonds in the A category.

     Debt rated BB, B, CCC or CC is regarded, on balance, as predominantly speculative with respect to the issuer's capacity to pay interest and repay principal in accordance with the terms of the obligations. BB indicates the lowest degree of speculation and CC the highest degree of speculation. While such debt will likely have some quality and protective characteristics, these are outweighed by large uncertainties or major risk exposures to adverse conditions.

     D--Debt rated D is in payment default. The D rating category is used when interest payments or principal payments are not made on the date due even if the applicable grace period has not expired, unless Standard & Poor's believes that such payments will be made during such grace period. The D rating also will be used upon the filing of a bankruptcy petition if debt service payments are jeopardized.

Quality Distribution for Emerging Markets Debt Fund


     During the fiscal year ended October 31, 1997, the percentages of Morgan Grenfell Emerging Market Debt Fund's assets invested in unrated debt securities and securities rated in particular rating categories by Standard & Poor's and/or Moody's were, on a weighted average basis, as follows*:


                                                            Percentage of
Standard & Poor's (Moody's) Ratings                        Total Investments
-----------------------------------                        -----------------


Not  Rated ..............................................            __%**

Rated by Standard & Poor's (Moody's):
BBB+, BBB, BBB- .........................................            __%

BB+, BB, BB-, (Ba) ......................................            __%

B+, B, B- (B) ...........................................            __%

Cash ....................................................            __%

* Based on the average of month-end portfolio holdings during the fiscal year ended October 31, 1997. Asset composition does not represent actual holdings on October 31, 1997; nor does it imply that the overall quality of portfolio holdings is fixed.

** Of this amount, the following percentages of the Fund's assets represent quality standards attributed by the Adviser to such unrated securities at the time of purchase: __%, B+, B, B- (B); and __%, CCC+, CCC, CCC- (Caa).



--------------------------------------------------------------------------------
                                  Page - 39 -

                                   APPENDIX B

                          PORTFOLIO MANAGER INFORMATION

Funds                                                 Portfolio Managers
-----                                                 ------------------


Morgan Grenfell Core Global Fixed Income Fund         Ian Kelson
                                                      Annette Fraser

Morgan Grenfell Global Fixed Income Fund              Ian Kelson
                                                      Annette Fraser

Morgan Grenfell International Fixed Income Fund       Ian Kelson
                                                      Annette Fraser


Morgan Grenfell Emerging Markets Debt Fund            Ian Kelson
                                                      Simon Treacher
                                                      David Dowsett


Morgan Grenfell Emerging Local Currency Debt Fund     Ian Kelson
                                                      Simon Treacher
                                                      David Dowsett



Portfolio Manager    Expertise              Professional Experience
-----------------    ---------              -----------------------

David Dowsett        Emerging Markets Debt  Portfolio Manager, Emerging Markets
                                            Debt, MGIS (since 1995); Portfolio
                                            Manager, Emerging Markets Debt,
                                            Morgan Grenfell International Funds
                                            Management Ltd. ("MGIFM") (since
                                            1994). BA, Durham University (1991-
                                            1994).


Annette Fraser       Global Fixed Income    Portfolio Manager, Fixed Income
                                            Team, MGIS (since 1992); Fund
                                            Manager, MGIFM (since 1990).


Ian Kelson           Fixed Income Markets   Director, MGIS (since 1988); Chief
                                            Investment Officer, MGIS Fixed
                                            Income (since 1989); Portfolio
                                            Manager, Bank of America (multi-
                                            currency accounts) (1981-1985).


Simon Treacher       Emerging Markets Debt  Portfolio Manager, MGIS (since
                                            1994); Portfolio Manager,
                                            Prudential Portfolio Managers
                                            (1992-1993); Portfolio Manager,
                                            Worldinvest Ltd. (1978-1992);
                                            Portfolio Manager, Bankers Trust Co.
                                            (1984-1987); National  Westminster
                                            Bank (1980-1984).


--------------------------------------------------------------------------------
                                  Page - 40 -

                                   APPENDIX C

                         TAX CERTIFICATION INSTRUCTIONS


     Federal law requires that taxable distributions and proceeds of redemptions and exchanges be reported to the IRS and that 31% be withheld if you fail to provide your correct Taxpayer Identification Number (TIN) and the certifications in Section H or you are otherwise subject to backup withholding. Amounts withheld and forwarded to the IRS can be credited as a payment of tax when completing your Federal income tax return.

     For most individual taxpayers, the TIN is the social security number. Special rules apply for certain accounts. For example, for an account established under the Uniform Gift to Minor's Act, the TIN of the minor should be furnished. If you do not have a TIN, you may apply for one using forms available at local offices of the Social Security Administration or the IRS.

     Recipients exempt from backup withholding, including corporations and certain other entities, should provide their TIN and write "exempt" after their signature in section H of the application to avoid possible erroneous withholding. Non-resident aliens and foreign entities may be subject to withholding of up to 30% on certain distributions received from the Funds and must provide certain certifications on IRS Form W-8 to avoid backup withholding with respect to other payments. For further information, see Internal Revenue Code Sections 1441, 1442 and 3406 and/or consult your tax adviser.











--------------------------------------------------------------------------------
                                  Page - 41 -

                        Morgan Grenfell Investment Trust
                                885 Third Avenue
                            New York, New York 10022

                               Investment Adviser
                   Morgan Grenfell Investment Services Limited
                               20 Finsbury Circus
                            London, England EC2M 1NB

                          Administrator and Shareholder
                                 Servicing Agent
                      SEI Financial Management Corporation
                             1 Freedom Valley Drive
                          Oaks, Pennsylvania 19456-0100

                                   Distributor
                         SEI Financial Services Company
                             1 Freedom Valley Drive
                          Oaks, Pennsylvania 19456-0100

                                    Custodian
                           The Northern Trust Company
                           Fifty South LaSalle Street
                             Chicago, Illinois 60675

                                 Transfer Agent
                                DST Systems, Inc.
                             SEI Division CT-7 Tower
                                 1004 Baltimore
                           Kansas City, Missouri 64105

                             Independent Accountants
                              Price Waterhouse LLP
                           1177 Avenue of the Americas
                            New York, New York 10036

                                  Legal Counsel
                                Hale and Dorr LLP
                                 60 State Street
                           Boston, Massachusetts 02109

                               Service Information
          Existing accounts, new accounts, prospectuses, Statements of
                             Additional Information
                applications, and service forms - 1-800-550-6426

                      Telephone Exchanges - 1-800-407-7301

                           Share Price and Performance
                          Information - 1-800-550-6426
                     (or contact your Service Organization)


--------------------------------------------------------------------------------
                                  Page - 42 -

                        MORGAN GRENFELL INVESTMENT TRUST
                             No-Load Open-End Funds
                                 Service Shares
                                885 Third Avenue
                            New York, New York 10022

                       STATEMENT OF ADDITIONAL INFORMATION


                                February 25, 1998


Morgan Grenfell Investment Trust (the "Trust") is an open-end, management investment company consisting of twenty-two investment portfolios, each having separate and distinct investment objectives and policies. This Statement of Additional Information provides supplementary information pertaining to the following five separate investment portfolios of the Trust (the "Funds"):


                  Morgan Grenfell Core Global Fixed Income Fund


                  Morgan Grenfell Global Fixed Income Fund

                  Morgan Grenfell International Fixed Income Fund

                  Morgan Grenfell Emerging Markets Debt Fund


                  Morgan Grenfell Emerging Local Currency Debt Fund


This Statement of Additional Information is not a prospectus, and should be read only in conjunction with the Funds' Service Shares Prospectus dated
February 25, 1998 (the "Prospectus"). A copy of the Service Shares Prospectus may be obtained without charge from any Service Organization that has an agreement with the Trust or from SEI Financial Services Company, the Trust's Distributor, by calling 1-800-550-6426 or writing to 1 Freedom Valley Drive, Oaks, Pennsylvania 19456-0100.



--------------------------------------------------------------------------------

                                     Page -1-

                                TABLE OF CONTENTS

                                                                            Page

Introduction ..............................................................    3

Additional Information on Fund Investments
  and Strategies and Related Risks ........................................    4

Investment Restrictions ...................................................   18

Trustees and Officers .....................................................   20

Investment Advisory and Other Services ....................................   22

Service Plan ..............................................................   26

Portfolio Transactions ....................................................   27

Net Asset Value ...........................................................   29

Performance Information ...................................................   30

Taxes .....................................................................   32

General Information About the Trust .......................................   38

Additional Information ....................................................   40

Financial Statements ......................................................   40


No person has been authorized to give any information or to make any representations not contained in this Statement of Additional Information or in the Prospectus in connection with the offering made by the Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Trust or Distributor. The Prospectus does not constitute an offering by the Trust or by the Distributor in any jurisdiction in which such offering may not lawfully be made.


--------------------------------------------------------------------------------

                                    Page -2-

                                  INTRODUCTION



The Trust is an open-end, management investment company that currently consists of twenty-two separate investment series, including the following five series:

                  Morgan Grenfell Core Global Fixed Income Fund


                  Morgan Grenfell Global Fixed Income Fund

                  Morgan Grenfell International Fixed Income Fund

                  Morgan Grenfell Emerging Markets Debt Fund


                  Morgan Grenfell Emerging Local Currency Debt Fund (collectively, the "Funds").



Each Fund is "non-diversified" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act").

Morgan Grenfell Investment Services Limited (the "Adviser" or "MGIS") serves as investment adviser to the Funds. SEI Financial Services Company (the "Distributor") serves as the Funds' principal underwriter and distributor.

The information contained in this Statement of Additional Information generally supplements the information contained in the Funds' Prospectus. No investor should invest in a Fund without first reading the Prospectus. Capitalized terms used herein and not otherwise defined have the same meaning ascribed to them in the Prospectus.


--------------------------------------------------------------------------------

                                    Page -3-

                   ADDITIONAL INFORMATION ON FUND INVESTMENTS
                        AND STRATEGIES AND RELATED RISKS


The following supplements the information contained in the Prospectus concerning the investment objectives and policies of each Fund.

Foreign Currency Exchange Contracts

Each of the Funds will exchange currencies in the normal course of managing its investments and may incur costs in doing so because a foreign exchange dealer will charge a fee for conversion. A Fund may conduct foreign currency exchange transactions on a "spot" basis (i.e., for prompt delivery and settlement) at the prevailing spot rate for purchasing or selling currency in the foreign currency exchange market. A Fund also may enter into forward currency exchange contracts ("forward currency contracts") or other contracts to purchase and sell currencies for settlement at a future date. A foreign exchange dealer, in that situation, will expect to realize a profit based on the difference between the price at which a foreign currency is sold to the Fund and the price at which the dealer will cover the purchase in the foreign currency market. Foreign exchange transactions are entered into at prices quoted by dealers, which may include a mark-up over the price that the dealer must pay for the currency.

A forward currency contract involves an obligation to purchase or sell a specific currency at a future date, which may be any fixed number of days from the date of the contract agreed upon by the parties, at a price set at the time of the contract. These contracts are traded in the interbank market conducted directly between currency traders (usually large commercial banks) and their customers. A forward contract generally has no deposit requirement, and no commissions are generally charged at any stage for trades.

At the maturity of a forward contract a Fund may either accept or make delivery of the currency specified in the contract or, at or prior to maturity, enter into a closing purchase transaction involving the purchase or sale of an offsetting contract. Closing purchase transactions with respect to forward contracts are usually effected with the currency trader who is a party to the original forward contract.


The Funds may enter into forward currency contracts in several circumstances for both hedging and non-hedging purposes, although the Emerging Local Currency Debt Fund does not expect generally to enter into such contracts for the purpose of attempting to hedge against currency exchange rate risks. First, when a Fund enters into a contract for the purchase or sale of a security denominated in a foreign currency, or when a Fund anticipates the receipt in a foreign currency of dividend or interest payments on such a security which it holds, the Fund may desire to "lock in" the U.S. dollar price of the security or the U.S. dollar equivalent of such dividend or interest payment, as the case may be. By entering into a forward contract for the purchase or sale, for a fixed amount of dollars, of the amount of foreign currency involved in the underlying transactions, a Fund will attempt to protect itself against an adverse change in the relationship between the U.S. dollar and the subject foreign currency during the period between the date on which the security is purchased or sold, or on which the dividend or interest payment is declared, and the date on which such payments are made or received.


Additionally, when management of a Fund believes that the currency of a particular foreign country may suffer a substantial decline against the U.S. dollar, it may enter into a forward contract to sell, for a fixed amount of dollars, the amount of foreign currency approximating the value of some or all of the Fund's portfolio securities denominated in such foreign currency. The precise matching of the forward contract amounts and the value of the securities involved will not generally be possible because the future value of such securities in foreign currencies will change as a consequence of market

--------------------------------------------------------------------------------

                                    Page -4-
movements in the value of those securities between the date on which the contract is entered into and the date it matures. Using forward currency contracts in an attempt to protect the value of a Fund's portfolio securities against a decline in the value of a currency does not eliminate fluctuations in the underlying prices of the securities. It simply establishes a rate of exchange which a Fund can achieve at some future point in time. The precise projection of short-term currency market movements is not possible, and short-term hedging provides a means of fixing the dollar value of only a portion of a Fund's foreign assets.

A Fund's custodian will place cash or liquid securities into a segregated account of the Fund in an amount equal to the value of the Fund's total assets committed to the consummation of forward currency contracts requiring the Fund to purchase foreign currencies or forward contracts entered into for non-hedging purposes. If the value of the securities placed in the segregated account declines, additional cash or liquid securities will be placed in the account on a daily basis so that the value of the account will equal the amount of a Fund's commitments with respect to such contracts. The segregated account will be marked-to-market on a daily basis. Although the contracts are not presently regulated by the Commodity Futures Trading Commission (the "CFTC"), the CFTC may in the future assert authority to regulate these contracts. In such event, the Funds' ability to utilize forward currency contracts may be restricted.


A Fund generally will not enter into a forward currency contract with a term of greater than one year.


While the Funds may enter into forward currency contracts in an attempt to reduce currency exchange rate risks, transactions in currency contracts involve certain other risks. Thus, while the Funds may benefit from currency transactions, unanticipated changes in currency prices may result in a poorer overall performance for a Fund than if it had not engaged in any such transactions. Moreover, there may be an imperfect correlation between a Fund's portfolio holdings of securities denominated in a particular currency and forward contracts entered into by the Fund. Such imperfect correlation may cause a Fund to sustain losses which will prevent the Fund from achieving a complete hedge or expose the Fund to risk of foreign exchange loss.


Each Fund, in addition, may combine forward currency exchange contracts with investments in securities denominated in other currencies in an attempt to create a combined investment position, the overall performance of which will be similar to that of a security denominated in the required foreign currency. For example, a Fund could purchase a U.S. dollar-denominated security and at the same time enter into a forward currency contract to sell U.S. dollars for the required foreign currency at a future date. By matching the amount of U.S. dollars to be exchanged with the anticipated value of the U.S. dollar-denominated security, a Fund may be able to "lock in" the foreign currency value of the security and adopt a synthetic investment position whereby the Fund's overall investment return from the combined position is similar to or greater than the return from purchasing a foreign currency-denominated instrument.

A Fund's activities in forward currency exchange contracts, currency options and currency futures contracts and related options (see below) may be limited by the requirements of subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), for qualification as a registered investment company.



Options on Securities and Foreign Currencies


Each of the Funds may write covered put and call options and purchase put and call options. Such options may relate to particular U.S. or non-U.S. securities, or to U.S. or non-U.S. currencies. The Funds may write put and call options which are issued by the Options Clearing Corporation (the "OCC") or which are traded on U.S. and non-U.S. exchanges and over-the-counter. See "Description of Securities and Investment Techniques and Related Risks -- Options" in the Prospectus.

--------------------------------------------------------------------------------

                                    Page -5-

A put option on a currency gives its holder the right to sell an amount (specified in units of the underlying currency) of the underlying currency at the stated exercise price at any time prior to the option's expiration. Conversely, a call option on a currency gives its holder the right to purchase an amount (specified in units of the underlying currency) of the underlying currency at the stated exercise price at any time prior to the option's expiration.

The Funds will engage in over-the-counter ("OTC") options only with broker-dealers deemed creditworthy by the Adviser. Closing transactions in certain options are usually effected directly with the same broker-dealer that effected the original option transaction. A Fund bears the risk that the broker-dealer may fail to meet its obligations. There is no assurance that a Fund will be able to close an unlisted option position. Furthermore, unlisted options are not subject to the protections afforded purchasers of listed options by the OCC, which performs the obligations of its members who fail to do so in connection with the purchase or sale of options.

A Fund will write call options only if they are "covered." In the case of a call option on a security, the option is "covered" if a portfolio owns the security underlying the call or has an absolute and immediate right to acquire that security without additional cash consideration (or, if additional cash consideration is required, cash or liquid securities in such amount as are held in a segregated account by the Fund's custodian) upon conversion or exchange of other securities held by it. A call option on a security is also covered if the Fund holds a call on the same security as the call written by the Fund where the exercise price of the call held is (i) equal to or less than the exercise price of the call written, or (ii) greater than the exercise price of the call written provided the difference is maintained by the Fund in cash or liquid securities in a segregated account with the Fund's custodian. A call option on currency written by a Fund is covered if the Fund owns an equal amount of the underlying currency.

When a Fund purchases a put option, the premium paid by it is recorded as an asset of the Fund. When the Fund writes an option, an amount equal to the net premium (the premium less the commission paid by the Fund) received by the Fund is included in the liability section of the Fund's statement of assets and liabilities as a deferred credit. The amount of this asset or deferred credit will be marked-to-market on an ongoing basis to reflect the current value of the option purchased or written. The current value of a traded option is the last sale price or, in the absence of a sale, the average of the closing bid and asked prices. If an option purchased by the Fund expires unexercised, the Fund realizes a loss equal to the premium paid. If the Fund enters into a closing sale transaction on an option purchased by it, the Fund will realize a gain if the premium received by the Fund on the closing transaction is more than the premium paid to purchase the option, or a loss if it is less. If an option written by the Fund expires on the stipulated expiration date or if the Fund enters into a closing purchase transaction, it will realize a gain (or loss if the cost of a closing purchase transaction exceeds the net premium received when the option is sold) and the deferred credit related to such option will be eliminated. If an option written by the Fund is exercised, the proceeds to the Fund from the exercise will be increased by the net premium originally received, and the Fund will realize a gain or loss.

There are several risks associated with transactions in options on securities and currencies. For example, there are significant differences between the securities markets, currency markets and the corresponding options markets that could result in imperfect correlations, causing a given option transaction not to achieve its objectives. In addition, a liquid secondary market for particular options, whether traded OTC or on a U.S. or non-U.S. securities exchange may be absent for reasons which include the following: there may be insufficient trading interest in certain options; restrictions may be imposed by an exchange on opening transactions or closing transactions or both; trading halts, suspensions or other restrictions may be imposed with respect to particular classes or series of options or underlying securities;

--------------------------------------------------------------------------------

                                    Page -6-
unusual or unforeseen circumstances may interrupt normal operations on an exchange; the facilities of an exchange or the OCC may not at all times be adequate to handle current trading volume; or one or more exchanges could, for economic or other reasons, decide or be compelled at some future date to discontinue the trading of options (or a particular class or series of options), in which event the secondary market on that exchange (or in that class or series of options) would cease to exist, although outstanding options that had been issued by the OCC as a result of trades on that exchange would continue to be exercisable in accordance with their terms.

The hours of trading for options may not conform to the hours during which the underlying securities and currencies are traded. To the extent that the options markets close before the markets for the underlying securities and currencies, significant price and rate movements can take place in the underlying markets that cannot be reflected in the options markets. The purchase of options is a highly specialized activity which involves investment techniques and risks different from those associated with ordinary portfolio securities transactions. The risks described above also apply to options on futures, which are discussed below.

Futures Contracts and Related Options


To hedge against changes in interest rates or securities prices and for certain non-hedging purposes, the Funds may purchase and sell various kinds of futures contracts, and purchase and write call and put options on any of such futures contracts. The Funds may also enter into closing purchase and sale transactions with respect to any of such contracts and options. The futures contracts may be based on various securities (such as U.S. Government securities), securities indices, currencies and other financial instruments, currencies and indices. The Funds will engage in futures and related options transactions only for bona fide hedging or other non-hedging purposes as defined in regulations promulgated by the CFTC. The Emerging Local Currency Debt Fund does not expect generally to enter into such contracts for the purpose of attempting to hedge against potential adverse changes in currency exchange rates. All futures contracts entered into by the Funds are traded on U.S. exchanges or boards of trade that are licensed and regulated by the CFTC or on foreign exchanges approved by the CFTC.


Futures Contracts. A futures contract may generally be described as an agreement between two parties to buy and sell a particular financial instrument for an agreed price during a designated month (or to deliver the final cash settlement price, in the case of a contract relating to an index or otherwise not calling for physical delivery at the end of trading in the contract). Futures contracts obligate the long or short holder to take or make delivery of a specified quantity of a commodity or financial instrument, such as a security or the cash value of a securities index, during a specified future period at a specified price.

When interest rates are rising or securities prices are falling, a Fund can seek to offset a decline in the value of its current portfolio securities through the sale of futures contracts. When interest rates are falling or securities prices are rising, a Fund, through the purchase of futures contracts, can attempt to secure better rates or prices than might later be available in the market when it effects anticipated purchases.

Positions taken in the futures markets are not normally held to maturity but are instead liquidated through offsetting transactions which may result in a profit or a loss. While futures contracts on securities will usually be liquidated in this manner, the Funds may instead make, or take, delivery of the underlying securities whenever it appears economically advantageous to do so. A clearing corporation associated with the exchange on which futures on securities are traded guarantees that, if still open, the sale or purchase will be performed on the settlement date.

Hedging Strategies. Hedging, by use of futures contracts, seeks to establish with more certainty the effective price and rate of return on portfolio securities and securities that a Fund proposes to acquire. The Funds may, for

--------------------------------------------------------------------------------

                                    Page -7-
example, take a "short" position in the futures market by selling futures contracts in order to hedge against an anticipated rise in interest rates or a decline in market prices that would adversely affect the value of a Fund's portfolio securities. Futures contracts that a Fund may use for hedging purposes include contracts for the future delivery of securities held by the Fund or securities with characteristics similar to those of the Fund's portfolio securities. If, in the opinion of the Adviser, there is a sufficient degree of correlation between price trends for a Fund's portfolio securities and futures contracts based on other financial instruments, securities indices or other indices, the Fund may also enter into such futures contracts as part of its hedging strategy. Although under some circumstances prices of securities in a Fund's portfolio may be more or less volatile than prices of such futures contracts, the Adviser will attempt to estimate the extent of this volatility difference based on historical patterns and compensate for any such differential by having the Fund enter into a greater or lesser number of futures contracts or by attempting to achieve only a partial hedge against price changes affecting a Fund's securities portfolio. When hedging of this character is successful, any depreciation in the value of portfolio securities will be substantially offset by appreciation in the value of the futures position. On the other hand, any unanticipated appreciation in the value of a Fund's portfolio securities would be substantially offset by a decline in the value of the futures position.


On other occasions, the Funds may take a "long" position by purchasing futures contracts. This would be done, for example, when a Fund anticipates the subsequent purchase of particular securities when it has the necessary cash, but expects the prices then available in the applicable market to be less favorable than prices that are currently available.

Options on Futures Contracts. The acquisition of put and call options on futures contracts will give the Funds the right (but not the obligation) for a specified price to sell or to purchase, respectively, the underlying futures contract at any time during the option period. As the purchaser of an option on a futures contract, a Fund obtains the benefit of the futures position if prices move in a favorable direction but limits its risk of loss in the event of an unfavorable price movement to the loss of the premium and transaction costs.

The writing of a call option on a futures contract generates a premium which may partially offset a decline in the value of a Fund's assets. By writing a call option, a Fund becomes obligated, in exchange for the premium, to sell a futures contract (if the option is exercised), which may have a value higher than the exercise price. Conversely, the writing of a put option on a futures contract generates a premium which may partially offset an increase in the price of securities that a Fund intends to purchase. However, a Fund becomes obligated to purchase a futures contract (if the option is exercised), which may have a value lower than the exercise price. Thus, the loss incurred by a Fund in writing options on futures is potentially unlimited and may exceed the amount of the premium received. The Funds will incur transaction costs in connection with the writing of options on futures.

The holder or writer of an option on a futures contract may terminate its position by selling or purchasing an offsetting option on the same series. There is no guarantee that such closing transactions can be effected. The Funds' ability to establish and close out positions on such options will be subject to the development and maintenance of a liquid market.




Other Considerations. The Funds will engage in futures and related options transactions only for hedging or non-hedging purposes as permitted by CFTC regulations which permit principals of an investment company registered under the 1940 Act to engage in such transactions without registering as commodity pool operators. A Fund will determine that the price fluctuations in the futures contracts and options on futures used for hedging purposes are substantially related to price fluctuations in securities or instruments held by the Fund or securities or instruments which they expect to purchase. Except as stated below for all the Funds and as noted above for the Emerging Local Currency Debt Fund, the Funds' futures transactions will be entered into for


--------------------------------------------------------------------------------

                                    Page -8-
traditional hedging purposes -- i.e., futures contracts will be sold to protect against a decline in the price of securities (or the currency in which they are denominated) that a Fund owns or futures contracts will be purchased to protect a Fund against an increase in the price of securities (or the currency in which they are denominated) that a Fund intends to purchase. As evidence of this hedging intent, each Fund expects that, on 75% or more of the occasions on which it takes a long futures or option position (involving the purchase of futures contracts), the Fund will have purchased, or will be in the process of purchasing, equivalent amounts of related securities (or assets denominated in the related currency) in the cash market at the time when the futures or option position is closed out. However, in particular cases, when it is economically advantageous for a Fund to do so, a long futures position may be terminated or an option may expire without the corresponding purchase of securities or other assets.

As an alternative to compliance with the hedging definition, a CFTC regulation now permits a Fund to elect to comply with a different test under which the aggregate initial margin and premiums required to establish non-hedging positions in futures contracts and options on futures will not exceed 5% of the net asset value of a Fund's portfolio, after taking into account unrealized profits and losses on any such positions and excluding the amount by which such options were in-the-money at the time of purchase. A Fund will engage in transactions in futures contracts and related options only to the extent such transactions are consistent with the requirements of the Code for maintaining its qualification as a regulated investment company for federal income tax purposes. See "Taxes."

A Fund will be required, in connection with transactions in futures contracts and the writing of options on futures contracts, to make margin deposits, which will be held by the Trust's custodian for the benefit of the futures commission merchant through whom the Fund engages in such futures contracts and option transactions. These transactions involve brokerage costs, require margin deposits and, in the case of futures contracts and options obligating a Fund to purchase securities, require a Fund to segregate cash or liquid securities in an account maintained with the Trust's custodian to cover such contracts and options.

While transactions in futures contracts and options on futures may reduce certain risks, such transactions themselves entail certain other risks. Thus, unanticipated changes in interest rates or securities prices may result in a poorer overall performance for a Fund than if it had not entered into any futures contracts or options transactions. The other risks associated with the use of futures contracts and options thereon are (i) imperfect correlation between the change in market value of the securities held by a Fund and the prices of the futures and options and (ii) the possible absence of a liquid secondary market for a futures contract or option and the resulting inability to close a futures or option position prior to its maturity or expiration date.


In the event of an imperfect correlation between a futures or options position and the portfolio position which is intended to be protected, the desired protection may not be obtained and the Fund may be exposed to risk of loss. The risk of imperfect correlation may be minimized by investing in contracts whose price behavior is expected to resemble that of a Fund's underlying portfolio securities. The risk that the Funds will be unable to close out a futures or related options position will be minimized by entering into such transactions on a national exchange with an active and liquid secondary market.


Fixed Income Securities

Variable and Floating Rate Instruments. Debt instruments purchased by a Fund may be structured to have variable or floating interest rates. These instruments may include variable amount master demand notes that permit the indebtedness to vary in addition to providing for periodic adjustments in the interest rates. The Adviser will consider the earning power, cash flows and other liquidity ratios of the issuers and guarantors of such instruments and,

--------------------------------------------------------------------------------

                                    Page -9-
if the instrument is subject to a demand feature, will continuously monitor their financial ability to meet payment on demand. Where necessary to ensure that a variable or floating rate instrument is equivalent to the quality standards applicable to a Fund's fixed income investments, the issuer's obligation to pay the principal of the instrument will be backed by an unconditional bank letter or line of credit, guarantee or commitment to lend. Any bank providing such a bank letter, line of credit, guarantee or loan commitment will meet the Fund's investment quality standards relating to investments in bank obligations. A Fund will invest in variable and floating rate instruments only when the Adviser deems the investment to involve minimal credit risk. The Adviser will also continuously monitor the creditworthiness of issuers of such instruments to determine whether a Fund should continue to hold the investments.

The absence of an active secondary market for certain variable and floating rate notes could make it difficult to dispose of the instruments, and a Fund could suffer a loss if the issuer defaults or during periods in which a Fund is not entitled to exercise its demand rights.

Variable and floating rate instruments held by a Fund will be subject to the Fund's 15% limitation on investments in illiquid securities when a reliable trading market for the instruments does not exist and the Fund may not demand payment of the principal amount of such instruments within seven days.

Yields and Ratings. The yields on certain obligations, including the money market instruments in which each Fund may invest (such as commercial paper and bank obligations), are dependent on a variety of factors, including general money market conditions, conditions in the particular market for the obligation, the financial condition of the issuer, the size of the offering, the maturity of the obligation and the ratings of the issue. The ratings of Standard & Poor's Ratings Group ("Standard & Poor's"), Moody's Investors Service, Inc. ("Moody's") and other nationally and internationally recognized rating organizations represent their respective opinions as to the quality of the obligations they undertake to rate. Ratings, however, are general and are not absolute standards of quality or value. Consequently, obligations with the same rating, maturity and interest rate may have different market prices. See Appendix A in the Prospectus for a description of the ratings provided by recognized statistical ratings organizations.


Subsequent to its purchase by a Fund, a rated security may cease to be rated or its rating may be reduced below the minimum rating required for purchase by the Fund. The Board of Trustees or the Adviser, pursuant to guidelines established by the Board of Trustees, will consider such an event in determining whether the Fund should continue to hold the security in accordance with the interests of the Fund and applicable regulations of the Securities and Exchange Commission (the "Commission").


Interest Rate, Mortgage and Currency Swaps and Interest Rate Caps and Floors. The Funds may enter into interest rate, mortgage and currency swaps and interest rate caps and floors for hedging purposes and non-hedging purposes, provided that the Emerging Local Currency Debt Fund does not expect generally to use these instruments to hedge against potential adverse changes in currency exchange rates. Inasmuch as these transactions are entered into for good faith hedging purposes or are offset by a segregated account as described in the Prospectus, the Funds and the Adviser believe that such obligations do not constitute senior securities as defined in the 1940 Act and, accordingly, will not treat them as being subject to the Funds' borrowing restrictions.

A Fund will not enter into any interest rate, mortgage, or currency swap or interest rate cap or floor transaction unless the unsecured commercial paper, senior debt or the claims-paying ability of the other party thereto is considered to be investment grade by the Adviser. If there is a default by the other party to such a transaction, a Fund will have contractual remedies pursuant to the agreements related to the transaction. The swap market has grown substantially in recent years with a large number of banks and investment banking firms acting both as principals and as agents utilizing standardized swap documentation. As a result, the swap market has become

--------------------------------------------------------------------------------

                                   Page -10-
relatively liquid in comparison with the markets for other similar instruments which are traded in the interbank market. However, the staff of the Commission takes the position that swaps, caps and floors are illiquid investments that are subject to the Funds' 15% limitation on such investments.

The federal income tax rules applicable to mortgage dollar rolls (see prospectus), interest rate, mortgage and currency swaps and interest rate caps and floors are unclear in certain respects, and a Fund may be required to account for these instruments under tax rules in a manner that, under certain circumstances, may limit its transactions in these instruments.

Inverse Floating Rate Securities. The Funds may invest up to 5% of their net assets in inverse floating rate securities. The interest rate on an inverse floater resets in the opposite direction from the market rate of interest to which the inverse floater is indexed. An inverse floater may be considered to be leveraged to the extent that its interest rate varies by a magnitude that exceeds the magnitude of the change in the index rate of interest. The higher degree of leverage inherent in inverse floaters is associated with greater volatility in their market values.

Foreign Government Securities. The Emerging Markets Debt Fund may invest in so-called "Brady Bonds," which have recently been issued by Argentina, Brazil, Bulgaria, Costa Rica, Dominican Republic, Ecuador, Jordan, Mexico, Nigeria, Panama, the Philippines, Poland, Uruguay and Venezuela and which may be issued by other countries. Brady Bonds are issued as part of a debt restructuring in which the bonds are issued in exchange for cash and certain of the country's outstanding commercial bank loans. Brady Bonds may be collateralized or uncollateralized, are issued in various currencies (primarily the U.S. dollar) and are actively traded in the over-the-counter secondary market. U.S. dollar denominated, collateralized Brady Bonds, which may be fixed rate par bonds or floating rate discount bonds, are collateralized in full as to principal by U.S. Treasury zero coupon bonds that have the same maturity as the stated bonds. Interest payments on such bonds generally are collateralized by cash or securities in an amount that, in the case of fixed rate bonds, is equal to at least one year of rolling interest payments or, in the case of floating rate bonds, initially is equal to at least one year's rolling interest payments based on the applicable interest rate at the time and is adjusted at regular intervals thereafter.

Zero Coupon and Deferred Interest Bonds. The Funds may invest in zero coupon bonds and deferred interest bonds. Zero coupon and deferred interest bonds are debt obligations which are issued at a significant discount from face value. The original discount approximates the total amount of interest the bonds will accrue and compound over the period until maturity or the first interest accrual date at a rate of interest reflecting the market rate of the security at the time of issuance. While zero coupon bonds do not require the periodic payment of interest, deferred interest bonds generally provide for a period of delay before the regular payment of interest begins. Although this period of delay is different for each deferred interest bond, a typical period is approximately one-third of the bond's term to maturity. Such investments benefit the issuer by mitigating its initial need for cash to meet debt service, but some also provide a higher rate of return to attract investors who are willing to defer receipt of such cash. Zero coupon and deferred interest bonds are more volatile than instruments that pay interest regularly. The Funds will accrue income on such investments for tax and accounting purposes, as required, which is distributable to shareholders and which, because no cash is generally received at the time of accrual, may require the liquidation of other portfolio securities to satisfy the Funds' distribution obligations. See "Taxes" below.


Lower Rated High Yield "High Risk" Debt Obligations. As discussed in the Prospectus, the Emerging Markets Debt Fund, the Emerging Local Currency Debt Fund and, to a lesser extent, the Global Fixed Income Fund may invest in high yielding, fixed income securities rated Ba or lower by Moody's, BB or lower by Standard & Poor's, or an equivalent rating. These Funds may also invest in unrated fixed income securities of comparable quality. Ratings are based largely on the historical financial condition of the issuer. Consequently, the


--------------------------------------------------------------------------------

                                   Page -11-
rating assigned to any particular security is not necessarily a reflection of the issuer's current financial condition, which may be better or worse than the rating would indicate.


The values of lower quality securities generally fluctuate more than those of higher quality securities. In addition, a security's low rating and/or quality reflects a greater possibility of an adverse change in financial condition affecting the ability of the issuer to make payments of interest and principal. The Adviser seeks to minimize these risks through investment analysis and attention to current developments in interest rates and economic conditions. Where a Fund invests in lower quality securities, the achievement of the Fund's goals may be more dependent on the Adviser's ability than would be the case if the Fund were investing in higher quality securities.

As noted in the Prospectus, the Emerging Markets Debt Fund and the Emerging Local Currency Debt Fund may invest in pay-in-kind (PIK) securities, which pay interest in either cash or additional securities, at the issuer's option, for a specified period. In addition, each Fund may invest in zero coupon bonds. Both types of bonds may be more speculative and subject to greater fluctuations in value than securities which pay interest periodically and in cash, due to changes in interest rates. The Fund will accrue income on such investments for tax and accounting purposes, as required, which is distributable to shareholders and which, because no cash is generally received at the time of accrual, may require the liquidation of other portfolio securities to satisfy the Fund's distribution obligations. See "Taxes" below.

The market value of debt securities which carry no equity participation usually reflects yields generally available on securities of similar quality and type. When such yields decline, the market value of a portfolio already invested at higher yields can be expected to rise if such securities are protected against early call. In general, in selecting securities for its portfolio, the Emerging Markets Debt Fund and the Emerging Local Currency Debt Fund intend to seek protection against early call. Similarly, when such yields increase, the market value of a portfolio already invested at lower yields can be expected to decline. These Funds' respective portfolios may include debt securities which sell at substantial discounts from par. These securities are low coupon bonds which, during periods of high interest rates, because of their lower acquisition cost tend to sell on a yield basis approximating current interest rates.


Preferred Stock

Each of the Funds, subject to its investment objectives, may purchase preferred stock. Preferred stocks are equity securities, but possess certain attributes of debt securities and are generally considered fixed income securities. Holders of preferred stocks normally have the right to receive dividends at a fixed rate when and as declared by the issuer's board of directors, but do not participate in other amounts available for distribution by the issuing corporation. Dividends on the preferred stock may be cumulative, and in such cases all cumulative dividends usually must be paid prior to dividend payments to common stockholders. Because of this preference, preferred stocks generally entail less risk than common stocks. Upon liquidation, preferred stocks are entitled to a specified liquidation preference, which is generally the same as the par or stated value, and are senior in right of payment to common stocks. However, preferred stocks are equity securities in that they do not represent a liability of the issuer and therefore do not offer as great a degree of protection of capital or assurance of continued income as investments in corporate debt securities. In addition, preferred stocks are subordinated in right of payment to all debt obligations and creditors of the issuer, and convertible preferred stocks may be subordinated to other preferred stock of the same issuer. See "Convertible Securities and Preferred Stocks" in the Prospectus for a description of certain characteristics of convertible preferred stock.

--------------------------------------------------------------------------------

                                   Page -12-

Mortgage-Backed Securities

The Funds may invest in mortgage-backed securities. Mortgage-backed securities represent direct or indirect participations in or obligations collateralized by and payable from mortgage loans secured by real property. Each mortgage pool underlying mortgage-backed securities will consist of mortgage loans evidenced by promissory notes secured by first mortgages or first deeds of trust or other similar security instruments creating a first lien on owner and non-owner occupied one-unit to four-unit residential properties, multifamily residential properties, agricultural properties, commercial properties and mixed use properties.

Agency Mortgage Securities. The Funds may invest in mortgage backed securities issued or guaranteed by the U.S. Government, foreign governments or any of their agencies, instrumentalities or sponsored enterprises. Agencies, instrumentalities or sponsored enterprises of the U.S. Government include but are not limited to the Government National Mortgage Association, ("Ginnie Mae"), Federal National Mortgage Association ("Fannie Mae") and Federal Home Loan Mortgage Corporation ("Freddie Mac"). Ginnie Mae securities are backed by the full faith and credit of the U.S. Government, which means that the U.S. Government guarantees that the interest and principal will be paid when due. Fannie Mae securities and Freddie Mac securities are not backed by the full faith and credit of the U.S. Government; however, these enterprises have the ability to obtain financing from the U.S. Treasury. There are several types of agency mortgage securities currently available, including, but not limited to, guaranteed mortgage pass-through certificates and multiple class securities.

Privately Issued Mortgage-Backed Securities. The Funds may also invest in mortgage-backed securities issued by trusts or other entities formed or sponsored by private originators of and institutional investors in mortgage loans and other foreign or domestic non-governmental entities (or representing custodial arrangements administered by such institutions). These private originators and institutions include domestic and foreign savings and loan associations, mortgage bankers, commercial banks, insurance companies, investment banks and special purpose subsidiaries of the foregoing. Privately issued mortgage-backed securities are generally backed by pools of conventional (i.e., non-government guaranteed or insured) mortgage loans. Since such mortgage-backed securities are not guaranteed by an entity having the credit standing of Ginnie Mae, Fannie Mae or Freddie Mac, in order to receive a high quality rating, they normally are structured with one or more types of "credit enhancement." Such credit enhancements fall generally into two categories: (1) liquidity protection and (2) protection against losses resulting after default by a borrower and liquidation of the collateral. Liquidity protection refers to the providing of cash advances to holders of mortgage-backed securities when a borrower on an underlying mortgage fails to make its monthly payment on time. Protection against losses resulting after default and liquidation is designed to cover losses resulting when, for example, the proceeds of a foreclosure sale are insufficient to cover the outstanding amount on the mortgage. Such protection may be provided through guarantees, insurance policies or letters of credit, though various means of structuring the transaction or through a combination of such approaches.

Mortgage Pass-Through Securities. The Funds may invest in mortgage pass-through securities, which are fixed or adjustable rate mortgage-backed securities that provide for monthly payments that are a "pass-through" of the monthly interest and principal payments (including any prepayments) made by the individual borrowers on the pooled mortgage loans, net of any fees or other amounts paid to any guarantor, administrator and/or servicers of the underlying mortgage loans.

Multiple Class Mortgage-Backed Securities and Collateralized Mortgage Obligations. The Funds may invest in collateralized mortgage obligations ("CMOs"), which are multiple class mortgage-backed securities. CMOs provide an investor with a specified interest in the cash flow from a pool of underlying mortgages or of other mortgage-backed securities. CMOs are issued in multiple classes, each with a specified fixed or adjustable interest rate and a final distribution date. In most cases, payments of principal are applied to the CMO

--------------------------------------------------------------------------------

                                   Page -13-
classes in the order of their respective stated maturities, so that no principal payments will be made on a CMO class until all other classes having an earlier stated maturity date are paid in full. Sometimes, however, CMO classes are "parallel pay" (i.e., payments of principal are made to two or more classes concurrently).

Stripped Mortgage-Backed Securities. The Funds may also invest in stripped mortgage-backed securities ("SMBS"), which are derivative multiple class mortgage-backed securities. SMBS are usually structured with two classes that receive different proportions of the interest and principal distributions from a pool of mortgage loans. If the underlying mortgage loans experience greater than anticipated prepayments of principal, a Fund may fail to fully recoup its initial investment in these securities.

A common type of SMBS will have one class receiving all of the interest from a pool of mortgage loans ("IOs"), while the other class will receive all of the principal ("POs"). The market value of POs generally is unusually volatile in response to changes in interest rates. The yields on IOs are generally higher than prevailing market yields on other mortgage-backed securities because the cash flow patterns of IOs are more volatile and there is a greater risk that the initial investment will not be fully recouped. Because an investment in an IO consists entirely of a right to an interest income stream and prepayments of mortgage loan principal amounts can reduce or eliminate such income stream, the value of IO's can be severely adversely affected by significant prepayments of underlying mortgage loans. In accordance with a requirement imposed by the staff of the Commission, the Adviser will consider privately-issued fixed rate IOs and POs to be illiquid securities for purposes of the Funds' limitation on investments in illiquid securities. Unless the Adviser, acting pursuant to guidelines and standards established by the Board of Trustees, determines that a particular government-issued fixed rate IO or PO is liquid, it will also consider these IOs and POs to be illiquid.

Asset-Backed Securities

The Funds may invest in asset-backed securities, which represent participations in, or are secured by and payable from, pools of assets such as motor vehicle installment sale contracts, installment loan contracts, leases of various types of real and personal property, receivables from revolving credit (credit card) agreements and other categories of receivables. Such asset pools are securitized through the use of privately-formed trusts or special purpose corporations. Payments or distributions of principal and interest may be guaranteed up to certain amounts and for a certain time period by a letter of credit or a pool insurance policy issued by a financial institution unaffiliated with the trust or corporation, or other credit enhancements may be present.

Custodial Receipts

Each of the Funds may acquire U.S. Government Securities and their unmatured interest coupons that have been separated ("stripped") by their holder, typically a custodian bank or investment brokerage firm. Having separated the interest coupons from the underlying principal of the U.S. Government Securities, the holder will resell the stripped securities in custodial receipt programs with a number of different names, including "Treasury Income Growth Receipts" ("TIGRs") and "Certificate of Accrual on Treasury Securities" ("CATS"). The stripped coupons are sold separately from the underlying principal, which is usually sold at a deep discount because the buyer receives only the right to receive a future fixed payment on the security and does not receive any rights to periodic interest (cash) payments. The underlying U.S. Treasury bonds and notes themselves are generally held in book-entry form at a Federal Reserve Bank. Counsel to the underwriters of these certificates or other evidences of ownership of U.S. Treasury securities have stated that, in their opinion, purchasers of the stripped securities most likely will be deemed the beneficial holders of the underlying U.S. Government securities for federal tax and securities purposes. In the case of CATS and TIGRS, the Internal Revenue Service ("IRS") has reached this conclusion for the purpose of applying the tax diversification requirements applicable to regulated

--------------------------------------------------------------------------------

                                   Page -14-
investment companies such as the Funds. CATS and TIGRS are not considered U.S. Government securities by the Staff of the Commission, however. Further, the IRS conclusion is contained only in a general counsel memorandum, which is an internal document of no precedential value or binding effect, and a private letter ruling, which also may not be relied upon by the Funds. The Trust is not aware of any binding legislative, judicial or administrative authority on this issue.

Commercial Paper


Commercial paper is a short-term, unsecured negotiable promissory note of a U.S. or non-U.S issuer. Each of the Funds may purchase commercial paper for temporary defensive purposes as described in the Prospectus. A Fund may also invest in variable rate master demand notes which typically are issued by large corporate borrowers providing for variable amounts of principal indebtedness and periodic adjustments in the interest rate according to the terms of the instrument. Demand notes are direct lending arrangements between a Fund and an issuer, and are not normally traded in a secondary market. A Fund, however, may demand payment of principal and accrued interest at any time. In addition, while demand notes generally are not rated, their issuers must satisfy the same criteria as those set forth in the Prospectus for issuers of commercial paper. The Adviser will consider the earning power, cash flow and other liquidity ratios of issuers of demand notes and continually will monitor their financial ability to meet payment on demand. See also "Fixed Income Securities--Variable and Floating Rate Instruments."


Bank Obligations

Certificates of Deposit ("CDs") are short-term negotiable obligations of commercial banks. Time Deposits ("TDs") are non-negotiable deposits maintained in banking institutions for specified periods of time at stated interest rates. Bankers' acceptances are time drafts drawn on commercial banks by borrowers usually in connection with international transactions.

U.S. commercial banks organized under federal law are supervised and examined by the Comptroller of the Currency and are required to be members of the Federal Reserve System and to be insured by the Federal Deposit Insurance Corporation (the "FDIC"). U.S. banks organized under state law are supervised and examined by state banking authorities but are members of the Federal Reserve System only if they elect to join. Most state banks are insured by the FDIC (although such insurance may not be of material benefit to a Fund, depending upon the principal amount of CDs of each bank held by the Fund) and are subject to federal examination and to a substantial body of federal law and regulation. As a result of governmental regulations, U.S. branches of U.S. banks, among other things, generally are required to maintain specified levels of reserves, and are subject to other supervision and regulation designed to promote financial soundness.

U.S. savings and loan associations, the CDs of which may be purchased by the Funds, are supervised and subject to examination by the Office of Thrift Supervision. U.S. savings and loan associations are insured by the Savings Association Insurance Fund which is administered by the FDIC and backed by the full faith and credit of the U.S. Government.

Non-U.S. bank obligations include Eurodollar Certificates of Deposit ("ECDs"), which are U.S. dollar-denominated certificates of deposit issued by offices of non-U.S. and U.S. banks located outside the United States; Eurodollar Time Deposits ("ETDs"), which are U.S. dollar-denominated deposits in a non-U.S. branch of a U.S. bank or a non-U.S. bank; Canadian Time Deposits ("CTDs"), which are essentially the same as ETDs except they are issued by Canadian offices of major Canadian banks; Yankee Certificates of Deposit ("Yankee CDs"), which are U.S. dollar-denominated certificates of deposit issued by a U.S. branch of a non-U.S. bank and held in the United States; and Yankee Bankers' Acceptances ("Yankee BAs"), which are U.S. dollar-denominated bankers' acceptances issued by a U.S. branch of a non-U.S. bank and held in the United States.

--------------------------------------------------------------------------------

                                   Page -15-

Repurchase Agreements

Each of the Funds may enter into repurchase agreements as described in the Prospectus.

For purposes of the 1940 Act and, generally, for tax purposes, a repurchase agreement is considered to be a loan from the Fund to the seller of the obligation. For certain other purposes, it is not clear whether a court would consider such an obligation as being owned by the Fund or as being collateral for a loan by the Fund to the seller. In the event of the commencement of bankruptcy or insolvency proceedings with respect to the seller of the obligation before its repurchase, under the repurchase agreement, the Fund may encounter delay and incur costs before being able to sell the security. Such delays may result in a loss of interest or decline in price of the obligation. If the court characterizes the transaction as a loan and the Fund has not perfected a security interest in the obligation, the Fund may be treated as an unsecured creditor of the seller and required to return the obligation to the seller's estate. As an unsecured creditor, the Fund would be at risk of losing some or all of the principal and income involved in the transaction. As with any unsecured debt instrument purchased for the Funds, the Adviser seeks to minimize the risk of loss from repurchase agreements by analyzing the creditworthiness of the obligor, in this case, the seller of the obligation. In addition to the risk of bankruptcy or insolvency proceedings, there is the risk that the seller may fail to repurchase the security. However, if the market value of the obligation falls below the repurchase price (including accrued interest), the seller of the obligation will be required to deliver additional securities so that the market value of all securities subject to the repurchase agreement equals or exceeds the repurchase price.

"When-Issued" Purchases and Forward Commitments (Delayed Delivery)

These transactions, which involve a commitment by a Fund to purchase or sell particular securities with payment and delivery taking place at a future date (perhaps one or two months later), permit the Fund to lock in a price or yield on a security, regardless of future changes in interest rates. A Fund will purchase securities on a "when-issued" or forward commitment basis only with the intention of completing the transaction and actually purchasing the securities. If deemed appropriate by the Adviser, however, a Fund may dispose of or renegotiate a commitment after it is entered into, and may sell securities it has committed to purchase before those securities are delivered to the Fund on the settlement date. In these cases the Fund may realize a gain or loss.

When a Fund agrees to purchase securities on a "when-issued" or forward commitment basis, the Fund's custodian will set aside cash or liquid securities equal to the amount of the commitment in a separate account. Normally, the custodian will set aside portfolio securities to satisfy a purchase commitment, and in such a case the Fund may be required subsequently to place additional assets in the separate account in order to ensure that the value of the account remains equal to the amount of the Fund's commitments. The market value of a Fund's net assets may fluctuate to a greater degree when it sets aside portfolio securities to cover such purchase commitments then when it sets aside cash. Because a Fund's liquidity and ability to manage its portfolio might be affected when it sets aside cash or portfolio securities to cover such purchase commitments, each Fund expects that its commitments to purchase when-issued securities and forward commitments will not exceed 33% of the value of its total assets absent unusual market conditions. When a Fund engages in "when-issued" and forward commitment transactions, it relies on the other party to the transaction to consummate the trade. Failure of such party to do so may result in the Fund incurring a loss or missing an opportunity to obtain a price considered to be advantageous.

The market value of the securities underlying a "when-issued" purchase or a forward commitment to purchase securities, and any subsequent fluctuations in their market value, are taken into account when determining the market value of a Fund starting on the day the Fund agrees to purchase the securities.

--------------------------------------------------------------------------------

                                   Page -16-

The Fund does not earn interest or dividends on the securities it has committed to purchase until the settlement date.

Reverse Repurchase Agreements and Other Borrowings

Each Fund may borrow for temporary or emergency purposes. This borrowing may be unsecured. Among the forms of borrowing in which each Fund may engage is entering into reverse repurchase agreements. A reverse repurchase agreement involves the sale of a portfolio security by the Fund, coupled with its agreement to repurchase the security at a specified time and price. Each Fund will maintain a segregated account with the Trust's custodian consisting of cash or liquid securities equal (on a daily mark-to-market basis) to its obligations under reverse repurchase agreements with banks and domestic broker-dealers. Reverse repurchase agreements involve the risk that the market value of the securities subject to the reverse repurchase agreement may decline below the repurchase price at which the Fund is required to repurchase such securities.

The 1940 Act requires a Fund to maintain continuous asset coverage (that is, total assets including borrowings, less liabilities exclusive of borrowings) of 300% of the amount borrowed. If the asset coverage should decline below 300% as a result of market fluctuations or for other reasons, a Fund is required to sell some of its portfolio securities within three days to reduce its borrowings and restore the 300% asset coverage, even though it may be disadvantageous from an investment standpoint to sell securities at that time. To avoid the potential leveraging effects of a Fund's borrowings, investments will not be made while borrowings (including reverse repurchase agreements and dollar rolls) are in excess of 5% of a Fund's total assets. Borrowing may exaggerate the effect on net asset value of any increase or decrease in the market value of the portfolio. Money borrowed will be subject to interest costs which may or may not be recovered by appreciation of the securities purchased. A Fund also may be required to maintain minimum average balances in connection with such borrowing or to pay a commitment or other fee to maintain a line of credit; either of these requirements would increase the cost of borrowing over the stated interest rate. See "Investment Restrictions."

Lending Portfolio Securities

Each Fund may lend portfolio securities to brokers, dealers and other financial organizations. These loans, if and when made, may not exceed 33-1/3% of the value of the Fund's total assets. A Fund's loans of securities will be collateralized by cash, cash equivalents or U.S. Government securities. The cash or instruments collateralizing the Fund's loans of securities will be maintained at all times in a segregated account with the Trust's custodian, in an amount at least equal to the current market value of the loaned securities. From time to time, a Fund may pay a part of the interest earned from the investment of collateral received for securities loaned to the borrower and/or a third party that is unaffiliated with the Fund and is acting as a "placing broker." No fee will be paid to affiliated persons of the Fund. The Board of Trustees will make a determination that the fee paid to the placing broker is reasonable.

By lending portfolio securities, a Fund can increase its income by continuing to receive amounts equal to the interest or dividends on the loaned securities as well as by either investing the cash collateral in short-term instruments or obtaining yield in the form of interest paid by the borrower when U.S. Government securities are used as collateral. A Fund will comply with the following conditions whenever it loans securities: (i) the Fund must receive at least 100% cash collateral or equivalent securities from the borrower; (ii) the borrower must increase the collateral whenever the market value of the securities loaned rises above the level of the collateral; (iii) the Fund must be able to terminate the loan at any time; (iv) the Fund must receive reasonable interest on the loan, as well as amounts equal to the dividends, interest or other distributions on the loaned securities, and any increase in market value;
(v) the Fund may pay only reasonable custodian fees in connection with the loan; and (vi) voting rights on the loaned securities may pass to the borrower except that, if a material event will occur affecting the

--------------------------------------------------------------------------------

                                   Page -17-
investment in the loaned securities, the Fund must terminate the loan in time to vote the securities on such event.


                         INVESTMENT RESTRICTIONS


The fundamental investment restrictions set forth below may not be changed with respect to a Fund without the approval of a "majority" (as defined in the 1940
Act) of the outstanding shares of such Fund. For the purposes of the 1940 Act, "majority" means the lesser of (a) 67% or more of the shares of the Fund present at a meeting, if the holders of more than 50% of the outstanding shares of the Fund are present or represented by proxy or (b) more than 50% of the shares of the Fund. Investment restrictions that involve a maximum percentage of securities or assets shall not be considered to be violated unless an excess over the percentage occurs immediately after, and is caused by, an acquisition or encumbrance of securities or assets of, or borrowings by or on behalf of, a Fund with the exception of borrowings permitted by fundamental investment restriction (2) listed below.

Fundamental Investment Restrictions

The Trust may not, on behalf of a Fund:


(1) Issue senior securities, except as permitted by paragraphs (2), (6) and (7) below. For purposes of this restriction, the issuance of shares of beneficial interest in multiple classes or series, the purchase or sale of options, futures contracts and options on futures contracts, forward commitments, forward foreign exchange contracts, repurchase agreements and reverse repurchase agreements entered into in accordance with the Fund's investment policy, and the pledge, mortgage or hypothecation of the Fund's assets within the meaning of paragraph
(3) below are not deemed to be senior securities.

(2) Borrow money (i) except from banks as a temporary measure for extraordinary emergency purposes and (ii) except that the Fund may enter into reverse repurchase agreements and dollar rolls with banks, broker-dealers and other parties; provided that, in each case, the Fund is required to maintain asset coverage of at least 300% for all borrowings. For the purposes of this investment restriction, short sales, transactions in currency, forward contracts, swaps, options, futures contracts and options on futures contracts, and forward commitment transactions shall not constitute borrowing.

(3) Pledge, mortgage, or hypothecate its assets, except to secure indebtedness permitted by paragraph (2) above and to the extent related to the segregation of assets in connection with the writing of covered put and call options and the purchase of securities or currencies on a forward commitment or delayed-delivery basis and collateral and initial or variation margin arrangements with respect to forward contracts, options, futures contracts and options on futures contracts.

(4) Act as an underwriter, except to the extent that, in connection with the disposition of portfolio securities, the Fund may be deemed to be an underwriter for purposes of the Securities Act of 1933.

(5) Purchase or sell real estate, or any interest therein, and real estate mortgage loans, except that the Fund may invest in securities of corporate or governmental entities secured by real estate or marketable interests therein or securities issued by companies (other than real estate limited partnerships) that invest in real estate or interests therein.

(6) Make loans, except that the Fund may lend portfolio securities in accordance with the Fund's investment policies and may purchase or invest in repurchase agreements, bank certificates of deposit, all or a portion of an issue of bonds, bank loan participation agreements, bankers' acceptances, debentures or other securities, whether or not the purchase is made upon the original issuance of the securities.

--------------------------------------------------------------------------------

                                   Page -18-

(7) Invest in commodities or commodity contracts or in puts, calls, or combinations of both, except interest rate futures contracts, options on securities, securities indices, currency and other financial instruments, futures contracts on securities, securities indices, currency and other financial instruments and options on such futures contracts, forward foreign currency exchange contracts, forward commitments, securities index put or call warrants and repurchase agreements entered into in accordance with the Fund's investment policies.

(8) Invest 25% or more of the value of the Fund's total assets in the securities of one or more issuers conducting their principal business activities in the same industry or group of industries. This restriction does not apply to investments in obligations of the U.S. Government or any of its agencies or instrumentalities.


Nonfundamental Investment Restrictions


In addition to the fundamental policies mentioned above, the Board of Trustees of the Trust has adopted the following nonfundamental policies that may be changed or amended by action of the Board of Trustees without shareholder approval.


The Trust may not, on behalf of a Fund:


(a) Participate on a joint-and-several basis in any securities trading account. The "bunching" of orders for the sale or purchase of marketable portfolio securities with other accounts under the management of the Adviser to save commissions or to average prices among them is not deemed to result in a securities trading account.


(b) Purchase securities of other U.S.-registered investment companies, except as permitted by the Investment Company Act of 1940 and the rules, regulations and any applicable exemptive order issued thereunder.

(c) Invest for the purpose of exercising control over or management of any company.

(d) Purchase any security, including any repurchase agreement maturing in more than seven days, which is illiquid, if more than 15% of the net assets of the Fund, taken at market value, would be invested in such securities.


The staff of the Commission has taken the position that fixed time deposits maturing in more than seven days that cannot be traded on a secondary market and participation interests in loans are illiquid. Until such time (if any) as this position changes, the Trust, on behalf of each Fund, will include such inves ments in determining compliance with the 15% limitation on investments in illiquid securities. Restricted securities (including commercial paper issued pursuant to Section 4(2) of the Securities Act of 1933) which the Board of Trustees has determined are readily marketable will not be deemed to be illiquid for purposes of such restriction.

"Value" for the purposes of all investment restrictions shall mean the market value used in determining each Fund's net asset value.

--------------------------------------------------------------------------------

                                   Page -19-

                              TRUSTEES AND OFFICERS

Information pertaining to the Trustees and officers of the Trust is set forth below. An asterisk (*) indicates those Trustees deemed to be "interested persons" of the Trust for purposes of the 1940 Act.


                                    Positions                          Principal Occupation
Name and Address                    With Trust                         During Past Five Years
----------------                    ----------                         ----------------------

James E. Minnick (1)                President, Chief                   President, Secretary and Treasurer, MGCM
885 Third Avenue                    Executive Officer, and             (since 1990).
New York, NY 10022                  Trustee
(age 49)

Patrick W.W. Disney (1)             Senior Vice President              Director, Morgan Grenfell Investment
20 Finsbury Circus                  and Trustee                        Services Limited ("MGIS") (since 1988).
London EC2M 1NB
ENGLAND
(age 41)

Paul K. Freeman (2)                 Trustee                            Chief Executive Officer, The Eric Group
7257 South Tucson Way                                                  Inc., (environmental insurance) (since
Englewood, CO 80112                                                    1986).
(age 47)

Graham E. Jones (2)                 Trustee                            Senior Vice President, BGK Realty Inc.
330 Garfield Street                                                    (since 1995); Financial Manager, Practice
Santa Fe, NM 87501                                                     Management Systems (medical information
(age 64)                                                               services) (1988- 95); Director, 12 closed-
                                                                       end funds managed by Morgan Stanley
                                                                       Asset  Management; Trustee, 10 open-end
                                                                       mutual  funds managed by Weiss, Peck & Greer.

William N. Searcy (2)               Trustee                            Pension & Savings Trust Officer, Sprint
2330 Shawnee Mission Pkwy                                              Corporation (telecommunications) (since
Westwood, KS 66205                                                      1989).
(age 51)

Hugh G. Lynch                       Trustee                            Managing Director, International
767 Fifth Avenue                                                       Investments, General Motors Investment
New York, NY 10153                                                     Management Corporation (since September
(age 60)                                                               1990).

Edward T. Tokar                     Trustee                            Vice President-Investments, Allied Signal,
101 Columbia Road                                                      Inc. (advanced technology and manu-
Morristown, NJ 07962                                                   facturer) (since 1985).
(age 50)


--------------------------------------------------------------------------------

                                   Page -20-


John G. Alshefski                   Treasurer, Principal               Director of Fund Operations, SEI/ Fund
530 East Swedesford Road            Accounting Officer,                Resources (since January 1994); Manager
Wayne, PA 19087-1658                Chief Financial Officer            International Fund Operations (1992-1994);
(age 31)                                                               Senior Associate, Price Waterhouse (1988-
                                                                       1991).

Neil P. Jenkins                     Vice President                     Director, MGCM (since 1991), Morgan
20 Finsbury Circus                                                     Grenfell International Funds Management,
London, England                                                        1995), and Morgan Grenfell & Co., Ltd.
(age 37)                                                               (since 1985).

David W. Baldt                      Vice President                     Executive Vice President and Director of
1435 Walnut Street                                                     Fixed Income Investments, MGCM (since
Philadelphia, PA 19102                                                 1989).
(age 48)

Ian D. Kelson                       Vice President                     Director, MGIS (since 1988); Chief
20 Finsbury Circus                                                     Investment Officer, Fixed Income,
London EC2M INB                                                        MGIS (since 1989).
England
(age 41)

James Grifo                         Vice President                     Executive Vice President and Director,
1435 Walnut Street                                                     MGCM (since 1996); Senior Vice
Philadelphia, PA 19102                                                 President, GT Global Financial (since
(age 46)                                                               1990).

Martin Hall (4)                     Vice President                     Portfolio Manager, Fixed Income Team,
1435 Walnut Street                                                     MGIS (since 1988).
Philadelphia, PA 19102
(age 39)

Joan  A. Binstock (4)               Secretary                          Chief Operating Officer, MGCM (since
885 Third Avenue                    and Vice President                 June 1997); Principal, National Director
New York, NY 10022                                                     of Investment Management Regulatory
(age 43)                                                               Consulting, Ernst & Young (May 1995 -
                                                                       June 1997); Vice President, Head of
                                                                       Compliance, JP Morgan Mutual Funds
                                                                       (August 1993-May 1995).


---------------
1  Member of the Trust's Valuation and Dividend Committees.
2  Member of the Trust's Audit Committee.
3  Member of the Trust's Dividend Committee.
4  Member of the Trust's Valuation Committee.

Certain of the Trustees and officers of the Trust reside outside the United States, and substantially all the assets of these persons are located outside the United States. It may not be possible, therefore, for investors to effect service of process within the United States upon these persons or to enforce against them, in United States courts or foreign courts, judgments obtained in United States courts predicated upon the civil liability provisions of the federal securities laws of the United States or the laws of the State of Delaware. In addition, it is not certain that a foreign court would enforce, in original actions or in actions to enforce judgments obtained in the United States, liabilities against these Trustees and officers predicated solely upon the federal securities laws.

--------------------------------------------------------------------------------

                                   Page -21-

Messrs. Jones, Freeman, and Searcy are members of the Audit Committee of the Board of Trustees. The Audit Committee's functions include making recommendations to the Trustees regarding the selection of independent accountants, and reviewing with such accountants and the Treasurer of the Trust matters relating to accounting and auditing practices and procedures, accounting records, internal accounting controls and the functions performed by the Trust's custodian, administrator and transfer agent.


As of November 30, 1997, the Trustees and officers of the Trust owned, as a group, less than one percent of the outstanding shares of each Fund.


Compensation of Trustees

The Trust pays each Trustee who is not affiliated with the Adviser an annual fee of $15,000 provided that they attend each regular Board meeting during the year. Members of the Audit Committee also receive $1,000 for each Audit Committee meeting attended. The Chairman of the Audit Committee receives an additional $1,000 per Audit Committee meeting attended. The Trustees are also reimbursed for out-of-pocket expenses incurred by them in connection with their duties as Trustees.


The following table sets forth the compensation paid by the Trust to the Trustees for the fiscal year of the Trust ended October 31, 1997:


                    Pension or
                    Retirement Benefits
                    Accrued as Part of                Aggregate
Name of Trustee     Fund Expenses         Compensation from the Trust/Complex
*
---------------     -------------------   ------------------------------------

James E. Minnick        $    0                         $      0
Patrick W. Disney       $    0                         $      0
Paul K. Freeman         $    0                         $      -
Graham E. Jones         $    0                         $      -
William N. Searcy       $    0                         $      -
Hugh G. Lynch           $    0                         $      -
Edward T. Tokar         $    0                         $      -


* The Trustees listed above do not serve on the Board of any other investment company that may be considered to belong to the same complex as the Trust.


                       INVESTMENT ADVISORY AND OTHER SERVICES

The Adviser


MGIS of London, England acts as investment adviser to each Fund pursuant to the terms of two Management Contracts, between the Trust and MGIS (the "Management Contracts"). Pursuant to the Management Contracts, the Adviser supervises and assists in the management of the assets of each Fund and furnishes each Fund with research, statistical, advisory and managerial services. The Adviser determines on a continuous basis, the allocation of each Fund's investments among countries. The Adviser is responsible for the ordinary expenses of offices, if any, for the Trust and the compensation, if any, of all officers and employees of the Trust and all Trustees who are "interested persons" (as defined in the 1940 Act) of the Adviser.

Under the Management Contract, the Trust, on behalf of each Fund, is obligated to pay the Adviser a monthly fee at an annual rate of each Fund's average daily net assets as follows:
                                                       Annual Rate
                                                       -----------
Morgan Grenfell Core Global Fixed Income Fund ........    0.50%
Morgan Grenfell Global Fixed Income Fund..............    0.50%*
Morgan Grenfell International Fixed Income Fund.......    0.50%*
Morgan Grenfell Emerging Markets Debt Fund............    1.00%
Morgan Grenfell Local Currency Debt Fund..............    0.60%**


--------------------------------------------------------------------------------

                                   Page -22-

------------

         * Effective April 1, 1995, the annual advisory fee rate for each of these Funds was reduced from 0.60% to 0.50% of average daily net assets.

         ** Effective September 1, 1995, the annual advisory fee rate for this Fund was reduced from 1.60% to 1.50% of average daily net assets. Effective March 1, 1997, the annual advisory fee rate for this Fund was further reduced from 1.50% to 1.00% of average daily net assets.


The advisory fees are paid monthly and will be prorated if the Adviser shall not have acted as a Fund's investment adviser during the entire monthly period. The Adviser has temporarily agreed, under certain circumstances, to reduce or not impose its management fee and to make arrangements to limit certain other expenses as described in the Prospectus under "Expense Information."




For the fiscal year ended October 31, 1995, Morgan Grenfell Global Fixed Income Fund, Morgan Grenfell International Fixed Income Fund and Morgan Grenfell Emerging Markets Debt Fund paid net advisory fees of $384,235, $36,927 and $682,004, respectively. For the fiscal year ended October 31, 1996, Morgan Grenfell Global Fixed Income Fund, Morgan Grenfell International Fixed Income Fund and Morgan Grenfell Emerging Markets Debt Fund paid net advisory fees of $ 696,819, $ 67,316 and $ 819,659, respectively. For the fiscal year ended October 31, 1997, Morgan Grenfell Global Fixed Income Fund, Morgan Grenfell International Fixed Income Fund and Morgan Grenfell Emerging Markets Debt Fund paid net advisory fees of $______, $________ and $_______, respectively. The foregoing advisory fee payments reflect expense limitations that were in effect during the indicated periods.

The Management Contracts were last approved on November 20, 1997 by a vote of the Trust's Board of Trustees, including a majority of those Trustees who were not parties to either Management Contract or "interested persons" of such parties. Each Management Contract will continue in effect with respect to each Fund that it covers only if such continuance is specifically approved annually by the Trustees, including a majority of the Trustees who are not parties to the Management Contract or "interested persons" (as such term is defined in the 1940
Act) of such parties, or by a vote of a majority of the outstanding shares of such Fund. Each Management Contract is terminable by vote of the Board of Trustees, or, with respect to a Fund, by the holders of a majority of the outstanding shares of the affected Fund, at any time without penalty on 60 days' written notice to the Adviser. Termination of a Management Contract with respect to a Fund will not terminate or otherwise invalidate any provision of the Management Contract between the Adviser and any other Fund. The Adviser may terminate a Management Contract at any time without penalty on 60 days' written notice to the Trust. Each Management Contract terminates automatically in the event of its assignment (as such term is defined in the 1940 Act).

Each Management Contract provides that the Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust or any Fund in connection with the performance of the Adviser's obligations under the Management Contract with the Trust, except a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Adviser in the performance of its duties or from reckless disregard of its duties and obligations thereunder.


In the management of the Funds and its other accounts, the Adviser and its subsidiaries allocate investment opportunities to all accounts for which they are appropriate subject to the availability of cash in any particular account and the final decision of the individual or individuals in charge of such accounts. Where market supply is inadequate for a distribution to all such accounts, securities are allocated based on a Fund's pro rata portion of the amount ordered. In some cases their procedure may have an adverse effect on the price or volume of the security as far as a Fund is concerned. However, it is the judgment of the Board that the desirability of continuing the Trust's

--------------------------------------------------------------------------------

                                   Page -23-
advisory arrangement with the Adviser outweighs any disadvantages that may result from contemporaneous transactions. See "Portfolio Brokerage."


MGIS is registered with the Commission as an investment adviser and provides a full range of international investment advisory services to individual and institutional clients. MGIS is a direct wholly-owned subsidiary of Morgan Grenfell Asset Management, Ltd., which is an indirect wholly-owned subsidiary of Deutsche Bank AG, an international commercial and investment banking group. As of September 30, 1997, MGIS managed approximately $16.3 billion in assets for various individual and institutional accounts, including the following registered investment companies to which it acts as a subadviser: Dean Witter Worldwide Investment Trust, Compass International Fixed Income Fund, RSI International Equity Fund, SEI International Equity Fund, SEI Institutional International Equity, Dean Witter Pacific Growth Fund, Dean Witter European Growth Fund, Dean Witter International SmallCap Fund, Dean Witter Global Asset Allocation Fund, Dean Witter Japan Fund and Dean Witter Worldwide Investment Trust, and Pacific Growth Portfolio and European Growth Portfolio (each a series of Dean Witter Variable Investment Series); and the following other series of the Trust for which it acts as investment adviser: Morgan Grenfell International Equity Fund, Morgan Grenfell International Small Cap Equity Fund, Morgan Grenfell European Small Cap Equity Fund, Morgan Grenfell Emerging Markets Equity Fund and Morgan Grenfell European Equity Fund.


Portfolio Turnover


The Funds do not expect to trade in securities for short-term gain. Each Fund's portfolio turnover rate is calculated by dividing the lesser of the dollar amount of sales or purchases of portfolio securities by the average monthly value of a Fund's portfolio securities, excluding securities having a maturity at the date of purchase of one year or less. For the fiscal year ended October 31, 1997, the portfolio turnover rates for Morgan Grenfell Global Fixed Income Fund, Morgan Grenfell International Fixed Income Fund and Morgan Grenfell Emerging Markets Debt Fund were __%, __% and __%, respectively. For the fiscal year ended October 31, 1996, the portfolio turnover rates for Morgan Grenfell Global Fixed Income Fund, Morgan Grenfell International Fixed Income Fund and Morgan Grenfell Emerging Markets Debt Fund were 223%, 235% and 227%, respectively.


The Administrator

As described in the Prospectus, SEI Financial Management Corporation (the "Administrator") serves as the Trust's administrator pursuant to an administration agreement (the "Administration Agreement") dated January 3, 1994. Pursuant to the Administration Agreement, the Administrator has agreed to furnish statistical and research data, clerical services, and stationery and office supplies; prepare and file various reports with the appropriate regulatory agencies including the Commission and state securities commissions; and provide accounting and bookkeeping services for the Funds, including the computation of each Fund's net asset value, net investment income and realized capital gains, if any.

For its services under the Administration Agreement, the Administrator receives from all series of the Trust an aggregate monthly fee at the following annual rates of the aggregate average daily net assets ("aggregate assets") of such series:

      0.12% of aggregate assets under $1 billion
      0.08% of next $500 million of aggregate assets
      0.06% of next $1 billion of aggregate assets
      0.04% of aggregate assets exceeding $2.5 billion

     Each Fund pays the Administrator a minimum annual fee that equals $60,000.

--------------------------------------------------------------------------------

                                   Page -24-

For the fiscal year ended October 31, 1995, Morgan Grenfell Global Fixed Income Fund, Morgan Grenfell International Fixed Income Fund and Morgan Grenfell Emerging Markets Debt Fund paid the Administrator administration fees of $105,406, $68,750 and $ 69,115, respectively. For the fiscal year ended October 31, 1996, Morgan Grenfell Global Fixed Income Fund, Morgan Grenfell International Fixed Income Fund and Morgan Grenfell Emerging Markets Debt Fund paid the Administrator administration fees of $165,566, $75,000, and $100,878, respectively. For the fiscal year ended October 31, 1997, Morgan Grenfell Global Fixed Income Fund, Morgan Grenfell International Fixed Income Fund and Morgan Grenfell Emerging Markets Debt Fund paid the Administrator administration fees of $_______, $________ and $_________, respectively.


The Administration Agreement provides that the Administrator shall not be liable under the Administration Agreement except for bad faith or gross negligence in the performance of its duties or from the reckless disregard by it of its duties and obligations thereunder.

Expenses of the Trust

The expenses borne by service shares of the Funds include the service shares' allocable share of: (i) fees and expenses of any investment adviser and any administrator of the Funds; (ii) fees and expenses incurred by the Funds in connection with membership in investment company organizations; (iii) brokers' commissions; (iv) payment for portfolio pricing services to a pricing agent, if any; (v) legal expenses (including an allocable portion of the cost of the Trust's employees rendering legal services to the Funds); (vi) interest, insurance premiums, taxes or governmental fees; (vii) the fees and expenses of the transfer agent of the Funds; (viii) clerical expenses of issue, redemption or repurchase of shares of the Funds; (ix) the expenses of and fees for registering or qualifying shares of the Funds for sale and of maintaining the registration of the Funds and registering the Funds as a broker or a dealer; (x) the fees and expenses of Trustees who are not affiliated with the Adviser; (xi) the cost of preparing and distributing reports and notices to shareholders, the Commission and other regulatory authorities; (xii) the fees or disbursements of custodians of the Fund's assets, including expenses incurred in the performance of any obligations enumerated by the Declaration of Trust or By-Laws of the Trust insofar as they govern agreements with any such custodian; (xiii) costs in connection with annual or special meetings of shareholders, including proxy material preparation printing and mailing; (xiv) charges and expenses of the Trust's auditor; (xv) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund's business; and (xvi) expenses of an extraordinary and nonrecurring nature.

Transfer Agent

DST Systems, Inc., 1004 Baltimore, Kansas City, Missouri 64105 (the "Transfer Agent") serves as the transfer and dividend disbursing agent for the Funds pursuant to a transfer agency agreement (the "Transfer Agency Agreement"), under which the Transfer Agent (i) maintains record shareholder accounts, and (ii) makes periodic reports to the Trust's Board of Trustees concerning the operations of each Fund.

The Distributor

The Trust has entered into a distribution agreement (the "Distribution Agreement") pursuant to which SEI Financial Services Company (the "Distributor"), as agent, serves as principal underwriter for the continuous offering of shares (including service shares) of each Fund. The Distributor has agreed to use best efforts to solicit orders for the purchase of shares of each Fund, although it is not obligated to sell any particular amount of shares. Shares of the Trust are not subject to sales loads or distribution fees. The Trust is not responsible for payment of any expenses or fees incurred in the marketing and distribution of shares of the Trust.

--------------------------------------------------------------------------------

                                   Page -25-

The Distribution Agreement will remain in effect for one year from its effective date and will continue in effect thereafter only if such continuance is specifically approved annually by the Trustees, including a majority of the Trustees who are not parties to the Distribution Agreement or "interested persons" (as such term is defined in the 1940 Act) of such parties. The Distribution Agreement was most recently approved on November 20, 1997 by a vote of the Trust's Board of Trustees, including a majority of those Trustees who were not parties to the Distribution Agreement or "interested persons" of such parties. The Distribution Agreement is terminable, as to a Fund, by vote of the Board of Trustees, or by the holders of a majority of the outstanding shares of the Fund, at any time without penalty on 60 days' written notice to the Distributor. The Distributor may terminate the Distribution Agreement at any time without penalty on 60 days' written notice to the Trust.


Custodian

As described in the Prospectus, The Northern Trust Company (the "Custodian"), whose principal business address is Fifty South LaSalle Street, Chicago, Illinois 60675, maintains custody of each Fund's assets pursuant to a custodian agreement (the "Custodian Agreement"). Under the Custodian Agreement, the Custodian (i) maintains a separate account in the name of each Fund, (ii) holds and transfers portfolio securities on account of each Fund, (iii) accepts receipts and makes disbursements of money on behalf of each Fund, (iv) collects and receives all income and other payments and distributions on account of each Fund's portfolio securities and (v) makes periodic reports to the Trust's Board of Trustees concerning each Fund's operations. The Custodian is authorized to select one or more foreign or domestic banks or companies to serve as sub-custodian on behalf of the Trust.


                                  SERVICE PLAN


Each Fund has adopted a service plan (the "Plan") with respect to its service shares which authorizes it to compensate Service Organizations whose customers invest in service shares of the Funds for providing certain personal, account administration and/or shareholder liaison services. Pursuant to the Plans, the Funds may enter into agreements with Service Organizations ("Service Agreements"). Under such Service Agreements or otherwise, the Service Organizations may perform some or all of the following services: (i) acting as record holder and nominee of all service shares beneficially owned by their customers; (ii) establishing and maintaining individual accounts and records with respect to the service shares owned by each customer; (iii) providing facilities to answer inquiries and respond to correspondence from customers about the status of their accounts or about other aspects of the Trust or applicable Fund; (iv) processing and issuing confirmations concerning customer orders to purchase, redeem and exchange service shares; and (v) receiving and transmitting funds representing the purchase price or redemption proceeds of such service shares.

As compensation for such services, each Fund will pay each Service Organization with which it has a Service Agreement a service fee in an amount up to .25% (on an annualized basis) of the average daily net assets of the Fund's service shares attributable to customers of such Service Organization. Service Organizations may from time to time be required to meet certain other criteria in order to receive service fees.



Pursuant to the Plans, service shares of a Fund that are beneficially owned by customers of a Service Organization will convert automatically to institutional shares of the same Fund in the event that such Service Organization's Service Agreement expires or is terminated. Customers of a Service Organization will receive advance notice of any such conversion, and any such conversion will be effected on the basis of the relative net asset values of the two classes of shares involved.

In accordance with the terms of the Service Plans, the officers of the Trust provide to the Trust's Board of Trustees for their review a quarterly written

--------------------------------------------------------------------------------

                                   Page -26-
report of the amounts expended under the Service Plans and the purpose for which such expenditures were made. In the Trustees' quarterly review of such reports, they will consider the continued appropriateness and the level of compensation that the Service Plans provide.

Conflict of interest restrictions (including the Employee Retirement Income Security Act of 1974 ("ERISA") ) may apply to a Service Organization's receipt of compensation paid by a Fund in connection with the investment of fiduciary assets in service shares of the Fund. Service Organizations that are subject to the jurisdiction of the SEC, the Department of Labor or state securities commissions are urged to consult their own legal advisers before investing fiduciary assets in service shares and receiving service fees.

The Trust believes that fiduciaries of ERISA plans may properly receive fees under a Service Plan if the plan fiduciary otherwise properly discharges its fiduciary duties, including (if applicable) those under ERISA. Under ERISA, a plan fiduciary, such as a trustee or investment manager, must meet the fiduciary responsibility standard set forth in part 4 of Title I of ERISA. These standards are designed to help ensure that the fiduciary's decisions are made in the best interests of the plan and are not colored by self-interest.

Section 403 (c) (1) of ERISA provides, in part, that the assets of a plan shall be held for the exclusive purpose of providing benefits to the plan's participants and their beneficiaries and defraying reasonable expenses of administering the plan. Section 404 (a) sets forth a similar requirement on how a plan fiduciary must discharge his or her duties with respect to the plan, and provides further that such fiduciary must act prudently and solely in the interest of the participants and beneficiaries. These basic provisions are supplemented by the per se prohibitions of certain classes of transactions set forth in Section 406 of ERISA.

Section 406 (a) (1) (D) of ERISA prohibits a fiduciary of an ERISA plan from causing that plan to engage in a transaction if he knows or should know that the transaction would constitute a direct or indirect transfer to, or use by or for the benefit of, a party in interest, of any assets of that plan. Section 3 (14) includes within the definition of "party in interest" with respect to a plan any fiduciary with respect to that plan. Thus, Section 406 (a) (1) (D) would not only prohibit a fiduciary from causing the plan to engage in a transaction which would benefit a third person who is a party in interest, but it also would prohibit the fiduciary from similarly benefiting himself. In addition, Section 406 (b) (1) specifically prohibits a fiduciary with respect to a plan from dealing with the assets of that plan in his own interest or for his own account.
Section 406 (b) (3) supplements these provisions by prohibiting a plan fiduciary from receiving any consideration for his own personal account from any party dealing with the plan in connection with a transaction involving the assets of the plan.

In accordance with the foregoing, however, a fiduciary of an ERISA plan may properly receive service fees under a Service Plan if the fees are used for the exclusive purpose of providing benefits to the plan's participants and their beneficiaries or for defraying reasonable expenses of administering the plan for which the plan would otherwise be liable. See, e.g., Department of Labor ERISA Technical Release No. 86-1 (stating a violation of ERISA would not occur where a broker-dealer rebates commission dollars to a plan fiduciary who, in turn, reduces its fees for which the plan is otherwise responsible for paying). Thus, the fiduciary duty issues involved in a plan fiduciary's receipt of the service fee must be assessed on a case-by-case basis by the relevant plan fiduciary.


                             PORTFOLIO TRANSACTIONS


Subject to the general supervision of the Board of Trustees, the Adviser makes decisions with respect to and places orders for all purchases and sales of portfolio securities for the Funds. In executing portfolio transactions, the Adviser seeks to obtain the best net results for the Funds, taking into

--------------------------------------------------------------------------------

                                   Page -27-
account such factors as price (including the applicable brokerage commission or dealer spread), size of the order, difficulty of execution and operational facilities of the firm involved. Commission rates, being a component of price, are considered together with such factors. Where transactions are effected on a foreign securities exchange, the Funds employ brokers, generally at fixed commission rates. Commissions on transactions on U.S. securities exchanges are subject to negotiation. Where transactions are effected in the over-the-counter market or third market, the Funds deal with the primary market makers unless a more favorable result is obtainable elsewhere. Fixed income securities purchased or sold on behalf of the Funds normally will be traded in the over-the-counter market on a net basis (i.e. without a commission) through dealers acting for their own account and not as brokers or otherwise through transactions directly with the issuer of the instrument. Some fixed income securities are purchased and sold on an exchange or in over-the-counter transactions conducted on an agency basis involving a commission.


Pursuant to the Management Contracts, the Adviser agrees to select broker-dealers in accordance with guidelines established by the Trust's Board of Trustees from time to time and in accordance with Section 28(e) of the Securities Exchange Act of 1934, as amended. In assessing the terms available for any transaction, the Adviser shall consider all factors it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker-dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. Consideration may also be given to the broker-dealer's sale of shares of the Funds and the other series of the Trust. In addition, the Management Contracts authorize the Adviser, subject to the periodic review of the Trust's Board of Trustees, to cause a Fund to pay a broker-dealer which furnishes brokerage and research services a higher commission than that which might be charged by another broker-dealer for effecting the same transaction, provided that the Adviser determines in good faith that such commission is reasonable in relation to the value of the brokerage and research services provided by such broker-dealer, viewed in terms of either the particular transaction or the overall responsibilities of the Adviser to the Fund. Such brokerage and research services may consist of pricing information, reports and statistics on specific companies or industries, general summaries of groups of bonds and their comparative earnings and yields, or broad overviews of the securities markets and the economy.

Supplemental research information utilized by the Adviser is in addition to, and not in lieu of, services required to be performed by the Adviser and does not reduce the advisory fees payable to the Adviser. The Trustees will periodically review the commissions paid by the Funds to consider whether the commissions paid over representative periods of time appear to be reasonable in relation to the benefits inuring to the Funds. It is possible that certain of the supplemental research or other services received will primarily benefit one or more other investment companies or other accounts of the Adviser for which investment discretion is exercised. Conversely, a Fund may be the primary beneficiary of the research or services received as a result of portfolio transactions effected for such other account or investment company. During the fiscal period ended October 31, 1997, the Adviser did not, pursuant to any agreement or understanding with a broker or otherwise through an internal allocation procedure, direct any Fund's brokerage transactions to a broker because of research services provided by such broker.


Investment decisions for each Fund and for other investment accounts managed by the Adviser are made independently of each other in the light of differing conditions. However, the same investment decision may be made for two or more of such accounts. In such cases, simultaneous transactions are inevitable. Purchases or sales are then averaged as to price and allocated as to amount in a manner deemed equitable to each such account. While in some cases this practice could have a detrimental effect on the price or value of the security as far as a Fund is concerned, in other cases it is believed to be beneficial to a Fund. To the extent permitted by law, the Adviser may aggregate the securities to be sold or purchased for a Fund with those to be sold or

--------------------------------------------------------------------------------

                                   Page -28-
purchased for other investment companies or accounts in executing transactions.


Pursuant to procedures determined by the Trustees and subject to the general policies of the Funds and Section 17(e) of the 1940 Act, the Adviser may place securities transactions with brokers with whom it is affiliated ("Affiliated Brokers"). These brokers may include but are not limited to Morgan Grenfell Asia and Morgan Grenfell Debt Arbitrage Trading.


Section 17(e) of the 1940 Act limits to "the usual and customary broker's commission" the amount which can be paid by the Funds to an Affiliated Broker acting as broker in connection with transactions effected on a securities exchange. The Board, including a majority of the Trustees who are not "interested persons" of the Trust or the Adviser, has adopted procedures designed to comply with the requirements of Section 17(e) of the 1940 Act and Rule 17e-1 promulgated thereunder to ensure that the broker's commission is "reasonable and fair compared to the commission, fee or other remuneration received by other brokers in connection with comparable transactions involving similar securities being purchased or sold on a securities exchange during a comparable period of time...."

A transaction would not be placed with Affiliated Brokers if a Fund would have to pay a commission rate less favorable than their contemporaneous charges for comparable transactions for their other most favored, but unaffiliated, customers except for accounts for which they act as a clearing broker, and any of their customers determined, by a majority of the Trustees who are not "interested persons" of the Fund or the Adviser, not to be comparable to the Fund. With regard to comparable customers, in isolated situations, subject to the approval of a majority of the Trustees who are not "interested persons" of the Trust or the Adviser, exceptions may be made. Since the Adviser, as investment adviser to the Funds, has the obligation to provide management, which includes elements of research and related skills, such research and related skills will not be used by them as a basis for negotiating commissions at a rate higher than that determined in accordance with the above criteria. The Funds will not engage in principal transactions with Affiliated Brokers. When appropriate, however, orders for the account of the Funds placed by Affiliated Brokers are combined with orders of their respective clients, in order to obtain a more favorable commission rate. When the same security is purchased for two or more funds or customers on the same day, each fund or customer pays the average price and commissions paid are allocated in direct proportion to the number of shares purchased.


Affiliated Brokers furnish to the Trust at least annually a statement setting forth the total amount of all compensation retained by them or any associated person of them in connection with effecting transactions for the account of the Funds, and the Board reviews and approves all such portfolio transactions on a quarterly basis and the compensation received by Affiliated Brokers in connection therewith. During the fiscal years ended October 31, 1996 and October 31, 1997 no Fund paid any brokerage commissions to any Affiliated Broker.


Affiliated Brokers do not knowingly participate in commissions paid by the Funds to other brokers or dealers and do not seek or knowingly receive any reciprocal business as the result of the payment of such commissions. In the event that an Affiliated Broker learns at any time that it has knowingly received reciprocal business, it will so inform the Board.


For the fiscal years ended October 31, 1995, 1996 and 1997, each of Morgan Grenfell Global Fixed Income Fund, Morgan Grenfell International Fixed Income Fund and Morgan Grenfell Emerging Markets Debt Fund paid no brokerage commissions.

--------------------------------------------------------------------------------

                                   Page -29-

                                 NET ASSET VALUE


Under the 1940 Act, the Board of Trustees of the Trust is responsible for determining in good faith the fair value of the securities of each Fund. In accordance with procedures adopted by the Board of Trustees, the net asset value per share of each class of each Fund is calculated by determining the net worth of the Fund attributable to the class (assets, including securities at value, minus liabilities) divided by the number of shares of such class outstanding. Each Fund computes net asset value for each class of its shares at the close of such regular trading, which is normally 4:00 p.m. Eastern time, on each day on which the New York Stock Exchange ("NYSE") is open (a "Business Day"). The NYSE is closed on Saturdays and Sundays as well as the following holidays: New Year's Day, President's Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

For purposes of calculating net asset value, equity securities traded on a recognized U.S. or foreign securities exchange or the National Association of Securities Dealers Automated Quotation System ("NASDAQ") are valued at their last sale price on the principal exchange on which they are traded or NASDAQ (if NASDAQ is the principal market for such securities) prior to the time of valuation on the valuation day or, if no sale occurs, at the bid price. Unlisted equity securities for which market quotations are readily available are valued at the most recent bid price prior to the time of valuation.

Debt securities and other fixed income investments of the Funds are valued at prices supplied by independent pricing agents, which prices reflect broker-dealer supplied valuations and electronic data processing techniques. Short-term obligations maturing in sixty days or less may be valued at amortized cost, which method does not take into account unrealized gains or losses on such portfolio securities. Amortized cost valuation involves initially valuing a security at its cost, and thereafter, assuming a constant amortization to maturity of any discount or premium, regardless of the impact of fluctuating interest rates on the market value of the security. While this method provides certainty in valuation, it may result in periods in which the value of the security, as determined by amortized cost, may be higher or lower than the price the Fund would receive if the Fund sold the security.

Other assets and assets for which market quotations are not readily available are valued at fair value using methods determined in good faith by the Board of Trustees.


Trading in securities on European and Far Eastern securities exchanges and over-the-counter markets is normally completed well before the 4:00 P.M. (Eastern Time) close of business on each Business Day. In addition, European or Far Eastern securities trading generally or in a particular country or countries may not take place on all Business Days. Furthermore, trading takes place in Japanese markets on certain Saturdays and in various foreign markets on days which are not Business Days in New York and on which the Funds' net asset values are not calculated. Such calculation does not take place contemporaneously with the determination of the prices of the majority of the portfolio securities used in such calculation. Events affecting the values of portfolio securities that occur between the time their prices are determined and the close of the regular trading on the NYSE will not be reflected in the Funds' calculation of net asset values unless the Adviser deems that the particular event would materially affect net asset value, in which case an adjustment will be made.



                             PERFORMANCE INFORMATION
Yield

From time to time, each Fund may advertise its yield. Yield is calculated separately for service shares and institutional shares of a Fund. Each type of

--------------------------------------------------------------------------------

                                   Page -30-
share is subject to different fees and expenses and, consequently, may have differing yields for the same period. The yield of service shares of a Fund refers to the annualized income generated by an investment in service shares of the Fund over a specified 30-day period. The yield is calculated by assuming that the income generated by the investment during that period is generated for each like period over one year and is shown as a percentage of the investment. In particular, yield will be calculated according to the following formula:


                  YIELD =    2 [ (   a - b  + 1)^6 - 1 ]
                                     -----
                                       cd


      Where:    a =  dividends and interest earned by the
                     Fund during the period;

                b =  net expenses accrued for the period;

                c = average daily number of shares outstanding during the period, entitled to receive dividends; and

                d = maximum offering price per share on the last day of the period.

Actual yields will depend on such variables as asset quality, average asset maturity, the type of instruments a Fund invests in, changes in interest rates on money market instruments, changes in the expenses of service shares of the Fund and other factors.

Yields are one basis upon which investors may compare the Funds with other mutual funds; however, yields of other mutual funds and other investment vehicles may not be comparable because of the factors set forth above and differences in the methods used in valuing portfolio instruments.


For the 30-day period ended October 31, 1997, the yields of service shares of Morgan Grenfell Global Fixed Income Fund, Morgan Grenfell International Fixed Income Fund and Morgan Grenfell Emerging Markets Debt Fund were __%, __% and __, respectively. If the expense limitations described in the Prospectus for these Funds had not been in effect during this period, the yields of service shares of Morgan Grenfell Global Fixed Income Fund, Morgan Grenfell International Fixed Income Fund and Morgan Grenfell Emerging Markets Debt Fund would have been __%, __% and __%, respectively.


Total Return

Average annual total return is calculated separately for service shares and institutional shares of a Fund. Each type of share is subject to different fees and expenses and, consequently, may have differing average annual total returns for the same period. Each Fund that advertises "average annual total return" for a class of its shares computes such return by determining the average annual compounded rate of return during specified periods that equates the initial amount invested to the ending redeemable value of such investment according to the following formula:


                  T = [ (ERV)^1/n - 1]
                      -----------------
                           P


Where:         T =   average annual total return,

             ERV = ending redeemable value of a hypothetical $1,000 payment made at the beginning of the 1, 5 or 10 year (or other) periods at the end of the applicable period (or a fractional portion thereof);

--------------------------------------------------------------------------------

                                   Page -31-

               P =   hypothetical initial payment of
                     $1,000; and

               n =   period covered by the computation, expressed in years.

Each Fund that advertises "aggregate total return" for a class of its shares computes such returns by determining the aggregate compounded rates of return during specified periods that likewise equate the initial amount invested to the ending redeemable value of such investment. The formula for calculating aggregate total return is as follows:

                                 ERV
Aggregate Total Return =      [(-----) - 1]
                                  P

The above calculations are made assuming that (1) all dividends and capital gain distributions are reinvested on the reinvestment dates at the price per share existing on the reinvestment date, (2) all recurring fees charged to all shareholder accounts are included, and (3) for any account fees that vary with the size of the account, a mean (or median) account size in the Fund during the periods is reflected. The ending redeemable value (variable "ERV" in the formula) is determined by assuming complete redemption of the hypothetical investment after deduction of all nonrecurring charges at the end of the measuring period.




For their respective periods from commencement of operations to October 31, 1997, the average annual total returns of service shares of Morgan Grenfell Global Fixed Income Fund, Morgan Grenfell International Fixed Income Fund and Morgan Grenfell Emerging Markets Debt Fund were __%, __% and __%, respectively. If the expense limitations described in the Prospectus for the above Funds had not been in effect during the indicated periods, the total returns of service shares of these Funds for such periods would have been lower than the total return figures shown in this paragraph.




The Funds may from time to time advertise comparative performance as measured by various independent sources, including, but not limited to, Barron's, The Wall Street Journal, Weisenberger Investment Companies Service, Business Week, Changing Times, Financial World, Forbes, Fortune and Money. In addition, a Fund may from time to time advertise its performance relative to certain indices and benchmark investments, including: (a) the Lipper Analytical Services, Inc. Mutual Fund Performance Analysis, Fixed Income Analysis and Mutual Fund Indices (which measure total return and average current yield for the mutual fund industry and rank mutual fund performance); (b) the CDA Mutual Fund Report published by CDA Investment Technologies, Inc. (which analyzes price, risk and various measures of return for the mutual fund industry); (c) the Consumer Price Index published by the U.S. Bureau of Labor Statistics (which measures changes in the price of goods and services); (d) Stocks, Bonds, Bills and Inflation published by Ibbotson Associates (which provides historical performance figures for stocks, government securities and inflation); (e) the Shearson Lehman Brothers Aggregate Bond Index or its component indices (the Aggregate Bond Index measures the performance of Treasury, U.S. Government agency, corporate, mortgage and Yankee bonds); (f) the Standard & Poor's Bond Indices (which measure yield and price of corporate, municipal and U.S. Government bonds); and
(g) historical investment data supplied by the research departments of Goldman Sachs, Lehman Brothers Inc., First Boston Corporation, Dean Witter Morgan Stanley, Salomon Brothers, Merrill Lynch, Donaldson Lufkin and Jenrette or other providers of such data. The composition of the investments in such indices and the characteristics of such benchmark investments are not identical to, and in some cases are very different from, those of any Fund's portfolio. These indices and averages are generally unmanaged and the items included in the calculations of such indices and averages may not be identical to the formulas used by a Fund to calculate its performance figures.

--------------------------------------------------------------------------------

                                   Page -32-

                                      TAXES


The following is a summary of the principal U.S. federal income, and certain state and local, tax considerations regarding the purchase, ownership and disposition of shares in the Funds. This summary does not address special tax rules applicable to certain classes of investors, such as tax-exempt entities, insurance companies and financial institutions. Prospective shareholders are urged to consult their own tax advisers with respect to the specific federal, state, local and foreign tax consequences of investing in the Funds. The summary is based on the laws in effect on the date of this Additional Statement, which are subject to change.

General

Each Fund is a separate taxable entity and has elected to be treated, and intends to qualify for each taxable year, as a regulated investment company under Subchapter M of the Code.


Qualification of any Fund as a regulated investment company under the Code requires, among other things, that (a) the Fund derive at least 90% of its gross income for its taxable year from dividends, interest, payments with respect to securities loans and gains from the sale or other disposition of stocks or securities or foreign currencies, or other income (including but not limited to gains from options, futures, and forward contracts) derived with respect to its business of investing in such stock, securities or currencies (the "90% gross income test"); and (b) the Fund diversify its holdings so that, at the close of each quarter of its taxable year, (i) at least 50% of the market value of its total (gross) assets is comprised of cash, cash items, United States Government securities, securities of other regulated investment companies and other securities limited in respect of any one issuer to an amount not greater in value than 5% of the value of the Fund's total assets and to not more than 10% of the outstanding voting securities of such issuer, and (ii) not more than 25% of the value of its total assets is invested in the securities of any one issuer (other than United States Government securities and securities of other regulated investment companies) or two or more issuers controlled by the Fund and engaged in the same, similar or related trades or businesses. Future Treasury regulations could provide that qualifying income under the 90% gross income test will not include gains from foreign currency transactions or derivatives that are not directly related to a Fund's principal business of investing in stock or securities or options and futures with respect to stock or securities. Using foreign currency positions or entering into foreign currency options, futures or forward contracts for purposes other than hedging currency risk with respect to securities in a Fund's portfolio or anticipated to be acquired may not qualify as "directly-related" under such regulations.


If a Fund complies with such provisions, then in any taxable year in which the Fund distributes at least 90% of its "investment company taxable income" (which includes dividends, interest, accrued original issue discount and recognized market discount income, income from securities lending, any net short-term capital gain in excess of net long-term capital loss and certain net realized foreign exchange gains and is reduced by deductible expenses), the Fund (but not its shareholders) will be relieved of federal income tax on any income of the Fund, including long-term capital gains, distributed to shareholders. However, if a Fund retains any investment company taxable income or net capital gain (the excess of net long-term capital gain over net short-term capital loss), it will be subject to federal income tax at regular corporate rates on the amount retained.

If a Fund retains any net capital gain, the Fund may designate the retained amount as undistributed capital gains in a notice to its shareholders who, if subject to U.S. federal income tax on long-term capital gains, (i) will be required to include in income for federal income tax purposes, as long-term capital gain, their shares of such undistributed amount, and (ii) will be

--------------------------------------------------------------------------------

                                   Page -33-
entitled to credit their proportionate shares of the tax paid by the Fund against their U.S. federal income tax liabilities, if any, and to claim refunds to the extent the credit exceeds such liabilities.

For U.S. federal income tax purposes, the tax basis of shares owned by a shareholder of a Fund will be increased by an amount equal under current law to 65% of the amount of undistributed net capital gains included in the shareholder's gross income. Each Fund intends to distribute at least annually to its shareholders all or substantially all of its investment company taxable income and net capital gain. Exchange control or other foreign laws, regulations or practices may restrict repatriation of investment income, capital, or the proceeds of sales of securities by foreign investors such as the Funds and may therefore make it more difficult for the Funds to satisfy the distribution requirements described above, as well as the excise tax distribution requirements described below. However, the Funds generally expect to be able to obtain sufficient cash to satisfy such requirements from new investors, the sale of securities or other sources. If for any taxable year a Fund does not qualify as a regulated investment company, it will be taxed on all of its investment company taxable income and net capital gain at corporate rates, and its distributions to shareholders will be taxable as ordinary dividends to the extent of its current and accumulated earnings and profits.


In order to avoid a 4% federal excise tax, each Fund must distribute (or be deemed to have distributed) by December 31 of each calendar year at least 98% of its taxable ordinary income for such year, at least 98% of the excess of its capital gains over its capital losses (generally computed on the basis of the one-year period ending on October 31 of such year), and all taxable ordinary income and the excess of capital gains over capital losses for the previous year that were not distributed in such year and on which no federal income tax was paid by the Fund. For federal income tax purposes, dividends declared by a Fund in October, November or December to shareholders of record on a specified date in such a month and paid during January of the following year are taxable to such shareholders as if received on December 31 of the year declared.

Gains and losses on the sale, lapse, or other termination of options and futures contracts, options thereon and certain forward contracts (except certain foreign currency options, forward contracts and futures contracts) will generally be treated as capital gains and losses. Certain futures contracts, forward contracts and options held by the Funds may be required to be "marked-to-market" for federal income tax purposes, that is, treated as having been sold at their fair market value on the last day of the Funds' taxable year. As a result, a Fund may be required to recognize income or gain without a concurrent receipt of cash. Additionally, a Fund may be required to recognize gain if an option, future, forward contract, short sale, or other transaction that is not subject to these mark to market rules is treated as a "constructive sale" or an "appreciated financial position" held by the Fund under Section 1259 of the Code. Any gain or loss recognized on actual or deemed sales of futures contracts, forward contracts, or options that are subject to the mark to market rules, but not the constructive sales rules, (not including certain foreign currency options, forward contracts, and futures contracts) will be treated as 60% long-term capital gain or loss and 40% short-short capital gain or loss. As a result of certain hedging transactions entered into by the Funds, the Funds may be required to defer the recognition of losses on futures or forward contracts and options or underlying securities or foreign currencies to the extent of any unrecognized gains on related positions and the characterization of gains or losses as long-term or short-term may be changed. The tax provisions described above applicable to options, futures, forward contracts and constructive sales may affect the amount, timing and character of a Fund's distributions to shareholders. Certain tax elections may be available to the Funds to mitigate some of the unfavorable consequences described in this paragraph.


Section 988 of the Code contains special tax rules applicable to certain foreign currency transactions and instruments that may affect the amount, timing and character of income, gain or loss recognized by the Funds. Under these rules, foreign exchange gain or loss realized with respect to foreign

--------------------------------------------------------------------------------

                                   Page -34-
currencies and certain futures and options thereon, foreign currency-denominated debt instruments, foreign currency forward contracts, and foreign currency-denominated payables and receivables will generally be treated as ordinary income or loss, although in some cases elections may be available that would alter this treatment. If a net foreign exchange loss treated as ordinary loss under Section 988 of the Code were to exceed a Fund's investment company taxable income (computed without regard to such loss) for a taxable year, the resulting loss would not be deductible by the Fund or its shareholders in future years. Net loss, if any, from certain foreign currency transactions or instruments could exceed net investment income otherwise calculated for accounting purposes with the result that either no dividends are paid or a portion of the Fund's dividends is treated as a return of capital, which is nontaxable to the extent of a shareholder's tax basis in his shares and, once such basis is exhausted, generally gives rise to capital gains.


Each Fund's investments in zero coupon securities, deferred interest securities, increasing-rate securities, pay-in-kind securities or other securities bearing original issue discount or, if the Fund elects to include market discount in income currently, market discount will generally cause it to realize income prior to the receipt of cash payments with respect to these securities. Transactions or instruments subject to the mark to market or constructive sale rules described above may have the same result in some circumstances. In order to obtain cash to distribute this income or gain, maintain its qualification as a regulated investment company, and avoid federal income or excise taxes, a Fund may be required to liquidate portfolio securities that it might otherwise have continued to hold.

The Funds anticipate that they will be subject to foreign withholding or other foreign taxes on certain income they derive from foreign securities, possibly including, in some cases, capital gains from the sale of such securities. Tax conventions between certain countries and the U.S. may reduce or eliminate such taxes in some cases. If more than 50% of a Fund's total assets at the close of any taxable year consists of stock or securities of foreign corporations, a Fund may file an election with the Internal Revenue Service pursuant to which shareholders of the Fund will be required to (i) include in ordinary gross income (in addition to taxable dividends and distributions they actually receive) their pro rata shares of qualified foreign taxes paid by the Fund even though not actually received, and (ii) treat such respective pro rata portions as foreign taxes paid by them. If a Fund makes this election, shareholders may then deduct such pro rata portions of qualified foreign taxes in computing their taxable incomes, or, alternatively, use them as foreign tax credits, subject to satisfaction of certain holding period requirements and to other applicable limitations, against their U.S. federal income taxes. Shareholders who do not itemize deductions for federal income tax purposes will not, however, be able to deduct their pro rata portion of qualified foreign taxes paid by a Fund, although such shareholders will be required to include their shares of such taxes in gross income if the Fund makes the election referred to above. If a shareholder chooses to take a credit for the qualified foreign taxes deemed paid by such shareholder as a result of any such election by a Fund, the amount of the credit that may be claimed in any year may not exceed the same proportion of the U.S. tax against which such credit is taken which the shareholder's taxable income from foreign sources (but not in excess of the shareholder's entire taxable (income) bears to his entire taxable income. For this purpose, distributions from long-term and short-term capital gains or foreign currency gains by a Fund will generally not be treated as income from foreign sources. This foreign tax credit limitation may also be applied separately to certain specific categories of foreign-source income and the related foreign taxes. As a result of these rules, which have different effects depending upon each shareholder's particular tax situation, certain shareholders of a Fund that makes the election described above may not be able to claim a credit for the full amount of their proportionate shares of the foreign taxes paid by the Fund. Tax-exempt shareholders will ordinarily not benefit from this election. Each year that a Fund files the election described above, its shareholders will be notified of the amount of (i) each shareholder's pro rata share of qualified foreign taxes paid by the Fund and (ii) the portion of Fund dividends which

--------------------------------------------------------------------------------

                                   Page -35-
represents income from each foreign country. If a Fund does not make this election, it may deduct such taxes in computing its investment company taxable income.

If a Fund acquires stock (including, under proposed regulations, an option to acquire stock such as is inherent in a convertible bond) in certain foreign corporations that receive at least 75% of their annual gross income from passive sources (such as interest, dividends, certain rents and royalties or capital gains) or hold at least 50% of their assets in investments producing such passive income ("passive foreign investment companies"), the Fund could be subject to federal income tax and additional interest charges on "excess distributions" received from such companies or gain from the sale of stock in such companies, even if all income or gain actually received by the Fund is timely distributed to its shareholders. The Fund would not be able to pass through to its shareholders any credit or deduction for such a tax. Certain elections may, if available, ameliorate these adverse tax consequences, but any such election could require the Fund to recognize taxable income or gain without the concurrent receipt of cash. Each Fund may limit and/or manage its holdings in passive foreign investment companies or make an available election to minimize its tax liability or maximize its return from these investments.

The federal income tax rules applicable to currency and interest rate swaps, mortgage dollar rolls, certain structured securities and interest rate floors and caps are unclear in certain respects, and the Funds may be required to account for these transactions or instruments under tax rules in a manner that may affect the amount, timing and character of income, gain or loss therefrom and that may, under certain circumstances, limit the extent to which the Funds engage in these transactions or acquire these instruments.

Each Fund other than International Fixed Income Fund may invest in debt obligations that are in the lowest rating ategories or are unrated, including debt obligations of issuers not currently paying interest as well as issuers who are in default. Investments in debt obligations that are at risk of or in default present special tax issues for the Funds. Tax rules are not entirely clear about issues such as when a Fund may cease to accrue interest, original issue discount, or market discount, when and to what extent deductions may be taken for bad debts or worthless securities, how payments received on obligations in default should be allocated between principal and income, and whether exchanges of debt obligations in a workout context are taxable. These and other issues will be addressed by the Funds, to the extent they invest in such securities, in order to reduce the risk of their distributing insufficient income to preserve their status as regulated investment companies and seek to avoid having to pay federal income or excise tax.


For federal income tax purposes, each Fund is permitted to carry forward a net capital loss in any year to offset its own capital gains, if any, during the eight years following the year of the loss. To the extent subsequent years' capital gains are offset by such losses, they would not result in federal income tax liability to the applicable Fund and, accordingly, would generally not be distributed to shareholders.

U.S. Shareholders -- Distributions


For U.S. federal income tax purposes, distributions by the Funds, whether reinvested in additional shares or paid in cash, generally will be taxable to shareholders who are subject to tax. Shareholders receiving a distribution in the form of newly issued shares will be treated for U.S. federal income tax purposes as receiving a distribution in an amount equal to the amount of cash they would have received had they elected to receive cash and will have a cost basis in each share received equal to such amount divided by the number of shares received. Distributions from investment company taxable income of any Fund for the year will be taxable as ordinary income. Distributions to corporate shareholders designated as derived from a Fund's dividend income, if any, that would be eligible for the dividends received deduction if the Fund were not a regulated investment company will be eligible, subject to certain holding period requirements and debt-financing restrictions, for the 70% dividends received deduction for corporations. Because eligible dividends are


--------------------------------------------------------------------------------

                                   Page -36-
limited to those received by a Fund from U.S. domestic corporations, it is unlikely that any significant portion of any Fund's distributions will qualify for the dividends received deduction. The dividends-received deduction, if available, is reduced to the extent the shares with respect to which the dividends are received are treated as debt financed under the Code and is eliminated if the shares are deemed to have been held for less than a minimum period, generally 46 days, extending before and after each such dividend. The entire dividend, including the deducted amount, is considered in determining the excess, if any, of a corporate shareholder's adjusted current earnings over its alternative minimum taxable income, which may increase its liability for the federal alternative minimum tax. The dividend may, if it is treated as an "extraordinary dividend" under the Code, reduce such shareholder's tax basis in its shares of a Fund and, to the extent such basis would be reduced below zero, require the current recognition of income. Capital gain dividends (i.e., dividends from net capital gain), if designated as such in a written notice to shareholders mailed not later than 60 days after a Fund's taxable year closes, will be taxed to shareholders as capital gain regardless of how long shares have been held by shareholders, but are not eligible for the dividends received deduction for corporations. As a result of the enactment of the Taxpayer Relief Act of 1997 (the "1997 TRA") on August 5, 1997, gain recognized after May 6, 1997 from the sale of a capital asset is taxable to individual (noncorporate) investors at different maximum federal income tax rates, depending generally upon the tax holding period for the asset, the federal income tax bracket of the taxpayer, and the dates the asset was acquired and/or sold. The Treasury Department has issued Notice 97-59 and Announcement 97-109, and is expected to issue further guidance, to apply this legislation (as modified by any "technical corrections" that may be enacted) to capital gains and losses and to distributions by regulated investment companies ("RICs"), including the Funds, from their realized net capital gain. This guidance should enable RICs to pass through to their shareholders the benefits of the capital gains tax rates contained in the 1997 TRA by designating certain capital gains dividends or portions thereof as eligible for a 20% maximum tax rate (or 10% for taxpayers in the 15% rate bracket), with other capital gain dividends or portions thereof subject to a maximum 28% tax rate, in each case for individuals and other noncorporate taxpayers entitled to such preferential capital gains tax rates. This guidance also provides or will provide for the appropriate tax treatment of other long-term capital gains and losses, such as those recognized by a Fund under the mark to market rules described above, and distributions attributable to such gains. Shareholders should consult their own tax advisers on the correct application of these new rules in their particular circumstances.


Different tax treatment, including penalties on certain excess contributions and deferrals, certain pre-retirement and post-retirement distributions, and certain prohibited transactions is accorded to accounts maintained as qualified retirement plans. Shareholders should consult their tax advisers for more information.

U.S. Shareholders -- Sale of Shares


When a shareholder's shares are sold, redeemed or otherwise disposed of in a transaction that is treated as a sale for tax purposes, the shareholder will generally recognize gain or loss equal to the difference between the shareholder's adjusted tax basis in the shares and the cash, or fair market value of any property, received. Assuming the shareholder holds the shares as a capital asset at the time of such sale or other disposition, such gain or loss should be capital in character. Any loss realized on the sale, redemption or other disposition of the shares of any Fund with a tax holding period of six months or less, to the extent such loss is not disallowed under any other tax rule, will be treated as a long-term capital loss to the extent of any capital gain dividend with respect to such shares. Additionally, any loss realized on a sale, redemption or other disposition of shares of a Fund may be disallowed under "wash sale" rules to the extent the shares disposed of are replaced with shares of the same Fund within a period of 61 days beginning 30 days before and ending 30 days after the shares are disposed of, such as pursuant to a dividend reinvestment in shares of the Fund. If disallowed, the loss will be reflected in an adjustment to the basis of the shares acquired.


--------------------------------------------------------------------------------

                                   Page -37-

Shareholders should consult their own tax advisers regarding their particular circumstances to determine whether a disposition of Fund shares is properly treated as a sale for tax purposes, as is assumed in the foregoing discussion. Also, future Treasury Department regulations, announcements or other guidance issued to implement the 1997 TRA may contain rules for determining different tax rates applicable to sales of Fund shares held for more than one year, more than 18 months, and (for certain sales after the year 2000 or the year 2005) more than five years. These regulations may also modify some of the provisions described above.


The Funds may be required to withhold, as "backup withholding," federal income tax at a rate of 31% from dividends (including distributions from a Fund's net long-term capital gains) and share redemption and exchange proceeds to individuals and other non-exempt shareholders who fail to furnish the Funds with a correct taxpayer identification number ("TIN") certified under penalties of perjury, or if the Internal Revenue Service or a broker notifies the Funds that the payee has failed to properly report interest or dividend income to the Internal Revenue Service or that the TIN furnished by the payee to the Funds is incorrect, or if (when required to do so) the payee fails to certify under penalties of perjury that it is not subject to backup withholding. Any amounts withheld may be credited against a shareholder's U.S. federal income tax liability.

Non-U.S. Shareholders

Shareholders who, as to the United States, are nonresident aliens, foreign corporations, fiduciaries of foreign trusts or estates, foreign partnerships or other non-U.S. investors generally will be subject to U.S. withholding tax at the rate of 30% on distributions treated as ordinary income unless the tax rate is reduced pursuant to a tax treaty or the dividends are effectively connected with a U.S. trade or business of the shareholder. In the latter case the dividends will be subject to tax on a net income basis at the graduated rates applicable to U.S. individuals or domestic corporations. Distributions of net capital gain, including amounts retained by a Fund which are designated as undistributed capital gains, to a non-U.S. shareholder will not be subject to U.S. federal income or withholding tax unless the distributions are effectively connected with the shareholder's trade or business in the United States or, in the case of a shareholder who is a nonresident alien individual, the shareholder is present in the United States for 183 days or more during the taxable year and certain other conditions are met.

Any gain realized by a non-U.S. shareholder upon a sale or redemption of shares of a Fund will not be subject to U.S. federal income or withholding tax unless the gain is effectively connected with the shareholder's trade or business in the United States, or in the case of a shareholder who is a nonresident alien individual, the shareholder is present in the United States for 183 days or more during the taxable year and certain other conditions are met. Non-U.S. investors should consult their tax advisers about the applicability of U.S. federal income or withholding taxes to certain distributions received by them.

State and Local

The Funds may be subject to state or local taxes in jurisdictions in which the Funds may be deemed to be doing business. In addition, in those states or localities which have income tax laws, the treatment of a Fund and its shareholders under such laws may differ from their treatment under federal income tax laws, and investment in the Fund may have tax consequences for shareholders different from those of a direct investment in the Fund's portfolio securities. Shareholders should consult their own tax advisers concerning these matters.

--------------------------------------------------------------------------------

                                   Page -38-

                            GENERAL INFORMATION ABOUT THE TRUST

General

The Trust is an open-end investment company organized as a Delaware business trust on September 13, 1993. The Trust commenced operations on January 3, 1994.

In the event of a liquidation or dissolution of the Trust or an individual Fund, shareholders of a particular Fund would be entitled to receive the assets available for distribution belonging to such Fund. Shareholders of a Fund are entitled to participate in the net distributable assets of the particular Fund involved on liquidation, based on the number of shares of the Fund that are held by each shareholder.

Each service share and institutional share of a Fund is entitled to one vote per share; however, separate votes will be taken by each Fund or class (or by more than one Fund or class voting as a single class if similarly affected) on matters affecting only the Fund or class (or those affected Funds or classes) or as otherwise required by law. Shares are freely transferable and have no preemptive, subscription or conversion rights. The Trust does not expect to hold shareholder meetings except as required by the 1940 Act or the Agreement and Declaration of Trust (the "Declaration of Trust"). See "Organization and Shares of the Trust" in the Prospectus.


As of November 24, 1997, the following shareholder owned the following percentage of the outstanding service shares of the indicated Fund:

Emerging Markets Debt Fund:

Donaldson Lufkin & Jenrette                                            99.61%
Secs Corp.
P.O. Box 2052
Jersey City, NJ 07303-2052


Shareholder and Trustee Liability

The Trust is organized as a Delaware business trust and, under Delaware law, the shareholders of a business trust are not generally subject to liability for the debts or obligations of the trust. Similarly, Delaware law provides that none of the Funds will be liable for the debts or obligations of any other Fund. However, no similar statutory or other authority limiting business trust shareholder liability exists in other states. As a result, to the extent that a Delaware business trust or a shareholder is subject to the jurisdiction of the courts in such other states, the courts may not apply Delaware law and may thereby subject the Delaware business trust shareholders to liability. To guard against this risk, the Declaration of Trust contains an express disclaimer of shareholder liability for acts or obligations of the Trust. Notice of such disclaimer will normally be given in each agreement, obligation or instrument entered into or executed by the Trust or the Trustees. The Declaration of Trust provides for indemnification by the relevant Fund for any loss suffered by a shareholder as a result of an obligation of the Fund. The Declaration of Trust also provides that the Trust shall, upon request, assume the defense of any claim made against any shareholder for any act or obligation of the Trust and satisfy any judgment thereon. The Trustees believe that, in view of the above, the risk of personal liability of shareholders is remote.

The Declaration of Trust further provides that the Trustees will not be liable for errors of judgment or mistakes of fact or law, but nothing in the Declaration of Trust protects a Trustee against any liability to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his or her office.

--------------------------------------------------------------------------------

                                   Page -39-

Consideration for Purchases of Shares


The Trust generally will not issue shares of the Funds for consideration other than cash. At the Trust's sole discretion, however, it may issue Fund shares for consideration other than cash in connection with an acquisition of portfolio securities (other than municipal debt securities issued by state political subdivisions or their agencies or instrumentalities) or pursuant to a bona fide purchase of assets, merger or other reorganization, provided the securities meet the investment objectives and policies of the Fund are acquired by the Fund for investment and not for resale. An exchange of securities for Fund shares will generally be a taxable transaction to the shareholder.



                             ADDITIONAL INFORMATION

Independent Accountants


_____________________, ______________, New York, New York 10036, serves as the
Trust's independent accountants, providing audit services, including review and consultation in connection with various filings by the Trust with the Commission and tax authorities.


Registration Statement

The Trust has filed with the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, a Registration Statement under the Securities Act of 1933, as amended, with respect to the securities of the Funds and certain other series of the Trust. If further information is desired with respect to the Trust, the Funds or such other series, reference is made to the Registration Statement and the exhibits filed as a part thereof.


                              FINANCIAL STATEMENTS



The Trust's audited financial statements for the period ended October 31, 1997 are included in, and incorporated by reference into, this Statement of Additional Information in reliance upon the report of _________________, the Trust's independent accountants, as experts in accounting and auditing.

The financial statements of the Trust for the periods ended on and prior to October 31, 1997 are included in, and incorporated by reference into, this Statement of Additional Information from the Trust's 1997 Annual Report to Shareholders for the year ended October 31, 1997 (filed electronically on December ___, 1997; file no. 812-10080; accession no. ____________), and will be attached to each copy of such Statement of Additional Information that is distributed.





--------------------------------------------------------------------------------

                                   Page -40-

                                    FORM N-1A

                            PART C. OTHER INFORMATION

Item 24.  Financial Statements and Exhibits

          (a)  Financial Statements:


               The financial highlights for institutional shares of the Registrant are included in Part A of this post-effective amendment for periods ending on or prior to October 31, 1996. The Registrant expects that the financial highlights for both institutional shares and service shares for periods ending on or prior to October 31, 1997 will be included in Part A of the next post-effective amendment to its registration statement, and that the Registrant's financial statements covering such periods will be incorporated by reference into Part B of such post-effective amendment.


          (b)  Exhibits:

               Except as noted, the following exhibits are being filed herewith:

               **1. Agreement and Declaration of Trust of Registrant dated September 13, 1993, as amended.

               **2.      Amended By-Laws of Registrant.

               **5(a). Management Contract dated January 3, 1994, as amended as of April 25, 1994, April 1, 1995 and September 1, 1995, between Morgan Grenfell Investment Services Limited and Registrant, on behalf of Morgan Grenfell International Equity Fund, Morgan Grenfell Global Equity Fund, Morgan Grenfell European Equity Fund, Morgan Grenfell Pacific Basin Equity Fund, Morgan Grenfell International Small Cap Equity Fund, Morgan Grenfell Japanese Small Cap Equity Fund, Morgan Grenfell European Small Cap Equity Fund, Morgan Grenfell Emerging Markets Equity Fund, Morgan Grenfell Global Fixed Income Fund, Morgan Grenfell International Fixed Income Fund and Morgan Grenfell Emerging Markets Debt Fund.

               **5(b). Management Contract dated as of December 28, 1994 between Morgan Grenfell Capital Management, Inc. and Registrant, on behalf of Morgan Grenfell Fixed Income Fund and Morgan Grenfell Municipal Bond Fund.

               **5(c). Management Contract dated as of December 28, 1994 between Morgan Grenfell Capital Management, Inc. and Registrant, on behalf of Morgan Grenfell Large Cap Growth Fund, Morgan Grenfell Smaller Companies Fund, Morgan Grenfell Short-Term Fixed Income Fund and Morgan Grenfell Short-Term Municipal Bond Fund.

               ***5(d). Management Contract between Morgan Grenfell Capital Management, Inc. and Registrant, on behalf of Morgan Grenfell Microcap Fund (previously filed with the SEC on November 1, 1996 pursuant to Post-Effective Amendment No. 12 to Registrant's Registration Statement).


               5(e). Form of Management Contract between Morgan Grenfell Capital Management, Inc. and Registrant, on behalf of Morgan Grenfell Total Return Bond Fund and Morgan Grenfell High Yield Bond Fund.

               5(f). Form of Management Contract between Morgan Grenfell Investment Services Ltd. and Registrant, on behalf of Morgan Grenfell Emerging Local Currency Debt Fund and Morgan Grenfell Core Global Fixed Income Fund.


               *6. Distribution Agreement dated as of December 30, 1993 between SEI Financial Services Company and Registrant, on behalf of all of its series.

               **8(a). Custody Agreement dated as of December 29, 1993 between The Northern Trust Company and Registrant, on behalf of Morgan Grenfell International Equity Fund, Morgan Grenfell Global Equity Fund, Morgan Grenfell European Equity Fund, Morgan Grenfell Pacific Basin Equity Fund, Morgan Grenfell International Small Cap Equity Fund, Morgan Grenfell Japanese Small Cap Equity Fund, Morgan Grenfell European Small Cap Equity Fund, Morgan Grenfell Emerging Markets Equity Fund, Morgan Grenfell Global Fixed Income Fund, Morgan Grenfell International Fixed Income Fund and Morgan Grenfell Emerging Markets Fixed Income Fund, and form of amendment effective as of

                         December 28, 1994, causing Custody Agreement to apply to Morgan Grenfell Short-Term Fixed Income Fund, Morgan Grenfell Short-Term Municipal Bond Fund, Morgan Grenfell Large Cap Growth Fund and Morgan Grenfell Smaller Companies Fund.

               **8(b). Custody Agreement dated as of December 28, 1994 between CoreStates Bank, N.A. and Registrant, on behalf of Morgan Grenfell Fixed Income Fund and Morgan Grenfell Municipal Bond Fund.

               ***9(a). Administration Agreement between SEI Financial Management Corporation and Registrant, on behalf of Morgan Grenfell International Equity Fund, Morgan Grenfell Global Equity Fund, Morgan Grenfell European Equity Fund, Morgan Grenfell Pacific Basin Equity Fund, Morgan Grenfell International Small Cap Equity Fund, Morgan Grenfell Japanese Small Cap Equity Fund, Morgan Grenfell European Small Cap Equity Fund, Morgan Grenfell Emerging Markets Equity Fund, Morgan Grenfell Global Fixed Income Fund, Morgan Grenfell International Fixed Income Fund and Morgan Grenfell Emerging Markets Debt Fund, Morgan Grenfell Large Cap Growth Fund, Morgan Grenfell Smaller Companies Fund, Morgan Grenfell Fixed Income Fund, Morgan Grenfell Short-Term Fixed Income Fund, Morgan Grenfell Municipal Bond Fund, Morgan Grenfell Short-Term Municipal Bond Fund and Morgan Grenfell Microcap Fund (previously filed with the SEC on November 1, 1996 pursuant to Post-Effective Amendment No. 12 to Registrant's Registration Statement).

               ***9(b). Transfer Agency Agreement dated as of December 30, 1993 between Supervised Service Company, Inc. and Registrant, on behalf of Morgan Grenfell International Equity Fund, Morgan Grenfell Global Equity Fund, Morgan Grenfell European Equity Fund, Morgan Grenfell Pacific Basin Equity Fund, Morgan Grenfell International Small Cap Equity Fund, Morgan Grenfell Japanese Small Cap Equity Fund, Morgan Grenfell European Small Cap Equity Fund, Morgan Grenfell Emerging Markets Equity Fund, Morgan Grenfell Global Fixed Income Fund, Morgan Grenfell International Fixed Income Fund and Morgan Grenfell Emerging Markets Fixed Income Fund (previously filed with the SEC on November

                         1, 1996 pursuant to Post-Effective Amendment No. 12 to Registrant's Registration Statement).

               ***9(c). Transfer Agency Agreement dated as of December 28, 1994 between Supervised Service Company, Inc. and Registrant, on behalf of Morgan Grenfell Large Cap Growth Fund, Morgan Grenfell Smaller Companies Fund, Morgan Grenfell Fixed Income Fund, Morgan Grenfell Short-Term Fixed Income Fund, Morgan Grenfell Municipal Bond Fund, Morgan Grenfell Short-Term Municipal Bond Fund and Morgan Grenfell Microcap Fund (previously filed with the SEC on November 1, 1996 pursuant to Post-Effective Amendment No. 12 to Registrant's Registration Statement).


               10.       Opinion of Counsel.

               11.       Not Applicable.


               12.       Not Applicable.

               ***13. Share Purchase Agreement dated as of December 29, 1993 between Registrant and SEI Financial Management Corporation (previously filed with the SEC on February 11, 1997 pursuant to Post-Effective Amendment No. 16 to Registrant's Registration Statement).

               ***16. Schedule of Performance Computations (previously filed with the SEC on February 11, 1997 pursuant to Post-Effective Amendment No. 16 to Registrant's Registration Statement).


               17.       Not Applicable.


               ***18. Form of Amended Rule 18f-3 Plan (previously filed with the SEC on February 11, 1997 pursuant to Post-Effective Amendment No. 16 to Registrant's Registration Statement).

               **19(a). Powers of Attorney of Graham E. Jones, William N. Searcy, Paul K. Freeman, Theresa M. Messina, Patrick W. Disney, James E. Minnick, Hugh G. Lynch, Edward T. Tokar and Jeffrey A. Cohen.

               ***19(b). Power of Attorney of John G. Alshefski (previously filed with the SEC on November 1, 1996 pursuant to Post-Effective Amendment No. 12 to Registrant's Registration Statement)


                    -------------------------------------

                    * Previously filed with the SEC on June 11, 1996 and incorporated by reference herein.

                    ** Previously filed with the SEC on February 14, 1996 and incorporated by reference herein.

                    *** Previously filed with the SEC on the dates indicated and incorporated by reference herein.

Item 25.  Persons Controlled By or Under
          Common Control With Registrant
          ------------------------------

          The Registrant does not directly or indirectly control any person. On the effective date of this Registration Statement, 100% of the shares of the following series of the Registrant will be owned by SEI Financial Management Corporation, a Delaware corporation: Morgan Grenfell Global Equity Fund, Morgan Grenfell Pacific Basin Equity Fund and Morgan Grenfell Japanese Small Cap Equity Fund. SEI Financial Management Corporation is a wholly-owned subsidiary of SEI Corporation, a Delaware corporation, which also controls the distributor of the Registrant, SEI Financial Services Company, and other corporations engaged in providing various financial and recordkeeping services, primarily to bank trust departments, pension plan sponsors and investment managers.

Item 26.  Number of Holders of Securities
          -------------------------------

          On November 17, 1997, the number of record holders of shares of each class of each series of the Registrant was as follows:

                                                        Number of Record Holders
Fund                                                    of Institutional Shares

Morgan Grenfell International Equity Fund                           23
Morgan Grenfell Global Equity Fund                                   1
Morgan Grenfell European Equity Fund                                 7
Morgan Grenfell Pacific Basin Equity Fund                            1

Morgan Grenfell International Small Cap Equity Fund                 18
Morgan Grenfell Japanese Small Cap Equity Fund                       1
Morgan Grenfell European Small Cap Equity Fund                      12
Morgan Grenfell Emerging Markets Equity Fund                        33
Morgan Grenfell Core Global Fixed Income Fund                        0
Morgan Grenfell Global Fixed Income Fund                            78
Morgan Grenfell International Fixed Income Fund                     23
Morgan Grenfell Emerging Markets Debt Fund                          69
Morgan Grenfell Fixed Income Fund                                  363
Morgan Grenfell Municipal Bond Fund                                149
Morgan Grenfell Short-Term Fixed Income Fund                        65
Morgan Grenfell Short-Term Municipal Bond Fund                      57
Morgan Grenfell Smaller Companies Fund                              26
Morgan Grenfell Microcap Fund                                       26
Morgan Grenfell Large Cap Growth Fund                                0
Morgan Grenfell Total Return Bond Fund                               0
Morgan Grenfell High Yield Bond Fund                                 0
Morgan Grenfell Emerging Local Currency Debt Fund                    0


Fund                                                           Number of Holders
                                                               of Service Shares


Morgan Grenfell International Equity Fund                            0
Morgan Grenfell Global Equity Fund                                   0
Morgan Grenfell European Equity Fund                                 0
Morgan Grenfell Pacific Basin Equity Fund                            0
Morgan Grenfell International Small Cap Equity Fund                  0
Morgan Grenfell Japanese Small Cap Equity Fund                       0
Morgan Grenfell European Small Cap Equity Fund                       0
Morgan Grenfell Emerging Markets Equity Fund                         0
Morgan Grenfell Core Global Fixed Income Fund                        0
Morgan Grenfell Global Fixed Income Fund                             0
Morgan Grenfell International Fixed Income Fund                      0
Morgan Grenfell Emerging Markets Debt Fund                           7
Morgan Grenfell Fixed Income Fund                                    0
Morgan Grenfell Municipal Bond Fund                                  7
Morgan Grenfell Short-Term Fixed Income Fund                         0
Morgan Grenfell Short-Term Municipal Bond Fund                       0
Morgan Grenfell Smaller Companies Fund                               7
Morgan Grenfell Microcap Fund                                        7
Morgan Grenfell Large Cap Growth Fund                                0

Morgan Grenfell Total Return Bond Fund                               0
Morgan Grenfell High Yield Bond Fund                                 0
Morgan Grenfell Emerging Local Currency Debt Fund                    0


Item 27. Indemnification
         ---------------

          Article III, Section 7 and Article VII, Section 2 of the Registrant's Agreement and Declaration of Trust and Article VI of the Registrant's By-Laws provide for indemnification of the Registrant's trustees and officers under certain circumstances.

Item 28.  Business and Other Connections of Investment Advisers
          -----------------------------------------------------

          All of the information required by this item is set forth in the Form ADV, as amended, of Morgan Grenfell Investment Services Limited (File No. 801-12880) and in the Form ADV, as amended, of Morgan Grenfell Capital Management, Inc. (File No. 801-27291). The following sections of each such Form ADV are incorporated herein by reference:

          (a)  Items 1 and 2 of Part II

          (b)  Section 6, Business Background, of each Schedule D.

Item 29.  Principal Underwriter
          ---------------------

          (a) The Registrant's distributor is SEI Financial Services Company ("SFS"), which also acts as distributor for SEI Daily Income Trust, SEI Liquid Asset Trust, SEI Tax Exempt Trust, SEI Index Funds, SEI Institutional Managed Trust, SEI International Trust, The Advisors' Inner Circle Fund, The Pillar Funds, CUFUND, STI Classic Funds, CoreFunds, Inc., First American Funds, Inc., First American Investment Funds, Inc., The Arbor Fund, Boston 1784 Funds(R), The PBHG Funds, Inc., Marquis Funds(R), The Achievement Funds Trust, Bishop Street Funds, CrestFunds, Inc., STI Classic Variable Trust, ARK Funds, Monitor Funds, FMB Funds, Inc., SEI Asset Allocation Trust, TIP Funds, SEI Institutional Investments Trust, First American Strategy Funds, Inc., High Mark Funds and Armada Funds pursuant to distribution agreements dated July 15, 1982, November 29, 1982, December 3, 1982, July 10, 1985, January
               22, 1987, August 30, 1988, November 14, 1991, February 28, 1992,
               May 1, 1992, May 29, 1992, October 30, 1992, November 1, 1992,
               November 1, 1992, January 28, 1993, June 1, 1993, July 16,

               1993, August 17, 1993, December 27, 1994, January 27, 1995, March
               1, 1995, August 18, 1995, November 1, 1995, January 11, 1996,
               March 1, 1996, April 1, 1996, April 28, 1996, June 14, 1996,
               October 1, 1996, February 15, 1997 and March 8, 1997, respectively.

          (b) The following table lists, for each director and officer of SFS, the information indicated.

Name and                                                           Positions and
Principal Business      Position and Offices                       Office with
Address*                with Underwriter                           Registrant
--------                ----------------                           ----------

Alfred P. West, Jr.     Director, Chairman and                         None
                        Chief Executive Officer
Henry H. Greer          Director, President and                        None
                        Chief Operating Officer
Carmen V. Romeo         Director, Executive Vice                       None
                        President, President -
                        Investment Advisory Group
Gilbert L. Beebower     Executive Vice President                       None
Richard B. Lieb         Executive Vice President,                      None
                        President - Investment
                        Services Division
Leo J. Dolan, Jr.       Senior Vice President                          None
Carl A. Guarino         Senior Vice President                          None
David G. Lee            Senior Vice President                          None
A. Keith McDowell       Senior Vice President                          None
Dennis J. McGonigle     Executive Vice President                       None
Hartland J. McKeown     Senior Vice President                          None
Kevin P. Robins         Senior Vice President,                         None
                        General Counsel and
                        Secretary
Robert Wagner           Senior Vice President                          None
Patrick K. Walsh        Senior Vice President                          None
Robert Crudup           Vice President and
                        Managing Director                              None
Barbara Doyne           Vice President                                 None
Vic Galef               Vice President and                             None
                        Managing Director
Kim Kirk                Vice President and                             None
                        Managing Director
John Krzeminski         Vice President and                             None
                        Managing Director
Carolyn McLaurin        Vice President and                             None
                        Managing Director
Barbara Moore           Senior Vice President                          None

Donald Pepin            Vice President and                             None
                        Managing Director
Mark Samuels            Vice President and                             None
                        Managing Director
Wayne M. Withrow        Vice President and                             None
                        Managing Director
Robert Aller            Vice President                                 None
W. Kelso Morrill        Vice President                                 None
Joanne Nelson           Vice President                                 None
Gordon W. Carpenter     Vice President                                 None
Barbara A. Nugent       Vice President and                             None
                        Assistant Secretary
Todd Cipperman          Vice President and                             None
                        Assistant Secretary
Jeff Drennen            Vice President                                 None
Kathy Heilig            Vice President and                             None
                        Treasurer
Larry Hutchison         Senior Vice President                          None
Michael Kantor          Vice President                                 None
Samuel King             Vice President                                 None
Donald H. Korytowski    Vice President                                 None
Jack May                Senior Vice President                          None
Sandra K. Orlow         Vice President and                             None
                        Assistant Secretary
Kim Rainey              Vice President                                 None
Steve Smith             Vice President                                 None
Daniel Spaventa         Vice President                                 None
Kathryn L. Stanton      Vice President and                             None
                        Assistant Secretary
James Dougherty         Director of Brokerage Services                 None
Marc H. Cahn            Vice President and                             None
                        Assistant Secretary

----------

* The principal business address of each of the listed persons is SEI Financial Services Company, 680 East Swedesford Road, Wayne, Pennsylvania 19087-1658.

          (c)  Not applicable.

Item 30.  Location of Accounts and Records
          --------------------------------

          The Agreement and Declaration of Trust, By-Laws and minute books of the Registrant are in the physical possession of Morgan Grenfell Capital Management, Inc., 885 Third Avenue, New York, New York 10022. All other books, records, accounts and other documents required to be maintained under Section 31(a) of the Investment Company Act of 1940 and the rules promulgated thereunder will be in the physical possession of the Registrant's custodians: The Northern Trust Company, Fifty South LaSalle Street, Chicago, Illinois 60675, and CoreStates Bank, N.A., Broad and Chestnut Streets, Philadelphia, Pennsylvania 19101, except for certain transfer agency and fund accounting records which are in the physical possession of DST Systems, Inc., 811 Main Street, Kansas City, Missouri 64105, the Registrant's transfer agent, and SEI Financial Management Corporation, the Trust's administrator, 1 Freedom Valley Drive, Oaks, Pennsylvania 19456-0100, respectively.

Item 31.  Management Services
          -------------------

          Not Applicable.

Item 32.  Undertaking
          -----------

          (a) Within four to six months from the later of (i) the effective date of this Post-Effective Amendment under the Securities Act of 1933 and (ii) the actual date that shares of a series are first sold to the public or operations otherwise begin with respect to such series, the Registrant undertakes to file a post-effective amendment covering each series of Registrant that has not commenced operations prior to the effective date of this Post-Effective Amendment, using financial statements which need not be certified.

          (b) Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

          (c) The Registrant undertakes to furnish, upon request and without charge, to each person to whom a prospectus is delivered a copy of the latest annual report to shareholders of such series (except to the extent a series has not by such time been required to issue an annual report).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933 and the Investment Company Act of 1940, the Registrant has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York and State of New York, on the 17th day of November 1997.

                                            MORGAN GRENFELL INVESTMENT TRUST



                                            By: /s/ James E. Minnick
                                                ---------------------
                                                James E. Minnick
                                                President

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 18 to the Registrant's Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

         Signature                          Title                     Date
         ---------                          -----                     ----

/s/ James E. Minnick                                            )
------------------------            Chief Executive Officer     )
James E. Minnick                    (Principal Executive        )
                                    Officer) and Trustee        )
                                                                )
                                                                )
/s/ John G. Alshefski                                           )  Nov. 17, 1997
------------------------            Treasurer and Chief         )
John G. Alshefski                   Financial Officer           )
                                    (Principal Financial and    )
                                    Accounting Officer)         )
                                                                )
                                                                )
Paul K. Freeman*                                                )
--------------------                Trustee                     )
Paul K. Freeman                                                 )
                                                                )
                                                                )
Graham E. Jones*                                                )
---------------------               Trustee                     )
Graham E. Jones

         Signature                          Title                     Date
         ---------                          -----                     ----


William N. Searcy*                                               )
--------------------                                             )
William N. Searcy                   Trustee                      )
                                                                 )
                                                                 )
Patrick W. Disney*                                               )
--------------------                                             )
Patrick W. Disney                   Trustee                      )
                                                                 )
                                                                 )
Hugh G. Lynch*                                                   )
--------------------                                             )
Hugh G. Lynch                       Trustee                      )
                                                                 )
                                                                 )
Edward T. Tokar*                                                 )
--------------------                                             )
Edward T. Tokar                     Trustee                      )


------------

*By: /s/ James E. Minnick                              Dated:  November 17, 1997
     --------------------
     James E. Minnick, Attorney-in-Fact,
     pursuant to powers of attorney

                                    Exhibit Index
                                    -------------

Exhibit
Number         Document Title
------         --------------



5(e). Form of Management Contract between Morgan Grenfell Capital Management, Inc. and Registrant, on behalf of Morgan Grenfell Total Return Bond Fund and Morgan Grenfell High Yield Bond Fund.

5(f). Form of Management Contract between Morgan Grenfell Investment Services Ltd. and Registrant, on behalf of Morgan Grenfell Emerging Local Currency Debt Fund and Morgan Grenfell Core Global Fixed Income Fund.

10.            Opinion of Legal Counsel.

                     FORM OF INVESTMENT MANAGEMENT CONTRACT

     AGREEMENT made as of the 30th day of January, 1998, by and between Morgan Grenfell Investment Trust (the "Trust"), on behalf of Morgan Grenfell Total Return Bond Fund and Morgan Grenfell High Yield Bond Fund (the "Portfolios"), and Morgan Grenfell Capital Management, Incorporated (the "Adviser").

     WHEREAS, the Trust is an open-end, diversified management investment company registered under the Investment Company Act of 1940, as amended, consisting of several series of shares, each having its own investment policies; and

     WHEREAS, the Trust has retained SEI Financial Management Corporation (the "Administrator") to provide administration of the Trust's operations, subject to the control of the Board of Trustees;

     WHEREAS, the Trust desires to retain the Adviser to render investment management services with respect to the Portfolios, and the Adviser is willing to render such services:

     NOW, THEREFORE, in consideration of mutual covenants herein contained, the parties hereto agree as follows:

     1. Duties of Adviser. The Trust employs the Adviser to manage the investment and reinvestment of the assets, and to continuously review, supervise, and administer the investment programs of the Portfolios, to determine in its discretion the securities to be purchased or sold, to provide the Administrator and the Trust with records concerning the Adviser's activities which the Trust is required to maintain, and to render regular reports to the Administrator and to the Trust's officers and trustees concerning the Adviser's discharge of the foregoing responsibilities.

          The Adviser shall discharge the foregoing responsibilities subject to the control of the Board of Trustees of the Trust and in compliance with such policies as the Trustees may from time to time establish, and in compliance with the objectives, policies, and limitations for each such Portfolio set forth in the Portfolio's prospectus and statement of additional information, as amended from time to time, and applicable laws and regulations.

          The Adviser accepts such employment and agrees, at its own expense, to render the services and to provide the office space, furnishings and equipment and the personnel required by it to perform the services on the terms and for the compensation provided herein.

     2. Portfolio Transactions. The Adviser is authorized to select the brokers or dealers that will execute the purchases and sales of portfolio securities for the Portfolios and is directed to use its best efforts to obtain the best net results as described from time to time in the Portfolios' Prospectus and Statement of Additional Information. The Adviser will promptly communicate to the Administrator and to the officers and the Trustees of the Trust such information relating to portfolio transactions as they may reasonably request.

          It is understood that the Adviser will not be deemed to have acted unlawfully, or to have breached a fiduciary duty to the Trust or be in breach of any obligation owing to the Trust under this Agreement, or otherwise, solely by reason of its having directed a securities transaction on behalf of the Trust to a broker-dealer in compliance with the provisions of Section 28(e) of the Securities Exchange Act of 1934 or as otherwise permitted from time to time by the Portfolios' Prospectus and Statement of Additional Information.

     3. Compensation of the Adviser. For the services to be rendered by the Adviser as provided in Sections 1 and 2 of this Agreement, the Trust shall pay to the Adviser compensation at the rates specified in the Schedule(s) which are attached hereto and made a part of this Agreement. Such compensation shall be paid to the Adviser at the end of each month, and calculated by applying a daily rate, based on the annual percentage rates as specified in the attached Schedule(s), to the assets of each Portfolio. The fee shall be based on the average daily net assets for the month involved (less any assets of such Portfolios held in non-interest bearing special deposits with a Federal Reserve Bank).

          All rights of compensation under this Agreement for services performed as of the termination date shall survive the termination of this Agreement.

     4. Other Expenses. The Adviser shall pay all expenses of printing and mailing reports, prospectuses, statements of additional information, and sales literature relating to its efforts to solicit prospective clients.


     5. Reports. The Trust and the Adviser agree to furnish to each other, if applicable, current prospectuses, proxy statements, reports to Shareholders, certified copies of their financial statements, and such other information with regard to their affairs as each may reasonably request.

     6. Status of Adviser. The services of the Adviser to the Trust are not to be deemed exclusive, and the Adviser shall be free to render similar services to others so long as its services to the Trust are not impaired thereby. The Adviser shall be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Trust in any way or otherwise be deemed an agent of the Trust.

     7. Certain Records. Any records required to be maintained and preserved pursuant to the provisions of Rule 31a-l and Rule 31a-2 promulgated under the Investment Company Act of 1940 which are prepared or maintained by the Adviser on behalf of the Trust are the property of the Trust and will be surrendered promptly to the Trust on request.

     8. Limitation of Liability of Adviser. The duties of the Adviser shall be confined to those expressly set forth herein, and no implied duties are assumed by or may be asserted against the Adviser hereunder. The Adviser shall not be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in carrying out its duties hereunder, except a loss resulting from willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder, except as may otherwise be provided under provisions of applicable state law or Federal securities law which cannot be waived or modified hereby. (As used in this Paragraph 8, the term "Adviser" shall include directors, officers, employees and other corporate agents of the Adviser as well as that corporation itself).

     9. Permissible Interests. Trustees, agents, and shareholders of the Trust are or may be interested in the Adviser (or any successor thereof) as directors, partners, officers, or shareholders, or otherwise; directors, partners, officers, agents, and shareholders of the Adviser are or may be interested in the Trust as Trustees, shareholders or otherwise; and the Adviser (or any Successor) is or may be interested in the Trust as a Shareholder or otherwise. In addition, brokerage transactions for the Portfolios may be effected through affiliates of the Adviser if approved by the Board of Trustees, subject to the rules and regulations of the Securities and Exchange Commission.

     10. License of Adviser's Name. The Adviser hereby agrees to grant a license to the Trust for use of its name in the names of the Portfolios for the term of this Agreement and such license shall terminate upon termination of this Agreement.

     11. Subadviser. It is understood that the Adviser, on behalf of each Portfolio, may employ one or more sub-investment advisers (each a "Subadviser") under written agreements with each such Subadviser, provided that any such agreement is first approved by the vote of a majority of the Trustees, including a majority of the Trustees who are not "interested persons" of the Trust, the Adviser or any such Subadviser, at a meeting of Trustees called for the purpose of voting on such approval and by a vote of a "majority of the outstanding voting securities" of the affected Portfolio. The authorization given to the Adviser in this Agreement to perform portfolio management and related services may be delegated by it under any such agreement to any of the Subadvisers, provided that the Subadvisers shall be subject to the same restrictions and limitations on the investments and brokerage discretion as the Adviser.

          As used in this Section 11 and 12, the terms "interested persons" and a "vote of a majority of the outstanding voting securities" shall have the respective meanings set forth in the Investment Company Act of 1940 and the rules and regulations thereunder, subject to such exemptions as may be granted by the Securities and Exchange Commission under said Act.

     12. Duration and Termination. This Agreement, unless sooner terminated as provided herein, shall remain in effect with respect to a Portfolio until two years from the date first set forth above, and thereafter, for periods of one year so long as such continuance thereafter is specifically approved at least annually (a) by the vote of a majority of those Trustees of the Trust who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Portfolio; provided, however, that if the shareholders of either Portfolio fail to approve the Agreement as provided herein, the Adviser may continue to serve hereunder in the manner and to the extent permitted by the Investment Company Act of 1940 and rules and regulations thereunder. The foregoing requirement that continuance of this Agreement be "specifically approved at least annually" shall be construed in a manner consistent with the Investment Company Act of 1940 and the rules and regulations thereunder.

          This Agreement may be terminated as to either Portfolio at any time, without the payment of any penalty by vote of a majority of the Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Portfolio on not less than 30 days nor more than 60 days written notice to the Adviser, or by the Adviser at any time without the payment of any penalty, on 90 days written notice to the Trust. This Agreement will automatically and immediately terminate in the event of its assignment. Any notice under this Agreement shall be given in writing, addressed and delivered, or mailed postpaid, to the other party at any office of such party.

          As used in this Section 12, the term "assignment" shall have the meaning as set forth in the Investment Company Act of 1940 and the rules and regulations thereunder, subject to such exemptions as may be granted by the Securities and Exchange Commission under said Act.

     13. Notice. Any notice required or permitted to be given by either party to the other shall be deemed sufficient if sent by registered or certified mail, postage prepaid, addressed by the party giving notice to the other party at the last address furnished by the other party to the party giving notice: if to the Trust, at 885 Third Avenue, New York, NY 10022 and if to the Adviser, at 885 Third Avenue, New York, NY 10022.

     14. Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

A copy of the Certificate of Trust of the Trust is on file with the Secretary of State of the State of Delaware, and notice is hereby given that this instrument is executed on behalf of the Trustees of the Trust as Trustees, and is not binding upon any of the Trustees, officers, or shareholders of the Trust individually but binding only upon the assets and property of the Trust.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the day and year first written above.


MORGAN GRENFELL INVESTMENT TRUST
         on behalf of
Morgan Grenfell Total Return Bond Fund
Morgan Grenfell High Yield Bond Fund



By:
    --------------------------
    Joan A. Binstock
    Secretary


Attest:
       -----------------------

MORGAN GRENFELL CAPITAL MANAGEMENT INCORPORATED



By:
    --------------------------
    James E. Minnick
    President


Attest:
       -----------------------

                                    Schedule

                                     to the

                          Investment Advisory Agreement

                                     between

                        Morgan Grenfell Investment Trust
               on behalf of Morgan Grenfell Total Return Bond Fund
                    and Morgan Grenfell High Yield Bond Fund

                                       and

                 Morgan Grenfell Capital Management Incorporated




Pursuant to Article 3, the Trust, on behalf of each Portfolio, shall pay the Adviser compensation at an annual rate as follows:

Portfolio                                  Fee
---------                                  ---

Morgan Grenfell Total Return               0.45% of the average daily net assets
Bond Fund

Morgan Grenfell High Yield Bond Fund       0.50% of the average daily net assets

                     FORM OF INVESTMENT MANAGEMENT CONTRACT

     AGREEMENT made as of the 30th day of January, 1998, by and between Morgan Grenfell Investment Trust (the "Trust"), on behalf of Morgan Grenfell Core Global Fixed Income Fund and Morgan Grenfell Emerging Local Currency Debt Fund (collectively, the "Portfolios"), and Morgan Grenfell Investment Services Limited, a United Kingdom corporation (the "Adviser").

     WHEREAS, the Trust is an open-end, diversified management investment company registered under the Investment Company Act of 1940, as amended, consisting of several series of shares, each having its own investment policies; and

     WHEREAS, the Trust has retained SEI Financial Management Corporation (the "Administrator") to provide administration of the Trust's operations, subject to the control of the Board of Trustees;

     WHEREAS, the Trust desires to retain the Adviser to render investment management services with respect to the Portfolios, and the Adviser is willing to render such services:

     NOW, THEREFORE, in consideration of mutual covenants herein contained, the parties hereto agree as follows:

     1. Duties of Adviser. The Trust employs the Adviser to manage the investment and reinvestment of the assets, and to continuously review, supervise, and administer the investment programs of the Portfolios, to determine in its discretion the securities to be purchased or sold, to provide the Administrator and the Trust with records concerning the Adviser's activities which the Trust is required to maintain, and to render regular reports to the Administrator and to the Trust's officers and trustees concerning the Adviser's discharge of the foregoing responsibilities.

          The Adviser shall discharge the foregoing responsibilities subject to the control of the Board of Trustees of the Trust and in compliance with such policies as the Trustees may from time to time establish, and in compliance with the objectives, policies, and limitations for each Portfolio set forth in the Portfolio's prospectus and statement of additional information, as amended from time to time, and applicable laws and regulations.

          The Adviser accepts such employment and agrees, at its own expense, to render the services and to provide the office space, furnishings and equipment and the personnel required by it to perform the services on the terms and for the compensation provided herein.

     2. Portfolio Transactions. The Adviser is authorized to select the brokers or dealers that will execute the purchases and sales of portfolio securities for the Portfolios and is directed to use its best efforts to obtain the best net results as described from time to time in the Portfolios' respective Prospectuses and Statements of Additional Information. The Adviser will promptly communicate to the Administrator and to the officers and the Trustees of the Trust such information relating to portfolio transactions as they may reasonably request.

          It is understood that the Adviser will not be deemed to have acted unlawfully, or to have breached a fiduciary duty to the Trust or be in breach of any obligation owing to the Trust under this Agreement, or otherwise, solely by reason of its having directed a securities transaction on behalf of the Trust to a broker-dealer in compliance with the provisions of Section 28(e) of the Securities Exchange Act of 1934 or as otherwise permitted from time to time by the applicable Portfolio's Prospectus and Statement of Additional Information.

     3. Compensation of the Adviser. For the services to be rendered by the Adviser as provided in Sections 1 and 2 of this Agreement, the Trust shall pay to the Adviser compensation at the rates specified in the Schedule(s) which are attached hereto and made a part of this Agreement. Such compensation shall be paid to the Adviser at the end of each month, and calculated by applying a daily rate, based on the annual percentage rates as specified in the attached Schedule(s), to the assets of each Portfolio. The fee shall be based on the average daily net assets for the month involved (less any assets of the applicable Portfolio held in non-interest bearing special deposits with a Federal Reserve Bank).

          All rights of compensation under this Agreement for services performed as of the termination date shall survive the termination of this Agreement.

     4. Other Expenses. The Adviser shall pay all expenses of printing and mailing reports, prospectuses, statements of additional information, and sales literature relating to its efforts to solicit prospective clients.

     5. Reports. The Trust and the Adviser agree to furnish to each other, if applicable, current prospectuses, proxy statements, reports to Shareholders, certified copies of their financial statements, and such other information with regard to their affairs as each may reasonably request.

     6. Status of Adviser. The services of the Adviser to the Trust are not to be deemed exclusive, and the Adviser shall be free to render similar services to others so long as its services to the Trust are not impaired thereby. The Adviser shall be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Trust in any way or otherwise be deemed an agent of the Trust.

     7. Certain Records. Any records required to be maintained and preserved pursuant to the provisions of Rule 31a-l and Rule 31a-2 promulgated under the Investment Company Act of 1940 which are prepared or maintained by the Adviser on behalf of the Trust are the property of the Trust and will be surrendered promptly to the Trust on request.

     8. Limitation of Liability of Adviser. The duties of the Adviser shall be confined to those expressly set forth herein, and no implied duties are assumed by or may be asserted against the Adviser hereunder. The Adviser shall not be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in carrying out its duties hereunder, except a loss resulting from willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder, except as may otherwise be provided under provisions of applicable state law or Federal securities law which cannot be waived or modified hereby. (As used in this Paragraph 8, the term "Adviser" shall include directors, officers, employees and other corporate agents of the Adviser as well as that corporation itself).

     9. Permissible Interests. Trustees, agents, and shareholders of the Trust are or may be interested in the Adviser (or any successor thereof) as directors, partners, officers, or shareholders, or otherwise; directors, partners, officers, agents, and shareholders of the Adviser are or may be interested in the Trust as Trustees, shareholders or otherwise; and the Adviser (or any Successor) is or may be interested in the Trust as a Shareholder or otherwise. In addition, brokerage transactions for the Portfolios may be effected through affiliates of the Adviser if approved by the Board of Trustees, subject to the rules and regulations of the Securities and Exchange Commission.

     10. License of Adviser's Name. The Adviser hereby agrees to grant a license to the Trust for use of its name in the name of each Portfolio for the term of this Agreement and such license shall terminate upon termination of this Agreement with respect to such Portfolio.

     11. Subadviser. It is understood that the Adviser, on behalf of each Portfolio, may employ one or more sub-investment advisers (each a "Subadviser") under written agreements with each such Subadviser, provided that any such agreement is first approved by the vote of a majority of the Trustees, including a majority of the Trustees who are not "interested persons" (as the term "interested person" is defined in the 1940 Act) of the Trust, the Adviser or any such Subadviser, at a meeting of Trustees called for the purpose of voting on such approval and by a vote of a "majority of the outstanding voting securities" (as defined in the 1940 Act) of the Portfolio. The authorization given to the Adviser in this Agreement to perform portfolio management and related services may be delegated by it under any such agreement to any of the Subadvisers, provided that the Subadvisers shall be subject to the same restrictions and limitations on the investments and brokerage discretion as the Adviser.

          As used in this Section 11 and 12, the terms "interested persons" and a "vote of a majority of the outstanding voting securities" shall have the respective meanings set forth in the Investment Company Act of 1940 and the rules and regulations thereunder, subject to such exemptions as may be granted by the Securities and Exchange Commission under said Act.

     12. Duration and Termination. This Agreement, unless sooner terminated as provided herein, shall remain in effect with respect to each Portfolio until two years from the date first set forth above, and thereafter, for periods of one year so long as such continuance thereafter is specifically approved at least annually (a) by the vote of a majority of those Trustees of the Trust who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Trustees of the Trust or by vote of a majority of the outstanding voting securities of the applicable Portfolio; provided, however, that if the shareholders of a Portfolio fail to approve the Agreement as provided herein, the Adviser may continue to serve hereunder in the manner and to the extent permitted by the Investment Company Act of 1940 and rules and regulations thereunder. The foregoing requirement that continuance of this Agreement be "specifically approved at least annually" shall be construed in a manner consistent with the Investment Company Act of 1940 and the rules and regulations thereunder.

          This Agreement may be terminated at any time as to a Portfolio, without the payment of any penalty by vote of a majority of the Trustees of the Trust or by vote of a majority of the outstanding voting securities of the applicable Portfolio on not less than 30 days nor more than 60 days written notice to the Adviser, or by the Adviser at any time without the payment of any penalty, on 90 days written notice to the Trust. This Agreement will automatically and immediately terminate in the event of its assignment. Any notice under this Agreement shall be given in writing, addressed and delivered, or mailed postpaid, to the other party at any office of such party.

          As used in this Section 12, the terms "assignment" shall have the meaning as set forth in the Investment Company Act of 1940 and the rules and regulations thereunder, subject to such exemptions as may be granted by the Securities and Exchange Commission under said Act.

     13. Notice. Any notice required or permitted to be given by either party to the other shall be deemed sufficient if sent by registered or certified mail, postage prepaid, addressed by the party giving notice to the other party at the last address furnished by the other party to the party giving notice: if to the Trust, at 885 Third Avenue, New York, NY 10022 and if to the Adviser, at 20 Finsbury Circus, London, England EC2M 1NB .

     14. Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

A copy of the Certificate of Trust of the Trust is on file with the Secretary of State of the State of Delaware, and notice is hereby given that this instrument is executed on behalf of the Trustees of the Trust as Trustees, and is not binding upon any of the Trustees, officers, or shareholders of the Trust individually but binding only upon the assets and property of the Portfolios.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the day and year first written above.


MORGAN GRENFELL INVESTMENT TRUST
         on behalf of
Morgan Grenfell Core Global Fixed Income Fund
Morgan Grenfell Emerging Local Currency Debt Fund



By:
    -----------------------
    Joan A. Binstock
    Secretary


Attest:


MORGAN GRENFELL INVESTMENT SERVICES LIMITED



By:
    -----------------------
    Patrick W. W. Disney
    Chief Executive Officer


Attest:
        -------------------

                                    Schedule

                                     to the

                          Investment Advisory Agreement

                                     between

                        Morgan Grenfell Investment Trust
           on behalf of Morgan Grenfell Core Global Fixed Income Fund and Morgan Grenfell Emerging Local Currency Debt Fund

                                       and

                   Morgan Grenfell Investment Services Limited




Pursuant to Article 3, the Trust, on behalf of the Portfolios, shall pay the Adviser compensation at the following annual rates:

Portfolio                                  Fee
---------                                  ---


Morgan Grenfell Core Global                0.50% of the average daily net assets
Fixed Income Fund


Morgan Grenfell Emerging Local             0.60% of the average daily net assets
Currency Debt Fund